                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-105805
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 24, 2003)

                           $895,183,000 (APPROXIMATE)

[J.P. MORGAN CHASE LOGO]
            J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                   DEPOSITOR

       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-CIBC7

                              JPMORGAN CHASE BANK
                                   CIBC INC.

                             MORTGAGE LOAN SELLERS

                               ----------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2003-CIBC7 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 184 mortgage loans secured by first liens on 211 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the certificates. The Series 2003-CIBC7 certificates are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                               ----------------

                                     APPROXIMATE
                                       INITIAL        PASS-            ASSUMED          EXPECTED
                     INITIAL CLASS      PASS-        THROUGH            FINAL            RATINGS       RATED FINAL
                      CERTIFICATE      THROUGH        RATE          DISTRIBUTION          (S&P/        DISTRIBUTION
                      BALANCE (1)       RATE       DESCRIPTION        DATE (3)        MOODY'S) (5)       DATE (3)
                    --------------- ------------ -------------- -------------------- -------------- -----------------
Class A-1 .........  $ 71,500,000       2.9190%      Fixed         May 12, 2008          AAA/Aaa    January 12, 2038
Class A-2 .........  $150,000,000       4.1280%      Fixed       October 12, 2010        AAA/Aaa    January 12, 2038
Class A-3 .........  $191,758,000       4.4490%      Fixed        March 12, 2011         AAA/Aaa    January 12, 2038
Class A-4 .........  $390,000,000       4.8790%    Fixed (6)     October 12, 2013        AAA/Aaa    January 12, 2038
Class B ...........  $ 34,689,000       4.9960%    Fixed (6)     December 12, 2013       AA/Aa2     January 12, 2038
Class C ...........  $ 13,875,000       5.0450%    Fixed (6)     December 12, 2013       AA-/Aa3    January 12, 2038
Class D ...........  $ 27,751,000       5.1361%  Variable (7)   September 12, 2014        A/A2      January 12, 2038
Class E ...........  $ 15,610,000       5.3511%  Variable (7)    December 12, 2015        A-/A3     January 12, 2038

----------
(Footnotes to table on page S-7)

--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-31 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.
--------------------------------------------------------------------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ASSOCIATION.

     THE UNDERWRITERS, J.P. MORGAN SECURITIES INC., CIBC WORLD MARKETS CORP., GREENWICH CAPITAL MARKETS, INC. AND WACHOVIA CAPITAL MARKETS, LLC WILL PURCHASE THE OFFERED CERTIFICATES FROM J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. AND WILL OFFER THEM TO THE PUBLIC AT NEGOTIATED PRICES, PLUS, IN CERTAIN CASES, ACCRUED INTEREST, DETERMINED AT THE TIME OF SALE. J.P. MORGAN SECURITIES INC., AND CIBC WORLD MARKETS CORP. ARE ACTING AS CO-LEAD MANAGERS FOR THIS OFFERING AND, GREENWICH CAPITAL MARKETS, INC. AND WACHOVIA CAPITAL MARKETS, LLC ARE ACTING AS CO-MANAGERS FOR THIS OFFERING. J.P. MORGAN SECURITIES INC. IS ACTING AS SOLE BOOKRUNNER FOR THIS OFFERING.

     THE UNDERWRITERS EXPECT TO DELIVER THE OFFERED CERTIFICATES TO PURCHASERS IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY IN THE UNITED STATES AND CLEARSTREAM BANKING, SOCIeTe ANONYME AND EUROCLEAR BANK, AS OPERATOR OF THE EUROCLEAR SYSTEM, IN EUROPE AGAINST PAYMENT IN NEW YORK, NEW YORK ON OR ABOUT DECEMBER 8, 2003. WE EXPECT TO RECEIVE FROM THIS OFFERING APPROXIMATELY 100.5% OF THE INITIAL CERTIFICATE BALANCE OF THE OFFERED CERTIFICATES, PLUS ACCRUED INTEREST FROM DECEMBER 1, 2003, BEFORE DEDUCTING EXPENSES PAYABLE BY US.

JPMORGAN                                                      CIBC WORLD MARKETS

RBS GREENWICH CAPITAL                                                   WACHOVIA

NOVEMBER 25, 2003

 [J.P. MORGAN CHASE LOGO] J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

        Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC7

                       [MAP OF THE UNITED STATES OMITTED]
WASHINGTON
1 property
$3,281,288
0.2% of total

IDAHO
1 property
$3,097,115
0.2% of total

OREGON
3 properties
$15,723,948
1.1% of total

CALIFORNIA
29 properties
$118,116,583
8.5% of total

NEVADA
8 properties
$172,367,221
12.4% of total

ARIZONA
9 properties
$34,398,437
2.5% of total

NEW MEXICO
1 property
$7,373,256
0.5% of total

COLORADO
3 properties
$43,511,298
3.1% of total

TEXAS
32 properties
$165,790,799
11.9% of total

KANSAS
1 property
$6,885,272
0.5% of total

OKLAHOMA
1 property
$6,370,286
0.5% of total

KENTUCKY
14 properties
$63,123,677
4.5% of total

ALABAMA
1 property
$4,350,157
0.3% of total

UTAH
2 properties
$16,104,832
1.2% of total

NEBRASKA
1 property
$2,507,655
0.2% of total

SOUTH DAKOTA
1 property
$16,159,916
1.2% of total

NORTH DAKOTA
1 property
$9,981,674
0.7% of total

MISSOURI
1 property
$3,308,027
0.2% of total

WISCONSIN
4 properties
$12,391,149
0.9% of total

ILLINOIS
5 properties
$25,256,417
1.8% of total

INDIANA
3 properties
$16,423,920
1.2% of total

MICHIGAN
11 properties
$53,948,104
3.9% of total

OHIO
4 properties
$19,330,011
1.4% of total

PENNSYLVANIA
2 properties
$18,370,553
1.3% of total

NEW YORK
17 properties
$80,890,549
5.8% of total

NEW HAMPSHIRE
1 property
$4,191,829
0.3% of total

MASSACHUSETTS
2 properties
$69,750,000
5.0% of total

CONNECTICUT
2 properties
$57,890,375
4.2% of total

NEW JERSEY
4 properties
$21,920,667
1.6% of total

DISTRICT OF COLUMBIA
1 property
$2,892,187
0.2% of total

VIRGINIA
5 properties
$66,091,874
4.8% of total

MARYLAND
6 properties
$30,562,792
2.2% of total

SOUTH CAROLINA
2 properties
$18,659,040
1.3% of total

NORTH CAROLINA
3 properties
$14,701,291
1.1% of total

GEORGIA
4 properties
$19,758,944
1.4% of total

TENNESSEE
2 properties
$5,476,365
0.4% of total

FLORIDA
23 properties
$156,601,833
11.3% of total

[LEGEND OMITTED]

[PHOTO OF THE FORUM SHOPS PROPERTY OMITTED]             [PHOTO OF THE FORUM SHOPS PROPERTY OMITTED]



[PHOTO OF THE FORUM SHOPS PROPERTY OMITTED]             [PHOTO OF THE FORUM SHOPS PROPERTY OMITTED]
                                                                                           Las Vegas, NV


[PHOTO OF STATE HOUSE SQUARE PROPERTY OMITTED]          [PHOTO OF POTOMAC RUN PROPERTY OMITTED]

                                                                                           Sterling, VA


[PHOTO OF STATE HOUSE SQUARE PROPERTY OMITTED]          [PHOTO OF COLONY COVE PROPERTY OMITTED]

                             Hartford, CT                                                  Ellenton, FL

                     [PHOTO OF BROWN NOLTEMEYER APT. PORTFOLIO PROPERTY OMITTED]

                                                                     Various, KY

[PHOTO OF ONE POST OFFICE SQUARE PROPERTY OMITTED]

                                        Boston, MA

                            [PHOTO OF RAINIER OFFICE PORTFOLIO PROPERTY OMITTED]

                                                                     Various, TX

[PHOTO OF THE VILLAGIO & PALM COURT APARTMENTS PROPERTY OMITTED]

                                                     Various, TX


              [PHOTO OF VERSAILLES & DANA POINT APT. PORTFOLIO PROPERTY OMITTED]


                                                                     Various, TX

[PHOTO OF HOMETOWN AMERICA PORTFOLIO III PROPERTY OMITTED]

                                                   Various

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT.

     This prospectus supplement begins with several introductory sections describing the Series 2003-CIBC7 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-7 of this prospectus supplement, which sets forth important statistical information relating to the Series 2003-CIBC7 certificates;

     Summary of Terms, commencing on page S-9 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2003-CIBC7 certificates and a description of the underlying mortgage loans; and

     Risk Factors, commencing on page S-31 of this prospectus supplement, which describe risks that apply to the Series 2003-CIBC7 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page S-164 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page 108 of the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                               TABLE OF CONTENTS

                                                 PAGE
                                                 ----
SUMMARY OF CERTIFICATES ......................    S-7
SUMMARY OF TERMS .............................    S-9
RISK FACTORS .................................   S-31
   Geographic Concentration Entails
      Risks ..................................   S-31
   Risks to the Mortgaged Properties
      Relating to Terrorist Attacks and
      Foreign Conflicts ......................   S-31
   Risks Relating to Loan Concentrations......   S-32
   Risks Relating to Enforceability of
      Cross-Collateralization ................   S-34
   The Borrower's Form of Entity
      May Cause Special Risks ................   S-35
   Ability to Incur Other Borrowings
      Entails Risk ...........................   S-36
   Borrower May Be Unable to Repay
      Remaining Principal Balance on
      Maturity Date or Anticipated
      Repayment Date .........................   S-38
   Commercial and Multifamily Lending
      is Dependent Upon Net Operating
      Income .................................   S-39
   Tenant Concentration Entails Risk .........   S-40
   Certain Additional Risks Relating to
      Tenants ................................   S-41
   Mortgaged Properties Leased to
      Multiple Tenants Also Have Risks .......   S-41
   Mortgaged Properties Leased to
      Borrowers or Borrower Affiliated
      Entities Also Have Risks ...............   S-42
   Tenant Bankruptcy Entails Risks ...........   S-42
   Mortgage Loans Are Nonrecourse and
      Are Not Insured or Guaranteed ..........   S-42
   Retail Properties Have Special Risks ......   S-42
   Office Properties Have Special Risks ......   S-43
   Multifamily Properties Have Special
      Risks ..................................   S-44
   Manufactured Housing Communities
      Have Special Risks .....................   S-45
   Industrial Properties Have Special
      Risks ..................................   S-46
   Lack of Skillful Property Management
      Entails Risks ..........................   S-46
   Some Mortgaged Properties May Not
      Be Readily Convertible to
      Alternative Uses .......................   S-47
   Property Value May Be Adversely
      Affected Even When Current
      Operating Income Is Not ................   S-47
   Mortgage Loans Secured by Leasehold
      Interests May Expose Investors to
      Greater Risks of Default and Loss ......   S-47
   Limitations of Appraisals .................   S-49
   Your Lack of Control Over the Trust
      Fund Can Create Risks ..................   S-49
   Potential Conflicts of Interest ...........   S-49
   Special Servicer May Be Directed to
      Take Actions ...........................   S-50
   Bankruptcy Proceedings Entail Certain
      Risks ..................................   S-51
   Risks Relating to Prepayments and
      Repurchases ............................   S-52
   Mortgage Loan Sellers May Not Be
      Able to Make a Required
      Repurchase or Substitution of a
      Defective Mortgage Loan ................   S-54
   Risks Relating to Enforceability of
      Yield Maintenance Charges or
      Defeasance Provisions ..................   S-54
   Risks Relating To Borrower Default ........   S-54
   Risks Relating to Interest on Advances
      and Special Servicing Compensation......   S-55
   Risks of Limited Liquidity and Market
      Value ..................................   S-55
   Different Timing of Mortgage Loan
      Amortization Poses Certain Risks .......   S-55
   Subordination of Subordinate Offered
      Certificates ...........................   S-56
   Environmental Risks Relating to the
      Mortgaged Properties ...................   S-56
   Tax Considerations Relating to
      Foreclosure ............................   S-57
   Risks Associated with One Action
      Rules ..................................   S-57
   Risks Related to Enforceability ...........   S-58
   Potential Absence of Attornment
      Provisions Entails Risks ...............   S-58
   Property Insurance May Not Be
      Sufficient .............................   S-58
   Zoning Compliance and Use
      Restrictions May Adversely Affect
      Property Value .........................   S-60

                                                PAGE
                                                ----
   Risks Relating to Costs of Compliance
      with Applicable Laws and
      Regulations ..........................    S-61
   No Reunderwriting of the Mortgage
      Loans ................................    S-61
   Litigation or Other Legal Proceedings
      Could Adversely Affect the
      Mortgage Loans .......................    S-61
   Risks Related to Book-Entry
      Registration .........................    S-61
   Risks of Inspections Related to
      Properties ...........................    S-62
   Other Risks .............................    S-62
DESCRIPTION OF THE MORTGAGE POOL............    S-63
   General .................................    S-63
   Additional Debt .........................    S-64
   The Forum Shops Whole Loan ..............    S-66
   The One Post Office Square Whole
      Loan .................................    S-69
   Top Ten Mortgage Loans or Groups of
      Cross Collateralized Mortgage
      Loans ................................    S-72
   ARD Loans ...............................    S-73
   Certain Terms and Conditions of the
      Mortgage Loans .......................    S-73
   Additional Mortgage Loan
      Information ..........................    S-79
   The Mortgage Loan Sellers ...............    S-82
   JPMorgan Chase Bank .....................    S-82
   CIBC Inc. ...............................    S-82
   Underwriting Guidelines and
      Processes ............................    S-83
   Representations and Warranties;
      Repurchases and Substitutions ........    S-85
   Repurchase or Substitution of
      Cross-Collateralized Mortgage
      Loans ................................    S-88
   Lockbox Accounts ........................    S-89
DESCRIPTION OF THE CERTIFICATES ............    S-91
   General .................................    S-91
   Paying Agent, Certificate Registrar and
      Authenticating Agent .................    S-93
   Book-Entry Registration and Definitive
      Certificates .........................    S-93
   Distributions ...........................    S-96
   Allocation of Yield Maintenance
      Charges ..............................   S-109
   Assumed Final Distribution Date;
      Rated Final Distribution Date ........   S-110
   Subordination; Allocation of Collateral
      Support Deficit ......................   S-111
   Advances ................................   S-114
   Appraisal Reductions ....................   S-116
   Reports to Certificateholders; Certain
      Available Information ................   S-119
   Voting Rights ...........................   S-122
   Termination; Retirement of
      Certificates .........................   S-123
   The Trustee .............................   S-124
SERVICING OF THE MORTGAGE LOANS ............   S-125
   General .................................   S-125
   Directing Certificateholder, Forum
      Shops Operating Advisor and One
      Post Office Square Operating
      Advisor ..............................   S-128
   Limitation on Liability of Directing
      Certificateholder ....................   S-131
   The Master Servicer and the Special
      Servicer .............................   S-132
   Replacement of the Special Servicer .....   S-132
   Servicing and Other Compensation
      and Payment of Expenses ..............   S-133
   Maintenance of Insurance ................   S-136
   Modifications, Waiver and
      Amendments ...........................   S-138
   Realization Upon Defaulted Mortgage
      Loans ................................   S-140
   Inspections; Collection of Operating
      Information ..........................   S-142
   Certain Matters Regarding the Master
      Servicer, the Special Servicer and the
      Depositor ............................   S-143
   Events of Default .......................   S-145
   Rights Upon Event of Default ............   S-146
   Amendment ...............................   S-146
YIELD AND MATURITY CONSIDERATIONS...........   S-149
   Yield Considerations ....................   S-149
   Weighted Average Life ...................   S-151
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ............................   S-158
METHOD OF DISTRIBUTION .....................   S-159
LEGAL MATTERS ..............................   S-160
RATINGS ....................................   S-160
LEGAL INVESTMENT ...........................   S-161
CERTAIN ERISA CONSIDERATIONS ...............   S-161
INDEX OF PRINCIPAL DEFINITIONS .............   S-164

SCHEDULE I CLASS X REFERENCE RATES

ANNEX A-1  CERTAIN LOAN LEVEL CHARACTERISTICS OF THE MORTGAGE LOANS AND
           MORTGAGED PROPERTIES

ANNEX A-2  CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
           PROPERTIES

ANNEX A-3  DESCRIPTION OF TOP TEN MORTGAGE LOANS OR GROUPS OF
           CROSS-COLLATERALIZED MORTGAGE LOANS

ANNEX B CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING COMMUNITY MORTGAGE LOANS AND MORTGAGED PROPERTIES

ANNEX C    FORUM SHOPS LOAN AMORTIZATION SCHEDULE

ANNEX D    ONE POST OFFICE SQUARE LOAN AMORTIZATION SCHEDULE

ANNEX E    STRUCTURAL AND COLLATERAL TERM SHEET

ANNEX F    FORM OF REPORT TO CERTIFICATEHOLDERS

                            SUMMARY OF CERTIFICATES

                    INITIAL CLASS
                     CERTIFICATE
                      BALANCE OR        APPROXIMATE   PASS-THROUGH
                       NOTIONAL            CREDIT         RATE
     CLASS            AMOUNT(1)          SUPPORT(2)    DESCRIPTION
-------------- ----------------------- ------------- --------------
Offered
Certificates
A-1                 $   71,500,000        14.000%        Fixed
A-2                 $  150,000,000        14.000%        Fixed
A-3                 $  191,758,000        14.000%        Fixed
A-4                 $  390,000,000        14.000%      Fixed(6)
B                   $   34,689,000        11.500%      Fixed(6)
C                   $   13,875,000        10.500%      Fixed(6)
D                   $   27,751,000         8.500%     Variable(7)
E                   $   15,610,000         7.375%     Variable(7)
Non-Offered
Certificates
X-1                 $1,387,559,337(8)       N/A       Variable(8)
X-2                 $1,317,637,000(8)       N/A       Variable(8)
A-1A                $  390,043,000        14.000%      Fixed(6)
F                   $   17,345,000         6.125%     Variable(7)
G                   $   10,407,000         5.375%     Variable(9)
H                   $   19,078,000         4.000%     Variable(9)
J                   $    5,204,000         3.625%      Fixed(6)
K                   $    5,203,000         3.250%      Fixed(6)
L                   $    8,672,000         2.625%      Fixed(6)
M                   $    8,673,000         2.000%      Fixed(6)
N                   $    3,469,000         1.750%      Fixed(6)
P                   $    3,468,000         1.500%      Fixed(6)
NR                  $   20,814,337          N/A        Fixed(6)
FS-1                $   13,400,000          N/A        Variable
FS-2                $   13,300,000          N/A        Variable
FS-3                $   13,200,000          N/A        Variable
FS-4                $   45,100,000          N/A        Variable



                      ASSUMED                          WEIGHTED
                       FINAL             INITIAL       AVERAGE        EXPECTED
                   DISTRIBUTION       PASS-THROUGH       LIFE          RATINGS        PRINCIPAL
     CLASS            DATE(3)        RATE (APPROX.)   (YRS.)(4)   (S&P/MOODY'S)(5)    WINDOW(4)
-------------- -------------------- ---------------- ----------- ------------------ ------------
Offered
Certificates
A-1               May 12, 2008           2.9190%         2.51          AAA/Aaa       01/04-05/08
A-2             October 12, 2010         4.1280%         5.86          AAA/Aaa       05/08-10/10
A-3              March 12, 2011          4,4490%         6.99          AAA/Aaa       10/10-03/11
A-4             October 12, 2013         4.8790%         9.64          AAA/Aaa       03/11-10/13
B               December 12, 2013        4.9960%         9.94          AA/Aa2        11/13-12/13
C               December 12, 2013        5.0450%        10.01          AA-/Aa3       12/13-12/13
D              September 12, 2014        5.1361%        10.13           A/A2         12/13-09/14
E               December 12, 2015        5.3511%        11.40           A-/A3        09/14-12/15
Non-Offered
Certificates
X-1                    N/A               0.1005%         N/A           AAA/Aaa           N/A
X-2                    N/A               1.0525%         N/A           AAA/Aaa           N/A
A-1A                   N/A               4.5680%         N/A           AAA/Aaa           N/A
F                      N/A               5.6621%         N/A          BBB+/Baa1          N/A
G                      N/A               5.7041%         N/A          BBB/Baa2           N/A
H                      N/A               5.7041%         N/A          BBB-/Baa3          N/A
J                      N/A               5.1730%         N/A           BB+/Ba1           N/A
K                      N/A               5.1730%         N/A           BB/Ba2            N/A
L                      N/A               5.1730%         N/A           BB-/Ba3           N/A
M                      N/A               5.1730%         N/A            B+/B1            N/A
N                      N/A               5.1730%         N/A            B/B2             N/A
P                      N/A               5.1730%         N/A            B-/B3            N/A
NR                     N/A               5.1730%         N/A            NR/NR            N/A
FS-1                   N/A               4.5901%         N/A            A-/A1            N/A
FS-2                   N/A               4.6200%         N/A           BBB+/A2           N/A
FS-3                   N/A               4.6645%         N/A           BBB/A3            N/A
FS-4                   N/A               5.0281%         N/A          BBB-/Baa2          N/A

----------
(1)   Approximate, subject to a permitted variance of plus or minus 10%.

(2) The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates are represented in the aggregate. The credit support percentages do not include the certificate balances for the Class FS-1, Class FS-2, Class FS-3 and Class FS-4 certificates.

(3) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is January 12, 2038. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

(4) The weighted average life and period during which distributions of principal would be received, set forth in the foregoing table with respect to each class of certificates, are based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans.

(5) Ratings shown are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.

(6) For any distribution date, if the weighted average of the net interest rates on the mortgage loans (other than the Forum Shops B note) (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) is less than the rate specified for the Class A-4, Class A-1A, Class B, Class C, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average net mortgage interest rate on the mortgage loans
      (other than the Forum Shops B note).

(7) The pass-through rate applicable to the Class D, Class E and Class F certificates on each distribution date will be equal to the weighted average of the net mortgage rates on the mortgage loans (other than the Forum Shops B note) (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) minus 0.5680%, 0.3530% and 0.0420%, respectively, per annum.

(8) The aggregate interest accrual amount on the Class X-1 and Class X-2 certificates will be calculated by reference to a notional amount equal to the aggregate of the class balances of all or some of the other classes of certificates, as applicable. The pass-through rates on the Class X-1 and Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-1 and Class X-2 certificates, which will be based on the net mortgage rates applicable to the mortgage loans (other than the Forum Shops B note) as of the preceding distribution date minus the pass-through rates of such components. See "Description of the Certificates--
     Distributions" in this prospectus supplement.

(9) The pass-through rate applicable to the Class G and Class H certificates on each distribution date will be equal to the weighted average of the net mortgage rates on the mortgage loans (other than the Forum Shops B note) (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

      The Class R and Class LR certificates are not offered by this prospectus supplement or represented in this table.

                               SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.


                          RELEVANT PARTIES AND DATES

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly-owned subsidiary of JPMorgan Chase Bank, a New York banking corporation which is a wholly-owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The depositor's address is 270
                                 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-9280. See "The
                                 Depositor" in the prospectus.

Mortgage Loan Sellers.........   JPMorgan Chase Bank, a New York banking
                                 corporation and CIBC Inc., a Delaware
                                 corporation. JPMorgan Chase Bank is the paying agent and is an affiliate of the depositor and J.P. Morgan Securities Inc., one of the underwriters. CIBC Inc. is an affiliate of CIBC
                                 World Markets Corp., one of the underwriters.
                                 See "Description of the Mortgage Pool--The
                                 Mortgage Loan Sellers" in this prospectus supplement.


                         SELLERS OF THE MORTGAGE LOANS

                                     AGGREGATE                  % OF
                        NUMBER       PRINCIPAL        % OF    INITIAL   % OF INITIAL
                          OF         BALANCE OF     INITIAL     LOAN        LOAN
                       MORTGAGE       MORTGAGE        POOL    GROUP 1     GROUP 2
        SELLER           LOANS         LOANS        BALANCE   BALANCE     BALANCE
--------------------- ---------- ----------------- --------- --------- -------------
  JPMorgan Chase
    Bank ............     126      $  947,111,186     68.3%     64.3%       78.3%
  CIBC Inc. .........      58         440,448,152     31.7      35.7        21.7
                          ---      --------------    -----     -----       -----
  Total .............     184      $1,387,559,337    100.0%    100.0%      100.0%
                          ===      ==============    =====     =====       =====

Master Servicer...............   Midland Loan Services, Inc., a Delaware
                                 corporation. The master servicer's address is 10851 Mastin, Suite 300, Overland Park, Kansas
                                 66211, and its telephone number is (913)
                                 253-9000. Midland Loan Services, Inc. will act as the initial master servicer with respect to the mortgage loans. See "Servicing of the Mortgage Loans--The Master Servicer and the
                                 Special Servicer" in this prospectus
                                 supplement.

Special Servicer..............   Midland Loan Services, Inc., a Delaware
                                 corporation. The special servicer's address is 10851 Mastin, Suite 300, Overland Park, Kansas
                                 66211, and its telephone number is (913)
                                 253-9000. Midland Loan Services, Inc. will act as the initial special servicer with respect to the mortgage loans. The special servicer may be removed without cause under certain circumstances described in this prospectus supplement. See "Servicing of the Mortgage Loans--The Master Servicer and the
                                 Special Servicer" in this prospectus
                                 supplement.

Trustee.......................   LaSalle Bank National Association, a national
                                 banking association, with its principal offices located in Chicago, Illinois. The corporate trust office of the trustee is located at 135
                                 S. LaSalle Street, Suite 1625, Chicago,
                                 Illinois 60603, Attention: Asset-Backed
                                 Securities Trust Group,--JPMorgan Chase
                                 Commercial Mortgage Securities Corp. Commercial
                                 Mortage Pass-Through Certificates Series
                                 2003-CIBC7, and its telephone number is (312)
                                 904-9387. See "Description of the
                                 Certificates--The Trustee" in this prospectus supplement. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan.

Fiscal Agent..................   ABN AMRO Bank N.V., a Netherlands banking
                                 corporation and indirect corporate parent of the trustee.

Paying Agent..................   JPMorgan Chase Bank, a New York banking
                                 corporation, with its principal offices located in New York, New York. JPMorgan Chase Bank will also act as the certificate registrar and authenticating agent. The paying agent's address is 4 New York Plaza, 6th Floor, New
                                 York, New York 10004, and its telephone number is (212) 623-5600. JPMorgan Chase Bank is also a mortgage loan seller and an affiliate of the depositor and one of the underwriters. See
                                 "Description of the Certificates-- Paying
                                 Agent, Certificate Registrar and Authenticating
                                 Agent" in this prospectus supplement.

Cut-off Date..................   With respect to each mortgage loan, the
                                 related due date of such mortgage loan in December 2003 or, with respect to those mortgage loans that were originated in November
                                 2003 and have their first payment due in January 2004, December 1, 2003.

Closing Date..................   On or about December 8, 2003.

Distribution Date.............   The 12th day of each month or, if the 12th
                                 day is not a business day, on the next
                                 succeeding business day, beginning in January
                                 2004.

Interest Accrual Period.......   Interest will accrue on the offered
                                 certificates during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days.

Due Period....................   For any mortgage loan and any distribution
                                 date, the period commencing on the day
                                 immediately following the due date for the mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for the mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date............   For any distribution date, the fourth
                                 business day prior to the distribution date.


                              OFFERED SECURITIES

General.......................   We are offering the following classes of
                                 commercial mortgage pass-through certificates as part of Series 2003-CIBC7:

                                 o Class A-1

                                 o Class A-2

                                 o Class A-3

                                 o Class A-4

                                 o Class B

                                 o Class C

                                 o Class D

                                 o Class E

                                 Series 2003-CIBC7 will consist of the above classes and the following classes that are not being offered through this prospectus supplement and the accompanying prospectus:
                                 Class A-1A, Class X-1, Class X-2, Class F,
                                 Class G, Class H, Class J, Class K, Class L,
                                 Class M, Class N, Class P, Class NR, Class
                                 FS-1, Class FS-2, Class FS-3, Class FS-4,
                                 Class R and Class LR.

                                 The Series 2003-CIBC7 certificates will
                                 collectively represent beneficial ownership interests in a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust's assets will primarily be 184 mortgage loans secured by 211 commercial, multifamily and manufactured housing community properties.

                                 The trust's assets also include the
                                 subordinate mortgage loan identified in this prospectus supplement as the Forum Shops B note. Although the Forum Shops B note is an asset of the trust, for purposes of the information contained in this prospectus supplement (including the annexes and statistical information contained in this prospectus supplement), the Forum Shops B note is not reflected in this prospectus supplement and the term "mortgage loan" does not include the Forum Shops B note, unless otherwise expressly stated. The Forum Shops B note supports only the Class FS-1, Class FS-2, Class FS-3 and Class FS-4 certificates, which certificates are not being offered pursuant to this prospectus supplement.

Certificate Balances..........   Your certificates will have the approximate
                                 aggregate initial certificate balance set forth below, subject to a variance of plus or minus
                                 10%:

                                 Class A-1 .........   $ 71,500,000
                                 Class A-2 .........   $150,000,000
                                 Class A-3 .........   $191,758,000
                                 Class A-4 .........   $390,000,000
                                 Class B ...........   $ 34,689,000
                                 Class C ...........   $ 13,875,000
                                 Class D ...........   $ 27,751,000
                                 Class E ...........   $ 15,610,000


PASS-THROUGH RATES

A.  Offered Certificates......   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate which is set forth below for each class:

                                 Class A-1 .........   2.9190%
                                 Class A-2 .........   4.1280%
                                 Class A-3 .........   4.4490%
                                 Class A-4 .........   4.8790%(1)
                                 Class B ...........   4.9960%(1)
                                 Class C ...........   5.0450%(1)
                                 Class D ...........   5.1361%(2)
                                 Class E ...........   5.3511%(2)

                                 ----------
                                 (1)   Subject to a maximum pass-through rate
                                       equal to the weighted average of the net interest rates on the mortgage loans (other than the Forum Shops B note) (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

                                 (2) The rate shown for the Class D and Class E certificates, in each case, is the approximate initial pass-through rate. The pass-through rate applicable to the Class D and Class E certificates on each distribution date will be equal to the weighted average of the net interest rates on the mortgage loans (other than the Forum Shops B note) (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) less 0.5680% and 0.3530%, respectively.

B.  Interest Rate
    Calculation Convention ...   Interest on your certificates will be
                                 calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis. For purposes of calculating the pass-through rates on the Class A-4, Class B, Class C, Class D and
                                 Class E certificates and each class of the non-offered certificates, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency. For purposes of calculating the pass-through rates on the certificates, the interest rate for each mortgage loan that accrues interest on an actual/360 basis will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in "Description of the Certificates--
                                 Distributions--Pass-Through Rates" and
                                 "Description of the Certificates--
                                 Distributions--Interest Distribution Amount" in this prospectus supplement.


DISTRIBUTIONS

A.  Amount and Order of
    Distributions.............   On each distribution date, funds available
                                 for distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                                 First/Class A-1, Class A-2, Class A-3, Class
                                 A-4, Class A-1A, Class X-1 and Class X-2: To pay interest, concurrently, (i) on Class A-1, Class A-2, Class A-3 and Class A-4, pro rata, from the portion of the funds available for distribution attributable to the mortgage loans in loan group 1, (ii) on Class A-1A from the portion of the funds available for distribution attributable to the mortgage loans in loan group 2 and (iii) on Class X-1 and Class X-2 from the funds available for distribution attributable to all mortgage loans, without regard to loan groups, in each case in accordance with their interest entitlements. However, if on any distribution date, the funds available for distribution are insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the funds available for distribution will be allocated among all these classes pro rata in accordance with their interest entitlements, without regard to loan groups.

                                 Second/Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates: To the extent of funds allocated to principal, (i) to principal on the Class A-1, Class A-2, Class A-3 and Class A-4 certificates, in sequential order, in an amount equal to the funds attributable to mortgage loans in loan group 1 and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2 and (ii) to the Class A-1A certificates, in an amount equal to the funds attributable to mortgage loans in loan group 2 and, after the Class A-4 certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 1, until the Class A-1A certificates are reduced to zero. If the certificate balance of each and every class of certificates other than Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A and Class FS certificates has been reduced to zero, funds available for distributions of principal will be distributed to Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, pro rata, rather than sequentially, without regard to loan groups.

                                 Third/Class A-1, Class A-2, Class A-3, Class
                                 A-4 and Class A-1A certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, without regard to loan groups.

                                 Fourth/Class B certificates: To Class B
                                 certificates as follows: (a) first, to
                                 interest on Class B certificates in the amount of its interest entitlement; (b) second, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates), to principal on Class B certificates until reduced to zero; and (c) third, to reimburse Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

                                 Fifth/Class C certificates: To the Class C certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Sixth/Class D certificates: To the Class D certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Seventh/Class E certificates: To the Class E certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Eighth/Non-offered certificates (other than the Class A-1A, Class X-1 and Class X-2 certificates): In the amounts and order of priority described in "Description of the Certificates-- Distributions--Priority" in this prospectus supplement.

                                 For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group
                                 2. Loan group 1 will consist of 135 mortgage loans, representing approximately 71.9% of the initial outstanding pool balance and loan group 2 will consist of 49 mortgage loans, representing approximately 28.1% of the initial outstanding pool balance. Loan group 2 will include approximately 91.7% of all the mortgage loans secured by multifamily properties and approximately 93.7% of all the mortgage loans secured by manufactured housing properties. Annex A-1 to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

B. Interest and
   Principal Entitlements.....   A description of each class's interest
                                 entitlement can be found in "Description of the Certificates--Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

                                 A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates-- Distributions--Principal Distribution Amount" in this prospectus supplement.

C. Yield Maintenance Charges..   Yield maintenance charges with respect to the
                                 mortgage loans will be allocated to the
                                 certificates as described in "Description of the Certificates--Allocation of Yield
                                 Maintenance Charges" in this prospectus
                                 supplement.

                                 For an explanation of the calculation of yield maintenance charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

D. General....................   The chart below describes the manner in which
                                 the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows the entitlement to receive principal and interest (other than excess interest that accrues on the mortgage loans that have anticipated repayment dates) on any distribution date in descending order (beginning with the Class
                                 A-1, Class A-2, Class A-3, Class A-4, Class
                                 A-1A, Class X-1 and Class X-2 certificates).
                                 It also shows the manner in which mortgage loan losses are allocated in ascending order
                                 (beginning with the other Series 2003-CIBC7 certificates that are not being offered by this prospectus supplement); provided, that mortgage loan losses will not be allocated to the Class R or Class LR certificates; and provided, further, that mortgage loan losses will not be allocated to the Class FS certificates (other than mortgage loan losses on the Forum Shops whole loan allocated to the Forum Shops B note pursuant to the related intercreditor agreement). Additionally, no principal payments or loan losses will be allocated to the Class X-1 and Class X-2 certificates, although loan losses will reduce the notional amount of the Class X-1 and Class
                                 X-2 certificates and, therefore, the amount of interest they accrue.


                                                 [GRAPHIC OMITTED]

                                 -----------------------------------------------
                                   Class A-1, Class A-2, Class A-3, Class A-4,
                                      Class A-1A, Class X-1 and Class X-2*
                                 -----------------------------------------------
                                                        |
                                                        |
                                              ----------------------
                                                     Class B
                                              ----------------------
                                                        |
                                                        |
                                              ----------------------
                                                     Class C
                                              ----------------------
                                                        |
                                                        |
                                              ----------------------
                                                     Class D
                                              ----------------------
                                                        |
                                                        |
                                              ----------------------
                                                     Class E
                                              ----------------------
                                                        |
                                                        |
                                              ----------------------
                                                  Non-offered
                                                  certificates**
                                              ----------------------

                                 ----------
                                 * The Class X-1 and Class X-2 certificates are interest-only certificates and the Class A-1A, Class X-1 and Class X-2 Certificates are not offered by this prospectus supplement.

                                 **    Other than the Class A-1A, Class X-1,
                                       Class X-2 and Class FS certificates.

                                 No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

                                 Any allocation of a loss to a class of
                                 certificates will reduce the certificate balance of that class.

                                 See "Description of the Certificates" in this prospectus supplement.

E. Shortfalls in
   Available Funds............   The following types of shortfalls in available
                                 funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation which the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer, the trustee or the fiscal agent (to the extent not covered by default interest or late charges paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan's interest rate or principal balance or from other unanticipated or default-related expenses of the trust. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates, on a pro rata basis, to reduce the amount of interest payable on the certificates. See "Description of the
                                 Certificates--
                                 Distributions--Priority" in this prospectus supplement.


ADVANCES

A.  P&I Advances..............   The master servicer is required to advance a
                                 delinquent periodic mortgage loan payment
                                 (including on the Forum Shops B note) if it determines that the advance will be recoverable. The master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan's regular interest rate or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See "Description of the
                                 Certificates--Advances" in this prospectus supplement. The master servicer is not required to advance amounts determined to be non-recoverable. If the master servicer fails to make a required advance, the trustee will be required to make the advance. If the trustee fails to make a required advance, the fiscal agent will be required to make the advance.
                                 None of the master servicer, the trustee or the fiscal agent is required to advance amounts deemed non-recoverable. See "Description of the Certificates--Advances" in this prospectus supplement. If an interest advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

B. Property Protection
   Advances...................   The master servicer may be required, and the
                                 special servicer may be permitted, to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the related mortgaged property, to maintain the lien on the related mortgaged property or enforce the related mortgage loan documents. If the master servicer fails to make a required advance of this type, the trustee is required to make this advance. If the trustee fails to make a required advance of this type, the fiscal agent will be required to make this advance.
                                 None of the master servicer, the trustee or the fiscal agent is required to advance amounts deemed non-recoverable. See
                                 "Description of the Certificates--Advances" in this prospectus supplement.

C. Interest on Advances.......   The master servicer, the special servicer,
                                 the trustee and the fiscal agent, as
                                 applicable, will be entitled to interest on the above described advances at the "Prime Rate" as published in The Wall Street Journal as described in this prospectus supplement, compounded annually. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. None of the master servicer, the trustee or the fiscal agent will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan, including on the Forum Shops B note, accrued before the related due date has passed and any grace period applicable to such mortgage loan has expired. See "Description of the Certificates-- Advances" and "--Subordination;
                                 Allocation of Collateral Support Deficit" in this prospectus supplement and "Description of the Certificates-- Advances in Respect of Delinquencies" and "Description of the Pooling
                                 Agreements--Certificate Account" in the
                                 prospectus.


                              THE MORTGAGE LOANS

The Mortgage Pool.............   The trust's primary assets will be 184 fixed
                                 rate mortgage loans, each evidenced by one or more promissory notes secured by first (other than with respect to the mortgage loan identified as Loan No. 52 on Annex A-1 to the prospectus supplement, known as the Silver
                                 Manor Apartments loan) mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 211 commercial, multifamily and manufactured housing community properties. The mortgaged property securing the Silver Manor
                                 Apartments loan is subject to a payment-in-lieu of taxes agreement with Nassau County in the State of New York. During the term of this payment-in-lieu of taxes agreement, the payments due under this agreement are in lieu of property taxes and assessments that would otherwise be levied against the related mortgaged property. A mortgage encumbering the mortgaged property has been granted to Nassau County to secure the borrower's obligations under the payment-in-lieu of taxes agreement, which mortgage is prior to the mortgage securing the Silver Manor Apartments loan.

                                 The aggregate principal balance of the
                                 mortgage loans and the Forum Shops B note as of the cut-off date will be approximately $1,472,559,337.

                                 The Forum Shops loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), with a principal balance as of the cut-off date of $155,000,000 and representing approximately 11.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 15.5% of the aggregate principal balance of loan group 1 as of the cut-off date), is one of four mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The second and third mortgage loans, the Forum Shops pari passu companion notes, which are part of the split loan structure but are not included in the trust, are pari passu in right of payment with the Forum Shops loan and each have an outstanding principal balance as of the cut-off date of $155,000,000. The fourth loan, the Forum Shops B note, which is included in the trust, has an aggregate unpaid principal balance as of the cut-off date of $85,000,000, and is subordinate in right of payment to the Forum Shops loan and the Forum Shops pari passu companion notes. However, for purposes of the information contained in this prospectus supplement (including the appendices), the Forum Shops B note is not reflected in this prospectus supplement and the term "mortgage loan" does not include the Forum Shops B note, unless expressly indicated otherwise. The Forum Shops B note supports only the Class FS-1, Class FS-2, Class FS-3 and Class FS-4 certificates, which certificates are not being offered pursuant to this prospectus supplement.

                                 The loan amount used in this prospectus
                                 supplement for purposes of calculating the loan-to-value ratio and debt service coverage ratio for the Forum Shops loan is the aggregate principal balance of the Forum Shops loan and the Forum Shops pari passu companion notes. The principal balance of the Forum Shops B note is included in the calculation of loan-to-value ratios and debt service coverage ratios only where specifically indicated. With respect to the Forum Shops loan, the loan amount used in this prospectus supplement for purposes of weighting the individual loan-to-value ratios and debt service coverage ratios is the principal balance of the

                                 Forum Shops loan. See "Description of the
                                 Mortgage Pool--The Forum Shops Whole Loan" in this prospectus supplement.

                                 The One Post Office Square loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), with a principal balance as of the cut-off date of $60,000,000 and representing approximately 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.0% of the aggregate principal balance of loan group 1 as of the cut-off date) is one of three mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The second mortgage loan, the One Post Office Square pari passu companion note, which is part of the split loan structure but is not included in the trust, is pari passu in right of payment with the One Post Office Square loan and has an outstanding principal balance as of the cut-off date of $60,000,000. The third loan, the One Post Office Square B note, which is part of the split structure but is not included in the trust, has an aggregate unpaid principal balance as of the cut-off date of $55,000,000 and is subordinate in right of payment to the One Post Office Square loan and the One Post Office Square companion note.

                                 The loan amount used in this prospectus
                                 supplement for purposes of calculating the loan-to-value ratio and debt service coverage ratio for the One Post Office Square loan is the aggregate principal balance of the One Post Office Square loan and the One Post Office Square pari passu companion note. The principal balance of the One Post Office Square B note is included in the calculation of loan-to-value ratios and debt service coverage ratios only where specifically indicated. With respect to the One Post Office Square loan, the loan amount used in this prospectus supplement for purposes of weighting the individual loan-to-value ratios and debt service coverage ratios is the aggregate principal balance of the One Post Office Square loan. See "Description of the Mortgage Pool--One Post Office Square Whole Loan" in this prospectus supplement.

                                 The One Post Office Square loan included in the trust, and the related One Post Office Square pari passu companion note and One Post Office Square B note, neither of which is included in the trust, will be serviced in accordance with a pooling and servicing agreement separate from the pooling and servicing agreement under which your certificates are issued, by the master servicer and special servicer that are parties to that separate pooling and servicing agreement, and according to the servicing standards provided for in that separate pooling and servicing agreement. In addition, the holders of the One Post Office Square notes not included in the trust will have the right, subject to certain conditions set forth in the separate pooling and servicing agreement or in the related intercreditor agreement to advise and direct the master servicer and/or special servicer under the separate pooling and servicing agreement with respect to various servicing matters or loan modifications affecting each of the mortgage loans in the related split loan structure, including the One Post Office Square loan that is included in the trust. See "Servicing of the Mortgage Loans--Directing Certificateholders, Forum Shops Operating Advisor, One Post Office Square Operating Advisor" in this prospectus supplement.

                                 The following tables set forth certain
                                 anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). All information presented in this prospectus supplement with respect to mortgage loans with one or more companion loans is calculated without regard to the related companion loan, except in the case of the Forum Shops loan and the One Post Square loan, in which case such information in certain circumstances, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance of the related pari pasu companion loans. The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this "Summary of Terms" are calculated as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, in each case, as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date.

                                 The mortgage loans will have the following approximate characteristics as of the cut-off date:

                                      CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS

                                                   ALL MORTGAGE LOANS                   LOAN GROUP 1                  LOAN GROUP 2
                                                   ------------------                   ------------                  ------------
Aggregate outstanding principal
 balance(1) ..........................                 $1,387,559,337                   $997,516,139                  $390,043,199
Number of mortgage loans .............                            184                            135                            49
Number of mortgaged
 properties ..........................                            211                            151                            60
Number of crossed loan pools .........                              7                              5                             2
Crossed loan pools as a
 percentage of the aggregate
 outstanding principal balance........                           5.5%                           3.0%                         12.0%
Range of mortgage loan
 principal balances ..................     $1,143,917 to $155,000,000     $1,143,917 to $155,000,000     $1,179,351 to $63,376,120
Average mortgage loan
 principal balance ...................                     $7,541,083                     $7,389,008                    $7,960,065
Range of mortgage rates ..............             4.2500% to 6.8000%             4.4200% to 6.8000%            4.2500% to 6.4000%
Weighted average mortgage
 rate ................................                        5.5762%                        5.6513%                       5.3840%
Range of original terms to
 maturity (2) ........................        60 months to 240 months        60 months to 240 months       60 months to 240 months
Weighted average original term
 to maturity (2) .....................                     121 months                     120 months                    121 months
Range of remaining terms to
 maturity (2) ........................        53 months to 240 months        53 months to 240 months       55 months to 238 months
Weighted average remaining
 term to maturity (2) ................                     119 months                     118 months                    119 months
Range of original amortization
 terms (3) ...........................       120 months to 360 months       180 months to 360 months      120 months to 360 months
Weighted average original
 amortization term (3) ...............                     324 months                     331 months                    308 months
Range of remaining
 amortization terms (3) ..............       115 months to 360 months       175 months to 360 months      115 months to 360 months
Weighted average remaining
 amortization term (3) ...............                     323 months                     329 months                    306 months
Range of loan-to-value ratios (5).....                  9.8% to 79.9%                  9.8% to 79.9%                32.3% to 79.9%
Weighted average loan-to-value
 ratio(5) ............................                          66.0%                          64.4%                         70.0%
Range of debt service coverage
 ratios (5) ..........................                 1.18x to 7.67x                 1.18x to 7.67x                1.20x to 2.49x
Weighted average debt service
 coverage ratio (5) ..................                          1.65x                          1.70x                         1.51x
Percentage of aggregate
 outstanding principal balance
 consisting of: ......................
Anticipated repayment dates
 mortgage loans ......................                          20.9%                          22.8%                         16.1%
Balloon mortgage loans (4) ...........                          40.6%                          39.2%                         44.0%
Interest-only balloon mortgage
 loans ...............................                           0.9%                           1.2%                          0.0%
Fully amortizing mortgage
 loans ...............................                          13.2%                          11.9%                         16.4%
Partial interest-only loans ..........                          24.5%                          24.9%                         23.5%

----------
(1)   Subject to a permitted variance of plus or minus 10%.
(2) In the case of 26 mortgage loans, to their respective anticipated repayment dates.
(3)   Excludes the mortgage loans that pay interest-only to maturity.
(4) Excludes the mortgage loans with anticipated repayment dates, the mortgage loans that pay interest-only to maturity and the mortgage loans that pay interest-only for a portion of their term.
(5) The loan-to-value ratios and debt service coverage ratios for the 2 mortgage loans, representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), each secured by a residential cooperative are based on projected net operating income at the mortgaged property assuming that the related mortgaged property was operated as a rental property with rents set at prevailing market rates, taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. It was assumed that 100% of the cooperative property would be available for lease.

                                 The mortgage loans accrue interest based on the following conventions:


                             INTEREST ACCRUAL BASIS

                                                                % OF       % OF
                                    AGGREGATE                 INITIAL     INITIAL
                                    PRINCIPAL        % OF       LOAN       LOAN
      INTEREST       NUMBER OF      BALANCE OF     INITIAL    GROUP 1     GROUP 2
      ACCRUAL         MORTGAGE       MORTGAGE        POOL    PRINCIPAL   PRINCIPAL
       BASIS           LOANS          LOANS        BALANCE    BALANCE     BALANCE
------------------- ----------- ----------------- --------- ----------- ----------
  Actual/360 ......     178      $1,375,930,226      99.2%      99.8%       97.6%
  30/360 ..........       6          11,629,112       0.8        0.2         2.4
                        ---      --------------     -----      -----       -----
  Total ...........     184      $1,387,559,337     100.0%     100.0%      100.0%
                        ===      ==============     =====      =====       =====


                               AMORTIZATION TYPES

                                                              % OF       % OF
                                  AGGREGATE                 INITIAL     INITIAL
                                  PRINCIPAL        % OF       LOAN       LOAN
                   NUMBER OF      BALANCE OF     INITIAL    GROUP 1     GROUP 2
     TYPE OF        MORTGAGE       MORTGAGE        POOL    PRINCIPAL   PRINCIPAL
   AMORTIZATION      LOANS          LOANS        BALANCE    BALANCE     BALANCE
----------------- ----------- ----------------- --------- ----------- ----------
 Balloon
  mortgage
  loans(1) ......     113      $  562,698,043      40.6%      39.2%       44.0%
 Partial
  Interest
  Only loans.....       8         340,051,120      24.5       24.9        23.5
  ARD loans .....      26         289,719,421      20.9       22.8        16.1
 Fully
  amortizing
  mortgage
  loans .........      36         182,690,753      13.2       11.9        16.4
 Interest-only
  mortgage
  loans .........       1          12,400,000       0.9        1.2         0.0
                      ---      --------------     -----      -----       -----
 Total ..........     184      $1,387,559,337     100.0%     100.0%      100.0%
                      ===      ==============     =====      =====       =====

----------

(1) Excludes the mortgage loans with anticipated repayment dates, the mortgage loans which pay interest-only until maturity and the mortgage loans that pay interest-only for a portion of their term.

                                 The ARD mortgage loans identified in the immediately preceding table, provide for an increase in the related interest rate after a certain date referred to as the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time such deferred interest will be paid to certain classes of the non-offered certificates. In addition, after the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will be applied towards the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off these mortgage loans on their anticipated repayment dates. The amortization terms for these mortgage loans are significantly longer than the periods up to the related mortgage loans' anticipated repayment dates. See "Description of the Mortgage Pool--ARD Loans" in this prospectus supplement.

                                 See "Description of the Mortgage Pool--
                                 Additional Mortgage Loan Information" and
                                 "--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                                 The following table contains general
                                 information regarding the prepayment
                                 provisions of the mortgage loans:


                       OVERVIEW OF PREPAYMENT PROTECTION

                                                               % OF       % OF
                                   AGGREGATE                 INITIAL     INITIAL
                                   PRINCIPAL        % OF       LOAN       LOAN
                    NUMBER OF      BALANCE OF     INITIAL    GROUP 1     GROUP 2
      PAYMENT        MORTGAGE       MORTGAGE        POOL    PRINCIPAL   PRINCIPAL
    PROTECTION        LOANS          LOANS        BALANCE    BALANCE     BALANCE
------------------ ----------- ----------------- --------- ----------- ----------
 Lockout with
  defeasance .....     176     $1,358,472,220       97.9%      97.3%       99.5%
 Yield
  Maintenance            5         17,025,000        1.2        1.7         0.0
 Lockout period
  followed by
  yield
  maintenance.....       3         12,062,118        0.9        1.0         0.5
                       ---     --------------      -----      -----       -----
 Total ...........     184     $1,387,559,337      100.0%     100.0%      100.0%
                       ===     ==============      =====      =====       =====

                                 Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or, in certain cases, other government securities for the related mortgaged property as collateral for the related mortgage loan.

                                 The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during an "open period" immediately prior to the stated maturity date or anticipated repayment date as follows:


                            PREPAYMENT OPEN PERIODS

                                                              % OF       % OF
                                  AGGREGATE                 INITIAL     INITIAL
                                  PRINCIPAL        % OF       LOAN       LOAN
                   NUMBER OF      BALANCE OF     INITIAL    GROUP 1     GROUP 2
   OPEN PERIOD      MORTGAGE       MORTGAGE        POOL    PRINCIPAL   PRINCIPAL
     (MONTHS)        LOANS          LOANS        BALANCE    BALANCE     BALANCE
----------------- ----------- ----------------- --------- ----------- ----------
  1 .............       5      $   17,025,000       1.2%       1.7%        0.0%
  2 .............       9          61,874,509       4.5        3.8         6.2
  3 .............       8         103,448,380       7.5        5.4        12.8
  4 .............     128         830,706,915      59.9       57.9        64.9
  5 .............       1          60,000,000       4.3        6.0         0.0
  7 .............       6         182,742,490      13.2       18.3         0.0
  13 ............      13          72,507,272       5.2        2.6        11.8
  25 ............      14          59,254,771       4.3        4.3         4.3
                      ---      --------------     -----      -----       -----
  Total .........     184      $1,387,559,337     100.0%     100.0%      100.0%
                      ===      ==============     =====      =====       =====

                                 See "Description of the Mortgage Pool--
                                 Additional Mortgage Loan Information" and
                                 "--Certain Terms and Conditions of the Mortgage Loans--Defeasance; Collateral Substitution" in this prospectus supplement.


                  CURRENT USES OF THE MORTGAGED PROPERTIES(1)

                                                                  % OF       % OF
                                      AGGREGATE                 INITIAL     INITIAL
                                      PRINCIPAL        % OF       LOAN       LOAN
                       NUMBER OF      BALANCE OF     INITIAL    GROUP 1     GROUP 2
                       MORTGAGED       MORTGAGE        POOL    PRINCIPAL   PRINCIPAL
     CURRENT USE      PROPERTIES        LOANS        BALANCE    BALANCE     BALANCE
-------------------- ------------ ----------------- --------- ----------- ----------
  Retail ...........       67        489,140,875       35.3%      49.0%        0.0%
  Office ...........       44        328,214,585       23.7       32.9         0.0
  Multifamily ......       50        266,748,277       19.2        2.2        62.7
  Manufactured
  Housing
  Community.........       17        155,222,834       11.2        1.0        37.3
  Industrial .......       24        119,803,549        8.6       12.0         0.0
  Self-Storage .....        6         14,960,091        1.1        1.5         0.0
  Mixed Use ........        3         13,469,125        1.0        1.4         0.0
                           --        -----------      -----      -----       -----
  Total ............      211     $1,387,559,337      100.0%     100.0%      100.0%
                          ===     ==============      =====      =====       =====

----------
(1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A--1.

                                 The mortgaged properties are located in 36 states and the District of Columbia. The following table lists the states which have concentrations of mortgaged properties above 5%:


              GEOGRAPHIC DISTRIBUTION-ALL MORTGAGED PROPERTIES(1)

                                           AGGREGATE
                                           PRINCIPAL        % OF
                            NUMBER OF       BALANCE        INITIAL
                            MORTGAGED     OF MORTGAGE       POOL
          STATE            PROPERTIES        LOANS         BALANCE
------------------------- ------------ ----------------- ----------
  Nevada ................        8      $  172,367,221       12.4%
  Texas .................       32         165,790,799       11.9
  Florida ...............       23         156,601,833       11.3
  California ............       29         118,116,583        8.5
  New York ..............       17          80,890,549        5.8
  Massachusetts .........        2          69,750,000        5.0
  Other States ..........      100         624,042,353       45.0
                               ---      --------------      -----
  Total .................      211      $1,387,559,337      100.0%
                               ===      ==============      =====

----------
(1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.


              GEOGRAPHIC DISTRIBUTION-LOAN GROUP 1(1)

                                        AGGREGATE       % OF
                                        PRINCIPAL      INITIAL
                          NUMBER OF     BALANCE OF      LOAN
                          MORTGAGED      MORTGAGE      GROUP 1
         STATE           PROPERTIES       LOANS        BALANCE
----------------------- ------------ --------------- ----------
  Nevada ..............        8      $172,367,221       17.3%
  California ..........       24       107,821,626       10.8
  Florida .............       18        85,764,524        8.6
  Texas ...............       23        84,639,183        8.5
  Massachusetts .......        2        69,750,000        7.0
  New York ............       12        66,338,048        6.7
  Virginia ............        4        55,662,833        5.6
  Connecticut .........        1        51,902,992        5.2
  Other States ........       59       303,269,713       30.4
                              --      ------------      -----
  Total ...............      151      $997,516,139      100.0%
                             ===      ============      =====

----------
(1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

                    GEOGRAPHIC DISTRIBUTION-LOAN GROUP 2(1)

                                        AGGREGATE       % OF
                                        PRINCIPAL      INITIAL
                          NUMBER OF      BALANCE        LOAN
                          MORTGAGED    OF MORTGAGE     GROUP 2
         STATE           PROPERTIES       LOANS        BALANCE
----------------------- ------------ --------------- ----------
  Texas ...............       9       $ 81,151,616       20.8%
  Florida .............       5         70,837,309       18.2
  Kentucky ............      10         51,520,634       13.2
  Michigan ............       3         30,856,353        7.9
  Colorado ............       1         29,600,000        7.6
  Other States ........      32        126,077,286       32.3
                             --       ------------      -----
  Total ...............      60       $390,043,199      100.0%
                             ==       ============      =====

----------
(1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.


                      ADDITIONAL ASPECTS OF CERTIFICATES

Denominations.................   The offered certificates will be offered in
                                 minimum denominations of $10,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1.

Registration, Clearance and
Settlement....................   Each class of offered certificates will be
                                 registered in the name of Cede & Co., as nominee of The Depository Trust Company, or
                                 DTC.

                                 You may hold your offered certificates
                                 through: (1) DTC in the United States; or (2) Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

                                 We may elect to terminate the book-entry system through DTC, Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

                                 See "Description of the Certificates--
                                 Book-Entry Registration and Definitive
                                 Certificates" in this prospectus supplement and in the prospectus.

Information Available to
Certificateholders............   On each distribution date, the paying agent
                                 will prepare and make available to each
                                 certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date.
                                 Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust. See "Description of the
                                 Certificates--Reports to Certificateholders;
                                 Certain Available Information" in this
                                 prospectus supplement.

Deal Information/Analytics....   Certain information concerning the mortgage
                                 loans and the offered certificates will be available to you through the following services:

                                 o  Bloomberg, L.P.

                                 o  the paying agent's website at
                                    www.jpmorgan.com/sfr.

                                 In addition, certain information may be
                                 available via the master servicer's website at www.midlandls.com. See "Servicing of the Mortgage Loans--The Master Servicer and the Special Servicer" in this prospectus supplement.

Optional Termination..........   On any distribution date on which the
                                 aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate principal balance of the mortgage loans (including the Forum Shops B note) as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans (including the Forum
                                 Shops B note) (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement. Exercise of this option will terminate the trust and retire the then outstanding certificates.

                                 See "Description of the Certificates--
                                 Termination; Retirement of Certificates" in this prospectus supplement and "Description of the Certificates--Termination" in the prospectus.

Tax Status....................   Elections will be made to treat a portion of
                                 the trust (exclusive of the interest that is deferred after the anticipated repayment date on the mortgage loans that have anticipated repayment dates and the related distribution account for this deferred interest) as two separate REMICs--a lower-tier REMIC and an upper-tier REMIC--for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

                                 Pertinent federal income tax consequences of an investment in the offered certificates include:

                                 o  Each class of offered certificates will
                                    represent "regular interests" in the
                                    upper-tier REMIC.

                                 o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                 o You will be required to report income on the regular interests represented by your certificates using the accrual method of accounting.

                                 o  It is anticipated that the offered
                                    certificates will be issued at a premium.

                                 See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Certain ERISA Considerations...  Subject to important considerations described under "Certain ERISA Considerations" in this prospectus supplement and "Certain ERISA Considerations" in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment..............   The certificates will not constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates.
                                 You should consult your own legal advisors for assistance in determining the suitability of, and consequences to you of, the purchase, ownership and sale of the offered certificates.

                                 See "Legal Investment" in this prospectus supplement and in the prospectus.

Ratings.......................   The offered certificates will not be issued
                                 unless each of the offered classes receives the following ratings from Standard & Poor's
                                 Ratings Services, a division of The McGraw-Hill
                                 Companies, Inc. and Moody's Investors Service,
                                 Inc.:

                                                           S&P     MOODY'S
                                                          -----   --------
                                   Class A-1 ..........    AAA       Aaa
                                   Class A-2 ..........    AAA       Aaa
                                   Class A-3 ..........    AAA       Aaa
                                   Class A-4 ..........    AAA       Aaa
                                   Class B ............     AA       Aa2
                                   Class C ............    AA-       Aa3
                                   Class D ............     A        A2
                                   Class E ............     A-       A3

                                 A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. In addition, ratings adjustments may result from a change in the financial position of the trustee or the fiscal agent as back-up liquidity providers. See "Yield and Maturity Considerations" and "Risk Factors" in this prospectus supplement and "Yield and Maturity Considerations" in the prospectus.

                                 See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in Nevada, Texas, Florida, California, New York and Massachusetts represent approximately 12.4%, 11.9%, 11.3%, 8.5%, 5.8% and 5.0%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (17.3%, 8.5%, 8.6%, 10.8%, 6.7% and 7.0%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 0.0%, 20.8%, 18.2%, 2.6%, 3.7% and 0.0%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). With respect to the mortgaged properties located in California, 26 of the mortgaged properties securing mortgage loans representing approximately 7.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (21 mortgaged properties securing mortgage loans in loan group 1, representing approximately 9.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 5 mortgaged properties securing mortgage loans in loan group 2, representing approximately 2.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount are in southern California, and 3 of the mortgaged properties securing mortgage loans representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgaged properties securing mortgage loans in loan group 1, representing approximately 1.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount are in northern California. For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County are included in northern California and mortgaged properties located in or south of such counties are included in southern California. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than mortgaged properties in other parts of the country.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN CONFLICTS

     The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at such mortgaged properties or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

     With respect to shopping patterns, the terrorist attacks have significantly reduced air travel throughout the United States and, therefore, have had a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism which could reduce the ability of the affected mortgaged properties to generate cash flow.

     The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq and Afghanistan or any future conflict with any other country will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign conflict of any kind could have an adverse effect on the mortgaged properties.

RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

    o The largest mortgage loan represents approximately 11.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group 1 represents approximately 15.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 16.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). See "Description of the Mortgage Pool--Top Ten Mortgage Loans or Groups of Cross Collateralized Mortgage Loans" in this prospectus supplement.

    o The 3 largest mortgage loans (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent, in the aggregate, approximately 20.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group 1 represent approximately 26.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 39.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

    o The 10 largest mortgage loans (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent in the aggregate, approximately 39.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group 1 represent approximately 43.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 67.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     Each of the other mortgage loans represents no more than 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents no more than 1.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents no more than 1.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:


                PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%(1)

                                                     AGGREGATE
                                   NUMBER OF     PRINCIPAL BALANCE                      % OF INITIAL     % OF INITIAL
                                   MORTGAGED        OF MORTGAGE        % OF INITIAL     LOAN GROUP 1     LOAN GROUP 2
         PROPERTY TYPE            PROPERTIES           LOANS           POOL BALANCE        BALANCE         BALANCE
------------------------------   ------------   -------------------   --------------   --------------   -------------
Retail .......................       67             $489,140,875            35.3%            49.0%            0.0%
Office .......................       44             $328,214,585            23.7%            32.9%            0.0%
Multifamily ..................       50             $266,748,277            19.2%             2.2%           62.7%
Manufactured Housing .........       17             $155,222,834            11.2%             1.0%           37.3%
Industrial ...................       24             $119,803,549             8.6%            12.0%            0.0%

----------
(1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A--1.


     A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

    o 17 groups of mortgage loans have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than 8.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 29.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

    o 7 group of mortgage loans, comprised of 18 mortgage loans that are cross-collateralized and cross-defaulted, represent, in the aggregate, approximately 5.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (11 mortgage loans in loan group 1, representing approximately 3.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 7 mortgage loans in loan group 2, representing approximately 12.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). See "--Risks Relating to Enforceability of Cross-Collateralization" below.

    o 14 mortgage loans, representing approximately 15.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (7 mortgage loans in loan group 1, representing approximately 7.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 7 mortgage loans in loan group 2, representing approximately 34.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

    o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

    o have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

     Except as described below, the terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, the borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged properties and the mortgage loans in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 21 of the mortgage loans, representing approximately 5.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (10 mortgage loans in loan group 1, representing approximately 2.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 11 mortgage loans in loan group 2, representing approximately 14.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are not required to be single-purpose entities. See "Certain Legal Aspects of Mortgage Loans-- Bankruptcy Laws" in the prospectus.

RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above and on Annex A-1 to this prospectus supplement, 7 groups comprised of 18 mortgage loans representing approximately 5.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (11 mortgage loans in loan group 1, representing approximately 3.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 7 mortgage loans in loan group 2, representing approximately 12.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are cross-collateralized and cross-defaulted. Cross-collateralization arrangements may be terminated with respect to some mortgage loan groups in certain circumstance under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by a borrower could be avoided if a court were to determine that:

    o the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

    o the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

    o subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

    o recover payments made under that mortgage loan; or

    o take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

    o operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

    o individuals that have personal liabilities unrelated to the property.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     The borrower under 1 mortgage loan, the Forum Shops loan, is the lessor under a master lease under which Phase III of the mortgaged property is being leased to Simon Property Group, L.P., a sponsor of the borrower. Phase III is currently being constructed and it is anticipated that construction will be completed in November 2004. The lessee is required to pay annual rent under the lease of approximately $25 million. The term of the lease is 20 years. Under the terms of the lease, as tenants commence occupancy of space at Phase III, the space so occupied will be released from the master lease and rental payments under the master lease will be decreased when, among other things, the space tenants commence paying rent. As a result of this master lease arrangement, there is a greater possibility that in the event of a bankruptcy of the Simon Property Group, L.P., the assets of the borrower will be consolidated into that bankruptcy than would otherwise be the case if the master lease arrangement were not in place.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the accompanying prospectus.

     With respect to certain of the mortgage loans, the related borrowers own the related mortgaged property as tenants-in-common. As a result, if a borrower exercises its right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant in common borrowers, particularly if the tenant in common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for all pooled mortgage loans are special purpose entities.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk.

     The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, the Forum Shops loan is a senior loan in a split loan structure with the Forum Shops companion notes (pari passu with the Forum Shops loan) and the Forum Shops B note. Each of these notes is secured by a single mortgage instrument on the related mortgaged property. The Forum Shops companion notes will not be included as an asset of the trust fund. See "Description of the Mortgage Pool--The Forum Shops Whole Loan" in this prospectus supplement. In addition, the One Post Office Square loan is a senior loan in a split loan structure with the One Post Office Square companion note (pari passu with the One Post Office Square loan) and the One Post Office Square B note. Each of these notes is secured by a single mortgage instrument on the related mortgaged property. The One Post Office Square companion note and the One Post Office Square B note will not be included as assets of the trust fund. See "Description of the Mortgage Pool--The One Post Office Square Whole Loan" in this prospectus supplement.

     The One Post Office Square loan will be serviced under the pooling and servicing agreement separate from the pooling and servicing agreement under which the Series 2003-CIBC7 certificates are issued, subject to the related intercreditor agreement. The holder of the One Post Office Square B note will also have certain rights with respect to the One Post Office Square loan and the related mortgaged property. These include the right, under certain conditions, to direct or provide advice with respect to, certain actions proposed to be taken by the master servicer or the special servicer, as applicable, that are parties to the pooling and servicing agreement separate from the pooling and servicing agreement under which the Series 2003-CIBC7 certificates are issued, with respect to various servicing matters or loan modifications affecting each loan in the related split loan structure, make cure payments on the related senior loans or purchase the related senior loans if the senior loans are in default. In exercising such rights, the holder of the One Post Office Square B note does not have any obligation to consider the interests of, or impact on, the trust or the certificates. See "Description of the Mortgage Pool--The One Post Office Square Whole Loan" in this prospectus supplement.

     In addition to the Forum Shops loan and the One Post Office Square loan, 5 mortgage loans representing approximately 3.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans in loan group 1, representing approximately 2.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 3 mortgage loans in loan group 2, representing approximately 3.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are senior loans in a split loan structure with subordinate companion loans. Each pair of the senior and companion loans is secured by a single mortgage instrument on the related mortgaged property. The companion loans will not be included as assets of the trust fund. However, the companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. The holder of each companion loan will also have certain rights with respect to the related senior loan and the related mortgaged property, including the right, under certain conditions, to consent to a workout or modification of the related mortgage loan or purchase the related senior loan if the senior loan is in default. In exercising such rights, the holder of such companion loan does not have any obligation to consider the interests of, or impact on, the trust or the certificates. See "Description of the Mortgage Pool--AdditionalDebt" in this prospectus supplement.

     Although the Forum Shops pari passu companion notes, the One Post Office Square pari passu companion note, the One Post Office Square B note and the other companion notes are not assets of the trust fund, the related borrowers are still obligated to make interest and principal payments on those notes. As a result, the trust fund is subject to additional risks, including:

    o the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

    o the risk that it may be more difficult for the related borrower to refinance the Forum Shops loan, the One Post Office Square loan or the related AB mortgage loan or to sell the mortgaged property for purposes of making a balloon payment on the entire balance of both the senior obligations (including pari passu obligations, as applicable) and the subordinate obligation upon the maturity of the Forum Shops loan, the One Post Office Square loan or the related AB mortgage loan.

     See "Description of the Mortgage Pool--General," "--Additional Debt" "--The Forum Shops Whole Loan" and "--The One Post Office Square Whole Loan" in this prospectus supplement and "Certain Legal Aspects of Mortgage
Loans--Subordinate Financing" in the prospectus.

     In addition, the mortgage loan sellers have informed us that they are aware of certain permitted existing secured debt provisions in the related mortgage loan documents that allow the borrower to incur additional secured debt in the future. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See "Description of the Mortgage Pool--General" in this prospectus supplement.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a slightly greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

     Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

     As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware of certain mezzanine indebtedness with respect to 2 mortgage loans representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 2.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED REPAYMENT DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at the anticipated repayment date of the related mortgage loan involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

    o the availability of, and competition for, credit for commercial real estate projects;

    o the prevailing interest rates;

    o the fair market value of the related mortgaged property;

    o the borrower's equity in the related mortgaged property;

    o the borrower's financial condition;

    o the operating history and occupancy level of the mortgaged property;

    o reductions in applicable government assistance/rent subsidy programs;

    o the tax laws; and

    o the prevailing general and regional economic conditions.

     148 of the mortgage loans, representing approximately 86.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (112 mortgage loans in loan group 1, representing approximately 88.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 36 mortgage loans in loan group 2, representing approximately 83.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to four-family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

    o the age, design and construction quality of the properties;

    o perceptions regarding the safety, convenience and attractiveness of the properties;

    o the proximity and attractiveness of competing properties;

    o the adequacy of the property's management and maintenance;

    o increases in operating expenses;

    o an increase in the capital expenditures needed to maintain the properties or make improvements;

    o dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

    o a decline in the financial condition of a major tenant;

    o an increase in vacancy rates; and

    o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

    o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

    o local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

    o demographic factors;

    o consumer confidence;

    o consumer tastes and preferences;

    o retroactive changes in building codes;

    o changes or continued weakness in specific industry segments; and

    o the public perception of safety for customers and clients.


     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

    o the length of tenant leases;

    o the creditworthiness of tenants;

    o tenant default;

    o in the case of rental properties, the rate at which new rentals occur;
      and

    o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are owner-occupied or leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier's business operations are negatively impacted or if such a tenant or tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 25 mortgage loans, representing approximately 9.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (13.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured solely by properties that are wholly owner-occupied or leased to a single tenant. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail Properties Have Special Risks" below.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

    o space in the mortgaged properties could not be leased or re-leased;

    o leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

    o substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

    o tenants were unwilling or unable to meet their lease obligations;

    o a significant tenant were to become a debtor in a bankruptcy case; or

    o rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages, including single-tenant mortgaged properties, during the term of the related mortgage loans.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the related mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO HAVE RISKS

     If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower's or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 66 of the mortgage loans representing approximately 35.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 49.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     The quality and success of a retail property's tenants significantly affect the property's market value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. 33 of the mortgaged properties, representing approximately 27.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 37.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) are secured by retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant." 34 of the mortgaged properties, representing approximately 8.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 11.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) are secured by retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences. In this regard, see "--Tenant Bankruptcy Entails Risks" above.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Office properties secure 33 of the mortgage loans representing approximately 23.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 32.9% of the aggregate principal balance of the mortgaged properties in loan group 1 as of the cut-off date) by allocated loan amount.

     A large number of factors may adversely affect the value of office properties, including:

    o the quality of an office building's tenants;

    o an economic decline in the business operated by the tenants;

    o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

    o the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

    o the diversity of an office building's tenants (or reliance on a single or dominant tenant);

    o the desirability of the area as a business location;

    o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

    o an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See "--Risks Relating to Loan Concentrations" above.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Multifamily properties secure 44 of the mortgage loans representing approximately 19.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4 mortgaged properties securing mortgage loans in loan group 1, representing approximately 2.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 46 mortgaged properties securing mortgage loans in loan group 2, representing approximately 62.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

    o the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

    o the location of the property, for example, a change in the neighborhood over time;

    o the ability of management to provide adequate maintenance and insurance;


    o the types of services or amenities that the property provides;

    o the property's reputation;

    o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

    o the presence of competing properties;

    o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

    o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

    o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     Certain of the mortgage loans are secured by mortgaged properties that are eligible (or become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the
Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. We can give you no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

     Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

MANUFACTURED HOUSING COMMUNITIES HAVE SPECIAL RISKS

     Manufactured housing community properties secure 12 of the mortgage loans representing approximately 11.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgaged properties securing mortgage loans in loan group 1, representing approximately 1.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 14 mortgaged properties securing mortgage loans in loan group 2 representing approximately 37.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount.

     Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

    o other manufactured housing community properties;

    o apartment buildings; and

    o site-built single family homes.

     Other factors may also include:

    o the physical attributes of the community, including its age and appearance;

    o location of the manufactured housing community property;

    o the ability of management to provide adequate maintenance and insurance;


    o the types of services or amenities it provides;

    o the property's reputation; and

    o state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 19 of the mortgage loans representing approximately 8.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 12.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount. Significant factors determining the value of industrial properties are:

    o the quality of tenants;

    o reduced demand for industrial space because of a decline in a particular industry segment;

    o property becoming functionally obsolete;

    o building design and adaptability;

    o unavailability of labor sources;

    o changes in access, energy prices, strikers, relocation of highways, the construction of additional highways or other factors;

    o changes in proximity of supply sources;

    o the expenses of converting a previously adapted space to general use;
      and

    o the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single or few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

     In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

    o responding to changes in the local market;

    o planning and implementing the rental structure;

    o operating the property and providing building services;

    o managing operating expenses; and

    o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. For example, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. Converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See "--Zoning Compliance and Use Restrictions May Adversely Affect Property Value" below. See also "--Industrial Properties Have Special Risks" and
"--Manufactured Housing Communities Have Special Risks" above.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

     Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

    o the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

    o potential environmental legislation or liabilities or other legal liabilities;

    o the availability of refinancing; and

    o changes in interest rate levels.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER RISKS OF DEFAULT AND LOSS

     A leasehold interest under a ground lease secures all or a portion of 5 of the mortgage loans, representing approximately 19.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgage loans in loan group 1, representing approximately 21.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 of the mortgage loans in loan group 2, representing approximately 15.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     The Forum Shops loan is one of the mortgage loans that is subject to a leasehold interest. Under the terms of the related ground lease, the borrower is required to commence and complete construction of Phase III at the mortgaged property in accordance with the plans and schedule approved by the ground lessor. Construction of Phase III has already commenced and is approximately 50% complete. If the borrower does not continue to construct Phase III as required under the ground lease, an event of default under the lease may occur. With respect to any event of default under the ground lease, the mortgagee will be entitled to notice of the default and will have the right to cure the default by continuing the construction of Phase III. In connection with the closing of the loan, Simon Property Group, L.P., a parent entity to the borrower, provided a guarantee to the mortgagee of the borrower's obligations with respect to the Phase III construction, which guarantee is secured by a letter of credit in the amount of approximately $48 million, representing 125% of the estimated costs to complete the remaining construction of Phase III.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court.

     See "Certain Legal Aspects of the Mortgage Loans--Foreclosure--Leasehold Risks" and "--Bankruptcy Laws" in the prospectus.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee, the fiscal agent or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds Series 2003-CIBC7 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. For instance, a special servicer or its affiliate that holds Series 2003-CIBC7 non-offered certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to Series 2003-CIBC7 non-offered certificates.

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services on behalf of other persons with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and its affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

    o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

    o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

    o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

     The One Post Office Square pari passu companion note and the One Post Office Square B note will not be included as assets of the trust fund and will be serviced under a pooling and servicing agreement separate from the pooling and servicing agreement under which the Series 2003-CIBC7 certificates are issued, subject to the related intercreditor agreement. The holder of the One Post Office Square B note will also have certain rights with respect to the related senior loans and the related mortgaged property, including the right, under certain conditions to consent to, or provide advice with respect to, certain actions proposed by the special servicer that is party to that separate pooling and servicing agreement with respect to the related mortgaged property, to make cure payments on the One Post Office Square loan or purchase the One Post Office Square loan if the One Post Office Square loan is in default. In exercising such rights, the holder of the One Post Office Square B note does not have any obligation to consider the interests of, or impact on, the trust or the certificates.

     5 mortgage loans, representing approximately 3.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans in loan group 1, representing approximately 2.8% of the aggregate principal balance of the mortgage loans in loan group 1 and 3 mortgage loans in loan group 2, representing approximately 3.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are evidenced by one of two notes secured by a single mortgage and a single assignment of a lease. The companion loans will not be included as assets of the trust fund. However, the companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. The holders of the companion loans will also have certain rights with respect to the related senior loan and the related mortgaged property, including the right, under certain conditions to purchase the related senior loan if such senior loan is in default. In exercising such rights, the holders of the companion loans do not have any obligation to consider the interests of, or impact on, the trust or the certificates

SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. Similarly, the special servicer may, at the direction of the operating advisor for the Forum Shops loan (provided no change of control event has occurred or is continuing) or the holders of the Forum Shops loan and the Forum Shops companion notes (if a change of control event has occurred and is continuing), take actions with respect to the Forum Shops loan that could adversely affect the holders of some or all of the classes of offered certificates. In addition, the special servicer under the pooling and servicing agreement separate from the pooling and servicing agreement under which the Series 2003-CIBC7 certificates are issued, may, at the direction of the operating advisor for the holder of the One Post Office Square B note (provided no change of control event has occurred or is continuing) or the holders of the One Post Office Square loan and the One Post Office Square companion note (if a change of control event has occurred and is continuing), take actions with respect to the One Post Office Square loan that could adversely affect the holders of some or all of the classes of the offered certificates. See "Servicing of the Mortgage Loans--Directing Certificateholder, Forum Shops Operating Advisor and One Post Office Square Operating Advisor" in this prospectus supplement. The directing certificateholder will be controlled by the controlling class certificateholders. The Forum Shops operating advisor will be designated by the holders of the Class FS certificates. The One Post Office Square operating advisor will be designated pursuant to the separate pooling and servicing agreement pursuant to which the One Post Office Square loans are serviced. Each of the directing certificateholder, the Forum Shops operating advisor and the One Post Office Square operating advisor may have interests in conflict with those of the certificateholders of the classes of the offered certificates. As a result, it is possible that the directing certificateholder or the Forum Shops operating advisor may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See "Servicing of the Mortgage Loans--General", "--The Master Servicer and the Special Servicer" and "--Directing Certificateholder, Forum Shops Operating Advisor and One Post Office Square Operating Advisor" in this prospectus supplement.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans may have sponsors that have previously filed bankruptcy, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or, repurchases upon breaches of representations and warranties.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3, and Class A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     The pass-through rate on each of the Class D and Class E certificates is based on the weighted average net mortgage rate of the mortgage loans and will be affected by disproportionate principal payments on the mortgage loans. Because certain mortgage loans will amortize their principal more quickly than others, the weighted average net mortgage rate will fluctuate over the life of these classes of certificates. See "Yield and Maturity Considerations" in this prospectus supplement.

     The yield on each of the Class A-4, the Class B and Class C certificates could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average net mortgage rate of the mortgage loans. The pass-through rates on those classes of certificates may be limited by the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premium or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or prepayment premium unless the loan is prepaid within a 3-month period prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be. However, 34 mortgage loans representing approximately 27.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (22 mortgage loans in loan group 1, representing approximately 31.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 12 mortgage loans in loan group 2, representing approximately 16.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) permit voluntary prepayment without payment of a yield maintenance charge at any time after a date ranging from 4 months to 24 months prior to the stated maturity date. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the related anticipated repayment date. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans-- Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

    o the terms of the mortgage loans;

    o the length of any prepayment lockout period;

    o the level of prevailing interest rates;

    o the availability of mortgage credit;

    o the applicable yield maintenance charges and prepayment premiums;

    o the master servicer's or special servicer's ability to enforce those charges or premiums;

    o the failure to meet certain requirements for the release of escrows;

    o the occurrence of casualties or natural disasters; and

    o economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" below. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--The Mortgage Loan Sellers" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement and "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges or prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

    o the aggregate amount of distributions on the offered certificates;

    o their yield to maturity;

    o their rate of principal payments; and

    o their weighted average life.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3 or Class A-4 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and to the Class A-1A, Class X-1 and Class X-2 certificates.

     See "Description of the Certificates--Distributions--Priority" and "--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or
(ii) subject to a secured creditor environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

    o which will be remediated or abated in all material respects by the closing date;

    o for which an escrow for the remediation was established;

    o for which an environmental insurance policy was obtained from a third party insurer;

    o for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

    o for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

    o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

    o as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation; or

    o that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk Factors--Failure to Comply with Environmental Law May Result in Additional Losses" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when defaulted or the default of the mortgage loan becomes imminent.

     Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%). In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

RISKS ASSOCIATED WITH ONE ACTION RULES

     The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

RISKS RELATED TO ENFORCEABILITY

     All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

PROPERTY INSURANCE MAY NOT BE SUFFICIENT

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 11.3%, 11.9% and 8.5% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (8.6%, 8.5% and 10.8%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 18.2%, 20.8% and 2.6%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in Florida, Texas and California, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

     In light of the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) had eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The Treasury Department will establish procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage or, if any have, that they will continue to maintain the coverage.

     Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury must determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

     However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

     Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

     Finally, the Terrorism Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended, or that subsequent terrorism insurance legislation will be passed upon its expiration.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust.

     With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

     With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies.

     Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to the consent of the directing certificateholder (or in the case of the Forum Shops loan and the One Post Office Square loan, the applicable operating advisor)) or that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificate.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS MAY ADVERSELY AFFECT PROPERTY VALUE

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties which do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, condominium documents (in the case of mortgaged properties that are part of a condominium regime), reciprocal easement agreements or operating agreements or historical landmark designations. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

LITIGATION OR OTHER LEGAL PROCEEDINGS COULD ADVERSELY AFFECT THE MORTGAGE LOANS

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. We cannot assure you that any litigation or other legal proceedings will not have a material adverse effect on your investment.

RISKS RELATED TO BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS OF INSPECTIONS RELATED TO PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus supplement without further description are approximate percentages by initial pool balance. All numerical and statistical information presented in this prospectus supplement with respect to each mortgage loan with a companion loan is calculated without regard to the related companion loan, except in the case of the Forum Shops Loan and the One Post Office Square Loan, in which case such information in certain circumstances, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance of the Forum Shops Companion Notes and the One Post Office Square Companion Note, respectively. The trust will consist primarily of 184 mortgage loans secured by 211 commercial, multifamily and manufactured housing community mortgaged properties, with an aggregate principal balance of approximately $1,387,559,337 (the "Initial Pool Balance") as of the cut-off date.

     The trust's assets will also include the Forum Shops B Note. The Forum Shops B Note supports only the Class FS Certificates. Although that mortgage loan is an asset of the trust, for the purpose of information contained in this prospectus supplement (including the annexes and statistical information contained in this prospectus supplement), the Forum Shops B Note is not reflected in this prospectus supplement and unless otherwise expressly stated, the term "mortgage loan" does not include the Forum Shops B Note. The aggregate principal balance of the Forum Shops B Note, together with all of the other mortgage loans held by the trust, will be approximately $1,472,559,337 as of the cut-off date.

     The pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2" and collectively, the "Loan Groups"). Loan Group 1 will consist of 135 mortgage loans, representing approximately 71.9% of the Initial Pool Balance (the "Initial Loan Group 1 Balance"). Loan Group 2 will consist of 49 mortgage loans (representing approximately 91.7% of the aggregate principal balance of the mortgage loans secured by multifamily properties and 93.7% of the aggregate principal balance of the mortgage loans secured by manufactured housing properties), representing approximately 28.1% of the Initial Pool Balance (the "Initial Loan Group 2 Balance"). Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan. The "Cut-off Date Balance" of any mortgage loan (including the Forum Shops B Note) will be the unpaid principal balance of that mortgage loan as of the cut-off date, after application of all payments due on or before that date, whether or not received. Each mortgage loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first (other than with respect to the mortgage loan identified as Loan No. 52 on Annex A-1 to this prospectus supplement, known as the Silver Manor Apartments loan) mortgage lien:

      (1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

      (2) with respect to 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 11.2% of the Initial Pool Balance (approximately 15.5% of the Initial Loan Group 1 Balance), on a leasehold estate in one or more commercial properties; and

      (3) with respect to 4 mortgage loans (identified as Loan Nos. 4, 5, 32 and 46 on Annex A-1 to this prospectus supplement), representing approximately 8.5% of the Initial Pool Balance (2 mortgage loans in loan group 1, representing approximately 5.9% of the Initial Loan Group 1 Balance and 2 mortgage loans in loan group 2, representing approximately 15.3% of the Initial Loan Group 2 Balance), on a fee simple estate in a portion of the related property and a leasehold estate in the remaining portion of one or more commercial properties.

     The Mortgaged Property securing the Silver Manor Apartments loan is subject to a payment-in-lieu of taxes agreement ("PILOT Agreement") with Nassau County in the State of

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New York. During its term, the payments due under the PILOT Agreement are in lieu of property taxes and assessments that would otherwise be levied against the related Mortgaged Property. A mortgage encumbering the Mortgaged Property has been granted to Nassau County to secure the borrower's obligations under the PILOT Agreement, which mortgage is prior to the Mortgage securing the Silver Manor Apartments loan.

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and "--Bankruptcy Laws" in the prospectus.

     On or about December 8, 2003 (the "Closing Date"), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will acquire the mortgage loans from JPMorgan Chase Bank and CIBC Inc. (each, a "Mortgage Loan Seller") pursuant to two mortgage loan purchase agreements (the "Purchase Agreements"), between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to LaSalle Bank National Association, as trustee (the "Trustee"), for the benefit of the holders of the certificates (the "Certificateholders"). See "--The Mortgage Loan Sellers" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus. For the purposes of the prospectus, each of the Mortgage Loan Sellers constitutes a "Mortgage Asset Seller."

     The mortgage loans were originated in the period between December 2002 and November 2003.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

ADDITIONAL DEBT

     General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

     The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will typically not agree to subordination and standstill protection benefiting the mortgagee.

     AB Mortgage Loans. The Forum Shops Loan is a senior loan in a split loan structure with the Forum Shops Companion Notes (which are pari passu with the Forum Shops Loan) and the Forum Shops B Note, which is junior to the Forum Shops Loan and the Forum Shops Companion Notes. See "--The Forum Shops Whole Loan" below. The One Post Office Square Loan is a senior loan in a split loan structure with the One Post Office Square Companion Note (which are pari passu with the One Post Office Square Loan) and the One Post Office Square B Note, which is junior to the One Post Office Square Loan and the One Post Office Square Companion Note. See "--The One Post Office Square Whole Loan" below. In addition, 5 mortgage loans (each, an "AB Mortgage Loan") (identified as loan numbers 9, 52, 71, 85 and 88 on Annex A-1 to this prospectus supplement), representing approximately 3.1% of the Initial Pool Balance (2 mortgage loans in Loan Group 1, representing approximately 2.8% of the Initial Loan Group 1 Balance and 3 mortgage loans in Loan Group 2, representing approximately 3.8% of the Initial Loan Group 2 Balance), are each a senior loan in a split loan structure with a junior loan (with respect to each AB Mortgage Loan, the "Companion Loan"). No Companion Loan is an asset of the trust. Each pair of senior and junior loans is evidenced by one of two notes that are each secured by a single mortgage instrument on the related mortgaged property.

     The first such AB Mortgage Loan (the "Ranier Portfolio Mortgage Loan") (identified as Loan No. 9 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut-off date of $23,350,000. The related Companion Loan (the "Ranier Portfolio Companion Loan"), which is not included in the trust, has an initial principal balance of $1,650,000. The second such AB Mortgage Loan (the "Silver Manor Mortgage Loan") (identified as Loan No. 52 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut-off date of $6,400,000. The related Companion Loan (the "Silver Manor Companion Loan"), which is not included in the trust, has an initial principal balance of $400,000. The third such AB Mortgage Loan (the "North Gratiot Crossing Mortgage Loan") (identified as Loan No. 71 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut-off date of $5,020,350. The related Companion Loan (the "North Gratiot Crossing Companion Loan"), which is not included in the trust, has an initial principal balance of $335,000. The fourth such AB Mortgage Loan (the "Olde Towne Village Apartments Mortgage Loan") (identified as Loan No. 85 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut-off date of $4,347,909. The related Companion Loan (the "Olde Towne Village Apartments Companion Loan"), which is not included in the trust, has an initial principal balance of $272,500. The fifth such AB Mortgage Loan (the "Valley Grove Apartments Mortgage Loan") (identified as Loan No. 88 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut-off date of $4,191,829. The related Companion Loan (the "Valley Grove Apartments Companion Loan"), which is not included in the trust, has an initial principal balance of $262,500. In the event that certain defaults exist under any of these AB Mortgage Loans or the related Companion Loans, the holder of the related Companion Loan will have the right to purchase the related AB Mortgage Loan for a price generally equal to the outstanding principal balance of the related AB Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to that AB Mortgage Loan. Until the expiration of the period of time that the holder of the related Companion Loan has the right to purchase the related AB Mortgage Loan (generally 30 days after notice of certain defaults under the related AB Mortgage Loan or the related Companion Loan), the Master Servicer and the Special Servicer generally will not be able to work out or modify that AB Mortgage Loan without the consent of the holder of the related Companion Loan.

     Secured Subordinate Indebtedness. In the case of 1 mortgage loan (identified as Loan No. 162, on Annex A-1 to this prospectus supplement), representing approximately 0.1% of the Initial Pool Balance (approximately 0.2% of the Initial Loan Group 1 Balance) the related borrower is permitted to incur subordinated debt secured by the related Mortgaged Property.

     Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing limitations on transfers of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. As of the cut-off date, the Mortgage Loan Sellers have informed us that they are aware of the following mezzanine indebtedness with respect to the mortgage loans:

    o In the case of 2 mortgage loans (identified as Loan Nos. 13 and 69 on Annex A-1 to this prospectus supplement), representing approximately 1.5% of the Initial Pool Balance (representing approximately 2.1% of the Initial Loan Group 1 Balance), the owners of the borrower have pledged their ownership interests in such borrower as collateral for mezzanine loans in the initial amount of $3,325,000 and $1,294,641. The holder of each mezzanine loan has the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan from the trust if certain defaults on the related mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such mortgage loan. The lenders for this mezzanine debt are not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower, which will result in a change in control of the borrower.

    o In the case of 11 mortgage loans (identified as Loan Nos. 11, 33, 54,
      55, 63, 141, 148, 160, 166, 173 and 176 on Annex A-1 to this prospectus supplement), representing approximately 4.3% of the Initial Pool Balance (6 mortgage loans in Loan Group 1, representing approximately 4.5% of the Initial Loan Group 1 Balance and 5 mortgage loans in Loan Group 2, representing approximately 3.8% of the Initial Loan Group 2 Balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include the consent of the mortgage lender and loan-to-value ratio ("LTV Ratio") and DSCR tests.

     Unsecured Indebtedness. 2 mortgage loans, representing in the aggregate approximately 1.6% of the Initial Pool Balance (representing approximately 2.3% of the Initial Loan Group 1 Balance) allow the related borrowers to incur additional unsecured indebtedness. In addition, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

     Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

THE FORUM SHOPS WHOLE LOAN

     The Loans. One mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement) (the "Forum Shops Loan"), representing approximately 11.2% of the Initial Pool Balance (approximately 15.5% of the Initial Loan Group 1 Balance), is one of four mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the Forum Shops Mortgaged Property. The Forum Shops Loan is evidenced by promissory note A1. The mortgage loans evidenced by promissory notes A2 and A3 are referred to in this prospectus supplement as the "Forum Shops Companion Notes". The Forum Shops Companion Notes, which in aggregate have a principal balance of $310,000,000 as of the cut-off date, are not included in the trust. The Forum Shops Loan and the Forum Shops Companion Notes are pari passu with each other and are referred to in this prospectus supplement as the "Forum Shops Senior Notes." The remaining mortgage loan evidenced by promissory note B is referred to in this prospectus supplement as the "Forum Shops B Note." The Forum Shops B Note, which has a principal balance of $85,000,000 as of the cut-off date, is subordinate to the Forum Shops Senior Notes. Only the Forum Shops Loan and the Forum Shops B Note are included in the trust. The Forum Shops Loan, the Forum Shops Companion Notes and the Forum Shops B Note are collectively referred to in this prospectus supplement as the "Forum Shops Whole Loan."

     The holders of the Forum Shops Senior Notes (the "Forum Shops Senior Noteholders") and the holder of the Forum Shops B Note (the "Forum Shops B Noteholder") have entered into an intercreditor agreement that sets forth the respective rights of the Forum Shops Senior Noteholders and the Forum Shops B Noteholder (the "Forum Shops Intercreditor Agreement"). Pursuant to the terms of the Forum Shops Intercreditor Agreement, the Forum Shops Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standards. The Forum Shops Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Forum Shops Whole Loan will be allocated first, to the holder of the Forum Shops B Note and thereafter, to the Forum Shops Senior Noteholders, pro rata and pari passu.

     As described under "Servicing of the Mortgage Loans--Directing Certificateholder, Forum Shops Operating Advisor and One Post Office Square Operating Advisor" in this prospectus supplement, prior to a Forum Shops Control Appraisal Event, the holder of the Forum Shops B Note will have the right to consult with and advise the Special Servicer with respect to the Forum Shops Whole Loan; following the occurrence and during the continuance of a Forum Shops Control Appraisal Event, the holder of the Forum Shops Loan and the Forum Shops Companion Notes will have such rights. The holders of the Class FS Certificates will be entitled to exercise the rights and powers granted to the Forum Shops B Noteholder. A "Forum Shops Control Appraisal Event" will exist if, and for so long as, the initial principal balance of the Forum Shops B Note (minus the sum of (i) any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Forum Shops B Note after the cut-off date, (ii) any Appraisal Reduction allocated to the Forum Shops B Note and (iii) realized losses allocated to the Forum Shops B Note) is less than 25% of its initial principal balance (minus the sum of any principal payments whether as scheduled amortization, principal prepayments or otherwise received on, the Forum Shops B Note after the cut-off date).

     Servicing. The Forum Shops Intercreditor Agreement generally provides that the Forum Shops Whole Loan will be serviced by the Master Servicer and the Special Servicer according to the Servicing Standards under the Pooling and Servicing Agreement.

     Distributions. Under the terms of the Forum Shops Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or other material non-monetary event of default with respect to the Forum Shops Whole Loan (or, if such a default has occurred, but the holders of the Class FS Certificates have cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds received with respect to the Forum Shops Whole Loan will generally be paid in the following manner, in each case to the extent of available funds:

     first, each holder of the Forum Shops Loan and the Forum Shops Companion Notes will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

     second, scheduled principal payments in respect of the Forum Shops Loan and the Forum Shops Companion Notes will be paid to each of the holders of the Forum Shops Loan and the Forum Shops Companion Notes, pro rata;

     third, the holder of the Forum Shops B Note will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     fourth, scheduled principal payments in respect of the Forum Shops B Note will be paid to the holder of the Forum Shops B Note;

     fifth, any unscheduled principal payments will be paid to the holder of the Forum Shops Loan, the Forum Shops Companion Notes and the Forum Shops B Note, pro rata, based on the principal balance of each such loan;

     sixth, any Yield Maintenance Charge will be paid to each holder of the Forum Shops Loan, the Forum Shops Companion Notes and the Forum Shops B Note, pro rata, in the amount actually received in respect of the Forum Shops Loan, the Forum Shops Companion Notes and the Forum Shops B Note, respectively;

     seventh, any default interest (in excess of the interest paid in accordance with clauses first and third above) will be paid to each of the holders of the Forum Shops Loan, the Forum Shops Companion Notes and the Forum Shops B Note, on a pro rata basis in accordance with the respective principal balance of each loan; and

     eighth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through seventh above, such amount will be paid to each of the holders of the Forum Shops Loan, the Forum Shops Companion Notes and the Forum Shops B Note on a pro rata basis in accordance with the respective initial principal balance of each loan.

     Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the Forum Shops Whole Loan (unless the holders of the Class FS Certificates have cured such a default), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement, Liquidation Proceeds and other collections with respect to the Forum Shops Whole Loan will generally be applied in the following manner, in each case to the extent of available funds:

     first, each holder of the Forum Shops Loan and the Forum Shops Companion Notes will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, pro rata;

     second, each holder of the Forum Shops Loan and the Forum Shops Companion Notes will receive, pro rata, based on the principal balance of each such loan an amount up to its principal balance, until the principal balance has been paid in full;

     third, the holder of the Forum Shops B Note will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     fourth, the holder of the Forum Shops B Note will receive an amount up to its principal balance, until such principal has been paid in full;

     fifth, if the proceeds of any foreclosure sale or any liquidation of the Forum Shops Whole Loan or the Forum Shops Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout, the principal balance of either the Forum Shops Loan and the Forum Shops Companion Notes on the one hand, and the Forum Shops B Note on the other hand have been reduced, such excess amount will first be paid to the holder of the Forum Shops Loan and each holder of the Forum Shops Companion Notes, pro rata, in an amount up to the reduction, if any, of their respective principal balances as a result of such workout, and then to the holder of the Forum Shops B Note in an amount up to the reduction, if any, of its principal balance as a result of such workout;

     sixth, any Yield Maintenance Charge that is allocable to the Forum Shops Loan and the Forum Shops Companion Notes on the one hand, and the Forum Shops B Note on the other hand, to the extent actually paid by the borrower, will be paid first to the holder of the Forum Shops Loan and each holder of the Forum Shops Companion Notes, pro rata, and then to the holder of the Forum Shops B Note, respectively;

     seventh, any default interest in excess of the interest paid in accordance with clauses first and third above, will be paid first to each holder of the Forum Shops Loan and the Forum Shops Companion Notes, pro rata, and then to the holder of the Forum Shops B Note, based on the total amount of default interest then owing to each such party; and

     eighth, if any excess amount is paid by the borrower that is not otherwise applied in accordance with the foregoing clauses first through seventh or the proceeds of any foreclosure sale or any liquidation of the Forum Shops Whole Loan or the Forum Shops Mortgaged Property are received in excess of the amounts required to be applied in accordance with the foregoing clauses first through seventh, such amount will generally be paid, pro rata, first to the holders of the Forum Shops Loan and Forum Shops Companion Notes (on a pro rata basis) on the one hand, and then to the holder of the Forum Shops B Note, on the other hand, in accordance with the respective initial principal balances of each loan.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the Forum Shops Whole Loan, resulting in a monetary event of default, the holders of the Class FS Certificates, will have the right to cure such monetary event of default subject to certain limitations set forth in the Forum Shops Intercreditor Agreement.

     Purchase Option. In the event that the Forum Shops Loan is in default, the holders of the Class FS Certificates will have an option (the "Forum Shops Purchase Option") to purchase the Forum Shops Loan from the trust fund at a price (the "Forum Shops Loan Option Price") generally equal to the unpaid principal balance of the Forum Shops Loan, plus accrued and unpaid interest

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on such balance, all related unreimbursed Servicing Advances (and all related
Servicing Advances that were reimbursed from general collections on the mortgage loans, but not yet repaid by the related borrower) together with accrued and unpaid interest on all Advances and all accrued Special Servicing Fees allocable to the Forum Shops Loan whether paid or unpaid and any other additional trust fund expenses relating to the Forum Shops Whole Loan. In order to exercise the Forum Shops Purchase Option, the holders of the Class FS Certificates will also be required to purchase the Forum Shops Companion Notes for a similar price. If the holders of the Class FS Certificates fail to exercise this option within the time period set forth in the Pooling and Servicing Agreement, certain other parties may have the right to purchase the Forum Shops Loan as described under "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

THE ONE POST OFFICE SQUARE WHOLE LOAN

     The Loans. One mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement) (the "One Post Office Square Loan"), representing approximately 4.3% of the Initial Pool Balance (approximately 6.0% of the Initial Loan Group 1 Balance), is one of three mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the One Post Office Square Mortgaged Property. The One Post Office Square Loan is evidenced by promissory note A2. The mortgage loan evidenced by promissory note A1 is referred to in this prospectus supplement as the "One Post Office Square Companion Note". The One Post Office Square Companion Note, which has a principal balance of $60,000,000 as of the cut-off date, is not included in the trust. The One Post Office Square Loan and the One Post Office Square Companion Note are pari passu with each other and are referred to in this prospectus supplement as the "One Post Office Square Senior Notes". The remaining mortgage loan evidenced by the B Note is referred to in this prospectus supplement as the "One Post Office Square B Note." The One Post Office Square B Note, which has a principal balance of $55,000,000 as of the cut-off date, is subordinate to the One Post Office Square Senior Notes. Only the One Post Office Square Loan is included in the trust. As of the Cut-off Date, the One Post Office Square Companion Note and the One Post Office Square B Note are owned by a trust (the "One Post Office Square Trust") created pursuant to a pooling and servicing agreement, dated as of September 30, 2003 (the "One Post Office Square Pooling Agreement") among the Depositor, as depositor, Wells Fargo Bank, National Association, as master servicer (the "One Post Office Square Servicer"), ARCap Servicing, Inc, as special servicer (the "One Post Office Square Special Servicer"), U.S. Bank National Association, as trustee (the "One Post Office Square Trustee") and LaSalle Bank National Association, as paying agent (the "One Post Office Square Paying Agent"). The One Post Office Square Loan, the One Post Office Square Companion Note and the One Post Office Square B Note are collectively referred to in this prospectus supplement as the "One Post Office Square Whole Loan".

     The holders of the One Post Office Square Senior Notes (the "One Post Office Square Senior Noteholders") and the holder of the One Post Office Square B Note (the "One Post Office Square B Noteholder") have entered into an intercreditor agreement that sets forth the respective rights of the One Post Office Square Senior Noteholders and the One Post Office Square B Noteholder (the "One Post Office Square Intercreditor Agreement"). Pursuant to the terms of the One Post Office Square Intercreditor Agreement, the One Post Office Square Whole Loan will be serviced and administered pursuant to the One Post Office Square Pooling Agreement by the One Post Office Square Servicer and One Post Office Square Special Servicer, as applicable, according to the servicing standards set forth in the One Post Office Square Pooling Agreement.

     As described under "Servicing of the Mortgage Loans--Directing Certificateholder, Forum Shops Operating Advisor and One Post Office Square Operating Advisor" in this prospectus supplement, prior to a One Post Office Square Control Appraisal Event, the holder of the One Post Office Square B Note will have the right to consult with and advise the One Post Office Square Special Servicer with respect to the One Post Office Square Whole Loan; following the occurrence and during the continuance of a One Post Office Square Control Appraisal Event, the trust, as the holder of the One Post Office Square Loan, and the One Post Office Square Trust, as the holder of the One Post Office Square Companion Note, will have such rights. The holders of certain certificates (that are entitled to receive distributions only from the collections on the One Post Office Square B Note in accordance with the One Post Office Square Intercreditor Agreement and the One Post Office Square Pooling Agreement), issued by the One Post Office Square Trust (the "One Post Office Square B Note Certificateholders"), will be entitled to exercise the rights and powers granted to the One Post Office Square B Noteholder. A "One Post Office Square Control Appraisal Event" will exist if, and for so long as, the initial principal balance of the One Post Office Square B Note (minus the sum (i) of any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the One Post Office Square B Note after the cut-off date, (ii) any Appraisal Reduction allocated to the One Post Office Square B Note and (iii) realized losses allocated to the One Post Office Square B Note) is less than 25% of its initial principal balance (minus the sum of any principal payments whether as scheduled amortization, principal prepayments or otherwise received on, the One Post Office Square B Note after the cut-off date).

     The One Post Office Square Intercreditor Agreement provides that expenses, losses and shortfalls relating to the One Post Office Square Whole Loan will be allocated first, to the holder of the One Post Office Square B Note and then, to the holders of the One Post Office Square Loan and the One Post Office Square Companion Note, pro rata and pari passu.

     Distributions. Under the terms of the One Post Office Square Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or other material non-monetary event of default with respect to the One Post Office Square Whole Loan (or, if such a default has occurred, but the controlling holder of the One Post Office Square B Note Certificateholders has cured such a default), after payment of amounts payable or reimbursable under the One Post Office Square Pooling Agreement, payments and proceeds received with respect to the One Post Office Square Whole Loan will generally be paid in the following manner:

     first, each holder of the One Post Office Square Loan and the One Post Office Square Companion Note will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

     second, any scheduled principal payments will be paid to each of the holders of the One Post Office Square Loan and the One Post Office Square Companion Note, pro rata, based on the principal balance of the One Post Office Square Loan, the One Post Office Square Companion Note and the One Post Office Square B Note;

     third, the holder of the One Post Office Square B Note will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     fourth, any scheduled principal payments will be paid to the holder of the One Post Office Square B Note, pro rata, based on the principal balance of the One Post Office Square Loan, the One Post Office Square Companion Note and the One Post Office Square B Note;

     fifth, any unscheduled principal payments will be paid to the One Post Office Square Loan, the One Post Office Square Companion Note and the One Post Office Square B Note, pro rata, based on the principal balance of each such loan, first to the holders of the One Post Office Square Senior Notes and then to the holder of the One Post Office Square B Note;

     sixth, any Yield Maintenance Charge that is allocable to the One Post Office Square Loan and the One Post Office Square Companion Note on the one hand, and the One Post Office Square B Note on the other hand, to the extent actually paid by the borrower, will be paid first to the trust and the holder of the One Post Office Square Companion Note, pro rata, and then to the holder of the One Post Office Square B Note, respectively;

     seventh, any default interest (in excess of the interest paid in accordance with clauses first and third above) will be paid to each of the holders of the One Post Office Square Loan, the One

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Post Office Square Companion Note and the One Post Office Square B Note, on a
pro rata basis in accordance with the respective principal balance of each loan, first to each holder of the One Post Office Square Loan and the One Post Office Square Companion Note and then to the holder of the One Post Office Square B Note; and

     eighth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through seventh above, such amount will be paid to each of the holders of the One Post Office Square Loan, the One Post Office Square Companion Note and the One Post Office Square B Note on a pro rata basis in accordance with the respective initial principal balance of each loan, first to each holder of the One Post Office Square Loan and the One Post Office Square Companion Note and then to the holder of the One Post Office Square B Note.

     Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the One Post Office Square Whole Loan (unless the holders of the One Post Office Square B Note have cured such a default), after payment of all amounts then payable or reimbursable under the One Post Office Square Pooling Agreement, Liquidation Proceeds and other collections with respect to the One Post Office Square Whole Loan will generally be applied in the following manner:

     first, each holder of the One Post Office Square Loan and the One Post Office Square Companion Note will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, pro rata;

     second, any scheduled principal payments will be paid to each holder of the One Post Office Square Loan and the One Post Office Square Companion Note, pro rata, based on the principal balance of each such loan;

     third, the holder of the One Post Office Square B Note will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     fourth, any remaining principal payments will be paid to each holder of the One Post Office Square Loan and the One Post Office Square Companion Note, pro rata, until the principal balance of the related loan is reduced to zero;

     fifth, the holder of the One Post Office Square B Note will receive an amount up to its principal balance, until such principal has been paid in full;


     sixth, if the proceeds of any foreclosure sale or any liquidation of the One Post Office Square Whole Loan or the One Post Office Square Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fifth and, as a result of a workout, the principal balance of either the One Post Office Square Loan and the One Post Office Square Companion Note on the one hand, and the One Post Office Square B Note on the other hand have been reduced, such excess amount will first be paid to the trust and the holder of the One Post Office Square Companion Note, pro rata, in an amount up to the reduction, if any, of the respective principal balance as a result of such workout, and then to the holder of the One Post Office Square B Note in an amount up to the reduction, if any, of its principal balance as a result of such workout;

     seventh, any Yield Maintenance Charge that is allocable to the One Post Office Square Loan and the One Post Office Square Companion Note on the one hand, and the One Post Office Square B Note on the other hand, to the extent actually paid by the borrower, will be paid first to the holder of the One Post Office Square Loan and the holder of the One Post Office Square Companion Note, pro rata, and then to the holder of the One Post Office Square B Note, respectively;

     eighth, any default interest in excess of the interest paid in accordance with clauses first and third above, will be paid first to the holder of the One Post Office Square Loan and the One Post Office Square Companion Note, pro rata, and then to the holder of the One Post Office Square B Note, based on the total amount of default interest then owing to each such party; and
     ninth, if any excess amount is paid by the borrower that is not otherwise applied in accordance with the foregoing clauses first through eighth or the proceeds of any foreclosure sale or any liquidation of the One Post Office Square Whole Loan or the One Post Office Square Mortgaged Property are received in excess of the amounts required to be applied in accordance with the foregoing clauses first through eighth, such amount will generally be paid, pro rata, first to the holders of the One Post Office Square Loan and One Post Office Square Companion Note (on a pro rata basis) on the one hand, and then to the holder of the One Post Office Square B Note on the other hand, in accordance with the respective initial principal balances of each loan.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the One Post Office Square Whole Loan, resulting in a monetary event of default, the controlling holder of the One Post Office Square B Note Certificateholders, will have the right to cure such monetary event of default subject to certain limitations set forth in the One Post Office Square Intercreditor Agreement.

     Purchase Option. In the event that the One Post Office Square Loan is in default, the controlling holder of the One Post Office Square B Note Certificateholders will have an option (the "One Post Office Square Purchase Option") to purchase the One Post Office Square Loan from the trust fund at a price (the "One Post Office Square Loan Option Price") generally equal to the unpaid principal balance of the One Post Office Square Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances, together with accrued and unpaid interest on all advances and all accrued special servicing fees allocable to the One Post Office Square Loan whether paid or unpaid and any other additional trust fund expenses relating to the One Post Office Square Whole Loan. If the controlling holder of the One Post Office Square B Note Certificateholders fails to exercise this option within the time period set forth in the One Post Office Square Pooling Agreement, certain other parties may have the right to purchase the One Post Office Square Loan.

TOP TEN MORTGAGE LOANS OR GROUPS OF CROSS COLLATERALIZED MORTGAGE LOANS

     The following tables describe the ten largest mortgage loans or groups of cross-collateralized mortgage loans by Cut-off Date Balance:

                                                               % OF
                                     LOAN   CUT-OFF DATE   INITIAL POOL    LOAN PER      UW        CUT-OFF          PROPERTY
             LOAN NAME              GROUP      BALANCE        BALANCE        UNIT       DSCR      LTV RATIO           TYPE
---------------------------------- ------- -------------- -------------- ------------ ---------- ------------ --------------------
The Forum Shops ..................    1     $155,000,000        11.2%      $  710(1)   2.18x(1)     46.5%(1)         Retail
Hometown America Portfolio
 III .............................    2       63,376,120         4.6       32,451      1.46x        74.8%     Manufactured Housing
One Post Office Square ...........    1       60,000,000         4.3          157(2)   2.47x(2)     42.9%(2)         Office
State House Square ...............    1       51,902,992         3.7           61      1.67x        74.0%            Office
Colony Cove ......................    2       49,882,513         3.6       22,571      1.59x        61.8%     Manufactured Housing
Potomac Run ......................    1       46,914,387         3.4          130      1.32x        79.5%            Retail
Brown Noltemeyer Portfolio .......    2       41,472,319         3.0       19,872      1.71x        53.1%         Multifamily
Versailles and Dana Point Apts....    2       25,385,217         1.8       38,934      1.51x        77.2%         Multifamily
The Villagio and Palm Court
 Apts. ...........................    2       24,700,000         1.8       39,457      1.29x        79.9%         Multifamily
Rainier Office Portfolio .........    1       23,350,000         1.7           49      1.43x        65.2%            Office
                                            ------------        ----                   -----        -----
Total/Weighted Average: ..........          $541,983,548        39.1%                  1.81x        60.6%
                                            ============

----------
(1) Calculated based upon the aggregate principal balance of the Forum Shops Loan and the Forum Shops Companion Notes as of the cut-off date.

(2) Calculated based upon the aggregate principal balance of the One Post Office Square Loan and the One Post Office Square Companion Note as of the cut-off date.


     For more information regarding the top ten mortgage loans and/or loan concentrations and related mortgaged properties, see Annex A-3 to this prospectus supplement.

ARD LOANS

     26 mortgage loans (the "ARD Loans"), representing approximately 20.9% of the Initial Pool Balance (20 mortgage loans in Loan Group 1, representing approximately 22.8% of the Initial Loan Group 1 Balance and 6 mortgage loans in Loan Group 2, representing approximately 16.1% of the Initial Loan Group 2 Balance), provide that, if after a certain date (each, an "Anticipated Repayment Date"), the borrower has not prepaid the respective ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). The Anticipated Repayment Date for each ARD Loan is generally 10 years after the closing of such ARD Loan. The Revised Rate for each ARD Loan is generally equal to the greater of the Initial Rate plus at least 2% or the then-current treasury rate corresponding to a term similar to the remaining amortization period of such ARD Loan plus at least 2% per annum. After the Anticipated Repayment Date, these ARD Loans further require that all cash flow available from the related Mortgaged Property after payment of the Periodic Payments required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents, be used to accelerate the amortization of principal on the respective ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their respective Anticipated Repayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the respective ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class NR certificates.

     Additionally, an account was established at the origination of each ARD Loan into which the related borrower, property manager and/or tenants is required to directly deposit rents or other revenues from the related Mortgaged Property. In certain instances, the lockbox structure does not come into effect (i.e., spring) until prior to, or upon the Anticipated Repayment Date. See "--Lockbox Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrower on or about their respective Anticipated Repayment Dates. However, we cannot assure you that the ARD Loans will be prepaid on their respective Anticipated Repayment Dates.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Loans. All the mortgage loans have due dates that occur on the first day of each month.

     The mortgage loans have grace periods as set forth in the following table.

                                OVERVIEW OF GRACE PERIODS

                                      AGGREGATE                      % OF       % OF
                                      PRINCIPAL          % OF      INITIAL     INITIAL
                     NUMBER OF        BALANCE OF       INITIAL       LOAN       LOAN
                      MORTGAGE         MORTGAGE          POOL      GROUP 1     GROUP 2
   GRACE PERIOD        LOANS            LOANS          BALANCE     BALANCE     BALANCE
-----------------   -----------   -----------------   ---------   ---------   --------
5 days ..........         1       $   46,914,387          3.4%        4.7%       0.0%
7 days ..........       174       $1,130,164,932         81.4        76.8       93.4
8 days ..........         1       $    2,111,215          0.2         0.2        0.0
9 days ..........         5       $   25,537,450          1.8         2.4        0.3
10 days .........         3       $  182,831,353         13.2        15.9        6.3

     In some cases, there are exceptions to the strict operation of the grace period, allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

     The mortgage loans either accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis") or accrue interest on the basis of twelve 30-day months, assuming a 360-day year ("30/360 Basis"), as set forth in the following table.


                                       INTEREST ACCRUAL BASIS

                                         AGGREGATE                      % OF        % OF
                                         PRINCIPAL          % OF      INITIAL      INITIAL
                        NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
  INTEREST ACCRUAL       MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
        BASIS             LOANS            LOANS          BALANCE     BALANCE      BALANCE
--------------------   -----------   -----------------   ---------   ---------   ----------
Actual/360 .........       178       $1,375,930,226         99.2%       99.8%        97.6%
30/360 .............         6           11,629,112          0.8         0.2          2.4
                           ---       --------------        -----       -----        -----
Total ..............       184       $1,387,559,337        100.0%      100.0%       100.0%
                           ===       ==============        =====       =====        =====

     The mortgage loans have the amortization characteristics set forth in the following table.


                                             AMORTIZATION TYPES

                                                              AGGREGATE                      % OF        % OF
                                                              PRINCIPAL          % OF      INITIAL      INITIAL
                                             NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                                              MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
           TYPE OF AMORTIZATION                LOANS            LOANS          BALANCE     BALANCE      BALANCE
-----------------------------------------   -----------   -----------------   ---------   ---------   ----------
Balloon mortgage loans(1) ...............       113       $  562,698,043         40.6%       39.2%        44.0%
Partial Interest Only ...................         8          340,051,120         24.5        24.9         23.5
ARD mortgage loans ......................        26          289,719,421         20.9        22.8         16.1
Fully amortizing mortgage loans .........        36          182,690,753         13.2        11.9         16.4
Interest-only mortgage loans ............         1           12,400,000          0.9         1.2          0.0
                                                ---       --------------        -----       -----        -----
Total ...................................       184       $1,387,559,337        100.0%      100.0%       100.0%
                                                ===       ==============        =====       =====        =====

----------
(1) Does not include the mortgage loans with anticipated repayment dates, and excludes the mortgage loans which pay interest-only until maturity and mortgage loans that pay interest-only for a portion of their terms.


     Partial Releases. Certain of the mortgage loans permit a partial release of an unimproved portion of the related Mortgaged Property upon the satisfaction of certain requirements other than pursuant to Defeasance. In addition, 5 of the mortgage loans, representing approximately 3.3% of the Initial Pool Balance (1 mortgage loan in Loan Group 1 representing approximately 0.2% of the Initial Loan Group 1 Balance and 4 mortgage loans in Loan Group 2, representing approximately 11.1% of the Initial Loan Group 2 Balance) permit the release of certain parcels (including certain parcels that are improved by vacant anchors). In each case, no value was given to such parcels in the underwriting of the related mortgage loans.

     Prepayment Provisions. Each mortgage loan prohibits any prepayments or Defeasance for a specified period of time after its date of origination (a "Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any applicable open periods:


                                      OVERVIEW OF PREPAYMENT PROTECTION

                                                      AGGREGATE                      % OF        % OF
                                                      PRINCIPAL          % OF      INITIAL      INITIAL
                                     NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
            PREPAYMENT                MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
            PROTECTION                 LOANS            LOANS          BALANCE     BALANCE      BALANCE
---------------------------------   -----------   -----------------   ---------   ---------   ----------
Lockout with defeasance .........       176       $1,358,472,220         97.9%       97.3%        99.5%
Yield Maintenance ...............         5           17,025,000          1.2         1.7          0.0
Lockout period followed by yield
 maintenance ....................         3           12,062,118          0.9         1.0          0.5
                                        ---       --------------        -----       -----        -----
Total ...........................       184       $1,387,559,337        100.0%      100.0%       100.0%
                                        ===       ==============        =====       =====        =====

     With respect to 3 mortgage loans (identified as Loan Nos. 41, 131 and 168 on Annex A-1 to this prospectus supplement) representing approximately 0.9% of the Initial Pool Balance (2 mortgage loans in Loan Group 1, representing approximately 1.0% of the Initial Loan Group 1

Balance and 1 mortgage loan in Loan Group 2, representing approximately 0.5% of the Initial Loan Group 2 Balance), the "Yield Maintenance Charge" will generally be either equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any date that a balloon payment is due) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" means the rate, which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually, and the term "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates ("Release H.15") under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date of the mortgage loan. In the event Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

     With respect to 5 mortgage loans (identified as Loan Nos. 94, 102, 104, 112 and 121 on Annex A-1 to this prospectus supplement) representing approximately 1.2% of the Initial Pool Balance (representing approximately 1.7% of the Initial Loan Group 1 Balance), the Yield Maintenance Charge will generally be equal to the greater of (i) 1% of the principal amount being prepaid and (ii) the present value of a series of payments equal to the Payment Differential and payable on each due date over the remaining term of the mortgage loan and, with respect to the principal balance due to be outstanding on that date, on the maturity date, discounted at the Reinvestment Yield for the number of months remaining as of the date of the prepayment to each such due date and the maturity date, respectively. "Payment Differential" means an amount equal to (i) the Mortgage Rate less the Reinvestment Yield, divided by
(ii) twelve and multiplied by (iii) the principal amount outstanding under the mortgage loan after application of the constant monthly payment due on the date of such prepayment, provided that the Payment Differential will not be less than zero. "Reinvestment Yield" means an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by such mortgage loan, with each such yield being based on the bid price for such prepayment set forth in the notice of prepayment and converted to a monthly compounded nominal yield.

     Yield Maintenance Charges are distributable as described in this prospectus supplement under "Description of the Certificates--Allocation of Yield Maintenance Charges."

     The mortgage loans permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an "open period" immediately prior to the stated maturity date or Anticipated Repayment Date as follows:


                            PREPAYMENT OPEN PERIODS

                                                                    % OF         % OF
                                    AGGREGATE                     INITIAL       INITIAL
                                    PRINCIPAL          % OF         LOAN         LOAN
                   NUMBER OF        BALANCE OF       INITIAL      GROUP 1       GROUP 2
  OPEN PERIOD       MORTGAGE         MORTGAGE          POOL      PRINCIPAL     PRINCIPAL
   (PAYMENTS)        LOANS            LOANS          BALANCE      BALANCE       BALANCE
---------------   -----------   -----------------   ---------   -----------   ----------
1 .............         5       $   17,025,000          1.2%         1.7%          0.0%
2 .............         9           61,874,509          4.5          3.8           6.2
3 .............         8          103,448,380          7.5          5.4          12.8
4 .............       128          830,706,915         59.9         57.9          64.9
5 .............         1           60,000,000          4.3          6.0           0.0
7 .............         6          182,742,490         13.2         18.3           0.0
13 ............        13           72,507,272          5.2          2.6          11.8
25 ............        14           59,254,771          4.3          4.3           4.3
                      ---       --------------        -----        -----         -----
Total .........       184       $1,387,559,337        100.0%       100.0%        100.0%
                      ===       ==============        =====        =====         =====

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. In such instances, the Yield Maintenance Charge provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to holders of Certificates affected by a prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related mortgage loan with Insurance and/or Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge will be enforceable under applicable state law. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     Defeasance; Collateral Substitution. The terms of 176 of the mortgage loans, representing approximately 97.9% of the Initial Pool Balance (128 mortgage loans in Loan Group 1, representing approximately 97.3% of the Initial Loan Group 1 Balance and 48 mortgage loans in Loan Group 2, representing approximately 99.5% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the "Defeasance Lockout Period") to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance"). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

      (a) pays or delivers to the Master Servicer on any due date (the "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to, but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct, non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations, providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date including the balloon payment (or to the Anticipated Repayment Date, including all amounts due and outstanding on an ARD Loan), assuming, in the case of each ARD Loan, that the loan is prepaid on the related Anticipated Repayment Date and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

      (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The mortgage loans secured by more than one Mortgaged Property generally do not permit partial defeasance or require, in the case of a partial defeasance that (1) prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the allocated loan amount for the Mortgaged Property be defeased and (2) certain DSCR and/or LTV Ratio tests be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

     Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable yield maintenance charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     Certain of the mortgage loans that are secured by more than one Mortgaged Property permit the substitution of one or more of the related Mortgaged Properties in accordance with the conditions set forth in the related mortgage loan documents.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that, in each case with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--Additional Debt" above. The Special Servicer or the Master Servicer, as the case may be, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or
(b) to waive its right to exercise such rights; provided however, that with respect to such waiver of rights, it (i) obtained the consent of the Directing Certificateholder and (ii) obtained from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding certificates if the mortgage loan has an outstanding principal balance greater than (A) 5% of the aggregate Stated Principal Balance of all the mortgage loans or (B) $20,000,000.

     With respect to a mortgage loan with a "due-on-encumbrance" clause, the Special Servicer will be required (a) to exercise any right it may have (1) to accelerate the payments thereon, or

(2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, it has obtained from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding certificates if such mortgage loan (x) has
(a) an outstanding principal balance (together with any mortgage loan(s) with which it is cross collateralized) which is greater than 2% of the aggregate Stated Principal Balance of the mortgage loans, or (b) an outstanding principal balance (together with any mortgage loan(s) with which it is cross-collateralized) that is one of the ten largest of the then outstanding mortgage loans by Stated Principal Balance as of the date of the encumbrance and (y) would have an LTV Ratio greater than 85% and a DSCR less than 1.20x (determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan). Any ratings confirmation required will be at the related borrower's expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such ratings confirmation, the Special Servicer will use reasonable efforts to have the related borrower bear such costs and expenses.

     You should be aware that the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 41 of the Mortgaged Properties, securing approximately 11.8% of the Initial Pool Balance (35 Mortgaged Properties securing approximately 14.9% of the Initial Loan Group 1 Balance and 6 Mortgaged Properties securing approximately 3.8% of the Initial Loan Group 2 Balance) by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or higher). These areas include all or parts of the states of California, Washington, Nevada, Oregon, Tennessee and Utah. 5 of these Mortgaged Properties securing mortgage loans (identified as Loan Nos. 20.1, 20.2, 20.3, 20.4 and 20.5 on Annex A-1 to this prospectus supplement), representing approximately 0.9% of the Initial Pool Balance (representing approximately 1.2% of the Initial Loan Group 1 Balance), have a "probable maximum loss" ("PML") of approximately 25.0%, 30.0%, 24.0%, 30.0% and 30.0%, respectively, but each of those Mortgaged Properties is covered by an earthquake insurance policy. None of the remaining Mortgaged Properties has a PML in excess of 20%.

     In the case of 25 Mortgaged Properties, securing mortgage loans representing approximately 3.8% of the Initial Pool Balance (20 Mortgaged Properties in Loan Group 1, representing approximately 4.5% of the Initial Loan Group 1 Balance and 5 Mortgaged Properties in Loan Group 2, representing approximately 2.3% of the Initial Loan Group 2 Balance), a secured creditor environmental insurance policy was obtained from American International Group, Inc. and/or an affiliate in lieu of an environmental site assessment for each of the related Mortgaged Properties.

     Generally, each environmental insurance policy insures the trust fund against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which period continues at least five years beyond the maturity date of the related mortgage loan. Subject to certain conditions and exclusions, the insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to 125% of the outstanding balance of the mortgage loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place, (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     See "Risk Factors--Property Insurance May Not Be Sufficient" in this prospectus supplement for information regarding insurance coverage for acts of terrorism.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the cut-off date will be made and (2) there will be no principal prepayments on or before the cut-off date.

     Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this prospectus supplement with respect to debt service coverage ratios

(each, a "DSCR") and LTV Ratios assumes that the debt service coverage ratio and LTV Ratio with respect to each Mortgaged Property is the debt service coverage ratio or LTV Ratio of the mortgage loan in the aggregate.

     For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information do not include the Forum Shops Companion Notes or the Forum Shops B Note. With respect to the Forum Shops Loan, the loan amount used in this prospectus supplement for purposes of weighting the individual loan-to-value ratios and debt service coverage ratios is the principal balance of the Forum Shops Loan. The loan amount used in this prospectus supplement for purposes of calculating its loan-to-value ratios and debt service coverage ratios is the aggregate principal balance of the Forum Shops Loan and the Forum Shops Companion Notes. The principal balance of the Forum Shops B Note is included in the calculation of loan-to-value ratios and debt service coverage ratios only where specifically indicated.

     In addition, for purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information do not include the One Post Office Square Companion Note or the Forum Shops B Note. With respect to the One Post Office Square Loan, the loan amount used in this prospectus supplement for purposes of weighting the individual loan-to-value ratios and debt service coverage ratios is the principal balance of the One Post Office Square Loan. The loan amount used in this prospectus supplement for purposes of calculating its loan-to-value ratios and debt service coverage ratio is the aggregate principal balance of the One Post Office Square Loan and the One Post Office Square Companion Note. The principal balance of the One Post Office Square B Note is included in the calculation of loan-to-value ratios and debt service coverage ratios only where specifically indicated.

     All information presented in this prospectus supplement (including LTV Ratios and debt service coverage ratios) with respect to a mortgage loan with a Companion Loan is calculated without regard to the related Companion Loan.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1.

     The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for any mortgage loan for any period, as presented in this prospectus supplement, including Annex A-1 and the tables presented on Annex A-2 attached hereto, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio is the ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. "Underwritten Cash Flow" or "UW NCF" means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

     "Underwritten NOI" or "UW NOI" means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property's historical rate, the market rate or an assumed vacancy rate;

other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or are likely to be recurring; provided, however, with respect to the Forum Shops Mortgage Loan, revenues for Phase III of the related Mortgaged Property (which Phase III is currently under construction) is calculated based on pro forma rental revenue and other revenue upon stabilization. Operating expenses generally reflect the related Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee; provided, however, with respect to the Forum Shops Mortgage Loan, operating expenses for Phase III of the related Mortgaged Property is calculated based on pro forma expenses that were based in part on historical expenses for Phase I and Phase II of the related Mortgaged Property. Generally, "Net Operating Income" or "NOI," for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for such Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the mortgaged properties, nor are the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

     The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented on Annex A-2 and Annex A-1 attached hereto were derived principally from operating statements obtained from the respective borrowers (the "Operating Statements"). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers' projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected net operating income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     The tables presented in Annex A-2 that are entitled "Cut-off Date LTV Ratios" and "Maturity Date LTV Ratios" set forth the range of LTV Ratios of the mortgage loans as of the cut-off date and the stated maturity dates or Anticipated Repayment Date of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the mortgage loan maturity date or Anticipated Repayment Date, as the case may be, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated Repayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus supplement, in Annex A-1 and in the tables on Annex A-2 are not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

     The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Guidelines and Processes" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans."

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase Bank and CIBC Inc. JPMorgan Chase Bank is a subsidiary of J.P. Morgan Chase & Co. and is acting as the Paying Agent. JPMorgan Chase Bank is also an affiliate of the Depositor and one of the Underwriters. CIBC Inc. is an affiliate of one of the Underwriters.

JPMORGAN CHASE BANK

     JPMorgan Chase Bank is a wholly owned bank subsidiary of J.P. Morgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan Chase Bank is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. As of September 30, 2003, JPMorgan Chase Bank had total assets of $638.1 billion, total net loans of $202.4 billion, total deposits of $313.4 billion, and total stockholder's equity of $37.0 billion. As of December 31, 2002, JPMorgan Chase Bank had total assets of $622.4 billion, total net loans of $180.6 billion, total deposits of $300.6 billion, and total stockholder's equity of $35.5 billion.

     JPMorgan Chase Bank is also acting as the Paying Agent and is an affiliate of JP Morgan Chase Commercial Mortgage Securities Corp., which is the depositor, and is an affiliate of J.P. Morgan Securities Inc., which is an Underwriter.

CIBC INC.

     CIBC Inc. is a majority-owned subsidiary of Canadian Imperial Holdings Inc. and is incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is a subsidiary of Canadian Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada, having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York. CIBC Inc. is a commercial finance company that originates commercial and multifamily real estate loans and purchases participations in loans from third-party lenders. CIBC Inc. has offices in Atlanta, Chicago, Houston, Dallas, San Francisco, Los Angeles and New York.

     The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with those described below. All of the mortgage loans were generally originated in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

     Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection performed to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a DSCR. See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The appraisal must be based on the highest and best use of the mortgaged property and must include an estimate of the current market value of the property in its current condition. The related Mortgage Loan Seller then determines the LTV Ratio of the mortgage loan at the date of origination based on the value set forth in the appraisal.

     Evaluation of Borrowers. The Mortgage Loan Seller evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are nonrecourse in nature, in the case of certain mortgage loans, the borrower and/or certain principals thereof may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination the related Mortgage Loan Seller either (i) obtains or updates an environmental site assessment ("ESA") for a mortgaged property prepared by a qualified environmental firm or
(ii) obtains an environmental insurance policy for a mortgaged property. If an ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, the related Mortgage Loan Seller requires the borrower to carry out satisfactory remediation activities prior to the origination of the mortgage loan, to establish an operations and maintenance plan or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or to obtain an environmental insurance policy for the Mortgaged Property or to execute an indemnity agreement with respect to such condition.

     In the case of 25 mortgage loans representing approximately 3.8% of the Initial Pool Balance, a secured creditor environmental insurance policy was obtained from American International Group, Inc. and/or an affiliate in lieu of an environmental site assessment for each of the related Mortgaged Properties.

     Each environmental insurance policy insures the trust fund against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which period continues at least five years beyond the maturity date of the related mortgage loan. Subject to certain conditions and exclusions, the insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to 125% of the outstanding balance of the mortgage loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place, (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     Physical Assessment Report. At origination, the related Mortgage Loan Seller obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm. The related Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan Seller generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The borrower is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) the policy must be in an amount equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

     Property Insurance. The borrower is required to provide, and the related Mortgage Loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by the Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

      (a) the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) and has not been more than 30 days past due (without giving effect to any applicable grace period);

      (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

      (c) the Mortgage, together with any separate security agreements, establishes a first priority security interest in favor of the Mortgage Loan Seller in all the related borrower's personal property used in, and reasonably necessary to the operation of the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC Financing Statement, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

      (d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

      (e) to the Mortgage Loan Seller's knowledge, there are no mechanics' or other similar liens affecting the Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy;

      (f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property;

      (g) the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien, subject only to certain permitted encumbrances;

      (h) no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

      (i) at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance;

      (j) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

      (k) the Mortgage Loan Seller's endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

      (l) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

      (m) the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

      (n) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

      (o) none of the mortgage loan documents is subject to any valid right of rescission, set-off, valid counterclaim or defense, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles;

      (p) each mortgage loan document complied in all material respects with all applicable state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

      (q) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller's actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to the Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with applicable zoning laws is insured by an ALTA lender's title insurance policy (or binding commitment therefor), or the equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the mortgage loan or the rights of a holder of the related mortgage loan;

      (r) to the Mortgage Loan Seller's knowledge, (1) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established and (2) no condemnation proceedings are pending;

      (s) as of the date of origination of the mortgage loan, and to the Mortgage Loan Seller's actual knowledge, as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

      (t) all amounts required to be deposited by the borrower in escrow at origination have been deposited; and

      (u) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and to Mortgage Loan Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower to pay principal, interest and other amounts due under the mortgage loan.

     If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following the earlier of its receipt of that notice and its discovery of the breach or defect (the "Initial Resolution Period"), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee),

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to (a) repurchase the affected mortgage loan or the related REO Loan within the
Initial Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related mortgage rate, in effect from time to time (excluding any portion of such interest that represents additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses relating to the enforcement of such repurchase obligation, and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan or (b) substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or default if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder an officer's certificate that describes the reasons that a cure was not effected within the Initial
Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under "--Repurchase or Substitution of Cross-Collateralized Mortgage Loans" below.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);
(e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a "value" for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute ("MAI"); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file and discloses no material issues; (i) have a then current DSCR not less than the original DSCR of the deleted mortgage loan as of the origination date of the mortgage loan, and a current DSCR of not less than the current DSCR of the deleted mortgage loan; (j) constitute a "qualified replacement mortgage" within the

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meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel
(provided at the applicable Mortgage Loan Seller's expense); (k) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then current rating assigned by each Rating Agency to any class of Certificates then rated by such Rating Agency (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either of the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement, (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file and (r) become a part of the same Loan Group as the deleted mortgage loan. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b) through (r), except that (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the Pooling and Servicing Agreement for any uncured breach of representations and warranties regarding the mortgage loans or any uncured document defect. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Fiscal Agent, the Paying Agent, the Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller's representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a "Crossed Loan"), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed Loans meet the criteria listed below, repurchase or substitute for only the affected mortgage loan in the manner described above in "--Representations and Warranties; Repurchases and Substitutions". The Mortgage Loan Seller may (in its discretion) repurchase or substitute for only the affected mortgage loan if, (i) the weighted average DSCR for all the remaining Crossed Loans, excluding the affected Crossed Loan, for the period relating to the most recent annual operating statement or, if available, for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (a) 0.10x below the weighted average DSCR for all such related Crossed Loans, including the affected Crossed Loan, as of the date of such determination, or (b) the weighted average DSCR for all such related Crossed Loans, including the affected Crossed Loan, as of the Cut-off Date and
(ii) the weighted average loan-to-value ratio for all of the remaining related Crossed Loans, excluding the affected Crossed Loan, calculated based upon the unpaid principal balances of the Crossed Loans divided by the appraised values of the related Mortgaged Properties, in each case at the time of repurchase or substitution, is not more than the lesser of (a) 110% of the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, as of the date of such determination, or (b) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, as of the Cut-off Date. Notwithstanding the foregoing, the related Mortgage Loan Seller may repurchase or substitute for all of such Crossed Loans as to which the document omission or defect or breach has occurred (or has been deemed to occur).

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. "Primary Collateral" means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.

LOCKBOX ACCOUNTS

     With respect to 54 mortgage loans (the "Lockbox Loans"), representing approximately 54.6% of the Initial Pool Balance (45 mortgage loans in Loan Group 1, representing approximately 57.0% of the Initial Loan Group 1 Balance and 9 mortgage loans in Loan Group 2, representing approximately 48.6% of the Initial Loan Group 2 Balance), one or more accounts (collectively, the "Lockbox Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 12 Lockbox Loans, representing approximately 5.3% of the Initial Pool Balance (11 mortgage loans in Loan Group 1, representing approximately 6.0% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 3.5% of the Initial Loan Group 2 Balance), the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 8 Lockbox Loans, representing approximately 18.2% of the Initial Pool Balance (representing approximately 25.3% of the Initial Loan Group 1 Balance), a cash management account was required to be established for such loan on or about

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the origination date of such mortgage loan into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 2 Lockbox Loans, representing approximately 8.2% of the Initial Pool Balance (representing approximately 29.0% of the Initial Loan Group 2 Balance) the borrower is required to deposit rents or other revenues into the related Lockbox Account. Pursuant to the terms of 32 Lockbox Loans, representing approximately 23.0% of the Initial Pool Balance (26 mortgage loans in Loan Group 1, representing approximately 25.7% of the Initial Loan Group 1 Balance and 6 mortgage loans in Loan Group 2, representing approximately 16.1% of the Initial Loan Group 2 Balance), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) the date 3 months prior to the Anticipated Repayment Date or (iii) the related Anticipated Repayment Date). Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto. The Lockbox Accounts will not be assets of either REMIC.

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                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the Paying Agent, the Trustee and the Fiscal Agent (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans (including the Forum Shops B Note) and all payments under and proceeds of the mortgage loans received after the cut-off date (exclusive of payments of principal and/or interest due on or before the cut-off date); (2) any REO Property; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain on Sale Reserve Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to the mortgage loans; and (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC7 (the "Certificates") will consist of the following classes (each, a "Class"): the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates (collectively, the "Class A Certificates"), the Class X-1 and Class X-2 Certificates (collectively, the "Class X Certificates"), Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class FS-1, Class FS-2, Class FS-3, Class FS-4, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the "Senior Certificates". The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates". The Class B, Class C, Class D and Class E Certificates are referred to in this prospectus supplement as the "Subordinate Offered Certificates". The Class R and Class LR Certificates are referred to collectively in this prospectus supplement as the "Residual Certificates". The Class FS-1, Class FS-2, Class FS-3 and Class FS-4 Certificates are referred to collectively in this prospectus supplement as the "Class FS Certificates." The Class FS Certificates will be entitled to receive distributions only from collections on the Forum Shops B Note in accordance with the Forum Shops Intercreditor Agreement and the Pooling and Servicing Agreement.

     Only the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates are offered hereby (collectively, the "Offered Certificates"). The Class X-1, Class X-2, Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class R and Class LR Certificates and the Class FS Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Certificate Balance" of any Class of Certificates (other than the Class X Certificates and Residual Certificates) outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each Class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that Class of Certificates on that Distribution Date. The initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X-1 and the Class X-2 Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will not have Certificate Balances, but will represent, in the aggregate, the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the applicable notional amounts (each, a "Notional Amount") of the Classes of Class X Certificates. The Notional Amount of the Class X-1 Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates (other than the Class X-1, Class X-2, Class R and Class LR Certificates and the Class FS Certificates) (the "Principal Balance Certificates") outstanding from time-to-time. The initial Notional Amount of the Class X-1 Certificates will be approximately $1,387,559,337.

     The Notional Amount of the Class X-2 Certificates will equal:

       (1) up to and including the Distribution Date in December 2004, the sum of (a) the lesser of $43,691,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $384,354,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates;

       (2) after the Distribution Date in December 2004 through and including the Distribution Date in December 2005, the sum of (a) the lesser of $142,303,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $363,118,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates;

       (3) after the Distribution Date in December 2005 through and including the Distribution Date in December 2006, the sum of (a) the lesser of $87,664,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $340,702,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and (d) the lesser of $4,877,000 and the Certificate Balance of the Class L Certificates;

       (4) after the Distribution Date in December 2006 through and including the Distribution Date in December 2007, the sum of (a) the lesser of $35,843,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $319,533,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates and (c) the lesser of $15,739,000 and the Certificate Balance of the Class H Certificates;

       (5) after the Distribution Date in December 2007 through and including the Distribution Date in December 2008, the sum of (a) the lesser of $157,349,000 and the Certificate Balance of the Class A-3 Certificates, (b) the lesser of $255,892,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate Balances of the Class A-4, Class B, Class C, Class D, Class E and Class F Certificates and (d) the lesser of $9,194,000 and the Certificate Balance of the Class G Certificates;

       (6) after the Distribution Date in December 2008 through and including the Distribution Date in December 2009, the sum of (a) the lesser of $106,213,000 and the Certificate Balance of the Class A-3 Certificates and
   (b) the lesser of $239,775,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate Balance of the Class A-4, Class B, Class C, Class D and Class E Certificates; and (d) the lesser of $12,147,000 and the Certificate Balance of the Class F Certificates;

       (7) after the Distribution Date in December 2009 through and including the Distribution Date in December 2010, the sum of (a) the lesser of $384,958,000 and the Certificate Balance of the Class A-4 Certificates,
   (b) the lesser of $189,524,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate Balance of the Class B, Class C and Class D Certificates; and (d) the lesser of $14,731,000 and the Certificate Balance of the Class E Certificates; and

       (8) after the Distribution Date in December 2010, $0.

     The initial Notional Amount of the Class X-2 Certificates will be approximately $1,317,637,000.

     The Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $492,376,337.

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The "Percentage Interest" evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form (a definitive certificate) representing its interest in that Class, except as set forth under "--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream") and Euroclear Bank, as operator of the Euroclear System ("Euroclear") participating organizations (the "Participants")), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See "Description of the Certificates-- Book-Entry Registration and Definitive Certificates" in the prospectus.

     Until definitive certificates are issued, interests in any Class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     JPMorgan Chase Bank, a New York banking corporation and one of the Mortgage Loan Sellers, will serve as Paying Agent (in that capacity, the "Paying Agent"). JPMorgan Chase Bank is also an affiliate of the depositor and one of the underwriters. In addition, JPMorgan Chase Bank will initially serve as registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent"). The Paying Agent's address is 4 New York Plaza, 6th Floor, New York, New York 10004, and its telephone number is (212) 623-5600. As compensation for the performance of its routine duties, the Paying Agent will be paid a fee (the "Paying Agent Fee"). The Paying Agent Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "Paying Agent Fee Rate"), which, together with the rate at which the Trustee Fee accrues, is equal to the Trustee Fee Rate and will be calculated as described under "--The Trustee" below. In addition, the Paying Agent will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Paying Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Paying Agent under the Pooling and Servicing Agreement, and not including any expense or disbursement as may arise from its willful misfeasance, negligence or bad faith. The Pooling and Servicing Agreement will also provide for the indemnification of the Paying Agent from the trust fund for comparable losses, liabilities and expenses to those subject to indemnification for the Trustee as described under "Description of the Pooling Agreements-- Certain Matters Regarding the Trustee" in the prospectus.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Trustee, the Fiscal Agent, the Paying Agent, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among

Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Underwriters, the Special Servicer, the Paying Agent, the Trustee or the Fiscal Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Fiscal Agent, the Paying Agent, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 12th day of each month or, if the 12th day is not a business day, then on the next succeeding business day, commencing in January 2004 (each, a "Distribution Date"). The "Determination Date" for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the cut-off date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds"), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds will be limited, in the case of the One Post Office Square Whole Loan, to the portion of such amounts that are payable to the holder of the One Post Office Square Loan pursuant to the One Post Office Square Intercreditor Agreement.

     The Paying Agent is required to establish and maintain accounts (the "Upper-Tier Distribution Account" and the "Lower-Tier Distribution Account" each of which may be sub-accounts of a single account (collectively, the "Distribution Account")), for the benefit of the Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain an "Interest Reserve Account," which may be a sub-account of the Distribution Account, for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Paying Agent will be required to deposit amounts remitted by the Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans (including the Forum Shops B Note) that accrue interest on an Actual/360 Basis (collectively, the "Withheld Loans"), an amount equal to one day's interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On the Master Servicer Remittance Date occurring each March, the Paying Agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

     The Paying Agent is required to establish and maintain an "Excess Interest Distribution Account," which may be a sub-account of the Distribution Account, for the benefit of the holders of the Class NR Certificates. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Paying Agent for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received prior to the related Determination Date.

     The Paying Agent is required to establish and maintain an account (the "Gain on Sale Reserve Account"), which may be a sub-account of the Distribution Account, on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the Certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies ("Permitted Investments"). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds as provided in the Pooling and Servicing Agreement. Funds held in the Distribution Account, the Interest Reserve Account, the Gain on Sale Reserve Account and the Excess Interest Distribution Account will not be invested.

     The aggregate amount available for distribution to Certificateholders (other than the holders of the Class FS Certificates) on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (not including any amounts allocable to the Forum Shops B Note pursuant to the Forum Shops Intercreditor Agreement) (without duplication):

       (x) the total amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Certificate Account, the Lower-Tier Distribution Account and the REO Account (and with respect to the One Post Office Square Loan, only to the extent received by the Paying Agent pursuant to the One Post Office Square Pooling Agreement and/or One Post Office Square Intercreditor Agreement), as of the business day preceding the related Master Servicer Remittance Date, exclusive of (without duplication):

          (1) all scheduled payments of principal and/or interest (the "Periodic Payments") and balloon payments collected but due on a due date subsequent to the related Due Period;

          (2) all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received as of the business day preceding the related Master Servicer Remittance Date;

          (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

          (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

          (5) Excess Interest;

          (6) all Yield Maintenance Charges;

          (7) all amounts deposited in the Certificate Account in error; and

          (8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

       (y) all P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders) (not including any P&I Advance made on the Forum Shops B Note). See "Description of the Pooling Agreements--Certificate Account" in the prospectus; and

       (z) with respect to the Distribution Date occurring in each March, the related Withheld Amounts (not including any Withheld Amount for any P&I Advance made on the Forum Shops B Note required) to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

     The "Due Period" for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs.

     Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any payments received with respect to a mortgage loan for the related Due Period on the business day immediately following that day will be deemed to have been received during the related Due Period and not during any other Due Period.

     Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     First, to pay interest, concurrently, (i) on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those Classes; (ii) on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) on the Class X-1 and Class X-2 Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those Classes, in each case based upon their respective entitlements to interest for that Distribution Date; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Interest Distribution Amount in respect of each such Class of Certificates for such Distribution Date;

     Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, in reduction of the Certificate Balances thereof: (i)(A) to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero, (B) to the Class A-2 Certificates, in an amount equal to the

Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates) and, after the Class A-1A and Class A-1 Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-1 Certificates have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero, (C) to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2 Certificates) and, after the Class A-1A, Class A-1 and Class A-2 Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A , Class A-1 and Class A-2 Certificates have been made on such Distribution Date, until the Class A-3 Certificates are reduced to zero and (D) to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2 and Class A-3 Certificates) and, after the Class A-1A, Class A-1, and Class A-2 and Class A-3 Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2 and Class A-3 Certificates have been made on such Distribution Date, until the Class A-4 Certificates are reduced to zero, and
(ii) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount and, after the Class A-4 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

     Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each Class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

     Fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fifth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Sixth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     Seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eighth, following reduction of the Certificate Balances of the Class A and Class B Certificates to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A and Class B Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Ninth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     Tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eleventh, following reduction of the Certificate Balances of the Class A, Class B and Class C Certificates to zero, to the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B and Class C Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twelfth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fourteenth, following reduction of the Certificate Balances of the Class A, Class B, Class C and Class D Certificates to zero, to the Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C and Class D Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Fifteenth, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     Sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Seventeenth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates to zero, to the Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D and Class E Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Eighteenth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     Nineteenth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twentieth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates to zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E and Class F Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twenty-first, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-third, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates to zero, to the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twenty-fourth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-fifth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-sixth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twenty-seventh, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-eighth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-ninth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirtieth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-first, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-second, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirty-third, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-fourth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-fifth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates to zero, to the Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirty-sixth, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-seventh, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-eighth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates to zero, to the Class N Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirty-ninth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     Fortieth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-first, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates to zero, to the Class P Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Forty-second, to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-third, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-fourth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Forty-fifth, to the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

     Forty-sixth, to the Class R and Class LR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account (as to Class R Certificates), the Lower-Tier Distribution Account (as to Class LR Certificates), respectively, with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (that date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed pursuant to priority second set forth above, pro rata (based upon their respective Certificate Balances), among the Classes of Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A, Certificates without regard to the priorities set forth above.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each Class of Certificates (other than the Residual Certificates and the Class FS Certificates) for any Distribution Date will equal the rates set forth below:

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 2.9190%.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 4.1280%.

     The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to 4.4490%.

     The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to 4.8790%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to 4.5680%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class B Certificates is a per annum rate equal to 4.9960%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class C Certificates is a per annum rate equal to 5.0450%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class D Certificates is a per annum rate equal to the WAC Rate less 0.5680%.

     The Pass-Through Rate on the Class E Certificates is a per annum rate equal to the WAC Rate less 0.3530%.

     The Pass-Through Rate on the Class F Certificates is a per annum rate equal to the WAC Rate less 0.0420%.

     The Pass-Through Rate on the Class G Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class H Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class J Certificates is a per annum rate equal to 5.1730%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class K Certificates is a per annum rate equal to 5.1730%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class L Certificates is a per annum rate equal to 5.1730%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class M Certificates is a per annum rate equal to 5.1730%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class N Certificates is a per annum rate equal to 5.1730%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class P Certificates is a per annum rate equal to 5.1730%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to 5.1730%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate applicable to the Class X-1 and Class X-2 Certificates for the initial Distribution Date will equal approximately 0.1005% and 1.0525% per annum, respectively.

     The Pass-Through Rate for the Class X-1 Certificates for each Distribution Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-1 Components") of the Class X-1 Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution
Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Principal Balance Certificates. In general, the Certificate Balance of each Class of Principal Balance Certificates will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates, and the remaining portion of the Certificate Balance will represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates. For each Distribution Date through and including the Distribution Date in December 2010, the "Class X-1 Strip Rate" for each Class X-1 Component will be calculated as follows:

       (1) if such Class X-1 Component consists of the entire Certificate Balance of any Class of Principal Balance Certificates, and if the Certificate Balance also constitutes, in its entirety, a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the Class D, Class E and Class F Certificates, the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates and

   (y) for each other Class of Principal Balance Certificates, the greater of
   (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates;

       (2) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the Class D, Class E and Class F Certificates, the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates and (y) for each other Class of Principal Balance Certificates, the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates;

       (3) if such Class X-1 Component consists of the entire Certificate Balance of any Class of Principal Balance Certificates, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Principal Balance Certificates; and

       (4) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates.

     For each Distribution Date after the Distribution Date in December 2010, the Certificate Balance of each Class of Principal Balance Certificates will constitute one or more separate Class X-1 Components, and the applicable Class X-1 Strip Rate with respect to each such Class X-1 Component for each Distribution Date will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance makes up the applicable Class X-1 Component.

     The Pass-Through Rate for the Class X-2 Certificates, for each Distribution Date through and including the Distribution Date in December 2010, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each a "Class X-2 Component") of the Class X-2 Certificates outstanding immediately prior to the Distribution Date (weighted on the basis of the balances of the applicable Class X-2 Components immediately prior to the Distribution Date). Each Class X-2 Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any Class of Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of that Certificate Balance) will represent one or more separate Class X-2 Components for purposes of calculating the Pass-Through Rate of the Class X-2 Certificates. For each Distribution Date through and including the Distribution Date in December 2010, the "Class X-2 Strip Rate" for each Class X-2 Component will equal (x) with respect to the Class D, Class E and Class F Certificates, the lesser of:

          (1) the Class X-2 Fixed Strip Rate (as defined in the chart below), and

          (2) the WAC Rate for such Distribution Date less the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component, and (y) with respect to each other Class of Principal Balance Certificates, the excess, if any, of:

          (1) the lesser of (a) the reference rate specified on Schedule I for such Distribution Date and (b) the WAC Rate for such Distribution Date, over

          (2) the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component.

     After the Distribution Date in December 2010, the Class X-2 Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

CLASS X-2 COMPONENT RELATING TO THE             CLASS X-2
FOLLOWING PRINCIPAL BALANCE CERTIFICATE      FIXED STRIP RATE
-----------------------------------------   -----------------
Class D                                           0.5380%
Class E                                           0.3230%
Class F                                           0.0120%

     The Pass-Through Rate on each Class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-7 of this prospectus supplement.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans (other than the Forum Shops B Note) as of the first day of the related Due Period weighted on the basis of their respective Stated Principal Balances as of the first day of such Due Period (after giving effect to any payments received during any applicable grace period).

     The "Net Mortgage Rate" for each mortgage loan is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on the basis of a 360-day year consisting of twelve 30 day months, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

     "Administrative Cost Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     The "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate.

     "Excess Interest" with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each Class of Certificates (other than the Residual Certificates) during the related Interest Accrual Period. The "Interest Distribution Amount" of any Class of Certificates (other than the Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that Class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Interest Accrual Period" in respect of each Class of Certificates (other than the Residual Certificates) for each Distribution Date will be the calendar month prior to the calendar month in which that Distribution Date occurs and will be calculated assuming that each month has 30 days and each year has 360 days.

     The "Distributable Certificate Interest" in respect of each Class of Certificates (other than the Residual Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that Class of Certificates for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Residual Certificates and the Class X Certificates) (to not less than zero) by such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Master Servicer's Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Net Aggregate Prepayment Interest Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Certificates (other than the Residual Certificates, the Class FS Certificates and the Class X Certificates) will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of Certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of Certificates (other than the Residual Certificates, the Class FS Certificates and the Class X Certificates) for the related Distribution Date.

     Principal Distribution Amount. So long as both the Class A-4 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a loan group-by-loan group basis. On each Distribution Date after the Certificate Balance of either the Class A-4 or Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

     The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided, that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Group 1 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Group 1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of "Group 2 Principal Distribution Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Group 2 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Group 2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of "Group 1 Principal Distribution Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable) or advanced by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Master Servicer as of the business day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans (as of the business day preceding the related Master Servicer Remittance Date); and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties as of the business day preceding the related Master Servicer Remittance Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit to the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan or, in the case of the Forum Shops Whole Loan and the One Post Office Square Whole Loan, any of the loans comprising the Forum Shops Whole Loan and the One Post Office Square Whole Loan, respectively (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer or Special Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the trust, the Master Servicer or the Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Paying Agent is required to distribute any Excess Interest received with respect to ARD Loans on or prior to the related Determination Date to the Class NR Certificates.

ALLOCATION OF YIELD MAINTENANCE CHARGES

     On any Distribution Date, Yield Maintenance Charges collected in respect of mortgage loans during the related Due Period will be required to be distributed by the Paying Agent to the holders of each Class of Offered Certificates and the Class A-1A, Class F, Class G and Class H Certificates in the following manner: the holders of each Class of Offered Certificates and the Class A-1A, Class F, Class G and Class H Certificates will receive, with respect to the related Loan Group on each Distribution Date an amount of Yield Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Certificates (other than the Class FS Certificates) representing principal payments in respect of mortgage loans on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of

Certificates entitled to distributions of principal with respect to the related Loan Group on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions shall be distributed to the holders of the Class X-1 Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Certificates and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction shall equal zero.

     Notwithstanding the foregoing, any prepayment premiums collected that are calculated under the related mortgage loan documents as a specified percentage of the amount being prepaid will be distributed to the Class X-1 Certificates entirely.

     For a description of Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. See also "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

  CLASS DESIGNATION     ASSUMED FINAL DISTRIBUTION DATE
--------------------   --------------------------------
Class A-1 ..........   May 12, 2008
Class A-2 ..........   October 12, 2010
Class A-3 ..........   March 12, 2011
Class A-4 ..........   October 12, 2013
Class B ............   December 12, 2013
Class C ............   December 12, 2013
Class D ............   September 12, 2014
Class E ............   December 12, 2015

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to defaults. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be January 12, 2038, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

    o the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class P Certificates,

    o the rights of the holders of the Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class N Certificates,

    o the rights of the holders of the Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class M Certificates,

    o the rights of the holders of the Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

    o the rights of the holders of the Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

    o the rights of the holders of the Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

    o the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

    o the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

    o the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

    o the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class E Certificates,

    o the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class D Certificates,

    o the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

    o the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates, and

    o the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of principal equal to the entire Certificate Balance of each of those Classes of Certificates.

     The protection afforded to the holders of the Class E Certificates by means of the subordination of those Classes of the Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class D Certificates by the subordination of the Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C Certificates by the subordination of the Class D and Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by the subordination of the Class C, Class D and Class E Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and A-1A Certificates, pro rata until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first to the Class A-1 Certificates until their Certificate Balances have been reduced to zero, then to the Class A-2 Certificates until their Certificate Balances have been reduced to zero, then to the Class A-3 Certificates until their Certificate Balances have been reduced to zero, and then to the Class A-4 Certificates until their Certificate Balances have been reduced to zero and then, if the Class A-1A Certificates are still outstanding, to the Class A-1A Certificates until their Certificate Balances have been reduced to zero and (ii) with respect to Loan Group 2, to the Class A-1A Certificates until their Certificate Balances have been reduced to zero and then, if any of the Class A-1, Class A-2, Class A-3 or Class A-4 Certificates are still outstanding, to the Class A-1 Certificates until their Certificate Balances have been reduced to zero, then to the Class A-2 Certificates until their Certificate Balances have been reduced to zero, then to the Class A-3 Certificates until their Certificate Balances have been reduced to zero, and then to the Class A-4 Certificates until their Certificate Balances have been reduced to zero. Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, the percentage interest in the trust fund evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates by the Subordinate Certificates.

     Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, for so long as they are outstanding, will provide a similar benefit to that Class of Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class X Certificates, the Class FS Certificates and Residual Certificates) with later alphabetical Class designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class FS Certificates) after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral Support Deficit"). The Paying Agent will be required to allocate any Collateral Support Deficit among the respective Classes of Certificates as follows: to the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case in respect of and until the remaining Certificate Balance of that Class has been reduced to zero. Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among the respective Certificates of the Class in proportion to the Percentage Interests evidenced by those Certificates.

     Mortgage loan losses and Collateral Support Deficit will not be allocated to the Class R, Class LR or Class X Certificates. However, the Notional Amounts of the Class X Certificates may be reduced if the related Class of Certificates are reduced by such loan losses or such Collateral Support Deficits.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus, certain reimbursements to the Master Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the

REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A Class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a Class of Offered Certificates in accordance with the payment priorities set forth in "--Distributions--Priority" above.

ADVANCES

     On the business day immediately preceding each Distribution Date (the "Master Servicer Remittance Date"), the Master Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount (or the amount otherwise distributable to the Class FS Certificates) for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of:
(1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, which were due on the mortgage loans (including the Forum Shops B Note, but only with respect to interest and not principal) and any REO Loan during the related Due Period and not received as of the business day prior to the Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Master Servicer Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The Master Servicer's obligations to make P&I Advances in respect of any mortgage loan (including the Forum Shops B Note) or REO Property will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is not received until after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement. To the extent that the Trustee fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Fiscal Agent will be required to make the P&I Advance in accordance with the terms of the Pooling and Servicing Agreement. None of the Master Servicer, the Trustee or the Fiscal Agent will have any obligation to make any P&I Advance with respect to the Companion Loans.

     None of the Master Servicer, the Trustee or the Fiscal Agent will be required to make a P&I Advance for default interest, Yield Maintenance Charges or Excess Interest.

     If an Appraisal Reduction has been made with respect to any mortgage loan including the Forum Shops Whole Loan (other than the One Post Office Square Whole Loan) and such mortgage loan experiences subsequent delinquencies then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

     In addition to P&I Advances, the Master Servicer will also be obligated and the Special Servicer will have the option (subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan, including the Forum Shops Whole Loan (other than the One Post Office Square Whole Loan) in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the servicing and administration of any Mortgaged Property or REO Property in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement. To the extent that the Trustee fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement, the Fiscal Agent will be required to make the Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the mortgage loan, including the Forum Shops B Note, as to which that Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan ("Related Proceeds"). Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a "Nonrecoverable Advance"), and the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will be entitled to recover any Advance made that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account, excluding funds related to the Forum Shops B Note, (first from principal collections and then from interest collections). If the funds, excluding funds related to the Forum Shops B Note, in the Certificate Account allocable to principal are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance). Each of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will be entitled to recover any Advance that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a "Workout-Delayed Reimbursement Amount") first, out of principal collections in the Certificate Account and then, in certain cases, from the interest collections in the Certificate Account. To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standards that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and may deliver to the Master Servicer, the Trustee and the Fiscal Agent notice of such determination. Further, with respect to the Forum Shops Loan, if any servicer in connection with a subsequent securitization of either Forum Shops Companion Note determines that any P&I Advance with respect to that Forum Shops Companion Note, if made, would be non-recoverable, such determination will be binding on the Master Servicer, the Trustee and the Fiscal Agent as it relates to any proposed P&I Advance with respect to the Forum Shops Loan. In making such recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination will be conclusive and binding on the Certificateholders, the Master Servicer, the Trustee and the Fiscal Agent. The Trustee and the Fiscal Agent will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. No Advances will be made with respect to delinquent amounts in respect of monthly payments or the balloon payment due on the Companion Loan. Any requirement of the Master Servicer, Special Servicer, Trustee or the Fiscal Agent to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest, compounded annually, at the Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to but not including the date of reimbursement. None of the Master Servicer, the Trustee or the Fiscal Agent will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement and "Description of the Certificates--Reports to Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred with respect to a mortgage loan (including the Forum Shops Whole Loan) (other than the One Post Office Square Whole Loan), an Appraisal Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

       (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

       (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

       (3) the date on which a receiver has been appointed;

       (4) 60 days after a borrower declares bankruptcy;

       (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower;

       (6) 90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan; and

       (7) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan (including the Forum Shops Whole Loan) (other than the One Post Office Square Whole Loan) as to which any Appraisal Reduction Event has occurred will be an amount calculated on each Distribution Date by the Special Servicer after the first Determination Date following the date the Special Servicer receives or performs such appraisal, equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (a) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such mortgage loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, and (b) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (B) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and
(C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, Trustee or the Fiscal Agent, as applicable).

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of the MAI appraisal or the completion of the valuation, the Special Servicer will be required to calculate and report to the Directing Certificateholder (and, in the case of the Forum Shops Whole Loan if no Forum Shops Control Appraisal Event has occurred and is continuing, the Forum Shops Operating Advisor), the Master Servicer and the Paying Agent, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated

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Principal Balance of the related mortgage loan (including the Forum Shops Whole
Loan) (other than the One Post Office Square Whole Loan) until the MAI appraisal is received.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class P Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates; provided that with respect to an Appraisal Reduction on the Forum Shops Whole Loan, such Appraisal Reduction will be applied to the Class FS Certificates prior to any application of such Appraisal Reduction to the Forum Shops Loan and the Forum Shops Companion Notes. See "--Advances" above.

     With respect to each mortgage loan (including the Forum Shops Whole Loan) (other than the One Post Office Square Whole Loan) as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and no other Appraisal Reduction Event has occurred with respect thereto during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Special Servicer is required to redetermine and report to the Directing Certificateholder (and, in the case of the Forum Shops Whole Loan if no Forum Shops Control Appraisal Event has occurred and is continuing, the Forum Shops Operating Advisor), the Master Servicer, and the Paying Agent, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential, risk characteristics or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

     The Forum Shops Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such whole loan. Any Appraisal Reduction calculated with respect to the Forum Shops Whole Loan will be applied first to the Forum Shops B Note. Any Appraisal Reduction Amount in respect of the Forum Shops Whole Loan that exceeds the aggregate balance of the Forum Shops B Note will be allocated to the Forum Shops Loan and the Forum Shops Companion Notes, pro rata.

     The One Post Office Square Loan is subject to provisions in the One Post Office Square Pooling Agreement relating to appraisal reductions that are substantially similar to the provisions described above. The existence of an appraisal reduction under the One Post Office Square Pooling Agreement in respect of the One Post Office Square Loan will proportionately reduce the Master Servicer's or the Trustee's, as the case may be, obligation to make principal and interest advances on the One Post Office Square Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. The One Post Office Square Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such whole loan. Any Appraisal Reduction calculated with respect to the One Post Office Square Whole Loan will be applied first to the One Post Office Square B Note. Any Appraisal Reduction Amount in respect of the One Post Office Square Whole Loan that exceeds the aggregate balance of the One Post Office Square B Note will be allocated to the One Post Office Square Loan and the One Post Office Square Companion Note, pro rata.

     Any mortgage loan (including the Forum Shops Whole Loan) previously subject to an Appraisal Reduction which becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the holder of the Mortgage Note of the Companion Loan, the Master Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder and the Forum Shops Operating Advisor, each Rating Agency, the Trustee and certain assignees of the Depositor, including certain financial market publishers (one of which is anticipated to initially be Bloomberg, L.P.), if any, a statement (a "Statement to Certificateholders") based upon information provided by the Master Servicer in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicer and the Paying Agent) guidelines setting forth, among other things:

       (1) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate Balance of the Certificates;

       (2) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable Certificate Interest;

       (3) the aggregate amount of P&I Advances made in respect of the Distribution Date;

       (4) the aggregate amount of compensation paid to the Trustee and the Paying Agent and servicing compensation paid to the Master Servicer and the Special Servicer with respect to the Due Period for the Distribution Date;

       (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

       (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

       (7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

       (8) the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

       (9) the Available Distribution Amount for the Distribution Date;

       (10) the amount of the distribution on the Distribution Date to the holders of the Class X Certificates allocable to Yield Maintenance Charges;

       (11) the Pass-Through Rate for each Class of Certificates for the Distribution Date and the next succeeding Distribution Date;

       (12) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

       (13) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

       (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

       (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

       (16) the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) on a loan-by-loan basis;

       (17) the amount of any remaining unpaid interest shortfalls for each Class of Certificates as of the Distribution Date;

       (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) and the amount and the type of principal prepayment occurring;

       (19) a loan-by-loan listing of any mortgage loan which was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

       (20) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Master Servicer Remittance Date;

       (21) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral Support Deficit;

       (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

       (23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) (other than a payment in full),
   (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

       (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted Servicing Standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

       (25) the aggregate amount of interest on P&I Advances paid to the Master Servicer, the Trustee and the Fiscal Agent since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

       (26) the aggregate amount of interest on Servicing Advances paid to the Master Servicer, the Trustee and the Fiscal Agent since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

       (27) the original and then current credit support levels for each Class of Certificates;

       (28) the original and then current ratings for each Class of Certificates;

       (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates; and

       (30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date).

     The Paying Agent will make available the Statements to Certificateholders through its website which is initially located at www.jpmorgan.com/sfr. In addition, the Paying Agent may make certain other information and reports (including the collection of reports specified by the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Paying Agent and the Master Servicer) as the "CMSA Investor Reporting Package") related to the mortgage loans available, to the extent that the Paying Agent receives such information and reports from the Master Servicer and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Paying Agent's website, the Paying Agent may require registration and acceptance of a disclaimer. The Paying Agent will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

     In the case of information furnished pursuant to clauses (1), (2), (17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (11) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information is provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

     The Paying Agent will be required to provide or make available to certain financial market publishers, one of which is anticipated initially to be Bloomberg, L.P., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers' annual operating statements and occupancy rates, to the extent it has received the information from the Master Servicer pursuant to the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7) below, which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicer, the Directing Certificateholder and the Forum Shops Operating Advisor, each Rating Agency, any designee of the Depositor or any other person to whom the Paying Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

       (1) the Pooling and Servicing Agreement and any amendments to that agreement;

       (2) all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

       (3) all officer's certificates delivered to the Trustee and the Paying Agent since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

       (4) all accountants' reports delivered to the Trustee and the Paying Agent since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

       (5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Paying Agent in respect of each Mortgaged Property;

       (6) copies of the mortgage loan documents;

       (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee; and

       (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

     Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder shall be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will use reasonable efforts to enforce all provisions of the mortgage loan documents relating to the submission of financial and property information.

     The Pooling and Servicing Agreement will require the Master Servicer and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicer and the Directing Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicer or the Paying Agent, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information. However, the Paying Agent and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder shall be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time-to-time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata between the Class X-1 and Class X-2 Certificates based upon their Notional Amounts), and (2) in the case of any other Class of Certificates (other than the Class FS Certificates and the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates (other than the Class FS Certificates), each determined as of the prior Distribution Date. None of the Class FS, the Class R nor the Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each Class (other than the Class FS Certificates) will not be reduced by the amount allocated to that Class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a Class of Certificateholders will be allocated among Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive an Event of Default under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Paying Agent on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject thereto or
(2) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Master Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund (including the Forum Shops B Note). This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (including the Forum Shops B
Note) (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the Trustee, plus the reasonable out-of-pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans (including the Forum Shops B Note) be less than 1% of the Initial Pool Balance.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described above under "--Distributions--Priority" in this prospectus supplement.

     Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

THE TRUSTEE

     LaSalle Bank National Association, a national banking association, with its principal offices located in Chicago, Illinois, will act as Trustee on behalf of the Certificateholders. The corporate trust office of the Trustee is located at 135 S. LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attn:
Asset Backed Securities Trust Group--JPMorgan Chase Commercial Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates Series 2003-CIBC7. As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0016% per annum (the "Trustee Fee Rate") (other than in respect of mortgage loans that are the subject of principal prepayments applied on a date other than a date on which the mortgage loans are due) and the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan. The Trustee Fee includes the Paying Agent Fee, and the Trustee Fee Rate includes the Paying Agent Fee Rate. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. The Trustee will not be entitled to any fee with respect to the Forum Shops Companion Notes, the Companion Loans, the One Post Office Square Companion Note and One Post Office Square B Note. See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the Trustee will act as Fiscal Agent for the trust and will be obligated to make any Advance required to be made, and not made, by the Master Servicer and the Trustee under the Pooling and Servicing Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The Fiscal Agent will be entitled, but not obligated, to rely conclusively on any determination by the Master Servicer, the Special Servicer (solely in the case of Servicing Advances) or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer and the Trustee. See "--Advances" above. The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent. In the event that LaSalle Bank National Association shall, for any reason, cease to act as Trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of Fiscal Agent thereunder.

     The Trustee and the Fiscal Agent, and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the certificates and the mortgage loans.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans (including the Forum Shops Whole Loan) (other than the One Post Office Square Loan) and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans (other than the One Post Office Square Loan) and any related REO Properties. The One Post Office Square Loan will be serviced in accordance with the One Post Office Square Pooling Agreement by the One Post Office Square Servicer and the One Post Office Square Special Servicer and according to the servicing standards provided for in the One Post Office Square Pooling Agreement, which require, among other things, that the One Post Office Square Servicer and One Post Office Square Special Servicer to attempt to maximize recovery on all of the portions of the One Post Office Square Whole Loan. All references to "mortgage loans" in this section, "Servicing of the Mortgage Loans," will not include the One Post Office Square Loan. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any related REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     In general, the Forum Shops Companion Notes and the Forum Shops B Note will be serviced and administered under the Pooling and Servicing Agreement consistent with the Forum Shops Intercreditor Agreement as if they were mortgage loans.

     Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the mortgage loans (including the Forum Shops Whole Loan) for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers, although the Master Servicer will remain primarily responsible for the servicing of those mortgage loans. Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     The Master Servicer and the Special Servicer will be required to service and administer the mortgage loans (including the Forum Shops Whole Loan) for which each is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of each AB Mortgage Loan, the terms of the related AB Loan Intercreditor Agreement and in the case of the Forum Shops Whole Loan, the terms of the Forum Shops Intercreditor Agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:
(1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, in either case, giving due consideration to customary and usual standards of practice of prudent institutional commercial, multifamily and manufactured housing community mortgage lenders, loan servicers and asset managers, but without regard to:

       (A) any relationship that the Master Servicer or the Special Servicer, or any of their respective affiliates, as the case may be, may have with the related borrower or any affiliate thereof, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

       (B) the ownership of any Certificate or, if applicable, the Companion Loan, by the Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be;

       (C) the Master Servicer's obligation to make Advances;

       (D) the Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

       (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or the Special Servicer; and

       (F) any debt that the Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be, has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the "Servicing Standards").

Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans (including the Forum Shops Whole Loan). The Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (including the Forum Shops Whole Loan) and any related Companion
Loan:

       (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date or, in the case of a balloon payment, such payment is delinquent and the related borrower has not provided the Master Servicer on the related maturity date with a bona fide written commitment for refinancing, reasonably satisfactory in form and substance to the Master Servicer, which provides that such refinancing will occur within 90 days, provided that if such refinancing does not occur, the related mortgage loan will become a Specially Serviced Mortgage Loan at the end of the 90-day period (or at the end of any shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

       (2) as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of the Forum Shops Whole Loan, the holder of the Forum Shops B Note, in the case of the One Post Office Square Whole Loan, the holder of the One Post Office Square B Note and in the case of an AB Mortgage Loan, the holder of the related Companion Loan, if applicable, in each such case, cures such delinquency);

       (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

       (4) as to which the Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

       (5) as to which, in the judgment of the Master Servicer or Special Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days; or

       (6) as to which a default of which the Master Servicer has notice (other than a payment default) and which materially and adversely affects the interests of the Certificateholders (or, with respect to the Forum Shops Whole Loan, each holder of the Forum Shops Companion Notes or the holder of the Forum Shops B Note) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days).

     However, the Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including the Forum Shops Whole Loan) (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (including the Forum Shops Whole Loan) (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans (including the Forum Shops Whole Loan) serviced by the Special Servicer and any mortgage loans (including the Forum Shops Whole
Loan) that have become REO Properties are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans." If any of the Forum Shops Companion Notes or the Forum Shops B Note becomes specially serviced, then the Forum Shops Whole Loan will become a Specially Serviced Mortgage Loan. The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan upon request by the Directing Certificateholder in its sole discretion.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing mortgage loan for at least 3 consecutive full and timely Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status Report") for each mortgage loan which becomes a Specially Serviced Mortgage Loan, including a description of the action(s) proposed to be taken with respect to such mortgage loan, not later than 45 days after the servicing of the mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder. If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer. Each final Asset Status Report will be required to be delivered to the Master Servicer, the Mortgage Loan Sellers, the Trustee, the Paying Agent and each Rating Agency.

     With respect to the Forum Shops Whole Loan, to the extent a Forum Shops Control Appraisal Event has not occurred and is continuing, the Forum Shops Operating Advisor, instead of the Directing Certificateholder, will have all of the rights of the Directing Certificateholder described in the immediately preceding paragraph, solely with respect to the Forum Shops Whole Loan.

DIRECTING CERTIFICATEHOLDER, FORUM SHOPS OPERATING ADVISOR AND ONE POST OFFICE SQUARE OPERATING ADVISOR

     The Directing Certificateholder will be entitled to advise the Special Servicer with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement and, except as otherwise described below, the Special Servicer or the Master Servicer, as the case may be, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days (or with respect to clause (x) below, 30 days) of having been notified of the proposed action (provided that if such written objection has not been delivered to the Special Servicer within the ten-day period (or with respect to clause
(x) below, thirty-day period), the Directing Certificateholder will be deemed to have approved such action):

   (i) any proposed foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

   (ii) any modification or consent to a modification of any monetary term of a mortgage loan or any extension of the maturity date of such mortgage loan;

   (iii) any proposed sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under "Description of Certificates--Termination; Retirement of Certificates" in this prospectus supplement or sale pursuant to any purchase option pursuant to an intercreditor agreement or the Pooling and Servicing Agreement) for less than the applicable Purchase Price;

   (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

   (v) any release of collateral or acceptance of substitute or additional collateral for a mortgage loan other than pursuant to the specific terms of the related mortgage loan documents;

   (vi) certain waivers of "due-on-sale" or "due-on-encumbrance" clause with respect to a mortgage loan or consent to such waiver;

   (vii) any franchise changes or certain management company changes with respect to a mortgage loan for which the Special Servicer is required to consent or approve;

   (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves other than pursuant to the specific terms of the related mortgage loan documents;

   (ix) any acceptance or consent to the acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of the mortgage loan documents;

   (x)        any determination of an Acceptable Insurance Default; and

   (xi) with respect to the Forum Shops Whole Loan, any replacement of the property manager;

provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the Directing Certificateholder's response.

     In addition, the Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided that no such direction may require or cause the Special Servicer to violate any provision of the Pooling and Servicing Agreement or the Servicing Standards (and, with respect to the AB Mortgage Loan, subject to the rights of the holder of the Companion Loan as described under "Description of the Mortgage Pool--Additional Debt" in this prospectus supplement).

     With respect to the Forum Shops Whole Loan, to the extent a Forum Shops Control Appraisal Event has not occurred and is continuing, the Forum Shops Operating Advisor, instead of the Directing Certificateholders, will have certain of the rights of the Directing Certificateholder described in the two immediately preceding paragraphs, solely with respect to the Forum Shops Whole Loan.

     The "Directing Certificateholder" will be the Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class.

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates (other than the Class FS Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class NR Certificates.

     In addition, the Pooling and Servicing Agreement permits the holders of the Class FS Certificates to appoint a representative (the "Forum Shops Operating Advisor") who may advise the Special Servicer with respect to the Forum Shops Whole Loan only, so long as a Forum Shops Control Appraisal Event has not occurred.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder or the Forum Shops Operating Advisor that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards, the Forum Shops Intercreditor Agreement or the REMIC Provisions.

     Upon the occurrence and continuance of a Forum Shops Control Appraisal Event, the Directing Certificateholder and the holder of each Forum Shops Companion Note (or if any such loan has been securitized, a representative appointed by the controlling class of that securitization) will instead concurrently be entitled to exercise rights and powers substantially similar to those of the Forum Shops Operating Advisor, but in the event that the Directing Certificateholder and the holder of each Forum Shops Companion Note (or if any such loan has been securitized, a representative appointed by the controlling class of that securitization) give conflicting consents or directions to the Master Servicer or the Special Servicer, as applicable, and all such directions satisfy the Servicing Standards (as determined by an operating advisor jointly appointed by the Directing Certificateholder and the holder of each Forum Shops Companion Note (or if any such loan has been securitized, a representative appointed by the controlling class of that securitization)), the Master Servicer or the Special Servicer, as applicable, will be required to follow the directions of such jointly appointed operating advisor.

     Pursuant to the One Post Office Square Intercreditor Agreement, the One Post Office Square Senior Noteholders prior to the occurrence of a One Post Office Square Control Appraisal Event will generally have no right either to consult with or to direct the One Post Office Square Servicer and/or the One Post Office Square Special Servicer in their respective servicing of the One Post Office Square Whole Loan. The One Post Office Square Senior Noteholders will generally be entitled to receive certain reports, notices and other information from the One Post Office Square Servicer or One Post Office Square Special Servicer, as applicable. Following the occurrence and during the continuance of a One Post Office Square Control Appraisal Event, the One Post Office Square Senior Noteholders will have the rights which are given to the One Post Office Square B Noteholder as prior to a One Post Office Square Control Appraisal Event, as discussed below.

     Prior to the occurrence of a One Post Office Square Control Appraisal Event, the operating advisor appointed by the holders of the One Post Office Square B Note (the "One Post Office Square Operating Advisor") will have certain rights to advise the One Post Office Square Special Servicer and the One Post Office Square Servicer.

     The One Post Office Square Operating Advisor may object to any asset status report in a manner similar to the procedures that are applicable to the Directing Certificateholder with respect to an Asset Status Report for any mortgage loan as described above under "--General".

     With respect to the One Post Office Square Whole Loan, so long as a One Post Office Square Control Appraisal Event has not occurred, the One Post Office Square Operating Advisor will be entitled to advise the One Post Office Square Special Servicer with respect to the following actions and other actions more particularly described in the One Post Office Square Pooling Agreement and, except as otherwise described below, the One Post Office Square Special Servicer will not be permitted to take any of the following actions as to which the One Post Office Square Operating Advisor has objected in writing within ten business days of having been notified of the proposed action (provided that if such written objection has not been delivered to the One Post Office Square Special Servicer within the ten day period, the One Post Office Square Operating Advisor will be deemed to have approved such action):

   (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of the REO Property) of the ownership of properties securing the One Post Office Square Whole Loan as come into and continue in default;

   (ii) any modification or consent to a modification of any monetary term of the One Post Office Square Whole Loan or any extension of the maturity date of securing the One Post Office Square Whole Loan;

   (iii) any determination to bring the REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

   (iv) any release of collateral or any acceptance of substitute or additional collateral for the One Post Office Square Whole Loan or any consent to either of the foregoing, other than pursuant to the specific terms of the One Post Office Square Whole Loan;

   (v) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the One Post Office Square Whole Loan;

   (vi) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than required pursuant to the specific terms of the One Post Office Square Whole Loan and there is no material lender discretion;

   (vii) any acceptance of an assumption agreement releasing the borrower from liability under One Post Office Square Whole Loan other than pursuant to the specific terms of One Post Office Square Whole Loan;

   (viii)     any determination of an Acceptable Insurance Default;

   (ix)       any acceptance of a discounted payoff;

   (x) any renewal or replacement of the then existing insurance policies to the extent that such renewal or replacement policy does not comply with the terms of the mortgage loan documents or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;

   (xi)       any approval of a material capital expenditure;

   (xii)      any replacement of the property manager; and

   (xiii) any adoption or approval of a plan in bankruptcy of the related borrower;

provided that, in the event that the One Post Office Square Special Servicer determines that immediate action is necessary to protect the interests of the certificateholders under the One Post Office Square Pooling Agreement and the holder of the One Post Office Square Loan (as a collective whole), the One Post Office Square Special Servicer may take any such action without waiting for the One Post Office Square Operating Advisor's response.

     In addition, the One Post Office Square Operating Advisor may direct the One Post Office Square Special Servicer to take, or to refrain from taking, other actions with respect to the One Post Office Square, as the One Post Office Square Operating Advisor may reasonably deem advisable; provided that the One Post Office Square Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the One Post Office Square Operating Advisor that would cause it to violate applicable law, the One Post Office Square Pooling Agreement, including the servicing standards, the One Post Office Square Intercreditor Agreement or the REMIC Provisions.

     Furthermore, the One Post Office Square Special Servicer will not be obligated to seek approval from the One Post Office Square Operating Advisor, as contemplated above, for any actions to be taken by the One Post Office Square Special Servicer with respect to the One Post Office Square Whole Loan if: (i) the One Post Office Square Special Servicer has, as described above, notified the One Post Office Square Operating Advisor in writing of various actions that the One Post Office Square Special Servicer proposes to take with respect to the workout or liquidation of One Post Office Square Whole Loan and
(ii) for 60 days following the first such notice, the One Post Office Square Operating Advisor has objected to all of those proposed actions but has failed to suggest any alternative actions that the One Post Office Square Special Servicer considers to be consistent with the servicing standards.

     Upon the occurrence and continuance of a One Post Office Square Control Appraisal Event, the Directing Certificateholder and the directing certificateholder under the One Post Office Square Pooling Agreement will instead concurrently be entitled to exercise rights and powers substantially similar to those of the holder of the One Post Office Square B Note, but in the event that the Directing Certificateholder and the directing certificateholder under the One Post Office Square Pooling Agreement give conflicting consents or directions to the One Post Office Square Servicer or the One Post Office Square Special Servicer, as applicable, and both such directions satisfy the servicing standards (as determined by an operating advisor jointly appointed by the Directing Certificateholder and the directing certificateholder under the One Post Office Square Pooling Agreement) the One Post Office Square Servicer or the One Post Office Square Special Servicer, as applicable, will be required to follow the directions of such jointly appointed operating advisor.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder (and, with respect to the Forum Shops, the Forum Shops Operating Advisor) will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, the Directing Certificateholder (and, with respect to the Forum Shops, the Forum Shops Operating Advisor) will not be protected against any liability to the Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder and, with respect to the Forum Shops, the Forum Shops Operating Advisor:

       (a) may have special relationships and interests that conflict with those of holders of one or more Classes of certificates,

       (b) may act solely in the interests of the holders of the Controlling Class (or, with respect to the Forum Shops Operating Advisor, the holders of the Class FS Certificates),

       (c) does not have any duties to the holders of any Class of certificates other than the Controlling Class (or, with respect to the Forum Shops Operating Advisor, the holders of the Class FS Certificates),

       (d) may take actions that favor the interests of the holders of the Controlling Class (or, with respect to the Forum Shops Operating Advisor, the holders of the Class FS Certificates) over the interests of the holders of one or more other Classes of certificates,

       (e) will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class (or, with respect to the Forum Shops Operating Advisor, the holders of the Class FS Certificates), absent willful misfeasance, bad faith or negligence, and

       (f) will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder and with respect to the Forum Shops, the Forum Shops Operating Advisor or any director, officer, employee, agent or principal of the Directing Certificateholder and with respect to the Forum Shops, the Forum Shops Operating Advisor for having so acted.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     Midland Loan Services, Inc., a Delaware corporation (the "Master Servicer" or the "Special Servicer", as applicable) will initially be appointed as master servicer and the special servicer of the Mortgage Loans. Midland Loan Services, Inc., a wholly owned subsidiary of PNC Bank, National Association was incorporated under the laws of the State of Delaware in 1998. Its principal servicing offices are located at 10851 Mastin Street Building 82, Suite 700, Overland Park, Kansas 66210 and its telephone number is (913) 253-9000.

     As of September 30, 2003, Midland Loan Services, Inc. was servicing approximately 13,176 commercial and multifamily loans with an aggregate principal balance of approximately $79.8 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico and Canada. With respect to those loans, approximately 8,562 of the loans, with an aggregate principal balance of approximately $57.3 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail hospitality and other income-producing properties. As of September 30, 2003, Midland Loan Services, Inc. was the named special servicer in approximately 73 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $35.7 billion. With respect to such transactions as of such date, Midland Loan Services, Inc. was administering approximately 137 assets with an outstanding principal balance of approximately $961.3 million.

     Midland Loan Services, Inc. is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by Moody's, Fitch and S&P and has received the highest rankings as a master, primary and special servicer from S&P and Fitch.

     The information set forth in this prospectus supplement concerning Midland Loan Services, Inc. has been provided by the Midland Loan Services, Inc., and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided that each Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans and the Forum Shops Companion Notes and Forum Shops B Note, and will accrue at a rate (the "Servicing Fee Rate") equal to a per annum rate ranging from 0.04% to 0.12%. With respect to the One Post Office Square Loan, a portion of the related Servicing Fee will be payable to the master servicer under the One Post Office Square Pooling Agreement. As of the cut-off date the weighted average Servicing Fee Rate will be 0.05% per annum. Pursuant to the terms of the Pooling and Servicing Agreement, Midland Loan Services, Inc. will be entitled to retain a portion of the Master Servicing Fee, equal to a per annum rate of 0.02% with respect to each mortgage loan (other than the One Post Office Square Loan) notwithstanding any termination or resignation of Midland Loan Services, Inc. as Master Servicer; provided, that Midland Loan Services, Inc. may not retain any portion of the Master Servicing Fee to the extent required to appoint a successor Master Servicer. In addition, Midland Loan Services, Inc. will have the right to assign and transfer its right to receive such portion to another party. In addition to the Servicing Fee, the Master Servicer will be entitled to retain (in each case to the extent not paid to the Special Servicer as compensation), as additional servicing compensation (other than with respect to the One Post Office Square Loan and any successor REO Loan) (1) all application fees with respect to assumptions, extensions and modifications, and all consent, waiver, modification, assumption and defeasance fees and (2) late payment charges and default interest paid by the borrowers, but only to the extent the amounts are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of those funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers. The Master Servicer will be entitled to receive a separate fee with respect to the Companion Loan if payable under the related intercreditor agreement or servicing agreement.

     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans (including the Forum Shops Whole Loan) and in the same manner as interest is calculated on the mortgage loans. The Servicing Fee for each mortgage loan is included in the "Administrative Cost Rate" listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 basis for purposes of calculating the Net Mortgage Rate.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The One Post Office Square Loan will be serviced under the One Post Office Square Pooling Agreement (including those occasions under the One Post Office Square Pooling Agreement when the servicing of the One Post Office Square Loan has been transferred from the One Post Office Square Servicer to the One Post Office Square Special Servicer). Accordingly, the Special Servicer will not be entitled to receive any servicing compensation for the One Post Office Square Loan. Only the One Post Office Square Special Servicer will be entitled to special servicing compensation on the One Post Office Square Loan.

     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan (including the Forum Shops Whole Loan) at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly from the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan (including the Forum Shops Whole Loan) and will be calculated by application of a "Workout Fee Rate" of 1.0% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to mortgage loans that became Corrected Mortgage Loans during the period that it acted as special servicer and remained Corrected Mortgage Loans at the time of that termination or resignation, but the fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments. The Special Servicer will not be entitled to receive any Workout Fees after a termination for cause.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension thereof) provided for such repurchases or, if such repurchase occurs after such time period, if the Mortgage Loan Seller was acting in good faith to resolve such breach or defect, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class (or, with respect to the Forum Shops Loan, the holders of the Class FS Certificates) or its assignee within the first 90 days after the Special Servicer's determination of the fair value of such Specially Serviced Mortgage Loan, the Special Servicer or its assignee (other than an unaffiliated assignee of the Special Servicer which purchases such Specially Serviced Mortgage Loan more than 90 days following the Special Servicer's determination of the fair value of such Specially Serviced Mortgage Loan) or the Master Servicer, (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund, (iv) the purchase of the One Post Office Square Loan by the holder of the One Post Office Square B Note pursuant to the One Post Office Square Intercreditor Agreement, or (v) the purchase of any AB Mortgage Loan by the holder of the related Companion Loan. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

     The Special Servicer will also be entitled to additional servicing compensation (to the extent not required to be paid to the Master Servicer) in the form of (1) all application fees with respect to assumptions, extensions and modifications, all consent, waiver, modification, assumption and all defeasance fees, and (2) late payments charges and default interest paid by the borrowers, but only to the extent the amounts are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under "Description of the Certificates--Advances," the Master Servicer will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. Any and all customary, reasonable and necessary "out-of-pocket" costs and expenses incurred by the Master Servicer or the Special Servicer in connection with the servicing of a mortgage loan after a default, delinquency or other unanticipated event with respect to such mortgage loan, or in connection with the administration of any REO Property, will constitute Servicing Advances. Servicing Advances will be reimbursable from future payments and other collections, including Insurance and Condemnation Proceeds, Liquidation Proceeds and proceeds from the repurchase of a mortgage loan, in connection with the related mortgage loan or REO Property. The Master Servicer will be responsible for all fees payable to any sub-servicers. See "Description of the Certificates-- Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus.

     If a borrower prepays a mortgage loan (including the Forum Shops B Note), in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a mortgage loan (including the Forum Shops B Note), in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date), in any calendar month and does not pay interest on such prepayment through the end of the Due Period, then the shortfall in a full month's interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a "Prepayment Interest Shortfall." Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans (including the Forum Shops B Note) will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.

     The Master Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest Payment") in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with principal prepayments received in respect of the mortgage loans (including the Forum Shops B Note) for the related Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.02% per annum, (B) all Prepayment Interest Excesses received in respect of the mortgage loans for the related Distribution Date and (C) to the extent earned on principal prepayments, net investment earnings received by the Master Servicer during such Due Period with respect to the Mortgage Loan subject to such prepayment. However, if a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of
(A) all Servicing Fees for such Due Period on the mortgage loan subject to such prepayment and (B) all Prepayment Interest Excesses and, (C) to the extent earned on principal prepayments, net investment earnings received by the Master Servicer during such Due Period with respect to the mortgage loan subject to such prepayment, and in no event will the rights of the Certificateholders to offset the aggregate Prepayment Interest Shortfalls be cumulative.

MAINTENANCE OF INSURANCE

     The Master Servicer is required to use its reasonable efforts (other than with respect to the One Post Office Square Loan, which is serviced under the One Post Office Square Pooling Agreement) to cause the borrower to maintain, to the extent required by the terms of the related mortgage loan, or if the borrower does not so maintain, shall itself maintain, for each mortgage loan all insurance coverage as is required under the related mortgage loan, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default; provided, however, that if any mortgage loan permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the Master Servicer shall impose such insurance requirements as are consistent with the Servicing Standards, provided that the Master Servicer will be obligated to maintain insurance against property damage resulting from terrorist or similar acts unless the borrower's failure is an Acceptable Insurance Default; provided that the Master Servicer shall not itself be required to maintain any insurance coverage with respect to a mortgaged property that is not available at commercially reasonable rates or as to which the Trustee, as mortgagee, does not have an insurable interest. The coverage of such policies will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. If the Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use reasonable efforts to (1) cause each borrower to maintain (to the extent required by the related mortgage loan), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

     Notwithstanding the foregoing, with respect to the mortgage loans which either (x) require the borrower to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 ("Additional Exclusions"), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if any insurance policy contains Additional Exclusions or if any borrower fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause (B) above. If the Special Servicer determines that such failure is not an Acceptable Insurance Default, the Special Servicer shall notify the

Master Servicer and the Master Servicer shall cause such insurance to be maintained. If the Special Servicer determines that it is an Acceptable Insurance Default, the Special Servicer shall inform each Rating Agency as to such conclusions for those mortgage loans that have one of the ten (10) highest outstanding principal balances of all of the mortgage loans then included in the trust.

     "Acceptable Insurance Default" means, with respect to any mortgage loan (other than with respect to the One Post Office Square Loan), a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related borrower to maintain with respect to the related mortgaged real property insurance coverage with respect to terrorist or similar acts upon terms no less favorable than those in place as of December 1, 2003, as to which default the Master Servicer and the Special Servicer may forbear taking any enforcement action; provided that the Special Servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standards and subject to consent of the Directing Certificateholder (or, with respect to the Forum Shops Whole Loan if a Forum Shops Control Appraisal Event has not occurred and is continuing, subject to consent of the Forum Shops Operating Advisor), that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder (and, in the case of the Forum Shops Whole Loan if no Forum Shops Control Appraisal Event has occurred and is continuing, the Forum Shops Operating Advisor) will not have more than 30 days to respond to the Special Servicer's request for consultation; provided, further, that upon the Special Servicer's determination consistent with the Servicing Standards, that exigent circumstances do not allow the Special Servicer to consult with the Directing Certificateholder (or, in the case of the Forum Shops Whole Loan, if no Forum Shops Control Appraisal Event has occurred and is continuing, the Forum Shops Operating Advisor), the Special Servicer will not be required to do so.

     During the period that the Special Servicer is evaluating the availability of such insurance, the Master Servicer will not be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than with respect to the One Post Office Square Loan), to the extent obtainable at commercially reasonable rates, in an amount which is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, or (2) the outstanding principal balance owing on the related mortgage loan and, in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended.

     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders and the holder of each Forum Shops Companion Note. Any cost incurred by the Master Servicer or Special Servicer in maintaining that kind of insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders and the holder of each Forum Shops Companion Note (the "REO Account") or advanced by the Master Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the Master Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan (other than with respect to the One Post Office Square Loan) that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b). The Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer will have the authority to approve any assumptions, transfers of interest, material modifications, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred, or in the Special Servicer's judgment reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to each AB Mortgage Loan and the Forum Shops Loan, subject to any rights of the holder of the related Companion Loan, in the case of an AB Mortgage Loan, and the holder of the Forum Shops B Note, in the case of the Forum Shops Loan, to consent to such modification, waiver or amendment).

     The Special Servicer will use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

       (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

       (2) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification which creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes (other than the Class X Certificates and the Class FS Certificates) of Certificates with the latest alphabetical designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder (and in the case of the Forum Shops Loan, the Forum Shops Operating Advisor and each holder of the Forum Shops Companion Notes), each Rating Agency, the Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution thereof, with a copy to the Master Servicer, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

     Any modification, extension, waiver or amendment of the payment terms of the Forum Shops Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the Forum Shops Intercreditor Agreement, such that neither the trust as holder of the Forum Shops Loan and the Forum Shops B Note nor the holders of each Forum Shops Companion Note gains a priority over the other such holder that is not reflected in the related loan documents and the Forum Shops Intercreditor Agreement.

     Further, to the extent consistent with the Servicing Standards, taking into account the subordinate position of the Forum Shops B Note, no waiver, reduction or deferral of any amounts due on the Forum Shops Loan will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the Forum Shops B Note and no reduction of the mortgage interest rate of the Forum Shops Loan will be permitted to be effected prior to the reduction of the mortgage interest rate of the Forum Shops B Note to the maximum extent possible.

     Any modification, extension, waiver or amendment of the payment terms of the One Post Office Square Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the One Post Office Square Intercreditor Agreement, such that neither the trust as holder of the One Post Office Square Loan nor the holder of the One Post Office Square Companion Note and the One Post Office Square B Note gains a priority over the other such holder that is not reflected in the related loan documents and the One Post Office Square Intercreditor Agreement.

     Further, to the extent consistent with the servicing standards under the One Post Office Square Pooling Agreement, taking into account the subordinate position of the One Post Office Square B Note, no waiver, reduction or deferral of any amounts due on the One Post Office Square Loan will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the One Post Office Square B Note and no reduction of

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the mortgage interest rate of the One Post Office Square Loan will be permitted to be effected prior to the reduction of the mortgage interest rate of the One Post Office Square B Note to the maximum extent possible.

     The modification, waiver or amendment of each AB Mortgage Loan is subject to certain limitations set forth in the related AB Mortgage Loan and Intercreditor Agreement and such modification, in certain circumstances, may not be in a manner materially adverse to the holder of the related Companion Loan.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after a mortgage loan (other than with respect to the One Post Office Square Loan) has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards. The reasonable cost of all third party consultants and related reports reasonably incurred by the Special Servicer in making its fair value determination will be reimbursed to the Special Servicer as Servicing Advances.

     In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the Special Servicer will each have an assignable option (a "Purchase Option") to purchase the mortgage loan in default from the trust fund (subject to (i) with respect to the Forum Shops Loan, the right of the holders of the Class FS Certificates to purchase the Forum Shops Loan, (ii) with respect to the each AB Mortgage Loans, the purchase right of the holder of the related Companion Loan,
(iii) with respect to the One Post Office Square Loan, the purchase right of the One Post Office Square B Noteholder or the applicable party under the One Post Office Square Pooling Agreement and (iv) in the case of the mortgage loans identified as Loan Nos. 13 and 69 on Annex A-1 to this prospectus supplement, subject to the purchase rights of the holders of the mezzanine debt described under "Description of the Mortgage Pool--General" in this prospectus supplement) at a price (the "Option Price") equal to (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder) then payable, to the extent the Special Servicer or it's assignee is identified as the person that will acquire the related Mortgage Loan, plus (d) all related unreimbursed Advances, together with all accrued and unpaid interest thereon at the Advance rate, plus (e) all accrued Special Servicing Fees and additional trust fund expenses allocable to the defaulted mortgage loan that are unrecovered from the related mortgagor, or
(ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

     The party that exercises the Purchase Option with respect to the Forum Shops Loan will also be required to purchase each of the Forum Shops Companion Notes at the related Option Price.

     Notwithstanding the foregoing, the Purchase Option will not apply to the One Post Office Square Loan. However, the One Post Office Square Pooling Agreement provides for a comparable fair value purchase option for the One Post Office Square Loan exercisable by the parties designated under such agreement (which does not include any Certificateholder), and anyone exercising the right to purchase the One Post Office Square Companion Note under the One Post Office Square Pooling Agreement must also purchase the One Post Office Square Loan from the trust.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a holder of a Controlling Class Certificate, the Special Servicer, or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the mortgage loan in default, then the Master Servicer (or, if the Master Servicer is an affiliate of the Special Servicer, an independent third party appointed by the Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Master Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee one-time for such determination not to exceed $1,000 per mortgage loan plus reasonable out of pocket costs and expenses.

     If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either of the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code
Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property", within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of

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real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property", which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan (including the Forum Shops B Note, if applicable) are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the Master Servicer or Special Servicer or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Fiscal Agent, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, Special Servicer, Trustee or the Fiscal Agent on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (2) the Master Servicer determines that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds and Liquidation Proceeds.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note (other than with respect to the One Post Office Square Loan) on an annual basis commencing in calendar year 2004 unless a physical inspection has been performed by the Special Servicer within the last calendar year and the Master Servicer has no knowledge of a material change in the Mortgaged

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Property since such physical inspection; provided further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related Mortgaged
Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the Special Servicer on the related mortgage loan and then from the Certificate Account as an expense of the trust fund, and, in the case of the Forum Shops Whole Loan, also an expense of each holder of the Forum Shops Companion Notes). The Special Servicer or the Master Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

     With respect to each mortgage loan that requires the borrower to deliver those statements, the Special Servicer or the Master Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements of the related Mortgaged Property. Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and operating statements referred to above which are delivered to the Directing Certificateholder and the Paying Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any Class of certificates, and the approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer, the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification

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will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     The Pooling and Servicing Agreement will also provide that the One Post Office Square Servicer, the Depositor, the One Post Office Square Special Servicer, the One Post Office Square Trustee and the One Post Office Square Paying Agent and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust's pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the One Post Office Square Loan under the One Post Office Square Pooling Agreement or the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the One Post Office Square Servicer, the One Post Office Square Special Servicer, the Depositor, the One Post Office Square Trustee or the One Post Office Square Paying Agent in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the One Post Office Square Pooling Agreement.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders (and in the case of the Forum Shops Whole Loan, the rights of the Certificateholders and the holders of the Forum Shops Companion Notes (as a collective whole)) under the Pooling and Servicing Agreement; provided, however, that if the Forum Shops Whole Loan and/or holders of the Forum Shops Companion Notes or the holder of the Forum Shops B Note are involved, such expenses, costs and liabilities will be payable out of funds related to the Forum Shops Whole Loan and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to such whole loan are insufficient therefor but, if the amount relates to the Forum Shops Loan, then any subsequent recovery on that mortgage loan will be used to reimburse the trust for the reimbursement that the trust made. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

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EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

       (a) (i) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Paying
   Agent for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

       (b) any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

       (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (ten days in the case of the Master Servicer's failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

       (d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Paying Agent or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Paying Agent and the Trustee by the holders of Certificates of any Class evidencing, as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

       (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

       (f) Moody's places its ratings on any Class of Certificates on a "watch" status in contemplation of a ratings downgrade or withdrawal, citing servicing or special servicing concerns, as applicable, as the sole or a contributory factor in such rating action and such "watch" status is not rescinded within 60 days (or such longer period as would not, as confirmed by Moody's in writing, result in a qualification, downgrade or withdrawal of one or more ratings assigned by Moody's to the Certificates);

       (g) Moody's downgrades the then-current ratings of any Class Certificates, citing servicing or special servicing concerns, as applicable, as the sole or a contributory factor in such downgrade; or

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       (h) the Master Servicer or the Special Servicer is removed from S&P's approved master servicer list or approved special servicer list, as applicable, and is not reinstated to the approved master servicer list or special servicer list, as applicable, within 30 days of such removal.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and which has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

     Notwithstanding anything to the contrary contained in this section, if an Event of Default on the part of the Master Servicer affects only the Forum Shops Companion Notes, the Master Servicer may not be terminated but, at the direction of the Trustee (acting at the direction of certain holders of the Forum Shops Companion Notes or the Forum Shops B Note, as applicable), must appoint a sub-servicer that will be responsible for servicing the related loans.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

       (a) to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder;

       (b) to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this Prospectus Supplement with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder;

       (c) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder or the holders of the Forum Shops Companion Notes, if applicable, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

       (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus);

       (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by each Rating Agency;

       (f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by such Rating Agency; provided, that no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller; and

       (g) to modify the provisions generally described under the third to last and second to last paragraphs of the Section "Description of the Certificates--Advances" if (1) the Depositor and the Servicer determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel and (3) each Rating Agency has delivered written confirmation that such modification would cause the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 662/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the

Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or which are required to be distributed to a holder of the Companion Loan, without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holder of the Companion Loan, without the consent of the holders of all Certificates of that Class then outstanding or the holder of the Companion Loan, as applicable, (3) adversely affect the Voting Rights of any Class of Certificates, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) without the consent of 100% of the holders of Certificates and all the holders of the Companion Loans or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, amend the Servicing Standard.

     Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a Class of Offered Certificates.

     Pass-Through Rate. The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, second, in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, third, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero and fourth, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class B, Class C, Class D and Class E Certificates and then the Non-Offered Certificates (other than the Class A-1A, Class X-1 and Class X-2 Certificates), in that order, in each case until Certificates Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See "Risk Factors--Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, which Loan Group such mortgaged loan is deemed to be in) are in turn distributed on the Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Since the Pass-Through Rate on each of the Class D and Class E Certificates is based on the WAC Rate, principal payments on the mortgage loans that reduce the WAC Rate will reduce the Pass-Through Rate on each of the Class D and Class E Certificates, and therefore adversely affect the yields on the Class D and Class E Certificates.

     Principal payments on the mortgage loans would also affect the yields on the Class A-4, Class B and Class C Certificates to the extent the WAC Rate is reduced below the fixed Pass-Through Rate for that class for one or more future periods. The Pass-Through Rates on those classes of Certificates may be limited by the WAC Rate even if principal prepayments do not occur.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by (i) with respect to the Forum Shops Whole Loan the holders of the Class FS Certificates and then to the holders of the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and (ii) with respect to any other mortgage loan, the holders of the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. In the event of the reduction of the Certificate Balances of all those Classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due- on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Charges. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that Class, the shortfall will be distributable to holders of that Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the Class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, second, in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, third, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero and fourth, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class B, Class C, Class D and Class E Certificates and then the Non-Offered Certificates (other than the Class A-1A, Class X-1 and Class X-2 Certificates), in that order, in each case until Certificates Balance of such Class of Certificates is reduced to zero.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date or the Anticipated Repayment Date, as the case may be. The columns headed "3% CPR," "6% CPR," "9% CPR" and "12% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and Defeasance Lockout Period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

       (a) scheduled periodic payments (including payments due at maturity) of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 12th day of the related month, beginning in January 2004;

       (b) the Mortgage Rate in effect for each mortgage loan as of the cut-off date will remain in effect to the maturity date or the Anticipated
   Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

       (c) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Master Servicer or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund, the holders of the Class FS Certificates will not exercise its option to purchase the Forum Shops Loan and the holders of the One Post Office Square B Note will not exercise their option to purchase the One Post Office Square Loan;

       (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period at the respective levels of CPR set forth in the tables;

       (e) no Yield Maintenance Charges are included in any allocations or calculations;

       (f) the Closing Date is December 8, 2003;

       (g) the ARD Loans prepay on their Anticipated Repayment Dates;

       (h) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Certificates are as described in this prospectus supplement; and

       (i) the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.


                                PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
                          OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                                               SET FORTH BELOW:

                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ...................           100             100             100             100             100
December 12, 2004 ....................            83              82              81              81              80
December 12, 2005 ....................            64              62              61              60              58
December 12, 2006 ....................            39              37              35              34              32
December 12, 2007 ....................            13              11               8               6               4
December 12, 2008 ....................             0               0               0               0               0
December 12, 2009 ....................             0               0               0               0               0
December 12, 2010 ....................             0               0               0               0               0
December 12, 2011 ....................             0               0               0               0               0
December 12, 2012 ....................             0               0               0               0               0
December 12, 2013 ....................             0               0               0               0               0
December 12, 2014 ....................             0               0               0               0               0
Weighted Average Life (Years)(1)......          2.51            2.45            2.39            2.33            2.28
Estimated Month of First
 Principal ...........................     1/12/2004       1/12/2004       1/12/2004       1/12/2004       1/12/2004
Estimated Month of Maturity ..........     5/12/2008       5/12/2008       4/12/2008       3/12/2008       2/12/2008

----------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

                           PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
                        OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                                          SET FORTH BELOW:

                DATE                    0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
----------------------------------- ------------- ------------- ------------- ------------- -------------
Initial Percentage ................         100           100           100           100           100
December 12, 2004 .................         100           100           100           100           100
December 12, 2005 .................         100           100           100           100           100
December 12, 2006 .................         100           100           100           100           100
December 12, 2007 .................         100           100           100           100           100
December 12, 2008 .................          64            62            61            60            59
December 12, 2009 .................          51            49            47            45            44
December 12, 2010 .................           0             0             0             0             0
December 12, 2011 .................           0             0             0             0             0
December 12, 2012 .................           0             0             0             0             0
December 12, 2013 .................           0             0             0             0             0
December 12, 2014 .................           0             0             0             0             0
Weighted Average Life (Years)(1)...        5.86          5.81          5.77          5.73          5.70
Estimated Month of First
 Principal ........................   5/12/2008     5/12/2008     4/12/2008     3/12/2008     2/12/2008
Estimated Month of Maturity .......  10/12/2010    10/12/2010    10/12/2010    10/12/2010    10/12/2010

----------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.


                           PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
                        OF THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE CPRS
                                          SET FORTH BELOW:

                DATE                    0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
----------------------------------- -------------- -------------- -------------- -------------- --------------
Initial Percentage ................          100            100            100            100            100
December 12, 2004 .................          100            100            100            100            100
December 12, 2005 .................          100            100            100            100            100
December 12, 2006 .................          100            100            100            100            100
December 12, 2007 .................          100            100            100            100            100
December 12, 2008 .................          100            100            100            100            100
December 12, 2009 .................          100            100            100            100            100
December 12, 2010 .................            2              0              0              0              0
December 12, 2011 .................            0              0              0              0              0
December 12, 2012 .................            0              0              0              0              0
December 12, 2013 .................            0              0              0              0              0
December 12, 2014 .................            0              0              0              0              0
Weighted Average Life (Years)(1)...         6.99           6.98           6.97           6.97           6.97
Estimated Month of First
 Principal ........................   10/12/2010     10/12/2010     10/12/2010     10/12/2010     10/12/2010
Estimated Month of Maturity .......    3/12/2011     12/12/2010     12/12/2010     12/12/2010     12/12/2010

----------
(1)   The weighted average life of the Class A-3 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.

                           PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
                       OF THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE CPRS
                                          SET FORTH BELOW:

                DATE                    0% CPR        3% CPR         6% CPR         9% CPR         12% CPR
----------------------------------- ------------- -------------- -------------- -------------- --------------
Initial Percentage ................         100            100            100            100            100
December 12, 2004 .................         100            100            100            100            100
December 12, 2005 .................         100            100            100            100            100
December 12, 2006 .................         100            100            100            100            100
December 12, 2007 .................         100            100            100            100            100
December 12, 2008 .................         100            100            100            100            100
December 12, 2009 .................         100            100            100            100            100
December 12, 2010 .................         100            100             99             98             98
December 12, 2011 .................          96             95             95             94             93
December 12, 2012 .................          92             91             90             89             88
December 12, 2013 .................           0              0              0              0              0
December 12, 2014 .................           0              0              0              0              0
Weighted Average Life (Years)(1)...        9.64           9.61           9.58           9.56           9.54
Estimated Month of First
 Principal ........................   3/12/2011     12/12/2010     12/12/2010     12/12/2010     12/12/2010
Estimated Month of Maturity .......  10/12/2013     10/12/2013     10/12/2013     10/12/2013     10/12/2013

----------
(1)   The weighted average life of the Class A-4 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.


                           PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
                         OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                                          SET FORTH BELOW:

                DATE                     0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
------------------------------------ -------------- -------------- -------------- -------------- --------------
Initial Percentage .................          100            100            100            100            100
December 12, 2004 ..................          100            100            100            100            100
December 12, 2005 ..................          100            100            100            100            100
December 12, 2006 ..................          100            100            100            100            100
December 12, 2007 ..................          100            100            100            100            100
December 12, 2008 ..................          100            100            100            100            100
December 12, 2009 ..................          100            100            100            100            100
December 12, 2010 ..................          100            100            100            100            100
December 12, 2011 ..................          100            100            100            100            100
December 12, 2012 ..................          100            100            100            100            100
December 12, 2013 ..................            0              0              0              0              0
December 12, 2014 ..................            0              0              0              0              0
Weighted Average Life (Years)(1)....         9.94           9.93           9.93           9.93           9.93
Estimated Month of First
 Principal .........................   11/12/2013     11/12/2013     11/12/2013     11/12/2013     11/12/2013
Estimated Month of Maturity ........   12/12/2013     11/12/2013     11/12/2013     11/12/2013     11/12/2013

----------
(1)   The weighted average life of the Class B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

                           PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
                         OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                                          SET FORTH BELOW:

                DATE                    0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
----------------------------------- -------------- -------------- -------------- -------------- --------------
Initial Percentage ................          100            100            100            100            100
December 12, 2004 .................          100            100            100            100            100
December 12, 2005 .................          100            100            100            100            100
December 12, 2006 .................          100            100            100            100            100
December 12, 2007 .................          100            100            100            100            100
December 12, 2008 .................          100            100            100            100            100
December 12, 2009 .................          100            100            100            100            100
December 12, 2010 .................          100            100            100            100            100
December 12, 2011 .................          100            100            100            100            100
December 12, 2012 .................          100            100            100            100            100
December 12, 2013 .................            0              0              0              0              0
December 12, 2014 .................            0              0              0              0              0
Weighted Average Life (Years)(1)...        10.01          10.01           9.99           9.98           9.97
Estimated Month of First
 Principal ........................   12/12/2013     11/12/2013     11/12/2013     11/12/2013     11/12/2013
Estimated Month of Maturity .......   12/12/2013     12/12/2013     12/12/2013     12/12/2013     12/12/2013

----------
(1)   The weighted average life of the Class C Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.



                           PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
                         OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                                          SET FORTH BELOW:

                DATE                    0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
----------------------------------- -------------- -------------- -------------- -------------- --------------
Initial Percentage ................          100            100            100            100            100
December 12, 2004 .................          100            100            100            100            100
December 12, 2005 .................          100            100            100            100            100
December 12, 2006 .................          100            100            100            100            100
December 12, 2007 .................          100            100            100            100            100
December 12, 2008 .................          100            100            100            100            100
December 12, 2009 .................          100            100            100            100            100
December 12, 2010 .................          100            100            100            100            100
December 12, 2011 .................          100            100            100            100            100
December 12, 2012 .................          100            100            100            100            100
December 12, 2013 .................           29             29             29             29             29
December 12, 2014 .................            0              0              0              0              0
Weighted Average Life (Years)(1)...        10.13          10.13          10.13          10.13          10.13
Estimated Month of First
 Principal ........................   12/12/2013     12/12/2013     12/12/2013     12/12/2013     12/12/2013
Estimated Month of Maturity .......    9/12/2014      9/12/2014      9/12/2014      9/12/2014      9/12/2014

----------
(1)   The weighted average life of the Class D Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

                                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
                              OF THE CLASS E CERTIFICATES AT THE RESPECTIVE CPRS
                                               SET FORTH BELOW:

                DATE                    0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
----------------------------------- ------------- ------------- ------------- ------------- -------------
Initial Percentage ................         100           100           100           100           100
December 12, 2004 .................         100           100           100           100           100
December 12, 2005 .................         100           100           100           100           100
December 12, 2006 .................         100           100           100           100           100
December 12, 2007 .................         100           100           100           100           100
December 12, 2008 .................         100           100           100           100           100
December 12, 2009 .................         100           100           100           100           100
December 12, 2010 .................         100           100           100           100           100
December 12, 2011 .................         100           100           100           100           100
December 12, 2012 .................         100           100           100           100           100
December 12, 2013 .................         100           100           100           100           100
December 12, 2014 .................          78            78            78            78            78
December 12, 2015 .................           0             0             0             0             0
Weighted Average Life (Years)(1)...       11.40         11.40         11.40         11.40         11.40
Estimated Month of First
 Principal ........................   9/12/2014     9/12/2014     9/12/2014     9/12/2014     9/12/2014
Estimated Month of Maturity .......  12/12/2015    12/12/2015    12/12/2015    12/12/2015    12/12/2015

----------
(1)   The weighted average life of the Class E Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class E Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, (3) compliance with all provisions of the One Post Office Square Pooling Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed under the One Post Office Square Pooling Agreement and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, the trust fund, exclusive of the Excess Interest and the Excess Interest Distribution Account, will qualify as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC", respectively, and, each, a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and (1) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR and Class FS Certificates will evidence the "regular interests" in the Upper-Tier REMIC (other than the portion of the Class NR Certificates representing the right to receive Excess Interest) and (2) the Class R Certificates will represent the sole Class of "residual interests" in the Upper-Tier REMIC, and the Class LR Certificates will represent the sole Classes of residual interests in the Lower-Tier REMIC, within the meaning of the REMIC Provisions. The Certificates (other than the Class R and the Class LR Certificates) are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class NR Certificates will represent undivided beneficial interests in the grantor trust.

     The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure, and will issue certain uncertificated classes of regular interests (the "Lower-Tier REMIC Regular Interests") and the Class LR Certificates, which will represent the sole Classes of residual interest in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R Certificates as the sole Class of residual interest in the Upper-Tier REMIC.

     Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that no Class of Offered Certificates will be issued with original issue discount ("OID") for federal income tax purposes but rather that each Class of Offered Certificates will be issued at a premium. The prepayment assumption that will be used in determining the rate of accrual of OID, if any, or whether the OID is de minimis and that may be used to amortize premium, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the ARD Loans prepay on their Anticipated Repayment Dates (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

     Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Certificates as described under "Description of the Certificates--Allocation of Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge.

Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

     Except as provided below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code for a real estate investment trust ("REIT"), and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT, and the Offered Certificates will be treated as "loans
.. . . secured by an interest in real property which is . . . residential real property" under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the loans are secured by multifamily and manufactured housing community properties. As of the cut-off date, mortgage loans representing approximately 30.4% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.


                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus supplement (the "Underwriting Agreement"), among the Depositor and J.P. Morgan Securities Inc. for itself and as representative of CIBC World Markets Corp., Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the "Underwriters"), the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor the respective Certificate Balances of each Class of Offered Certificates set forth below subject in each case to a variance of 10%.


                                                               RBS
                                             CIBC           GREENWICH
CLASS                    JP MORGAN      WORLD MARKETS        CAPITAL         WACHOVIA
-------------------   --------------   ---------------   --------------   --------------
Class A-1 .........    $ 46,500,000      $ 25,000,000           --               --
Class A-2 .........    $125,000,000      $ 25,000,000           --               --
Class A-3 .........    $131,758,000      $ 60,000,000           --               --
Class A-4 .........    $245,000,000      $100,000,000      $20,000,000      $25,000,000
Class B ...........    $ 34,689,000            --               --               --
Class C ...........    $ 13,875,000            --               --               --
Class D ...........    $ 27,751,000            --               --               --
Class E ...........    $ 15,610,000            --               --               --

     In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter(s) may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor and the Mortgage Loan Sellers have severally agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates will be 100.5% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from December 1, 2003, before deducting expenses payable by the Depositor estimated to be approximately $2,500,000. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

     J.P. Morgan Securities Inc., one of the Underwriters, is an affiliate of the Depositor and JPMorgan Chase Bank, a Mortgage Loan Seller, the Paying Agent, Certificate Registrar and Authenticating Agent. CIBC World Markets Corp., one of the Underwriters, is an affiliate of CIBC Inc., a Mortgage Loan Seller.


                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York. Particular matters with respect to the certificates will be passed upon for the Underwriters by Sidley Austin Brown & Wood LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.


                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies"):


                     CLASS            S&P           MOODY'S
                    -------         ------         --------
                       A-1            AAA             Aaa
                       A-2            AAA             Aaa
                       A-3            AAA             Aaa
                       A-4            AAA             Aaa
                        B             AA              Aa2
                        C             AA-             Aa3
                        D              A              A2
                        E              A-             A3

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee or the Fiscal Agent as back-up liquidity provider. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, payment of Excess Interest, yield maintenance charges or net default interest. In addition, S&P's rating on the respective Classes of certificates does not address (i) the tax attributes of the offered certificates or of the trust,
(ii) whether or to what extent the interest payable on any Class of certificate may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls or (iii) the yield to maturity that investors in the certificates may experience.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.


                               LEGAL INVESTMENT

     The Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.


                         CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch Ratings. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody's or Fitch Ratings for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                  PAGE
                                                  ----
30/360 Basis ................................     S-74
AB Mortgage Loan ............................     S-64
Acceptable Insurance Default ................    S-137
Actual/360 Basis ............................     S-74
Additional Exclusions .......................    S-136
Administrative Cost Rate ....................    S-105
Advances ....................................    S-115
Anticipated Repayment Date ..................     S-73
Appraisal Reduction .........................    S-117
Appraisal Reduction Event ...................    S-116
ARD Loans ...................................     S-73
Asset Status Report .........................    S-127
Assumed Final Distribution Date .............    S-110
Assumed Scheduled Payment ...................    S-108
Authenticating Agent ........................     S-93
Available Distribution Amount ...............     S-97
Base Interest Fraction ......................    S-110
Certificate Account .........................     S-96
Certificate Balance .........................     S-91
Certificate Owner ...........................     S-93
Certificate Registrar .......................     S-93
Certificateholders ..........................     S-64
Certificates ................................     S-91
Class A Certificates ........................     S-91
Class X Certificates ........................     S-91
Class X-1 Components ........................    S-103
Class X-1 Strip Rate ........................    S-103
Class X-2 Component .........................    S-104
Class X-2 Strip Rate ........................    S-104
Clearstream .................................     S-93
Closing Date ................................     S-64
CMSA Investor Reporting Package .............    S-121
Code ........................................    S-158
Collateral Support Deficit ..................    S-113
Companion Loan ..............................     S-64
Compensating Interest Payment ...............    S-135
Constant Prepayment Rate ....................    S-152
Controlling Class ...........................    S-129
Controlling Class Certificateholder .........    S-129
Corrected Mortgage Loan .....................    S-127
CPR .........................................    S-152
Crossed Loan ................................     S-88
Cross-Over Date .............................    S-102
Cut-off Date Balance ........................     S-63
Cut-off Date LTV Ratios .....................     S-81
Defeasance ..................................     S-76
Defeasance Lockout Period ...................     S-76
Depositor ...................................     S-64
Depositories ................................     S-94
Determination Date ..........................     S-96
Direct Participants .........................     S-94
Directing Certificateholder .................    S-129
Discount Rate ...............................     S-75
Distributable Certificate Interest ..........    S-106
Distribution Account ........................     S-96
Distribution Date ...........................     S-96
DTC .........................................     S-93
Due Period ..................................     S-98
Effective Gross Income ......................     S-80
ERISA .......................................    S-161
ERISA Plan ..................................    S-161
ESA .........................................     S-83
Euroclear ...................................     S-93
Events of Default ...........................    S-145
Excess Interest .............................    S-106
Excluded Plan ...............................    S-163
Exemption ...................................    S-162
FIRREA ......................................     S-83
Form 8-K ....................................     S-80
Forum Shops B Noteholder ....................     S-66
Forum Shops Companion Notes .................     S-66
Forum Shops Control Appraisal
Event .......................................     S-67
Forum Shops Intercreditor
Agreement ...................................     S-66
Forum Shops Loan ............................     S-66
Forum Shops Loan Option Price ...............     S-68
Forum Shops Operating Advisor ...............    S-129
Forum Shops Purchase Option .................     S-68
Forum Shops Senior Noteholders ..............     S-66
Gain on Sale Reserve Account ................     S-97
Group 1 Principal Distribution
Amount ......................................    S-107
Group 1 Principal Shortfall .................    S-108
Group 2 Principal Distribution
Amount ......................................    S-107
Group 2 Principal Shortfall .................    S-108
Indirect Participants .......................     S-94
Initial Loan Group 1 Balance ................     S-63
Initial Loan Group 2 Balance ................     S-63
Initial Pool Balance ........................     S-63
Initial Rate ................................     S-73
Initial Resolution Period ...................     S-86
Insurance and Condemnation
Proceeds ....................................     S-96
Interest Accrual Period .....................    S-106
Interest Distribution Amount ................    S-106

                                            PAGE
                                           -----
IRS ...................................    S-141
Liquidation Fee .......................    S-134
Liquidation Fee Rate ..................    S-134
Liquidation Proceeds ..................     S-96
Loan Group 1 ..........................     S-63
Loan Group 2 ..........................     S-63
Loan Groups ...........................     S-63
Lockbox Accounts ......................     S-89
Lockbox Loans .........................     S-89
Lockout Period ........................     S-74
Lower-Tier REMIC ......................    S-158
Lower-Tier REMIC Regular Interests.....    S-158
                                           S-66,
LTV Ratio .............................     S-81
MAI ...................................     S-87
Master Servicer .......................    S-132
Master Servicer Remittance Date .......    S-114
Maturity Date LTV Ratios ..............     S-81
Moody's ...............................    S-160
Mortgage ..............................     S-63
Mortgage Asset Seller. ................     S-64
Mortgage Loan Seller ..................     S-64
Mortgage Note .........................     S-63
Mortgage Rate .........................    S-105
Net Aggregate Prepayment Interest
Shortfall .............................    S-106
Net Mortgage Rate .....................    S-105
Net Operating Income ..................     S-81
Non-Offered Certificates ..............     S-91
Non-Offered Subordinate
Certificates ..........................    S-112
Nonrecoverable Advance ................    S-115
North Gratiot Crossing Companion
Loan ..................................     S-65
North Gratiot Crossing Mortgage
Loan ..................................     S-65
Notional Amount .......................     S-91
Offered Certificates ..................     S-91
OID ...................................    S-158
Olde Towne Village Apartments
Companion Loan ........................     S-65
Olde Towne Village Apartments
Mortgage Loan .........................     S-65
One Post Office Square B Note
Certificateholders ....................     S-70
One Post Office Square B
Noteholder ............................     S-69
One Post Office Square Companion
Note ..................................     S-69
One Post Office Square Control
Appraisal Event .......................     S-70
One Post Office Square
Intercreditor Agreement ...............     S-69
One Post Office Square Loan ...........     S-69
One Post Office Square Loan
Option Price ..........................     S-72
One Post Office Square Operating
Advisor ...............................    S-130
One Post Office Square Paying
Agent .................................     S-69
One Post Office Square Pooling
Agreement .............................     S-69
One Post Office Square Purchase
Option ................................     S-72
One Post Office Square Senior
Noteholders ...........................     S-69
One Post Office Square Senior
Notes .................................     S-69
One Post Office Square Servicer .......     S-69
One Post Office Square Special
Servicer ..............................     S-69
One Post Office Square Trust ..........     S-69
One Post Office Square Trustee ........     S-69
One Post Office Square Whole
Loan ..................................     S-69
Operating Statements ..................     S-81
Option Price ..........................    S-140
PAR ...................................     S-84
Participants ..........................     S-93
Pass-Through Rate .....................    S-102
Paying Agent ..........................     S-93
Paying Agent Fee ......................     S-93
Paying Agent Fee Rate .................     S-93
Payment Differential ..................     S-75
Percentage Interest ...................     S-93
Periodic Payments .....................     S-97
Permitted Investments .................     S-97
P&I Advance ...........................    S-114
PILOT Agreement .......................     S-63
Plan ..................................    S-161
PML ...................................     S-79
Pooling and Servicing Agreement .......     S-91
Prepayment Assumption .................    S-158
Prepayment Interest Excess ............    S-135
Prepayment Interest Shortfall .........    S-135
Primary Collateral ....................     S-89
Prime Rate ............................    S-116
Principal Balance Certificates ........     S-92
Principal Distribution Amount .........    S-106

                                                PAGE
                                               -----
Principal Shortfall .......................    S-108
Purchase Agreements .......................     S-64
Purchase Option ...........................    S-140
Purchase Price ............................     S-87
qualified replacement mortgage ............     S-87
Qualified Substitute Mortgage
Loan ......................................     S-87
Ranier Portfolio Companion Loan ...........     S-65
Ranier Portfolio Mortgage Loan ............     S-65
Rated Final Distribution Date .............    S-111
Rating Agencies ...........................    S-160
Record Date ...............................     S-96
Regular Certificates ......................    S-158
Reimbursement Rate ........................    S-116
REIT ......................................    S-159
Related Proceeds ..........................    S-115
Release Date ..............................     S-76
Release H.15 ..............................     S-75
REMIC .....................................    S-158
REMIC Provisions ..........................    S-158
REO Account ...............................    S-138
REO Loan ..................................    S-109
REO Property ..............................    S-127
Residual Certificates .....................     S-91
Restricted Group ..........................    S-162
Revised Rate ..............................     S-73
Rules .....................................     S-94
Scheduled Principal Distribution
Amount ....................................    S-107
Senior Certificates .......................     S-91
Servicing Advances ........................    S-115
Servicing Fee .............................    S-133
Servicing Fee Rate ........................    S-133
Servicing Standards .......................    S-126
Silver Manor Companion Loan ...............     S-65
Silver Manor Mortgage Loan ................     S-65
Similar Law ...............................    S-161
S&P .......................................    S-160
Special Servicer ..........................    S-132
Special Servicing Fee .....................    S-133
Special Servicing Fee Rate ................    S-133
Specially Serviced Mortgage Loans .........    S-127
Stated Principal Balance ..................    S-109
Statement to Certificateholders ...........    S-119
Subordinate Certificates ..................     S-91
Subordinate Offered Certificates ..........     S-91
Treasury Rate .............................     S-75
Trustee ...................................     S-64
Trustee Fee ...............................    S-124
Trustee Fee Rate ..........................    S-124
Underwriters ..............................    S-159
Underwriting Agreement ....................    S-159
Underwritten Cash Flow ....................     S-80
Underwritten Cash Flow Debt
Service Coverage Ratio ....................     S-80
Underwritten NOI ..........................     S-80
Unscheduled Principal Distribution
Amount ....................................    S-108
Upper-Tier REMIC ..........................    S-158
UW DSCR ...................................     S-80
UW NCF ....................................     S-80
UW NOI ....................................     S-80
Valley Grove Apartments
Companion Loan ............................     S-65
Valley Grove Apartments Mortgage
Loan ......................................     S-65
Voting Rights .............................    S-122
WAC Rate ..................................    S-105
Withheld Amounts ..........................     S-97
Withheld Loans ............................     S-97
Workout Fee ...............................    S-133
Workout Fee Rate ..........................    S-133
Workout-Delayed Reimbursement
Amount ....................................    S-115
Yield Maintenance Charge ..................     S-75

                                  SCHEDULE I
                            CLASS X REFERENCE RATES

                  DISTRIBUTION DATE           REFERENCE RATE
                 -------------------          --------------
                     January 2004                 5.67607%
                    February 2004                 5.47831%
                      March 2004                  5.47843%
                      April 2004                  5.66018%
                       May 2004                   5.47807%
                      June 2004                   5.66002%
                      July 2004                   5.47791%
                     August 2004                  5.65986%
                    September 2004                5.65979%
                     October 2004                 5.47768%
                    November 2004                 5.65964%
                    December 2004                 5.47753%
                     January 2005                 5.47744%
                    February 2005                 5.47732%
                      March 2005                  5.47794%
                      April 2005                  5.65899%
                       May 2005                   5.47680%
                      June 2005                   5.65865%
                      July 2005                   5.47646%
                     August 2005                  5.65831%
                    September 2005                5.65814%
                     October 2005                 5.47596%
                    November 2005                 5.65779%
                    December 2005                 5.47560%
                     January 2006                 5.47542%
                    February 2006                 5.47537%
                      March 2006                  5.47731%
                      April 2006                  5.65728%
                       May 2006                   5.47522%
                      June 2006                   5.65718%
                      July 2006                   5.47512%
                     August 2006                  5.65709%
                    September 2006                5.65704%
                     October 2006                 5.47497%
                    November 2006                 5.65694%
                    December 2006                 5.47487%
                     January 2007                 5.47482%
                    February 2007                 5.47477%
                      March 2007                  5.47771%
                      April 2007                  5.65669%
                       May 2007                   5.47460%
                      June 2007                   5.65658%
                      July 2007                   5.47450%
                     August 2007                  5.65648%
                    September 2007                5.65643%
                     October 2007                 5.47433%
                    November 2007                 5.65632%

                     DISTRIBUTION DATE             REFERENCE RATE
                    -------------------            --------------
                       December 2007                   5.47422%
                        January 2008                   5.65621%
                       February 2008                   5.47411%
                         March 2008                    5.47531%
                         April 2008                    5.65604%
                          May 2008                     5.47393%
                         June 2008                     5.65799%
                         July 2008                     5.47583%
                        August 2008                    5.68579%
                       September 2008                  5.68574%
                        October 2008                   5.50718%
                       November 2008                   5.71077%
                       December 2008                   5.53394%
                        January 2009                   5.53096%
                       February 2009                   5.53090%
                         March 2009                    5.53475%
                         April 2009                    5.71462%
                          May 2009                     5.53069%
                         June 2009                     5.71449%
                         July 2009                     5.53055%
                        August 2009                    5.71436%
                       September 2009                  5.71429%
                        October 2009                   5.53034%
                       November 2009                   5.71415%
                       December 2009                   5.53020%
                        January 2010                   5.53013%
                       February 2010                   5.52998%
                         March 2010                    5.53385%
                         April 2010                    5.71356%
                          May 2010                     5.52953%
                         June 2010                     5.71327%
                         July 2010                     5.52924%
                        August 2010                    5.71298%
                       September 2010                  5.72198%
                        October 2010                   5.54012%
                       November 2010                   5.71210%
                       December 2010                   5.54152%

ANNEX A-1
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LOAN #    ORIGINATOR  PROPERTY NAME                                               STREET ADDRESS
------    ----------  -------------                                               --------------
   1         JPMCB    The Forum Shops                                             3500 Las Vegas Boulevard South
   2         JPMCB    Hometown America Portfolio III                              Various
  2.1        JPMCB    Pine Lakes Ranch                                            10201 Riverdale Road
  2.2        JPMCB    Chateau Avon                                                2600 West Auburn Road
  2.3        JPMCB    Timber Heights Mobile Home Community                        1168 North Oak Road
  2.4        JPMCB    Lakeland Junction                                           202 Griffin Road
  2.5        JPMCB    Denali Park                                                 3405 South Tomahawk Road
   3         JPMCB    One Post Office Square                                      One Post Office Square
   4         CIBC     State House Square                                          10, 50-58 and 90 State House Square
   5         JPMCB    Colony Cove                                                 4313 Kings Drive
   6         JPMCB    Potomac Run                                                 46220 Potomac Run Plaza
   7         CIBC     Versailles and Dana Point Apartments Portfolio              Various
  7.1        CIBC     Versailles Apartments                                       4900 Pear Ridge Drive
  7.2        CIBC     Dana Point Apartments                                       18800 Lina Street
   8         JPMCB    The Villagio and Palm Court Apartments                      Various
  8.1        JPMCB    Villagio Apartments                                         7900 Locke Lee Lane
  8.2        JPMCB    Palm Court Apartments                                       801 Country Place Drive
   9         CIBC     Rainier Office Portfolio                                    Various
  9.1        CIBC     The Chase Bank Building                                     860 Airport Freeway
  9.2        CIBC     Bank of Texas Office Building                               500 Grapevine Highway
  9.3        CIBC     Meadow Park Central IV and V                                10260 and 10300 North Central Expressway
  9.4        CIBC     6300 West Loop                                              6300 West Loop South
  10         CIBC     Danka Portfolio                                             Various
 10.1        CIBC     Roosevelt III                                               11101 Roosevelt Boulevard North
 10.2        CIBC     National Supply Center                                      9799 International Court North
 10.3        CIBC     Roosevelt D                                                 11401 16th Court North
  11         CIBC     Encino Courtyard                                            17401-17421 Ventura Boulevard
  12         JPMCB    LA Media Center                                             2702, 2705, 2709, and 2710 Media Center Drive
  13         CIBC     Household Credit Services                                   2200 East Benson Road
  14         JPMCB    River Landing Apartments                                    200 River Landing Boulevard
  15         JPMCB    19-21 East 64th Street                                      19-21 East 64th Street
  16         JPMCB    Collier Park of Commerce                                    2900-3030 Horshoe Drive South and
                                                                                  3050 Horshoe Drive North
  17         JPMCB    University Gardens                                          400 Putnam Drive
  18         JPMCB    Crestpointe Corporate Center II                             7070 and 7080 Samuel Morse Drive
  19         JPMCB    Marietta Medical Center                                     790 Church Street
  20         JPMCB    Reno Industrial Portfolio I                                 Various
 20.1        JPMCB    4910 Longley Lane                                           4910 Longley Lane
 20.2        JPMCB    1555-1645 Crane Way                                         1555-1645 Crane Way
 20.3        JPMCB    380 South Rock Boulevard                                    380 South Rock Boulevard
 20.4        JPMCB    1640-1650 Hymer Avenue                                      1640-1650 Hymer Avenue
 20.5        JPMCB    1580 Hymer Avenue                                           1580 Hymer Avenue
  21         CIBC     West Colonial Oaks                                          7150-7300 West Colonial Oaks Drive
  22         CIBC     Mearns Park                                                 955 Mearns Road
  23         CIBC     Schumacher Freeport                                         1600 South and 300 West
  24         JPMCB    Partridge Meadows Apartments                                8102 Four Winds Drive
  25         JPMCB    Vernon Woods Apartments                                     180 Pearsall Drive
  26         CIBC     Lakeside Villas                                             8555 Laurens Lane
  27         CIBC     MIE Green Mountain Corporate Center Buildings A, B and C    400 & 720 Corporate Circle and
                                                                                  301 Commerical Drive
  28         JPMCB    County View Mobile Home Park                                109 Holland Drive
  29         CIBC     Holly Springs Crossing                                      130 Bass Lake Road
  30         JPMCB    Westgate Commons Shopping Center                            1500 13th Avenue East
  31         CIBC     Chateaux Dijon Apartments                                   5331 Beverly Hill Lane
  32         JPMCB    Brown Noltemeyer Apartments 1                               Various
 32.1        JPMCB    University Park Apartments                                  2207 James Pirtle Court
 32.2        JPMCB    Cedar Spring Apartments                                     9000 Sprucedale Way
 32.3        JPMCB    Tymberwood Trace Apartments                                 7500 Beechview Avenue
  33         CIBC     351 Holt Road                                               351 Holt Road
  34         JPMCB    Crawfordsville Square                                       US 231 and South Boulevard
  35         JPMCB    Boulder Creek Apartments                                    10400 Pavilion Way
  36         JPMCB    Hillcroft Shopping Plaza                                    5901 Hillcroft Street
  37         CIBC     Desert Canyon                                               10405 East McDowell Mountain Ranch Road
  38         JPMCB    Devonshire Apartments                                       8301 Doncaster Way
  39         CIBC     Grande Communications Portfolio                             Various
 39.1        CIBC     6441 Saratoga Boulevard                                     6441 Saratoga Boulevard
 39.2        CIBC     7200 Imperial Drive                                         7200 Imperial Drive
 39.3        CIBC     2401 East Interstate 20                                     2401 East Interstate 20
 39.4        CIBC     401 and 501 Carlson Circle                                  401 and 501 Carlson Circle
  40         JPMCB    Westside Village                                            210 Southwest Century Drive
  41         JPMCB    Towne Park Plaza                                            300-370 Eubank Boulevard Northeast
  42         CIBC     Kensington Center                                           12700-12748 South Route 59
  43         JPMCB    Westheimer II                                               7530 Westheimer Road
  44         JPMCB    Murrietta Springs Plaza                                     25260-25310 Madison Avenue
  45         JPMCB    Hillview Woods Apartments                                   4800 Birch Tree Lane
  46         CIBC     Schumacher Phoenix Portfolio                                Various
 46.1        CIBC     7250 North 16th Street                                      7250 North 16th Street
 46.2        CIBC     4040 East Camelback Road                                    4040 East Camelback Road
 46.3        CIBC     2200 East Camelback Road                                    2200 East Camelback Road
  47         JPMCB    Polygon Plaza                                               2050 Center Avenue
  48         JPMCB    Hopkins Emporia                                             428 Peyton Street
  49         CIBC     Sugar Land Medical Pavilion                                 14815-14897 Southwest Freeway
  50         CIBC     The Shoppes at Clemente Ranch                               2040 South Alma School Road
  51         JPMCB    Drew Court                                                  420, 440-480 Drew Court
  52         CIBC     Silver Manor Apartments                                     81 Secatogue Avenue
  53         JPMCB    Light Street Portfolio                                      Various
 53.1        JPMCB    22 Light Street Building                                    22 Light Street
 53.2        JPMCB    31 Light Street Bldg                                        31 Light Street
  54         JPMCB    The Fairways at Moore Apartments                            800 Southwest 19th Street
  55         JPMCB    Tri-City Shopping Center                                    6312-6508 South 27th Street
  56         CIBC     Fleetwood Apartments Portfolio                              Various
 56.1        CIBC     August Apartments                                           2147 O Street Northwest
 56.2        CIBC     Randall Court Apartments                                    6090 Terry Road
  57         CIBC     Woodbridge Crossing                                         451-479 Green Street
  58         JPMCB    440 East 79th Street                                        440 East 79th Street
  59         JPMCB    Stonegate Manor                                             1 Stonegate Drive
  60         JPMCB    Village Meadows                                             1160 McCord Road
  61         JPMCB    Desert Country Plaza 1                                      77850 - 77920 Country Club Drive
  62         CIBC     Howard Park Plaza                                           1504 Howard Road
  63         JPMCB    Peter Jefferson Place II                                    630 Peter Jefferson Place
  64         JPMCB    Farmer Jack Food Market                                     1707 Cherry Street
  65         CIBC     Whitewood Apartments                                        9417 Trivue Circle
  66         CIBC     Wilmette Commons                                            50-135 Skokie Boulevard
  67         JPMCB    Foster Avenue Industrial Park                               710-854 Foster Avenue
  68         CIBC     Country Club Village                                        19651 Yorba Linda Boulevard
  69         CIBC     Rutherford Plaza                                            7133 Rutherford Road
  70         CIBC     West Boca Square                                            21691-21699 South State Road 7
  71         CIBC     North Gratiot Crossing                                      47025-47187 Gratiot Avenue
  72         JPMCB    Friendly Village of Lockport                                6035 South Transit Road
  73         CIBC     500 Seaview Avenue                                          500 Seaview Avenue
  74         CIBC     100 Spence Street                                           100 Spence Street
  75         CIBC     Heatherstone Apartments                                     18950 Marsh Lane
  76         JPMCB    Pine Acres Mobile Home Park                                 1881 Route 37 West
  77         CIBC     Price Chopper Supermarket                                   138 Ulster Avenue
  78         JPMCB    1 and 15 East Superior Street                               1 and 15 East Superior Street
  79         JPMCB    Walgreens - Pomona                                          495 East Holt Avenue
  80         JPMCB    Shaw Shopping Center                                        3602-3632 West Shaw Avenue
  81         JPMCB    Cascade Crest Apartments                                    39551 Dubarko Road
  82         CIBC     Harrisville Retail Center                                   455 North Washington Boulevard
  83         CIBC     Garwood Plaza Shopping Center                               309-329 North Avenue
  84         JPMCB    Pepper Place                                                2829 2nd Avenue South
  85         JPMCB    Olde Towne Village Apartments                               790 Irving Drive
  86         JPMCB    Cal Oaks Plaza                                              40970-40984 and 41030-41038 California Oaks Road
  87         CIBC     Courtland Square                                            2820 Doyle Road
  88         JPMCB    Valley Grove Apartments                                     722 Valley Street
  89         JPMCB    Commerce Park Shopping Center                               4807 Carroll Lake Road
  90         JPMCB    9400 Bunsen Parkway                                         9400 Bunsen Parkway
  91         JPMCB    Country Wood Apartments                                     791 Bateswood Drive
  92         CIBC     Papago Vista Apartments                                     5312 East Taylor Street
  93         JPMCB    Indian Bridge Apartments                                    45915 Indian Way
  94         CIBC     Eckerd - Islandia                                           1968 Veteran's Highway
  95         CIBC     Barnes Miller Village                                       7325, 7345 Southwest Barnes Road and
                                                                                  460 Southwest Miller Road
  96         JPMCB    Brown Noltemeyer Apartments 2                               Various
 96.1        JPMCB    Chatsworth Park Apartments                                  111 North Ewing Avenue
 96.2        JPMCB    Eagles Eyrie Apartments                                     2424 Eagles Eyrie Court
  97         JPMCB    Climate Controlled Self Storage                             490 South Maple Street
  98         JPMCB    Inlet Oaks Village MHC                                      5350 Highway 17 By-Pass
  99         CIBC     Atwood Oceanics Building                                    15835 Park Ten Place
  100        CIBC     Appling Farms                                               6972 Appling Farms Parkway
  101        JPMCB    2077 South Gessner                                          2077 South Gessner Road
  102        CIBC     Eckerd - Woodbridge                                         4110 Winter Garden Vineland Road
  103        JPMCB    Eckerds - Westheimer                                        9292 Westheimer
  104        CIBC     Eckerd - Copiague                                           901 Montauk Highway
  105        JPMCB    8500 Cypresswood Building                                   8500 Cypresswood Drive
  106        JPMCB    Park Rodeo                                                  149-185 South Rodeo Drive
  107        JPMCB    River Trails Apartments                                     849 Rivertrail Court
  108        JPMCB    Hickory Grove Business  Park                                6600-6654 East WT Harris Boulevard
  109        CIBC     Lake Brandon Shoppes                                        11045 Causeway Boulevard
  110        JPMCB    Wood Stoves, Etc.                                           16504 Highway 99
  111        CIBC     Georgian Court Apartments                                   2400-2410 Oneida Street
  112        CIBC     Eckerd - Baseline                                           1424 West Baseline Road
  113        JPMCB    West Village                                                22115-22199 Michigan Avenue
  114        JPMCB    39 West 37th Street                                         39 West 37th Street
  115        CIBC     Skyline Center                                              1936 Lee Road
  116        JPMCB    Walgreens - Colorado Springs                                6705 Barnes Road
  117        JPMCB    Stonegate Crossing                                          2371 - 2755 South Hulen Street
  118        CIBC     La Jolla Apartments                                         65 South 1st West
  119        JPMCB    Westport Gardens Apartments                                 1239 Westlynne Way
  120        JPMCB    Embassy Lakes Professional Center                           2525 Embassy Drive South
  121        CIBC     Eckerd - Conway                                             5190 South Conway Road
  122        JPMCB    The Forum Apartments                                        950 Appian Way
  123        CIBC     Sears - Henderson                                           1245 West Warm Springs Road
  124        CIBC     Brookside and Babcock Mobile Home Park Portfolio            Various
 124.1       CIBC     Brookside Mobile Home Park                                  1691 Carlberg Road
 124.2       CIBC     Babcock Mobile Home Park                                    5066, 5070 and 5100 Clinton Street
  125        CIBC     Security Plus Mini Storage                                  32-123 Da Vall Drive
  126        JPMCB    1904-1920 Watterson Trail                                   1904-1920 Watterson Trail
  127        JPMCB    Ceridian Building                                           10301 Linn Station Road
  128        CIBC     Lake Mary Commons                                           4300 West Lake Mary Boulevard
  129        CIBC     Metro Plaza                                                 2418 South Kirkman Road
  130        JPMCB    Bonaventure Mobile Home Park                                19401 North 7th Street
  131        JPMCB    2448-2490 East Oakton Street                                2448-2490 East Oakton Street
  132        JPMCB    Buchanan Building                                           800 - 802 Fair Oaks Avenue
  133        JPMCB    Galloway All-Storage                                        5315  North Galloway Avenue
  134        JPMCB    Evergreen Court Apartments                                  813 Eastern Boulevard
  135        JPMCB    Briarwest Shopping Center                                   6415 San Felipe Drive
  136        JPMCB    15 West 36th Street                                         15 West 36th Street
  137        JPMCB    Villa Estates Mobile Home Park                              6363 Grover Street
  138        JPMCB    Airport Road Storage                                        950 Airport Road
  139        JPMCB    City Crossings Shopping Center                              40302 Fourteen Mile Drive
  140        JPMCB    Lake Worth Commerce Center                                  1100 Barnett Drive
  141        JPMCB    Villa Vista Apartments                                      10612 - 10632 Knott Avenue
  142        JPMCB    2240 East Locust Court                                      2240 East Locust Court
  143        JPMCB    Woodlake Collection Shopping Center                         2660 South Gessner Road
  144        JPMCB    Hartley Bridge Kroger                                       4319 Hartley Bridge Road
  145        JPMCB    Belk Department Store                                       995 Bullsboro Drive
  146        JPMCB    Heights Corner Shopping Center                              3250 Hulen Street
  147        JPMCB    Monarch Plaza                                               609 North Spring Street
  148        JPMCB    Tustin Gardens Apartments                                   130-160 Nisson Road
  149        JPMCB    Erin Medical Center                                         27155 Chardon Road
  150        JPMCB    Desert Country Plaza 2                                      77-932  - 77-952 Country Club Drive
  151        JPMCB    Park Place Shopping Center                                  709 North Westover Boulevard
  152        JPMCB    La Brea Retail                                              148-160 South La Brea Avenue
  153        JPMCB    Lander Marketplace                                          1641-1687 Lander Avenue
  154        JPMCB    Texas Hardy Self Storage                                    2000 Hardy Street
  155        JPMCB    Airway Business Center                                      3445 Airway  Drive and 5475 Louie Lane
  156        JPMCB    Sahara Mobile Home Park                                     1517 North Newhope Avenue
  157        CIBC     Marketplace Center                                          7625 Sand Lake Road
  158        JPMCB    1383 Westwood & 9907 Santa Monica                           Various
 158.1       JPMCB    1383 Westwood                                               1383-1393 Westwood
 158.2       JPMCB    9907 Santa Monica                                           9907 Santa Monica Boulevard
  159        JPMCB    Fullerton Bushala Industrial                                401-445 Richman Avenue and 501-515 Valencia Drive
  160        JPMCB    Bear Creek Villas                                           2881 Bear Street
  161        JPMCB    Greenview Village Apartments                                45770 Church Drive
  162        JPMCB    Carefree Park Estates                                       2520 Union Road
  163        JPMCB    818-830 Magnolia Medical Building                           818-830 Magnolia Avenue
  164        CIBC     Colonial Manor Apartments                                   8021 Black River Road
  165        JPMCB    CVS - Chattanooga                                           6802 Lee Highway
  166        JPMCB    Rapids Plaza Shopping Center                                2210 Rapids Drive
  167        CIBC     Metro Pointe                                                2216 South Kirkman Road
  168        JPMCB    Mercy Apartments                                            1720 South 29th street
  169        JPMCB    Harbor Plaza Center                                         1342 North Avalon Boulevard
  170        JPMCB    148 Peck Apartments                                         148 South Peck Drive
  171        JPMCB    JLJ Plaza                                                   4048-4060 Rochester Road
  172        JPMCB    Airport Trade Center                                        4750 - 4770 Crittenden Drive
  173        JPMCB    Candlewood Apartments                                       7182-7242 Fenway Drive
  174        JPMCB    College Shopping Center                                     1180-1190 Studebaker Road
  175        JPMCB    100 East Main                                               100 East Main Street
  176        JPMCB    Federal Express - Port Huron                                151 Gaffield Drive
  177        JPMCB    1820 Wilshire Boulevard                                     1820-1832 Wilshire Boulevard
  178        JPMCB    Woodbrook Village Shopping Center                           1869 Seminole Trail
  179        JPMCB    South Shore Harbour                                         3023 Marina Bay Drive
  180        JPMCB    Whitebridge Apartments                                      4002-4008 Whitebridge Drive
  181        JPMCB    Moser and Garrett Gardens Apartments                        2015 North Garrett Avenue and 2315 Moser Avenue
  182        JPMCB    Live Tech                                                   51 South Washington Street
  183        JPMCB    Mill Creek Manor Apartments                                 1600 Mill Creek Road
  184        JPMCB    All Storage - I40 East                                      2000 Hardy Street

                                                                                          NUMBER OF     PROPERTY
  LOAN #    CITY                         STATE      ZIP CODE    COUNTY                    PROPERTIES    TYPE
  ------    ----                         -----      --------    ------                    ----------    ----
     1      Las Vegas                     NV          89109     Clark                         1         Retail
     2      Various                     Various      Various    Various                       5         Manufactured Housing
    2.1     Thornton                      CO          80229     Adams                         1         Manufactured Housing
    2.2     Rochester Hills               MI          48309     Oakland                       1         Manufactured Housing
    2.3     Davison                       MI          48423     Genesee                       1         Manufactured Housing
    2.4     Lakeland                      FL          33805     Polk                          1         Manufactured Housing
    2.5     Apache Junction               AZ          85219     Pinal                         1         Manufactured Housing
     3      Boston                        MA          02109     Suffolk                       1         Office
     4      Hartford                      CT          06103     Hartford                      1         Office
     5      Ellenton                      FL          34222     Manatee                       1         Manufactured Housing
     6      Sterling                      VA          20164     Loudoun                       1         Retail
     7      Dallas                        TX          75287     Various                       2         Multifamily
    7.1     Dallas                        TX          75287     Collin                        1         Multifamily
    7.2     Dallas                        TX          75287     Denton                        1         Multifamily
     8      Houston                       TX         Various    Harris                        2         Multifamily
    8.1     Houston                       TX          77063     Harris                        1         Multifamily
    8.2     Houston                       TX          77079     Harris                        1         Multifamily
     9      Various                       TX         Various    Various                       4         Office
    9.1     Hurst                         TX          76054     Tarrant                       1         Office
    9.2     Hurst                         TX          76054     Tarrant                       1         Office
    9.3     Dallas                        TX          75231     Dallas                        1         Office
    9.4     Bellaire                      TX          77401     Harris                        1         Office
    10      St. Petersburg                FL          33716     Pinellas                      3         Mixed Use
   10.1     St. Petersburg                FL          33716     Pinellas                      1         Office
   10.2     St. Petersburg                FL          33716     Pinellas                      1         Industrial
   10.3     St. Petersburg                FL          33716     Pinellas                      1         Office
    11      Encino                        CA          91316     Los Angeles                   1         Retail
    12      Los Angeles                   CA          90065     Los Angeles                   1         Office
    13      Sioux Falls                   SD          57104     Minnehaha                     1         Office
    14      Myrtle Beach                  SC          29579     Horry                         1         Multifamily
    15      New York                      NY          10021     New York                      1         Office
    16      Naples                        FL          34104     Collier                       1         Industrial
    17      Tallahassee                   FL          32301     Leon                          1         Multifamily
    18      Columbia                      MD          21046     Howard                        1         Office
    19      Marietta                      GA          30060     Cobb                          1         Office
    20      Various                       NV         Various    Washoe                        5         Industrial
   20.1     Reno                          NV          89502     Washoe                        1         Industrial
   20.2     Sparks                        NV          89431     Washoe                        1         Industrial
   20.3     Sparks                        NV          89431     Washoe                        1         Industrial
   20.4     Sparks                        NV          89431     Washoe                        1         Industrial
   20.5     Sparks                        NV          89431     Washoe                        1         Industrial
    21      Orlando                       FL          32818     Orange                        1         Retail
    22      Warminster                    PA          18974     Bucks                         1         Industrial
    23      Clearfield                    UT          84016     Davis                         1         Industrial
    24      Louisville                    KY          40222     Jefferson                     1         Multifamily
    25      Mount Vernon                  NY          10552     Westchester                   1         Multifamily
    26      San Antonio                   TX          78218     Bexar                         1         Multifamily
    27      Golden                        CO          80401     Jefferson                     1         Industrial
    28      Virginia Beach                VA          23462     Virginia Beach City           1         Manufactured Housing
    29      Holly Springs                 NC          27540     Wake                          1         Retail
    30      West Fargo                    ND          58078     Cass                          1         Retail
    31      Houston                       TX          77056     Harris                        1         Multifamily
    32      Louisville                    KY         Various    Jefferson                     3         Multifamily
   32.1     Louisville                    KY          40217     Jefferson                     1         Multifamily
   32.2     Louisville                    KY          40291     Jefferson                     1         Multifamily
   32.3     Louisville                    KY          40219     Jefferson                     1         Multifamily
    33      North Andover                 MA          01845     Essex                         1         Industrial
    34      Crawfordsville                IN          47933     Montgomery                    1         Retail
    35      Louisville                    KY          40299     Jefferson                     1         Multifamily
    36      Houston                       TX          77036     Harris                        1         Retail
    37      Scottsdale                    AZ          85255     Maricopa                      1         Mixed Use
    38      Louisville                    KY          40222     Jefferson                     1         Multifamily
    39      Various                       TX         Various    Various                       4         Office
   39.1     Corpus Christi                TX          78414     Nueces                        1         Office
   39.2     Waco                          TX          76712     McLennan                      1         Office
   39.3     Odessa                        TX          79761     Ector                         1         Office
   39.4     San Marcos                    TX          78666     Hays                          1         Office
    40      Bend                          OR          97702     Deschutes                     1         Retail
    41      Albuquerque                   NM          87123     Bernalillo                    1         Retail
    42      Plainfield                    IL          60544     Will                          1         Retail
    43      Houston                       TX          77063     Harris                        1         Retail
    44      Murrieta                      CA          92562     Riverside                     1         Retail
    45      Louisville                    KY          40229     Jefferson                     1         Multifamily
    46      Phoenix                       AZ         Various    Maricopa                      3         Office
   46.1     Phoenix                       AZ          85020     Maricopa                      1         Office
   46.2     Phoenix                       AZ          85018     Maricopa                      1         Office
   46.3     Phoenix                       AZ          85016     Maricopa                      1         Office
    47      Fort Lee                      NJ          07024     Bergen                        1         Office
    48      Emporia                       KS          66801     Lyon                          1         Industrial
    49      Sugar Land                    TX          77478     Fort Bend                     1         Office
    50      Chandler                      AZ          85248     Maricopa                      1         Retail
    51      King of Prussia               PA          19406     Montgomery                    1         Industrial
    52      Farmingdale                   NY          11735     Nassau                        1         Multifamily
    53      Baltimore                     MD          21202     Baltimore                     2         Office
   53.1     Baltimore                     MD          21202     Baltimore                     1         Office
   53.2     Baltimore                     MD          21202     Baltimore                     1         Office
    54      Moore                         OK          73160     Cleveland                     1         Multifamily
    55      Oak Creek                     WI          53154     Milwaukee                     1         Retail
    56      Various                     Various      Various    Various                       2         Multifamily
   56.1     Washington                    DC          20037     District of Columbia          1         Multifamily
   56.2     Jacksonville                  FL          32216     Duval                         1         Multifamily
    57      Woodbridge                    NJ          07095     Middlesex                     1         Retail
    58      New York                      NY          10021     New York                      1         Multifamily
    59      North Windham                 CT          06256     Windham                       1         Manufactured Housing
    60      Holland                       OH          43528     Lucas                         1         Multifamily
    61      Palm Desert                   CA          92211     Riverside                     1         Retail
    62      Madera                        CA          93637     Madera                        1         Retail
    63      Charlottesville               VA          22911     Albemarle                     1         Office
    64      Toledo                        OH          43608     Lucas                         1         Retail
    65      Twinsburg                     OH          44087     Summit                        1         Multifamily
    66      Wilmette                      IL          60091     Cook                          1         Retail
    67      Bensenville                   IL          60106     DuPage                        1         Industrial
    68      Yorba Linda                   CA          92886     Orange                        1         Retail
    69      Woodlawn                      MD          21244     Baltimore                     1         Office
    70      Boca Raton                    FL          33428     Palm Beach                    1         Retail
    71      Chesterfield Township         MI          48051     Macomb                        1         Retail
    72      Lockport                      NY          14094     Niagara                       1         Manufactured Housing
    73      Staten Island                 NY          10305     Richmond                      1         Office
    74      Bayshore                      NY          11706     Suffolk                       1         Industrial
    75      Dallas                        TX          75287     Denton                        1         Multifamily
    76      Tom's River                   NJ          08757     Ocean                         1         Manufactured Housing
    77      Saugerties                    NY          12477     Ulster                        1         Retail
    78      Chicago                       IL          60611     Cook                          1         Office
    79      Pomona                        CA          91767     Los Angeles                   1         Retail
    80      Fresno                        CA          93711     Fresno                        1         Retail
    81      Sandy                         OR          97055     Clackamas                     1         Multifamily
    82      Harrisville                   UT          84404     Weber                         1         Retail
    83      Garwood                       NJ          07027     Union                         1         Retail
    84      Birmingham                    AL          35233     Jefferson                     1         Office
    85      Clarksville                   IN          47129     Clark                         1         Multifamily
    86      Murrieta                      CA          92562     Riverside                     1         Retail
    87      Deltona                       FL          32738     Volusia                       1         Retail
    88      Manchester                    NH          03103     Hillsborough                  1         Multifamily
    89      Commerce                      MI          48382     Oakland                       1         Retail
    90      Louisville                    KY          40220     Jefferson                     1         Office
    91      Houston                       TX          77079     Harris                        1         Multifamily
    92      Phoenix                       AZ          85008     Maricopa                      1         Multifamily
    93      Lexington Park                MD          20653     St. Mary's                    1         Multifamily
    94      Islandia                      NY          11749     Suffolk                       1         Retail
    95      Portland                      OR          97225     Washington                    1         Retail
    96      Louisville                    KY          40206     Jefferson                     2         Multifamily
   96.1     Louisville                    KY          40206     Jefferson                     1         Multifamily
   96.2     Louisville                    KY          40206     Jefferson                     1         Multifamily
    97      Ann Arbor                     MI          48103     Washtenaw                     1         Storage
    98      Murrells Inlet                SC          29576     Georgetown                    1         Manufactured Housing
    99      Houston                       TX          77094     Harris                        1         Office
    100     Memphis                       TN          38133     Shelby                        1         Industrial
    101     Houston                       TX          77063     Harris                        1         Office
    102     Orlando                       FL          34787     Orange                        1         Retail
    103     Houston                       TX          77063     Harris                        1         Retail
    104     Copiague                      NY          11726     Suffolk                       1         Retail
    105     Spring                        TX          77379     Harris                        1         Office
    106     Beverly Hills                 CA          90212     Los Angeles                   1         Multifamily
    107     St. Louis                     MO          63137     St. Louis                     1         Multifamily
    108     Charlotte                     NC          28215     Mecklenburg                   1         Mixed Use
    109     Brandon                       FL          33511     Hillsborough                  1         Retail
    110     Lynnwood                      WA          98037     Snohomish                     1         Retail
    111     Utica                         NY          13501     Oneida                        1         Multifamily
    112     Tempe                         AZ          85283     Maricopa                      1         Retail
    113     Dearborn                      MI          48124     Wayne                         1         Retail
    114     New York                      NY          10018     New York                      1         Office
    115     Winter Park                   FL          32789     Orange                        1         Office
    116     Colorado Springs              CO          80922     El Paso                       1         Retail
    117     Fort Worth                    TX          76109     Tarrant                       1         Retail
    118     Rexburg                       ID          83440     Madison                       1         Multifamily
    119     Louisville                    KY          40222     Jefferson                     1         Multifamily
    120     Cooper City                   FL          33026     Broward                       1         Office
    121     Orlando                       FL          32812     Orange                        1         Retail
    122     Mt. Pleasant                  MI          48858     Isabella                      1         Multifamily
    123     Henderson                     NV          89014     Clark                         1         Retail
    124     Various                       NY         Various    Various                       2         Manufactured Housing
   124.1    Carroll                       NY          14701     Chautauqua                    1         Manufactured Housing
   124.2    Batavia                       NY          14020     Genesee                       1         Manufactured Housing
    125     Cathedral City                CA          92234     Riverside                     1         Storage
    126     Jeffersontown                 KY          40299     Jefferson                     1         Industrial
    127     Louisville                    KY          40299     Jefferson                     1         Office
    128     Lake Mary                     FL          32746     Seminole                      1         Retail
    129     Orlando                       FL          32811     Orange                        1         Retail
    130     Phoenix                       AZ          85024     Maricopa                      1         Manufactured Housing
    131     Arlington Heights             IL          60005     Cook                          1         Industrial
    132     South Pasadena                CA          91030     Los Angeles                   1         Office
    133     Fort Worth                    TX          75150     Tarrant                       1         Storage
    134     Clarksville                   IN          47129     Clark                         1         Multifamily
    135     Houston                       TX          77057     Harris                        1         Retail
    136     New York                      NY          10018     New York                      1         Office
    137     Omaha                         NE          68106     Douglas                       1         Manufactured Housing
    138     Destin                        FL          32541     Okaloosa                      1         Storage
    139     Commerce Township             MI          48390     Oakland                       1         Retail
    140     Lake Worth                    FL          33461     Palm Beach                    1         Industrial
    141     Stanton                       CA          90680     Orange                        1         Multifamily
    142     Ontario                       CA          91761     San Bernadino                 1         Industrial
    143     Houston                       TX          77063     Harris                        1         Retail
    144     Macon                         GA          31216     Bibb                          1         Retail
    145     Newnan                        GA          30265     Coweta                        1         Retail
    146     Fort Worth                    TX          76107     Tarrant                       1         Retail
    147     Beaver Dam                    WI          53916     Dodge                         1         Retail
    148     Tustin                        CA          92780     Orange                        1         Multifamily
    149     Richmond Heights              OH          44143     Cuyahoga                      1         Office
    150     Palm Desert                   CA          92211     Riverside                     1         Mixed Use
    151     Albany                        GA          31707     Dougherty                     1         Retail
    152     Los Angeles                   CA          90036     Los Angeles                   1         Retail
    153     Turlock                       CA          95380     Stanislaus                    1         Retail
    154     Amarillo                      TX          79106     Randall                       1         Storage
    155     Reno                          NV          89511     Washoe                        1         Industrial
    156     Santa Ana                     CA          92703     Orange                        1         Manufactured Housing
    157     Orlando                       FL          32819     Orange                        1         Office
    158     Various                       CA         Various    Los Angeles                   2         Retail
   158.1    Los Angeles                   CA          90024     Los Angeles                   1         Retail
   158.2    Beverly Hills                 CA          90212     Los Angeles                   1         Retail
    159     Fullerton                     CA          92832     Orange                        1         Industrial
    160     Costa Mesa                    CA          92626     Orange                        1         Multifamily
    161     Great Mills                   MD          20634     St. Mary's                    1         Multifamily
    162     Buffalo                       NY          14227     Erie                          1         Manufactured Housing
    163     Corona                        CA          92879     Riverside                     1         Office
    164     Le Ray                        NY          13601     Jefferson                     1         Multifamily
    165     Chattanooga                   TN          37421     Hamilton                      1         Retail
    166     Racine                        WI          53404     Racine                        1         Retail
    167     Orlando                       FL          32811     Orange                        1         Retail
    168     Milwaukee                     WI          53215     Milwaukee                     1         Multifamily
    169     Wilmington                    CA          90744     Los Angeles                   1         Retail
    170     Beverly Hills                 CA          90212     Los Angeles                   1         Multifamily
    171     Troy                          MI          48085     Oakland                       1         Retail
    172     Louisville                    KY          40299     Jefferson                     1         Industrial
    173     Westminster                   CA          92683     Orange                        1         Multifamily
    174     Long Beach                    CA          90815     Los Angeles                   1         Retail
    175     Norfolk                       VA          23510     Norfolk City                  1         Office
    176     Kimball                       MI          48074     St. Clair                     1         Industrial
    177     Santa Monica                  CA          90403     Los Angeles                   1         Retail
    178     Charlottesville               VA          22901     Albemarle                     1         Retail
    179     League City                   TX          77573     Galveston                     1         Office
    180     Winterville                   NC          28590     Pitt                          1         Multifamily
    181     Dallas                        TX          75206     Dallas                        1         Multifamily
    182     Oxford                        MI          48371     Oakland                       1         Retail
    183     Jacksonville                  FL          32211     Duval                         1         Multifamily
    184     Amarillo                      TX          79106     Randall                       1         Storage

            PROPERTY                                        YEAR                       UNIT OF                        OCCUPANCY
  LOAN #    SUBTYPE                       YEAR BUILT     RENOVATED          UNITS     MEASURE        OCCUPANCY %        DATE
  ------    -------                       ----------     ---------          -----     --------       -----------        ----
     1      Anchored                         1992           2003          655,079   Square Feet          97.0         10/15/03
     2      Manufactured Housing           Various                          1,953       Pads             95.5          Various
    2.1     Manufactured Housing             1972                             762       Pads             99.0         07/21/03
    2.2     Manufactured Housing             1969           1987              617       Pads             96.4         07/21/03
    2.3     Manufactured Housing             1992                             221       Pads             84.6         07/21/03
    2.4     Manufactured Housing             1982                             191       Pads            100.0         07/21/03
    2.5     Manufactured Housing             1979                             162       Pads             84.6         07/21/03
     3      CBD                              1981                         766,462   Square Feet          90.9         08/07/03
     4      CBD                              1920           2002          855,270   Square Feet          91.5         07/01/03
     5      Manufactured Housing             1957                           2,210       Pads             98.7         07/21/03
     6      Anchored                         1996                         361,375   Square Feet          98.9         09/16/03
     7      Garden                           1986                             652      Units             90.0          Various
    7.1     Garden                           1986                             388      Units             89.7         05/15/03
    7.2     Garden                           1986                             264      Units             90.5         05/14/03
     8      Garden                         Various          2001              626      Units             95.2         07/31/03
    8.1     Garden                           1964           2001              330      Units             97.6         07/31/03
    8.2     Garden                           1973           2001              296      Units             92.6         07/31/03
     9      Suburban                       Various        Various         479,717   Square Feet          88.7          Various
    9.1     Suburban                         1984                         118,275   Square Feet          86.3         07/18/03
    9.2     Suburban                         1983                          84,699   Square Feet          92.1         07/18/03
    9.3     Suburban                         1975                         176,394   Square Feet          92.2         06/01/03
    9.4     Suburban                         1972           1998          100,349   Square Feet          82.7         07/18/03
    10      Mixed Use                      Various        Various         337,000   Square Feet         100.0         07/31/03
   10.1     Suburban                         1999                         157,000   Square Feet         100.0         07/31/03
   10.2     Warehouse/Distribution           1996                         131,000   Square Feet         100.0         07/31/03
   10.3     Suburban                         1980           2003           49,000   Square Feet         100.0         07/31/03
    11      Anchored                         1991           2002           99,693   Square Feet          87.4         09/24/03
    12      Suburban                         2000                         187,534   Square Feet         100.0         11/12/03
    13      Suburban                         1998                         158,000   Square Feet         100.0         08/26/03
    14      Garden                           2003                             340      Units             92.1         09/12/03
    15      CBD                              1931           1952           18,950   Square Feet         100.0         09/17/03
    16      Flex                             1983           1990          189,873   Square Feet          93.2         09/26/03
    17      Garden                           2003                              80      Units            100.0         09/23/03
    18      Suburban                         2001                         122,389   Square Feet          88.4         09/01/03
    19      Suburban                         1989                          98,300   Square Feet         100.0         08/01/03
    20      Warehouse/Distribution         Various        Various         618,170   Square Feet         100.0          Various
   20.1     Warehouse/Distribution           1988                         330,000   Square Feet         100.0         09/01/03
   20.2     Warehouse/Distribution           1966                         152,800   Square Feet         100.0         10/07/03
   20.3     Warehouse/Distribution           1963                          30,000   Square Feet         100.0         09/01/03
   20.4     Warehouse/Distribution           1967                          37,370   Square Feet         100.0         09/01/03
   20.5     Warehouse/Distribution           1964                          68,000   Square Feet         100.0         09/01/03
    21      Anchored                         1986           2002          161,047   Square Feet         100.0         08/01/03
    22      Flex                             1965           2002          307,749   Square Feet          93.4         07/28/03
    23      Warehouse/Distribution           1942           1990          971,250   Square Feet          98.7         07/29/03
    24      Garden                           1981                             502      Units             89.8         08/01/03
    25      Coop                             1954           2002              353      Units            100.0         07/01/03
    26      Garden                           1985                             292      Units             95.2         08/06/03
    27      Flex                             1989                         161,750   Square Feet          93.9         08/21/03
    28      Manufactured Housing             1959                             463       Pads             96.1         08/01/03
    29      Anchored                         2003                          92,192   Square Feet          95.0         06/01/03
    30      Anchored                         2003                          89,896   Square Feet         100.0         11/24/03
    31      Garden                           1965                             285      Units             97.9         09/16/03
    32      Garden                         Various                            534      Units             98.9          Various
   32.1     Garden                           1986                             224      Units             99.1         08/28/03
   32.2     Garden                           1990                             150      Units             97.3         08/29/03
   32.3     Garden                           1987                             160      Units            100.0         08/29/03
    33      Warehouse/Distribution           1971           2000          248,500   Square Feet         100.0         10/30/00
    34      Anchored                         1965           1998          192,659   Square Feet          95.7         10/01/03
    35      Garden                           1987                             402      Units             97.0         08/22/03
    36      Unanchored                       2002                          68,809   Square Feet          95.6         08/01/03
    37      Office/Retail                    2000                          62,542   Square Feet          81.0         08/20/03
    38      Garden                           1980                             416      Units             96.6         08/31/03
    39      Suburban                       Various        Various         123,570   Square Feet         100.0         08/07/03
   39.1     Suburban                         2000                          20,717   Square Feet         100.0         08/07/03
   39.2     Suburban                         1969           1999           30,699   Square Feet         100.0         08/07/03
   39.3     Suburban                         2000                          21,193   Square Feet         100.0         08/07/03
   39.4     Suburban                         1996           2000           50,961   Square Feet         100.0         08/07/03
    40      Anchored                         1999                          65,170   Square Feet          96.3         11/13/03
    41      Anchored                         1993                         201,906   Square Feet         100.0         08/20/03
    42      Unanchored                       2002                          45,614   Square Feet         100.0         10/29/03
    43      Unanchored                       1995           2003           55,760   Square Feet         100.0         06/30/03
    44      Anchored                         1994                         131,341   Square Feet         100.0         06/30/03
    45      Garden                           1991                             256      Units            100.0         06/02/03
    46      Suburban                       Various                        154,067   Square Feet          77.0         08/31/03
   46.1     Suburban                         1987                          58,256   Square Feet          88.6         08/31/03
   46.2     Suburban                         1984                          48,985   Square Feet          55.1         08/31/03
   46.3     Suburban                         1974                          46,826   Square Feet          85.6         08/31/03
    47      Suburban                         1980           1996           86,489   Square Feet          91.4         07/17/03
    48      Warehouse/Distribution           1954           2001          320,764   Square Feet         100.0         05/31/03
    49      Suburban                         1985                          78,178   Square Feet          86.9         09/01/03
    50      Unanchored                       2002                          34,133   Square Feet          91.8         09/29/03
    51      Flex                             1975                         148,198   Square Feet          94.4         09/03/03
    52      Garden                           2002                              49      Units            100.0         07/28/03
    53      CBD                            Various        Various          73,056   Square Feet         100.0          Various
   53.1     CBD                              1910           1997           44,901   Square Feet         100.0         08/14/03
   53.2     CBD                              1904           1996           28,155   Square Feet         100.0         08/06/03
    54      Garden                           2002                             336      Units             94.0         08/31/03
    55      Anchored                         1959           2003          152,492   Square Feet          96.1         11/07/03
    56      Garden                         Various        Various             182      Units             91.7          Various
   56.1     Garden                           1925           1988               47      Units             93.6         08/27/03
   56.2     Garden                           1986                             135      Units             91.1         09/01/03
    57      Anchored                         2002                         544,631   Square Feet         100.0         08/29/03
    58      Coop                             1956                             235      Units             98.3         06/27/03
    59      Manufactured Housing             1978           2003              309       Pads             98.1         09/18/03
    60      Garden                           1979           1989              174      Units            100.0         08/19/03
    61      Anchored                         2001                          51,170   Square Feet          97.5         08/12/03
    62      Anchored                         1972           1999           98,558   Square Feet          97.3         06/03/03
    63      Suburban                         2000                          61,349   Square Feet          95.1         10/01/03
    64      Anchored                         2001                          54,660   Square Feet         100.0         05/13/03
    65      Garden                           1972           1988              128      Units             95.3         09/01/03
    66      Unanchored                       1989                          34,985   Square Feet          87.3         09/23/03
    67      Flex                             1973                         116,780   Square Feet          97.2         08/26/03
    68      Unanchored                       1971                          45,808   Square Feet         100.0         09/30/03
    69      Suburban                         1972           1998           82,755   Square Feet          89.7         08/01/03
    70      Anchored                         1991                          63,018   Square Feet         100.0         09/23/03
    71      Unanchored                       2000                          52,460   Square Feet          87.0         03/04/03
    72      Manufactured Housing             1973                             462       Pads             90.7         07/31/03
    73      Suburban                         1985           2002           40,959   Square Feet         100.0         07/29/03
    74      Warehouse/Distribution           1963           2003          167,729   Square Feet         100.0         12/01/03
    75      Garden                           1986                             152      Units             93.4         04/14/03
    76      Manufactured Housing             1960           1990              248       Pads             99.2         09/17/03
    77      Anchored                         2003                          46,741   Square Feet         100.0         07/17/03
    78      CBD                              1890           1993           39,186   Square Feet          83.5         09/29/03
    79      Anchored                         2003                          13,650   Square Feet         100.0         09/08/03
    80      Unanchored                       1996                          33,016   Square Feet          87.6         07/22/03
    81      Garden                           2002                              78      Units             94.9         07/22/03
    82      Unanchored                       2002                          45,246   Square Feet          88.4         06/01/03
    83      Unanchored                       2003                          17,454   Square Feet          92.7         09/17/03
    84      Suburban                         1929           1999           87,311   Square Feet          93.5         06/30/03
    85      Garden                           1971           1998              156      Units             94.2         09/10/03
    86      Anchored                         2001                          29,649   Square Feet         100.0         07/24/03
    87      Anchored                         1998                          54,982   Square Feet         100.0         10/06/03
    88      Garden                           1985                              96      Units             89.6         06/16/03
    89      Unanchored                       2002                          36,818   Square Feet          96.6         06/30/03
    90      Suburban                         2002                          46,628   Square Feet         100.0         07/21/03
    91      Garden                           1970           1990               96      Units             96.9         07/15/03
    92      Garden                           1986                             136      Units             82.4         09/01/03
    93      Garden                           1984                             112      Units            100.0         10/15/03
    94      Anchored                         2000                          12,739   Square Feet         100.0         07/30/03
    95      Unanchored                       1990           2000           29,136   Square Feet         100.0         06/20/03
    96      Garden                         Various                            233      Units             98.7          Various
   96.1     Garden                           1966                             153      Units            100.0         10/07/03
   96.2     Garden                           1973                              80      Units             96.3         08/20/03
    97      Storage                          1965           1994              614      Units             82.1         07/17/03
    98      Manufactured Housing             1973                             178       Pads             96.1         08/25/03
    99      Suburban                         1980                          59,263   Square Feet         100.0         02/01/03
    100     Flex                             2003                          72,854   Square Feet         100.0         07/07/03
    101     Suburban                         1977                          73,511   Square Feet          92.8         08/13/03
    102     Anchored                         2003                          13,813   Square Feet         100.0         10/14/03
    103     Anchored                         2002                          13,183   Square Feet         100.0         06/10/03
    104     Anchored                         2000                          10,908   Square Feet         100.0         07/30/03
    105     Suburban                         1999                          29,752   Square Feet         100.0         07/25/03
    106     Garden                           1938           1995               19      Units             94.7         06/18/03
    107     Garden                           1971           1998              127      Units             93.7         06/24/03
    108     Industrial/Office                1988           1997          110,170   Square Feet          83.6         09/29/03
    109     Unanchored                       2003                          18,714   Square Feet         100.0         06/13/03
    110     Unanchored                       1994                          45,792   Square Feet         100.0         06/06/03
    111     Garden                           1963           1971              129      Units             94.5         06/30/03
    112     Anchored                         2003                          13,813   Square Feet         100.0         08/07/03
    113     Unanchored                       1998                          26,285   Square Feet         100.0         06/10/03
    114     CBD                              1930           1988           97,830   Square Feet          92.8         07/09/03
    115     Suburban                         1985                          44,801   Square Feet         100.0         06/23/03
    116     Anchored                         2003                          14,490   Square Feet         100.0         08/15/03
    117     Unanchored                       2000                          21,800   Square Feet          93.6         04/23/03
    118     Garden                           2000                              52      Units            100.0         09/15/03
    119     Garden                           1970           1998               70      Units             92.9         06/25/03
    120     Suburban                         2000                          23,748   Square Feet          85.6         05/09/03
    121     Anchored                         2003                          13,824   Square Feet         100.0         10/14/03
    122     Garden                           1969           1999              144      Units             93.8         08/01/03
    123     Anchored                         2002                         121,310   Square Feet         100.0         06/19/03
    124     Manufactured Housing           Various        Various             151       Pads            100.0         07/01/03
   124.1    Manufactured Housing             1975                              78       Pads            100.0         07/01/03
   124.2    Manufactured Housing             1965           1991               73       Pads            100.0         07/01/03
    125     Storage                          1994                             645      Units             88.1         09/05/03
    126     Warehouse/Distribution           1985           2001          119,089   Square Feet         100.0         07/30/03
    127     Suburban                         1978           2002           30,946   Square Feet         100.0         05/01/03
    128     Unanchored                       2002                          15,135   Square Feet          90.0         06/13/03
    129     Unanchored                       2003                          14,950   Square Feet          87.2         06/13/03
    130     Manufactured Housing             1971                             281       Pads             88.3         08/03/03
    131     Warehouse/Distribution           1976                          66,059   Square Feet          97.9         06/09/03
    132     Suburban                         1911           1988           23,786   Square Feet          92.5         07/01/03
    133     Storage                          2002                             406      Units             99.5         05/05/03
    134     Garden                           1963           1967              125      Units             91.2         09/11/03
    135     Unanchored                       1972                          25,277   Square Feet          94.5         07/02/03
    136     CBD                              1917           1972           84,155   Square Feet          84.4         07/09/03
    137     Manufactured Housing             1971                             138       Pads             85.5         09/01/03
    138     Storage                          1999                             400      Units             84.0         09/25/03
    139     Unanchored                       2002                          17,170   Square Feet          86.7         06/30/03
    140     Flex                             2000                          45,600   Square Feet          95.1         08/15/03
    141     Garden                           1976                              37      Units             97.3         06/06/03
    142     Warehouse/Distribution           2003                          57,017   Square Feet         100.0         08/19/03
    143     Unanchored                       2002                           9,861   Square Feet         100.0         06/16/03
    144     Anchored                         1997                          54,500   Square Feet         100.0         03/10/03
    145     Anchored                         1996                          66,412   Square Feet         100.0         05/01/03
    146     Unanchored                       2003                           8,144   Square Feet         100.0         08/01/03
    147     Anchored                         1996                          46,234   Square Feet          90.9         07/01/03
    148     Garden                           1960           2001               31      Units            100.0         06/02/03
    149     Suburban                         1982           1998           22,322   Square Feet          90.3         06/09/03
    150     Retail/Office                    2003                          12,650   Square Feet          92.7         08/12/03
    151     Unanchored                       1995                          29,460   Square Feet          94.9         07/22/03
    152     Unanchored                       1939           1985           22,300   Square Feet         100.0         05/15/03
    153     Unanchored                       1990                          19,765   Square Feet         100.0         06/11/03
    154     Storage                          2001                             386      Units             92.0         08/04/03
    155     Flex                             2001                          37,150   Square Feet         100.0         07/21/03
    156     Manufactured Housing             1960                              89       Pads             98.9         06/18/03
    157     Suburban                         1984                          10,268   Square Feet         100.0         06/13/03
    158     Unanchored                     Various                         12,123   Square Feet         100.0         08/01/03
   158.1    Unanchored                       1948                           8,723   Square Feet         100.0         08/01/03
   158.2    Unanchored                       1946                           3,400   Square Feet         100.0         08/01/03
    159     Warehouse/Distribution           1972                          39,034   Square Feet         100.0         06/13/03
    160     Garden                           1973           1999               39      Units            100.0         06/02/03
    161     Garden                           1975                              65      Units             96.9         09/02/03
    162     Manufactured Housing             1972                             158       Pads             93.0         08/14/03
    163     Suburban                         1985                          15,681   Square Feet         100.0         05/31/03
    164     Garden                           1972           1996               71      Units             98.6         07/01/03
    165     Anchored                         2003                          10,055   Square Feet         100.0         04/23/03
    166     Anchored                         1962           1996           69,914   Square Feet         100.0         04/09/03
    167     Unanchored                       2001                          11,684   Square Feet         100.0         06/13/03
    168     Mid/High Rise                    1924           1980              106      Units             93.4         06/24/03
    169     Unanchored                       1956           2001           16,698   Square Feet         100.0         07/01/03
    170     Garden                           1930           2003                8      Units            100.0         07/01/03
    171     Unanchored                       1987           1994           23,348   Square Feet         100.0         06/20/03
    172     Warehouse/Distribution           1985                          61,317   Square Feet          75.5         09/23/03
    173     Garden                           1964           1998               40      Units             97.5         06/02/03
    174     Unanchored                       1984                          16,760   Square Feet         100.0         06/17/03
    175     CBD                              1896           1999           22,700   Square Feet          90.9         07/31/03
    176     Flex                             2002                          25,881   Square Feet         100.0         05/01/03
    177     Unanchored                       1978           2002            9,520   Square Feet          85.5         07/31/03
    178     Unanchored                       1971                          28,213   Square Feet         100.0         10/20/03
    179     Suburban                         1992                          13,290   Square Feet         100.0         07/01/03
    180     Garden                           1993                              62      Units             88.7         06/15/03
    181     Garden                           1985                             130      Units             95.4         04/30/03
    182     Unanchored                       2001                          13,944   Square Feet         100.0         04/03/03
    183     Garden                           1972           2001               45      Units            100.0         06/26/03
    184     Storage                          2001                             345      Units             93.0         08/04/03

                  APPRAISED   APPRAISAL                          ORIGINAL       ORIGINAL          CURRENT        % OF INITIAL
  LOAN #          VALUE ($)    DATE(1)    CURRENT LTV %(2,3)   BALANCE ($)    LOAN/UNIT ($)   BALANCE ($)(4)     POOL BALANCE
  ------          ---------    -------    ------------------   -----------    -------------   --------------     ------------
     1         1,000,000,000   11/01/04          46.5            155,000,000             710    155,000,000.00      11.2%
     2            84,710,000   Various           74.8             63,376,120          32,451     63,376,120.00       4.6%
    2.1           38,200,000   07/14/03          74.8             29,600,000          38,845     29,600,000.00       2.1%
    2.2           30,600,000   08/01/03          74.8             23,709,593          38,427     23,709,593.00       1.7%
    2.3            7,660,000   08/01/03          74.8              4,158,818          18,818      4,158,818.00       0.3%
    2.4            4,250,000   08/01/03          74.8              3,017,518          15,799      3,017,518.00       0.2%
    2.5            4,000,000   07/10/03          74.8              2,890,191          17,841      2,890,191.00       0.2%
     3           280,000,000   08/20/03          42.9             60,000,000             157     60,000,000.00       4.3%
     4            70,100,000   07/01/03          74.0             52,000,000              61     51,902,991.74       3.7%
     5            80,700,000   08/01/03          61.8             50,000,000          22,624     49,882,513.10       3.6%
     6            59,000,000   09/03/03          79.5             47,000,000             130     46,914,387.46       3.4%
     7            32,900,000   04/14/03          77.2             25,550,000          39,187     25,385,217.46       1.8%
    7.1           20,400,000   04/14/03          77.2             16,000,000          41,237     15,896,809.37       1.1%
    7.2           12,500,000   04/14/03          77.2              9,550,000          36,174      9,488,408.09       0.7%
     8            30,900,000   Various           79.9             24,700,000          39,457     24,700,000.00       1.8%
    8.1           16,600,000   07/23/03          79.9             13,260,000          40,182     13,260,000.00       1.0%
    8.2           14,300,000   07/25/03          79.9             11,440,000          38,649     11,440,000.00       0.8%
     9            35,800,000   Various           65.2             23,350,000              49     23,350,000.00       1.7%
    9.1           10,000,000   04/01/03          65.2              7,446,000              63      7,446,000.00       0.5%
    9.2            7,500,000   04/01/03          65.2              3,961,000              47      3,961,000.00       0.3%
    9.3           10,700,000   05/01/03          65.2              7,268,000              41      7,268,000.00       0.5%
    9.4            7,600,000   04/03/03          65.2              4,675,000              47      4,675,000.00       0.3%
    10            32,100,000   07/01/03          63.8             20,500,000              61     20,468,186.88       1.5%
   10.1           21,500,000   07/01/03          63.8             13,950,000              89     13,928,351.56       1.0%
   10.2            8,200,000   07/01/03          63.8              5,200,000              40      5,191,930.33       0.4%
   10.3            2,400,000   07/01/03          63.8              1,350,000              28      1,347,904.99       0.1%
    11            25,000,000   07/14/03          79.9             20,000,000             201     19,979,744.69       1.4%
    12            28,200,000   08/12/03          70.8             20,000,000             107     19,963,019.73       1.4%
    13            23,500,000   07/01/03          68.8             16,200,000             103     16,159,915.94       1.2%
    14            18,750,000   08/01/03          79.9             15,000,000          44,118     14,984,039.63       1.1%
    15            25,600,000   06/04/03          58.5             15,000,000             792     14,970,498.31       1.1%
    16            18,800,000   08/26/03          71.7             13,500,000              71     13,483,779.08       1.0%
    17            17,300,000   08/01/03          77.8             13,500,000         168,750     13,466,818.07       1.0%
    18            16,400,000   08/18/03          79.2             13,050,000             107     12,995,131.90       0.9%
    19            16,300,000   07/23/03          79.1             12,900,000             131     12,886,117.64       0.9%
    20            17,550,000   01/09/03          70.7             12,400,000              20     12,400,000.00       0.9%
   20.1           10,900,000   01/09/03          70.7              7,701,000              23      7,701,000.00       0.6%
   20.2            3,700,000   01/09/03          70.7              2,614,000              17      2,614,000.00       0.2%
   20.3            1,050,000   01/09/03          70.7                742,000              25        742,000.00       0.1%
   20.4            1,000,000   01/09/03          70.7                707,000              19        707,000.00       0.1%
   20.5              900,000   01/09/03          70.7                636,000               9        636,000.00       0.0%
    21            15,710,000   08/22/03          76.3             12,000,000              75     11,988,258.12       0.9%
    22            15,100,000   06/23/03          78.7             11,930,000              39     11,884,367.80       0.9%
    23            21,700,000   06/17/03          53.8             11,800,000              12     11,672,568.30       0.8%
    24            20,725,000   09/04/03          53.1             11,450,000          22,809     11,414,857.04       0.8%
    25            29,000,000   08/15/03          37.8             11,000,000          31,161     10,975,148.73       0.8%
    26            14,500,000   06/14/03          75.6             11,000,000          37,671     10,964,322.76       0.8%
    27            14,500,000   06/19/03          74.3             10,800,000              67     10,770,415.11       0.8%
    28            13,400,000   07/14/03          77.8             10,450,000          22,570     10,429,040.83       0.8%
    29            13,665,000   05/07/03          73.4             10,100,000             110     10,030,828.90       0.7%
    30            12,640,000   09/01/03          79.0             10,000,000             111      9,981,674.18       0.7%
    31            14,300,000   07/17/03          69.7             10,000,000          35,088      9,973,118.47       0.7%
    32            19,900,000   09/04/03          53.1              9,900,000          18,539      9,869,614.38       0.7%
   32.1            9,050,000   09/04/03          53.1              4,960,000          22,143      4,944,776.50       0.4%
   32.2            6,025,000   09/04/03          53.1              2,790,000          18,600      2,781,436.78       0.2%
   32.3            4,825,000   09/04/03          53.1              2,150,000          13,438      2,143,401.11       0.2%
    33            13,500,000   10/02/03          72.2              9,750,000              39      9,750,000.00       0.7%
    34            12,520,000   08/12/03          75.7              9,500,000              49      9,482,676.89       0.7%
    35            16,650,000   09/04/03          53.1              8,700,000          21,642      8,673,297.49       0.6%
    36            10,900,000   07/09/03          74.5              8,150,000             118      8,119,073.73       0.6%
    37            10,600,000   07/28/03          75.3              8,000,000             128      7,978,038.42       0.6%
    38            13,900,000   09/04/03          53.1              7,700,000          18,510      7,676,366.75       0.6%
    39            11,550,000   Various           65.0              7,550,000              61      7,506,183.36       0.5%
   39.1            1,650,000   05/01/03          65.0              1,078,571              52      1,072,311.49       0.1%
   39.2            2,200,000   05/02/03          65.0              1,438,095              47      1,429,748.97       0.1%
   39.3            1,100,000   04/28/03          65.0                719,048              34        714,874.98       0.1%
   39.4            6,600,000   06/25/03          65.0              4,314,286              85      4,289,247.92       0.3%
    40            10,120,000   08/08/03          73.0              7,400,000             114      7,386,559.78       0.5%
    41            16,000,000   07/18/03          46.1              7,400,000              37      7,373,255.63       0.5%
    42             9,300,000   07/06/03          77.9              7,250,000             159      7,242,123.99       0.5%
    43             9,780,000   10/11/03          73.6              7,200,000             129      7,200,000.00       0.5%
    44            12,000,000   08/19/03          58.1              7,000,000              53      6,975,412.96       0.5%
    45            10,225,000   05/22/03          68.1              7,000,000          27,344      6,965,454.39       0.5%
    46            13,940,000   Various           49.9              7,000,000              45      6,951,350.76       0.5%
   46.1            5,900,000   06/15/03          49.9              3,800,000              65      3,773,590.42       0.3%
   46.2            5,350,000   06/02/03          49.9              1,230,000              25      1,221,451.63       0.1%
   46.3            2,690,000   06/02/03          49.9              1,970,000              42      1,956,308.71       0.1%
    47            10,000,000   08/14/03          68.9              6,900,000              80      6,886,752.43       0.5%
    48            10,000,000   05/30/03          68.9              6,930,000              22      6,885,271.62       0.5%
    49             8,780,000   08/21/03          77.3              6,800,000              87      6,786,596.69       0.5%
    50             8,470,000   09/25/03          76.7              6,500,000             190      6,493,057.64       0.5%
    51             8,250,000   07/30/03          78.6              6,500,000              44      6,486,185.01       0.5%
    52             8,100,000   08/06/03          79.0              6,400,000         130,612      6,400,000.00       0.5%
    53             8,100,000   08/15/03          78.9              6,400,000              88      6,392,888.76       0.5%
   53.1            4,550,000   08/15/03          78.9              3,700,000              82      3,695,888.81       0.3%
   53.2            3,550,000   08/15/03          78.9              2,700,000              96      2,696,999.94       0.2%
    54            16,100,000   08/06/03          39.6              6,400,000          19,048      6,370,285.77       0.5%
    55            11,250,000   11/01/03          56.2              6,300,000              41      6,271,259.51       0.5%
    56             8,350,000   Various           74.1              6,200,000          34,066      6,183,296.43       0.4%
   56.1            4,200,000   09/18/03          74.1              2,900,000          61,702      2,892,187.04       0.2%
   56.2            4,150,000   09/16/03          74.1              3,300,000          24,444      3,291,109.39       0.2%
    57            13,200,000   08/29/03          45.5              6,000,000              11      6,000,000.00       0.4%
    58            60,800,000   08/01/03           9.8              6,000,000          25,532      5,988,378.68       0.4%
    59             9,500,000   07/11/03          63.0              6,000,000          19,417      5,987,382.83       0.4%
    60             7,500,000   07/24/03          79.8              6,000,000          34,483      5,982,868.67       0.4%
    61             7,900,000   07/05/03          74.5              5,900,000             115      5,884,248.57       0.4%
    62             7,900,000   06/12/03          74.5              5,900,000              60      5,883,211.59       0.4%
    63             7,750,000   08/28/03          74.0              5,750,000              94      5,737,731.16       0.4%
    64             7,500,000   05/21/03          75.3              5,700,000             104      5,650,011.61       0.4%
    65             6,900,000   09/18/03          79.7              5,500,000          42,969      5,500,000.00       0.4%
    66             7,000,000   08/08/03          77.1              5,400,000             154      5,394,468.19       0.4%
    67             7,500,000   08/06/03          69.9              5,250,000              45      5,240,096.70       0.4%
    68             6,750,000   08/26/03          76.9              5,197,500             113      5,192,306.04       0.4%
    69             6,500,000   07/09/03          79.8              5,185,000              63      5,185,000.00       0.4%
    70             6,650,000   07/07/03          76.6              5,100,000              81      5,095,066.86       0.4%
    71             6,700,000   06/01/04          74.9              5,025,000              96      5,020,350.35       0.4%
    72             6,600,000   06/01/03          75.8              5,000,000          10,823      5,000,000.00       0.4%
    73             6,600,000   05/31/03          75.0              4,950,000             121      4,950,000.00       0.4%
    74             7,000,000   08/04/03          68.5              4,800,000              29      4,795,401.49       0.3%
    75             6,600,000   04/14/03          71.5              4,750,000          31,250      4,719,365.28       0.3%
    76             7,200,000   08/01/03          64.5              4,675,000          18,851      4,642,362.61       0.3%
    77             6,275,000   06/15/03          73.2              4,630,000              99      4,592,357.64       0.3%
    78             6,050,000   07/07/03          75.8              4,600,000             117      4,588,252.13       0.3%
    79             6,600,000   08/06/03          69.4              4,600,000             337      4,581,179.48       0.3%
    80             7,000,000   05/28/03          64.0              4,500,000             136      4,482,711.72       0.3%
    81             5,725,000   06/16/03          78.2              4,490,000          57,564      4,476,420.39       0.3%
    82             6,190,000   10/01/03          71.6              4,450,000              98      4,432,263.63       0.3%
    83             5,900,000   08/29/03          74.4              4,400,000             252      4,391,552.27       0.3%
    84             5,675,000   06/10/03          76.7              4,370,000              50      4,350,156.56       0.3%
    85             5,450,000   08/14/03          79.8              4,360,000          27,949      4,347,908.73       0.3%
    86             5,900,000   06/21/03          73.5              4,350,000             147      4,335,189.94       0.3%
    87             5,350,000   05/19/03          78.8              4,257,500              77      4,214,663.72       0.3%
    88             5,270,000   08/19/03          79.5              4,200,000          43,750      4,191,829.33       0.3%
    89             5,600,000   06/30/03          74.7              4,200,000             114      4,182,480.96       0.3%
    90             5,300,000   06/24/03          78.7              4,200,000              90      4,171,110.10       0.3%
    91             5,200,000   08/14/03          79.8              4,160,000          43,333      4,150,911.68       0.3%
    92             5,610,000   07/29/03          72.9              4,100,000          30,147      4,091,687.31       0.3%
    93             6,300,000   07/29/03          63.4              4,000,000          35,714      3,995,530.40       0.3%
    94             5,200,000   06/22/03          76.0              3,950,000             310      3,950,000.00       0.3%
    95             5,800,000   05/08/03          66.6              3,900,000             134      3,860,967.97       0.3%
    96             6,950,000   09/04/03          53.1              3,850,000          16,524      3,838,183.37       0.3%
   96.1            3,850,000   09/04/03          53.1              2,097,500          13,709      2,091,062.24       0.2%
   96.2            3,100,000   09/04/03          53.1              1,752,500          21,906      1,747,121.13       0.1%
    97             5,100,000   07/24/03          72.8              3,725,000           6,067      3,714,899.28       0.3%
    98             4,600,000   07/25/03          79.9              3,675,000          20,646      3,675,000.00       0.3%
    99             4,575,000   04/24/03          79.7              3,660,000              62      3,647,138.12       0.3%
    100            4,375,000   06/23/03          79.9              3,500,000              48      3,493,882.41       0.3%
    101            5,500,000   05/06/03          63.5              3,500,000              48      3,490,721.80       0.3%
    102            4,800,000   09/06/03          72.3              3,475,000             252      3,475,000.00       0.3%
    103            5,540,000   07/01/03          62.1              3,480,000             264      3,442,906.76       0.2%
    104            5,500,000   06/22/03          61.8              3,400,000             312      3,400,000.00       0.2%
    105            4,350,000   07/15/03          78.0              3,400,000             114      3,393,934.87       0.2%
    106            6,780,000   05/09/03          49.9              3,400,000         178,947      3,384,539.87       0.2%
    107            4,350,000   05/19/03          76.0              3,325,000          26,181      3,308,027.36       0.2%
    108            5,100,000   08/29/03          64.6              3,300,000              30      3,295,127.11       0.2%
    109            4,400,000   06/19/03          74.7              3,300,000             176      3,287,625.59       0.2%
    110            4,400,000   06/24/03          74.6              3,300,000              72      3,281,287.92       0.2%
    111            4,200,000   06/04/03          77.0              3,260,000          25,271      3,247,245.54       0.2%
    112            4,300,000   07/20/03          72.3              3,200,000             232      3,200,000.00       0.2%
    113            5,500,000   06/30/03          59.0              3,200,000             122      3,184,282.56       0.2%
    114           14,450,000   07/14/03          21.9              3,175,000              32      3,163,019.23       0.2%
    115            4,125,000   06/09/03          76.6              3,175,000              71      3,158,143.94       0.2%
    116            4,500,000   07/25/03          69.8              3,150,000             217      3,140,882.74       0.2%
    117            4,550,000   04/25/03          68.8              3,150,000             145      3,131,353.09       0.2%
    118            4,610,000   09/01/03          67.2              3,100,000          59,615      3,097,114.86       0.2%
    119            3,900,000   07/08/03          79.0              3,100,000          44,286      3,082,860.59       0.2%
    120            4,025,000   05/07/03          76.0              3,075,000             129      3,060,742.39       0.2%
    121            4,275,000   09/06/03          72.3              3,000,000             217      3,000,000.00       0.2%
    122            4,000,000   07/21/03          74.7              3,000,000          20,833      2,987,942.17       0.2%
    123            7,500,000   04/29/03          39.3              3,000,000              25      2,945,640.82       0.2%
    124            3,810,000   Various           76.6              2,925,000          19,371      2,919,056.79       0.2%
   124.1           1,710,000   07/15/03          76.6              1,350,000          17,308      1,347,256.98       0.1%
   124.2           2,100,000   07/16/03          76.6              1,575,000          21,575      1,571,799.81       0.1%
    125            4,475,000   09/05/03          64.8              2,900,000           4,496      2,900,000.00       0.2%
    126            3,700,000   11/22/02          77.1              2,940,000              25      2,871,384.72       0.2%
    127            4,650,000   07/17/03          61.1              2,850,000              92      2,841,624.31       0.2%
    128            4,000,000   06/01/03          71.0              2,850,000             188      2,839,313.04       0.2%
    129            3,900,000   06/01/03          72.8              2,850,000             191      2,839,313.04       0.2%
    130            7,400,000   08/18/03          37.8              2,800,000           9,964      2,794,111.99       0.2%
    131            3,500,000   05/26/03          79.8              2,800,000              42      2,791,475.68       0.2%
    132            3,650,000   06/19/03          73.7              2,700,000             114      2,691,697.62       0.2%
    133            3,700,000   05/01/03          72.0              2,700,000           6,650      2,665,595.89       0.2%
    134            3,250,000   08/14/03          79.8              2,600,000          20,800      2,593,333.96       0.2%
    135            3,800,000   06/02/03          68.0              2,600,000             103      2,585,131.17       0.2%
    136           12,240,000   07/14/03          20.9              2,570,000              31      2,560,302.17       0.2%
    137            3,140,000   08/11/03          79.9              2,512,500          18,207      2,507,654.90       0.2%
    138            4,120,000   06/24/03          60.6              2,500,000           6,250      2,496,523.72       0.2%
    139            3,450,000   06/30/03          72.2              2,500,000             146      2,489,527.40       0.2%
    140            3,600,000   07/17/03          67.6              2,450,000              54      2,434,674.11       0.2%
    141            3,980,000   05/20/03          60.9              2,450,000          66,216      2,422,140.55       0.2%
    142            3,320,000   08/25/03          72.2              2,400,000              42      2,397,517.93       0.2%
    143            3,000,000   07/06/03          79.7              2,400,000             243      2,391,755.44       0.2%
    144            3,400,000   03/15/03          69.9              2,400,000              44      2,375,942.26       0.2%
    145            3,200,000   04/08/03          73.7              2,400,000              36      2,357,851.52       0.2%
    146            3,115,750   06/20/03          73.5              2,300,000             282      2,291,390.84       0.2%
    147            2,850,000   06/27/03          79.4              2,275,000              49      2,263,496.90       0.2%
    148            3,620,000   03/31/03          62.1              2,275,000          73,387      2,249,279.98       0.2%
    149            2,950,000   03/20/03          74.5              2,212,000              99      2,197,130.52       0.2%
    150            2,940,000   10/01/03          74.7              2,200,000             174      2,195,959.30       0.2%
    151            2,800,000   05/21/03          76.4              2,150,000              73      2,139,032.44       0.2%
    152            4,300,000   04/16/03          49.1              2,150,000              96      2,111,215.42       0.2%
    153            3,000,000   03/25/03          69.7              2,120,000             107      2,092,123.53       0.2%
    154            2,950,000   08/01/03          54.0              2,050,000           5,311      2,039,155.57       0.1%
    155            3,285,000   08/01/03          61.5              2,025,000              55      2,021,579.81       0.1%
    156            5,250,000   08/12/03          38.4              2,025,000          22,753      2,016,649.90       0.1%
    157            2,650,000   06/01/03          75.9              2,020,000             197      2,012,425.36       0.1%
    158            4,180,000   08/05/03          48.0              2,010,000             166      2,007,382.20       0.1%
   158.1           2,900,000   08/05/03          48.0              1,385,000             159      1,383,196.19       0.1%
   158.2           1,280,000   08/05/03          48.0                625,000             184        624,186.01       0.0%
    159            3,300,000   04/23/03          60.7              2,010,000              51      2,002,209.90       0.1%
    160            5,300,000   05/20/03          37.7              2,010,000          51,538      1,995,964.69       0.1%
    161            3,100,000   07/29/03          64.3              2,000,000          30,769      1,994,240.72       0.1%
    162            4,000,000   08/01/03          49.8              2,000,000          12,658      1,992,941.54       0.1%
    163            3,500,000   04/09/03          56.9              2,000,000             128      1,990,123.85       0.1%
    164            2,600,000   06/04/03          77.0              1,994,000          28,085      1,986,198.65       0.1%
    165            2,900,000   06/13/03          68.4              2,000,000             199      1,982,482.44       0.1%
    166            3,400,000   03/20/03          56.2              1,990,000              28      1,959,005.56       0.1%
    167            2,850,000   06/01/03          67.0              1,918,000             164      1,910,807.86       0.1%
    168            2,980,000   07/02/03          63.7              1,900,000          17,925      1,897,386.55       0.1%
    169            2,900,000   06/30/03          65.1              1,900,000             114      1,889,115.86       0.1%
    170            2,410,000   05/09/03          74.4              1,800,000         225,000      1,792,792.32       0.1%
    171            3,850,000   07/25/03          45.3              1,750,000              75      1,744,464.87       0.1%
    172            2,250,000   11/22/02          77.1              1,760,000              29      1,718,924.20       0.1%
    173            4,550,000   05/20/03          35.4              1,630,000          40,750      1,610,922.32       0.1%
    174            3,100,000   06/01/03          51.4              1,600,000              95      1,594,210.30       0.1%
    175            2,150,000   04/14/03          71.8              1,550,000              68      1,543,297.94       0.1%
    176            1,900,000   05/05/03          79.6              1,520,000              59      1,511,884.97       0.1%
    177            4,520,000   05/09/03          33.1              1,500,000             158      1,495,712.70       0.1%
    178            2,300,000   03/03/03          63.8              1,480,000              52      1,467,416.71       0.1%
    179            2,000,000   06/01/03          72.7              1,460,000             110      1,454,329.15       0.1%
    180            1,900,000   07/07/03          72.4              1,380,000          22,258      1,375,334.71       0.1%
    181            3,900,000   05/01/03          32.3              1,300,000          10,000      1,258,680.73       0.1%
    182            2,000,000   06/30/03          59.0              1,250,000              90      1,243,860.37       0.1%
    183            1,510,000   05/21/03          78.1              1,184,000          26,311      1,179,350.70       0.1%
    184            2,950,000   08/01/03          54.0              1,150,000           3,333      1,143,916.53       0.1%

              CURRENT      LOAN     % OF      % OF                                                        NET
              BALANCE     GROUP     LOAN      LOAN      CROSSED      RELATED     INTEREST    ADMIN.    MORTGAGE
  LOAN #    PER UNIT ($)  1 OR 2   GROUP 1   GROUP 2    LOAN(5)   BORROWER (6)    RATE %      FEE %   RATE % (7)
  ------    ------------  ------   -------   -------    -------   ------------    ------      -----   ----------
     1               710    1       15.5%                                        4.793100    0.05160    4.7415
     2            32,451    2                 16.2%                     1        5.488000    0.05160    5.4364
    2.1           38,845    2                 7.6%                               5.488000    0.05160    5.4364
    2.2           38,427    2                 6.1%                               5.488000    0.05160    5.4364
    2.3           18,818    2                 1.1%                               5.488000    0.05160    5.4364
    2.4           15,799    2                 0.8%                               5.488000    0.05160    5.4364
    2.5           17,841    2                 0.7%                               5.488000    0.05160    5.4364
     3               157    1       6.0%                                         5.385100    0.04160    5.3435
     4                61    1       5.2%                                         5.910000    0.05160    5.8584
     5            22,571    2                 12.8%                     1        5.300000    0.05160    5.2484
     6               130    1       4.7%                                         6.017000    0.05160    5.9654
     7            38,934    2                 6.5%                     14        4.350000    0.05160    4.2984
    7.1           40,971    2                 4.1%                               4.350000    0.05160    4.2984
    7.2           35,941    2                 2.4%                               4.350000    0.05160    4.2984
     8            39,457    2                 6.3%                               5.880000    0.04160    5.8384
    8.1           40,182    2                 3.4%                               5.880000    0.05160    5.8284
    8.2           38,649    2                 2.9%                               5.880000    0.05160    5.8284
     9                49    1       2.3%                                         5.300000    0.05160    5.2484
    9.1               63    1       0.7%                                         5.300000    0.05160    5.2484
    9.2               47    1       0.4%                                         5.300000    0.05160    5.2484
    9.3               41    1       0.7%                                         5.300000    0.05160    5.2484
    9.4               47    1       0.5%                                         5.300000    0.05160    5.2484
    10                61    1       2.1%                               11        6.712873    0.05160    6.6613
   10.1               89    1       1.4%                                         6.712873    0.05160    6.6613
   10.2               40    1       0.5%                                         6.712873    0.05160    6.6613
   10.3               28    1       0.1%                                         6.712873    0.05160    6.6613
    11               200    1       2.0%                                         5.910000    0.05160    5.8584
    12               106    1       2.0%                                         5.950000    0.05160    5.8984
    13               102    1       1.6%                                         6.550000    0.05160    6.4984
    14            44,071    2                 3.8%                               5.650000    0.05160    5.5984
    15               790    1       1.5%                                         5.670000    0.05160    5.6184
    16                71    1       1.4%                                         5.000000    0.10160    4.8984
    17           168,335    2                 3.5%                               4.610000    0.12160    4.4884
    18               106    1       1.3%                                         5.940000    0.09160    5.8484
    19               131    1       1.3%                                         5.590000    0.09160    5.4984
    20                20    1       1.2%                                         5.350000    0.05160    5.2984
   20.1               23    1       0.8%                                         5.350000    0.05160    5.2984
   20.2               17    1       0.3%                                         5.350000    0.05160    5.2984
   20.3               25    1       0.1%                                         5.350000    0.05160    5.2984
   20.4               19    1       0.1%                                         5.350000    0.05160    5.2984
   20.5                9    1       0.1%                                         5.350000    0.05160    5.2984
    21                74    1       1.2%                                         6.090000    0.05160    6.0384
    22                39    1       1.2%                                         5.820000    0.05160    5.7684
    23                12    1       1.2%                               13        5.350000    0.05160    5.2984
    24            22,739    2                 2.9%         5           15        5.170000    0.05160    5.1184
    25            31,091    1       1.1%                                         5.020000    0.05160    4.9684
    26            37,549    2                 2.8%                               5.350000    0.05160    5.2984
    27                67    1       1.1%                                         6.160000    0.05160    6.1084
    28            22,525    2                 2.7%                               5.580000    0.05160    5.5284
    29               109    1       1.0%                                         5.400000    0.05160    5.3484
    30               111    1       1.0%                                         5.990000    0.05160    5.9384
    31            34,993    2                 2.6%                               6.080000    0.05160    6.0284
    32            18,482    2                 2.5%         5           15        5.170000    0.05160    5.1184
   32.1           22,075    2                 1.3%                               5.170000    0.05160    5.1184
   32.2           18,543    2                 0.7%                               5.170000    0.05160    5.1184
   32.3           13,396    2                 0.5%                               5.170000    0.05160    5.1184
    33                39    1       1.0%                                         5.890000    0.05160    5.8384
    34                49    1       1.0%                                         6.030000    0.05160    5.9784
    35            21,575    2                 2.2%         5           15        5.170000    0.05160    5.1184
    36               118    1       0.8%                                         6.580000    0.05160    6.5284
    37               128    1       0.8%                                         6.150000    0.05160    6.0984
    38            18,453    2                 2.0%         5           15        5.170000    0.05160    5.1184
    39                61    1       0.8%                               11        6.720000    0.05160    6.6684
   39.1               52    1       0.1%                                         6.720000    0.05160    6.6684
   39.2               47    1       0.1%                                         6.720000    0.05160    6.6684
   39.3               34    1       0.1%                                         6.720000    0.05160    6.6684
   39.4               84    1       0.4%                                         6.720000    0.05160    6.6684
    40               113    1       0.7%                                         6.030000    0.09160    5.9384
    41                37    1       0.7%                                         4.810000    0.05160    4.7584
    42               159    1       0.7%                                         5.540000    0.05160    5.4884
    43               129    1       0.7%                                         5.550000    0.05160    5.4984
    44                53    1       0.7%                                         5.750000    0.05160    5.6984
    45            27,209    2                 1.8%                     15        4.980000    0.05160    4.9284
    46                45    1       0.7%                               13        5.640000    0.05160    5.5884
   46.1               65    1       0.4%                                         5.640000    0.05160    5.5884
   46.2               25    1       0.1%                                         5.640000    0.05160    5.5884
   46.3               42    1       0.2%                                         5.640000    0.05160    5.5884
    47                80    1       0.7%                                         5.780000    0.05160    5.7284
    48                21    1       0.7%                                         5.880000    0.05160    5.8284
    49                87    1       0.7%                                         5.660000    0.05160    5.6084
    50               190    1       0.7%                                         5.630000    0.05160    5.5784
    51                44    1       0.7%                                         5.310000    0.05160    5.2584
    52           130,612    2                 1.6%                               5.650000    0.05160    5.5984
    53                88    1       0.6%                                         5.420000    0.09160    5.3284
   53.1               82    1       0.4%                                         5.420000    0.05160    5.3684
   53.2               96    1       0.3%                                         5.420000    0.05160    5.3684
    54            18,959    2                 1.6%                               5.160000    0.05160    5.1084
    55                41    1       0.6%                   4                     5.300000    0.05160    5.2484
    56            33,974    2                 1.6%                               5.200000    0.05160    5.1484
   56.1           61,536    2                 0.7%                               5.200000    0.05160    5.1484
   56.2           24,379    2                 0.8%                               5.200000    0.05160    5.1484
    57                11    1       0.6%                                         5.680000    0.05160    5.6284
    58            25,482    1       0.6%                                         5.740000    0.05160    5.6884
    59            19,377    2                 1.5%                               5.360000    0.05160    5.3084
    60            34,384    2                 1.5%                               5.730000    0.10160    5.6284
    61               115    1       0.6%                                9        6.280000    0.05160    6.2284
    62                60    1       0.6%                                         5.750000    0.05160    5.6984
    63                94    1       0.6%                                         6.120000    0.05160    6.0684
    64               103    1       0.6%                                         5.650000    0.05160    5.5984
    65            42,969    2                 1.4%                               5.760000    0.05160    5.7084
    66               154    1       0.5%                                         5.850000    0.05160    5.7984
    67                45    1       0.5%                                         5.860000    0.05160    5.8084
    68               113    1       0.5%                                         5.980000    0.05160    5.9284
    69                63    1       0.5%                                         6.050000    0.05160    5.9984
    70                81    1       0.5%                                         6.150000    0.08160    6.0684
    71                96    1       0.5%                                         6.380000    0.05160    6.3284
    72            10,823    1       0.5%                                         5.610000    0.05160    5.5584
    73               121    1       0.5%                                         6.100000    0.05160    6.0484
    74                29    1       0.5%                                         6.200000    0.05160    6.1484
    75            31,048    2                 1.2%                     14        4.350000    0.05160    4.2984
    76            18,719    2                 1.2%                               5.590000    0.05160    5.5384
    77                98    1       0.5%                                         6.240000    0.05160    6.1884
    78               117    1       0.5%                                         4.420000    0.05160    4.3684
    79               336    1       0.5%                                         6.150000    0.05160    6.0984
    80               136    1       0.4%                                         5.800000    0.05160    5.7484
    81            57,390    2                 1.1%                               5.690000    0.05160    5.6384
    82                98    1       0.4%                                         6.350000    0.05160    6.2984
    83               252    1       0.4%                                         5.780000    0.05160    5.7284
    84                50    1       0.4%                                         5.500000    0.05160    5.4484
    85            27,871    2                 1.1%                      8        5.900000    0.05160    5.8484
    86               146    1       0.4%                                         5.110000    0.05160    5.0584
    87                77    1       0.4%                                         6.270000    0.05160    6.2184
    88            43,665    2                 1.1%                               5.720000    0.09160    5.6284
    89               114    1       0.4%                                2        5.420000    0.05160    5.3684
    90                89    1       0.4%                               16        4.630000    0.05160    4.5784
    91            43,239    2                 1.1%                               5.180000    0.05160    5.1284
    92            30,086    2                 1.0%                               5.530000    0.05160    5.4784
    93            35,674    2                 1.0%                     17        5.390000    0.09160    5.2984
    94               310    1       0.4%                               12        6.800000    0.05160    6.7484
    95               133    1       0.4%                                         6.310000    0.05160    6.2584
    96            16,473    2                 1.0%         5           15        5.170000    0.05160    5.1184
   96.1           13,667    2                 0.5%                               5.170000    0.05160    5.1184
   96.2           21,839    2                 0.4%                               5.170000    0.05160    5.1184
    97             6,050    1       0.4%                                         6.030000    0.05160    5.9784
    98            20,646    2                 0.9%                               5.000000    0.05160    4.9484
    99                62    1       0.4%                                         6.200000    0.05160    6.1484
    100               48    1       0.4%                                         6.200000    0.05160    6.1484
    101               47    1       0.3%                                         6.160000    0.05160    6.1084
    102              252    1       0.3%                   6           12        6.800000    0.05160    6.7484
    103              261    1       0.3%                                         5.500000    0.05160    5.4484
    104              312    1       0.3%                               12        6.800000    0.05160    6.7484
    105              114    1       0.3%                                         6.110000    0.05160    6.0584
    106          178,134    1       0.3%                                4        5.010000    0.05160    4.9584
    107           26,047    2                 0.8%                               5.460000    0.12160    5.3384
    108               30    1       0.3%                                         5.850000    0.05160    5.7984
    109              176    1       0.3%                               12        5.910000    0.05160    5.8584
    110               72    1       0.3%                                         5.800000    0.05160    5.7484
    111           25,172    2                 0.8%         7           10        6.400000    0.05160    6.3484
    112              232    1       0.3%                   6           12        6.800000    0.05160    6.7484
    113              121    1       0.3%                   1            5        5.010000    0.05160    4.9584
    114               32    1       0.3%                                         4.590000    0.05160    4.5384
    115               70    1       0.3%                                         5.280000    0.05160    5.2284
    116              217    1       0.3%                                         5.650000    0.05160    5.5984
    117              144    1       0.3%                                         5.700000    0.05160    5.6484
    118           59,560    2                 0.8%                               6.350000    0.05160    6.2984
    119           44,041    2                 0.8%                     16        4.250000    0.05160    4.1984
    120              129    1       0.3%                                         5.890000    0.05160    5.8384
    121              217    1       0.3%                   6           12        6.800000    0.05160    6.7484
    122           20,750    2                 0.8%                               6.240000    0.05160    6.1884
    123               24    1       0.3%                                         5.200000    0.05160    5.1484
    124           19,332    2                 0.7%                               5.520000    0.05160    5.4684
   124.1          17,273    2                 0.3%                               5.520000    0.05160    5.4684
   124.2          21,532    2                 0.4%                               5.520000    0.05160    5.4684
    125            4,496    1       0.3%                                         6.620000    0.05160    6.5684
    126               24    1       0.3%                   2            7        6.140000    0.05160    6.0884
    127               92    1       0.3%                                         5.560000    0.05160    5.5084
    128              188    1       0.3%                               12        5.910000    0.05160    5.8584
    129              190    1       0.3%                               12        5.910000    0.05160    5.8584
    130            9,943    1       0.3%                                         5.360000    0.05160    5.3084
    131               42    1       0.3%                                         5.350000    0.05160    5.2984
    132              113    1       0.3%                                         5.610000    0.05160    5.5584
    133            6,566    1       0.3%                                6        5.940000    0.05160    5.8884
    134           20,747    2                 0.7%                      8        6.350000    0.05160    6.2984
    135              102    1       0.3%                                         5.750000    0.05160    5.6984
    136               30    1       0.3%                                         4.590000    0.05160    4.5384
    137           18,171    2                 0.6%                               5.760000    0.05160    5.7084
    138            6,241    1       0.3%                                         6.240000    0.05160    6.1884
    139              145    1       0.2%                                2        5.400000    0.05160    5.3484
    140               53    1       0.2%                                         6.130000    0.05160    6.0784
    141           65,463    2                 0.6%                      3        5.660000    0.05160    5.6084
    142               42    1       0.2%                                         5.800000    0.05160    5.7484
    143              243    1       0.2%                                         6.300000    0.04160    6.2584
    144               44    1       0.2%                                         6.100000    0.05160    6.0484
    145               36    1       0.2%                                         5.550000    0.05160    5.4984
    146              281    1       0.2%                                         6.660000    0.05160    6.6084
    147               49    1       0.2%                                         6.460000    0.05160    6.4084
    148           72,557    2                 0.6%                      3        5.710000    0.05160    5.6584
    149               98    1       0.2%                                         6.050000    0.10160    5.9484
    150              174    1       0.2%                                9        5.980000    0.05160    5.9284
    151               73    1       0.2%                                         6.410000    0.12160    6.2884
    152               95    1       0.2%                                         5.250000    0.05160    5.1984
    153              106    1       0.2%                                         6.000000    0.05160    5.9484
    154            5,283    1       0.2%                   3            6        6.380000    0.05160    6.3284
    155               54    1       0.2%                                         6.350000    0.05160    6.2984
    156           22,659    2                 0.5%                               6.090000    0.12160    5.9684
    157              196    1       0.2%                               12        5.910000    0.05160    5.8584
    158              166    1       0.2%                                         6.660000    0.05160    6.6084
   158.1             159    1       0.1%                                         6.660000    0.05160    6.6084
   158.2             184    1       0.1%                                         6.660000    0.05160    6.6084
    159               51    1       0.2%                                         5.760000    0.12160    5.6384
    160           51,179    2                 0.5%                      3        5.420000    0.05160    5.3684
    161           30,681    2                 0.5%                     17        5.680000    0.09160    5.5884
    162           12,614    1       0.2%                                         4.930000    0.05160    4.8784
    163              127    1       0.2%                                         5.610000    0.0516     5.5584
    164           27,975    2                 0.5%         7           10        6.400000    0.0516     6.3484
    165              197    1       0.2%                                         5.660000    0.0516     5.6084
    166               28    1       0.2%                   4                     5.550000    0.0516     5.4984
    167              164    1       0.2%                               12        5.910000    0.0516     5.8584
    168           17,900    2                 0.5%                               6.310000    0.0516     6.2584
    169              113    1       0.2%                                         5.740000    0.1216     5.6184
    170          224,099    1       0.2%                                4        5.610000    0.0516     5.5584
    171               75    1       0.2%                                5        5.120000    0.0516     5.0684
    172               28    1       0.2%                   2            7        6.140000    0.0516     6.0884
    173           40,273    2                 0.4%                      3        5.410000    0.0516     5.3584
    174               95    1       0.2%                                         6.070000    0.0516     6.0184
    175               68    1       0.2%                                         5.800000    0.0516     5.7484
    176               58    1       0.2%                                         6.150000    0.0516     6.0984
    177              157    1       0.1%                                         5.960000    0.0516     5.9084
    178               52    1       0.1%                                         6.670000    0.0516     6.6184
    179              109    1       0.1%                                         5.750000    0.0916     5.6584
    180           22,183    2                 0.4%                               6.370000    0.0516     6.3184
    181            9,682    2                 0.3%                               5.410000    0.0516     5.3584
    182               89    1       0.1%                   1            5        5.010000    0.0516     4.9584
    183           26,208    2                 0.3%                               5.700000    0.0516     5.6484
    184            3,316    1       0.1%                   3            6        6.380000    0.0516     6.3284

                            MONTHLY DEBT        ANNUAL DEBT                     FIRST
LOAN #     ACCRUAL TYPE   SERVICE ($)(8,9)    SERVICE ($)(10)   NOTE DATE    PAYMENT DATE    REM. TERM  REM. AMORT   I/O PERIOD (11)
------     ------------   ----------------    ---------------   ---------    ------------    ---------  ----------   ---------------
   1        Actual/360         812,947.53       9,755,370.37    11/14/03       01/01/04          84         360            24
   2        Actual/360         372,472.73       4,469,672.76    10/16/03       12/01/03         119         330            24
  2.1       Actual/360         173,964.47       2,087,573.64    10/16/03       12/01/03         119         330            24
  2.2       Actual/360         139,345.50       1,672,146.00    10/16/03       12/01/03         119         330            24
  2.3       Actual/360          24,442.11         293,305.32    10/16/03       12/01/03         119         330            24
  2.4       Actual/360          17,734.49         212,813.88    10/16/03       12/01/03         119         330            24
  2.5       Actual/360          16,986.17         203,834.04    10/16/03       12/01/03         119         330            24
   3        Actual/360         331,936.32       3,983,235.84    09/12/03       11/01/03         118         360            24
   4        Actual/360         308,763.80       3,705,165.60    09/10/03       11/01/03          82         358             0
   5        Actual/360         338,320.23       4,059,842.76    10/16/03       12/01/03          83         239             0
   6        Actual/360         282,302.64       3,387,631.68    09/25/03       11/01/03         118         358             0
   7        Actual/360         127,190.91       1,526,290.92    06/10/03       08/01/03          55         355             0
  7.1       Actual/360          79,649.89         955,798.68    06/10/03       08/01/03          55         355             0
  7.2       Actual/360          47,541.03         570,492.36    06/10/03       08/01/03          55         355             0
   8        Actual/360         146,188.77       1,754,265.24    09/30/03       11/01/03         118         360            24
  8.1       Actual/360          78,480.29         941,763.48    09/30/03       11/01/03         118         360            24
  8.2       Actual/360          67,708.48         812,501.76    09/30/03       11/01/03         118         360            24
   9        Actual/360         140,613.98       1,687,367.76    07/23/03       09/01/03          80         300            12
  9.1       Actual/360          44,839.90         538,078.80    07/23/03       09/01/03          80         300            12
  9.2       Actual/360          23,853.19         286,238.28    07/23/03       09/01/03          80         300            12
  9.3       Actual/360          43,767.98         525,215.76    07/23/03       09/01/03          80         300            12
  9.4       Actual/360          28,152.91         337,834.92    07/23/03       09/01/03          80         300            12
  10        Actual/360         132,457.08       1,589,484.96    09/09/03       11/01/03         118         358             0
 10.1       Actual/360          90,135.43       1,081,625.16    09/09/03       11/01/03         118         358             0
 10.2       Actual/360          33,598.87         403,186.44    09/09/03       11/01/03         118         358             0
 10.3       Actual/360           8,722.78         104,673.36    09/09/03       11/01/03         118         358             0
  11        Actual/360         118,755.31       1,425,063.72    10/09/03       12/01/03         119         359             0
  12        Actual/360         119,267.94       1,431,215.28    09/26/03       11/01/03         118         358             0
  13        Actual/360         109,890.24       1,318,682.88    09/03/03       11/01/03         119         298             0
  14        Actual/360          86,585.37       1,039,024.44    10/02/03       12/01/03         119         359             0
  15        Actual/360          86,775.11       1,041,301.32    09/19/03       11/01/03         118         358             0
  16        Actual/360          72,470.92         869,651.04    10/15/03       12/01/03          59         359             0
  17        Actual/360          69,287.69         831,452.28    09/29/03       11/01/03          58         358             0
  18        Actual/360          93,043.10       1,116,517.20    09/30/03       11/01/03         238         238             0
  19        Actual/360          73,974.86         887,698.32    10/10/03       12/01/03          83         359             0
  20        Actual/360          56,051.16         672,613.92    04/04/03       06/01/03          53          0             60
 20.1       Actual/360          34,810.48         417,725.76    04/04/03       06/01/03          53          0             60
 20.2       Actual/360          11,815.95         141,791.40    04/04/03       06/01/03          53          0             60
 20.3       Actual/360           3,354.03          40,248.36    04/04/03       06/01/03          53          0             60
 20.4       Actual/360           3,195.82          38,349.84    04/04/03       06/01/03          53          0             60
 20.5       Actual/360           2,874.88          34,498.56    04/04/03       06/01/03          53          0             60
  21        Actual/360          72,641.88         871,702.56    10/15/03       12/01/03         119         359             0
  22        Actual/360          70,151.65         841,819.80    07/30/03       09/01/03         116         356             0
  23        Actual/360          95,479.16       1,145,749.92    08/06/03       10/01/03         177         177             0
  24        Actual/360          84,473.38       1,013,680.56    10/31/03       12/01/03         203         203             0
  25        Actual/360          59,184.91         710,218.92    09/26/03       11/01/03         118         358             0
  26        Actual/360          61,425.51         737,106.12    08/11/03       10/01/03          81         357             0
  27        Actual/360          65,866.58         790,398.96    08/25/03       10/01/03         117         357             0
  28        Actual/360          59,859.53         718,314.36    09/30/03       11/01/03         118         358             0
  29        Actual/360          68,907.41         826,888.92    08/27/03       10/01/03         237         237             0
  30        Actual/360          59,890.78         718,689.36    09/19/03       11/01/03         118         358             0
  31        Actual/360          64,920.05         779,040.60    09/30/03       11/01/03         178         298             0
  32        Actual/360          73,038.12         876,457.44    10/31/03       12/01/03         203         203             0
 32.1       Actual/360          36,592.83         439,113.96    10/31/03       12/01/03         203         203             0
 32.2       Actual/360          20,583.47         247,001.64    10/31/03       12/01/03         203         203             0
 32.3       Actual/360          15,861.81         190,341.72    10/31/03       12/01/03         203         203             0
  33        Actual/360          62,165.43         745,985.16    11/18/03       01/01/04          60         300             0
  34        Actual/360          65,060.61         780,727.32    10/10/03       12/01/03         155         263             0
  35        Actual/360          64,185.01         770,220.12    10/31/03       12/01/03         203         203             0
  36        Actual/360          55,437.49         665,249.88    08/28/03       10/01/03         117         297             0
  37        Actual/360          48,738.25         584,859.00    08/22/03       10/01/03         117         357             0
  38        Actual/360          56,807.42         681,689.04    10/31/03       12/01/03         203         203             0
  39        Actual/360          57,272.90         687,274.80    08/21/03       10/01/03         237         237             0
 39.1       Actual/360           8,181.84          98,182.08    08/21/03       10/01/03         237         237             0
 39.2       Actual/360          10,909.12         130,909.44    08/21/03       10/01/03         237         237             0
 39.3       Actual/360           5,454.56          65,454.72    08/21/03       10/01/03         237         237             0
 39.4       Actual/360          32,727.37         392,728.44    08/21/03       10/01/03         237         237             0
  40        Actual/360          44,509.57         534,114.84    09/24/03       11/01/03         118         358             0
  41        Actual/360          38,869.98         466,439.76    08/29/03       10/01/03         117         357             0
  42        Actual/360          41,346.84         496,162.08    10/31/03       12/01/03         119         359             0
  43        Actual/360          47,285.45         567,425.40    11/10/03       01/01/04         120         264             0
  44        Actual/360          58,128.71         697,544.52    10/31/03       12/01/03         179         179             0
  45        Actual/360          40,839.78         490,077.36    08/14/03       10/01/03         117         297             0
  46        Actual/360          57,717.21         692,606.52    09/26/03       11/01/03         178         178             0
 46.1       Actual/360          31,332.20         375,986.40    09/26/03       11/01/03         178         178             0
 46.2       Actual/360          10,141.74         121,700.88    09/26/03       11/01/03         178         178             0
 46.3       Actual/360          16,243.27         194,919.24    09/26/03       11/01/03         178         178             0
  47        Actual/360          40,398.12         484,777.44    09/08/03       11/01/03         118         358             0
  48        Actual/360          49,170.11         590,041.32    08/08/03       10/01/03         237         237             0
  49        Actual/360          39,295.03         471,540.36    10/01/03       11/01/03         118         358             0
  50        Actual/360          37,438.19         449,258.28    10/31/03       12/01/03         119         359             0
  51        Actual/360          36,135.18         433,622.16    09/11/03       11/01/03          82         358             0
  52        Actual/360          36,943.09         443,317.08    11/25/03       01/01/04         120         360             0
  53        Actual/360          36,017.91         432,214.92    10/10/03       12/01/03          83         359             0
 53.1       Actual/360          20,822.86         249,874.32    10/10/03       12/01/03          83         359             0
 53.2       Actual/360          15,195.06         182,340.72    10/10/03       12/01/03          83         359             0
  54        Actual/360          42,804.89         513,658.68    09/17/03       11/01/03         238         238             0
  55        Actual/360          42,628.35         511,540.20    10/01/03       11/01/03         118         238             0
  56        Actual/360          35,649.14         427,789.68    10/01/03       11/01/03          58         322             0
 56.1       Actual/360          16,674.60         200,095.20    10/01/03       11/01/03          58         322             0
 56.2       Actual/360          18,974.54         227,694.48    10/01/03       11/01/03          58         322             0
  57        Actual/360          41,885.59         502,627.08    11/13/03       01/01/04         240         240             0
  58        Actual/360          34,976.27         419,715.24    09/05/03       11/01/03         178         358             0
  59        Actual/360          33,542.19         402,506.28    09/26/03       11/01/03         118         358             0
  60        Actual/360          37,673.90         452,086.80    09/12/03       11/01/03         118         298             0
  61        Actual/360          36,442.51         437,310.12    08/29/03       10/01/03         117         357             0
  62        Actual/360          37,117.28         445,407.36    09/22/03       11/01/03         118         298             0
  63        Actual/360          41,593.84         499,126.08    10/14/03       12/01/03         239         239             0
  64        Actual/360          39,694.05         476,328.60    07/18/03       09/01/03         236         236             0
  65        Actual/360          32,131.46         385,577.52    11/10/03       01/01/04         120         360             0
  66        Actual/360          31,856.81         382,281.72    10/08/03       12/01/03         119         359             0
  67        Actual/360          31,005.42         372,065.04    09/12/03       11/01/03         118         358             0
  68        Actual/360          31,094.84         373,138.08    10/31/03       12/01/03         119         359             0
  69        Actual/360          31,253.57         375,042.84    11/19/03       01/01/04         120         360             0
  70        Actual/360          31,070.64         372,847.68    10/16/03       12/01/03         119         359             0
  71        Actual/360          31,365.90         376,390.80    10/30/03       12/01/03         119         359             0
  72        Actual/360          28,735.49         344,825.88    08/28/03       10/01/03         117         360            12
  73        Actual/360          29,996.74         359,960.88    08/06/03       10/01/03         117         360            12
  74        Actual/360          29,398.51         352,782.12    10/23/03       12/01/03         119         359             0
  75        Actual/360          23,646.06         283,752.72    06/10/03       08/01/03          55         355             0
  76        Actual/360          38,422.29         461,067.48    09/19/03       11/01/03         178         178             0
  77        Actual/360          33,815.00         405,780.00    07/25/03       09/01/03         236         236             0
  78        Actual/360          23,089.38         277,072.56    09/30/03       11/01/03          58         358             0
  79        Actual/360          33,355.13         400,261.56    09/11/03       11/01/03         238         238             0
  80        Actual/360          26,403.89         316,846.68    07/23/03       09/01/03         116         356             0
  81        Actual/360          26,031.53         312,378.36    08/07/03       10/01/03         117         357             0
  82        Actual/360          32,786.20         393,434.40    09/04/03       11/01/03         238         238             0
  83        Actual/360          25,761.12         309,133.44    09/19/03       11/01/03         118         358             0
  84        Actual/360          26,835.62         322,027.44    08/07/03       10/01/03         117         297             0
  85        Actual/360          27,825.63         333,907.56    09/19/03       11/01/03         118         298             0
  86        Actual/360          23,645.05         283,740.60    08/12/03       10/01/03          57         357             0
  87        Actual/360          31,168.92         374,027.04    06/23/03       08/01/03         115         235             0
  88        Actual/360          24,430.08         293,160.96    09/15/03       11/01/03         118         358             0
  89        Actual/360          23,636.75         283,641.00    07/24/03       09/01/03         116         356             0
  90        Actual/360          23,655.95         283,871.40    08/01/03       09/01/03          80         296             0
  91        Actual/360          22,791.64         273,499.68    09/23/03       11/01/03          58         358             0
  92        Actual/360          23,356.58         280,278.96    09/23/03       11/01/03         118         358             0
  93        Actual/360          22,436.27         269,235.24    10/29/03       12/01/03         119         359             0
  94        Actual/360          25,751.04         309,012.48    11/07/03       01/01/04         120         360             0
  95        Actual/360          28,642.75         343,713.00    06/25/03       08/01/03         235         235             0
  96        Actual/360          28,403.71         340,844.52    10/31/03       12/01/03         203         203             0
 96.1       Actual/360          15,474.49         185,693.88    10/31/03       12/01/03         203         203             0
 96.2       Actual/360          12,929.22         155,150.64    10/31/03       12/01/03         203         203             0
  97        Actual/360          24,068.58         288,822.96    09/18/03       11/01/03         118         298             0
  98        Actual/360          19,728.19         236,738.28    09/02/03       11/01/03          58         360            12
  99        Actual/360          22,416.36         268,996.32    07/02/03       09/01/03         116         356             0
  100       Actual/360          21,436.41         257,236.92    10/01/03       11/01/03         118         358             0
  101       Actual/360          22,894.10         274,729.20    09/11/03       11/01/03         118         298             0
  102       Actual/360          22,654.40         271,852.80    11/07/03       01/01/04         120         360             0
  103       Actual/360          28,434.50         341,214.00    08/08/03       10/01/03         177         177             0
  104       Actual/360          23,598.45         283,181.40    11/07/03       01/01/04         120         300             0
  105       Actual/360          20,625.79         247,509.48    09/18/03       11/01/03         118         358             0
  106       Actual/360          18,272.72         219,272.64    07/10/03       09/01/03         116         356             0
  107       Actual/360          18,795.62         225,547.44    06/30/03       08/01/03         115         355             0
  108       Actual/360          20,960.39         251,524.68    10/03/03       12/01/03          83         299             0
  109       Actual/360          19,594.63         235,135.56    07/23/03       09/01/03         116         356             0
  110       Actual/360          20,860.34         250,324.08    07/31/03       09/01/03         116         296             0
  111       Actual/360          21,808.48         261,701.76    08/21/03       10/01/03         117         297             0
  112       Actual/360          20,861.61         250,339.32    11/07/03       01/01/04         120         360             0
  113       Actual/360          18,725.53         224,706.36    08/08/03       10/01/03         117         297             0
  114       Actual/360          16,257.49         195,089.88    08/28/03       10/01/03         117         357             0
  115       Actual/360          17,591.51         211,098.12    06/27/03       08/01/03         115         355             0
  116       Actual/360          19,626.94         235,523.28    09/12/03       11/01/03         178         298             0
  117       Actual/360          18,282.61         219,391.32    05/30/03       07/01/03         114         354             0
  118       Actual/360          19,289.31         231,471.72    10/16/03       12/01/03         119         359             0
  119       Actual/360          16,793.88         201,526.56    08/15/03       10/01/03          57         297             0
  120       Actual/360          18,219.28         218,631.36    06/30/03       08/01/03         115         355             0
  121       Actual/360          19,557.76         234,693.12    11/07/03       01/01/04         120         360             0
  122       Actual/360          19,771.54         237,258.48    08/29/03       10/01/03         117         297             0
  123       Actual/360          24,037.53         288,450.36    06/19/03       08/01/03         175         175             0
  124       Actual/360          16,644.55         199,734.60    09/30/03       11/01/03         118         358             0
 124.1      Actual/360           7,682.10          92,185.20    09/30/03       11/01/03         118         358             0
 124.2      Actual/360           8,962.45         107,549.40    09/30/03       11/01/03         118         358             0
  125       Actual/360          19,799.02         237,588.24    11/10/03       01/01/04         120         300             0
  126       Actual/360          21,301.22         255,614.64    12/31/02       02/01/03         109         229             0
  127       Actual/360          17,603.76         211,245.12    09/26/03       11/01/03          82         298             0
  128       Actual/360          16,922.63         203,071.56    07/23/03       09/01/03         116         356             0
  129       Actual/360          16,922.63         203,071.56    07/23/03       09/01/03         116         356             0
  130       Actual/360          15,653.02         187,836.24    09/30/03       11/01/03         118         358             0
  131       Actual/360          16,944.53         203,334.36    09/09/03       11/01/03         118         298             0
  132       Actual/360          15,517.16         186,205.92    08/15/03       10/01/03          57         357             0
  133       Actual/360          19,250.30         231,003.60    05/23/03       07/01/03         234         234             0
  134       Actual/360          17,312.47         207,749.64    09/19/03       11/01/03         118         298             0
  135       Actual/360          16,356.77         196,281.24    07/14/03       09/01/03         116         296             0
  136       Actual/360          13,159.61         157,915.32    08/28/03       10/01/03         117         357             0
  137       Actual/360          14,678.23         176,138.76    09/19/03       11/01/03          82         358             0
  138       Actual/360          16,476.28         197,715.36    10/02/03       12/01/03         119         299             0
  139       Actual/360          14,038.27         168,459.24    07/24/03       09/01/03         116         356             0
  140       Actual/360          17,736.80         212,841.60    08/26/03       10/01/03         117         237             0
  141         30/360            17,075.41         204,904.92    06/26/03       08/01/03         235         235             0
  142       Actual/360          14,082.07         168,984.84    10/08/03       12/01/03          83         359             0
  143       Actual/360          14,855.35         178,264.20    07/30/03       09/01/03         116         356             0
  144       Actual/360          16,361.68         196,340.16    05/14/03       07/01/03         174         264             0
  145       Actual/360          19,673.74         236,084.88    06/13/03       08/01/03         175         175             0
  146       Actual/360          15,760.50         189,126.00    08/12/03       10/01/03         117         297             0
  147       Actual/360          15,304.15         183,649.80    07/31/03       09/01/03         116         296             0
  148         30/360            15,920.49         191,045.88    06/26/03       08/01/03         235         235             0
  149       Actual/360          14,319.63         171,835.56    06/13/03       08/01/03         115         295             0
  150       Actual/360          13,161.84         157,942.08    09/15/03       11/01/03         118         358             0
  151       Actual/360          14,396.28         172,755.36    07/24/03       09/01/03         116         296             0
  152       Actual/360          17,283.37         207,400.44    06/24/03       08/01/03         175         175             0
  153         30/360            15,188.34         182,260.08    05/22/03       07/01/03         234         234             0
  154       Actual/360          16,489.14         197,869.68    09/03/03       11/01/03         202         202             0
  155       Actual/360          12,600.27         151,203.24    09/04/03       11/01/03         118         358             0
  156       Actual/360          14,613.07         175,356.84    09/10/03       11/01/03         238         238             0
  157       Actual/360          11,994.29         143,931.48    07/23/03       09/01/03         116         356             0
  158       Actual/360          13,773.30         165,279.60    10/20/03       12/01/03         119         299             0
 158.1      Actual/360           9,490.56         113,886.72    10/20/03       12/01/03         119         299             0
 158.2      Actual/360           4,282.74          51,392.88    10/20/03       12/01/03         119         299             0
  159       Actual/360          11,742.59         140,911.08    07/24/03       09/01/03         116         356             0
  160         30/360            13,735.87         164,830.44    08/01/03       10/01/03         237         237             0
  161       Actual/360          12,497.66         149,971.92    09/30/03       11/01/03         118         298             0
  162       Actual/360          10,651.03         127,812.36    08/27/03       10/01/03         117         357             0
  163       Actual/360          11,494.19         137,930.28    06/20/03       08/01/03         115         355             0
  164       Actual/360          13,339.30         160,071.60    08/21/03       10/01/03         117         297             0
  165       Actual/360          13,939.11         167,269.32    07/25/03       09/01/03         236         236             0
  166       Actual/360          13,745.22         164,942.64    04/24/03       06/01/03         113         233             0
  167       Actual/360          11,388.63         136,663.56    07/23/03       09/01/03         116         356             0
  168       Actual/360          12,604.28         151,251.36    10/31/03       12/01/03         119         299             0
  169       Actual/360          11,941.54         143,298.48    07/15/03       09/01/03         116         296             0
  170       Actual/360          10,344.77         124,137.24    07/08/03       09/01/03         116         356             0
  171       Actual/360          10,353.05         124,236.60    09/12/03       11/01/03         118         298             0
  172       Actual/360          12,751.75         153,021.00    12/31/02       02/01/03         109         229             0
  173         30/360            11,129.87         133,558.44    06/26/03       08/01/03         235         235             0
  174       Actual/360           9,664.93         115,979.16    07/11/03       09/01/03         116         356             0
  175       Actual/360           9,798.04         117,576.48    08/07/03       10/01/03         117         297             0
  176       Actual/360           9,933.22         119,198.64    07/28/03       09/01/03         116         296             0
  177       Actual/360           8,954.72         107,456.64    08/01/03       10/01/03         117         357             0
  178       Actual/360          10,150.85         121,810.20    04/14/03       06/01/03         113         293             0
  179       Actual/360           8,520.16         102,241.92    07/03/03       09/01/03         116         356             0
  180       Actual/360           8,604.89         103,258.68    07/31/03       09/01/03         116         356             0
  181         30/360            14,050.51         168,606.12    06/16/03       08/01/03         115         115             0
  182       Actual/360           7,314.66          87,775.92    08/08/03       10/01/03         117         297             0
  183       Actual/360           6,871.94          82,463.28    07/08/03       09/01/03         116         356             0
  184       Actual/360           9,250.01         111,000.12    09/03/03       11/01/03         202         202             0


                           PAYMENT    GRACE     MATURITY/                  FINAL      MATURITY/ARD       MATURITY
  LOAN #     SEASONING    DUE DATE   PERIOD   ARD DATE (12)   ARD LOAN    MAT DATE   BALANCE ($)(13)  LTV %(2,3,13)
  ------     ---------    --------   ------   -------------   --------    --------   ---------------  -------------
     1           0            1        10       12/01/10         No                       142,473,236      42.7
     2           1            1         7       11/01/13         No                        53,915,750      63.6
    2.1          1            1         7       11/01/13         No                        25,181,507      63.6
    2.2          1            1         7       11/01/13         No                        20,170,381      63.6
    2.3          1            1         7       11/01/13         No                         3,538,017      63.6
    2.4          1            1         7       11/01/13         No                         2,567,083      63.6
    2.5          1            1         7       11/01/13         No                         2,458,762      63.6
     3           2            1         7       10/01/13         No                        52,908,384      37.8
     4           2            1         7       10/01/10         Yes      10/01/33         46,912,517      66.9
     5           1            1         7       11/01/10         No                        38,377,310      47.6
     6           2            1         5       10/01/13         No                        39,886,388      67.6
     7           5            1         7       07/01/08         Yes      07/01/33         23,327,401      70.9
    7.1          5            1         7       07/01/08         Yes      07/01/33         14,608,157      70.9
    7.2          5            1         7       07/01/08         Yes      07/01/33          8,719,244      70.9
     8           2            1        10       10/01/13         No                        21,830,329      70.6
    8.1          2            1        10       10/01/13         No                        11,719,440      70.6
    8.2          2            1        10       10/01/13         No                        10,110,889      70.6
     9           4            1         7       08/01/10         No                        20,298,763      56.7
    9.1          4            1         7       08/01/10         No                         6,473,002      56.7
    9.2          4            1         7       08/01/10         No                         3,443,400      56.7
    9.3          4            1         7       08/01/10         No                         6,318,262      56.7
    9.4          4            1         7       08/01/10         No                         4,064,099      56.7
    10           2            1         7       10/01/13         Yes      10/01/33         17,744,368      55.3
   10.1          2            1         7       10/01/13         Yes      10/01/33         12,074,826      55.3
   10.2          2            1         7       10/01/13         Yes      10/01/33          4,501,010      55.3
   10.3          2            1         7       10/01/13         Yes      10/01/33          1,168,532      55.3
    11           1            1         7       11/01/13         Yes      11/01/33         16,917,471      67.7
    12           2            1         7       10/01/13         No                        16,939,370      60.1
    13           2            1         7       11/01/13         Yes      11/01/28         12,739,860      54.2
    14           1            1         7       11/01/13         No                        12,589,044      67.1
    15           2            1         7       10/01/13         Yes      10/01/33         12,597,964      49.2
    16           1            1         9       11/01/08         No                        12,451,894      66.2
    17           2            1         7       10/01/08         No                        12,377,118      71.5
    18           2            1         7       10/01/23         No                           304,717      1.9
    19           1            1         7       11/01/10         No                        11,562,928      70.9
    20           7            1         7       05/01/08         No                        12,400,000      70.7
   20.1          7            1         7       05/01/08         No                         7,701,000      70.7
   20.2          7            1         7       05/01/08         No                         2,614,000      70.7
   20.3          7            1         7       05/01/08         No                           742,000      70.7
   20.4          7            1         7       05/01/08         No                           707,000      70.7
   20.5          7            1         7       05/01/08         No                           636,000      70.7
    21           1            1         7       11/01/13         Yes      11/01/33         10,204,450      65.0
    22           4            1         7       08/01/13         Yes      08/01/33         10,065,419      66.7
    23           3            1         7       09/01/18         No                           134,603      0.6
    24           1            1         7       11/01/20         No                           151,761      0.7
    25           2            1         7       10/01/13         No                         9,050,837      31.2
    26           3            1         7       09/01/10         Yes      09/01/33          9,811,172      67.7
    27           3            1         7       09/01/13         Yes      09/01/33          9,202,935      63.5
    28           2            1         7       10/01/13         No                         8,752,392      65.3
    29           3            1         7       09/01/23         No                           194,400      1.4
    30           2            1         7       10/01/13         No                         8,479,713      67.1
    31           2            1         7       10/01/18         Yes      10/01/28          6,014,215      42.1
    32           1            1         7       11/01/20         No                           131,217      0.7
   32.1          1            1         7       11/01/20         No                            65,743      0.7
   32.2          1            1         7       11/01/20         No                            36,979      0.7
   32.3          1            1         7       11/01/20         No                            28,498      0.7
    33           0            1         7       12/01/08         Yes      12/01/28          8,802,207      65.2
    34           1            1         7       11/01/16         No                         5,551,775      44.3
    35           1            1         7       11/01/20         No                           115,313      0.7
    36           3            1         7       09/01/13         No                         6,433,754      59.0
    37           3            1         7       09/01/13         Yes      09/01/33          6,815,013      64.3
    38           1            1         7       11/01/20         No                           102,060      0.7
    39           3            1         7       09/01/23         No                           223,970      1.9
   39.1          3            1         7       09/01/23         No                            31,996      1.9
   39.2          3            1         7       09/01/23         No                            42,661      1.9
   39.3          3            1         7       09/01/23         No                            21,330      1.9
   39.4          3            1         7       09/01/23         No                           127,983      1.9
    40           2            1         7       10/01/13         No                         6,282,386      62.1
    41           3            1         7       09/01/13         No                         6,046,349      37.8
    42           1            1         7       11/01/13         Yes      11/01/33          6,064,169      65.2
    43           0            1         7       12/01/13         No                         5,032,124      51.5
    44           1            1         7       11/01/18         No                            89,797      0.7
    45           3            1         7       09/01/13         No                         5,230,382      51.2
    46           2            1         7       10/01/18         No                            88,341      0.6
   46.1          2            1         7       10/01/18         No                            47,957      0.6
   46.2          2            1         7       10/01/18         No                            15,523      0.6
   46.3          2            1         7       10/01/18         No                            24,862      0.6
    47           2            1         7       10/01/13         No                         5,814,442      58.1
    48           3            1         7       09/01/23         No                           157,013      1.6
    49           2            1         7       10/01/13         Yes      10/01/33          5,709,333      65.0
    50           1            1         7       11/01/13         Yes      11/01/33          5,451,916      64.4
    51           2            1         7       10/01/10         No                         5,792,878      70.2
    52           0            1         7       12/01/13         No                         5,371,738      66.3
    53           1            1         7       11/01/10         No                         5,716,603      70.6
   53.1          1            1         7       11/01/10         No                         3,304,911      70.6
   53.2          1            1         7       11/01/10         No                         2,411,692      70.6
    54           2            1         7       10/01/23         No                           114,337      0.7
    55           2            1         7       10/01/13         No                         4,019,287      36.2
    56           2            1         7       10/01/08         Yes      10/01/30          5,626,093      67.4
   56.1          2            1         7       10/01/08         Yes      10/01/30          2,631,560      67.4
   56.2          2            1         7       10/01/08         Yes      10/01/30          2,994,533      67.4
    57           0            1         7       12/01/23         No                           128,056      1.0
    58           2            1         7       10/01/18         No                         4,322,603      7.1
    59           2            1         7       10/01/13         No                         4,990,960      52.5
    60           2            1         7       10/01/13         No                         4,604,566      61.4
    61           3            1         9       09/01/13         No                         5,044,930      63.9
    62           2            1         7       10/01/13         No                         4,530,946      57.4
    63           1            1         7       11/01/23         No                           140,558      1.8
    64           4            1         7       08/01/23         No                           121,107      1.6
    65           0            1         7       12/01/13         Yes      12/01/33          4,631,802      67.1
    66           1            1         7       11/01/13         Yes      11/01/33          4,559,549      65.1
    67           2            1         7       10/01/13         No                         4,434,681      59.1
    68           1            1         7       11/01/13         Yes      11/01/33          4,405,556      65.3
    69           0            1         7       12/01/13         Yes      12/01/33          4,404,399      67.8
    70           1            1         7       11/01/13         Yes      11/01/33          4,344,467      65.3
    71           1            1         7       11/01/13         No                         4,308,878      64.3
    72           3            1         7       09/01/13         No                         4,293,412      65.1
    73           3            1         7       09/01/13         No                         4,305,713      65.2
    74           1            1         7       11/01/13         No                         4,094,828      58.5
    75           5            1         7       07/01/08         Yes      07/01/33          4,336,797      65.7
    76           2            1         7       10/01/18         No                            58,119      0.8
    77           4            1         7       08/01/23         No                           119,584      1.9
    78           2            1         7       10/01/08         No                         4,204,527      69.5
    79           2            1         7       10/01/23         No                           115,066      1.7
    80           4            1         7       08/01/13         No                         3,794,395      54.2
    81           3            1         7       09/01/13         No                         3,772,998      65.9
    82           2            1         7       10/01/23         No                           118,726      1.9
    83           2            1         7       10/01/13         No                         3,707,761      62.8
    84           3            1         7       09/01/13         No                         3,326,628      58.6
    85           2            1         7       10/01/13         No                         3,365,535      61.8
    86           3            1         7       09/01/08         No                         4,018,946      68.1
    87           5            1         7       07/01/13         Yes      07/01/23          2,821,514      52.7
    88           2            1         7       10/01/13         No                         3,532,804      67.0
    89           4            1         7       08/01/13         No                         3,500,332      62.5
    90           4            1         7       08/01/10         No                         3,484,362      65.7
    91           2            1         7       10/01/08         No                         3,847,511      74.0
    92           2            1         7       10/01/13         No                         3,428,653      61.1
    93           1            1         7       11/01/13         No                         3,330,152      52.9
    94           0            1         7       12/01/13         No                         3,427,063      65.9
    95           5            1         7       07/01/23         No                           104,383      1.8
    96           1            1         7       11/01/20         No                            51,030      0.7
   96.1          1            1         7       11/01/20         No                            27,801      0.7
   96.2          1            1         7       11/01/20         No                            23,229      0.7
    97           2            1         7       10/01/13         No                         2,888,060      56.6
    98           2            1         7       10/01/08         No                         3,452,358      75.1
    99           4            1         7       08/01/13         No                         3,122,740      68.3
    100          2            1         7       10/01/13         No                         2,986,155      68.3
    101          2            1         7       10/01/13         No                         2,725,466      49.6
    102          0            1         7       12/01/13         No                         3,014,947      62.8
    103          3            1         7       09/01/18         No                            41,566      0.8
    104          0            1         7       12/01/13         No                         2,703,208      49.1
    105          2            1         7       10/01/13         No                         2,893,270      66.5
    106          4            1         7       08/01/13         No                         2,796,664      41.2
    107          5            1         7       07/01/13         No                         2,774,816      63.8
    108          1            1         7       11/01/10         No                         2,818,483      55.3
    109          4            1         7       08/01/13         No                         2,791,737      63.4
    110          4            1         7       08/01/13         No                         2,538,682      57.7
    111          3            1         7       09/01/13         No                         2,558,504      60.6
    112          0            1         7       12/01/13         No                         2,776,353      62.8
    113          3            1         7       09/01/13         No                         2,393,651      44.4
    114          3            1         7       09/01/13         No                         2,575,044      17.8
    115          5            1         7       07/01/13         No                         2,634,645      63.9
    116          2            1         7       10/01/18         Yes      10/01/28          1,848,582      41.1
    117          6            1        10       06/01/13         No                         2,648,099      58.2
    118          1            1         7       11/01/13         No                         2,655,953      57.6
    119          3            1         7       09/01/08         No                         2,722,360      69.8
    120          5            1         7       07/01/13         No                         2,600,112      64.6
    121          0            1         7       12/01/13         No                         2,602,831      62.8
    122          3            1         7       09/01/13         No                         2,342,085      58.6
    123          5            1         7       07/01/18         No                            33,717      0.4
    124          2            1         7       10/01/13         No                         2,445,294      64.2
   124.1         2            1         7       10/01/13         No                         1,128,597      64.2
   124.2         2            1         7       10/01/13         No                         1,316,697      64.2
    125          0            1         7       12/01/13         No                         2,292,460      51.2
    126          11           1         7       01/01/13         No                         1,937,743      52.1
    127          2            1         7       10/01/10         No                         2,418,190      52.0
    128          4            1         7       08/01/13         No                         2,411,047      60.3
    129          4            1         7       08/01/13         No                         2,411,047      61.8
    130          2            1         9       10/01/13         No                         2,329,115      31.5
    131          2            1         7       10/01/13         No                         2,120,398      60.6
    132          3            1         7       09/01/08         No                         2,512,655      68.8
    133          6            1         7       06/01/23         No                            63,396      1.7
    134          2            1         7       10/01/13         No                         2,037,409      62.7
    135          4            1         7       08/01/13         No                         1,996,738      52.5
    136          3            1         7       09/01/13         No                         2,084,366      17.0
    137          2            1         7       10/01/10         No                         2,259,957      72.0
    138          1            1         7       11/01/13         No                         1,951,683      47.4
    139          4            1         7       08/01/13         No                         2,082,224      60.4
    140          3            1         7       09/01/13         No                         1,614,441      44.8
    141          5            1         7       07/01/23         No                                 0      0.0
    142          1            1         7       11/01/10         Yes      11/01/33          2,160,358      65.1
    143          4            1         7       08/01/13         No                         2,053,591      68.5
    144          6            1         7       06/01/18         No                         1,223,160      36.0
    145          5            1         7       07/01/18         No                            30,058      0.9
    146          3            1         7       09/01/13         No                         1,820,335      58.4
    147          4            1         7       08/01/13         No                         1,789,215      62.8
    148          5            1         7       07/01/23         No                                 1      0.0
    149          5            1         7       07/01/13         No                         1,716,425      58.2
    150          2            1         9       10/01/13         No                         1,864,986      63.4
    151          4            1         7       08/01/13         No                         1,688,148      60.3
    152          5            1         8       07/01/18         No                            24,546      0.6
    153          6            1         7       06/01/23         No                                 0      0.0
    154          2            1         7       10/01/20         No                            40,238      1.1
    155          2            1         7       10/01/13         No                         1,735,145      52.8
    156          2            1         7       10/01/23         No                            49,672      0.9
    157          4            1         7       08/01/13         No                         1,708,882      64.5
    158          1            1         7       11/01/13         No                         1,590,764      38.1
   158.1         1            1         7       11/01/13         No                         1,096,123      38.1
   158.2         1            1         7       11/01/13         No                           494,641      38.1
    159          4            1         7       08/01/13         No                         1,692,785      51.3
    160          3            1         7       09/01/23         No                                 1      0.0
    161          2            1         7       10/01/13         No                         1,532,206      49.4
    162          3            1         7       09/01/13         No                         1,640,657      41.0
    163          5            1         7       07/01/13         No                         1,676,839      47.9
    164          3            1         7       09/01/13         No                         1,564,925      60.6
    165          4            1         7       08/01/23         No                            42,637      1.5
    166          7            1         7       05/01/13         No                         1,282,527      36.2
    167          4            1         7       08/01/13         No                         1,622,593      56.9
    168          1            1         7       11/01/13         No                         1,486,710      49.9
    169          4            1         7       08/01/13         No                         1,458,652      50.3
    170          4            1         7       08/01/13         No                         1,509,011      62.6
    171          2            1         7       10/01/13         No                         1,314,367      34.1
    172          11           1         7       01/01/13         No                         1,160,009      52.1
    173          5            1         7       07/01/23         No                                 0      0.0
    174          4            1         7       08/01/13         No                         1,359,980      43.9
    175          3            1         7       09/01/13         No                         1,192,268      55.5
    176          4            1         7       08/01/13         No                         1,183,269      62.3
    177          3            1         7       09/01/13         No                         1,270,722      28.1
    178          7            1         7       05/01/13         No                         1,172,113      51.0
    179          4            1         7       08/01/13         No                         1,229,213      61.5
    180          4            1         7       08/01/13         No                         1,183,171      62.3
    181          5            1         7       07/01/13         No                                 0      0.0
    182          3            1         7       09/01/13         No                           935,020      44.4
    183          4            1         9       08/01/13         No                           995,329      65.9
    184          2            1         7       10/01/20         No                            22,572      1.1

                       REMAINING
                       PREPAYMENT                                              MOST RECENT  MOST RECENT
  LOAN #        PROVISION (PAYMENTS)(14)        2001 NOI ($)   2002 NOI ($)         NOI ($)   NOI DATE
  ------        ------------------------        ------------   ------------         -------   --------
     1             L(24),Def(53),O(7)            31,193,611     33,960,871      40,586,874    09/30/03
     2             L(24),Def(91),O(4)             5,790,223      6,177,959       6,438,578    Various
    2.1            L(24),Def(91),O(4)             2,575,198      2,916,687       3,026,735    05/31/03
    2.2            L(24),Def(91),O(4)             2,500,481      2,454,725       2,438,064    06/30/03
    2.3            L(24),Def(91),O(4)               385,770        437,295         442,935    05/31/03
    2.4            L(24),Def(91),O(4)               328,774        332,279         333,199    06/30/03
    2.5            L(24),Def(91),O(4)                     0         36,973         197,645    06/30/03
     3             L(24),Def(89),O(5)            20,340,518     22,825,836      20,138,744    07/31/03
     4             L(24),Def(54),O(4)             4,829,577      6,853,801       7,075,169    05/31/03
     5             L(24),Def(56),O(3)             5,989,254      6,285,660       7,715,126    06/30/03
     6             L(24),Def(90),O(4)             4,573,213      4,608,357       4,608,357    12/31/02
     7             L(24),Def(27),O(4)             2,587,597      2,423,683       2,303,701    04/30/03
    7.1            L(24),Def(27),O(4)             1,602,216      1,515,994       1,413,350    04/30/03
    7.2            L(24),Def(27),O(4)               985,381        907,689         890,351    04/30/03
     8             L(24),Def(90),O(4)                     0      2,156,759       2,278,509    06/30/03
    8.1            L(24),Def(90),O(4)                     0      1,105,147       1,156,823    06/30/03
    8.2            L(24),Def(90),O(4)                     0      1,051,612       1,121,686    06/30/03
     9             L(24),Def(52),O(4)             2,642,491      2,807,184       2,696,369    02/28/03
    9.1            L(24),Def(52),O(4)               809,217        886,804         848,557    02/28/03
    9.2            L(24),Def(52),O(4)               499,836        658,946         663,857    02/28/03
    9.3            L(24),Def(52),O(4)               797,547        731,449         673,907    02/28/03
    9.4            L(24),Def(52),O(4)               535,891        529,985         510,048    02/28/03
    10             L(24),Def(91),O(3)                     0              0               0      NAP
   10.1            L(24),Def(91),O(3)                     0              0               0      NAP
   10.2            L(24),Def(91),O(3)                     0              0               0      NAP
   10.3            L(24),Def(91),O(3)                     0              0               0      NAP
    11             L(24),Def(91),O(4)               526,230      1,217,594       1,451,998    05/31/03
    12             L(24),Def(90),O(4)                     0      2,347,773       2,534,248    07/31/03
    13             L(24),Def(91),O(4)                     0              0               0      NAP
    14             L(24),Def(91),O(4)                     0      1,593,762       1,617,266    08/31/03
    15             L(24),Def(90),O(4)                     0              0               0      NAP
    16             L(24),Def(33),O(2)             1,322,049      1,382,632       1,683,391    07/31/03
    17             L(24),Def(32),O(2)                     0              0               0      NAP
    18            L(24),Def(189),O(25)                    0        969,813       1,186,515    06/30/03
    19             L(24),Def(56),O(3)               882,939      1,444,779       1,488,549    06/30/03
    20             L(24),Def(27),O(2)             1,654,312              0       1,701,828    02/28/03
   20.1            L(24),Def(27),O(2)             1,150,415              0       1,016,837    02/28/03
   20.2            L(24),Def(27),O(2)               301,436              0         471,526    02/28/03
   20.3            L(24),Def(27),O(2)                98,356              0         103,120    02/28/03
   20.4            L(24),Def(27),O(2)               108,395              0         115,650    02/28/03
   20.5            L(24),Def(27),O(2)                -4,290              0          -5,305    02/28/03
    21             L(24),Def(91),O(4)               920,452      1,074,450       1,303,328    06/30/03
    22             L(24),Def(88),O(4)                     0        753,336         443,030    05/31/03
    23            L(24),Def(149),O(4)             1,856,829      1,973,249       1,996,604    04/30/03
    24            L(24),Def(166),O(13)            1,920,959      1,824,999       1,901,218    08/31/03
    25             L(24),Def(90),O(4)             1,163,829      1,046,264         896,435    07/31/03
    26             L(24),Def(53),O(4)             1,257,381      1,203,430       1,277,536    06/30/03
    27             L(24),Def(89),O(4)             1,192,656      1,146,435       1,175,922    05/31/03
    28             L(24),Def(90),O(4)               890,282      1,079,151       1,246,380    07/31/03
    29            L(24),Def(209),O(4)                     0              0               0      NAP
    30             L(24),Def(87),O(7)                     0              0               0      NAP
    31            L(24),Def(150),O(4)             1,234,427      1,165,564       1,149,246    04/30/03
    32            L(24),Def(166),O(13)            1,834,012      1,798,030       1,793,500    08/31/03
   32.1           L(24),Def(166),O(13)              864,741        859,137         808,634    08/31/03
   32.2           L(24),Def(166),O(13)              551,145        521,072         522,967    08/31/03
   32.3           L(24),Def(166),O(13)              418,126        417,821         461,899    08/31/03
    33             L(24),Def(32),O(4)             1,491,000      1,520,820       1,551,236    10/31/03
    34            L(24),Def(124),O(7)             1,029,073        952,069       1,009,681    07/31/03
    35            L(24),Def(166),O(13)            1,559,649      1,516,257       1,585,091    08/31/03
    36             L(24),Def(89),O(4)                   NAP              0         958,162    06/30/03
    37             L(24),Def(89),O(4)               565,428        601,837         613,309    05/31/03
    38            L(24),Def(166),O(13)            1,322,975      1,281,425       1,322,925    08/31/03
    39            L(24),Def(210),O(3)                     0              0               0      NAP
   39.1           L(24),Def(210),O(3)                     0              0               0      NAP
   39.2           L(24),Def(210),O(3)                     0              0               0      NAP
   39.3           L(24),Def(210),O(3)                     0              0               0      NAP
   39.4           L(24),Def(210),O(3)                     0              0               0      NAP
    40             L(24),Def(90),O(4)               389,316        607,379         781,164    07/31/03
    41         L(57),Grtr1%orYM(56),O(4)          1,352,818      1,373,313       1,461,145    06/30/03
    42             L(24),Def(91),O(4)                     0              0               0      NAP
    43             L(24),Def(92),O(4)                     0              0               0      NAP
    44            L(24),Def(142),O(13)            1,057,480        996,382       1,040,585    10/31/03
    45             L(24),Def(89),O(4)               882,989        876,189         898,222    06/30/03
    46            L(24),Def(150),O(4)             1,920,891      2,005,173       2,003,465    03/31/03
   46.1           L(24),Def(150),O(4)               781,737        818,238         808,087    03/31/03
   46.2           L(24),Def(150),O(4)               792,494        770,705         728,515    03/31/03
   46.3           L(24),Def(150),O(4)               346,660        416,230         466,863    03/31/03
    47             L(24),Def(90),O(4)             1,181,252      1,038,346         883,859    06/30/03
    48            L(24),Def(188),O(25)              977,820      1,052,800       1,052,800    06/30/03
    49             L(24),Def(90),O(4)               466,627        680,929         699,064    06/30/03
    50             L(24),Def(91),O(4)                     0              0               0      NAP
    51             L(24),Def(54),O(4)               681,124        627,303         637,118    07/31/03
    52             L(24),Def(92),O(4)                     0              0               0      NAP
    53             L(24),Def(55),O(4)               865,286        723,361         730,440    07/31/03
   53.1            L(24),Def(55),O(4)               500,034        416,343         412,742    07/31/03
   53.2            L(24),Def(55),O(4)               365,252        307,018         317,698    07/31/03
    54            L(24),Def(189),O(25)                  NAP            NAP       1,471,668    08/31/03
    55             L(24),Def(90),O(4)               994,086        981,923         981,923    12/31/02
    56             L(24),Def(30),O(4)               683,182        664,643         645,210    08/31/03
   56.1            L(24),Def(30),O(4)               288,072        282,393         262,768    08/31/03
   56.2            L(24),Def(30),O(4)               395,110        382,250         382,442    08/31/03
    57            L(24),Def(212),O(4)                     0              0               0      NAP
    58            L(24),Def(141),O(13)              424,785        465,365         465,365    12/31/02
    59             L(24),Def(90),O(4)               663,992        700,532         724,777    07/31/03
    60             L(24),Def(90),O(4)               835,319        745,606         843,602    06/30/04
    61             L(24),Def(89),O(4)                     0        623,512         680,656    08/31/03
    62             L(24),Def(90),O(4)               600,369        645,376         659,230    05/31/03
    63            L(24),Def(190),O(25)              590,357        249,284         463,810    06/30/03
    64            L(24),Def(187),O(25)                    0        715,368         712,296    04/30/03
    65             L(24),Def(92),O(4)               651,076        593,175         568,496    07/31/03
    66             L(24),Def(91),O(4)               539,232        634,526         579,845    08/31/03
    67             L(24),Def(90),O(4)               699,010        725,522         732,129    03/31/04
    68             L(24),Def(91),O(4)               384,441        389,750         391,948    06/30/03
    69             L(24),Def(92),O(4)               634,759        719,637         629,528    07/31/03
    70             L(24),Def(88),O(7)               314,267        481,316         388,888    08/31/03
    71             L(24),Def(91),O(4)               100,563        276,908         298,210    06/30/03
    72             L(24),Def(89),O(4)               620,679        611,285         736,868    06/30/03
    73             L(24),Def(89),O(4)               594,240        623,551         587,918    04/30/03
    74             L(24),Def(91),O(4)                     0              0               0      NAP
    75             L(24),Def(27),O(4)               523,586        463,160         428,497    04/30/03
    76            L(24),Def(141),O(13)              628,976        659,988         734,416    08/31/03
    77            L(24),Def(208),O(4)                     0              0               0      NAP
    78             L(24),Def(32),O(2)               596,568        627,162         698,088    06/30/03
    79            L(24),Def(189),O(25)                    0              0               0      NAP
    80             L(24),Def(88),O(4)               566,329        598,674         602,223    07/31/03
    81             L(24),Def(89),O(4)               116,549        296,887         401,427    06/30/03
    82            L(24),Def(210),O(4)                     0              0               0      NAP
    83             L(24),Def(90),O(4)                     0              0               0      NAP
    84             L(24),Def(89),O(4)               432,193        524,826         524,826    12/31/02
    85             L(24),Def(90),O(4)               557,992        468,402         477,310    06/30/03
    86             L(24),Def(31),O(2)                     0        352,851         425,094    07/31/03
    87             L(24),Def(87),O(4)               473,390        485,818         502,867    03/31/03
    88             L(24),Def(90),O(4)               311,422        395,976         388,354    04/30/03
    89             L(24),Def(88),O(4)                     0              0               0      NAP
    90             L(24),Def(53),O(3)                     0        179,269         179,269    12/31/02
    91             L(24),Def(32),O(2)               360,350        329,924         295,638    07/31/03
    92             L(24),Def(90),O(4)               489,433        434,238         370,238    07/31/03
    93             L(24),Def(91),O(4)               401,329        451,429         477,568    08/31/03
    94         L(0),Grtr1%orYM(119),O(1)            360,928        414,132         414,132    12/31/02
    95            L(24),Def(207),O(4)               502,603        425,592         486,884    05/30/03
    96            L(24),Def(166),O(13)              734,142        713,208         785,045    08/31/03
   96.1           L(24),Def(166),O(13)              429,044        420,519         476,308    08/31/03
   96.2           L(24),Def(166),O(13)              305,098        292,689         308,737    08/31/03
    97             L(24),Def(90),O(4)               435,408        530,300         504,142    06/30/03
    98             L(24),Def(32),O(2)                     0        374,883         385,761    06/30/03
    99             L(24),Def(88),O(4)               448,941        514,660         475,006    03/31/03
    100            L(24),Def(90),O(4)                     0              0               0      NAP
    101            L(24),Def(90),O(4)               588,421        624,709         653,766    08/31/03
    102        L(0),Grtr1%orYM(119),O(1)                  0              0               0      NAP
    103           L(24),Def(140),O(13)                    0              0               0      NAP
    104        L(0),Grtr1%orYM(119),O(1)            436,456        447,300         447,300    12/31/02
    105            L(24),Def(90),O(4)               318,585        417,486         516,600    08/31/03
    106            L(24),Def(88),O(4)               402,875        420,286         420,286    12/31/02
    107            L(24),Def(87),O(4)               340,830        319,732         360,903    05/31/03
    108            L(24),Def(56),O(3)               515,090        449,522         551,244    08/31/03
    109            L(24),Def(88),O(4)                     0              0               0      NAP
    110            L(24),Def(88),O(4)               499,859        546,676         552,126    06/30/03
    111            L(24),Def(89),O(4)               294,017        370,581         331,572    06/30/03
    112        L(0),Grtr1%orYM(119),O(1)                  0              0               0      NAP
    113            L(24),Def(89),O(4)               454,740        439,695         512,866    06/30/03
    114            L(24),Def(89),O(4)             1,085,881      1,082,362         997,740    06/30/03
    115            L(24),Def(87),O(4)               304,538        317,759         190,076    04/30/03
    116           L(24),Def(141),O(13)                    0              0               0      NAP
    117            L(24),Def(86),O(4)                     0        380,468         366,871    03/31/03
    118            L(24),Def(91),O(4)                     0        318,905         364,658    07/31/03
    119            L(24),Def(31),O(2)                     0        177,130         122,495    07/31/03
    120            L(24),Def(87),O(4)               162,473        234,740         337,807    05/31/03
    121        L(0),Grtr1%orYM(119),O(1)                  0              0               0      NAP
    122            L(24),Def(89),O(4)               386,122        341,797         353,598    06/30/03
    123           L(24),Def(147),O(4)                     0              0               0      NAP
    124            L(24),Def(90),O(4)               236,688        311,544         324,821    Various
   124.1           L(24),Def(90),O(4)               101,749        147,592         137,814    06/30/03
   124.2           L(24),Def(90),O(4)               134,939        163,952         187,007    05/31/03
    125            L(24),Def(92),O(4)               350,218        346,615         371,493    09/30/03
    126            L(24),Def(81),O(4)                     0        318,219         318,219    12/31/02
    127            L(24),Def(55),O(3)                     0              0               0      NAP
    128            L(24),Def(88),O(4)                     0              0          30,275    06/13/03
    129            L(24),Def(88),O(4)                     0              0               0      NAP
    130            L(24),Def(90),O(4)               534,252        482,102         467,672    07/31/03
    131        L(58),Grtr1%orYM(56),O(4)            290,400        357,407         373,522    05/31/03
    132            L(24),Def(31),O(2)               326,473        272,256         272,364    07/31/03
    133           L(24),Def(185),O(25)                    0        146,620         260,091    04/30/03
    134            L(24),Def(90),O(4)               355,679        310,250         325,497    06/30/03
    135            L(24),Def(88),O(4)               295,322        295,280         370,779    06/30/03
    136            L(24),Def(89),O(4)               927,824        804,059         704,236    06/30/03
    137            L(24),Def(54),O(4)               259,787        235,865         254,319    08/31/03
    138            L(24),Def(91),O(4)               355,669        374,573         326,971    08/31/03
    139            L(24),Def(88),O(4)                     0              0               0      NAP
    140            L(24),Def(89),O(4)               129,508        253,360         463,758    07/31/03
    141           L(24),Def(186),O(25)              276,704        277,215         280,930    03/31/03
    142            L(24),Def(56),O(3)                     0              0               0      NAP
    143            L(24),Def(88),O(4)                     0              0         285,665    03/31/03
    144           L(24),Def(137),O(13)                    0              0               0      NAP
    145           L(24),Def(138),O(13)                    0        281,168         349,884    03/31/03
    146            L(24),Def(89),O(4)                     0              0               0      NAP
    147            L(24),Def(88),O(4)               217,526        235,680         264,393    05/31/03
    148           L(24),Def(186),O(25)              228,180        260,025         263,972    03/31/03
    149            L(24),Def(87),O(4)               267,342        309,202         309,202    12/31/02
    150            L(24),Def(90),O(4)                     0              0               0      NAP
    151            L(24),Def(88),O(4)               202,038        227,037         283,509    06/30/03
    152           L(24),Def(138),O(13)              404,289        451,300         451,300    12/31/02
    153           L(24),Def(185),O(25)              282,337        278,719         271,303    04/30/03
    154           L(24),Def(171),O(7)                     0        261,271         294,558    06/30/03
    155            L(24),Def(90),O(4)                52,626        232,607         236,810    06/30/03
    156           L(24),Def(189),O(25)              321,130        336,014         316,228    05/31/03
    157            L(24),Def(88),O(4)                     0        140,284         264,795    07/31/03
    158            L(24),Def(91),O(4)               298,800        339,723         345,549    05/31/03
   158.1           L(24),Def(91),O(4)               201,377        235,709         238,094    05/31/03
   158.2           L(24),Def(91),O(4)                97,423        104,014         107,455    05/31/03
    159            L(24),Def(88),O(4)               302,195        308,114         324,747    05/31/03
    160           L(24),Def(188),O(25)              373,072        443,121         423,115    03/31/03
    161            L(24),Def(90),O(4)               197,483        225,029         263,482    06/30/03
    162            L(24),Def(89),O(4)               368,053        366,269         347,614    06/30/03
    163            L(24),Def(87),O(4)                     0              0               0      NAP
    164            L(24),Def(89),O(4)               251,682        253,887         270,720    05/31/03
    165           L(24),Def(187),O(25)                    0              0               0      NAP
    166            L(24),Def(85),O(4)               303,179        319,958         319,958    12/31/02
    167            L(24),Def(88),O(4)                     0        203,826         203,826    12/31/02
    168        L(58),Grtr1%orYM(57),O(4)            208,414        184,487         222,290    05/31/03
    169            L(24),Def(88),O(4)               271,616        311,192         295,830    06/30/03
    170            L(24),Def(88),O(4)               100,531         53,483          73,043    05/31/03
    171            L(24),Def(90),O(4)               362,634        375,779         347,371    06/30/03
    172            L(24),Def(81),O(4)               243,305        262,072         262,072    12/31/02
    173           L(24),Def(186),O(25)              275,694        322,978         317,320    05/31/03
    174            L(24),Def(88),O(4)               247,726        266,283         258,797    05/31/03
    175            L(24),Def(89),O(4)               105,856        143,202         165,766    07/31/03
    176            L(24),Def(88),O(4)                     0              0               0      NAP
    177            L(24),Def(89),O(4)               337,981        279,733         215,055    05/31/03
    178            L(24),Def(85),O(4)               208,698        207,391         207,391    12/31/02
    179            L(24),Def(88),O(4)               145,067        156,557         161,420    03/31/03
    180            L(24),Def(88),O(4)               167,088        156,401         150,516    06/30/03
    181            L(24),Def(87),O(4)               350,625        325,154         303,377    03/31/03
    182            L(24),Def(89),O(4)                29,100        125,030         184,516    05/31/03
    183            L(24),Def(88),O(4)               156,242        156,371         156,371    12/31/02
    184           L(24),Def(171),O(7)                92,750        138,586         143,164    06/30/03

                                               UW
  LOAN #        UW NOI ($)   UW NCF ($)   DSCR(2,3,15)    TITLE TYPE      PML %
  ------        ----------   ----------   ------------    ----------      -----
     1         64,362,759   63,846,143        2.18         Leasehold
     2          6,611,333    6,513,683        1.46            Fee
    2.1         3,158,499    3,120,399        1.46            Fee
    2.2         2,412,811    2,381,961        1.46            Fee
    2.3           428,861      417,811        1.46            Fee
    2.4           312,702      303,152        1.46            Fee
    2.5           298,460      290,360        1.46            Fee
     3         21,122,367   19,705,493        2.47            Fee
     4          7,188,091    6,172,983        1.67       Fee/Leasehold
     5          6,554,897    6,444,397        1.59       Fee/Leasehold
     6          4,626,462    4,481,916        1.32            Fee
     7          2,462,388    2,299,388        1.51            Fee
    7.1         1,507,086    1,410,086        1.51            Fee
    7.2           955,302      889,302        1.51            Fee
     8          2,382,817    2,257,617        1.29            Fee
    8.1         1,249,383    1,183,383        1.29            Fee
    8.2         1,133,434    1,074,234        1.29            Fee
     9          2,912,349    2,410,961        1.43            Fee
    9.1           863,031      737,091        1.43            Fee
    9.2           495,454      401,851        1.43            Fee
    9.3           939,444      759,811        1.43            Fee
    9.4           614,420      512,208        1.43            Fee
    10          2,745,585    2,569,939        1.62            Fee
   10.1         1,830,390    1,748,623        1.62            Fee
   10.2           695,548      627,363        1.62            Fee
   10.3           219,647      193,953        1.62            Fee
    11          1,946,551    1,867,654        1.31            Fee          17.0
    12          2,071,588    1,914,364        1.34            Fee          16.0
    13          1,781,648    1,659,419        1.26            Fee
    14          1,521,769    1,453,769        1.40            Fee
    15          1,573,296    1,533,501        1.47            Fee
    16          1,597,131    1,462,321        1.68            Fee
    17          1,392,237    1,350,984        1.62            Fee
    18          1,506,363    1,386,194        1.24            Fee
    19          1,464,009    1,321,474        1.49            Fee
    20          1,521,474    1,258,306        1.87            Fee        Various
   20.1         1,030,086      884,886        1.87            Fee          25.0
   20.2           310,414      249,294        1.87            Fee          30.0
   20.3            98,569       83,869        1.87            Fee          24.0
   20.4           115,295      100,347        1.87            Fee          30.0
   20.5           -32,890      -60,090        1.87            Fee          30.0
    21          1,335,558    1,218,912        1.40            Fee
    22          1,406,315    1,248,524        1.48            Fee
    23          1,971,034    1,695,412        1.48            Fee          16.0
    24          1,796,822    1,622,818        1.71            Fee
    25          2,230,344    2,150,919        3.03            Fee
    26          1,240,166    1,147,894        1.56            Fee
    27          1,216,242    1,140,803        1.44            Fee
    28          1,046,374    1,013,909        1.41            Fee
    29          1,170,514    1,123,429        1.36            Fee
    30          1,015,714      956,191        1.33            Fee
    31          1,094,702    1,009,202        1.30            Fee
    32          1,699,349    1,532,834        1.71       Fee/Leasehold
   32.1           813,314      738,088        1.71         Leasehold
   32.2           485,282      435,307        1.71            Fee
   32.3           400,753      359,439        1.71            Fee
    33          1,139,709    1,067,808        1.43            Fee
    34          1,058,014      942,756        1.21            Fee
    35          1,555,952    1,425,471        1.71            Fee
    36          1,041,094      949,619        1.43            Fee
    37            835,596      784,262        1.34            Fee
    38          1,262,640    1,130,372        1.71            Fee
    39          1,315,369    1,215,081        1.77            Fee
   39.1           218,158      201,431        1.77            Fee
   39.2           291,794      268,231        1.77            Fee
   39.3           148,241      133,185        1.77            Fee
   39.4           657,176      612,234        1.77            Fee
    40            788,804      746,443        1.40            Fee
    41          1,192,525    1,076,288        2.31            Fee
    42            733,511      689,690        1.39            Fee
    43            733,558      700,102        1.23            Fee
    44            918,134      823,568        1.18            Fee          17.0
    45            825,789      757,854        1.55            Fee
    46          1,061,636      866,233        1.25       Fee/Leasehold
   46.1           544,215      463,986        1.25       Fee/Leasehold
   46.2           197,783      154,139        1.25       Fee/Leasehold
   46.3           319,638      248,108        1.25       Fee/Leasehold
    47          1,008,337      837,510        1.73            Fee
    48            875,972      776,972        1.32            Fee
    49            717,194      651,135        1.38            Fee
    50            658,152      622,102        1.38            Fee
    51            688,190      620,337        1.43            Fee
    52            610,101      597,851        1.35            Fee
    53            701,748      631,379        1.46            Fee
   53.1           392,823      352,861        1.46            Fee
   53.2           308,925      278,518        1.46            Fee
    54          1,345,275    1,278,075        2.49            Fee
    55            906,613      822,743        1.52            Fee
    56            666,116      620,616        1.45            Fee
   56.1           290,326      278,576        1.45            Fee
   56.2           375,790      342,040        1.45            Fee
    57            960,300      960,300        1.91            Fee
    58          3,307,043    3,219,097        7.67            Fee
    59            744,831      729,381        1.81            Fee
    60            692,736      644,401        1.43            Fee
    61            656,536      605,366        1.38            Fee          10.0
    62            659,912      617,683        1.39            Fee          13.0
    63            657,256      596,539        1.20            Fee
    64            661,616      601,490        1.26            Fee
    65            566,078      534,078        1.39            Fee
    66            558,733      524,391        1.37            Fee
    67            646,210      576,142        1.55            Fee
    68            518,097      478,337        1.28            Fee          16.0
    69            666,906      553,416        1.48            Fee
    70            538,836      497,282        1.33            Fee
    71            583,556      527,644        1.40            Fee
    72            628,246      605,496        1.76            Fee
    73            571,310      516,546        1.44            Fee
    74            519,462      465,206        1.32            Fee
    75            474,532      436,532        1.54            Fee
    76            582,763      564,649        1.22            Fee
    77            505,773      489,569        1.21            Fee
    78            520,770      448,285        1.62            Fee
    79            481,678      480,313        1.20            Fee          14.0
    80            473,835      453,451        1.43            Fee          9.0
    81            424,124      408,524        1.31            Fee          6.0
    82            531,838      495,312        1.26            Fee          9.0
    83            526,758      505,733        1.64            Fee
    84            528,158      474,999        1.48            Fee
    85            478,726      428,726        1.28            Fee
    86            483,230      448,232        1.58            Fee          14.0
    87            486,048      474,847        1.27            Fee
    88            417,347      393,347        1.34            Fee
    89            475,349      440,961        1.55            Fee
    90            481,617      427,723        1.51            Fee
    91            410,793      381,993        1.40            Fee
    92            421,056      387,056        1.38            Fee
    93            428,179      391,994        1.46            Fee
    94            403,134      389,351        1.26            Fee
    95            468,964      439,115        1.28            Fee          10.0
    96            694,163      604,194        1.71            Fee
   96.1           393,707      335,738        1.71            Fee
   96.2           300,456      268,456        1.71            Fee
    97            470,097      447,864        1.55            Fee
    98            353,504      344,704        1.46            Fee
    99            445,805      374,577        1.39            Fee
    100           374,870      345,545        1.34            Fee          13.0
    101           486,590      373,527        1.36            Fee
    102           367,946      354,735        1.33            Fee
    103           443,726      435,438        1.28            Fee
    104           365,179      352,734        1.25            Fee
    105           370,574      329,813        1.33            Fee
    106           357,109      351,640        1.60            Fee          19.0
    107           352,051      320,301        1.42            Fee
    108           432,007      364,803        1.45            Fee
    109           406,196      385,415        1.64            Fee
    110           384,720      330,800        1.32            Fee          15.0
    111           363,633      328,158        1.35            Fee
    112           337,612      325,228        1.33            Fee
    113           453,330      413,640        1.77            Fee
    114         1,032,633      849,329        4.35            Fee
    115           388,155      341,174        1.62            Fee
    116           325,229      323,780        1.37            Fee
    117           424,851      395,189        1.80            Fee
    118           361,396      335,396        1.45            Fee
    119           333,707      316,018        1.57            Fee
    120           343,359      313,960        1.44            Fee
    121           336,393      324,042        1.33            Fee
    122           356,758      313,558        1.32            Fee
    123           577,134      577,134        2.00            Fee
    124           310,667      303,117        1.52            Fee
   124.1          131,229      127,329        1.52            Fee
   124.2          179,438      175,788        1.52            Fee
    125           341,362      328,990        1.38            Fee          12.0
    126           366,157      306,612        1.20            Fee
    127           395,888      348,247        1.65            Fee
    128           352,671      334,351        1.65            Fee
    129           340,593      323,127        1.59            Fee
    130           483,020      468,970        2.50            Fee
    131           345,960      284,274        1.40            Fee
    132           303,008      269,526        1.45            Fee          19.0
    133           293,703      285,224        1.23            Fee
    134           312,063      270,563        1.30            Fee
    135           340,519      308,722        1.57            Fee
    136           711,463      558,405        3.54            Fee
    137           249,529      242,629        1.38            Fee
    138           320,515      306,968        1.55            Fee
    139           290,984      269,664        1.60            Fee
    140           335,454      298,974        1.40            Fee
    141           273,049      263,221        1.28            Fee          18.0
    142           263,902      246,797        1.46            Fee          15.0
    143           264,772      252,699        1.42            Fee
    144           250,645      236,475        1.20            Fee
    145           310,951      284,054        1.20            Fee
    146           267,305      255,497        1.35            Fee
    147           249,263      230,678        1.26            Fee
    148           259,961      251,939        1.32            Fee          18.0
    149           263,618      225,758        1.31            Fee
    150           238,447      222,635        1.41            Fee          10.0
    151           265,944      242,081        1.40            Fee
    152           385,903      362,889        1.75            Fee          19.0
    153           244,925      222,134        1.22            Fee          9.0
    154           257,349      250,338        1.24            Fee
    155           254,195      228,575        1.51            Fee          8.0
    156           293,497      289,047        1.65            Fee          9.0
    157           241,347      228,118        1.58            Fee
    158           251,006      232,619        1.41            Fee        Various
   158.1          172,604      160,574        1.41            Fee          19.0
   158.2           78,402       72,045        1.41            Fee          18.0
    159           270,149      243,184        1.73            Fee          18.0
    160           391,293      379,293        2.30            Fee          12.0
    161           241,140      219,320        1.46            Fee
    162           296,458      288,558        2.26            Fee
    163           281,316      256,455        1.86            Fee          16.0
    164           259,811      242,061        1.35            Fee
    165           205,141      204,136        1.22            Fee
    166           266,649      207,222        1.52            Fee
    167           243,636      231,848        1.70            Fee
    168           210,074      182,196        1.20            Fee
    169           253,466      235,759        1.65            Fee          17.0
    170           164,933      162,701        1.31            Fee          18.0
    171           287,931      261,081        2.10            Fee
    172           211,681      182,862        1.20            Fee
    173           287,137      275,137        2.06            Fee          19.0
    174           234,162      214,042        1.85            Fee          15.0
    175           192,475      169,643        1.44            Fee
    176           173,071      171,319        1.44            Fee
    177           290,082      268,377        2.50            Fee          17.0
    178           205,414      182,578        1.50            Fee
    179           173,435      155,734        1.52            Fee
    180           160,243      144,493        1.40            Fee
    181           275,959      245,834        1.46            Fee
    182           155,880      140,402        1.77            Fee
    183           128,972      116,798        1.42            Fee
    184           136,381      132,686        1.24            Fee

                                                            UPFRONT ESCROW(16)
            -------------------------------------------------------------------------------------------------------------------

               UPFRONT CAPEX   UPFRONT ENGIN.   UPFRONT ENVIR.  UPFRONT TI/LC    UPFRONT RE TAX   UPFRONT INS.   UPFRONT OTHER
  LOAN #          RESERVE ($)      RESERVE ($)      RESERVE ($)    RESERVE ($)       RESERVE ($)    RESERVE ($)     RESERVE ($)
  ------          -----------      -----------      -----------    -----------       -----------    -----------     -----------
     1
     2                                  8,063            2,500                          300,142
    2.1
    2.2
    2.3
    2.4
    2.5
     3
     4                                                              2,000,000         1,079,333         34,748       1,175,000
     5                                 29,063            6,250                          927,222
     6                                                                                  300,130
     7                14,155          132,660                                           509,864         51,914
    7.1
    7.2
     8                                 30,375                                           464,857
    8.1
    8.2
     9                 9,965          322,840                         535,872           582,750         40,748         925,748
    9.1
    9.2
    9.3
    9.4
    10                                121,400                                                                        1,000,000
   10.1
   10.2
   10.3
    11                 1,246                                          259,524           213,750         21,124          20,000
    12                                                                                  164,551         89,264
    13                                                                                                               1,000,000
    14                                                                                  154,362         82,208          79,518
    15                                 22,500                                            79,638         17,317
    16                                  3,125                                           182,792         25,643
    17                                                                                    7,040         19,786       2,385,000
    18                                                                                   40,262          1,659
    19                14,841                                          129,398            24,244          2,509
    20               300,000          343,273                          85,593            53,439         46,330
   20.1
   20.2
   20.3
   20.4
   20.5
    21                 2,282            2,000                           5,000           121,667         39,246
    22                 3,847           13,750            1,250         64,810           116,150         48,364         334,000
    23                 9,713            8,125                                            66,000         55,995
    24                                                                                  113,565
    25                                                   3,000                          206,018          9,479
    26                 7,689           37,439                                           366,794         50,109
    27                 1,348           41,250                         250,000           105,838          6,734
    28                                263,000            6,000                           53,659         30,000
    29                 1,154                                                                             7,922
    30                                                                                   63,662         20,025
    31                 7,125          167,188                                           229,167         49,707
    32                                                                                  100,603
   32.1
   32.2
   32.3
    33                                                                                                                 188,532
    34                                                                                   28,000         13,304
    35                                                                                   87,207
    36                                                                                  176,092         25,421
    37                   786                                          600,000            92,327          3,054
    38                                                                                   86,645
    39                                                                                                                   6,897
   39.1
   39.2
   39.3
   39.4
    40                                                                                   20,916          2,870
    41
    42                   570                                            2,500            17,764          7,699
    43                                                                                  141,547         17,384
    44                                 53,779                         150,000            90,589         17,286
    45                                                                                   41,417         11,200
    46                 2,568            2,500                                            96,620         11,561         516,667
   46.1
   46.2
   46.3
    47                                                                                   14,469         22,621
    48                                                                                   57,438        126,388          50,000
    49                 1,694           66,250                         106,250           112,205         21,810         100,000
    50                   284            1,375                          15,352            28,533          2,479
    51                                  2,625                         100,000            43,585          9,310
    52                 1,021                                                             54,664          2,793           4,582
    53                                 26,875                                            14,087          7,824
   53.1
   53.2
    54
    55
    56                 3,792           32,500                                            69,125         22,988
   56.1
   56.2
    57
    58
    59                                                                                   37,183         12,155
    60                                                                                   45,764         26,128
    61                                                                                   35,167         10,884
    62                 1,478                                            2,083            53,333          5,975         124,875
    63                                                                                    4,484          5,342
    64                                                                                   28,879          2,981
    65                 4,875           18,250                                            54,948         37,233
    66                                 12,948                                            52,075          8,212
    67                                                                                   26,690
    68                   993                                           80,000            11,371          7,444         879,000
    69                 1,732           33,750                          12,500            23,750         32,338         125,000
    70                   788                                            1,250            89,137         25,728
    71                   656                             1,250          1,417            37,645         13,998
    72                                                                                  277,434          6,929
    73                   683                                            5,833            72,954          7,753         375,163
    74                 1,398            1,125                                           185,639          8,456
    75                 3,449           68,224                                           130,397         13,465
    76
    77                                                                                    6,584                        400,000
    78                                                                                   62,419          6,811
    79
    80                                                                                   56,482          3,501
    81                                                                                   57,388          1,792
    82                   566                                            3,582            81,250         13,712          63,725
    83                   218                                            1,091             4,250          3,964
    84                                                                155,000             9,209          5,540
    85                                                                                   38,048         31,502
    86                                                                                   43,427
    87                   779                                            1,250             4,517          4,026          27,000
    88                                  3,125           31,250                           47,868
    89                                                                                   35,096         12,533
    90                                                                                   23,765          3,504
    91               100,000           56,563                                            78,025         28,263
    92                 2,833           30,169                                            15,119          7,814         400,000
    93                                                                                   14,181          2,571
    94                   159                                                                             2,166
    95                   364           12,500                           2,083            42,500          2,783
    96                                                                                   57,565
   96.1
   96.2
    97                                 54,000                                            21,070          1,659
    98                                                                                   29,044          2,720
    99                   988            8,750                         250,000            78,593         16,121
    100                  909                                            1,500            36,718         10,466
    101                                                                                  84,636          6,678
    102                  173                                                                             4,363
    103                                                                                  35,552          4,100
    104                  136                                                             70,875          2,249
    105                                                                                  68,301          3,344
    106
    107                                                                                  11,250
    108                                 3,125                                             6,441          2,927
    109                  234            1,875                          25,000            34,253          2,581
    110                                 8,375                         100,000            15,705          2,854
    111                2,956            7,500                                            38,403          6,800
    112                  173                                                                             2,090
    113                                 8,750                                            52,480          9,322
    114
    115                  859           67,500           12,500          4,167            32,500          4,591          75,200
    116
    117                5,000                                                             43,050                          9,333
    118                6,500                                                             42,900         12,398       38,578.62
    119                                33,250                                            18,000         17,833
    120                                                                                  32,083          9,227
    121                  173                                                                             4,363
    122              110,417                                                             39,322         14,378
    123                                                                                                  1,875
    124                  629           93,750                                            69,495          5,733
   124.1
   124.2
    125                1,031            7,963                                             9,264          1,562
    126                                                                                   4,129          2,452
    127                                                                                  26,404          7,329
    128                  189                                           25,000            18,799          4,000
    129                  187                                           25,000            19,128          3,757
    130
    131                                                                                  24,724          2,034
    132                                 6,375                                            11,074         14,058
    133                                                                                  30,996          1,259
    134                                11,875                                            30,140         20,998
    135                                   600                                            47,125          5,843
    136
    137                                 9,450                                            18,482          3,950
    138                                                                                  31,431         12,513
    139                                                                                  22,315          6,415
    140                                                                                  64,930          8,069
    141
    142                                                                                  15,403
    143                                                                                  35,205          2,056
    144
    145                                                                                  28,231
    146                                                                                   8,083          1,580
    147                                                                                   5,949            956
    148
    149                                 7,688                                             6,789            777
    150                                                                                   8,876          7,483
    151                                                                                  44,189          5,979
    152
    153                                                                                   7,256
    154                                                                                  34,521          1,547
    155                                                                                   4,097            607
    156                                                                                  25,738          1,358
    157                  163           16,000                          25,000            15,831          1,334
    158                                                                                   9,422          5,210
   158.1
   158.2
    159                                13,707
    160
    161                                 4,000                                             4,790            817
    162                                11,550                                                            6,661
    163
    164                1,479            6,250                                            51,589          4,367
    165
    166                                29,790
    167                  146                                           25,000            14,949            535
    168                                                                                  69,502         33,832
    169                                                                                  15,154            965
    170                                                                                   8,800          2,196
    171                                                                                  19,093          1,825
    172                                                                                   5,042          1,216
    173
    174                                 5,942                                            14,060          3,120
    175                                                                                   4,824            899
    176
    177
    178                                45,500                                             1,230          1,064
    179                                                                20,774            23,656          2,797
    180                                 6,128                                             4,068          1,595
    181                8,125                                                             44,262         26,411
    182                                                                                  14,383          2,369
    183                                                                                  14,436          9,309
    184                                                                                  14,526          2,477

                                                       MONTHLY ESCROW(17)
            ------------------------------------------------------------------------------------------------------

                MONTHLY CAPEX   MONTHLY ENVIR.    MONTHLY TI/LC    MONTHLY RE TAX   MONTHLY INS.    MONTHLY OTHER      SINGLE
  LOAN #           RESERVE ($)      RESERVE ($)      RESERVE ($)       RESERVE ($)    RESERVE ($)      RESERVE ($)     TENANT
  ------           -----------      -----------      -----------       -----------    -----------      -----------     ------
     1                                                                                                                   No
     2                  5,025                                              49,161                                        No
    2.1                                                                                                                  No
    2.2                                                                                                                  No
    2.3                                                                                                                  No
    2.4                                                                                                                  No
    2.5                                                                                                                  No
     3                                                                                                                   No
     4                 14,255                            41,667           269,833         17,374                         No
     5                  8,097                                              71,325                                        No
     6                  1,250                                              50,022                                        No
     7                 14,155                                              63,733         14,255                         No
    7.1                                                                                                                  No
    7.2                                                                                                                  No
     8                 10,433                                              46,486                                        No
    8.1                                                                                                                  No
    8.2                                                                                                                  No
     9                  9,965                            35,872            64,750          8,150                         No
    9.1                                                                                                                  No
    9.2                                                                                                                  No
    9.3                                                                                                                  No
    9.4                                                                                                                  No
    10                                                                                                                  Yes
   10.1                                                                                                                 Yes
   10.2                                                                                                                 Yes
   10.3                                                                                                                 Yes
    11                  1,246                             9,524            23,750          7,041                         No
    12                  2,342                            41,667            27,425          8,926                         No
    13                  2,633                                                                                           Yes
    14                                                                     14,033         11,209                         No
    15                  1,738                                              15,928          1,732                        Yes
    16                  1,920                             9,494            13,057          8,548                         No
    17                  2,500                                               7,040          4,946            8,334        No
    18                  1,022                                              13,421            829                         No
    19                  1,048                             8,055             9,656            836                         No
    20                                                                     13,360          6,754                      Various
   20.1                                                                                                                  No
   20.2                                                                                                                  No
   20.3                                                                                                                 Yes
   20.4                                                                                                                 Yes
   20.5                                                                                                                 Yes
    21                  2,282                             5,000            12,167          3,568                         No
    22                  3,847                            14,810             9,725          4,110                         No
    23                  9,713                                               5,500          6,513                         No
    24                                                                      9,431                                        No
    25                                                                     35,185          4,740                         No
    26                  7,689                                              36,679          4,555                         No
    27                  1,348                             7,083            21,168            612                         No
    28                  2,700                                               7,666                                        No
    29                  1,154                                               2,392          1,320                         No
    30                  1,124                             2,749             6,366          1,855                         No
    31                  7,125                                              20,833          9,287                         No
    32                                                                      7,684                                        No
   32.1                                                                                                                  No
   32.2                                                                                                                  No
   32.3                                                                                                                  No
    33                  2,071                             7,500                                                         Yes
    34                  2,078                             3,611            14,000          4,435                         No
    35                                                                      8,290                                        No
    36                    115                             6,763            19,566          2,542                         No
    37                    786                             5,417            11,541          1,018                         No
    38                                                                      7,715                                        No
    39                                                                                                                  Yes
   39.1                                                                                                                 Yes
   39.2                                                                                                                 Yes
   39.3                                                                                                                 Yes
   39.4                                                                                                                 Yes
    40                    814                             2,716             1,435          1,435                         No
    41                  3,629                             2,800                                                          No
    42                    570                             2,500             4,441          2,566                         No
    43                    697                             2,083            12,344          1,337                         No
    44                  1,095                                              18,118          2,881                         No
    45                                                                      3,910                                        No
    46                  2,568                                              32,207          1,285           16,667        No
   46.1                                                                                                                  No
   46.2                                                                                                                  No
   46.3                                                                                                                  No
    47                  1,860                                              14,469          2,978                         No
    48                    550                             6,325            14,360         21,065                        Yes
    49                  1,694                             6,250            10,200          2,423                         No
    50                    284                             2,083             7,133            826                         No
    51                  1,235                                               7,659          3,103                         No
    52                  1,021                                               7,809          1,397                         No
    53                  1,008                                               3,522          1,565                         No
   53.1                                                                                                                  No
   53.2                                                                                                                  No
    54                                                                                                                   No
    55                                                                                                                   No
    56                  3,792                                               6,375          7,663                         No
   56.1                                                                                                                  No
   56.2                                                                                                                  No
    57                                                                                                                   No
    58                                                                                                                   No
    59                    566                                               7,437          1,216                         No
    60                  4,028                                               9,153          2,010                         No
    61                    646                             3,625             5,861          1,088                         No
    62                  1,478                             2,083             6,667            747                         No
    63                    766                             4,167             4,300            763                         No
    64                    476                                              14,440            994                        Yes
    65                  4,875                                               7,850          2,660                         No
    66                    496                             2,956            17,358            821                         No
    67                    973                             4,866             8,897                                        No
    68                    993                                               3,790          1,489                         No
    69                  1,732                            12,500             4,750          2,310                         No
    70                    788                             1,250             6,367          3,946                         No
    71                    656                             1,417             7,529          2,006                         No
    72                                                                     26,535            770                         No
    73                    683                             5,833            18,239          2,043                         No
    74                  1,398                                              23,205          1,751                         No
    75                  3,449                                              16,300          3,583                         No
    76                                                                                                                   No
    77                                                                     15,760                                       Yes
    78                    517                             3,800            20,806          1,135                         No
    79                                                                                                                  Yes
    80                    412                             2,060             9,414          1,167                         No
    81                  1,300                                               4,782            179                         No
    82                    566                             3,582             6,250          1,143                         No
    83                    218                             1,091             4,250            661                         No
    84                  1,385                             3,300             1,790          1,385                         No
    85                  4,160                                               6,341          5,250                         No
    86                    417                             2,083             7,238                                        No
    87                    779                             1,250               753          1,342           30,848        No
    88                  2,000                                               7,978                                        No
    89                    452                                               5,849          1,139                         No
    90                    416                             4,075             2,870            584                         No
    91                  2,400                                               7,093          3,617                         No
    92                  2,833                                               5,040            868                         No
    93                  3,015                                               3,545          1,285                         No
    94                    159                                                                433                        Yes
    95                    364                             2,083             5,031            696                         No
    96                                                                      4,678                                        No
   96.1                                                                                                                  No
   96.2                                                                                                                  No
    97                  1,853                                               2,801            553                         No
    98                    733                                               2,420            680                         No
    99                    988                                               8,733          1,594                         No
    100                   909                             1,500             5,317            951                         No
    101                                                  10,000             8,464                                        No
    102                   173                                                                436                        Yes
    103                   118                               576             3,950            342                        Yes
    104                   136                                               7,875            450                        Yes
    105                   372                                               6,209          1,031                         No
    106                                                                                                                  No
    107                 2,609                                               1,250                                        No
    108                 1,256                                               6,441            732                         No
    109                   234                                               4,893            860                         No
    110                                                                     3,141            571                        Yes
    111                 2,956                                               4,383          1,204                         No
    112                   173                                                                418                        Yes
    113                                                                     9,385          2,205                         No
    114                                                                                                                  No
    115                   859                             4,167             5,417            574                         No
    116                                                                                                                 Yes
    117                                                   1,667             7,175                                        No
    118                 2,167                                               4,767            827                         No
    119                 1,474                                               1,500          3,689                         No
    120                   202                             2,054             6,417          3,076                         No
    121                   173                                                                436                        Yes
    122                 3,654                                               7,864          1,746                         No
    123                                                                                      625                        Yes
    124                   629                                               7,222            437                         No
   124.1                                                                                                                 No
   124.2                                                                                                                 No
    125                 1,031                                                                390                         No
    126                 1,468                                               3,285                                        No
    127                   490                                               2,506            916                        Yes
    128                   189                                               2,686            630                         No
    129                   187                                               2,733            595                         No
    130                                                                                                                  No
    131                   909                             3,750             8,241                                        No
    132                   385                             2,175             1,582          1,081                         No
    133                   707                                               5,007                                        No
    134                 3,458                                               5,023          3,500                         No
    135                   383                             2,123             5,236            730                         No
    136                                                                                                                  No
    137                   441                                               2,640            442                         No
    138                   769                                               2,418          3,128                         No
    139                   213                                               1,204            583                         No
    140                   380                             2,660             5,411          2,690                         No
    141                                                                                                                  No
    142                   475                             1,000                                                         Yes
    143                    82                               833             3,912            343                         No
    144                                                                                                                 Yes
    145                                                                     3,137                                       Yes
    146                                                     916             1,617            527                         No
    147                   626                             1,024             1,487            478                         No
    148                                                                                                                  No
    149                   683                                               3,395            388                         No
    150                   158                             1,160             1,132            748                         No
    151                   368                             1,667             4,419            544                         No
    152                                                                                                                  No
    153                   252                             1,647             1,814                                        No
    154                   591                                               3,138                                        No
    155                   469                             1,251             2,049            607                         No
    156                   371                                               3,217            424                         No
    157                   163                                               2,262            259                         No
    158                   202                             1,455             3,141            521                         No
   158.1                                                                                                                 No
   158.2                                                                                                                 No
    159                                                                                                                  No
    160                                                                                                                  No
    161                 1,818                                               1,597            409                         No
    162                                                                                      606                         No
    163                                                                                                                  No
    164                 1,479                                               4,815          1,092                         No
    165                                                                                                                 Yes
    166                                                                                                                 Yes
    167                   146                                               2,136            268                         No
    168                 2,323                                               5,792          3,759                         No
    169                   278                             1,197             2,526            322                         No
    170                                                                     1,458            366                         No
    171                                                                     4,773                                        No
    172                   880                                               1,523                                        No
    173                                                                                                                  No
    174                   280                             1,400             2,343            446                         No
    175                   388                             1,683             1,206            300                         No
    176                                                                                                                 Yes
    177                                                                                                                  No
    178                   680                             1,223             1,400            532                         No
    179                   196                             1,276             2,957            311                         No
    180                 1,313                                               2,034            532                         No
    181                 2,510                                               5,533          3,055                         No
    182                                                                     3,155            234                         No
    183                 1,015                                               1,312            886                         No
    184                   308                                               1,321                                        No

                                        LARGEST TENANT
            ---------------------------------------------------------------------------------

                                                                                    LEASE
  LOAN #    LARGEST TENANT                                             UNIT SIZE EXPIRATION
  ------    --------------                                             --------- ----------
     1      FAO Schwartz                                                  31,642  01/31/13
     2
    2.1
    2.2
    2.3
    2.4
    2.5
     3      Putnam Investments                                           298,589  03/31/09
     4      Travelers Indemnity Corporation                              294,643  06/30/04
     5
     6      Toys R Us (Ground Lease)                                      45,210  01/31/12
     7
    7.1
    7.2
     8
    8.1
    8.2
     9
    9.1     JP Morgan Chase Bank                                          25,883  06/30/09
    9.2     Mega Life & Health Company                                    14,209  11/30/04
    9.3     State of Texas Department of Human Services                   23,560  09/30/04
    9.4     Chemstress Consultant Company                                  8,883  03/31/08
    10
   10.1     Danka Office Imaging Company                                 157,000  07/31/18
   10.2     Danka Office Imaging Company                                 131,000  07/31/18
   10.3     Danka Office Imaging Company                                  49,000  07/31/18
    11      Bed, Bath & Beyond                                            30,000  01/31/18
    12      M Leasing                                                     47,173  10/31/06
    13      Household Credit Services                                    158,000  09/30/14
    14
    15      Wildenstein & Company Inc.                                    18,950  09/19/18
    16      Arthrex, Inc.                                                 28,523  12/31/03
    17
    18      Allegis Group, Inc.                                           55,786  04/30/07
    19      Wellstar Health Systems                                       12,339  12/31/07
    20
   20.1     Innotrac, dba Universal Distribution Systems                 275,700  09/30/07
   20.2     WestPoint Stevens                                             97,000  05/31/06
   20.3     Orco Construction Supply, Inc.                                30,000  04/30/04
   20.4     Western American Enterprises                                  37,370  03/31/06
   20.5     WestPoint Stevens                                             68,000  12/31/03
    21      Rhodes, Inc.                                                  37,250  05/31/12
    22      Alfa Laval                                                    68,500  03/31/04
    23      Lifetime Products                                            432,000  07/31/04
    24
    25
    26
    27      IGT                                                           15,000  10/31/04
    28
    29      Lowes Foods                                                   46,592  06/30/23
    30      Linens N Things                                               31,861  01/31/17
    31
    32
   32.1
   32.2
   32.3
    33      Sweetheart Holdings Inc.                                     248,500  10/31/20
    34      Kroger                                                        50,750  05/31/16
    35
    36      Banquet Hall                                                   8,439  11/16/06
    37      Daycare (Ground Lease)                                         9,460  07/14/35
    38
    39
   39.1     Grande Communications Networks, Inc.                          20,717  08/31/23
   39.2     Grande Communications Networks, Inc.                          30,699  08/31/23
   39.3     Grande Communications Networks, Inc.                          21,193  08/31/23
   39.4     Grande Communications Networks, Inc.                          50,961  08/31/23
    40      Rays Food Place                                               40,560  01/31/21
    41      Sam's Club                                                   136,087  05/31/12
    42      Barnes & Noble                                                24,280  11/30/12
    43      Linens N Things                                               28,835  01/31/14
    44      Furniture Superstore                                          51,291  02/28/05
    45
    46
   46.1     SunTrust Mortgage Inc.                                         6,833  04/30/05
   46.2     Ellman Capital Corp.                                           7,833  12/31/04
   46.3     Wedbush Securities Inc.                                        5,282  12/31/04
    47      Cometals                                                       9,914  07/31/08
    48      Hopkins Enterprises, Inc.                                    320,764  12/31/20
    49      Family Practice Associates                                    15,124  02/28/07
    50      Dr. Koelling, DDS                                              2,999  04/30/13
    51      Auto Craft Acquisition Industrial                             40,200  04/30/07
    52
    53
   53.1     America Works                                                 16,538  10/31/08
   53.2     Commonwealth Land Title Insurance Company                      7,540  05/31/07
    54
    55      Roundy's, Inc.                                                88,736  12/31/10
    56
   56.1
   56.2
    57
    58
    59
    60
    61      Gold's Gym                                                    28,000  11/30/10
    62      Save Mart                                                     44,645  11/30/17
    63      Martha Jefferson Hospital                                     22,351  12/31/12
    64      Farmer Jack                                                   54,660  12/31/21
    65
    66      Mr. Eddie Inc.                                                 5,507  12/31/08
    67      Ruud Lighting                                                  7,640  06/30/04
    68      Chick's Sporting Goods                                        26,491  09/30/07
    69      GSE Systems, Inc.                                             34,078  07/31/08
    70      Baby Superstore, Inc.                                         36,078  01/31/11
    71      Xtreme Fitness                                                10,200  10/01/07
    72
    73      Staten Island University Hospital                             31,708  05/31/04
    74      Danmik Enterprises                                           107,729  08/31/10
    75
    76
    77      Price Chopper                                                 46,741  04/30/28
    78      Steiner Corp.                                                  3,603  11/30/03
    79      Walgreen Co.                                                  13,650  08/31/27
    80      Applebee's Neighborhood Grill                                  6,800  03/04/16
    81
    82      Everthing A Dollar                                             8,493  03/30/06
    83      Spencer Savings Bank                                           3,000  07/31/13
    84      Richard Tubb                                                   9,300  12/31/04
    85
    86      Fashion Bug                                                    7,920  10/31/06
    87      Winn Dixie                                                    47,182  05/13/18
    88
    89      Commerce Video L.L.C.                                          4,000  11/30/07
    90      AIK Comp                                                      23,741  06/30/08
    91
    92
    93
    94      Eckerd                                                        12,739  02/14/26
    95      The Food Sak/Subway                                            3,300  02/14/09
    96
   96.1
   96.2
    97
    98
    99      Atwood Oceanics                                               40,847  12/31/07
    100     Graphic Systems, Inc.                                         47,677  01/03/10
    101     Federal Express                                               39,075  10/31/07
    102     Eckerd                                                        13,813  09/24/23
    103     Eckerd                                                        13,183  11/15/22
    104     Eckerd                                                        10,908  12/06/25
    105     AG Edwards and Sons, Inc.                                      7,161  03/17/10
    106
    107
    108     Knight Publishing                                              9,000  10/31/04
    109     Crispers                                                       5,400  07/31/13
    110     Wood Stoves Etc., Inc.                                        45,792  10/31/13
    111
    112     Eckerd                                                        13,813  08/03/23
    113     B.D's Mongolian Barbeque                                       5,950  09/16/08
    114     Dell Equities LLC                                             18,000  04/30/05
    115     Hubbard Construction Company                                  25,257  06/30/09
    116     Walgreens                                                     14,490  09/07/28
    117     Shelton's                                                      4,150  10/31/05
    118
    119
    120     Guarded Networks, Inc                                          6,331  06/30/06
    121     Eckerd                                                        13,824  09/24/23
    122
    123     Sears, Roebuck & Co. (Ground Lease)                          121,310  02/28/22
    124
   124.1
   124.2
    125
    126     Clarks & Riggs Printing                                       30,150  01/31/11
    127     Ceridian                                                      30,946  12/31/09
    128     Cingular Wireless                                              2,500  07/31/07
    129     DnA Breads LLC                                                 4,800  06/01/13
    130
    131     Roarke Industries                                              8,106  08/31/04
    132     Valencia, Perez & Echeveste                                    6,287  04/30/08
    133
    134
    135     Winrock Animal Clinic                                          3,168  06/30/08
    136     American Baby Headware Co.                                    10,000  12/31/07
    137
    138
    139     Honey Tree Grill                                               3,600  03/19/13
    140     North Supply Company                                           7,950  04/04/04
    141
    142     Treadways Corporation                                         57,017  12/31/10
    143     Verizon Wireless                                               3,125  07/31/07
    144     Kroger                                                        54,500  07/31/17
    145     Belk, Inc.                                                    66,412  02/28/12
    146     Chick-Fil-A (Ground Lease)                                    43,950  12/31/17
    147     Food Pride                                                    31,260  06/26/16
    148
    149     Dr.  Ronald Casselberry                                        3,736  05/31/06
    150     Wells Fargo                                                    6,863  09/30/08
    151     Patrick Gay & Robert Dykes                                     4,000  11/30/05
    152     American Rag                                                  11,300  05/31/09
    153     Round Table Pizza                                              3,125  11/30/05
    154
    155     Textilease Medique                                             9,851  05/31/06
    156
    157     CNL Bank                                                       7,166  06/30/12
    158
   158.1    Pomodoro Restaurant                                            1,616  05/31/08
   158.2    Kitty B                                                        1,360  10/31/04
    159     Hao Bui                                                        3,876  02/01/05
    160
    161
    162
    163     Riverside Medical Clinic                                      10,471  05/31/08
    164
    165     CVS                                                           10,055  01/31/24
    166     Pick N' Save                                                  69,914  08/31/06
    167     Crispers, L.L.C.                                               5,520  11/06/11
    168
    169     Dollar Zone                                                    5,500  11/30/07
    170
    171     Kinko's                                                        7,500  04/30/06
    172     MSASNAL, Inc.                                                 12,517  11/30/03
    173
    174     Cardio Beat Fitness Center                                     2,750  04/30/04
    175     IKON                                                           8,047  03/31/06
    176     Federal Express                                               25,881  01/31/13
    177     Fromins of Santa Monica, Ltd.                                  5,500  12/31/13
    178     Amigos                                                         3,615  08/31/04
    179     J. Derek Tieken, D.D.S.                                        5,155  06/30/13
    180
    181
    182     Sabre Consulting                                               2,693  12/31/07
    183
    184

                                         2ND LARGEST TENANT
            -------------------------------------------------------------------------------------

                                                                                       LEASE
  LOAN #    2ND LARGEST TENANT                                            UNIT SIZE  EXPIRATION
  ------    ------------------                                            ---------  ----------
     1      Virgin Megastore                                                 28,695   01/31/13
     2
    2.1
    2.2
    2.3
    2.4
    2.5
     3      PricewaterhouseCoopers                                          179,105   04/30/05
     4      Aeltus Investment Management                                    121,370   02/28/12
     5
     6      Michaels                                                         35,333   01/31/11
     7
    7.1
    7.2
     8
    8.1
    8.2
     9
    9.1     Payless Shoe Source Inc.                                         13,103   03/31/07
    9.2     Pro-Cuts Franchise Corporation                                   12,929   02/28/06
    9.3     Endocrine Associates of Dallas, P.A.                             14,867   12/31/12
    9.4     South Texas Dental Association                                    7,515   12/31/05
    10
   10.1
   10.2
   10.3
    11      Bally's Total Fitness                                            24,747   12/31/06
    12      Altrio Communications, Inc.                                      46,552   08/14/07
    13
    14
    15
    16      Dominion Video Satellite                                         19,732   12/31/03
    17
    18      Novastar Mortgage, Inc.                                          33,371   09/30/10
    19      Northwest Georgia Gastroenterology                               11,574   08/01/05
    20
   20.1     Engine Control Systems                                           54,300   01/31/05
   20.2     Outdoor Technologies                                             37,000   04/14/04
   20.3
   20.4
   20.5
    21      Winn Dixie Stores, Inc.                                          35,000   12/10/06
    22      Hull Industries                                                  61,907   03/31/12
    23      Lofthouse Foods, Inc.                                           152,000   05/31/04
    24
    25
    26
    27      Golden Railings, Inc.                                            14,450   03/31/04
    28
    29      Saw Mill Tap Room                                                 6,000   08/31/13
    30      Old Navy                                                         22,135   08/31/06
    31
    32
   32.1
   32.2
   32.3
    33
    34      Crawfordsville Entertainment                                     25,539   10/31/16
    35
    36      Roop Sari                                                         7,418   08/28/06
    37      Coldwell Banker                                                   5,000   06/30/07
    38
    39
   39.1
   39.2
   39.3
   39.4
    40      McDonald's (Ground Lease)                                         4,200   11/30/11
    41      Office Depot                                                     24,960   04/30/08
    42      Dress Barn                                                        8,157   10/31/07
    43      Recreational Equipment, Inc.                                     26,925   05/31/13
    44      Petsmart, Inc.                                                   25,050   05/09/08
    45
    46
   46.1     Jani-King of Phoenix Inc.                                         6,605   12/31/04
   46.2     National Bank of Arizona                                          7,687   06/30/06
   46.3     Combs Law Group PC                                                5,156   01/31/06
    47      Execucenter                                                       9,411   12/31/05
    48
    49      Southwest Sports Medicine                                        13,752   04/30/04
    50      Nothing But Noodles                                               2,728   07/31/08
    51      Pinnacle Textile Industrial                                      30,429   04/30/08
    52
    53
   53.1     On-Site Sourcing                                                  8,269   02/14/08
   53.2     IKON Office Solutions                                             5,830   02/28/05
    54
    55      Tri City National Bank                                           20,680   03/31/06
    56
   56.1
   56.2
    57
    58
    59
    60
    61      Edchadas                                                          2,950   04/30/06
    62      Longs Drugs                                                      23,172   02/28/15
    63      Computer Sciences Corporation                                     7,554   02/28/06
    64
    65
    66      Schwartz's Intimate Apparel                                       5,021   09/30/05
    67      Europol Imports                                                   6,120   03/31/04
    68      Trader Joe's                                                     12,159   09/30/13
    69      Spectera Inc.                                                    22,024   10/31/05
    70      CEC Entertainment, Inc.                                          20,856   12/31/11
    71      Advance Auto                                                      7,000   12/31/04
    72
    73      Goodman and Mizrach                                               4,597   11/30/05
    74      Wallace Packaging                                                60,000   08/31/11
    75
    76
    77
    78      IMC Property Mgmt                                                 3,479   10/31/04
    79
    80      Marie Callenders                                                  6,700   01/25/21
    81
    82      Fashion Bug                                                       7,073   02/28/13
    83      Dunkin Donuts                                                     2,550   08/31/13
    84      Greg Groover                                                      7,531   09/30/05
    85
    86      Cecilia Williams                                                  3,704   05/31/08
    87      Curves For Women                                                  2,400   10/14/07
    88
    89      Leo's Coney Island                                                3,865   03/06/08
    90      IKON Office Solutions                                            20,587   03/31/07
    91
    92
    93
    94
    95      Forest Heights Veterinary Clinic, P.C.                            3,000   05/30/06
    96
   96.1
   96.2
    97
    98
    99      Harvest Natural Resources                                         8,603   09/14/04
    100     Imperial Pools, Inc.                                             25,177   01/31/08
    101     Sylva Engineering Corporation                                     8,633   04/30/04
    102
    103
    104
    105     Greenwood Properties, LP                                          6,114   02/01/18
    106
    107
    108     KeyPer Systems, Inc.                                              8,330   02/28/05
    109     Cellular Center                                                   2,102   07/31/08
    110
    111
    112
    113     The Men's Warehouse, Inc.                                         4,423   03/24/08
    114     Shalom International Corp                                        14,800   10/31/07
    115     Hornsby & Littman, P.A.                                           4,419   09/30/05
    116
    117     Snookies Bar & Grill                                              4,150   07/31/10
    118
    119
    120     Inflite Management                                                2,828   07/31/05
    121
    122
    123
    124
   124.1
   124.2
    125
    126     American Freight of Kentucky, Inc.                               27,530   09/30/05
    127
    128     Maxcom Inc. dba Realty Executives Orlando                         2,500   04/30/08
    129     Hollywood Tans                                                    2,950   12/31/07
    130
    131     Chicago Fence & Metal Works, Inc.                                 4,354   10/31/06
    132     Lee & Kim Restaurant                                              2,469   11/30/07
    133
    134
    135     Urban Retreat of Houston                                          3,104   07/31/04
    136     Cool Collection Sportswear, Inc.                                  9,500   09/30/11
    137
    138
    139     Wolverine Tan D/B/A Island Sun                                    2,200   02/28/08
    140     Centex Home Team Services                                         5,400   05/17/06
    141
    142
    143     Alpha Graphics                                                    2,398   06/30/08
    144
    145
    146     Starbucks Corporation                                             1,535   03/31/13
    147     Movie Gallery                                                     5,980   07/31/07
    148
    149     University Hospitals                                              1,836   05/31/05
    150     Club Car of the Desert                                            3,000   01/24/06
    151     U.S. Government                                                   3,960   06/14/05
    152     Not so Far East                                                  11,000   08/31/05
    153     Home Video                                                        2,207   10/31/08
    154
    155     S&S Construction                                                  9,833   05/15/08
    156
    157     Tom Mullins, Agent, State Farm                                    1,870   01/31/06
    158
   158.1    Sprazzo Cuisine                                                   1,600   12/31/06
   158.2    Raphael O                                                           680   05/31/05
    159     Fullerton HS District                                             3,411   12/31/03
    160
    161
    162
    163     Citrus Valley Urgent Care                                         5,210   01/31/07
    164
    165
    166
    167     Payless Shoe Source Inc.                                          2,944   08/14/11
    168
    169     Denim Depot                                                       2,950   04/30/07
    170
    171     Blockbuster                                                       6,000   01/31/08
    172     United Parcel Service                                             9,100   01/31/05
    173
    174     Fantastic Burger                                                  2,550   09/30/10
    175     T. Parker Host                                                    5,459   02/28/08
    176
    177     Spruce Cleaners                                                   1,320   04/06/09
    178     Elite Electric                                                    2,496   10/31/03
    179     University of Texas Medical Branch at Galveston                   5,050   08/10/04
    180
    181
    182     Starbucks Corporation                                             2,257   07/31/10
    183
    184

                                3RD LARGEST TENANT
            ----------------------------------------------------------------------

                                                                        LEASE
  LOAN #    3RD LARGEST TENANT                             UNIT SIZE  EXPIRATION
  ------    ------------------                             ---------  ----------
     1      Niketown                                          27,693   01/31/08
     2
    2.1
    2.2
    2.3
    2.4
    2.5
     3      Sullivan & Worcester                             105,840   12/31/11
     4      The Advest Group                                 105,745   12/31/10
     5
     6      Circuit City                                      33,000   01/31/17
     7
    7.1
    7.2
     8
    8.1
    8.2
     9
    9.1     Federated Mutual Insurance                        11,926   05/31/04
    9.2     The Bank of Texas                                 10,568   08/31/05
    9.3     NJZ Medical Associates, PA                        11,899   04/15/10
    9.4     Man Tech Environmental Corp.                       5,955   10/14/05
    10
   10.1
   10.2
   10.3
    11      Kimco Staffing                                     5,300   12/20/08
    12      Los Angeles Unified School District               34,848   12/30/11
    13
    14
    15
    16      Inovo                                             17,100   02/14/08
    17
    18      Kaiser Foundation                                 19,096   12/31/06
    19      East Cobb Cardiology                               7,941   01/01/08
    20
   20.1
   20.2     Sierra Tansportation                              18,800   09/30/08
   20.3
   20.4
   20.5
    21      New China Buffet                                  14,054   06/30/12
    22      MAAX KSD                                          54,970   06/30/10
    23      Utah Stamping                                    100,800   12/31/05
    24
    25
    26
    27      Axiohm Transaction Solutions                      14,400   02/28/04
    28
    29      Dollar Tree                                        6,000   07/31/13
    30      David's Bridal                                    10,125   01/31/13
    31
    32
   32.1
   32.2
   32.3
    33
    34      Thrifty Wholesale Supply                          19,266   08/30/13
    35
    36      Outfit Outlet                                      7,327   10/25/07
    37      Cafe Portabello                                    3,528   07/31/08
    38
    39
   39.1
   39.2
   39.3
   39.4
    40      Liberty Bank                                       3,600   11/30/11
    41      PetsMart                                          24,928   01/31/09
    42      Chili's (Ground Lease)                             6,150   02/28/17
    43
    44      Pic N' Save                                       25,000   01/31/10
    45
    46
   46.1     Ollsson Associates                                 5,604   12/31/08
   46.2     Legacy Home Mortgage Inc.                          5,066   01/31/05
   46.3     United States Senator Jon Ky                       4,436   01/02/05
    47      NRK of New Jersey                                  3,994   01/31/07
    48
    49      Fort Bend Surgery                                  5,704   12/31/08
    50      Your Dollar Store                                  2,640   08/31/08
    51      JJ Keating                                        30,001   04/30/08
    52
    53
   53.1     Innovative Housing                                 3,711   07/31/04
   53.2     NRT Commercial, Inc.                               5,830   05/31/08
    54
    55      Tri City Hardware                                 14,258   12/31/05
    56
   56.1
   56.2
    57
    58
    59
    60
    61      Merry Maids                                        2,730   02/28/06
    62      Andrew & Patricia Gutierrez                        4,000   05/31/07
    63      Progressive Casualty Insurance                     7,537   02/28/06
    64
    65
    66      Harris Trust & Savings Bank                        4,600   03/31/06
    67      BDG International                                  4,935   09/30/04
    68      Prudential California Realty                       6,258   12/31/09
    69      Constellation Energy Source, Inc.                 10,974   04/30/07
    70      Skeffington's Furniture                            6,084   05/31/04
    71      Dollar Store Plus                                  3,900   06/01/06
    72
    73      Empire State College                               3,270   07/16/10
    74
    75
    76
    77
    78      Common Knowledge                                   2,978   03/31/06
    79
    80      Pocketful of Treasures                             2,615   11/30/03
    81
    82      Hollywood Video                                    7,011   11/19/12
    83      Hollywood Tan                                      2,550   01/31/09
    84      Interiors Market                                   6,479   10/31/04
    85
    86      Payless Shoesource                                 3,080   11/30/11
    87      Scorpio Italian Restaurant                         2,000   12/09/07
    88
    89      7-Eleven, Inc.                                     3,200   12/15/17
    90      Hewlett-Packard Company                            2,300   12/31/07
    91
    92
    93
    94
    95      Leonardo's Pizzeria                                3,000   03/31/06
    96
   96.1
   96.2
    97
    98
    99      Krenek & Paquette Law Offices                      2,493   08/31/04
    100
    101     Johnston, George, Breslau, Inc.                    4,669   04/30/05
    102
    103
    104
    105     Stewart Title Co.                                  5,895   03/17/07
    106
    107
    108     Garden of Faith Assemblies, Inc.                   8,062   09/30/08
    109     Dollar Store Express                               2,034   08/31/08
    110
    111
    112
    113     Einstein/Noah Bagels                               2,533   11/28/07
    114     Fortune Fabrics International, Ltd.                6,000   05/31/06
    115     Marc Irwin Sharfman, M.D., P.A.                    2,942   02/28/06
    116
    117     Texadelphia Restaurant                             2,650   06/30/11
    118
    119
    120     Ulises Guzman, DDS, PA                             1,430   07/31/10
    121
    122
    123
    124
   124.1
   124.2
    125
    126     The Kenney Corp                                   21,760   02/28/06
    127
    128     Magic Nails of Central Florida                     1,600   04/30/08
    129     Nextel Retail Stores                               1,920   12/08/07
    130
    131     Corporate Image of Illinois                        4,000   02/28/05
    132     Carolyn Chu                                        2,463   07/31/04
    133
    134
    135     Pilgrim Cleaners                                   3,088   08/31/07
    136     Lydell Jewelry Design Studio                       5,000   12/31/03
    137
    138
    139     N.M.J.J. Inc. D/B/A Rio Wraps                      1,980   02/28/08
    140     Midds, Inc                                         4,500   07/31/06
    141
    142
    143     Batteries Plus                                     1,708   06/30/08
    144
    145
    146     MRH Retail Inc.                                    1,450   03/31/08
    147     Thrifty White Drug                                 1,987   06/30/06
    148
    149     Cuyahoga Physicians Network                        1,750   02/28/06
    150     Wolfgangs Bistro                                   1,863   10/14/13
    151     Hadden's Flowers                                   3,000   01/31/04
    152
    153     Escoto Music Center                                2,072   05/31/06
    154
    155     Evaporative Controls                               5,250   02/28/07
    156
    157     American Golf Outlet, Inc.                           840   10/17/08
    158
   158.1    Delphi Greek Cuisine                               1,513   02/29/04
   158.2    Roni's Diner                                         680   08/31/07
    159     Iglesia De Dios                                    3,411   07/01/04
    160
    161
    162
    163
    164
    165
    166
    167     Clean Cleaners                                     1,748   09/30/11
    168
    169     El Pollo Loco (Ground Lease)                       2,457   10/10/21
    170
    171     Whole Foods                                        5,156   01/31/11
    172     Louisville Industrial                              7,800   07/31/05
    173
    174     7-Eleven                                           2,500   04/30/06
    175     Old Dominioin Trust                                3,069   12/31/05
    176
    177     Supercuts, Inc.                                    1,320   12/31/13
    178     Seven Eleven                                       2,400   09/30/05
    179     Frank J. Fasullo, Jr.,M.D.                         1,675   02/28/08
    180
    181
    182     Oxford Pointe OB-GYN                               1,980   03/01/05
    183
    184

                             FOOTNOTES TO ANNEX A-1

(1) With respect to The Forum Shops (Loan Number 1) and North Gratiot Crossing (Loan Number 71), the respective Appraised Values are reflective of future stabilized values as defined in the respective appraisals.

(2) With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR, Current LTV and Maturity LTV are calculated on an aggregate basis.

(3) With regard to The Forum Shops (Loan Number 1) and One Post Office Square (Loan Number 3), the following fields were calculated using the aggregate Current Balance($) for the entire senior component (pooled and non-pooled):
     (i) Current LTV %, (ii) Current Balance per Unit ($), (iii) Maturity LTV %, and (iv) UW DSCR.

(4) For Mortgage Loans secured by multiple Mortgaged Properties, each Mortgage Loan's Current Balance is allocated to the respective Mortgaged Properties based on the Mortgage Loan documentation or the Mortgage Loan Seller's determination of the appropriate allocation.

(5) Each number identifies a group of cross collateralized, cross defaulted mortgaged loans.

(6)  Each number identifies a group of related borrowers.

(7) For each Mortgage Loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin Fee").

(8) The Monthly Debt Service for Loan Number 20 (interest-only loan), was calculated as 1/12th of the product of (i) the Current Balance, (ii) the Interest Rate and (iii) 365/360.

(9) With respect to One Post Office Square (Loan Number 3) and The Shops at Forum (Loan Number 1), please refer to Annex D and Annex C, respectively, for their complete amortization schedule.

(10) Annual Debt Service is calculated by multiplying the monthly debt service by 12.

(11) For Mortgage Loans with an I/O component, the I/O Period reflects the initial interest only period as of the respective Note Date of the Mortgage Loan.

(12) For ARD Loans, the related Anticipated Repayment Date.

(13) For ARD Loans, calculated as of the related Anticipated Repayment Date.

(14) The "L" component of the prepayment provision represents remaining lockout payments.

     The Forum Shops (Loan Number 1) allows for defeasance the earlier of 3 years from the Note Date or the date that is 2 years from the securitization of the last component of the Loan. The lockout period and defeasance period will vary depending on when the A-2 or the A-3 components are securitized.

(15) The UW DSCR for the One Post Office Square (Loan Number 3) and The Forum Shops (Loan Number 1) was calculated based on the first principal and interest payment made into the trust during the term of the loan.

(16) Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(17) Represents the monthly amounts required to be deposited by the borrower. The amount required to be deposited in such account may be capped pursuant to the loan documents.

                                     A-1-4

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                                                                       ANNEX A-2

                                                      CUT-OFF DATE BALANCES

                                                                                         WEIGHTED AVERAGES
                                                                     ------------------------------------------------------------

                                           AGGREGATE        % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
                              MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
CUT-OFF DATE BALANCES          LOANS        BALANCE        BALANCE       RATE      (MOS.)(1)      DSCR      RATIO   MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------
$1,143,917 - $2,999,999           63        $135,071,909         9.7%      5.8590%    135        1.57x         64.3%        42.3%
$3,000,000 - $3,999,999           29          98,400,418         7.1       5.8416     124        1.54x         68.6         51.4
$4,000,000 - $4,999,999           20          88,687,805         6.4       5.6012     125        1.40x         73.9         50.6
$5,000,000 - $6,999,999           29         174,788,933        12.6       5.6823     141        1.69x         67.9         44.5
$7,000,000 - $9,999,999           14         118,211,983         8.5       5.7829     148        1.51x         67.4         40.2
$10,000,000 - $14,999,999         16         195,316,192        14.1       5.4819     124        1.59x         70.1         48.5
$15,000,000 - $24,999,999          6         124,620,867         9.0       6.0110     111        1.38x         71.6         61.2
$25,000,000 - $49,999,999          3         122,182,118         8.8       5.3779      91        1.47x         71.8         60.1
$50,000,000 - $155,000,000         4         330,279,112        23.8       5.2095      97        2.01x         55.6         49.6

                             ----------------------------------------------------------------------------------------------------
TOTAL:                           184      $1,387,559,337       100.0%      5.5762%     119       1.65x         66.0%        49.5%
                             ====================================================================================================

----------
(1) For ARD loans, the respective Anticipated Repayment Date.

                                                            MORTGAGE RATES

                                                                                         WEIGHTED AVERAGES
                                                                     ------------------------------------------------------------

                                           AGGREGATE        % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
                              MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
MORTGAGE RATES                 LOANS        BALANCE        BALANCE       RATE      (MOS.)(1)      DSCR      RATIO   MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------
4.2500% - 4.9999%                12      $232,468,597        16.8%      4.7099%        81        2.06x      53.8%        48.7%
5.0000% - 5.4999%                40       399,658,869        28.8       5.3100        120        1.77x      61.2         43.4
5.5000% - 5.9999%                72       446,411,119        32.2       5.7780        126        1.52x      72.2         53.3
6.0000% - 6.4999%                47       231,076,203        16.7       6.1465        138        1.34x      74.2         52.8
6.5000% - 6.8000%                13        77,944,550         5.6       6.6778        130        1.45x      67.6         50.9

                             ----------------------------------------------------------------------------------------------------
TOTAL:                          184    $1,387,559,337       100.0%      5.5762%       119        1.65x      66.0%        49.5%
                             ====================================================================================================

----------
(1) For ARD loans, the respective Anticipated Repayment Date.


                                          ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                         WEIGHTED AVERAGES
                                                                     ------------------------------------------------------------

                                           AGGREGATE        % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
ORIGINAL TERM TO              MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
MATURITY IN MONTHS(1)          LOANS        BALANCE        BALANCE       RATE      (MOS.)(1)      DSCR      RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------------
60 - 84                          26     $439,990,442        31.7%       5.1074%        77        1.78x       62.9%     56.3%
85 - 120                        117      719,015,908        51.8        5.8070        118        1.58x       69.5      57.9
121 - 240                        41      228,552,988        16.5        5.7524        202        1.62x       61.0       9.5

                             --------------------------------------------------------------------------------------------------
TOTAL:                          184   $1,387,559,337       100.0%       5.5762%       119        1.65x       66.0%     49.5%
                             ==================================================================================================

----------
(1) For ARD loans, the respective Anticipated Repayment Date.

                                     A-2-1

                                     REMAINING TERM TO MATURITY IN MONTHS

                                                                                        WEIGHTED AVERAGES
                                                                     ----------------------------------------------------------

                                           AGGREGATE        % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
REMAINING TERM TO             MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
MATURITY IN MONTHS(1)          LOANS        BALANCE        BALANCE       RATE      (MOS.)(1)      DSCR      RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------------
53 - 84                          26     $439,990,442        31.7%        5.1074%       77        1.78x       62.9%     56.3%
85 - 120                        118      735,175,824        53.0         5.8233       118        1.57x       69.5      57.9
121 - 240                        40      212,393,072        15.3         5.6917       209        1.65x       60.4       6.1

                             --------------------------------------------------------------------------------------------------
TOTAL:                          184   $1,387,559,337       100.0%        5.5762%      119        1.65x       66.0%     49.5%
                             ==================================================================================================

----------
(1) For ARD loans, the respective Anticipated Repayment Date.

                                                ORIGINAL AMORTIZATION TERM IN MONTHS(1)

                                                                                        WEIGHTED AVERAGES
                                                                     ------------------------------------------------------------

                                           AGGREGATE        % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
ORIGINAL AMORTIZATION         MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
TERM IN MONTHS(2)              LOANS        BALANCE        BALANCE       RATE      (MOS.)(2)      DSCR      RATIO   MATURITY(2)
---------------------------------------------------------------------------------------------------------------------------------
120 - 180                         9      $42,357,990         3.1%      5.4995%        175        1.38x       54.9%       0.6%
181 - 240                        34      209,685,188        15.2       5.6100         182        1.53x       62.3       16.3
241 - 300                        44      193,321,075        14.1       5.8614         114        1.40x       70.5       54.4
301 - 330                         2       69,559,416         5.1       5.4624         114        1.46x       74.7       63.9
331 - 360                        94      860,235,667        62.6       5.5201         103        1.76x       65.6       57.4

                             ----------------------------------------------------------------------------------------------------
TOTAL:                          183   $1,375,159,337       100.0%      5.5782%        119        1.65x       66.0%      49.3%
                             ====================================================================================================

----------
(1) Does not include the mortgage loans that are interest-only for thier entire term.
(2) For ARD loans, the respective Anticipated Repayment Date.

                                          REMAINING AMORTIZATION TERM IN MONTHS(1)

                                                                         WEIGHTED AVERAGES
                                                                     -----------------------------------------------------------

                                           AGGREGATE        % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
REMAINING AMORTIZATION        MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
TERM IN MONTHS(2)              LOANS        BALANCE        BALANCE       RATE      (MOS.)(2)      DSCR      RATIO   MATURITY(2)
--------------------------------------------------------------------------------------------------------------------------------
115 - 180                         9      $42,357,990        3.1%      5.4995%         175        1.38x       54.9%      0.6%
181 - 240                        34      209,685,188        15.2       5.6100         182        1.53x        62.3      16.3
241 - 300                        44      193,321,075        14.1       5.8614         114        1.40x        70.5      54.4
301 - 330                         2       69,559,416         5.1       5.4624         114        1.46x        74.7      63.9
331 - 360                        94      860,235,667        62.6       5.5201         103        1.76x        65.6      57.4

                             ---------------------------------------------------------------------------------------------------
TOTAL:                          183   $1,375,159,337      100.0%      5.5782%         119        1.65x       66.0%     49.3%
                             ===================================================================================================

----------
(1) Does not include the mortgage loans that are interest-only for thier entire term.
(2)  For ARD loans, the respective Anticipated Repayment Date.

                                     A-2-2

                                                            AMORTIZATION TYPES

                                                                                      WEIGHTED AVERAGES
                                                                     -----------------------------------------------------------

                                           AGGREGATE        % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
                              MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
AMORTIZATION TYPES             LOANS        BALANCE        BALANCE       RATE      (MOS.)(1)      DSCR      RATIO   MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------------
Balloon Loans(2)                113     $562,698,043        40.6%      5.6863%        109        1.60x        69.8%     57.6%
Partial Interest-Only             8      340,051,120        24.5       5.1741          99        1.96x        56.1      49.7
ARD Loans                        26      289,719,421        20.9       5.8006         103        1.47x        73.6      63.0
Fully Amortizing                 36      182,690,753        13.2       5.6448         214        1.50x        60.2       1.1
Interest Only(3)                  1       12,400,000         0.9       5.3500          53        1.87x        70.7      70.7

                             ---------------------------------------------------------------------------------------------------
TOTAL:                          184   $1,387,559,337       100.0%      5.5762%        119        1.65x        66.0%     49.5%
                             ===================================================================================================

----------
(1)  For ARD loans, the respective Anticipated Repayment Date.
(2) Excludes the mortgage loans with Anticipated Repayment Dates, mortgage loans which pay interest-only for a portion of their term and the mortgage loans that pay interest-only to maturity.
(3) The mortgage loans provides for monthly payments of interest-only for the entire term of the mortgage loans and the payment of the entire principal amount of the mortgage loans at maturity.

                                        UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                       WEIGHTED AVERAGES
                                                                     -----------------------------------------------------------

UNDERWRITTEN                               AGGREGATE        % OF                     STATED                CUT-OFF
CASH FLOW                    NUMBER OF      CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
DEBT SERVICE                  MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
COVERAGE RATIOS                LOANS        BALANCE        BALANCE       RATE      (MOS.)(1)      DSCR      RATIO   MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------------
Less than 1.20x                   1       $6,975,413         0.5%      5.7500%        179        1.18x        58.1%      0.7%
1.20x - 1.29x                    31      161,364,136        11.6       6.0421         167        1.25x        72.4      33.0
1.30x - 1.39x                    40      258,816,012        18.7       5.9675         130        1.34x        75.7      58.5
1.40x - 1.49x                    43      313,095,255        22.6       5.6826         109        1.44x        72.7      60.2
1.50x - 1.59x                    21      148,669,551        10.7       5.1749          86        1.56x        68.7      56.9
1.60x - 1.69x                    14      130,208,120         9.4       5.6949          90        1.65x        71.0      62.7
1.70x - 1.99x                    19      102,420,701         7.4       5.4677         161        1.77x        59.5      26.6
2.00x - 2.99x                    11      243,323,300        17.5       4.9805         102        2.27x        45.0      38.8
3.00x - 7.67x                     4       22,686,849         1.6       5.1016         134        4.50x        26.3      21.4

                             ---------------------------------------------------------------------------------------------------
TOTAL:                          184   $1,387,559,337       100.0%      5.5762%        119        1.65x        66.0%     49.5%
                             ===================================================================================================

----------
(1) For ARD loans, the respective Anticipated Repayment Date.

                                                         CUT-OFF DATE LTV RATIOS

                                                                                          WEIGHTED AVERAGES
                                                                     -----------------------------------------------------------

                                           AGGREGATE        % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
CUT-OFF DATE                  MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
LTV RATIOS                     LOANS        BALANCE        BALANCE       RATE      (MOS.)(1)      DSCR      RATIO   MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------------
9.8% - 49.9%                     22     $289,739,968        20.9%      5.0438%        111        2.38x        43.7%     35.1%
50.0% - 59.9%                    16       94,516,613         6.8       5.3884         170        1.58x        55.0      15.2
60.0% - 64.9%                    20      125,379,845         9.0       5.7807         111        1.53x        62.6      45.4
65.0% - 69.9%                    21      120,843,970         8.7       5.9092         145        1.43x        67.8      41.7
70.0% - 74.9%                    44      327,914,329        23.6       5.7675         113        1.48x        73.5      57.9
75.0% - 79.9%                    61      429,164,612        30.9       5.6772         112        1.39x        78.2      63.6

                             ---------------------------------------------------------------------------------------------------
TOTAL:                          184   $1,387,559,337       100.0%      5.5762%        119        1.65x        66.0%     49.5%
                             ===================================================================================================

----------
(1) For ARD loans, the respective Anticipated Repayment Date.

                                     A-2-3

                                                 MATURITY DATE LTV RATIOS(1)(2)

                                                                                         WEIGHTED AVERAGES
                                                                     -----------------------------------------------------------

                                           AGGREGATE        % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
MATURITY DATE                 MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
LTV RATIOS                     LOANS        BALANCE        BALANCE       RATE      (MOS.)(1)      DSCR      RATIO   MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------------
7.1% - 29.9%                       4      $13,207,413         1.1%      5.2666%       145        5.49x        17.5%     14.0%
30.0% - 49.9%                     27      367,053,766        30.5       5.1914        102        2.02x        51.1      42.3
50.0% - 59.9%                     34      175,846,277        14.6       5.9588        111        1.47x        68.5      55.4
60.0% - 64.9%                     36      208,808,566        17.3       5.8356        118        1.43x        74.7      62.8
65.0% - 69.9%                     37      327,901,769        27.2       5.7487        102        1.45x        76.9      66.7
70.0% - 75.1%                     10      112,050,794         9.3       5.1720         76        1.50x        77.8      71.1

                             ---------------------------------------------------------------------------------------------------
TOTAL:                           148   $1,204,868,584       100.0%      5.5658%       104        1.67x        66.9%     56.8%
                             ===================================================================================================

----------
(1) For ARD loans, the respective Anticipated Repayment Date.
(2) Excludes fully amortizing mortgage loans.


                                      TYPE OF MORTGAGED PROPERTIES(1)

                                                                              WEIGHTED AVERAGES
                                                                     -------------------------------------

                                           AGGREGATE        % OF                    CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                    DATE
                              MORTGAGE        DATE          POOL          UW          LTV
PROPERTY TYPE                PROPERTIES     BALANCE        BALANCE       DSCR        RATIO     OCCUPANCY
----------------------------------------------------------------------------------------------------------
RETAIL
   Anchored                      33     $375,113,197        27.0%       1.71x          61.6%      97.4%
   Unanchored                    34      114,027,679         8.2        1.48x          70.5       95.3
                             -----------------------------------------------------------------------------
SUBTOTAL                         67     $489,140,875        35.3%       1.66x          63.7%      96.9%

OFFICE
   Suburban                      35     $183,093,335        13.2%       1.43x          70.6%      95.0%
   CBD                            9      145,121,250        10.5        2.06x          57.7       92.1
                             -----------------------------------------------------------------------------
SUBTOTAL                         44     $328,214,585        23.7%       1.71x          64.9%      93.7%

MULTIFAMILY
   Garden                        47     $247,887,364        17.9%       1.51x          70.1%      95.0%
   Co-op                          2       16,963,527         1.2        4.67x          27.9       99.4
   Mid/High Rise                  1        1,897,387         0.1        1.20x          63.7       93.4
                             -----------------------------------------------------------------------------
SUBTOTAL                         50     $266,748,277        19.2%       1.71x          67.4%      95.3%

MANUFACTURED HOUSING             17     $155,222,834        11.2%       1.55x          68.9%      96.8%

INDUSTRIAL
   Warehouse/Distribution        15      $62,476,684         4.5%       1.51x          67.4%      99.0%
   Flex                           9       57,326,865         4.1        1.51x          74.4       94.8
                             -----------------------------------------------------------------------------
SUBTOTAL                         24     $119,803,549         8.6%       1.51x          70.8%      97.0%

SELF STORAGE                      6      $14,960,091         1.1%       1.39x          65.1%      88.9%

MIXED USE                         3      $13,469,125         1.0%       1.38x          72.6%      83.5%

                             -----------------------------------------------------------------------------
TOTAL                           211   $1,387,559,337       100.0%       1.65x          66.0%      95.6%
                             =============================================================================

----------
(1) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.


                                     A-2-4

                                                   MORTGAGED PROPERTIES BY STATE(1)

                                                                                         WEIGHTED AVERAGES
                                                                     -----------------------------------------------------------

                                           AGGREGATE        % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
                              MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
STATE                        PROPERTIES     BALANCE        BALANCE       RATE      (MOS.)(2)      DSCR      RATIO   MATURITY(2)
-------------------------------------------------------------------------------------------------------------------------------
Nevada                             8     $172,367,221        12.4%      4.8584%        84        2.15x       48.3%     44.1%
Texas                             32      165,790,799        11.9       5.5559        111        1.42x       72.7      56.2
Florida                           23      156,601,833        11.3       5.6695         95        1.55x       68.9      57.6
California                        29      118,116,583         8.5       5.8500        135        1.43x       67.5      46.7
New York                          17       80,890,549         5.8       5.7216        129        2.30x       57.2      44.5
Massachusettes                     2       69,750,000         5.0       5.4557        110        2.32x       47.0      41.6
Virginia                           5       66,091,874         4.8       5.9664        128        1.33x       78.2      60.9
Kentucky                          14       63,123,677         4.5       5.1565        166        1.63x       59.8      20.0
Connecticut                        2       57,890,375         4.2       5.8531         86        1.68x       72.9      65.4
Michigan                          11       53,948,104         3.9       5.6081        118        1.51x       72.4      60.1
Colorado                           3       43,511,298         3.1       5.6660        123        1.45x       74.3      62.0
Arizona                            9       34,398,437         2.5       5.8157        130        1.44x       66.8      48.2
Maryland                           6       30,562,792         2.2       5.7610        162        1.37x       76.2      37.2
Illinois                           5       25,256,417         1.8       5.4481        108        1.46x       75.9      64.2
New Jersey                         4       21,920,667         1.6       5.7124        164        1.65x       62.7      31.3
Georgia                            4       19,758,944         1.4       5.7353        108        1.41x       77.1      57.2
Ohio                               4       19,330,011         1.4       5.7515        153        1.36x       77.9      45.2
South Carolina                     2       18,659,040         1.3       5.5220        107        1.41x       79.9      68.7
Pennsylvania                       2       18,370,553         1.3       5.6399        104        1.46x       78.7      67.9
Indiana                            3       16,423,920         1.2       6.0461        139        1.24x       77.4      51.8
South Dakota                       1       16,159,916         1.2       6.5500        119        1.26x       68.8      54.2
Utah                               2       16,104,832         1.2       5.6252        194        1.42x       58.7       1.0
Oregon                             3       15,723,948         1.1       6.0020        146        1.34x       72.9      48.4
North Carolina                     3       14,701,291         1.1       5.5916        191        1.38x       71.3      19.2
Wisconsin                          4       12,391,149         0.9       5.7061        117        1.42x       61.6      43.2
North Dakota                       1        9,981,674         0.7       5.9900        118        1.33x       79.0      67.1
New Mexico                         1        7,373,256         0.5       4.8100        117        2.31x       46.1      37.8
Kansas                             1        6,885,272         0.5       5.8800        237        1.32x       68.9       1.6
Oklahoma                           1        6,370,286         0.5       5.1600        238        2.49x       39.6       0.7
Tennessee                          2        5,476,365         0.4       6.0045        161        1.30x       75.7      44.1
Alabama                            1        4,350,157         0.3       5.5000        117        1.48x       76.7      58.6
New Hampshire                      1        4,191,829         0.3       5.7200        118        1.34x       79.5      67.0
Missouri                           1        3,308,027         0.2       5.4600        115        1.42x       76.0      63.8
Washington                         1        3,281,288         0.2       5.8000        116        1.32x       74.6      57.7
Idaho                              1        3,097,115         0.2       6.3500        119        1.45x       67.2      57.6
District of Columbia               1        2,892,187         0.2       5.2000         58        1.45x       74.1      67.4
Nebraska                           1        2,507,655         0.2       5.7600         82        1.38x       79.9      72.0

                             --------------------------------------------------------------------------------------------------
TOTAL:                           211   $1,387,559,337       100.0%      5.5762%       119        1.65x       66.0%     49.5%
                             ==================================================================================================

----------
(1) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2)  For ARD loans, the respective Anticipated Repayment Date.


                                     A-2-5

                                                 CURRENT OCCUPANCY RATES (1),(2)

                                                                                          WEIGHTED AVERAGES
                                                                     ----------------------------------------------------------

                                           AGGREGATE        % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
CURRENT                       MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
OCCUPANCY RATES              PROPERTIES     BALANCE        BALANCE       RATE      (MOS.)(3)      DSCR      RATIO   MATURITY(3)
-------------------------------------------------------------------------------------------------------------------------------
55.1 - 75.0                       1       $1,221,452         0.1%      5.6400%        178        1.25x       49.9%      0.6%
75.1 - 85.0                      11       42,167,763         3.0       5.5729         104        1.57x       68.8      57.8
85.1 - 90.0                      23      131,257,372         9.5       5.6228         134        1.45x       71.3      47.1
90.1 - 95.0                      43      315,997,001        22.8       5.5639         109        1.74x       66.8      54.8
95.1 - 100.0                    133      896,915,750        64.6       5.5737         120        1.65x       64.8      47.6

                             --------------------------------------------------------------------------------------------------
TOTAL:                          211   $1,387,559,337       100.0%      5.5762%        119        1.65x       66.0%     49.5%
                             ==================================================================================================

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrwers as of the dates set forth on Annex A-1 to this prospectus supplement.
(2) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)  For ARD loans, the respective Anticipated Repayment Date.

                                                     YEARS BUILT/RENOVATED(1),(2)

                                                                                         WEIGHTED AVERAGES
                                                                     -----------------------------------------------------------

                                           AGGREGATE        % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
YEARS                         MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
BUILT/RENOVATED              PROPERTIES     BALANCE        BALANCE       RATE      (MOS.)(3)      DSCR      RATIO   MATURITY(3)
-------------------------------------------------------------------------------------------------------------------------------
1946 - 1959                       6      $83,277,813         6.0%      5.4660%        101        1.98x       59.1%     47.0%
1960 - 1969                       8       21,373,165         1.5       5.8642         151        1.50x       66.6      42.9
1970 - 1979                      23      100,258,058         7.2       5.5496         115        1.56x       69.5      56.0
1980 - 1989                      39      277,777,533        20.0       5.3499         115        1.76x       63.5      48.6
1990 - 1999                      54      282,495,503        20.4       5.7988         122        1.46x       70.1      51.7
2000 - 2003                      81      622,377,266        44.9       5.5852         121        1.66x       65.6      48.3

                             --------------------------------------------------------------------------------------------------
TOTAL:                          211   $1,387,559,337       100.0%      5.5762%        119        1.65x       66.0%     49.5%
                             ==================================================================================================

----------
(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent recent renovation date with respect to each Mortgaged Property.
(2) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)  For ARD loans, the respective Anticipated Repayment Date.

                                                          PREPAYMENT PROTECTION

                                                                                         WEIGHTED AVERAGES
                                                                     -----------------------------------------------------------

                                           AGGREGATE        % OF                     STATED                CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
                              MORTGAGE        DATE          POOL       MORTGAGE       TERM         UW        LTV         AT
PREPAYMENT PROTECTION          LOANS        BALANCE        BALANCE       RATE      (MOS.)(1)      DSCR      RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------------
Defeasance                      176   $1,358,472,220        97.9%      5.5644%        119        1.65x       66.0%     49.3%
Yield Maintenance                 8       29,087,118         2.1       6.1244         119        1.56x       65.1      54.2

                             --------------------------------------------------------------------------------------------------
TOTAL:                          184   $1,387,559,337       100.0%      5.5762%        119        1.65x       66.0%     49.5%
                             ==================================================================================================

----------
(1) For ARD loans, the respective Anticipated Repayment Date.



                                     A-2-6

                                        CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                        -----------------------------------------------------------

                                           AGGREGATE          % OF                     STATED                 CUT-OFF
                             NUMBER OF      CUT-OFF         INITIAL                  REMAINING                 DATE     LTV RATIO
                              MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE       TERM         UW         LTV         AT
CUT-OFF DATE BALANCES          LOANS        BALANCE         BALANCE        RATE      (MOS.)(1)      DSCR       RATIO   MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------
$1,143,917 - $2,999,999          48     $104,077,772           10.4%     5.8518%        129         1.59x       64.4%     43.5%
$3,000,000 - $3,999,999          22       74,156,456            7.4      5.9799         127         1.55x       68.0      50.8
$4,000,000 - $4,999,999          13       58,067,320            5.8      5.7012         133         1.42x       73.3      47.8
$5,000,000 - $6,999,999          22      131,399,645           13.2      5.7783         146         1.71x       67.7      42.1
$7,000,000 - $9,999,999          10       82,019,586            8.2      5.9427         126         1.47x       71.7      52.6
$10,000,000 - $14,999,999        11      134,057,114           13.4      5.5804         128         1.62x       68.6      45.2
$15,000,000 - $24,999,999         5       99,920,867           10.0      6.0434         109         1.40x       69.6      58.9
$25,000,000 - $49,999,999         1       46,914,387            4.7      6.0170         118         1.32x       79.5      67.6
$50,000,000 - $155,000,000        3      266,902,992           26.8      5.1434          91         2.15x       51.0      46.3

                             -----------------------------------------------------------------------------------------------------
TOTAL:                          135     $997,516,139          100.0%     5.6513%        118         1.70x       64.4%     48.5%
                             =====================================================================================================

----------
(1) For ARD loans, the respective Anticipated Repayment Date.

                                          MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                        ----------------------------------------------------------

                                           AGGREGATE          % OF                     STATED                 CUT-OFF
                             NUMBER OF      CUT-OFF         INITIAL                  REMAINING                 DATE     LTV RATIO
                              MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE       TERM         UW         LTV         AT
MORTGAGE RATES                 LOANS        BALANCE         BALANCE        RATE      (MOS.)(1)      DSCR       RATIO   MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------
4.4200% - 4.9999%                 7     $178,848,881           17.9%     4.7754%         86         2.21x       47.2%     42.9%
5.0000% - 5.4999%                22      195,427,592           19.6      5.2909         113         1.94x       57.3      43.1
5.5000% - 5.9999%                55      343,393,238           34.4      5.7960         126         1.58x       70.6      51.1
6.0000% - 6.4999%                38      201,901,878           20.2      6.1336         136         1.34x       74.8      53.3
6.5000% - 6.8000%                13       77,944,550            7.8      6.6778         130         1.45x       67.6      50.9

                             -----------------------------------------------------------------------------------------------------
TOTAL:                          135     $997,516,139          100.0%     5.6513%        118         1.70x       64.4%     48.5%
                             =====================================================================================================

----------
(1) For ARD loans, the respective Anticipated Repayment Date.

                            ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                            WEIGHTED AVERAGES
                                                                        ----------------------------------------------------------

                                           AGGREGATE          % OF                     STATED                 CUT-OFF
                             NUMBER OF      CUT-OFF         INITIAL                  REMAINING                 DATE     LTV RATIO
ORIGINAL TERM TO              MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE       TERM         UW         LTV         AT
MATURITY IN MONTHS(1)          LOANS        BALANCE         BALANCE        RATE      (MOS.)(1)      DSCR       RATIO   MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------
60 - 84                          16     $315,972,481           31.7%     5.1636%         79         1.88x       59.8%     54.4%
85 - 120                         91      525,743,713           52.7      5.8645         118         1.64x       67.3      56.1
121 - 240                        28      155,799,944           15.6      5.9209         201         1.59x       64.1      11.0

                             -----------------------------------------------------------------------------------------------------
TOTAL:                          135     $997,516,139          100.0%     5.6513%        118         1.70x       64.4%     48.5%
                             =====================================================================================================

----------
(1) For ARD loans, the respective Anticipated Repayment Date.



                                     A-2-7

                         REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                            WEIGHTED AVERAGES
                                                                        ----------------------------------------------------------

                                           AGGREGATE          % OF                     STATED                 CUT-OFF
                             NUMBER OF      CUT-OFF         INITIAL                  REMAINING                 DATE     LTV RATIO
REMAINING TERM TO             MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE       TERM         UW         LTV         AT
MATURITY IN MONTHS(1)          LOANS        BALANCE         BALANCE        RATE      (MOS.)(1)      DSCR       RATIO   MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------
53 - 84                          16     $315,972,481           31.7%     5.1636%         79         1.88x       59.8%     54.4%
85 - 120                         92      541,903,629           54.3      5.8849         118         1.62x       67.3      56.0
121 - 240                        27      139,640,028           14.0      5.8481         210         1.63x       63.5       6.0

                             -----------------------------------------------------------------------------------------------------
TOTAL:                          135     $997,516,139          100.0%     5.6513%        118         1.70x       64.4%     48.5%
                             =====================================================================================================

----------
(1) For ARD loans, the respective Anticipated Repayment Date.

                         ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                             WEIGHTED AVERAGES
                                                                        ----------------------------------------------------------

                                           AGGREGATE          % OF                     STATED                 CUT-OFF
                             NUMBER OF      CUT-OFF         INITIAL                  REMAINING                 DATE     LTV RATIO
ORIGINAL AMORTIZATION         MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE       TERM         UW         LTV         AT
TERM IN MONTHS(2)              LOANS        BALANCE         BALANCE        RATE      (MOS.)(2)      DSCR       RATIO   MATURITY(2)
----------------------------------------------------------------------------------------------------------------------------------
180 - 240                        29     $138,122,060           14.0%     5.8389%        203         1.37x       65.3%      7.4%
241 - 300                        33      148,262,517           15.1      5.8873         110         1.40x       69.5      54.2
331 - 360                        72      698,731,562           70.9      5.5695         105         1.83x       63.1      55.0

                             -----------------------------------------------------------------------------------------------------
TOTAL:                          134     $985,116,139          100.0%     5.6551%        119         1.70x       64.3%     48.2%
                             =====================================================================================================

----------
(1) Does not include the mortgage loans that are interest-only for their entire term.
(2) For ARD loans, the respective Anticipated Repayment Date.


                        REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                             WEIGHTED AVERAGES
                                                                        ----------------------------------------------------------

                                           AGGREGATE          % OF                     STATED                 CUT-OFF
                             NUMBER OF      CUT-OFF         INITIAL                  REMAINING                 DATE     LTV RATIO
REMAINING AMORTIZATION        MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE       TERM         UW         LTV         AT
TERM IN MONTHS(2)              LOANS        BALANCE         BALANCE        RATE      (MOS.)(2)      DSCR       RATIO   MATURITY(2)
----------------------------------------------------------------------------------------------------------------------------------
175 - 240                         29     $138,122,060           14.0%     5.8389%       203         1.37x       65.3%      7.4%
241 - 300                         33      148,262,517           15.1      5.8873        110         1.40x       69.5      54.2
331 - 360                         72      698,731,562           70.9      5.5695        105         1.83x       63.1      55.0

                             -----------------------------------------------------------------------------------------------------
TOTAL:                           134     $985,116,139          100.0%     5.6551%       119         1.70x       64.3%     48.2%
                             =====================================================================================================

----------
(1) Does not include the mortgage loans that are interest-only for their entire term.
(2) For ARD loans, the respective Anticipated Repayment Date.


                                     A-2-8

                                          AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                             WEIGHTED AVERAGES
                                                                        ----------------------------------------------------------

                                           AGGREGATE          % OF                     STATED                 CUT-OFF
                             NUMBER OF      CUT-OFF         INITIAL                  REMAINING                 DATE     LTV RATIO
                              MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE       TERM         UW         LTV         AT
AMORTIZATION TYPES             LOANS        BALANCE         BALANCE        RATE      (MOS.)(1)      DSCR       RATIO   MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------
Balloon Loans(2)                 86     $391,169,890           39.2%     5.7867%        113         1.65x       69.0%     57.0%
Partial Interest-Only             5      248,300,000           24.9      5.0263          93         2.16x       48.5      43.7
ARD Loans                        20      226,994,101           22.8      6.0198         108         1.47x       73.2      62.5
Fully Amortizing                 23      118,652,148           11.9      5.8393         218         1.37x       65.0       1.3
Interest Only(3)                  1       12,400,000            1.2      5.3500          53         1.87x       70.7      70.7

                             -----------------------------------------------------------------------------------------------------
TOTAL:                          135     $997,516,139          100.0%     5.6513%        118         1.70x       64.4%     48.5%
                             =====================================================================================================

----------
(1) For ARD loans, the respective Anticipated Repayment Date.
(2) Excludes the mortgage loans with Anticipated Repayment Dates, mortgage loans which pay interest-only for a portion of their term and the mortgage loans that pay interest-only to maturity.
(3) The mortgage loans provides for monthly payments of interest-only for the entire term of the mortgage loans and the payment of the entire principal amount of the mortgage loans at maturity.

                     UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                        ----------------------------------------------------------

UNDERWRITTEN                               AGGREGATE          % OF                     STATED                 CUT-OFF
CASH FLOW                    NUMBER OF      CUT-OFF         INITIAL                  REMAINING                 DATE     LTV RATIO
DEBT SERVICE                  MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE       TERM         UW         LTV         AT
COVERAGE RATIOS                LOANS        BALANCE         BALANCE        RATE      (MOS.)(1)      DSCR       RATIO   MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------
Less than 1.20x                   1       $6,975,413            0.7%     5.7500%        179         1.18x       58.1%      0.7%
1.20x - 1.29x                    26      123,354,337           12.4      6.0999         177         1.24x       71.2      26.1
1.30x - 1.39x                    28      208,611,302           20.9      5.9826         129         1.34x       75.8      58.8
1.40x - 1.49x                    29      188,105,698           18.9      5.7911         107         1.44x       71.2      57.9
1.50x - 1.59x                    14       44,750,761            4.5      5.6190         108         1.54x       68.6      55.4
1.60x - 1.69x                    12      114,724,652           11.5      5.8153          91         1.65x       70.8      62.8
1.70x - 1.99x                    13       54,960,999            5.5      5.7041         134         1.80x       64.0      43.3
2.00x - 2.99x                     8      233,346,128           23.4      4.9689          96         2.26x       45.3      40.4
3.00x - 7.67x                     4       22,686,849            2.3      5.1016         134         4.50x       26.3      21.4

                             -----------------------------------------------------------------------------------------------------
TOTAL:                          135     $997,516,139          100.0%     5.6513%        118         1.70x       64.4%     48.5%
                             =====================================================================================================

----------
(1) For ARD loans, the respective Anticipated Repayment Date.

                                     CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                        ----------------------------------------------------------

                                           AGGREGATE          % OF                     STATED                 CUT-OFF
                             NUMBER OF      CUT-OFF         INITIAL                  REMAINING                 DATE     LTV RATIO
CUT-OFF DATE                  MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE       TERM         UW         LTV         AT
LTV RATIOS                     LOANS        BALANCE         BALANCE        RATE      (MOS.)(1)      DSCR       RATIO   MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------
9.8% - 49.9%                     17     $276,487,465           27.7%     5.0270%        105         2.39x       44.0%     36.7%
50.0% - 59.9%                    11       53,044,294            5.3      5.5592         144         1.48x       56.6      26.6
60.0% - 64.9%                    12       52,309,009            5.2      6.3272         118         1.51x       63.2      49.7
65.0% - 69.9%                    18      100,808,282           10.1      5.9429         144         1.43x       67.6      40.5
70.0% - 74.9%                    38      245,180,583           24.6      5.8762         113         1.49x       73.1      56.0
75.0% - 79.9%                    39      269,686,506           27.0      5.8649         122         1.37x       78.1      60.9

                             -----------------------------------------------------------------------------------------------------
TOTAL:                          135     $997,516,139          100.0%     5.6513%        118         1.70x       64.4%     48.5%
                             =====================================================================================================

----------
(1) For ARD loans, the respective Anticipated Repayment Date.



                                     A-2-9

                                  MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2)

                                                                                           WEIGHTED AVERAGES
                                                                        ----------------------------------------------------------

                                           AGGREGATE          % OF                     STATED                 CUT-OFF
                             NUMBER OF      CUT-OFF         INITIAL                  REMAINING                 DATE     LTV RATIO
MATURITY DATE                 MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE       TERM         UW         LTV         AT
LTV RATIOS                     LOANS        BALANCE         BALANCE        RATE      (MOS.)(1)      DSCR       RATIO   MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------
7.1% - 29.9%                      4      $13,207,413            1.5%     5.2666%        145         5.49x       17.5%     14.0%
30.0% - 49.9%                    23      303,306,507           34.5      5.1341         103         2.12x       48.6      41.4
50.0% - 59.9%                    29      152,812,852           17.4      6.0284         110         1.45x       68.7      55.6
60.0% - 64.9%                    26      115,580,784           13.2      6.0154         117         1.43x       74.0      62.5
65.0% - 70.9%                    30      293,956,435           33.4      5.7871          98         1.48x       76.7      67.2

                             -----------------------------------------------------------------------------------------------------
TOTAL:                          112     $878,863,991          100.0%     5.6259%        105         1.75x       64.4%     54.9%
                             =====================================================================================================

----------
(1) For ARD loans, the respective Anticipated Repayment Date.
(2) Excludes fully amortizing mortgage loans.


                     TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                   WEIGHTED AVERAGES
                                                                        -------------------------------------

                                           AGGREGATE          % OF                    CUT-OFF
                             NUMBER OF      CUT-OFF         INITIAL                     DATE
                             MORTGAGED        DATE        LOAN GROUP 1      UW          LTV
PROPERTY TYPE                PROPERTIES     BALANCE         BALANCE        DSCR        RATIO      OCCUPANCY
-------------------------------------------------------------------------------------------------------------
RETAIL
   Anchored                      33     $375,113,197          37.6%        1.71x       61.6%       97.4%
   Unanchored                    34      114,027,679          11.4         1.48x       70.5        95.3
                             --------------------------------------------------------------------------------
SUBTOTAL                         67     $489,140,875          49.0%        1.66x       63.7%       96.9%

OFFICE
   Suburban                      35     $183,093,335          18.4%        1.43x       70.6%       95.0%
   CBD                            9      145,121,250          14.5         2.06x       57.7        92.1
                             --------------------------------------------------------------------------------
SUBTOTAL                         44     $328,214,585          32.9%        1.71x       64.9%       93.7%

INDUSTRIAL
   Warehouse/Distribution        15      $62,476,684           6.3%        1.51x       67.4%       99.0%
   Flex                           9       57,326,865           5.7         1.51x       74.4        94.8
                             --------------------------------------------------------------------------------
SUBTOTAL                         24     $119,803,549          12.0%        1.51x       70.8%       97.0%

MULTIFAMILY
   Co-op                          2      $16,963,527           1.7%        4.67x       27.9%       99.4%
   Garden                         2        5,177,332           0.5         1.50x       58.4        96.5
                             --------------------------------------------------------------------------------
SUBTOTAL                          4      $22,140,860           2.2%        3.93x       35.0%       98.7%

STORAGE                           6      $14,960,091           1.5%        1.39x       65.1%       88.9%

MIXED USE                         3      $13,469,125           1.4%        1.38x       72.6%       83.5%

MANUFACTURED HOUSING              3       $9,787,054           1.0%        2.07x       59.7%       90.5%

                             --------------------------------------------------------------------------------
Total                           151     $997,516,139         100.0%        1.70x       64.4%       95.6%
                             ================================================================================

----------
(1) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.


                                     A-2-10

                                  MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                             WEIGHTED AVERAGES
                                                                        ----------------------------------------------------------

                                           AGGREGATE          % OF                     STATED                 CUT-OFF
                             NUMBER OF      CUT-OFF         INITIAL                  REMAINING                 DATE     LTV RATIO
                             MORTGAGED        DATE        LOAN GROUP 1   MORTGAGE       TERM         UW         LTV         AT
STATE                        PROPERTIES     BALANCE         BALANCE        RATE      (MOS.)(2)      DSCR       RATIO   MATURITY(2)
----------------------------------------------------------------------------------------------------------------------------------
Nevada                            8     $172,367,221           17.3%     4.8584%         84         2.15x       48.3%     44.1%
California                       24      107,821,626           10.8      5.8672         126         1.40x       69.3      51.2
Florida                          18       85,764,524            8.6      6.0748         108         1.53x       71.2      60.5
Texas                            23       84,639,183            8.5      5.8758         127         1.43x       69.5      47.2
Massachusettes                    2       69,750,000            7.0      5.4557         110         2.32x       47.0      41.6
New York                         12       66,338,048            6.7      5.6839         132         2.50x       52.7      40.2
Virginia                          4       55,662,833            5.6      6.0388         130         1.32x       78.3      60.0
Connecticut                       1       51,902,992            5.2      5.9100          82         1.67x       74.0      66.9
Arizona                           7       27,416,559            2.7      5.8929         133         1.44x       65.0      44.7
Illinois                          5       25,256,417            2.5      5.4481         108         1.46x       75.9      64.2
Maryland                          4       24,573,021            2.5      5.8279         173         1.35x       79.2      33.7
Michigan                          8       23,091,751            2.3      5.6712         117         1.60x       69.3      56.1
Georgia                           4       19,758,944            2.0      5.7353         108         1.41x       77.1      57.2
Pennsylvania                      2       18,370,553            1.8      5.6399         104         1.46x       78.7      67.9
New Jersey                        3       17,278,305            1.7      5.7453         160         1.77x       62.2      39.5
South Dakota                      1       16,159,916            1.6      6.5500         119         1.26x       68.8      54.2
Utah                              2       16,104,832            1.6      5.6252         194         1.42x       58.7       1.0
Colorado                          2       13,911,298            1.4      6.0449         131         1.42x       73.3      58.4
North Carolina                    2       13,325,956            1.3      5.5113         199         1.38x       71.2      14.7
Kentucky                          4       11,603,043            1.2      5.4551          92         1.42x       73.8      57.0
Oregon                            2       11,247,528            1.1      6.1261         158         1.36x       70.8      41.4
Wisconsin                         3       10,493,762            1.1      5.5969         117         1.46x       61.2      41.9
North Dakota                      1        9,981,674            1.0      5.9900         118         1.33x       79.0      67.1
Indiana                           1        9,482,677            1.0      6.0300         155         1.21x       75.7      44.3
Ohio                              2        7,847,142            0.8      5.7620         202         1.27x       75.1      17.4
New Mexico                        1        7,373,256            0.7      4.8100         117         2.31x       46.1      37.8
Kansas                            1        6,885,272            0.7      5.8800         237         1.32x       68.9       1.6
Tennessee                         2        5,476,365            0.5      6.0045         161         1.30x       75.7      44.1
Alabama                           1        4,350,157            0.4      5.5000         117         1.48x       76.7      58.6
Washington                        1        3,281,288            0.3      5.8000         116         1.32x       74.6      57.7

                             -----------------------------------------------------------------------------------------------------
TOTAL:                          151     $997,516,139          100.0%     5.6513%        118         1.70x       64.4%     48.5%
                             =====================================================================================================

----------
(1) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2)  For ARD loans, the respective Anticipated Repayment Date.


                                     A-2-11

                                CURRENT OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2)

                                                                                            WEIGHTED AVERAGES
                                                                        ----------------------------------------------------------

                                           AGGREGATE          % OF                     STATED                 CUT-OFF
                             NUMBER OF      CUT-OFF         INITIAL                  REMAINING                 DATE     LTV RATIO
CURRENT                      MORTGAGED        DATE        LOAN GROUP 1   MORTGAGE       TERM         UW         LTV         AT
OCCUPANY RATES               PROPERTIES     BALANCE         BALANCE        RATE      (MOS.)(3)      DSCR       RATIO   MATURITY(3)
----------------------------------------------------------------------------------------------------------------------------------
55.1 - 75.0                       1       $1,221,452            0.1%     5.6400%        178         1.25x       49.9%      0.6%
75.1 - 85.0                       8       31,027,067            3.1      5.5978          99         1.62x       66.8      56.1
85.1 - 90.0                      18       95,870,887            9.6      5.8692         141         1.42x       71.9      46.9
90.1 - 95.0                      28      236,870,480           23.7      5.6118         109         1.83x       64.2      52.6
95.1 - 100.0                     96      632,526,253           63.4      5.6357         119         1.71x       63.3      46.9

                             -----------------------------------------------------------------------------------------------------
TOTAL:                          151     $997,516,139          100.0%     5.6513%        118         1.70x       64.4%     48.5%
                             =====================================================================================================

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrwers as of the dates set forth on Annex A-1 to this prospectus supplement.
(2) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)  For ARD loans, the respective Anticipated Repayment Date.

                                    YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2)

                                                                                            WEIGHTED AVERAGES
                                                                        ----------------------------------------------------------

                                           AGGREGATE          % OF                     STATED                 CUT-OFF
                             NUMBER OF      CUT-OFF         INITIAL                  REMAINING                 DATE     LTV RATIO
YEARS                        MORTGAGED        DATE        LOAN GROUP 1   MORTGAGE       TERM         UW         LTV         AT
BUILT/RENOVATED              PROPERTIES     BALANCE         BALANCE        RATE      (MOS.)(3)      DSCR       RATIO   MATURITY(3)
----------------------------------------------------------------------------------------------------------------------------------
1946 - 1959                       4      $22,966,259            2.3%     5.7748%        134         3.08x       44.9%     37.3%
1960 - 1969                       4        4,699,000            0.5      5.3500          53         1.87x       70.7      70.7
1970 - 1979                      14       50,827,207            5.1      5.5675         110         1.66x       65.3      53.4
1980 - 1989                      19      142,027,538           14.2      5.5240         110         1.97x       58.1      48.8
1990 - 1999                      40      237,529,561           23.8      5.8673         120         1.45x       70.2      52.6
2000 - 2003                      70      539,466,574           54.1      5.5950         121         1.69x       64.3      46.5

                             -----------------------------------------------------------------------------------------------------
TOTAL:                          151     $997,516,139          100.0%     5.6513%        118         1.70x       64.4%     48.5%
                             =====================================================================================================

----------
(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent recent renovation date with respect to each Mortgaged Property.
(2) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)  For ARD loans, the respective Anticipated Repayment Date.

                                     PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                        ----------------------------------------------------------

                                           AGGREGATE          % OF                     STATED                 CUT-OFF
                             NUMBER OF      CUT-OFF         INITIAL                  REMAINING                 DATE     LTV RATIO
                              MORTGAGE        DATE        LOAN GROUP 1   MORTGAGE       TERM         UW         LTV         AT
PREPAYMENT PROTECTION          LOANS        BALANCE         BALANCE        RATE      (MOS.)(1)      DSCR       RATIO   MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------
Defeasance                      128     $970,326,407           97.3%     5.6384%        118         1.71x       64.4%     48.3%
Yield Maintenance                 7       27,189,731            2.7      6.1115         119         1.58x       65.2      54.5

                             -----------------------------------------------------------------------------------------------------
TOTAL:                          135     $997,516,139          100.0%     5.6513%        118         1.70x       64.4%     48.5%
                             =====================================================================================================

----------
(1) For ARD loans, the respective Anticipated Repayment Date.


                                     A-2-12

                                   CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                     ------------------------------------------------------------

                                           AGGREGATE            % OF                     STATED                CUT-OFF
                            NUMBER OF       CUT-OFF           INITIAL                  REMAINING                 DATE     LTV RATIO
                            MORTGAGE         DATE           LOAN GROUP 2   MORTGAGE       TERM        UW         LTV          AT
CUT-OFF DATE BALANCES         LOANS         BALANCE           BALANCE        RATE      (MOS.)(1)     DSCR       RATIO    MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------
$1,179,351 - $2,999,999         15        $30,994,137            7.9%        5.8831%      154        1.48x       64.1%        38.2%
$3,000,000 - $3,999,999          7         24,243,962            6.2         5.4186       114        1.49x       70.3         53.3
$4,000,000 - $4,999,999          7         30,620,485            7.9         5.4117       109        1.35x       75.0         56.0
$5,000,000 - $6,999,999          7         43,389,288           11.1         5.3913       127        1.64x       68.8         51.9
$7,000,000 - $9,999,999          4         36,192,397            9.3         5.4208       196        1.60x       57.7         12.1
$10,000,000 - $14,999,999        5         61,259,078           15.7         5.2663       114        1.54x       73.3         55.5
$15,000,000 - $24,999,999        1         24,700,000            6.3         5.8800       118        1.29x       79.9         70.6
$25,000,000 - $49,999,999        2         75,267,731           19.3         4.9796        74        1.56x       67.0         55.5
$50,000,000 - $63,376,120        1         63,376,120           16.2         5.4880       119        1.46x       74.8         63.6

                         ----------------------------------------------------------------------------------------------------------
TOTAL:                          49       $390,043,199          100.0%        5.3840%      119        1.51x       70.0%        51.9%
                         ==========================================================================================================

----------
(1) For ARD loans, the respective Anticipated Repayment Date.

                                  MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                   -----------------------------------------------------------------

                                         AGGREGATE            % OF                       STATED                CUT-OFF
                       NUMBER OF          CUT-OFF           INITIAL                    REMAINING                 DATE     LTV RATIO
                       MORTGAGE            DATE           LOAN GROUP 2   MORTGAGE         TERM        UW         LTV          AT
MORTGAGE RATES           LOANS            BALANCE           BALANCE        RATE        (MOS.)(1)     DSCR       RATIO    MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------
4.2500% - 4.9999%           5           $53,619,716           13.7%        4.4914%        64        1.55x      75.8%        68.0%
5.0000% - 5.4999%          18           204,231,277           52.4         5.3282        127        1.60x      64.9         43.7
5.5000% - 5.9999%          17           103,017,881           26.4         5.7179        125        1.35x      77.3         60.5
6.0000% - 6.4000%           9            29,174,325            7.5         6.2358        147        1.35x      69.7         49.2

                    ----------------------------------------------------------------------------------------------------------------
TOTAL:                     49          $390,043,199          100.0%        5.3840%       119        1.51x      70.0%        51.9%
                    ================================================================================================================

----------
(1) For ARD loans, the respective Anticipated Repayment Date.

                          ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                       WEIGHTED AVERAGES
                                                                   -----------------------------------------------------------------

                                         AGGREGATE            % OF                       STATED                CUT-OFF
                           NUMBER OF      CUT-OFF           INITIAL                    REMAINING                 DATE     LTV RATIO
ORIGINAL TERM TO           MORTGAGE        DATE           LOAN GROUP 2   MORTGAGE         TERM        UW         LTV          AT
MATURITY IN MONTHS(1)        LOANS        BALANCE           BALANCE        RATE        (MOS.)(1)     DSCR       RATIO    MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------
60 - 84                        10      $124,017,960           31.8%        4.9642%        70        1.55x      70.8%        61.2%
85 - 120                       26       193,272,195           49.6         5.6506        118        1.42x      75.4         63.1
121 - 240                      13        72,753,043           18.7         5.3914        206        1.69x      54.2          6.3

                        ------------------------------------------------------------------------------------------------------------
TOTAL:                         49      $390,043,199          100.0%        5.3840%       119        1.51x      70.0%        51.9%
                        ============================================================================================================

----------
(1) For ARD loans, the respective Anticipated Repayment Date.

                                     A-2-13

                           REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                          WEIGHTED AVERAGES
                                                                 -----------------------------------------------------------------

                                        AGGREGATE           % OF                       STATED                CUT-OFF
                           NUMBER OF     CUT-OFF          INITIAL                    REMAINING                 DATE     LTV RATIO
REMAINING TERM TO          MORTGAGE       DATE          LOAN GROUP 2   MORTGAGE         TERM        UW         LTV          AT
MATURITY IN MONTHS(1)        LOANS       BALANCE          BALANCE        RATE        (MOS.)(1)     DSCR       RATIO    MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------
55 - 84                        10       $124,017,960        31.8%        4.9642%        70        1.55x      70.8%        61.2%
85 - 120                       26        193,272,195        49.6         5.6506        118        1.42x      75.4         63.1
121 - 238                      13         72,753,043        18.7         5.3914        206        1.69x      54.2          6.3

                        ----------------------------------------------------------------------------------------------------------
TOTAL:                         49       $390,043,199       100.0%        5.3840%       119        1.51x      70.0%        51.9%
                        ==========================================================================================================

----------
(1) For ARD loans, the respective Anticipated Repayment Date.

                           ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                           WEIGHTED AVERAGES
                                                                     --------------------------------------------------------------

                                         AGGREGATE              % OF                     STATED                CUT-OFF
                         NUMBER OF        CUT-OFF             INITIAL                  REMAINING                 DATE     LTV RATIO
ORIGINAL AMORTIZATION    MORTGAGE          DATE             LOAN GROUP 2   MORTGAGE       TERM        UW         LTV          AT
TERM IN MONTHS(2)          LOANS          BALANCE             BALANCE        RATE      (MOS.)(2)     DSCR       RATIO    MATURITY(2)
-----------------------------------------------------------------------------------------------------------------------------------
120 - 180                     2            $5,901,043            1.5%        5.5516%       165        1.27x      57.6%         0.6%
181 - 240                    12           108,020,075           27.7         5.2770        153        1.70x      55.9         22.3
241 - 300                    11            45,058,558           11.6         5.7762        127        1.38x      73.7         54.9
301 - 330                     2            69,559,416           17.8         5.4624        114        1.46x      74.7         63.9
331 - 360                    22           161,504,105           41.4         5.3062         95        1.45x      76.9         67.5

                      -------------------------------------------------------------------------------------------------------------
TOTAL:                       49          $390,043,199          100.0%        5.3840%       119        1.51x      70.0%        51.9%
                      =============================================================================================================

----------
(1) Does not include the mortgage loan that is interest-only for its entire term.
(2) For ARD loans, the respective Anticipated Repayment Date.

                           REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                          WEIGHTED AVERAGES
                                                                   -----------------------------------------------------------------

                                         AGGREGATE            % OF                       STATED             CUT-OFF
                         NUMBER OF        CUT-OFF           INITIAL                    REMAINING              DATE       LTV RATIO
REMAINING AMORTIZATION   MORTGAGE          DATE           LOAN GROUP 2   MORTGAGE         TERM        UW      LTV            AT
TERM IN MONTHS(2)          LOANS          BALANCE           BALANCE        RATE        (MOS.)(2)     DSCR    RATIO       MATURITY(2)
------------------------------------------------------------------------------------------------------------------------------------
115 - 180                     2          $5,901,043            1.5%        5.5516%       165        1.27x      57.6%         0.6%
181 - 240                    12         108,020,075           27.7         5.2770        153        1.70x      55.9         22.3
241 - 300                    11          45,058,558           11.6         5.7762        127        1.38x      73.7         54.9
301 - 330                     2          69,559,416           17.8         5.4624        114        1.46x      74.7         63.9
331 - 360                    22         161,504,105           41.4         5.3062         95        1.45x      76.9         67.5

                       -------------------------------------------------------------------------------------------------------------
TOTAL:                       49        $390,043,199          100.0%        5.3840%       119        1.51x      70.0%        51.9%
                       =============================================================================================================

----------
(1) Does not include the mortgage loan that is interest-only for its entire term.
(2) For ARD loans, the respective Anticipated Repayment Date.


                                     A-2-14

                                        AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                   -----------------------------------------------------------------

                                         AGGREGATE            % OF                       STATED                CUT-OFF
                         NUMBER OF        CUT-OFF           INITIAL                    REMAINING                 DATE     LTV RATIO
                         MORTGAGE          DATE           LOAN GROUP 2   MORTGAGE         TERM        UW         LTV          AT
AMORTIZATION TYPES         LOANS          BALANCE           BALANCE        RATE        (MOS.)(1)     DSCR       RATIO    MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------
Balloon Loans(2)             27        $171,528,153           44.0%        5.4573%       100        1.49x        71.6%        58.8%
Partial Interest-Only         3          91,751,120           23.5         5.5740        116        1.41x        76.4         65.9
Fully Amortizing             13          64,038,606           16.4         5.2845        208        1.74x        51.4          0.6
ARD Loans                     6          62,725,320           16.1         5.0073         85        1.47x        75.2         64.7

                        ------------------------------------------------------------------------------------------------------------
TOTAL:                       49        $390,043,199          100.0%        5.3840%       119        1.51x        70.0%        51.9%
                        ============================================================================================================

----------
(1)  For ARD loans, the respective Anticipated Repayment Date.
(2) Excludes the mortgage loans with Anticipated Repayment Dates, mortgage loans which pay interest-only for a portion of their term and the mortgage loans that pay interest-only to maturity.

                   UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                        WEIGHTED AVERAGES
                                                                ----------------------------------------------------------------

UNDERWRITTEN                          AGGREGATE            % OF                       STATED                CUT-OFF
CASH FLOW           NUMBER OF          CUT-OFF           INITIAL                    REMAINING                 DATE     LTV RATIO
DEBT SERVICE        MORTGAGE            DATE           LOAN GROUP 2   MORTGAGE         TERM        UW         LTV          AT
COVERAGE RATIOS       LOANS            BALANCE           BALANCE        RATE        (MOS.)(1)     DSCR       RATIO    MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------
1.20x - 1.29x            5           $38,009,798            9.7%        5.8543%       133        1.28x        76.0%      55.5%
1.30x - 1.39x           12            50,204,711           12.9         5.9047        134        1.34x        75.6       57.3
1.40x - 1.49x           14           124,989,557           32.0         5.5193        112        1.44x        75.1       63.6
1.50x - 1.59x            7           103,918,790           26.6         4.9836         77        1.56x        68.8       57.6
1.60x - 1.69x            2            15,483,468            4.0         4.8028         81        1.62x        72.7       62.3
1.70x - 1.99x            6            47,459,702           12.2         5.1940        192        1.72x        54.3        7.2
2.00x - 2.49x            3             9,977,173            2.6         5.2524        237        2.38x        38.5        0.4

                 ----------------------------------------------------------------------------------------------------------------
TOTAL:                  49          $390,043,199          100.0%        5.3840%       119        1.51x        70.0%      51.9%
                 ===============================================================================================================

----------
(1) For ARD loans, the respective Anticipated Repayment Date.

                             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                        WEIGHTED AVERAGES
                                                                 -----------------------------------------------------------------

                                       AGGREGATE            % OF                       STATED                CUT-OFF
                     NUMBER OF          CUT-OFF           INITIAL                    REMAINING                 DATE     LTV RATIO
CUT-OFF DATE         MORTGAGE            DATE           LOAN GROUP 2   MORTGAGE         TERM        UW         LTV          AT
LTV RATIOS             LOANS            BALANCE           BALANCE        RATE        (MOS.)(1)     DSCR       RATIO    MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------
32.3% - 49.9%             5           $13,252,503            3.4%        5.3948%       226        2.18x        37.9%       0.5%
50.0% - 59.9%             5            41,472,319           10.6         5.1700        203        1.71x        53.1        0.7
60.0% - 64.9%             8            73,070,837           18.7         5.3894        105        1.55x        62.3       42.4
65.0% - 69.9%             3            20,035,688            5.1         5.7393        148        1.41x        68.8       47.7
70.0% - 74.9%             6            82,733,746           21.2         5.4455        111        1.45x        74.4       63.7
75.0% - 79.9%            22           159,478,106           40.9         5.3597         96        1.43x        78.5       68.2

                  ---------------------------------------------------------------------------------------------------------------
TOTAL:                   49          $390,043,199          100.0%        5.3840%       119        1.51x        70.0%      51.9%
                  ================================================================================================================

----------
(1) For ARD loans, the respective Anticipated Repayment Date.

                                     A-2-15

                          MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)

                                                                                          WEIGHTED AVERAGES
                                                                  -----------------------------------------------------------------

                                        AGGREGATE            % OF                       STATED                CUT-OFF
                      NUMBER OF          CUT-OFF           INITIAL                    REMAINING                 DATE     LTV RATIO
MATURITY DATE         MORTGAGE            DATE           LOAN GROUP 2   MORTGAGE         TERM        UW         LTV          AT
LTV RATIOS              LOANS            BALANCE           BALANCE        RATE        (MOS.)(1)     DSCR       RATIO    MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------
42.1% - 49.9%              4           $63,747,259           19.6%        5.4640%       100        1.53x        63.2%      46.9%
50.0% - 59.9%              5            23,033,425            7.1         5.4976        118        1.56x        66.7       53.7
60.0% - 64.9%             10            93,227,782           28.6         5.6128        118        1.44x        75.6       63.1
65.0% - 69.9%             11            72,110,526           22.1         5.4265        101        1.43x        77.6       66.8
70.0% - 75.1%              6            73,885,602           22.7         5.0357         78        1.44x        78.6       71.3

                   ----------------------------------------------------------------------------------------------------------------
TOTAL:                    36          $326,004,593          100.0%        5.4035%       102        1.46x        73.7%      61.9%
                   ================================================================================================================

----------
(1) For ARD loans, the respective Anticipated Repayment Date.
(2) Excludes fully amortizing mortgage loans.

                        TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                      WEIGHTED AVERAGES
                                                                            --------------------------------------

                                             AGGREGATE            % OF                      CUT-OFF
                             NUMBER OF        CUT-OFF           INITIAL                       DATE
                             MORTGAGED         DATE           LOAN GROUP 2        UW          LTV
PROPERTY TYPE                PROPERTIES       BALANCE           BALANCE          DSCR        RATIO     OCCUPANCY
------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
   Garden                       45          $242,710,031          62.2%         1.51x        70.4%       95.0%
   Mid/High Rise                 1             1,897,387           0.5          1.20x        63.7        93.4
                             -------------------------------------------------------------------------------------
SUBTOTAL                        46          $244,607,418          62.7%         1.51x        70.3%       95.0%

MANUFACTURED HOUSING            14          $145,435,781          37.3%         1.51x        69.5%       97.3%

                             -------------------------------------------------------------------------------------
TOTAL                           60          $390,043,199         100.0%         1.51x        70.0%       95.8%
                             =====================================================================================

----------
(1) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.









                                     A-2-16

                                MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                           WEIGHTED AVERAGES
                                                                      ------------------------------------------------------------

                                       AGGREGATE            % OF                       STATED                CUT-OFF
                       NUMBER OF        CUT-OFF           INITIAL                    REMAINING                 DATE     LTV RATIO
                       MORTGAGED         DATE           LOAN GROUP 2     MORTGAGE       TERM        UW         LTV          AT
STATE                  PROPERTIES       BALANCE           BALANCE          RATE      (MOS.)(2)     DSCR       RATIO    MATURITY(2)
----------------------------------------------------------------------------------------------------------------------------------
Texas                      9           $81,151,616           20.8%        5.2223%        94        1.42x        76.0%     65.6%
Florida                    5            70,837,309           18.2         5.1788         79        1.58x        66.2      54.0
Kentucky                  10            51,520,634           13.2         5.0893        183        1.68x        56.7      11.7
Michigan                   3            30,856,353            7.9         5.5608        119        1.45x        74.8      63.1
Colorado                   1            29,600,000            7.6         5.4880        119        1.46x        74.8      63.6
South Carolina             2            18,659,040            4.8         5.5220        107        1.41x        79.9      68.7
New York                   5            14,552,501            3.7         5.8936        119        1.38x        77.8      63.8
Ohio                       2            11,482,869            2.9         5.7444        119        1.41x        79.8      64.1
Virginia                   1            10,429,041            2.7         5.5800        118        1.41x        77.8      65.3
California                 5            10,294,957            2.6         5.6695        236        1.68x        48.3       0.2
Arizona                    2             6,981,878            1.8         5.5126        118        1.41x        73.7      62.1
Indiana                    2             6,941,243            1.8         6.0681        118        1.29x        79.8      62.1
Oklahoma                   1             6,370,286            1.6         5.1600        238        2.49x        39.6       0.7
Maryland                   2             5,989,771            1.5         5.4866        119        1.46x        63.7      51.7
Connecticut                1             5,987,383            1.5         5.3600        118        1.81x        63.0      52.5
New Jersey                 1             4,642,363            1.2         5.5900        178        1.22x        64.5       0.8
Oregon                     1             4,476,420            1.1         5.6900        117        1.31x        78.2      65.9
New Hampshire              1             4,191,829            1.1         5.7200        118        1.34x        79.5      67.0
Missouri                   1             3,308,027            0.8         5.4600        115        1.42x        76.0      63.8
Idaho                      1             3,097,115            0.8         6.3500        119        1.45x        67.2      57.6
District of Columbia       1             2,892,187            0.7         5.2000         58        1.45x        74.1      67.4
Nebraska                   1             2,507,655            0.6         5.7600         82        1.38x        79.9      72.0
Wisconsin                  1             1,897,387            0.5         6.3100        119        1.20x        63.7      49.9
North Carolina             1             1,375,335            0.4         6.3700        116        1.40x        72.4      62.3

                       -----------------------------------------------------------------------------------------------------------
TOTAL:                    60          $390,043,199          100.0%        5.3840%       119        1.51x        70.0%     51.9%
                       ===========================================================================================================

----------
(1) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2)  For ARD loans, the respective Anticipated Repayment Date.


                                     A-2-17

                              CURRENT OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)

                                                                                          WEIGHTED AVERAGES
                                                                      ------------------------------------------------------------

                                       AGGREGATE            % OF                       STATED                CUT-OFF
                       NUMBER OF        CUT-OFF           INITIAL                    REMAINING                 DATE     LTV RATIO
CURRENT                MORTGAGED         DATE           LOAN GROUP 2     MORTGAGE       TERM        UW         LTV          AT
OCCUPANY RATES         PROPERTIES       BALANCE           BALANCE          RATE      (MOS.)(3)     DSCR       RATIO    MATURITY(3)
----------------------------------------------------------------------------------------------------------------------------------
82.4 - 90.0                8           $46,527,182           11.9%        5.0865%       115        1.51x        70.8%     51.2%
90.1 - 95.0               15            79,126,520           20.3         5.4206        109        1.48x        74.4      61.1
95.1 - 100.0              37           264,389,497           67.8         5.4254        123        1.52x        68.6      49.2

                       -----------------------------------------------------------------------------------------------------------
TOTAL:                    60          $390,043,199          100.0%        5.3840%       119        1.51x        70.0%     51.9%
                       ===========================================================================================================

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrwers as of the dates set forth on Annex A-1 to this prospectus supplement.
(2) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)  For ARD loans, the respective Anticipated Repayment Date.

                                YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)

                                                                                           WEIGHTED AVERAGES
                                                                     ------------------------------------------------------------

                                      AGGREGATE            % OF                       STATED                CUT-OFF
                      NUMBER OF        CUT-OFF           INITIAL                    REMAINING                 DATE     LTV RATIO
YEARS                 MORTGAGED         DATE           LOAN GROUP 2     MORTGAGE       TERM        UW         LTV          AT
BUILT/RENOVATED       PROPERTIES       BALANCE           BALANCE          RATE      (MOS.)(3)     DSCR       RATIO    MATURITY(3)
---------------------------------------------------------------------------------------------------------------------------------
1957 - 1959               2           $60,311,554           15.5%        5.3484%        89        1.56x        64.6%     50.7%
1960 - 1969               4            16,674,165            4.3         6.0091        179        1.39x        65.4      35.1
1970 - 1979               9            49,430,851           12.7         5.5312        121        1.45x        73.8      58.8
1980 - 1989              20           135,749,995           34.8         5.1677        120        1.53x        69.2      48.4
1990 - 1999              14            44,965,942           11.5         5.4372        129        1.49x        69.7      46.9
2000 - 2003              11            82,910,692           21.3         5.5217        121        1.51x        74.1      60.4

                      -----------------------------------------------------------------------------------------------------------
TOTAL:                   60          $390,043,199          100.0%        5.3840%       119        1.51x        70.0%     51.9%
                      ===========================================================================================================

----------
(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent recent renovation date with respect to each Mortgaged Property.
(2) Because this table is presented at the Mortgage Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)  For ARD loans, the respective Anticipated Repayment Date.

                                PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                              WEIGHTED AVERAGES
                                                                        ------------------------------------------------------------

                                         AGGREGATE            % OF                       STATED                CUT-OFF
                         NUMBER OF        CUT-OFF           INITIAL                    REMAINING                 DATE     LTV RATIO
                         MORTGAGE          DATE           LOAN GROUP 2     MORTGAGE       TERM        UW         LTV          AT
PREPAYMENT PROTECTION      LOANS          BALANCE           BALANCE          RATE      (MOS.)(1)     DSCR       RATIO    MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------
Defeasance                  48          $388,145,812           99.5%        5.3795%       119        1.51x        70.0%     51.9%
Yield Maintenance            1             1,897,387            0.5         6.3100        119        1.20x        63.7      49.9

                         -----------------------------------------------------------------------------------------------------------
TOTAL:                      49          $390,043,199          100.0%        5.3840%       119        1.51x        70.0%     51.9%
                         ===========================================================================================================

----------
(1) For ARD loans, the respective Anticipated Repayment Date.




                                     A-2-18

                                                                       ANNEX A-3

--------------------------------------------------------------------------------
                                 THE FORUM SHOPS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
     ORIGINAL PRINCIPAL BALANCE:           $155,000,000 (Pari Passu)(1)

     CUT-OFF PRINCIPAL BALANCE:            $155,000,000 (Pari Passu)(1)

     % OF POOL BY IPB:                     11.2%

     SHADOW RATING (M/S):                  Aa3/AAA

     LOAN SELLER:                          JPMorgan Chase Bank

     BORROWER:                             Forum Shops, LLC

     SPONSOR:                              Simon Property Group, L.P.

     ORIGINATION DATE:                     11/14/2003

     INTEREST RATE:                        4.7931%

     INTEREST ONLY PERIOD:                 24 Months

     MATURITY DATE:                        12/1/2010

     AMORTIZATION TYPE:                    Balloon

     ORIGINAL AMORTIZATION:                360

     REMAINING AMORTIZATION:               360

     CALL PROTECTION:                      L(24),Def(53),O(7)(2)

     CROSS-COLLATERALIZATION:              No

     LOCK BOX:                             Cash Management Agreement

     ADDITIONAL DEBT:                      Yes

     ADDITIONAL DEBT TYPE:                 Represents the subordinate B
                                           component note

     LOAN PURPOSE:                         Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
     SINGLE ASSET/PORTFOLIO:               Single Asset

     TITLE:                                Leasehold

     PROPERTY TYPE:                        Retail - Anchored

     SQUARE FOOTAGE(3):                    655,079

     LOCATION:                             Las Vegas, NV

     YEAR BUILT/RENOVATED:                 1992 & 1997/2003

     OCCUPANCY:                            97.0%

     OCCUPANCY DATE:                       10/15/2003

     SALES PER SF(4):

       1999:                               $1,248

       2000:                               $1,243

       2001:                               $1,165

       2002:                               $1,201

     NUMBER OF TENANTS:                    98

     HISTORICAL NOI:

       2001:                               $31,193,611

       2002:                               $33,960,871

       TTM AS OF 9/30/2003:                $40,586,874

     UW NOI:                               $64,362,759

     UW NET CASH FLOW:                     $63,846,143

     APPRAISED VALUE(5):                   $1,000,000,000

     APPRAISAL DATE:                       11/1/2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
An upfront reserve for tenant improvements on Phase III space is required in the amount of $8,000,000. Following a trigger event, monthly reserves are required for taxes, CapEx and ground rent. In lieu of cash deposits by the Forum Shops Borrower for the reserves, Simon Property Group, L.P. may provide a guaranty of such amounts. Such guaranty will be allowed so long as Simon Property Group, L.P. maintains a long term debt rating of at least BBB- (or its equivalent) by any of the rating agencies.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                     PARI PASSU
                                      NOTES(6)         WHOLE LOAN(7)
                                 ---------------------------------------
     CUT-OFF DATE LOAN/SF:             $710               $840

     CUT-OFF DATE LTV:                 46.5%              55.0%

     MATURITY DATE LTV:                42.7%              50.6%

     UW DSCR:                          2.18x              1.85x
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                             SIGNIFICANT TENANTS
                                                              MOODY'S/    SQUARE     % OF    SALES      BASE RENT       LEASE
     TENANT NAME          PARENT COMPANY                       S&P(8)      FEET      GLA     PSF(9)        PSF     EXPIRATION YEAR
-----------------------------------------------------------------------------------------------------------------------------------
  FAO SCHWARZ        F.A.O. Inc. (NSDQ: FAOO)                  NAP/NAP    31,642     6.5%       $443     $53.29          2013
  VIRGIN MEGASTORE   Virgin Group Ltd.                         NAP/NAP    28,695     5.9%       $475     $50.36          2013
  NIKETOWN           Nike, Inc.  (NYSE: NKE)                    A2/A      27,693     5.7%       $757     $55.98          2008
  PLANET HOLLYWOOD   Planet Hollywood International Inc.       NAP/NAP    24,290     5.0%       $335     $43.56          2009
  BANANA REPUBLIC    The Gap Inc. (NYSE: GPS)                  Ba3/BB+    16,912     3.5%     $1,146     $53.22          2008
  THE GAP/GAP KIDS   The Gap Inc. (NYSE: GPS)                  Ba3/BB+    15,910     3.3%       $935     $80.77          2009
  CHINOIS            Wolfgang Puck Worldwide, Inc.             NAP/NAP    15,317     3.1%       $680     $19.33          2013
  EXPRESS WOMEN      Limited Brands (NYSE: LTD)               Baa1/BBB+   12,876     2.6%       $704     $40.00          2005
-----------------------------------------------------------------------------------------------------------------------------------

(1) Represents the A1 component note in a 4 component note whole loan structure in the aggregate principal amount of $550,000,000. The A1 component note is pari passu with a $155,000,000 A2 component note, and a $155,000,000 A3 component note (both of which are not included in the trust). The $85,000,000 B component note is subordinate to the A1, the A2 and A3 component notes.

(2) Remaining lockout is the earlier of three years from Origination Date or two years from securitization of the last securitized component note. The lockout period and defeasance period will vary accordingly.

(3) Includes the 166,035 square foot Phase III expansion, which is currently under construction with an expected completion date of November 2004.

(4)  For all tenants under 10,000 square feet reporting sales.

(5)  Represents stabilized value upon the completion of Phase III construction.

(6) Calculated using a loan amount equal to $465,000,000 (the aggregate Pari Passu Notes balance).

(7) Calculated using a loan amount equal to $550,000,000 (the aggregate whole loan balance including the B component note).

(8) Ratings provided are the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease

(9) Represents space for which the respective tenant reports sales as of 12/31/2002.


                                     A-3-1

--------------------------------------------------------------------------------
                                 THE FORUM SHOPS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Forum Shops loan is secured by a leasehold mortgage on a 655,079 square foot anchored retail center. Phase I was constructed in 1992, Phase II was constructed in 1997, and Phase III is currently being constructed with an expected opening date of November 2004. The Forum Shops loan is a senior loan in a split loan structure with the Forum Shops Companion Notes (pari passu with the Forum Shops loan) which are not included in the trust and the Forum Shops B component note, which is included in the trust. The Class FS Certificates will be entitled to distributions from the Forum Shops B component note only, which has a principal balance of $85,000,000 as of the cut-off date. The Class FS Certificates are not being offered by this prospectus supplement.

LOAN FEATURES.The Forum Shops is encumbered by a long term ground lease terminating in August 2050, with one 25 year extension option. Under the terms of the ground lease, the Forum Shops Loan Borrower is required to complete construction of Phase III, which is expected to include 166,035 square feet of rentable space. Simon Property Group, L.P. ("SPG") has provided a completion guaranty with respect to the Phase III construction, which is currently taking place. Such completion guaranty is additionally supported by a letter of credit in the amount of $48,020,000, which is equal to 125% of the estimated remaining hard construction costs. Upon closing of the Forum Shops Loan, SPG leased all of the Phase III space from the Forum Shops Loan Borrower under a 20-year master lease at an initial rate of $25,000,000 per year. Rent under the master lease reduces as, among other things, space tenants at Phase III take possession and commence paying rent under their respective space leases.

THE BORROWER. The Borrowing Entity is a single purpose entity controlled by SPG. SPG is the largest publicly traded retail real estate company in North America with a total market capitalization of approximately $25 billion as of October 30, 2003. Through its subsidiary partnerships, SPG currently has an interest in 236 properties containing an aggregate of 184 million square feet of gross leasable area in 36 states, as well as nine assets in Europe and Canada. SPG was founded in 1960.

THE PROPERTY. The Forum Shops in Las Vegas, NV originally opened in 1992 with approximately 255,426 square feet (Phase I) of retail connected to the Caesars Palace hotel and casino. Forum Shops nearly doubled its size in 1997 when it added approximately 233,618 square feet, which is known as Phase II. SPG is now adding Phase III which will include approximately 175,000 square feet and will include frontage and entrances directly on Las Vegas Boulevard. Phase III is expected to be fully constructed in the spring of 2004 with extensive tenant work during the summer and a grand opening scheduled for November 2004. The Forum Shops is 97% leased with sales of $1,201 per square foot for tenants under 10,000 square feet that reported sales in 2002.

Tenants at the Forum Shops include retailers such as Louis Vuitton, Versace, Gucci, Valentino, and Spago. Some of the larger tenants at the center include Niketown, Virgin Megastore, Banana Republic, and Express Women. Leasing for Phase III is in its preliminary stages with most leases currently being negotiated or out for signature. Some notable retailers and restaurants which are expected to take space in Phase III include Donna Karan, Harry Winston, Ralph Lauren/Polo, Joe's Stone Crab, and Il Mulino of New York.

THE MARKET(1). The Forum Shops is located at 3500 Las Vegas Boulevard South, in the heart of Las Vegas, NV. Las Vegas Boulevard is known as "The Strip" and is considered by some to be one of the most famous and recognizable streets in the United States. More than 35 million visitors come to Las Vegas annually and a large majority of them visit and/or stay on Las Vegas Boulevard. The Forum Shops will have direct frontage and entrances on Las Vegas Boulevard upon the completion of Phase III.

The trade area for the Forum Shops includes approximately 1,496,850 people in 555,607 households. The annual household income of these residents is approximately $60,142 and the median age is 33 years old. From 1990 to 2000, the market experienced nearly 70% population growth, making it one of the fastest growing metropolitan areas in the United States.

Additionally, there are over 120,000 hotel rooms in Las Vegas and nine of the ten largest hotels in the world are located there. It is the number one summer destination in the United States and the number one gambling destination in the world. The Las Vegas airport is reportedly the 8th busiest in the United States with 850 flights per day.

PROPERTY MANAGEMENT. The property manager of the Forum Shops property is Simon Management Associates, LLC. The property manager is affiliated with the borrower.
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE(2)

              NUMBER OF   SQUARE                              % OF BASE    CUMULATIVE    CUMULATIVE     CUMULATIVE     CUMULATIVE %
               LEASES      FEET     % OF GLA     BASE RENT       RENT      SQUARE FEET    % OF GLA       BASE RENT     OF BASE RENT
     YEAR     EXPIRING   EXPIRING   EXPIRING     EXPIRING      EXPIRING     EXPIRING      EXPIRING       EXPIRING        EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------
VACANT           NAP       14,869      3.0%            NAP       NAP          14,869        3.0%               NAP            NAP
2003 & MTM         3        7,147      1.5        $918,910       2.1%         22,016         4.5%         $918,910           2.1%
2004              10       29,298      6.0       3,052,457       7.0          51,314        10.5%       $3,971,367           9.1%
2005              11       48,842     10.0       3,587,010       8.2         100,156        20.5%       $7,558,377          17.4%
2006               5        4,622      0.9         865,145       2.0         104,778        21.4%       $8,423,522          19.4%
2007               7       24,839      5.1       1,507,158       3.5         129,617        26.5%       $9,930,680          22.8%
2008              29      115,796     23.7       9,636,218      22.2         245,413        50.2%      $19,566,899          45.0%
2009               8       50,852     10.4       3,896,250       9.0         296,265        60.6%      $23,463,149          54.0%
2010               4       17,607      3.6       1,328,585       3.1         313,872        64.2%      $24,791,734          57.0%
2011               1        1,620      0.3         202,500       0.5         315,492        64.5%      $24,994,234          57.5%
2012               9       31,895      6.5       5,335,515      12.3         347,387        71.0%      $30,329,749          69.8%
2013              17      108,318     22.1       9,003,019      20.7         455,705        93.2%      $39,332,768          90.5%
AFTER              6       33,339      6.8       4,150,060       9.5         489,044       100.0%      $43,482,828         100.0%
------------------------ ---------- ---------- ------------- ----------- -------------- ------------- ------------- ---------------
TOTAL            110      489,044    100.0%    $43,482,828      100.0%
-----------------------------------------------------------------------------------------------------------------------------------

(1) Certain information from the Forum Shops loan appraisal dated November 14, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

(2)  The lease rollover schedule includes only Phase I and Phase II.



                                     A-3-2

--------------------------------------------------------------------------------
                         HOMETOWN AMERICA PORTFOLIO III
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
     ORIGINAL PRINCIPAL BALANCE:          $63,376,120

     CUT-OFF PRINCIPAL BALANCE:           $63,376,120

     % OF POOL BY IPB:                    4.6%

     LOAN SELLER:                         JPMorgan Chase Bank

     BORROWER:                            Denali Park SPE LLC, Lakeland Junction
                                          SPE LLC and Timberton Rance SPE LLC

     SPONSOR:                             Hometown America, L.L.C.

     ORIGINATION DATE:                    10/16/2003

     INTEREST RATE:                       5.4880%

     INTEREST ONLY PERIOD:                24 Months

     MATURITY DATE:                       11/1/2013

     AMORTIZATION TYPE:                   Balloon

     ORIGINAL AMORTIZATION:               330

     REMAINING AMORTIZATION:              330

     CALL PROTECTION:                     L(24),Def(91),O(4)

     CROSS-COLLATERALIZATION:             No

     LOCK BOX:                            Soft

     ADDITIONAL DEBT:                     NAP

     ADDITIONAL DEBT TYPE:                NAP

     LOAN PURPOSE:                        Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
     SINGLE ASSET/PORTFOLIO:               Portfolio

     TITLE:                                Fee

     PROPERTY TYPE:                        Manufactured Housing Community

     PADS:                                 Various (see chart titled "Portfolio
                                           Properties")

     LOCATION:                             Various (see chart titled "Portfolio
                                           Properties")

     YEAR BUILT/RENOVATED:                 Various (see chart titled "Portfolio
                                           Properties")

     OCCUPANCY:                            95.5%

     OCCUPANCY DATE:                       7/21/2003

     HISTORICAL NOI:

       2001:                               $5,790,223

       2002:                               $6,177,959

       TTM AS OF 5/03 & 6/03               $6,438,578

     UW NOI:                               $6,611,333

     UW NET CASH FLOW:                     $6,513,683

     APPRAISED VALUE:                      $84,710,000

     APPRAISAL DATE:                       Various

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                  ESCROWS
--------------------------------------------------------------------------------
     ESCROWS/RESERVES:                      INITIAL        MONTHLY
                                         -------------- ---------------
                       Taxes:              $300,142         $49,161

                       CapEx:                    $0         $5,025

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
     CUT-OFF DATE LOAN/SF:      $32,451

     CUT-OFF DATE LTV:          74.8%

     MATURITY LTV:              63.6%

     UW DSCR:                   1.46x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                       PORTFOLIO PROPERTIES

                                                                                  AVERAGE     AVERAGE
                                                 YEAR BUILT/   # OF   % OF        RENT PER    MARKET                   APPRAISED
   PROPERTY NAME              LOCATION           RENOVATED    PADS   TOTAL PADS     PAD        RENT(1)   OCCUPANCY       VALUE
-----------------------------------------------------------------------------------------------------------------------------------
PINE LAKES RANCH         Thornton, CO                1972        762     39.0%        $410      $400         99.0%     $38,200,000
CHATEAU AVON             Rochester Hills, MI      1969/1987      617     31.6%        $476      $472         96.4%      30,600,000
TIMBER HEIGHTS MHC       Davison, MI                 1992        221     11.3%        $338      $300         84.6%       7,660,000
DENALI PARK              Apache Junction, AZ         1979        162      8.3%        $214      $214         84.6%       4,000,000
LAKELAND JUNCTION        Lakeland, FL                1982        191      9.8%        $225      $225        100.0%       4,250,000
------------------------ --------------------- --------------- ------ ----------- ----------- --------- ------------- -------------
TOTAL/WEIGHTED AVERAGE                                         1,953    100.0%        $388      $379         95.5%     $84,710,000
-----------------------------------------------------------------------------------------------------------------------------------

(1) Certain information from the Hometown America Portfolio III loan appraisals dated July 10, 2003, July 14, 2003, and August 1, 2003. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.



                                     A-3-3

--------------------------------------------------------------------------------
                         HOMETOWN AMERICA PORTFOLIO III
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE LOAN. The Hometown America Portfolio III loan is secured by a first mortgage on five manufactured housing communities totaling 1,953 pads. The properties are located in Thornton, Colorado; Rochester Hills, Michigan; Davison, Michigan; Apache Junction, Arizona; and Lakeland, Florida.

THE BORROWER. Denali Park SPE LLC, Lakeland Junction SPE LLC and Timberton Rance SPE LLC are the borrowing entities. The sponsor of the loan is Hometown America L.L.C. ("Hometown"). On October 16, 2003, Hometown, one of the nation's largest privately-held owners and operators of manufactured home communities acquired Chateau Communities, Inc., the largest owner and operator of manufactured home communities in the U.S, for total consideration of approximately $2.2 billion in cash and assumed debt. The combined company has a portfolio of 261 communities with over 88,000 sites, located in 34 states. The Hometown America Portfolio III properties were acquired as part of the acquisition. Hometown is 99% owned and funded by the Washington State Investment Board ("WSIB"). WSIB manages about $52 billion in assets for 33 separate state retirement and public funds including approximately $3.6 billion in real estate.

THE PROPERTIES. The Hometown America Portfolio III consists of five manufactured housing communities: Pine Lakes Ranch, Chateau Avon, Timber Heights Mobile Home Community, Denali Park and Lakeland Junction. There are a total of 1,953 pads with a weighted average occupancy of 95.5%. The weighted average monthly pad rent is approximately $388 and the weighted average monthly market rent is approximately $379. See the chart labeled "Portfolio Properties" on the previous page for additional information.

THE MARKET(1).

PINE LAKES RANCH

The Pine Lakes Ranch property is located in Thorton, Adams County, Colorado. The property is located on both the north and south side of East 100th Avenue, approximately one mile east of Interestate 25. Ingress/egress to the subject property is available via Ranch Road from East 100th Avenue and Riverdale Road. Major north/south roadways in the subject's neighborhood include Interstate 25, Colorado Boulevard and Riverdale Road. Major east/west arteries in the subject neighborhood include East 120th, 112th, 104th and 88th Avenues. The subject property is located just outside of Denver, Colorado, which sits on the eastern slopes of the Rocky Mountains. Denver is located 70 miles north of Colorado Springs, 112 miles north of Pueblo, and 60 miles south of Fort Collins.

Adams County's population, as of the year-end 2000 was 350,642. Adams County experienced a 2.84% average annual growth since 1990. The Pine Lakes Property is located within the Denver MSA. The Denver MSA has a current unemployment rate of 6.2%, compared to the national level of approximately 6.5%. The 2002 average household income within a five mile radius was $63,237. The Denver MSA's dominant employment sectors are services (38.4%); Retail Trade (10.5%); and Transportation, Communications and Utilities (9.1%). The area's top employers include King Scooper's, Inc., Qwest Communications Inc., Centure Health, Safeway, Inc. and HealthOne.

CHATEAU AVON

The Chateau Avon property is located in Rochester Hills, Oakland County, Michigan. Michigan is economically dominated by the Detroit MSA, which consists of six counties. The six counties are Lapeer, Macomb, Monroe, Oakland, St. Clair and Wayne Counties, which are located along the shores of Lake Erie, Lake St. Clair and the Detroit River, which connects the two lakes. Major metropolitan areas in the region include Toledo, Ohio to the south (62 miles), Cleveland, Ohio to the southeast (178 miles), Chicago, Illinois to the southwest (279 miles) and Toronto, Ontario to the northeast (257 miles). The subject property is located on the north side of Auburn Road about one-half mile west of Crooks Road. The property is located 25 miles north of the Detroit CBD. Primary access to the subject neighborhood is provided by Interstate Highway 75. Interstate Highway 75 is located west of the subject and provides access to Detroit to the southeast and Flint to the northwest.

The Detroit MSA's population, as of year-end 2000 was 4,441,551. The MSA's population grew 4.1% between 1990 and 2000. The Detroit MSA has a current unemployment rate of 6.6%. Average household income within a five-mile radius of the subject is $111,135. Detroit's dominant employment sectors are Services, Retail Trade, and Durable Manufacturing. The area's top employers include Ford Motor Company, General Motors Corporation, Daimler Chrysler AG, Henry Ford Health System, Detroit Medical Center, St. John's Health System, Kmart Corporation and EDS Corporation.

--------------------------------------------------------------------------------

(1) Certain information from the Hometown America Portfolio III loan appraisals dated July 10, 2003, July 14, 2003, and August 1, 2003. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.






                                     A-3-4

--------------------------------------------------------------------------------
                         HOMETOWN AMERICA PORTFOLIO III
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

TIMBER HEIGHTS MOBILE HOME COMMUNITY

The Chestnut Creek property is located in Davison, Genesee County, Michigan, which is in the Flint MSA. The Flint MSA is located in east-central Michigan and its economic performance is heavily tied to that of the Detroit MSA, which is approximately 60 miles southeast. The subject property is located on the east side of North Oak Road, north of Lapeer Road, in Davison Township. The site is accessible via Chestnut Creek Boulevard, which is off the east side of East Oak Road. Davison Township is a small residential community located at the intersection of Interstate 69 and State Route 15 and is about five miles east of Burton and Flint. Davison Township is about 70 miles northwest of the Detroit CBD.

Genesee County's population, as of year-end 2002, was 436,593. Genesee County has a current unemployment rate of 7.7%. Household income within a five-mile radius of the subject property is $58,859. Genesee County's dominant employment sectors are Services (29.4%); Wholesale/Retail Trade (26.2%); and Manufacturing (16.7%). The area's top employers include General Motors, Delphi Automotive, McLaren Medical Centers, Genseys Health Care Systems and Flint Public Schools.

DENALI PARK

The Denali Park property is located in Apache Junction, Pinal County, Arizona which is part of the Phoenix MSA. The subject neighborhood is located in the southeastern portion of the Phoenix MSA. The property is on the east side of S. Tomahawk Road, about one-half mile south of U.S. 60, which runs east and west through the neighborhood and connects Apache Junction with metro-Phoenix. Ironwood Drive, Idaho Road and Tomahawk Road are the primary north-south arterials through the neighborhood, and the Apache Trail, Broadway Road, Southern Avenue, and Baseline Roads are the primary east-west roads. The Phoenix CBD is roughly a fifty minute drive from the subject and Phoenix International Airport is about a forty minute drive.

Pinal County's population, as of year-end 2002 was 192,807. Pinal County has experienced a 3.6% average annual growth since 2000. The Metro Phoenix unemployment rate as of December 2002 was 5.2% and compared to the State unemployment of 5.6%. The 2002 average household income within a five-mile radius of the subject was $37,052. The Phoenix-Mesa dominant employment sectors are Services (32.3%); Retail Trade (18.5%); and State and Local Government (12.4%). The top employers in metropolitan Phoenix include Wal Mart, Honeywell International, Motorola, Inc., Banner Health Systems, The Kroger Company and American Express.

LAKELAND JUNCTION

The Lakeland Junction Property is located in Lakeland, Polk County, Florida, which is part of the Lakeland/Winter Haven MSA. The subject is located in the northeast portion of the city of Lakeland. The City of Lakeland is about 40 miles east of the Tampa CBD and approximately 50 miles from the Orlando CBD. The subject's neighborhood is the State Road 33 corridor and is bounded on the north by Daughty Road, on the east by Old Combee Road, to the south by Memorial Blvd (U.S. Hwy 92) and west by Florida Avenue (U.S. HWY 98).

The Polk County 2002 estimated population was 504,984, a 1.8% average annual increase since 1990. Polk County has, as of June 2003, an unemployment rate of 6.8%. 2002 average household income within a five mile radius of the subject is $40,967. Polk's primary industry is phosphate mining, which has produced half of the phosphate mined in the United States. Agriculture is the second largest industry in the county, due to the extensive citrus and cattle production. However, most of the employment is in the Services (23.0%) and Retail Trade sectors (20.0%). The area's top employers include Publix Supermarkets, Lakeland Regional Medical Center, GEICO, and Watson Clinic.

PROPERTY MANAGEMENT. The property manager of the Hometown America Portfolio III is Hometown America Management, L.P. The property manager is affiliated with the borrower.

--------------------------------------------------------------------------------



                                     A-3-5

--------------------------------------------------------------------------------
                             ONE POST OFFICE SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

     ORIGINAL PRINCIPAL BALANCE:          $60,000,000 (Pari Passu)(1)

     CUT-OFF PRINCIPAL BALANCE:           $60,000,000  (Pari Passu)(1)

     % OF POOL BY IPB:                    4.3%

     SHADOW RATING (M/S):                 Aa3/AAA

     LOAN SELLER:                         JPMorgan Chase Bank

     BORROWER:                            One Post Office Square, L.L.C.

     SPONSOR:                             Equity Office Properties Trust and the
                                          Prime Property Fund

     ORIGINATION DATE:                    9/12/2003

     INTEREST RATE:                       5.3851%

     INTEREST ONLY PERIOD:                24 Months

     MATURITY DATE:                       10/1/2013

     AMORTIZATION TYPE:                   Balloon

     ORIGINAL AMORTIZATION:               360

     REMAINING AMORTIZATION:              360

     CALL PROTECTION:                     L(24),Def(89),O(5)

     CROSS-COLLATERALIZATION:             No

     LOCK BOX:                            Cash Management Agreement

     ADDITIONAL DEBT:                     Yes

     ADDITIONAL DEBT TYPE:                Represents the subordinate B
                                          component note

     LOAN PURPOSE:                        Refinance

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
     SINGLE ASSET/PORTFOLIO:              Single Asset

     TITLE:                               Fee

     PROPERTY TYPE:                       Office

     SQUARE FOOTAGE:                      766,462

     LOCATION:                            Boston, MA

     YEAR BUILT/RENOVATED:                1981

     OCCUPANCY:                           90.9%

     OCCUPANCY DATE:                      8/7/2003

     NUMBER OF TENANTS:                   23

     HISTORICAL NOI:

       2001:                              $20,340,518

       2002:                              $22,825,836

       TTM AS OF 7/31/2003                $20,138,744

     UW NOI:                              $21,122,367

     UW NET CASH FLOW:                    $19,705,493

     APPRAISED VALUE:                     $280,000,000

     APPRAISAL DATE:                      8/20/2003

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                  ESCROWS
--------------------------------------------------------------------------------
Twelve months prior to the lease expiration of the Putnam Investments or Pricewaterhouse Coopers space, the One Post Office Square borrower is required to deposit into a reserve account either through a excess cash flow sweep or in the form of a guaranty, an amount equal to $35 per square foot. The One Post Office Square borrower may provide a guaranty from EOP Operating Limited Partnership and/or the Equitable Life Assurance Society of the United States, on behalf of its Separate Account No. 8, also known as the Prime Property Fund, so long as such entities have a long term debt rating of at least BBB- by Standard and Poor's and Baa3 by Moody's.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                     PARI PASSU
                                      NOTES(2)           WHOLE LOAN(3)
                                -------------------- ---------------------
   CUT-OFF DATE LOAN/SF:              $157                   $228

   CUT-OFF DATE LTV:                  42.9%                  62.5%

   MATURITY DATE LTV:                 37.8%                  55.1%

   UW DSCR:                           2.47x                  1.62x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                          SIGNIFICANT TENANTS

                                                           MOODY'S/      SQUARE                                        LEASE
      TENANT NAME                    PARENT COMPANY         S&P(4)        FEET       % OF GLA     BASE RENT PSF  EXPIRATION YEAR
-----------------------------------------------------------------------------------------------------------------------------------
PUTNAM INVESTMENTS           Putnam Investments              NR/NR       298,589       39.0%         $42.94           2009
PRICEWATERHOUSECOOPERS       PricewaterhouseCoopers LLP      NR/NR       179,105       23.4%         $23.01           2005
SULLIVAN & WORCESTER         Sullivan & Worcester            NR/NR       105,840       13.8%         $52.25           2011
---------------------------- ------------------------------ ------------- ----------- ------------ --------------- ----------------

(1) Represents the A2 component note in a 3 component note Whole Loan structure in the aggregate amount of $175,000,000. The A2 component note is pari passu with a $60,000,000 A1 component note, which is not included in the trust. The $55,000,000 B-Note is subordinate to the A1 component note and the A2 component note and such B-Note is not included in the trust.

(2) Calculated using a loan amount equal to $120,000,000 (the aggregate Pari Passu Notes balance).

(3) Calculated using a loan amount equal to $175,000,000 (the aggregate Whole Loan balance), including the B component note.

(4) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-6

--------------------------------------------------------------------------------
                             ONE POST OFFICE SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE LOAN. The One Post Office Square loan is secured by a first mortgage on a Class A Office building located in Boston, MA. The One Post Office Square Loan is a senior loan in a split loan structure with the One Post Office Square Companion Note (pari passu with the One Post Office Square Loan) and the One Post Office Square B component note, neither of which are included in the trust.

THE BORROWER. The borrower is One Post Office Square, L.L.C. The sponsor is a joint venture between the Prime Property Fund and Equity Office Properties Trust. The Prime Property Fund, an open-end commingled insurance company separate account of the Equitable Life Assurance Society, is a subsidiary of AXA Financial Group. Founded in 1973, the fund was created as a vehicle for pension funds to invest in real estate. The fund is managed by Lend Lease Real Estate Investments. Equity Office Properties Trust (NYSE: EOP) is the largest REIT and publicly held owner of office properties in the nation, with a total capitalization of approximately $25 billion. Equity Office Properties Trust owns and manages approximately 124 million square feet of primarily class A office space in 721 buildings in 30 major metropolitan areas across the country.

THE PROPERTY. One Post Office Square is a 42-story class A office building consisting of approximately 766,462 square feet and an attached 385-car parking garage. The property is located in the center of Boston's financial district at the corner of Milk and Pearl Streets. The building was originally constructed in 1981 and offers its tenants modern amenities including a three-story lobby finished in patterned marble walls and columns, 24-hour manned security desk, a restaurant, and an attached 330-room hotel (not part of the collateral).

The property is approximately 90.9% leased to over 20 tenants including Putnam Investments (approximately 298,589 square feet), Pricewaterhouse Coopers (approximately 179,105 square feet), and Sullivan & Worcester (approximately 105,840 square feet). The Property shares its location with the upscale Le Meridien Hotel giving its tenants additional amenities. The property has highway access and is situated four blocks from South Station, which houses the Red MBTA subway line, Amtrak trains, and commuter trains and buses. Express buses from the Western suburbs also stop directly in front of One Post Office Square.

THE MARKET(1). The total Boston inventory of office buildings is approximately
66.5 million square feet. Approximately 34.6 million, or 52% of this inventory, is located in the Central Business District. Approximately 14.0 million or 21% is located in the Back Bay section of Boston. The subject property is situated within the Central Business District in downtown Boston, located in the approximate middle of this district within what is known as Post Office Square. This area is improved primarily with high-rise commercial office buildings but also has some class B and C buildings as well as hotels. The CBD is supported by major residential development within the Back Bay to the west, the North End to the north and the South End to the south. In the downtown Boston market, new construction to be delivered between 2001and 2004, is expected to total approximately 4.3 million square feet. Of these buildings, only two would be directly competitive to One Post Office Square, containing 603,000 square feet (reportedly 0% committed) and 1,022,000 square feet (reportedly 100% committed).

In the second quarter of 2003, the overall Boston office market reflected a vacancy rate of 13.1% and an "available" rate of 17.1%. The difference between the two rates is that vacancy is defined as space which is immediately available for occupancy, while "available" is all currently marketed space. The Class A market within the CBD reported an availability of 19.7% and an actual vacancy of 12.2%. The appraiser's survey of competitive office properties in the subject's area indicated typical rental rates ranged from $38.00 to $60.00 per rentable square foot per year, gross. A substantial amount of sublease space has entered the market, totaling approximately 2.1 million square feet in downtown Boston. The amount of new sublease space has slowed significantly over the past several quarters. Further support is borne out by the fact that sublease space has shown a decline from its peak of over 3.0 million in the first quarter of 2001.

PROPERTY MANAGEMENT. The property manager of the One Post Office Square property is an affiliate of Equity Office Properties Trust. The property manager is affiliated with the borrower.

--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE

             NUMBER OF   SQUARE                               % OF BASE   CUMULATIVE     CUMULATIVE    CUMULATIVE    CUMULATIVE %
              LEASES      FEET     % OF GLA     BASE RENT       RENT      SQUARE FEET     % OF GLA      BASE RENT    OF BASE RENT
    YEAR     EXPIRING   EXPIRING   EXPIRING     EXPIRING      EXPIRING    EXPIRING       EXPIRING       EXPIRING       EXPIRING
---------------------------------------------------------------------------------------------------------------------------------
VACANT          NAP       69,703      9.1%             NAP        NAP        69,703          9.1%              NAP          NAP
2003 & MTM        4       17,927      2.3         $439,416       1.6%        87,630         11.4%         $439,416         1.6%
2004              5       11,990      1.6          669,492       2.5         99,620         13.0%       $1,108,908         4.1%
2005              9      184,975     24.1        4,413,036      16.4        284,595         37.1%       $5,521,944        20.6%
2006              1        3,313      0.4          175,584       0.7        287,908         37.6%       $5,697,528        21.2%
2007              6       14,512      1.9          664,596       2.5        302,420         39.5%       $6,362,124        23.7%
2008              2        6,180      0.8          292,284       1.1        308,600         40.3%       $6,654,408        24.8%
2009             21      311,466     40.6       13,542,960      50.4        620,066         80.9%      $20,197,368        75.2%
2010              0            0      0.0                0       0.0        620,066         80.9%      $20,197,368        75.2%
2011              5      105,840     13.8        5,530,140      20.6        725,906         94.7%      $25,727,508        95.8%
2012              0            0      0.0                0       0.0        725,906         94.7%      $25,727,508        95.8%
2013              1       19,618      2.6          735,852       2.7        745,524         97.3%      $26,463,360        98.5%
AFTER             9       20,938      2.7          404,856       1.5        766,462        100.0%      $26,868,216       100.0%
------------ ---------- ---------- ----------- -------------- ---------- -------------- ------------- -------------- ------------
TOTAL            63      766,462     100.0%    $26,868,216     100.0%
---------------------------------------------------------------------------------------------------------------------------------

(1) Certain information from the One Post Office Square loan appraisal dated August 20, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.




                                     A-3-7

--------------------------------------------------------------------------------
                               STATE HOUSE SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             LOAN INFORMATION
--------------------------------------------------------------------------------

     ORIGINAL PRINCIPAL BALANCE:     $52,000,000

     CUT-OFF PRINCIPAL BALANCE:      $51,902,992

     % OF POOL BY IPB:               3.7%

     LOAN SELLER:                    CIBC Inc.

     BORROWER:                       State House Financial Associates, LLC

     SPONSOR:                        Harbor Group International

     ORIGINATION DATE:               9/10/2003

     INTEREST RATE:                  5.9100%

     INTEREST ONLY PERIOD:           NAP

     ANTICIPATED REPAYMENT DATE:     10/1/2010

     AMORTIZATION TYPE:              ARD

     ORIGINAL AMORTIZATION:          360

     REMAINING AMORTIZATION:         358

     CALL PROTECTION:                L(24),Def(54),O(4)

     CROSS-COLLATERALIZATION:        No

     LOCK BOX:                       Springing

     ADDITIONAL DEBT:                NAP

     ADDITIONAL DEBT TYPE:           NAP

     LOAN PURPOSE:                   Acquisition

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

     SINGLE ASSET/PORTFOLIO:         Single Asset

     TITLE:                          Fee/Leasehold

     PROPERTY TYPE:                  Office

     SQUARE FOOTAGE:                 855,270

     LOCATION:                       Hartford, CT

     YEAR BUILT/RENOVATED:           1920/2002

     OCCUPANCY:                      91.5%

     OCCUPANCY DATE:                 7/1/2003

     NUMBER OF TENANTS:              38

     HISTORICAL NOI:

       2001:                         $4,829,577

       2002:                         $6,853,801

       TTM AS OF 5/31/2003:          $7,075,169

     UW NOI:                         $7,188,091

     UW NET CASH FLOW:               $6,172,983

     APPRAISED VALUE:                $70,100,000

     APPRAISAL DATE:                 7/1/2003

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
     ESCROWS/RESERVES:                      INITIAL        MONTHLY
                                         -------------- ---------------
                            Taxes:       $1,079,333       $269,833
                            Insurance:      $34,748        $17,374
                            CapEx:               $0        $14,255
                            TI/LC:       $2,000,000        $41,667
                            Other:       $1,175,000(1)          $0
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

     CUT-OFF DATE LOAN/SF:        $61

     CUT-OFF DATE LTV:            74.0%

     MATURITY DATE LTV:           66.9%

     UW DSCR:                     1.67x

--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                       SIGNIFICANT TENANTS

                                                                           MOODY'S/   SQUARE    % OF   BASE RENT       LEASE
         TENANT NAME                      PARENT COMPANY                    S&P(2)     FEET      GLA     PSF       EXPIRATION YEAR
-----------------------------------------------------------------------------------------------------------------------------------
TRAVELERS INDEMNITY COMPANY   Travelers Property Casualty Corp. (NYSE:TPK)  A2/A-    294,643    34.5%   $14.95(3)  2004 and 2013(6)
AELTUS INVESTMENT MANAGEMENT  ING Groep N.V. (NYSE: ING)                   Aa3/A+    121,370    14.2%   $20.90(4)  2012 and 2009(7)
ADVEST GROUP                  MONY Group Inc. (NYSE: MNY)                 Baa2/BBB+  105,745    12.4%   $19.60     2010
HILB, ROGAL & HAMILTON CO.    Hilb, Rogal & Hamilton Co.                   NAP/NAP    33,357     3.9%   $19.00     2005
CONNECTICUT NATURAL GAS CORP. Energy East Corp. (NYSE: EAS)               Baa2/BBB+   26,564     3.1%   $22.96(5)  2006
-----------------------------------------------------------------------------------------------------------------------------------

(1)  Capital Improvements Reserve, Aeltus Tenant Reserve.

(2) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(3) Rental rate shown is the weighted average rate. Travelers leases 93,574 SF at $21.00/SF, 84,309 SF at $19.50/SF, 68,260 SF at $1.00/SF and 48,500 SF
     at $15.00/SF.

(4) Rental rate shown is the weighted average rate. Aeltus Investment Management leases 120,274 SF at $20.95/SF and 1,096 SF at $15.00/SF (Storage space).

(5) Rental rate shown is the weighted average rate. Connecticut Natural Gas Corp. leases 25,548 SF at $23.40/SF and 1,016/SF at $12.00/SF (Storage space).

(6) Travelers Indemnity Company is under two separate leases with 152,569 SF expiring on 6/30/2004 and 142,074 SF expiring on 6/30/2013.

(7) Aeltus Investment Management is under two separate leases with 120,274 SF expiring on 2/28/2012 and 1,096 SF of storage space expiring on 2/28/2009.



                                     A-3-8

--------------------------------------------------------------------------------
                               STATE HOUSE SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE LOAN. The State House Square loan is secured by a fee/leasehold interest in an 855,270 square foot office building. Three small portions of the complex are under a 75-year ground lease, which commenced on July 1, 1971 and runs through May 31, 2046.

THE BORROWER. The subject was acquired by State House Financial Associates, LLC, a single purpose bankruptcy remote entity under the control of its managing member SHFA Managing Company, LLC (10%). The managing member is 100% owned by HGGP Capital, LLC, a single purpose entity controlled by the members of Harbor Group International ("HGI"). HGI has been acquiring real estate since 1990, and since then has owned and managed an extensive and diversified portfolio of commercial real estate. HGI's portfolio is currently valued in excess of $900 million and includes approximately 4.8 million square feet of office space in eleven markets, 1.3 million square feet of retail space, 1.0 million square feet of industrial space, and 4,200 apartment units. While a large portion of HGI's portfolio is concentrated around the southeastern portion of the United States, it owns properties as far west as El Paso, Texas, and as far north as Rochester, New York.

THE PROPERTY. The subject property is an 855,270 square foot class A office building situated on 2.64 acres of land within the Hartford, Connecticut CBD. The subject contains twin 14 story office towers (10 State House Square and 90 State House Square) and a historic seven story (plus mezzanine and basement space) office building (50-58 State Street) plus retail space. 50-58 State Street was originally constructed in 1920 and substantially renovated in 2000, with the two 14 story towers and the retail spaces built in 1987.

The subject's amenities include 24-hour security (complete with closed circuit television), a fully-equipped, state of the art health club facility, a food court with seating for approximately 500 people, a variety of retail shops, and an on-site underground parking garage with parking available for approximately 444 vehicles.

The property is 91.5% leased by 38 tenants with over 40.0% of the total space occupied by credit tenants. National tenants make up over 75% of the total tenant base, with the subject's largest tenant Travelers Indemnity Company ("Travelers"), a provider of property and casualty insurance, occupying 294,643 square feet (34.5% of NRA including 48,500 square feet used for a corporate gym owned and operated by Travelers). In addition to Travelers, three prominent financial services firms occupy 30.5% of NRA. Aeltus Investment Management, a global financial institution offering banking, insurance and asset management that is an independently managed subsidiary of ING Groep N.V., occupies 121,370 square feet; the Advest Group, Inc., a regional financial services and investment advisory firm owned by MONY Group Inc. (NYSE: MNY), occupies 105,745 square feet; and Hilb Rogal & Hamilton Company, the nation's seventh largest insurance brokerage firm, occupies 33,357 square feet. The remainder of the tenant base is comprised of a diverse mix of premier service providers, established regional companies, and retail tenants including Connecticut Natural Gas Corporation (26,564 square feet, 3.1% of NRA), a wholly-owned regulated subsidiary of Energy East Corp. (NYSE: EAS); Edwards & Angell (21,407 square feet, 2.4% of NRA), a full-service law firm with approximately 300 attorneys; Pullman & Comley, LLC (20,230 square feet, 2.3% of NRA), a full-service law firm; UBS Financial Services, Inc. (18,331 square feet, 2.1% of NRA), and Morton's of Chicago (8,000 square feet, 0.9% of NRA).

Three small portions of the complex (primarily under 10 State House Square) are under a 75-year ground lease, which commenced on July 1, 1971 and runs through May 31, 2046. The ground lease calls for a current annual payment $116,850, which remains flat until June 1, 2021, at which time the ground lease payment increases or decreases based upon the Cost of Living Index, offset by the original annual payment in 1971 ($25,000). Additionally, during the 74th and 75th lease years, the lessee has the right to purchase the premises from the lessor for $50,000.

THE MARKET(1). State House Square occupies an entire city block in the middle of the Hartford, Connecticut CBD. The location provides immediate highway access to Interstates 84 and 91 and provides access to all points outside the city. The subject's immediate location (at State House Square, Main Street, and Market Street) makes it accessible from all areas of the CBD and the region. Additionally, the subject is conveniently located approximately four blocks east of Union station, serving Amtrak and all major interstate bus operators, providing access to New Haven, New York and Washington, D.C.

Connecticut's economy is one of the most productive in the Northeast. Connecticut ranks first nationwide in: per capita personal income, median household income, average annual pay, average salary of teachers, and major corporate headquarters per million residents. The City of Hartford, which is the state capital, has been southern New England's economic, cultural, and social center for more than three centuries. Hartford is commonly referred to as "The Insurance Capital of the World", with companies the likes of Aetna, Cigna, Hartford Steam Boiler, ITT Hartford, Phoenix Mutual, and Travelers all calling Hartford home. In addition to being a powerful insurance and financial center, the region is home to numerous major high-tech manufacturing firms, including many Fortune 500 corporations. Small to mid size businesses are the backbone of the region's economy and are boosted by an aggressive program of business incubators, economic incentives, and financial assistance packages made available through federal, state, and local government and area educational facilities.

--------------------------------------------------------------------------------

(1) Certain information from the State House Square loan appraisal dated July 1, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


                                     A-3-9

--------------------------------------------------------------------------------
                               STATE HOUSE SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Two significant projects, Adrian's Landing and Trumbull Centre, are currently under construction, with several others planned for the near future, ranging from reconstructing older office buildings to remaking the Hartford Civic Center shops and offices into a residential community. The plan sets out Six Pillars of State investment (which has since grown to 8 objectives). The Pillars of this strategy include a reunion with the Connecticut River; a convention, entertainment, and cultural district called Adrian's Landing; revitalization of the CBD; a downtown college campus; investments in homes and careers throughout the City; and a college football stadium in East Hartford.

According to both CB Richard Ellis and Cushman & Wakefield as of the second quarter 2003 there was approximately 23.88 million square feet of office space located within the Hartford MSA. According to Cushman & Wakefield as of the second quarter of 2003 the Hartford MSA reported an overall vacancy rate of 16.4%. Additionally, according to the Cushman & Wakefield second quarter 2003 report the Hartford MSA reported an average rental rate of $19.54/sf.

According to CB Richard Ellis and Cushman & Wakefield, as of the second quarter 2003 the Hartford CBD contained a total of 7.69 million square feet of multi-tenanted office space, the majority of which is Class "A" space (5.99 million square feet per Cushman & Wakefield). During the first quarter 2003 the overall CBD reported a total vacancy rate of 22.5%, and average rental rates of $21.67/sf. According to Cushman & Wakefield, the 5.99 million square feet of Class "A" space in the CBD consisted of 14 buildings (including 10 and 90 State House Square as two of the 14), with a direct vacancy rate of 13.5%. According to both CB Richard Ellis and Cushman & Wakefield, rental rates as the second quarter 2003 were approximately $22.30/sf for Class "A" space and $18.16/sf for Class "B" office space.

It is important to note, however, that all of the above figures, and virtually all other recognized market indicators, do not take into account owner-occupied office space in the Hartford CBD. According to CB Richard Ellis, seven large employers (Fleet Bank, The Hartford, Mass Mutual, Phoenix, the State of Connecticut, Travelers, and Aetna) occupy a total of 7,475,000 square feet in downtown Hartford in properties that they own; these properties are currently 95.2% occupied. Taking into account this additional space and occupancy rate that are not captured in any major market survey, CB Richard Ellis calculates an adjusted Hartford Class "A" vacancy rate of 10%.

PROPERTY MANAGEMENT. The property manager of the State House Square property is Harbor Group Management Company, an entity controlled by HGI. The property manager is affiliated with the borrower.

--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE(1)

             NUMBER OF   SQUARE                               % OF BASE  CUMULATIVE      CUMULATIVE    CUMULATIVE     CUMULATIVE %
              LEASES      FEET       % OF GLA     BASE RENT      RENT    SQUARE FEET     % OF GLA      BASE RENT     OF BASE RENT
   YEAR      EXPIRING   EXPIRING     EXPIRING     EXPIRING     EXPIRING    EXPIRING       EXPIRING      EXPIRING        EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------
VACANT           NAP      72,888        8.5%            NAP        NAP       72,888          8.5%              NAP           NAP
2003 & MTM         5       3,350        0.4        $ 76,823       0.5%       76,238          8.9%          $76,823          0.5%
2004               5     153,616       18.0       1,738,461      12.3%      229,854         26.9%       $1,815,284         12.8%
2005               5      52,023        6.1       1,046,274       7.4%      281,877         33.0%       $2,861,557         20.2%
2006               7      44,115        5.2       1,041,672       7.3%      325,992         38.1%       $3,903,230         27.5%
2007              10      38,357        4.5         823,455       5.8%      364,349         42.6%       $4,726,684         33.3%
2008               1      21,407        2.5         394,871       2.8%      385,756         45.1%       $5,121,555         36.1%
2009               4      23,863        2.8         574,764       4.1%      409,619         47.9%       $5,696,319         40.2%
2010              10     120,790       14.1       2,348,618      16.6%      530,409         62.0%       $8,044,937         56.7%
2011               1      20,230        2.4         536,904       3.8%      550,639         64.4%       $8,581,841         60.5%
2012               7     120,274       14.1       2,519,740      17.8%      670,913         78.4%      $11,101,582         78.3%
2013               6     153,243       17.9       2,843,894      20.1%      824,156         96.4%      $13,945,476         98.4%
AFTER              1       8,000        0.9         233,800       1.6%      832,156         97.3%      $14,179,276        100.0%
--------------- ------- ---------- ----------- -------------- ---------- -------------- ------------- -------------- --------------
TOTAL             62     832,156       97.3%    $14,179,276     100.0%
-----------------------------------------------------------------------------------------------------------------------------------

(1) Food Court Common Area space totaling 23,114 square feet was not included as part of the lease rollover schedule.



                                     A-3-10

--------------------------------------------------------------------------------
                                   COLONY COVE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

     ORIGINAL PRINCIPAL BALANCE:     $50,000,000

     CUT-OFF PRINCIPAL BALANCE:      $49,882,513

     % OF POOL BY IPB:               3.6%

     LOAN SELLER:                    JPMorgan Chase Bank

     BORROWER:                       Colony Cove SPE LLC

     SPONSOR:                        Hometown America, L.L.C.

     ORIGINATION DATE:               10/16/2003

     INTEREST RATE:                  5.3000%

     INTEREST ONLY PERIOD:           NAP

     MATURITY DATE:                  11/1/2010

     AMORTIZATION TYPE:              Balloon

     ORIGINAL AMORTIZATION:          240

     REMAINING AMORTIZATION:         239

     CALL PROTECTION:                L(24),Def(56),O(3)

     CROSS-COLLATERALIZATION:        No

     LOCK BOX:                       Soft

     ADDITIONAL DEBT:                NAP

     ADDITIONAL DEBT TYPE:           NAP

     LOAN PURPOSE:                   Acquisition

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

     SINGLE ASSET/PORTFOLIO:         Single Asset

     FTITLE:                         Fee/Leasehold

     MPROPERTY TYPE:                 Manufactured Housing Community

     PADS:                           2,210

     LOCATION:                       Ellenton, FL

     YEAR BUILT/RENOVATED:           1957

     OCCUPANCY:                      98.7%

     OCCUPANCY DATE:                 7/21/2003

     AVERAGE MONTHLY PAD RENT:       $378

     HISTORICAL NOI:

       2001:                         $5,989,254

       2002:                         $6,285,660

       TTM AS OF 6/30/2003:          $7,715,126

     $UW NOI:                        $6,554,897

     $UW NET CASH FLOW:              $6,444,397

     $APPRAISED VALUE:               $80,700,000

     APPRAISAL DATE:                 8/1/2003

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
     ESCROWS/RESERVES:                      INITIAL        MONTHLY
                                         -------------- ---------------
                       Taxes:              $927,222        $71,325
                       CapEx:                    $0         $8,097

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
   CUT-OFF DATE LOAN/SF:        $22,571

   CUT-OFF DATE LTV:            61.8%

   MATURITY LTV:                47.6%

   UW DSCR:                     1.59x
--------------------------------------------------------------------------------


                                     A-3-11

--------------------------------------------------------------------------------
                                   COLONY COVE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE LOAN. The Colony Cove loan is secured by a fee and leasehold interest in a 2,210 pad manufactured housing community located in Ellenton, Florida. Approximately 202.8 acres of the Colony Cove property are subject to a ground lease and are not part of collateral; however, the 1,153 pads situated on the ground leased portion of the Colony Cove property are part of the collateral. The remaining 1,057 pads owned in fee serve as collateral for the Colony Cove loan.

THE BORROWER. Colony Cove SPE LLC is the borrowing entity. The sponsor of the loan is Hometown America L.L.C. ("Hometown"). On October 16, 2003, Hometown, one of the nation's largest privately-held owners and operators of manufactured home communities acquired Chateau Communities, Inc., the largest owner and operator of manufactured home communities in the U.S, for total consideration of approximately $2.2 Billion in cash and assumed debt. The combined company has a portfolio of 261 communities with over 88,000 sites, located in 34 states. The Colony Cove property was acquired by the borrower as part of the acquisition. Hometown is 99% owned and funded by the Washington State Investment Board ("WSIB"). WSIB manages about $52 billion in assets for 33 separate state retirement and public funds including approximately $3.6 billion in real estate.

THE PROPERTY. The Colony Cove property is a 2,210-pad manufactured housing community located in Ellenton, FL. The site contains approximately 538.3 acres comprised of three leasehold parcels and six fee simple parcels, and was developed in 1957, 1976, 1982 and 1986. The leases covering the three parcels on ground leases, all of which will expire on May 31, 2022. The site offers four unit/pad types with rental rates ranging from $336 to $403 per pad with a weighted average rental rate of $378.

The property amenities include 5 swimming pools, 4 clubhouses with auditorium and billiards, 3 laundry rooms, 2 tennis courts, 72 canopied and lighted shuffleboard courts, woodworking shop, marina, boat ramp, picnic pavilion and fishing pier. The clubhouse facilities include a full-size kitchen and tables and chairs. Utilities are individually metered.

THE MARKET(1). The subject property is located in Ellenton, Florida, Manatee County which is located in the Sarasota MSA. The subject property is located approximately six miles north of the Brandenton Central Business District (CBD). Manatee County is located along the western coast of the state, just south of the Tampa-St. Petersburg metropolitan area. The subject is located along the north side of US Highway 301 and between 72nd Avenue and Erie Road. Access to the subject is provided on US 301, 72nd Avenue and Erie Road.

The Sarasota MSA's population, as of year-end 2002 was 618,608. The MSA has experienced a 2.4% average annual growth since 2000. The area has a current unemployment rate of 3.6%, compared to Florida's unemployment rate of 5.1%. The 2002 average household income within five miles of the subject was $55,319.

Sarasota MSA's dominant employment sectors are Services (45.0%); Retail Trade (21.0%); and Manufacturing (10.0%), and Government. The area's top employers include Sarasota Memorial Hospital, Publix Grocery, Tropicana, Bon Secours Hospital, PGT Industries, Blake Medical Center, Manatee Memorial Hospital, Charter One, Wal-Mart, and Wellcraft Boats.

PROPERTY MANAGEMENT. The property manager of the Colony Cove property is Hometown America Management, L.P. The property manager is affiliated with the borrower

--------------------------------------------------------------------------------

(1) Certain information from the Colony Cove loan appraisal dated August 1, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


                                     A-3-12

--------------------------------------------------------------------------------
                                   Potomac Run
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:     $47,000,000

CUT-OFF PRINCIPAL BALANCE:      $46,914,387

% OF POOL BY IPB:               3.4%

LOAN SELLER:                    JPMorgan Chase Bank

BORROWER:                       Potomac Run, LLC

SPONSOR:                        A joint venture between GE Capital
                                Real Estate and Kimco Realty
                                Corporation

ORIGINATION DATE:               9/25/2003

INTEREST RATE:                  6.0170%

INTEREST ONLY PERIOD:           NAP

MATURITY DATE:                  10/1/2013

AMORTIZATION TYPE:              Balloon

ORIGINAL AMORTIZATION:          360

REMAINING AMORTIZATION:         358

CALL PROTECTION:                L(24),Def(90),O(4)

CROSS-COLLATERALIZATION:        No

LOCK BOX:                       NAP

ADDITIONAL DEBT:                NAP

ADDITIONAL DEBT TYPE:           NAP

LOAN PURPOSE:                   Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset

TITLE:                          Fee

PROPERTY TYPE:                  Retail - Anchored

SQUARE FOOTAGE:                 361,375

LOCATION:                       Sterling, VA

YEAR BUILT/RENOVATED:           1996

OCCUPANCY:                      98.9%

OCCUPANCY DATE:                 9/16/2003

NUMBER OF TENANTS:              27

HISTORICAL NOI:

  2001:                         $4,573,213

  2002:                         $4,608,357

UW NOI:                         $4,626,462

UW NET CASH FLOW:               $4,481,916

APPRAISED VALUE:                $59,000,000

APPRAISAL DATE:                 9/3/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
     Escrows/Reserves:                      Initial        Monthly
                                         -------------- ---------------
                       Taxes:                              $50,022
                                           $300,130
                       CapEx:                    $0         $1,250

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:           $130

CUT-OFF DATE LTV:               79.5%

MATURITY LTV:                   67.6%

UW DSCR:                        1.32x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            MAJOR TENANTS

                                                               MOODY'S/      SQUARE     % OF    SALES    BASE RENT        LEASE
      TENANT NAME                 PARENT COMPANY                 S&P(1)       FEET       GLA     PSF(2)     PSF      EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
TOYS R US             Toys "R" Us, Inc. (NYSE: TOY)            Baa3/BBB-      45,210   12.5%      NAV      $5.11           2012

MICHAELS              Michaels Store, Inc. (NYSE: MIK)          Ba1/BB+       35,333    9.8%     $132     $11.00           2011

CIRCUIT CITY STORES   Circuit City Stores, Inc. (NYSE: CC)      NAP/NAP       33,000    9.1%      NAV     $14.17           2017

OFFICE DEPOT          Office Depot, Inc. (NYSE: ODP)           Baa3/BBB-      27,400    7.6%      NAV     $11.00           2011

PETSSMART             PetsMART, Inc. (NSDQ: PETM)               Ba3/B+        26,040    7.2%      NAV     $11.50           2011

KITCHEN & ETC         Kitchen & ETC                             NAP/NAP       25,654    7.1%     $176     $14.03           2009

ROSS DRESS FOR LESS   Ross Stores Inc (NSDQ: ROST)              NAP/BBB       24,255    6.7%      NAV     $12.50           2007

KIDS R US             Toys "R" Us, Inc. (NYSE: TOY)            Baa3/BBB-      16,500    4.6%      NAV     $11.00           2012
------------------------------------------------------------------------------------------------------------------------------------

(1) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease
(2) Sales per square foot for the 12 month period ending August 31, 2003.


                                     A-3-13

--------------------------------------------------------------------------------
                                   POTOMAC RUN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Potomac Run loan is secured by a first mortgage interest in a 361,365 square foot anchored retail center.

THE BORROWER. The borrower is Potomac Run, LLC. The sponsor of the borrower is a joint venture between GE Capital Real Estate and Kimco Realty Corporation known as the Kimco Retail Opportunity Portfolio. GE Capital Real Estate, headquartered in Stamford, CT, is one of the industry's leading global resources for commercial real estate capital, with a portfolio of over $21 billion, through its structured finance, equity and capital markets products. Kimco Realty Corporation, a publicly-traded real estate investment trust (REIT), is the nation's largest owner and operator of neighborhood and community shopping centers. Kimco has interests in over 510 properties in 41 states, with approximately 68 million square feet of leasable space.

THE PROPERTY. Potomac Run is a 361,365 square foot anchored retail center located in Sterling, VA. The center was built in 1996. The center is situated on
38.1 acres and contains 15 single story buildings with 27 tenants. The property is 98.9% leased to over 20 tenants including Michael's (approximately 35,000 square feet), Circuit City (approximately 33,000 square feet), Office Depot (approximately 27,000 square feet) and PetSmart (approximately 26,000 square feet). Additionally, the center has a variety of in-line tenants and pad site tenants, as well as a 125,204 square foot Target that owns its own store and does not serve as collateral for the Potomac Run loan. The site is located at the southeast corner of Cascades Parkway and Route 7 (Harry Byrd Highway) and is approximately three miles north of Dulles International Airport (IAD) and fifteen miles west of Washington D.C.

THE MARKET(1). The Potomac Run property is located in Sterling, Virginia, Loudon County in the Washington, D.C. MSA. The subject property is at the southeastern corner of Cascades Parkway and Harry F. Byrd Highway (Route 7). Route 7 one of the primary transportation arteries for this area. The property can be accessed on Bartholomew Fair Drive, which connects with both Route 7 and Cascades Parkway. Average household income within a 1-, 3- and 5-mile radius is $100,191, $101,013 and $113,943 respectively.

REIS divides the Northern Virginia retail market into five submarkets. The subject property is located in the Loudon County submarket. Overall neighborhood and community center retail vacancy in Northern Virginia market is currently 3.4% while Loudon County stands at 2.5%, both of which are below national levels. Loudon County's effective rental rate is $18.79 per square foot, which is below regional averages but above national levels.

PROPERTY MANAGEMENT. The property manager of the Potomac Run property is KRC Property Management I, Inc. The property manager is affiliated with the borrower.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                NUMBER OF    SQUARE      % OF                   % OF BASE   CUMULATIVE     CUMULATIVE    CUMULATIVE     CUMULATIVE %
                  EASES       FEET        GLA       BASE RENT      RENT     SQUARE FEET     % OF GLA      BASE RENT     OF BASE RENT
     YEAR       EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING    EXPIRING       EXPIRING      EXPIRING        EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT              NAP        4,100      1.1%           NAP        NAP        4,100          1.1%            NAP             NAP
2003 & MTM            0            0      0.0             $0       0.0%        4,100          1.1%             $0            0.0%
2004                  0            0      0.0              0       0.0%        4,100          1.1%             $0            0.0%
2005                  0            0      0.0              0       0.0%        4,100          1.1%             $0            0.0%
2006                  6       60,176     16.7        771,377      16.5%       64,276         17.8%       $771,377           16.5%
2007                  3       32,903      9.1        484,285      10.3%       97,179         26.9%     $1,255,662           26.8%
2008                  3       11,769      3.3        274,207       5.9%      108,948         30.1%     $1,529,869           32.7%
2009                  2       26,479      7.3        385,179       8.2%      135,427         37.5%     $1,915,048           40.9%
2010                  0            0      0.0              0       0.0%      135,427         37.5%     $1,915,048           40.9%
2011                  3       88,773     24.6        989,523      21.1%      224,200         62.0%     $2,904,571           62.0%
2012                  3       71,710     19.8        648,500      13.8%      295,910         81.9%     $3,553,071           75.9%
2013                  0            0      0.0              0       0.0%      295,910         81.9%     $3,553,071           75.9%
AFTER                 7       65,465     18.1      1,130,920      24.1%      361,375        100.0%     $4,683,991          100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                27      361,375    100.0%    $4,683,991     100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1) Certain information from the Potomac Run appraisal dated September 3, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


                                     A-3-14

--------------------------------------------------------------------------------
                      BROWN NOLTEMEYER APARTMENT PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:     $41,600,000

CUT-OFF PRINCIPAL BALANCE:      $41,472,319

% OF POOL BY IPB:               3.0%

SHADOW RATING (M/S):            Aa2/AAA

LOAN SELLER:                    JPMorgan Chase Bank

BORROWER:                       Brown Noltemeyer Co.

SPONSOR:                        Brown Noltemeyer Company; Norman
                                Noltemeyer and Charles A Brown, Jr.

ORIGINATION DATE:               10/31/2003

INTEREST RATE:                  5.1700%

INTEREST ONLY PERIOD:           NAP

MATURITY DATE:                  11/1/2020

AMORTIZATION TYPE:              Fully Amortizing

ORIGINAL AMORTIZATION:          204

REMAINING AMORTIZATION:         203

CALL PROTECTION:                L(24),Def(166),O(13)

CROSS-COLLATERALIZATION:        Yes

LOCK BOX:                       NAP

ADDITIONAL DEBT:                NAP

ADDITIONAL DEBT TYPE:           NAP

LOAN PURPOSE:                   Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Portfolio

TITLE:                          Fee/Leasehold

PROPERTY TYPE:                  Multifamily - Garden

UNITS:                          2,087

LOCATION:                       Louisville, KY

YEAR BUILT/RENOVATED:           Various (see chart titled "Portfolio
                                Properties")

OCCUPANCY:                      95.9%

OCCUPANCY DATE:                 Various (see chart titled "Portfolio
                                Properties")

HISTORICAL NOI:

  2001:                         $7,371,737

  2002:                         $7,133,919

  TTM AS OF 8/31/2003:          $ 7,387,779

UW NOI:                         $7,008,926

UW NET CASH FLOW:               $ 6,315,689

APPRAISED VALUE:                $78,125,000

APPRAISAL DATE:                 9/4/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL        MONTHLY
                                    -------------- ---------------
                     Taxes:           $445,585        $37,797

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:           $19,872


CUT-OFF DATE LTV:               53.1%

MATURITY DATE LTV:              0.7%

UW DSCR:                        1.71x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        PORTFOLIO PROPERTIES

                                                          # OF
          PROPERTY NAME               CITY       STATE    UNITS    YEAR BUILT       OCCUPANCY    OCCUPANCY DATE    APPRAISED VALUE
------------------------------------------------------------------------------------------------------------------------------------
PARTRIDGE MEADOWS APARTMENTS       Louisville     KY       502        1981             89.8%        8/1/2003         $20,725,000

BOULDER CREEK APARTMENTS           Louisville     KY       402        1987             97.0%       8/22/2003         $16,650,000

DEVONSHIRE APARTMENTS              Louisville     KY       416        1980             96.6%       8/31/2003         $13,900,000

UNIVERSITY PARK APARTMENTS         Louisville     KY       224        1986             99.1%       8/28/2003          $9,050,000

CEDAR SPRING APARTMENTS            Louisville     KY       150        1990             97.3%       8/29/2003          $6,025,000

TYMBERWOOD TRACE APARTMENTS        Louisville     KY       160        1987            100.0%       8/29/2003          $4,825,000

CHATSWORTH PARK APARTMENTS         Louisville     KY       153        1966            100.0%       8/20/2003          $3,850,000

EAGLES EYRIE APARTMENTS            Louisville     KY        80        1973             96.3%       8/20/2003          $3,100,000
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                   2,087                         95.9%                         $78,125,000
------------------------------------------------------------------------------------------------------------------------------------

(1)Based on information from the Brown Noltemeyer Apartments Portfolio loan appraisals dated September 4, 2003. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                     A-3-15

--------------------------------------------------------------------------------
                      BROWN NOLTEMEYER APARTMENT PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Brown Noltemeyer Apartment Portfolio loan is secured by a first mortgage interest in eight garden-style apartment complexes that have a combined 2,087 units.

THE BORROWER. The Borrowing Entity is Brown Noltemeyer Co., which consists of Charles A. Brown and Norman V. Noltemeyer as equal owners. The Company was formed in 1963 and currently owns 4,000 multifamily units, warehouse complexes, office buildings, shopping centers and five restaurants. All of the properties are located within the Louisville metropolitan statistical area. Brown, Noltemeyer Company manages all of their properties and currently has over 200 employees.

THE PROPERTIES. The Brown Noltemeyer Apartment Portfolio ("Brown Noltemeyer Portfolio") is comprised of eight class B multi-family garden style apartment complexes located in Louisville, KY. The Brown Noltemeyer Portfolio has a total of 2,087 apartment units with a weighted average occupancy of 95.9%. Apartment unit amenities include dishwashers, washer/dryer connections, and private balconies. Property amenities include swimming pools, tennis courts and clubhouses. See the chart labeled "Portfolio Properties" for additional information.

THE MARKET(1). All of the Brown Noltemeyer Portfolio is located in Louisville, Kentucky. According to REIS, the Louisville, Kentucky MSA has recently seen slight improvements in vacancy rates, which is in tandem with the region and the country. Since 1999, current vacancy rates in Louisville have increased 2.7% to 8.1%. The 8.1% vacancy rate is an improvement over the 9.6% vacancy reported as of first quarter 2003.

PROPERTY MANAGEMENT. The property manager of the The Brown Noltemeyer Apartment Portfolio is Brown Noltemeyer Company.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       MULTIFAMILY INFORMATION

                                                                 APPROXIMATE
                                                 AVERAGE UNIT    NET RENTABLE   % OF TOTAL     AVERAGE MONTHLY     AVERAGE MONTHLY
            UNIT MIX             NO. OF UNITS    SQUARE FEET          SF           UNITS         ASKING RENT        MARKET RENT(1)
------------------------------------------------------------------------------------------------------------------------------------
STUDIO                                 176             625         110,000           8.4%            $404                 $404

1 BEDROOM                              947             754         714,038          45.4%            $452                 $463

2 BEDROOM                              822           1,034         849,948          39.4%            $564                 $579

3 BEDROOM                              142           1,376         195,392           6.8%            $688                 $692
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                2,087             896       1,869,378         100.0%            $508                 $519
------------------------------------------------------------------------------------------------------------------------------------

(1)Based on information from the Brown Noltemeyer Apartments Portfolio appraisals dated September 4, 2003. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.


                                     A-3-16

--------------------------------------------------------------------------------
            VERSAILLES AND DANA POINT APARTMENTS PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:     $25,550,000

CUT-OFF PRINCIPAL BALANCE:      $25,385,217

% OF POOL BY IPB:               1.8%

LOAN SELLER:                    CIBC Inc.

BORROWER:                       Adodhya Limited Partnership
                                and Kolatam Limited Partnership

SPONSOR:                        Chowdary Yalamanchili

ORIGINATION DATE:               6/10/2003

INTEREST RATE:                  4.3500%

INTEREST ONLY PERIOD:           NAP

ANTICIPATED REPAYMENT DATE:     7/1/2008

AMORTIZATION TYPE:              ARD

ORIGINAL AMORTIZATION:          360

REMAINING AMORTIZATION:         355

CALL PROTECTION:                L(24),Def(27),O(4)

CROSS-COLLATERALIZATION:        No

LOCK BOX:                       Springing

ADDITIONAL DEBT:                NAP

ADDITIONAL DEBT TYPE:           NAP

LOAN PURPOSE:                   Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Portfolio

TITLE:                          Fee

PROPERTY TYPE:                  Multifamily - Garden

UNITS:                          652

LOCATION:                       Dallas, TX

YEAR BUILT/RENOVATED:           1986

OCCUPANCY:                      90.0%

OCCUPANCY DATE:                 Various (see chart titled "Portfolio
                                Properties")

HISTORICAL NOI:

  2001:                         $2,587,597

  2002:                         $2,423,683

  TTM AS OF 4/30/2003:          $2,303,701

UW NOI:                         $2,462,388

UW NET CASH FLOW:               $2,299,388

APPRAISED VALUE:                $32,900,000

APPRAISAL DATE:                 4/14/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL        MONTHLY
                                    -------------- ---------------
                    Taxes:                            $63,733
                                      $509,864
                    Insurance:         $51,914        $14,255
                    CapEx:             $14,155        $14,155
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:           $38,934

CUT-OFF DATE LTV:               77.2%

MATURITY DATE LTV:              70.9%

UW DSCR:                        1.51x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        PORTFOLIO PROPERTIES

                                                       # OF                                           OCCUPANCY
         PROPERTY NAME              CITY     STATE     UNITS       YEAR BUILT        OCCUPANCY           DATE      APPRAISED VALUE
------------------------------------------------------------------------------------------------------------------------------------
VERSAILLES APARTMENTS             Dallas       TX       388           1986                89.7%        5/15/2003   $20,400,000

DANA POINT APARTMENTS             Dallas       TX       264           1986                90.5%        5/14/2003   $12,500,000
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                  652                               90.0%                    $32,900,000
------------------------------------------------------------------------------------------------------------------------------------

                                     A-3-17

--------------------------------------------------------------------------------
                 VERSAILLES AND DANA POINT APARTMENTS PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. Versailles and Dana Point Apartments loan is secured by a fee interest in two garden style multifamily properties with a combined 652 units.

THE BORROWER. The borrower, who acquired the subject properties and maintains approximately 25% cash equity in the transaction is comprised of two bankruptcy remote special purpose entities, Adodhya Limited Partnership and Kolatam Limited Partnership, both of which are controlled by Chowdary Yalamanchili, the founder and President of CNC Investments, which is now associated with the acquisition and property management of as many as 93 apartment communities, representing more than 22,000 units. The majority of properties managed are located in Houston (43%), with another 32% of the portfolio located in various other cities in Texas. The Houston Business Journal has ranked CNC Investments as the 7th largest residential property manager in Houston for 2002.

THE PROPERTIES. Versailles Apartments is a 388-unit garden apartment complex located in the North Dallas section of Dallas, Texas. The property was built in 1986 with improvements positioned on a 15.4-acre tract of land. Amenities at Versailles Apartments include a swimming pool/spa, a fitness center, a clubhouse/community room, and one carport for every unit. Unit amenities include full size washers/dryers in every unit, patios/balconies, and walk-in closets. Select units offer fireplaces, dry bars, and sunrooms. The property offers ten floorplans with a combination of one bedroom/one bath units and two bedroom/two bath units. The floorplans range in size from 575 square feet to 1,050 square feet, with an average unit size of 776 square feet. These unit sizes are among the largest in the market. Asking rents vary according to floor plan and whether a fireplace is present, with the average contract rent $761/unit.

Dana Point Apartments is a 264-unit garden apartment complex located in the North Dallas section of Dallas, Texas. The property was built in 1986 with improvements positioned on a 9.4-acre tract of land. Amenities at Dana Point Apartments include a swimming pool/spa, a fitness center, a clubhouse/community room, and one carport for every unit. Unit amenities include washers/dryers in every unit, patios/balconies, and walk-in closets. Select units offer fireplaces, dry bars, and sunrooms. The property offers nine floorplans with a combination of one bedroom/one bath units, two bedroom/one bath units, and two bedroom/two bath units. The floorplans range in size from 575 square feet to 1,050 square feet, with an average unit size of 779 square feet. These unit sizes are among the largest in the market. Asking rents vary according to floor plan and whether a fireplace is present, with the average contract rent $746/unit.

The principal of the borrower has a recourse obligation to perform $1.2 million in capital improvements to the subject properties.

THE MARKET(1). The subject properties are located in the Dallas PMSA, which is home to approximately 3.8 million residents and makes up the majority of the larger Dallas/Fort Worth CMSA, the 9th largest metropolitan area in the United States. From 1997 to 2002, the population of the PMSA increased at a compounded annual rate of 2.71% compared to the Texas growth rate of 1.83% and the national growth rate of 1.20%. Over the next five years, the Dallas PMSA population is projected to increase at a compounded annual rate of 1.93%, while the State of the Texas is projected to grow at a rate of 1.65% and the nation is projected to grow at a rate of 1.02%.

The subject properties are in an area of suburban north Dallas that is experiencing significant population growth. From 2000 to 2003, the population within a one, three, and five-mile radius of the subject has grown at an average annual rate of 5.35%, 4.80% and 3.61%, respectively, to 21,542, 132,675, and
323,209, respectively. In the next five years the populations in these zones are expected to grow at an average annual rate of 4.46%, 4.07% and 3.19%, respectively.

The estimated 2003 median household income in the Dallas MSA is $55,076. The subject's immediate area is more affluent, exhibiting a median household income of $60,528, $66,574, and $69,346 within a one, three, and five-mile radius of the property, respectively.

The subjects' neighborhoods are influenced by their proximity to the large amount of employment located within the numerous office buildings along the Dallas North Tollway between the subject's neighborhood and I-635. There has been significant recent retail development in the area including the Legacy Business Park and the Shops at Willow Bend regional mall. The Shops at Willow Bend, opened in August of 2001, contains over 1.3 million square feet of retail space and is anchored by Neiman Marcus, Lord & Taylor, Foley's and Dillard's.
--------------------------------------------------------------------------------

(1)Certain information from the Versailles and Dana Point Apartments Portfolio appraisals dated April 14, 2003. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.


                                     A-3-18

--------------------------------------------------------------------------------
                 VERSAILLES AND DANA POINT APARTMENTS PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Land uses in the both subjects' neighborhoods include a mix of residential (single- and multi- family), commercial, and retail developments, although residential land uses dominate the area. To the immediate north, south, and west of the subject are Class A and B apartment complexes.

According to REIS, Inc., the Dallas apartment market encompasses 1,734 apartment complexes and 362,853 units. As of March 2003, the overall vacancy was 9.4%. The market appears to be stabilizing, however, as the number of units given back is on the decline and is approximating the number of completions entering the market. Completions of new units declined to 1.0% of inventory in 2002, well below historical levels. Average rents in the market declined 1.5% to $677 per unit through March 2003 compared to a 2.7% decline to $687 per unit in 2002.

Versailles Apartments is located in the Far North Dallas sub market, according to REIS, Inc. The Far North sub market has 35,281 units within 141 properties and exhibited a March 2003 vacancy rate of 8.5%. There has been no new construction in the sub market since 1999 and net absorption in 2003 has been zero units. Effective rents (including concessions) were approximately $714 per unit through March 2003.

Dana Point is located in the Carrollton/Addison/Coppell sub market, according to REIS, Inc. The sub market has 30,933 units within 124 properties and exhibited a March 2003 vacancy rate of 8.8%. There have been 240 units added to the market since 2000. Effective rents (including concessions) were approximately $699 per unit through March 2003.

PROPERTY MANAGEMENT. The property manager of the Versailles and Dana Point Apartments Portfolio properties is CNC Investments, a management company that is 100% controlled by Chowdary Yalamanchili. The property manager is affiliated with the borrower.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                           MULTIFAMILY INFORMATION (VERSAILLES APARTMENTS)

                                                                  APPROXIMATE
                                                  AVERAGE UNIT    NET RENTABLE   % OF TOTAL     AVERAGE MONTHLY     AVERAGE MONTHLY
            UNIT MIX              NO. OF UNITS    SQUARE FEET          SF           UNITS         ASKING RENT        MARKET RENT(1)
------------------------------------------------------------------------------------------------------------------------------------
1 BEDROOM/1 BATH                       72             575            41,400            18.6%             $640             $640
1 BEDROOM/1 BATH                       48             640            30,720            12.4%             $680             $680
1 BEDROOM/1 BATH                       48             733            35,184            12.4%             $715             $715
1 BEDROOM/1 BATH                       48             735            35,280            12.4%             $725             $725
1 BEDROOM/1 BATH                       48             813            39,024            12.4%             $770             $770
1 BEDROOM/1 BATH                       24             850            20,400             6.2%             $825             $825
1 BEDROOM/1 BATH                       24             965            23,160             6.2%             $895             $895
1 BEDROOM/1 BATH                       4              800            3,200              1.0%             $825             $825
2 BEDROOM/2 BATH                       36             965            34,740             9.3%             $895             $895
2 BEDROOM/2 BATH                       36            1,050           37,800             9.3%             $930             $930
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                388             776           300,908           100.0%             $761             $761
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                           Multifamily Information (Dana Point Apartments)

                                                                   APPROXIMATE
                                                   AVERAGE UNIT    NET RENTABLE   % OF TOTAL     AVERAGE MONTHLY     AVERAGE MONTHLY
            UNIT MIX               NO. OF UNITS    SQUARE FEET          SF           UNITS         ASKING RENT        MARKET RENT(1)
------------------------------------------------------------------------------------------------------------------------------------
1 BEDROOM/1 BATH                        48             575            27,600            18.2%             $635             $635
1 BEDROOM/1 BATH                        32             640            20,480            12.1%             $665             $660
1 BEDROOM/1 BATH                        32             733            23,456            12.1%             $695             $695
1 BEDROOM/1 BATH                        32             735            23,520            12.1%             $725             $720
1 BEDROOM/1 BATH                        32             813            26,016            12.1%             $760             $760
1 BEDROOM/1 BATH/DEN                    20             850            17,000             7.6%             $805             $805
1 BEDROOM/1 BATH/DEN                    20             965            19,300             7.6%             $855             $855
2 BEDROOM/2 BATH                        24             965            23,160             9.1%             $865             $875
2 BEDROOM/2 BATH                        24            1,050           25,200             9.1%             $895             $920
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/ WEIGHTED AVERAGE                264             779           205,732           100.0%             $746             $748
------------------------------------------------------------------------------------------------------------------------------------

(1)Certain information from the Versailles and Dana Point Apartments Portfolio Loan appraisal dated April 14, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                     A-3-19

--------------------------------------------------------------------------------
                     THE VILLAGIO AND PALM COURT APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:     $24,700,000

CUT-OFF PRINCIPAL BALANCE:      $24,700,000

% OF POOL BY IPB:               1.8%

LOAN SELLER:                    JP Morgan Chase Bank

BORROWER:                       IMT PCV Portfolio, LP

SPONSOR:                        Investors Management Trust Real
                                Estate Group, Inc.

ORIGINATION DATE:               9/30/2003

INTEREST RATE:                  5.8800%

INTEREST ONLY PERIOD:           24 Months

MATURITY DATE:                  10/1/2013

AMORTIZATION TYPE:              Balloon

ORIGINAL AMORTIZATION:          360

REMAINING AMORTIZATION:         360

CALL PROTECTION:                L(24),Def(90),O(4)

CROSS-COLLATERALIZATION:        No

LOCK BOX:                       NAP

ADDITIONAL DEBT:                NAP

ADDITIONAL DEBT TYPE:           NAP

LOAN PURPOSE:                   Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Portfolio

TITLE:                          Fee

PROPERTY TYPE:                  Multifamily - Garden

UNITS:                          626

LOCATION:                       Houston, TX

YEAR BUILT/RENOVATED:           Various (see chart titled "Portfolio
                                Properties")

OCCUPANCY:                      95.2%

OCCUPANCY DATE:                 7/31/2003

HISTORICAL NOI:

  2001:                         NAV

  2002:                         $2,156,759

  TTM AS OF 6/30/2003:          $2,278,509

UW NOI:                         $2,382,817

UW NET CASH FLOW:               $2,257,617

APPRAISED VALUE:                $30,900,000

APPRAISAL DATE:                 Various (see chart titled "Portfolio
                                Properties")
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL        MONTHLY
                                    -------------- ---------------
                    Taxes:                            $46,486
                                      $464,857
                    CapEx:                  $0         10,433

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:           $39,457

CUT-OFF DATE LTV:               79.9%

MATURITY DATE LTV:              70.6%

UW DSCR:                        1.29x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        PORTFOLIO PROPERTIES

                                                    # OF          YEAR BUILT/                                             APPRAISAL
         PROPERTY NAME             CITY     STATE     UNITS     YEAR RENOVATED      OCC.   OCC. DATE   APPRAISED VALUE       DATE
------------------------------------------------------------------------------------------------------------------------------------
VILLAGIO APARTMENTS              Houston     TX       330          1964/2001       97.6%    7/31/2003   $16,600,000       7/23/2003
PALM COURT APARTMENTS            Houston     TX       296          1973/2001       92.6%    7/31/2003   $14,300,000       7/25/2003
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                626                          95.2%                $30,900,000
------------------------------------------------------------------------------------------------------------------------------------


                                     A-3-20

--------------------------------------------------------------------------------
                     THE VILLAGIO AND PALM COURT APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Villagio and Palm Court Apartments are secured by a first mortgage interest in two garden-style apartment complexes that have a combined 626 units.

THE BORROWER. The Borrowing entity is IMT PCV Portfolio, LP. The borrower sponsor is Investors Management Trust Real Estate Group, Inc. ("IMT"). IMT is a privately held company originally established in 1992 to focus on multifamily property management. In 1996, IMT began acquiring multifamily properties in major metropolitan markets while establishing a regional presence. Currently, the company owns and manages over 13,778 units in Texas California, Arizona, and Florida.

THE PROPERTIES. The Villagio and Palm Court Apartments are comprised of two multi-family properties located in Houston, TX. The Villagio and Palm Court Apartments have a total of 626 apartment units with a weighted average occupancy of 95.2%. Apartment unit amenities include private balconies, ceiling fans, extra storage space, walk-in closets and washer/dryer connections. Property amenities include swimming pools, tennis courts and clubhouses. See the chart labeled "Portfolio Properties" for additional information.

THE MARKET(1). The Villagio and Palm Court Apartments are located in Houston, Texas, Harris County, which is in the Houston MSA.

The Villagio Apartments are located on the south corner of Westheimer and Locke Lee Lane, Houston, Harris County, Texas. The neighborhood is situated approximately eight miles west of the Houston Central Business District (CBD) and approximately three miles west of the Galleria area. The neighborhood boundaries are IH-10 Katy Freeway to the north, Richmond Avenue to the south, Loop 610 to the east and the Sam Houston Tollway to the west. The Villlagio Apartments are a 20-minute drive from the Houston CBD, 35-minutes from George Bush Intercontinental Airport and 30-minutes from Hobby Airport.

The Villagio Apartments are located in the Woodlake/Westheimer submarket as defined by Apartment Data Services. The submarket contains 11,055 total units and exhibits a vacancy rate of 10.4%. Information provided by REIS as of the end of the second quarter of 2003, identifies the subject property as part of the Briar Grove/Westchase submarket containing a total of 30,146 units. The units are divided into Class A (8,377 units) and Class B and C (21,769 units) properties. The overall submarket vacancy rate is 8.3% with Class B and C properties reporting a vacancy rate of 8.5%. Vacancy rate at competitive properties reflect a 8.7% rate vs. 2.7% at the subject as of 7/31/03.

The Palm Court Apartments are located on the corner of Country Place Drive and Fern Road. The neighborhood is situated approximately 18 miles west of the Houston CBD and approximately 12 miles west of the Galleria area. The neighborhood boundaries are IH 10 Katy Freeway to the north, Westheimer Boulevard to the south, Kirkwood Boulevard to the east and Eldridge Road to the west. The Sam Houston Parkway, as well as I-10, provide freeway access through the area. The Southwest Freeway traverses the area in a northeast-southwest direction, connecting the area with Sugar Land and Victoria to the southwest and the Houston CBD to the northeast. The drive to the Houston CBD is 30 minutes, 35-minutes to George Bush Intercontinental Airport, and 30-minutes to Hobby Airport.

The Palm Court Apartments are located in the West Memorial/Briar Forest submarket as defined by Apartment Data Services. The submarket contains 20,936 total units and has a vacancy rate of 9.8% as of the end of the second quarter of 2003. Information provided by REIS as of the end of second quarter 2003, identifies the Palm Court Apartments as part of the Briar Forest/Ashford submarket, which contains a total of 39,197 units. The units are divided into Class A (19,560 units) and Class B and C (19,637 units) properties. The overall submarket vacancy rate is 8.3% with Class B and C properties reporting vacancy rates of 7.5%.

PROPERTY MANAGEMENT. The property manager of the The Villagio and Palm Court Apartments is Investors Management Trust Real Estate Group, Inc. The property manager is affiliated with the borrower.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       MULTIFAMILY INFORMATION

                                                                   APPROXIMATE
                                                   AVERAGE UNIT    NET RENTABLE   % OF TOTAL     AVERAGE MONTHLY     AVERAGE MONTHLY
            UNIT MIX               NO. OF UNITS    SQUARE FEET          SF           UNITS         ASKING RENT        MARKET RENT(1)
------------------------------------------------------------------------------------------------------------------------------------
1 BEDROOM                                222           728           161,596          35.5%            $606                 $607
2 BEDROOM                                293         1,081           316,679          46.8%            $781                 $804
3 BEDROOM                                111         1,199           133,120          17.7%            $868                 $899
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                    626                         611,395         100.0%            $734
------------------------------------------------------------------------------------------------------------------------------------

(1)Certain information from The Villagio and Palm Court Apartments Loan appraisals dated July 23, 2003 and July 25, 2003. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.


                                     A-3-21

--------------------------------------------------------------------------------
                            RAINIER OFFICE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:     $23,350,000

CUT-OFF PRINCIPAL BALANCE:      $23,350,000

% OF POOL BY IPB:               1.7%

LOAN SELLER:                    CIBC Inc.

BORROWER:                       Rainier Metroplex Partners, LP

SPONSOR:                        R. Maurice Crowe, Jr.

ORIGINATION DATE:               7/23/2003

INTEREST RATE:                  5.3000%

INTEREST ONLY PERIOD:           12 Months

MATURITY DATE:                  8/1/2010

AMORTIZATION TYPE:              Balloon

ORIGINAL AMORTIZATION:          300

REMAINING AMORTIZATION:         300

CALL PROTECTION:                L(24),Def(52),O(4)

CROSS-COLLATERALIZATION:        No

LOCK BOX:                       NAP

ADDITIONAL DEBT:                Yes

ADDITIONAL DEBT TYPE:           B Note Secured by Mortgage;
                                Intercreditor Agreement in Place
                                between A Note Holder and B Note
                                Holder

LOAN PURPOSE:                   Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Portfolio

TITLE:                          Fee

PROPERTY TYPE:                  Office

SQUARE FOOTAGE:                 479,917

LOCATION:                       Various, TX

YEAR BUILT/RENOVATED:           Various

OCCUPANCY:                      88.7%

OCCUPANCY DATE:                 Various

NUMBER OF TENANTS:              140

HISTORICAL NOI:

  2001:                         $2,642,491

  2002:                         $2,807,184

  TTM AS OF 2/28/2003:          $2,696,369

UW NOI:                         $2,912,349

UW NET CASH FLOW:               $2,410,961

APPRAISED VALUE:                $35,800,000

APPRAISAL DATE:                 4/1/2003, 4/3/2003 & 5/1/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL        MONTHLY
                                    -------------- ---------------
                    Taxes:           $582,750         $64,750
                    Insurance:        $40,748          $8,150
                    CapEx:             $9,965          $9,965
                    TI/LC:           $535,872         $35,872
                    Other(1):        $925,748              $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:           $49

CUT-OFF DATE LTV:               65.2%
MATURITY DATE LTV:              56.7%
UW DSCR:                        1.43x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         SIGNIFICANT TENANTS

                                                                                                                            LEASE
                                                                               MOODY'S/    SQUARE     % OF     BASE RENT  EXPIRATION
               TENANT NAME                          PARENT COMPANY               S&P(2)     FEET       GLA(3)     PSF        YEAR
------------------------------------------------------------------------------------------------------------------------------------
JPMORGAN CHASE BANK                      JPMorgan Chase & Co. (NYSE: JPM)        A1/A+     25,883      5.4%    $13.87(4)     2009(5)
STATE OF TEXAS DEPT OF HUMAN RESOURCES   State of Texas Dept of Human Resources NAP/NAP    23,560      4.9%     $7.48        2004
ENDOCRINE ASSOCIATES OF DALLAS, P.A.     Endocrine Associates of Dallas, P.A.   NAP/NAP    14,867      3.1%    $11.77        2012
------------------------------------------------------------------------------------------------------------------------------------

(1)Chase Bank Reserve (One Time), Interest Reserve A-Note (One Time), Interest Reserve B-Note (One Time)

(2)Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(3)Calculations are based on the total square footage of the Rainier Office Portfolio.

(4)Rental rate shown is the blended rate. JPMorgan Chase Bank leases 14,655 SF at $15.00/SF, 4,558 SF at $17.00/SF and 6,670 SF at $9.23/SF.

(5)JPMorgan Chase Bank is subject to three leases with 14,655 SF expiring on 6/30/2009, 4,558 SF expiring on 4/30/2008 and 6,670 SF expiring on 6/30/2004.


                                     A-3-22

--------------------------------------------------------------------------------
                            RAINIER OFFICE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE LOAN. The Rainier Office Portfolio loan is secured by a fee interest in four office properties with a combined 479,917 square feet. The properties are located in Hurst, Dallas and Bellaire, Texas.

THE BORROWER. The subject properties are under the ownership of Rainier Metroplex Investors, LP (the "borrower"), a single purpose entity under the control of its sole general partner Rainer Metroplex GP, LLC (1.0%) and its 99% limited partner Rainer Metroplex Investors, LP.

Rainer Metroplex GP, LLC is 100% owned by Kenneth Dunn, an experienced owner and operator of commercial real estate. Mr. Dunn currently serves as a partner for Ratner Rainer Realty Advisors.

Rainer Metroplex Investors, LP. is owned by R.M. Crowe Property Holdings, LP (40%), Robert P McNutt/Collin Street Bakery (40%), Rainier Capital Management, LP (19%), and Rainier Investment GP, LLC (1.0%).

R.M. Crowe Property Holdings, LP is owned and controlled by Maurice Crowe, the founder of RM Crowe Company (1987). Mr. Crowe is an experienced owner and operator of commercial real estate with interests in approximately 39 properties totaling more than 4.5 million square feet of space.

The borrower maintains approximately $6.35 million or 21% cash equity in the subject properties.

THE PROPERTIES. The first mortgage is secured by the fee simple estate in four office buildings called the Rainier Office Portfolio, which are not subject to release provisions.

CHASE BANK BUILDING -
The subject property is a seven story mid-rise Class "B" office building comprised of 118,275 net rentable square feet situated on 5.5 acres of land located in Hurst, Texas. The subject was constructed in 1984. The subject has 441 parking spaces, including 12 handicap accessible car spaces.

The subject property is 86.3% occupied by 18 tenants with 36.5% of the space occupied by investment grade tenants including JP Morgan Chase Bank (21.9% of NRA), American Express (3.5% of NRA), and Payless Shoesource (11.1% of NRA). The remaining space is occupied by a diverse mix of tenants including several residential mortgage companies, several law firms, an insurance company, and several other local and regional businesses.

BANK OF TEXAS -
The subject property is a four story suburban Class "B" office building comprised of 84,699 net rentable square feet situated on 4.8 acres of land located in Hurst, Texas. The subject was originally constructed in 1984. The subject has 349 parking spaces with 8 handicap accessible spaces including 4 van accessible spaces.

The subject property is 92.1% leased by 24 tenants, with three tenants (Bank of Texas 12.5%, Mega Life & Health Co. 16.8%, and Pro-Cuts Franchise Corp. 15.3%) comprising 44.6% of the NRA. The corporate headquarters for Mega Life & Health Co. is located down the street from the subject. The remaining leased space is occupied by a number of local, regional, and national tenants including several mortgage companies, the Bayer Corporation, and several law firms.

MEADOW PARK -
The subject consists of two atrium-style multi-tenant office buildings (Meadow Park IV and Meadow Park V) located in Dallas, Texas. Combined, the properties contain 176,394 net rentable square feet situated on 7.0 acres of land. Meadow Park IV consists of a two story office building comprised of 69,720 net rentable square feet, and Meadow Park V consists of a five story office building consisting of 107,045 net rentable square feet. Both buildings were originally constructed in 1975 and have 583 parking spaces including 12 handicap accessible spaces.

The subject is 92.2% occupied by 53 tenants, with only one tenant occupying more than 10% of the NRA (State of Texas 13.4%). The State of Texas operates its Department of Human Services out of the subject, which is a State Agency providing support services for Long Term Care to Aged and Disabled, Medicaid for Children, and the Community Care Division. Other large tenants at the subject include Endocrine Associates of Dallas, P.A. (8.4% of NRA), and the Texas Attorney General's Office (5.2% of NRA).

WEST LOOP -
The subject is a six-story, Class "B" office building containing 100,349 net rentable square feet with an attached 3-story parking garage (399 spaces) situated on a 1.35-acre tract of land located in Bellaire, Texas. The building and garage were originally constructed in 1973.

The subject property is currently 82.7% occupied by 45 tenants. The subject's tenant base is well diversified with only four tenants occupying more than 5.0% of the NRA (Chemstress 8.9%, South Texas Dental Associates 7.5%, ManTech Environmental 5.9%, and GBS Insurance 5.5%).
--------------------------------------------------------------------------------

                                     A-3-23

--------------------------------------------------------------------------------
                            Rainier Office Portfolio
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE MARKET(1).

CHASE BANK BUILDING AND BANK OF TEXAS -

The Chase Bank Building is located at the northeast corner of State Highway 121 (Airport Freeway) and Campus Drive. The subject is provided frontage along the north side of the westbound service road of Airport Freeway (SH 121) and the east side of Campus Drive.

The Bank of Texas is located in the central portion of Tarrant County, at the northwest corner of Precinct Line Road and Airport Freeway. The subject is provided with frontage along Grapevine Highway and Hurstview Drive.

The subject properties are located in Tarrant County, which as of 2000 had a population of 1,446,219, up 24% from the 1990 figure of 1,170,103. Over the next ten years. As of 2000, Tarrant County had a median household income of $30,994.

The subjects are specifically located within the city of Hurst, Texas. The city of Hurst is located in Tarrant County in the Mid-Cities of the Dallas/Fort Worth MSA. As of 2000, the city of Hurst had a population of 35,375 persons, a 5% increase from 1990 (33,574 persons). As of 2002, Hurst had a total of 14,913 households with a median household income of $42,277.

According to D/FW Real Smart reports as of the 4th Quarter 2002, the entire Dallas/Fort Worth market contained a total of 1,591 office buildings with a total of 223,724,686 square feet of space. As of the 4th Quarter 2002, the average occupancy level within the Dallas/Fort Worth Area was reported at 77%, with rental rates averaging $19.55/sf. There is an additional 2.29 million square feet of office space currently under construction.

According to D/FW Real Smart, the subject is specifically located within the Northeast Tarrant County Submarket. As of 4th Quarter 2002, the submarket contained 105 office buildings with a total of 9,166,750 square feet of office space. There are 81 multi-tenant buildings totaling 5,335,052 square feet and 24 single tenant buildings totaling 3,831,698 square feet. The market is further broken-down to 24 Class "A" office buildings totaling 2,994,591 square feet, 31 Class "B" office buildings totaling 2,035,478 square feet of space, and 40 Class "C" office buildings totaling 1,667,853 square feet of space. As of the 4th quarter 2002, the total gross submarket occupancy was 87%, with Class "A" buildings reporting an 86% occupancy, Class "B" office buildings at a 91% occupancy and Class "C" office buildings at an 83% occupancy. The average rental rate was $20.18/sf (full service), with Class "A" rental rate of $25.40/sf, Class "B" rental rate of $18.52/sf, and Class "C" rental rate of $14.07/sf. The subject's submarket displayed an overall positive absorption of 186,836 square feet for the 4th quarter 2002.

MEADOW PARK -

The subject is located, with frontage, on the northbound service road of N. Central Expressway (IH-75), which is a major traffic artery. The subject's visibility is considered good primarily due to the frontage the subject is provided along the northbound IH-75 service road and Blair Road.

The Dallas PMSA is home to over 3.8 million residents and makes up the majority of the larger Dallas/Fort Worth CMSA, the 9th largest metropolitan area in the United States. From 1997 to 2002, the population of the PMSA increased at a compounded annual rate of 2.71% compared to the Texas growth rate of 1.83% and the national growth rate of 1.20%. The estimated 2003 median household income in the Dallas MSA is $55,076. The subject's immediate area is more affluent, exhibiting a median household income of $71,521, $90,561, and $91,778 within a one, three, and five-mile radius of the property, respectively.

According to D/FW Real Smart reports as of the 4th Quarter 2002, the entire Dallas/Fort Worth market contained a total of 1,591 office buildings with a total of 223,724,686 square feet of space. As of the 4th Quarter 2002 the average occupancy level within the Dallas/Fort Worth Area was reported at 77%, with rental rates averaging $19.55/sf.

According to D/FW Real Smart, the subject is located within the North Central submarket. The North Central submarket contains 38 office buildings with a total of 5,579,119 square feet of office space. There are 33 multi-tenant buildings totaling 5,287,398 square feet and five single tenant buildings totaling 291,721 square feet. The market is comprised of 14 Class "A" office buildings totaling 3,920,767 square feet, 11 Class "B" office buildings totaling 954,138 square feet of space and nine Class "C" office buildings totaling 506,787 square feet. As of the 4th quarter 2002, the total occupancy for the submarket was 81%, with Class "A" buildings at an 83% occupancy, Class "B" office buildings at a 69% occupancy rate and class "C" office buildings at an 88% occupancy rate. The average rental rate was $19.67/sf (full service), with a Class "A" rental rate of $20.86/sf, a Class "B" rental rate of $17.33/sf, and a Class "C" rental rate of $13.66/sf. The subject's submarket displayed an overall positive absorption of 3,107 square feet square feet for the 4th quarter 2002, with Class "C" office buildings reporting the only positive figure of 5,523 square feet over the 4th quarter.

WEST LOOP -

The subject has frontage along the West Loop South Frontage Road and Elm Street. Overall, access to the subject is considered good due to the egress/ingress provided to the subject from West Loop South and Elm Street.

Houston, the county seat of Harris County, is part of the Houston-Galveston-Brazoria Consolidated Metropolitan Area (CMSA). With 4.49 million people, the seven-county Houston CMSA ranks as the nation's 10th most populous metropolitan area according to the 2000 U.S. Census. The city of Houston, with a population of 1,953,631, is the fourth largest city in the United States, behind only New York, Los Angeles and Chicago, and is the largest in the Southern U.S.
--------------------------------------------------------------------------------

(1)Certain information from the Rainier Portfolio appraisals dated April 1,2003, April 3, 2003 and May 1, 2003. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.


                                     A-3-24

--------------------------------------------------------------------------------
                            RAINIER OFFICE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
According to the REIS data, there are 1,098 office buildings in the Houston metro area with a total of over 148 MM square feet. As of the 4th quarter 2002, the overall average asking rental rate is reported to be $19.53/sf with an average vacancy rate of 14.2%.

According to the REIS report, the subject property is located within the Galleria/West Loop South office market, which encompasses approximately 2.3 million square feet of office space in 19 buildings. As of the 4th quarter 2002, the submarket had a vacancy of 19.6% and has shown no and/or negative absorption since year-end 2000. Average asking were $17.36/sf. From 2000 through 2002, no additional space reportedly entered this submarket. The CoStar Group indicates that, as of 1st Quarter 2003, average Class "A" rental rates in the subject's submarket were $20.96/sf and with an 86.5% occupancy level, Class "B" space averaging $17.93/sf with an 82.6% occupancy level.

PROPERTY MANAGEMENT. The property manager of the Rainer Office Portfolio is RM Crowe Management ("RM Crowe"). RM Crowe, headquartered in Dallas, currently oversees the management for over five million square feet of space, located in Texas (Dallas, Austin, Houston, San Antonio, and Fort Worth), and two office buildings in Denver, Colorado. RM Crowe has an team of approximately 110 people providing asset management, legal expertise, partnership administration, finance, office and retail marketing, project management, construction management, office, apartment and retail project operations, as well as project development. The property manager is affiliated with the borrower.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE(1)

                NUMBER OF    SQUARE                              % OF BASE    CUMULATIVE    CUMULATIVE   CUMULATIVE     CUMULATIVE %
                  LEASES      FEET      % OF GLA     BASE RENT      RENT     SQUARE FEET     % OF GLA     BASE RENT     OF BASE RENT
     YEAR        EXPIRING   EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING     EXPIRING        EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT              NAP       54,061      11.3%           NAP        NAP        54,061        11.3%            NAP            NAP
2003 & MTM           22       53,760     11.2        $621,581      10.1%       107,821        22.5%       $621,581          10.1%
2004                 43      121,464     25.3       1,785,893      29.1%       229,285        47.8%     $2,407,474          39.3%
2005                 38       79,945     16.7       1,287,109      21.0%       309,230        64.5%     $3,694,583          60.3%
2006                 19       40,378      8.4         613,915      10.0%       349,608        72.9%     $4,308,498          70.3%
2007                 11       35,722      7.4         533,764       8.7%       385,330        80.3%     $4,842,262          79.0%
2008                 11       46,361      9.7         700,556      11.4%       431,691        90.0%     $5,542,818          90.5%
2009                  2       16,509      3.4         245,781       4.0%       448,200        93.4%     $5,788,599          94.5%
2010                  1       11,899      2.5         163,611       2.7%       460,099        95.9%     $5,952,210          97.1%
2011                  0            0      0.0               0       0.0%       460,099        95.9%     $5,952,210          97.1%
2012                  1       14,867      3.1         175,000       2.9%       474,966        99.0%     $6,127,210         100.0%
2013                  0            0      0.0               0       0.0%       474,966        99.0%     $6,127,210         100.0%
AFTER                 0            0      0.0               0       0.0%       474,966        99.0%     $6,127,210         100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL               148      474,966      99.0%    $6,127,210     100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1)Management Space totaling 4,751 square feet was not included as part of the lease rollover schedule.


                                     A-3-25

ANNEX B
CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS



   LOAN #    ORIGINATOR  PROPERTY NAME                                              STREET ADDRESS
   ------    ----------  -------------                                              --------------
     2          JPMCB    Hometown America Portfolio III                             Various
    2.1         JPMCB    Pine Lakes Ranch                                           10201 Riverdale Road
    2.2         JPMCB    Chateau Avon                                               2600 West Auburn Road
    2.3         JPMCB    Timber Heights Mobile Home Community                       1168 North Oak Road
    2.4         JPMCB    Lakeland Junction                                          202 Griffin Road
    2.5         JPMCB    Denali Park                                                3405 South Tomahawk Road
     5          JPMCB    Colony Cove                                                4313 Kings Drive
     7          CIBC     Versailles and Dana Point Apartments Portfolio             Various
    7.1         CIBC     Versailles Apartments                                      4900 Pear Ridge Drive
    7.2         CIBC     Dana Point Apartments                                      18800 Lina Street
     8          JPMCB    The Villagio and Palm Court Apartments                     Various
    8.1         JPMCB    Villagio Apartments                                        7900 Locke Lee Lane
    8.2         JPMCB    Palm Court Apartments                                      801 Country Place Drive
     14         JPMCB    River Landing Apartments                                   200 River Landing Boulevard
     17         JPMCB    University Gardens                                         400 Putnam Drive
     24         JPMCB    Partridge Meadows Apartments                               8102 Four Winds Drive
     25         JPMCB    Vernon Woods Apartments                                    180 Pearsall Drive
     26         CIBC     Lakeside Villas                                            8555 Laurens Lane
     28         JPMCB    County View Mobile Home Park                               109 Holland Drive
     31         CIBC     Chateaux Dijon Apartments                                  5331 Beverly Hill Lane
     32         JPMCB    Brown Noltemeyer Apartments 1                              Various
    32.1        JPMCB    University Park Apartments                                 2207 James Pirtle Court
    32.2        JPMCB    Cedar Spring Apartments                                    9000 Sprucedale Way
    32.3        JPMCB    Tymberwood Trace Apartments                                7500 Beechview Avenue
     35         JPMCB    Boulder Creek Apartments                                   10400 Pavilion Way
     38         JPMCB    Devonshire Apartments                                      8301 Doncaster Way
     45         JPMCB    Hillview Woods Apartments                                  4800 Birch Tree Lane
     52         CIBC     Silver Manor Apartments                                    81 Secatogue Avenue
     54         JPMCB    The Fairways at Moore Apartments                           800 Southwest 19th Street
     56         CIBC     Fleetwood Apartments Portfolio                             Various
    56.1        CIBC     August Apartments                                          2147 O Street Northwest
    56.2        CIBC     Randall Court Apartments                                   6090 Terry Road
     58         JPMCB    440 East 79th Street                                       440 East 79th Street
     59         JPMCB    Stonegate Manor                                            1 Stonegate Drive
     60         JPMCB    Village Meadows                                            1160 McCord Road
     65         CIBC     Whitewood Apartments                                       9417 Trivue Circle
     72         JPMCB    Friendly Village of Lockport                               6035 South Transit Road
     75         CIBC     Heatherstone Apartments                                    18950 Marsh Lane
     76         JPMCB    Pine Acres Mobile Home Park                                1881 Route 37 West
     81         JPMCB    Cascade Crest Apartments                                   39551 Dubarko Road
     85         JPMCB    Olde Towne Village Apartments                              790 Irving Drive
     88         JPMCB    Valley Grove Apartments                                    722 Valley Street
     91         JPMCB    Country Wood Apartments                                    791 Bateswood Drive
     92         CIBC     Papago Vista Apartments                                    5312 East Taylor Street
     93         JPMCB    Indian Bridge Apartments                                   45915 Indian Way
     96         JPMCB    Brown Noltemeyer Apartments 2                              Various
    96.1        JPMCB    Chatsworth Park Apartments                                 111 North Ewing Avenue
    96.2        JPMCB    Eagles Eyrie Apartments                                    2424 Eagles Eyrie Court
     98         JPMCB    Inlet Oaks Village MHC                                     5350 Highway 17 By-Pass
    106         JPMCB    Park Rodeo                                                 149-185 South Rodeo Drive
    107         JPMCB    River Trails Apartments                                    849 Rivertrail Court
    111         CIBC     Georgian Court Apartments                                  2400-2410 Oneida Street
    118         CIBC     La Jolla Apartments                                        65 South 1st West
    119         JPMCB    Westport Gardens Apartments                                1239 Westlynne Way
    122         JPMCB    The Forum Apartments                                       950 Appian Way
    124         CIBC     Brookside and Babcock Mobile Home Park Portfolio           Various
   124.1        CIBC     Brookside Mobile Home Park                                 1691 Carlberg Road
   124.2        CIBC     Babcock Mobile Home Park                                   5066, 5070 and 5100 Clinton Street
    130         JPMCB    Bonaventure Mobile Home Park                               19401 North 7th Street
    134         JPMCB    Evergreen Court Apartments                                 813 Eastern Boulevard
    137         JPMCB    Villa Estates Mobile Home Park                             6363 Grover Street
    141         JPMCB    Villa Vista Apartments                                     10612 - 10632 Knott Avenue
    148         JPMCB    Tustin Gardens Apartments                                  130-160 Nisson Road
    156         JPMCB    Sahara Mobile Home Park                                    1517 North Newhope Avenue
    160         JPMCB    Bear Creek Villas                                          2881 Bear Street
    161         JPMCB    Greenview Village Apartments                               45770 Church Drive
    162         JPMCB    Carefree Park Estates                                      2520 Union Road
    164         CIBC     Colonial Manor Apartments                                  8021 Black River Road
    168         JPMCB    Mercy Apartments                                           1720 South 29th street
    170         JPMCB    148 Peck Apartments                                        148 South Peck Drive
    173         JPMCB    Candlewood Apartments                                      7182-7242 Fenway Drive
    180         JPMCB    Whitebridge Apartments                                     4002-4008 Whitebridge Drive
    181         JPMCB    Moser and Garrett Gardens Apartments                       2015 North Garrett Avenue and 2315 Moser Avenue
    183         JPMCB    Mill Creek Manor Apartments                                1600 Mill Creek Road

                                                                                      NUMBER OF
    LOAN #     CITY                     STATE     ZIP CODE   COUNTY                   PROPERTIES
    ------     ----                     -----     --------   ------                   ----------
      2        Various                 Various    Various    Various                      5
     2.1       Thornton                   CO       80229     Adams                        1
     2.2       Rochester Hills            MI       48309     Oakland                      1
     2.3       Davison                    MI       48423     Genesee                      1
     2.4       Lakeland                   FL       33805     Polk                         1
     2.5       Apache Junction            AZ       85219     Pinal                        1
      5        Ellenton                   FL       34222     Manatee                      1
      7        Dallas                     TX       75287     Various                      2
     7.1       Dallas                     TX       75287     Collin                       1
     7.2       Dallas                     TX       75287     Denton                       1
      8        Houston                    TX      Various    Harris                       2
     8.1       Houston                    TX       77063     Harris                       1
     8.2       Houston                    TX       77079     Harris                       1
      14       Myrtle Beach               SC       29579     Horry                        1
      17       Tallahassee                FL       32301     Leon                         1
      24       Louisville                 KY       40222     Jefferson                    1
      25       Mount Vernon               NY       10552     Westchester                  1
      26       San Antonio                TX       78218     Bexar                        1
      28       Virginia Beach             VA       23462     Virginia Beach City          1
      31       Houston                    TX       77056     Harris                       1
      32       Louisville                 KY      Various    Jefferson                    3
     32.1      Louisville                 KY       40217     Jefferson                    1
     32.2      Louisville                 KY       40291     Jefferson                    1
     32.3      Louisville                 KY       40219     Jefferson                    1
      35       Louisville                 KY       40299     Jefferson                    1
      38       Louisville                 KY       40222     Jefferson                    1
      45       Louisville                 KY       40229     Jefferson                    1
      52       Farmingdale                NY       11735     Nassau                       1
      54       Moore                      OK       73160     Cleveland                    1
      56       Various                 Various    Various    Various                      2
     56.1      Washington                 DC       20037     District of Columbia         1
     56.2      Jacksonville               FL       32216     Duval                        1
      58       New York                   NY       10021     New York                     1
      59       North Windham              CT       06256     Windham                      1
      60       Holland                    OH       43528     Lucas                        1
      65       Twinsburg                  OH       44087     Summit                       1
      72       Lockport                   NY       14094     Niagara                      1
      75       Dallas                     TX       75287     Denton                       1
      76       Tom's River                NJ       08757     Ocean                        1
      81       Sandy                      OR       97055     Clackamas                    1
      85       Clarksville                IN       47129     Clark                        1
      88       Manchester                 NH       03103     Hillsborough                 1
      91       Houston                    TX       77079     Harris                       1
      92       Phoenix                    AZ       85008     Maricopa                     1
      93       Lexington Park             MD       20653     St. Mary's                   1
      96       Louisville                 KY       40206     Jefferson                    2
     96.1      Louisville                 KY       40206     Jefferson                    1
     96.2      Louisville                 KY       40206     Jefferson                    1
      98       Murrells Inlet             SC       29576     Georgetown                   1
     106       Beverly Hills              CA       90212     Los Angeles                  1
     107       St. Louis                  MO       63137     St. Louis                    1
     111       Utica                      NY       13501     Oneida                       1
     118       Rexburg                    ID       83440     Madison                      1
     119       Louisville                 KY       40222     Jefferson                    1
     122       Mt. Pleasant               MI       48858     Isabella                     1
     124       Various                    NY      Various    Various                      2
    124.1      Carroll                    NY       14701     Chautauqua                   1
    124.2      Batavia                    NY       14020     Genesee                      1
     130       Phoenix                    AZ       85024     Maricopa                     1
     134       Clarksville                IN       47129     Clark                        1
     137       Omaha                      NE       68106     Douglas                      1
     141       Stanton                    CA       90680     Orange                       1
     148       Tustin                     CA       92780     Orange                       1
     156       Santa Ana                  CA       92703     Orange                       1
     160       Costa Mesa                 CA       92626     Orange                       1
     161       Great Mills                MD       20634     St. Mary's                   1
     162       Buffalo                    NY       14227     Erie                         1
     164       Le Ray                     NY       13601     Jefferson                    1
     168       Milwaukee                  WI       53215     Milwaukee                    1
     170       Beverly Hills              CA       90212     Los Angeles                  1
     173       Westminster                CA       92683     Orange                       1
     180       Winterville                NC       28590     Pitt                         1
     181       Dallas                     TX       75206     Dallas                       1
     183       Jacksonville               FL       32211     Duval                        1

               PROPERTY                       PROPERTY                            CURRENT
    LOAN #     TYPE                           SUBTYPE                           BALANCE ($)
    ------     ----                           -------                           -----------
      2        Manufactured Housing           Manufactured Housing               63,376,120.00
     2.1       Manufactured Housing           Manufactured Housing               29,600,000.00
     2.2       Manufactured Housing           Manufactured Housing               23,709,593.00
     2.3       Manufactured Housing           Manufactured Housing                4,158,818.00
     2.4       Manufactured Housing           Manufactured Housing                3,017,518.00
     2.5       Manufactured Housing           Manufactured Housing                2,890,191.00
      5        Manufactured Housing           Manufactured Housing               49,882,513.10
      7        Multifamily                    Garden                             25,385,217.46
     7.1       Multifamily                    Garden                             15,896,809.37
     7.2       Multifamily                    Garden                              9,488,408.09
      8        Multifamily                    Garden                             24,700,000.00
     8.1       Multifamily                    Garden                             13,260,000.00
     8.2       Multifamily                    Garden                             11,440,000.00
      14       Multifamily                    Garden                             14,984,039.63
      17       Multifamily                    Garden                             13,466,818.07
      24       Multifamily                    Garden                             11,414,857.04
      25       Multifamily                    Coop                               10,975,148.73
      26       Multifamily                    Garden                             10,964,322.76
      28       Manufactured Housing           Manufactured Housing               10,429,040.83
      31       Multifamily                    Garden                              9,973,118.47
      32       Multifamily                    Garden                              9,869,614.38
     32.1      Multifamily                    Garden                              4,944,776.50
     32.2      Multifamily                    Garden                              2,781,436.78
     32.3      Multifamily                    Garden                              2,143,401.11
      35       Multifamily                    Garden                              8,673,297.49
      38       Multifamily                    Garden                              7,676,366.75
      45       Multifamily                    Garden                              6,965,454.39
      52       Multifamily                    Garden                              6,400,000.00
      54       Multifamily                    Garden                              6,370,285.77
      56       Multifamily                    Garden                              6,183,296.43
     56.1      Multifamily                    Garden                              2,892,187.04
     56.2      Multifamily                    Garden                              3,291,109.39
      58       Multifamily                    Coop                                5,988,378.68
      59       Manufactured Housing           Manufactured Housing                5,987,382.83
      60       Multifamily                    Garden                              5,982,868.67
      65       Multifamily                    Garden                              5,500,000.00
      72       Manufactured Housing           Manufactured Housing                5,000,000.00
      75       Multifamily                    Garden                              4,719,365.28
      76       Manufactured Housing           Manufactured Housing                4,642,362.61
      81       Multifamily                    Garden                              4,476,420.39
      85       Multifamily                    Garden                              4,347,908.73
      88       Multifamily                    Garden                              4,191,829.33
      91       Multifamily                    Garden                              4,150,911.68
      92       Multifamily                    Garden                              4,091,687.31
      93       Multifamily                    Garden                              3,995,530.40
      96       Multifamily                    Garden                              3,838,183.37
     96.1      Multifamily                    Garden                              2,091,062.24
     96.2      Multifamily                    Garden                              1,747,121.13
      98       Manufactured Housing           Manufactured Housing                3,675,000.00
     106       Multifamily                    Garden                              3,384,539.87
     107       Multifamily                    Garden                              3,308,027.36
     111       Multifamily                    Garden                              3,247,245.54
     118       Multifamily                    Garden                              3,097,114.86
     119       Multifamily                    Garden                              3,082,860.59
     122       Multifamily                    Garden                              2,987,942.17
     124       Manufactured Housing           Manufactured Housing                2,919,056.79
    124.1      Manufactured Housing           Manufactured Housing                1,347,256.98
    124.2      Manufactured Housing           Manufactured Housing                1,571,799.81
     130       Manufactured Housing           Manufactured Housing                2,794,111.99
     134       Multifamily                    Garden                              2,593,333.96
     137       Manufactured Housing           Manufactured Housing                2,507,654.90
     141       Multifamily                    Garden                              2,422,140.55
     148       Multifamily                    Garden                              2,249,279.98
     156       Manufactured Housing           Manufactured Housing                2,016,649.90
     160       Multifamily                    Garden                              1,995,964.69
     161       Multifamily                    Garden                              1,994,240.72
     162       Manufactured Housing           Manufactured Housing                1,992,941.54
     164       Multifamily                    Garden                              1,986,198.65
     168       Multifamily                    Mid/High Rise                       1,897,386.55
     170       Multifamily                    Garden                              1,792,792.32
     173       Multifamily                    Garden                              1,610,922.32
     180       Multifamily                    Garden                              1,375,334.71
     181       Multifamily                    Garden                              1,258,680.73
     183       Multifamily                    Garden                              1,179,350.70

                                                                        PAD                                STUDIO
                                                           -------------------------------     --------------------------------

                      LOAN                                         NO. OF         AVERAGE               NO. OF         AVERAGE
    LOAN #           GROUP             TOTAL SF/UNITS                PADS        PAD RENT              STUDIOS     STUDIO RENT
    ------           -----             --------------                ----        --------              -------     -----------
      2                2                        1,953               1,953             388                    0               0
     2.1               2                          762                 762             410                    0               0
     2.2               2                          617                 617             476                    0               0
     2.3               2                          221                 221             338                    0               0
     2.4               2                          191                 191             225                    0               0
     2.5               2                          162                 162             214                    0               0
      5                2                        2,210               2,210             378                    0               0
      7                2                          652                   0               0                    0               0
     7.1               2                          388                   0               0                    0               0
     7.2               2                          264                   0               0                    0               0
      8                2                          626                   0               0                    0               0
     8.1               2                          330                   0               0                    0               0
     8.2               2                          296                   0               0                    0               0
      14               2                          340                   0               0                    0               0
      17               2                           80                   0               0                    0               0
      24               2                          502                   0               0                    0               0
      25               1                          353                   0               0                   93             875
      26               2                          292                   0               0                    0               0
      28               2                          463                 463             333                    0               0
      31               2                          285                   0               0                    0               0
      32               2                          534                   0               0                    0               0
     32.1              2                          224                   0               0                    0               0
     32.2              2                          150                   0               0                    0               0
     32.3              2                          160                   0               0                    0               0
      35               2                          402                   0               0                    0               0
      38               2                          416                   0               0                  176             404
      45               2                          256                   0               0                   64             428
      52               2                           49                   0               0                    0               0
      54               2                          336                   0               0                    0               0
      56               2                          182                   0               0                   48             449
     56.1              2                           47                   0               0                    7             798
     56.2              2                          135                   0               0                   41             389
      58               1                          235                   0               0                   73           1,802
      59               2                          309                 309             305                    0               0
      60               2                          174                   0               0                   22             350
      65               2                          128                   0               0                    0               0
      72               1                          462                 462             310                    0               0
      75               2                          152                   0               0                    0               0
      76               2                          248                 248             295                    0               0
      81               2                           78                   0               0                    0               0
      85               2                          156                   0               0                    0               0
      88               2                           96                   0               0                    4             635
      91               2                           96                   0               0                    0               0
      92               2                          136                   0               0                    0               0
      93               2                          112                   0               0                    0               0
      96               2                          233                   0               0                    0               0
     96.1              2                          153                   0               0                    0               0
     96.2              2                           80                   0               0                    0               0
      98               2                          178                 178             251                    0               0
     106               1                           19                   0               0                    2           1,648
     107               2                          127                   0               0                    0               0
     111               2                          129                   0               0                   71             350
     118               2                           52                   0               0                    0               0
     119               2                           70                   0               0                    0               0
     122               2                          144                   0               0                    0               0
     124               2                          151                 151             276                    0               0
    124.1              2                           78                  78             240                    0               0
    124.2              2                           73                  73             314                    0               0
     130               1                          281                 281             312                    0               0
     134               2                          125                   0               0                    0               0
     137               2                          138                 138             272                    0               0
     141               2                           37                   0               0                    0               0
     148               2                           31                   0               0                    0               0
     156               2                           89                  89             550                    0               0
     160               2                           39                   0               0                    0               0
     161               2                           65                   0               0                    4             510
     162               1                          158                 158             320                    0               0
     164               2                           71                   0               0                    0               0
     168               2                          106                   0               0                    9             463
     170               1                            8                   0               0                    0               0
     173               2                           40                   0               0                    0               0
     180               2                           62                   0               0                    0               0
     181               2                          130                   0               0                    0               0
     183               2                           45                   0               0                    0               0

                              ONE BEDROOM                          TWO BEDROOM                         THREE BEDROOM
                    --------------------------------     --------------------------------     --------------------------------

                             NO. OF         AVERAGE               NO. OF         AVERAGE               NO. OF         AVERAGE
    LOAN #               1-BR UNITS       1-BR RENT           2-BR UNITS       2-BR RENT           3-BR UNITS       3-BR RENT
    ------               ----------       ---------           ----------       ---------           ----------       ---------
      2                           0               0                    0               0                    0               0
     2.1                          0               0                    0               0                    0               0
     2.2                          0               0                    0               0                    0               0
     2.3                          0               0                    0               0                    0               0
     2.4                          0               0                    0               0                    0               0
     2.5                          0               0                    0               0                    0               0
      5                           0               0                    0               0                    0               0
      7                         532             718                  120             897                    0               0
     7.1                        316             722                   72             913                    0               0
     7.2                        216             712                   48             873                    0               0
      8                         222             606                  293             781                  111             868
     8.1                        174             609                  141             804                   15           1,220
     8.2                         48             595                  152             760                   96             813
      14                        104             566                  192             665                   44             928
      17                          0               0                    0               0                    0               0
      24                        240             480                  240             592                   22             782
      25                        162             950                   95           1,218                    3           1,350
      26                        204             702                   88             939                    0               0
      28                          0               0                    0               0                    0               0
      31                        106             553                  169             738                    8             966
      32                        302             426                  184             549                   48             649
     32.1                        64             439                  120             533                   40             640
     32.2                        94             454                   48             609                    8             695
     32.3                       144             402                   16             490                    0               0
      35                        232             469                  142             592                   28             730
      38                        112             475                  112             560                   16             735
      45                         64             490                  128             575                    0               0
      52                          0               0                   49           1,599                    0               0
      54                        112             511                  224             628                    0               0
      56                        125             642                    9             625                    0               0
     56.1                        40             966                    0               0                    0               0
     56.2                        85             489                    9             625                    0               0
      58                        114           2,475                   43           3,873                    5           1,308
      59                          0               0                    0               0                    0               0
      60                         80             425                   72             550                    0               0
      65                         24             650                  104             765                    0               0
      72                          0               0                    0               0                    0               0
      75                        128             670                   24             855                    0               0
      76                          0               0                    0               0                    0               0
      81                         12             614                   54             709                   12             820
      85                         84             546                   72             581                    0               0
      88                         44             735                   48             835                    0               0
      91                         14             623                   52             769                   30             894
      92                         80             548                   56             674                    0               0
      93                         20             643                   92             710                    0               0
      96                         61             360                  144             510                   28             610
     96.1                        61             360                   92             480                    0               0
     96.2                         0               0                   52             563                   28             610
      98                          0               0                    0               0                    0               0
     106                          5           2,600                   11           3,435                    1           4,000
     107                         73             435                   54             520                    0               0
     111                         36             595                   19             930                    3             950
     118                          0               0                    0               0                   52           1,275
     119                          8             525                   44             659                   18             769
     122                          0               0                  120             642                   24             742
     124                          0               0                    0               0                    0               0
    124.1                         0               0                    0               0                    0               0
    124.2                         0               0                    0               0                    0               0
     130                          0               0                    0               0                    0               0
     134                         70             379                   55             539                    0               0
     137                          0               0                    0               0                    0               0
     141                          8             895                   29           1,030                    0               0
     148                          5             875                   25           1,125                    1           1,375
     156                          0               0                    0               0                    0               0
     160                         10             975                   17           1,275                   12           1,560
     161                         16             610                   42             711                    3             760
     162                          0               0                    0               0                    0               0
     164                         12             457                   59             496                    0               0
     168                         97             540                    0               0                    0               0
     170                          7           2,600                    1           4,000                    0               0
     173                         20             925                   20           1,245                    0               0
     180                         42             374                   20             451                    0               0
     181                        129             508                    1             565                    0               0
     183                          0               0                   45             482                    0               0

                             FOUR BEDROOM
                    --------------------------------

                             NO. OF         AVERAGE               UTILITIES                ELEVATOR
    LOAN #               4-BR UNITS       4-BR RENT              TENANT PAYS               PRESENT
    ------               ----------       ---------              -----------               -------
      2                           0               0                  NAP                     NAP
     2.1                          0               0                  NAP                     NAP
     2.2                          0               0                  NAP                     NAP
     2.3                          0               0                  NAP                     NAP
     2.4                          0               0                  NAP                     NAP
     2.5                          0               0                  NAP                     NAP
      5                           0               0                  NAP                     NAP
      7                           0               0                Various                    No
     7.1                          0               0      Electric, Water, Sewer, Gas          No
     7.2                          0               0        Electric, Water, Sewer             No
      8                           0               0                Various                    No
     8.1                          0               0      Electric, Water, and Sewer           No
     8.2                          0               0              Electricity                  No
      14                          0               0                 Water                     No
      17                         80           2,075        Electric, Water, Sewer             No
      24                          0               0               Electric                    No
      25                          0               0             Electric, Gas                Yes
      26                          0               0            Electric, Water                No
      28                          0               0                  NAP                     NAP
      31                          2           1,300        Electric, Water, Sewer             No
      32                          0               0             Electric, Gas                 No
     32.1                         0               0             Electric, Gas                 No
     32.2                         0               0             Electric, Gas                 No
     32.3                         0               0             Electric, Gas                 No
      35                          0               0               Electric                    No
      38                          0               0               Electric                    No
      45                          0               0               Electric                    No
      52                          0               0             Electric, Gas                 No
      54                          0               0         Electric,Water,Sewer              No
      56                          0               0                Various                    No
     56.1                         0               0             Electric, Gas                 No
     56.2                         0               0               Electric                    No
      58                          0               0               Electric                   Yes
      59                          0               0                  NAP                     NAP
      60                          0               0               Electric                    No
      65                          0               0             Electric, Gas                 No
      72                          0               0                  NAP                     NAP
      75                          0               0               Electric                    No
      76                          0               0                  NAP                     NAP
      81                          0               0             Electric,Gas                  No
      85                          0               0         Electric,Water,Sewer              No
      88                          0               0               Electric                    No
      91                          0               0               Electric                    No
      92                          0               0               Electric                    No
      93                          0               0               Electric                    No
      96                          0               0             Electric, Gas                 No
     96.1                         0               0             Electric, Gas                 No
     96.2                         0               0             Electric, Gas                 No
      98                          0               0                  NAP                     NAP
     106                          0               0                  NAP                      No
     107                          0               0             Electric, Gas                 No
     111                          0               0                 None                      No
     118                          0               0                 None                      No
     119                          0               0               Electric                    No
     122                          0               0               Electric                    No
     124                          0               0                  NAP                     NAP
    124.1                         0               0                  NAP                     NAP
    124.2                         0               0                  NAP                     NAP
     130                          0               0                  NAP                     NAP
     134                          0               0               Electric                    No
     137                          0               0                  NAP                     NAP
     141                          0               0       Electric,Gas,Water,Sewer            No
     148                          0               0       Electric,Gas,Water,Sewer            No
     156                          0               0                  NAP                     NAP
     160                          0               0               Electric                    No
     161                          0               0                  NAP                     NAP
     162                          0               0                  NAP                     NAP
     164                          0               0             Electric, Gas                 No
     168                          0               0               Electric                   Yes
     170                          0               0                  NAP                      No
     173                          0               0               Electric                    No
     180                          0               0             Electric, Gas                 No
     181                          0               0             Electric, Gas                 No
     183                          0               0        Electric, Water, Sewer             No

                                                                         ANNEX C


                   THE FORUM SHOPS LOAN AMORTIZATION SCHEDULE

                                 THE FORUM SHOPS
                              A-1 Pooled Component

                                                                 TOTAL
      DATE        INTEREST ($)         PRINCIPAL ($)           PAYMENT ($)
      ----        ------------         -------------           -----------
    12/1/2003               -                     -                     -
     1/1/2004      639,745.71                     -            639,745.71
     2/1/2004      639,745.71                     -            639,745.71
     3/1/2004      598,471.79                     -            598,471.79
     4/1/2004      639,745.71                     -            639,745.71
     5/1/2004      619,108.75                     -            619,108.75
     6/1/2004      639,745.71                     -            639,745.71
     7/1/2004      619,108.75                     -            619,108.75
     8/1/2004      639,745.71                     -            639,745.71
     9/1/2004      639,745.71                     -            639,745.71
    10/1/2004      619,108.75                     -            619,108.75
    11/1/2004      639,745.71                     -            639,745.71
    12/1/2004      619,108.75                     -            619,108.75
     1/1/2005      639,745.71                     -            639,745.71
     2/1/2005      639,745.71                     -            639,745.71
     3/1/2005      577,834.83                     -            577,834.83
     4/1/2005      639,745.71                     -            639,745.71
     5/1/2005      619,108.75                     -            619,108.75
     6/1/2005      639,745.71                     -            639,745.71
     7/1/2005      619,108.75                     -            619,108.75
     8/1/2005      639,745.71                     -            639,745.71
     9/1/2005      639,745.71                     -            639,745.71
    10/1/2005      619,108.75                     -            619,108.75
    11/1/2005      639,745.71                     -            639,745.71
    12/1/2005      619,108.75                     -            619,108.75
     1/1/2006      639,745.71            173,201.82            812,947.53
     2/1/2006      639,030.84            173,915.34            812,946.17
     3/1/2006      576,540.79            236,286.74            812,827.53
     4/1/2006      637,337.77            175,605.19            812,942.96
     5/1/2006      616,077.08            196,825.52            812,902.59
     6/1/2006      635,800.60            177,139.44            812,940.04
     7/1/2006      614,583.37            198,316.39            812,899.76
     8/1/2006      634,250.95            178,686.15            812,937.10
     9/1/2006      633,513.44            179,422.26            812,935.70
    10/1/2006      612,360.87            200,534.67            812,895.54
    11/1/2006      631,945.21            180,987.51            812,932.72
    12/1/2006      610,836.97            202,055.67            812,892.65
     1/1/2007      630,364.24            182,565.48            812,929.72
     2/1/2007      629,610.72            183,317.57            812,928.29
     3/1/2007      567,997.25            244,814.06            812,811.31
     4/1/2007      627,843.66            185,081.28            812,924.93
     5/1/2007      606,851.38            206,033.70            812,885.08







                                 THE FORUM SHOPS
                         A-2 & A-3 NON-POOLED COMPONENTS
                         -------------------------------
                                                                      TOTAL
      DATE            INTEREST ($)        PRINCIPAL ($)            PAYMENT ($)
      ----            ------------        -------------            -----------
    12/1/2003                   -                    -                      -
     1/1/2004        1,279,491.42                    -           1,279,491.42
     2/1/2004        1,279,491.42                    -           1,279,491.42
     3/1/2004        1,196,943.58                    -           1,196,943.58
     4/1/2004        1,279,491.42                    -           1,279,491.42
     5/1/2004        1,238,217.50                    -           1,238,217.50
     6/1/2004        1,279,491.42                    -           1,279,491.42
     7/1/2004        1,238,217.50                    -           1,238,217.50
     8/1/2004        1,279,491.42                    -           1,279,491.42
     9/1/2004        1,279,491.42                    -           1,279,491.42
    10/1/2004        1,238,217.50                    -           1,238,217.50
    11/1/2004        1,279,491.42                    -           1,279,491.42
    12/1/2004        1,238,217.50                    -           1,238,217.50
     1/1/2005        1,279,491.42                    -           1,279,491.42
     2/1/2005        1,279,491.42                    -           1,279,491.42
     3/1/2005        1,155,669.67                    -           1,155,669.67
     4/1/2005        1,279,491.42                    -           1,279,491.42
     5/1/2005        1,238,217.50                    -           1,238,217.50
     6/1/2005        1,279,491.42                    -           1,279,491.42
     7/1/2005        1,238,217.50                    -           1,238,217.50
     8/1/2005        1,279,491.42                    -           1,279,491.42
     9/1/2005        1,279,491.42                    -           1,279,491.42
    10/1/2005        1,238,217.50                    -           1,238,217.50
    11/1/2005        1,279,491.42                    -           1,279,491.42
    12/1/2005        1,238,217.50                    -           1,238,217.50
     1/1/2006        1,279,491.42           346,403.65           1,625,895.06
     2/1/2006        1,278,061.67           347,830.67           1,625,892.35
     3/1/2006        1,153,081.58           472,573.48           1,625,655.07
     4/1/2006        1,274,675.54           351,210.38           1,625,885.92
     5/1/2006        1,232,154.16           393,651.03           1,625,805.19
     6/1/2006        1,271,601.21           354,278.87           1,625,880.08
     7/1/2006        1,229,166.74           396,632.78           1,625,799.52
     8/1/2006        1,268,501.90           357,372.30           1,625,874.20
     9/1/2006        1,267,026.89           358,844.51           1,625,871.40
    10/1/2006        1,224,721.74           401,069.34           1,625,791.08
    11/1/2006        1,263,890.43           361,975.02           1,625,865.44
    12/1/2006        1,221,673.95           404,111.34           1,625,785.29
     1/1/2007        1,260,728.49           365,130.95           1,625,859.44
     2/1/2007        1,259,221.45           366,635.13           1,625,856.58
     3/1/2007        1,135,994.50           489,628.12           1,625,622.62
     4/1/2007        1,255,687.31           370,162.55           1,625,849.87
     5/1/2007        1,213,702.75           412,067.41           1,625,770.16



                                 THE FORUM SHOPS
                             B NON-POOLED COMPONENT
                             ----------------------

                                                                    TOTAL
    DATE            INTEREST ($)         PRINCIPAL ($)           PAYMENT ($)
    ----            ------------         -------------           -----------
    12/1/2003                 -                     -                     -
     1/1/2004        346,518.43                     -            346,518.43
     2/1/2004        346,518.43                     -            346,518.43
     3/1/2004        324,162.40                     -            324,162.40
     4/1/2004        346,518.43                     -            346,518.43
     5/1/2004        335,340.42                     -            335,340.42
     6/1/2004        346,518.43                     -            346,518.43
     7/1/2004        335,340.42                     -            335,340.42
     8/1/2004        346,518.43                     -            346,518.43
     9/1/2004        346,518.43                     -            346,518.43
    10/1/2004        335,340.42                     -            335,340.42
    11/1/2004        346,518.43                     -            346,518.43
    12/1/2004        335,340.42                     -            335,340.42
     1/1/2005        346,518.43                     -            346,518.43
     2/1/2005        346,518.43                     -            346,518.43
     3/1/2005        312,984.39                     -            312,984.39
     4/1/2005        346,518.43                     -            346,518.43
     5/1/2005        335,340.42                     -            335,340.42
     6/1/2005        346,518.43                     -            346,518.43
     7/1/2005        335,340.42                     -            335,340.42
     8/1/2005        346,518.43                     -            346,518.43
     9/1/2005        346,518.43                     -            346,518.43
    10/1/2005        335,340.42                     -            335,340.42
    11/1/2005        346,518.43                     -            346,518.43
    12/1/2005        335,340.42                     -            335,340.42
     1/1/2006        346,518.43             94,981.64            441,500.08
     2/1/2006        346,131.22             95,372.93            441,504.15
     3/1/2006        312,283.47            129,576.60            441,860.07
     4/1/2006        345,214.17             96,299.62            441,513.79
     5/1/2006        333,698.31            107,936.57            441,634.88
     6/1/2006        344,381.56             97,140.98            441,522.55
     7/1/2006        332,889.24            108,754.15            441,643.39
     8/1/2006        343,542.19             97,989.18            441,531.37
     9/1/2006        343,142.72             98,392.85            441,535.57
    10/1/2006        331,685.42            109,970.63            441,656.05
    11/1/2006        342,293.29             99,251.21            441,544.50
    12/1/2006        330,860.01            110,804.72            441,664.73
     1/1/2007        341,436.96            100,116.55            441,553.51
     2/1/2007        341,028.81            100,528.99            441,557.80
     3/1/2007        307,655.86            134,252.87            441,908.73
     4/1/2007        340,071.68            101,496.18            441,567.87
     5/1/2007        328,701.21            112,986.22            441,687.43

                                                                         ANNEX C


                   THE FORUM SHOPS LOAN AMORTIZATION SCHEDULE

                                 THE FORUM SHOPS
                              A-1 Pooled Component

                                                                 TOTAL
      DATE        INTEREST ($)         PRINCIPAL ($)           PAYMENT ($)
      ----        ------------         -------------           -----------
     6/1/2007      626,229.37            186,692.50            812,921.87
     7/1/2007      605,282.73            207,599.37            812,882.10
     8/1/2007      624,601.98            188,316.80            812,918.78
     9/1/2007      623,824.72            189,092.59            812,917.30
    10/1/2007      602,946.06            209,931.61            812,877.66
    11/1/2007      622,177.79            190,736.39            812,914.18
    12/1/2007      601,345.69            211,528.94            812,874.63
     1/1/2008      620,517.48            192,393.54            812,911.03
     2/1/2008      619,723.40            193,186.12            812,909.52
     3/1/2008      578,995.33            233,836.86            812,832.19
     4/1/2008      617,960.91            194,945.26            812,906.17
     5/1/2008      597,248.03            215,618.82            812,866.85
     6/1/2008      616,266.35            196,636.60            812,902.95
     7/1/2008      595,601.37            217,262.35            812,863.72
     8/1/2008      614,558.03            198,341.68            812,899.71
     9/1/2008      613,739.39            199,158.76            812,898.16
    10/1/2008      593,145.86            219,713.20            812,859.06
    11/1/2008      612,010.54            200,884.33            812,894.87
    12/1/2008      591,465.89            221,389.98            812,855.87
     1/1/2009      610,267.65            202,623.91            812,891.57
     2/1/2009      609,431.34            203,458.63            812,889.98
     3/1/2009      549,695.63            263,080.94            812,776.57
     4/1/2009      607,505.75            205,380.57            812,886.32
     5/1/2009      587,088.45            225,759.11            812,847.56
     6/1/2009      605,726.27            207,156.67            812,882.94
     7/1/2009      585,359.28            227,485.00            812,844.28
     8/1/2009      603,932.33            208,947.20            812,879.54
     9/1/2009      603,069.93            209,807.97            812,877.90
    10/1/2009      582,778.03            230,061.34            812,839.37
    11/1/2009      601,254.41            211,620.04            812,874.45
    12/1/2009      581,013.85            231,822.18            812,836.02
     1/1/2010      599,424.15            213,446.82            812,870.98
     2/1/2010      598,543.18            214,326.13            812,869.31
     3/1/2010      539,820.64            272,937.18            812,757.82
     4/1/2010      596,532.05            216,333.44            812,865.49
     5/1/2010      576,424.99            236,402.32            812,827.31
     6/1/2010      594,663.43            218,198.51            812,861.94
     7/1/2010      574,609.20            238,214.66            812,823.87
     8/1/2010      592,779.64            220,078.73            812,858.36
     9/1/2010      591,871.28            220,985.35            812,856.64
    10/1/2010      571,895.99            240,922.72            812,818.71
    11/1/2010      589,964.81            222,888.21            812,853.02
    12/1/2010      570,043.41        142,716,007.88        143,286,051.29









                                 THE FORUM SHOPS
                         A-2 & A-3 NON-POOLED COMPONENTS

                                                                      TOTAL
      DATE            INTEREST ($)        PRINCIPAL ($)            PAYMENT ($)
      ----            ------------        -------------            -----------
     6/1/2007        1,252,458.74           373,384.99           1,625,843.74
     7/1/2007        1,210,565.46           415,198.74           1,625,764.20
     8/1/2007        1,249,203.95           376,633.61           1,625,837.56
     9/1/2007        1,247,649.44           378,185.17           1,625,834.61
    10/1/2007        1,205,892.11           419,863.21           1,625,755.33
    11/1/2007        1,244,355.58           381,472.78           1,625,828.35
    12/1/2007        1,202,691.38           423,057.87           1,625,749.25
     1/1/2008        1,241,034.97           384,787.08           1,625,822.05
     2/1/2008        1,239,446.80           386,372.24           1,625,819.03
     3/1/2008        1,157,990.66           467,673.72           1,625,664.39
     4/1/2008        1,235,921.82           389,890.53           1,625,812.34
     5/1/2008        1,194,496.05           431,237.64           1,625,733.69
     6/1/2008        1,232,532.70           393,273.21           1,625,805.91
     7/1/2008        1,191,202.75           434,524.69           1,625,727.44
     8/1/2008        1,229,116.05           396,683.37           1,625,799.42
     9/1/2008        1,227,478.78           398,317.53           1,625,796.31
    10/1/2008        1,186,291.72           439,426.40           1,625,718.12
    11/1/2008        1,224,021.09           401,768.66           1,625,789.75
    12/1/2008        1,182,931.77           442,779.97           1,625,711.74
     1/1/2009        1,220,535.30           405,247.83           1,625,783.13
     2/1/2009        1,218,862.69           406,917.27           1,625,779.95
     3/1/2009        1,099,391.26           526,161.87           1,625,553.13
     4/1/2009        1,215,011.50           410,761.14           1,625,772.64
     5/1/2009        1,174,176.90           451,518.21           1,625,695.12
     6/1/2009        1,211,452.54           414,313.35           1,625,765.89
     7/1/2009        1,170,718.55           454,970.00           1,625,688.55
     8/1/2009        1,207,864.67           417,894.41           1,625,759.07
     9/1/2009        1,206,139.85           419,615.95           1,625,755.80
    10/1/2009        1,165,556.07           460,122.68           1,625,678.75
    11/1/2009        1,202,508.83           423,240.08           1,625,748.91
    12/1/2009        1,162,027.69           463,644.36           1,625,672.05
     1/1/2010        1,198,848.31           426,893.65           1,625,741.96
     2/1/2010        1,197,086.35           428,652.26           1,625,738.61
     3/1/2010        1,079,641.28           545,874.35           1,625,515.63
     4/1/2010        1,193,064.10           432,666.88           1,625,730.97
     5/1/2010        1,152,849.98           472,804.65           1,625,654.63
     6/1/2010        1,189,326.86           436,397.02           1,625,723.88
     7/1/2010        1,149,218.40           476,429.33           1,625,647.73
     8/1/2010        1,185,559.27           440,157.46           1,625,716.73
     9/1/2010        1,183,742.57           441,970.71           1,625,713.28
    10/1/2010        1,143,791.98           481,845.45           1,625,637.43
    11/1/2010        1,179,929.62           445,776.42           1,625,706.04
    12/1/2010        1,140,086.83       285,432,015.76         286,572,102.59





                                 THE FORUM SHOPS
                             B NON-POOLED COMPONENT
                             ----------------------

                                                                    TOTAL
    DATE            INTEREST ($)         PRINCIPAL ($)           PAYMENT ($)
    ----            ------------         -------------           -----------
     6/1/2007        339,197.30            102,379.76            441,577.06
     7/1/2007        327,851.55            113,844.82            441,696.37
     8/1/2007        338,315.82            103,270.51            441,586.33
     9/1/2007        337,894.82            103,695.93            441,590.76
    10/1/2007        326,585.89            115,123.78            441,709.67
    11/1/2007        337,002.76            104,597.37            441,600.14
    12/1/2007        325,719.05            115,999.74            441,718.79
     1/1/2008        336,103.46            105,506.14            441,609.59
     2/1/2008        335,673.34            105,940.77            441,614.12
     3/1/2008        313,612.97            128,233.12            441,846.09
     4/1/2008        334,718.69            106,905.47            441,624.15
     5/1/2008        323,499.55            118,242.58            441,742.13
     6/1/2008        333,800.83            107,832.98            441,633.81
     7/1/2008        322,607.64            119,143.87            441,751.51
     8/1/2008        332,875.52            108,768.02            441,643.54
     9/1/2008        332,432.10            109,216.10            441,648.20
    10/1/2008        321,277.61            120,487.88            441,765.49
    11/1/2008        331,495.67            110,162.37            441,658.05
    12/1/2008        320,367.65            121,407.41            441,775.06
     1/1/2009        330,551.63            111,116.34            441,667.97
     2/1/2009        330,098.65            111,574.09            441,672.74
     3/1/2009        297,742.78            144,270.19            442,012.97
     4/1/2009        329,055.65            112,628.05            441,683.70
     5/1/2009        317,996.61            123,803.38            441,799.99
     6/1/2009        328,091.79            113,602.05            441,693.84
     7/1/2009        317,060.01            124,749.84            441,809.84
     8/1/2009        327,120.11            114,583.95            441,704.06
     9/1/2009        326,652.98            115,055.99            441,708.97
    10/1/2009        315,661.87            126,162.67            441,824.55
    11/1/2009        325,669.61            116,049.70            441,719.31
    12/1/2009        314,706.30            127,128.29            441,834.59
     1/1/2010        324,678.25            117,051.48            441,729.73
     2/1/2010        324,201.07            117,533.68            441,734.75
     3/1/2010        292,393.99            149,675.23            442,069.22
     4/1/2010        323,111.74            118,634.47            441,746.21
     5/1/2010        312,220.75            129,639.98            441,860.73
     6/1/2010        322,099.60            119,657.25            441,756.85
     7/1/2010        311,237.22            130,633.85            441,871.07
     8/1/2010        321,079.24            120,688.33            441,767.58
     9/1/2010        320,587.24            121,185.52            441,772.75
    10/1/2010        309,767.61            132,118.91            441,886.53
    11/1/2010        319,554.59            122,229.02            441,783.61
    12/1/2010        308,764.16         78,263,617.22         78,572,381.39

                                                                         ANNEX D

         ONE POST OFFICE SQUARE LOAN AMORTIZATION SCHEDULE


            ONE POST OFFICE SQUARE A-2 POOLED COMPONENT

                                                            TOTAL
      DATE        INTEREST ($)      PRINCIPAL ($)        PAYMENT ($)
      ----        ------------      -------------        -----------
    11/1/2003      278,230.17                  -         278,230.17
    12/1/2003      269,255.00                  -         269,255.00
     1/1/2004      278,230.17                  -         278,230.17
     2/1/2004      278,230.17                  -         278,230.17
     3/1/2004      260,279.83                  -         260,279.83
     4/1/2004      278,230.17                  -         278,230.17
     5/1/2004      269,255.00                  -         269,255.00
     6/1/2004      278,230.17                  -         278,230.17
     7/1/2004      269,255.00                  -         269,255.00
     8/1/2004      278,230.17                  -         278,230.17
     9/1/2004      278,230.17                  -         278,230.17
    10/1/2004      269,255.00                  -         269,255.00
    11/1/2004      278,230.17                  -         278,230.17
    12/1/2004      269,255.00                  -         269,255.00
     1/1/2005      278,230.17                  -         278,230.17
     2/1/2005      278,230.17                  -         278,230.17
     3/1/2005      251,304.67                  -         251,304.67
     4/1/2005      278,230.17                  -         278,230.17
     5/1/2005      269,255.00                  -         269,255.00
     6/1/2005      278,230.17                  -         278,230.17
     7/1/2005      269,255.00                  -         269,255.00
     8/1/2005      278,230.17                  -         278,230.17
     9/1/2005      278,230.17                  -         278,230.17
    10/1/2005      269,255.00                  -         269,255.00
    11/1/2005      278,230.17          53,706.15         331,936.32
    12/1/2005      269,013.99          63,465.53         332,479.52
     1/1/2006      277,686.82          54,281.52         331,968.34
     2/1/2006      277,435.11          54,548.07         331,983.18
     3/1/2006      250,358.08          83,221.03         333,579.11
     4/1/2006      276,796.25          55,224.58         332,020.83
     5/1/2006      267,619.51          64,942.20         332,561.71
     6/1/2006      276,239.02          55,814.66         332,053.68
     7/1/2006      267,077.61          65,516.05         332,593.66
     8/1/2006      275,676.39          56,410.45         332,086.84
     9/1/2006      275,414.80          56,687.46         332,102.26
    10/1/2006      266,276.06          66,364.83         332,640.89
    11/1/2006      274,844.19          57,291.70         332,135.89
    12/1/2006      265,721.14          66,952.46         332,673.60
     1/1/2007      274,268.05          57,901.80         332,169.85
     2/1/2007      273,999.54          58,186.13         332,185.67
     3/1/2007      247,239.75          86,523.15         333,762.90
     4/1/2007      273,328.50          58,896.72         332,225.22
     5/1/2007      264,247.15          68,513.33         332,760.48








           ONE POST OFFICE SQUARE A-1 NON-POOLED COMPONENT

                                                               TOTAL
       DATE         INTEREST ($)      PRINCIPAL ($)         PAYMENT ($)
       ----         ------------      -------------         -----------
      11/1/2003      278,230.17                  -          278,230.17
      12/1/2003      269,255.00                  -          269,255.00
       1/1/2004      278,230.17                  -          278,230.17
       2/1/2004      278,230.17                  -          278,230.17
       3/1/2004      260,279.83                  -          260,279.83
       4/1/2004      278,230.17                  -          278,230.17
       5/1/2004      269,255.00                  -          269,255.00
       6/1/2004      278,230.17                  -          278,230.17
       7/1/2004      269,255.00                  -          269,255.00
       8/1/2004      278,230.17                  -          278,230.17
       9/1/2004      278,230.17                  -          278,230.17
      10/1/2004      269,255.00                  -          269,255.00
      11/1/2004      278,230.17                  -          278,230.17
      12/1/2004      269,255.00                  -          269,255.00
       1/1/2005      278,230.17                  -          278,230.17
       2/1/2005      278,230.17                  -          278,230.17
       3/1/2005      251,304.67                  -          251,304.67
       4/1/2005      278,230.17                  -          278,230.17
       5/1/2005      269,255.00                  -          269,255.00
       6/1/2005      278,230.17                  -          278,230.17
       7/1/2005      269,255.00                  -          269,255.00
       8/1/2005      278,230.17                  -          278,230.17
       9/1/2005      278,230.17                  -          278,230.17
      10/1/2005      269,255.00                  -          269,255.00
      11/1/2005      278,230.17          53,706.15          331,936.32
      12/1/2005      269,013.99          63,465.53          332,479.52
       1/1/2006      277,686.82          54,281.52          331,968.34
       2/1/2006      277,435.11          54,548.07          331,983.18
       3/1/2006      250,358.08          83,221.03          333,579.11
       4/1/2006      276,796.25          55,224.58          332,020.83
       5/1/2006      267,619.51          64,942.20          332,561.71
       6/1/2006      276,239.02          55,814.66          332,053.68
       7/1/2006      267,077.61          65,516.05          332,593.66
       8/1/2006      275,676.39          56,410.45          332,086.84
       9/1/2006      275,414.80          56,687.46          332,102.26
      10/1/2006      266,276.06          66,364.83          332,640.89
      11/1/2006      274,844.19          57,291.70          332,135.89
      12/1/2006      265,721.14          66,952.46          332,673.60
       1/1/2007      274,268.05          57,901.80          332,169.85
       2/1/2007      273,999.54          58,186.13          332,185.67
       3/1/2007      247,239.75          86,523.15          333,762.90
       4/1/2007      273,328.50          58,896.72          332,225.22
       5/1/2007      264,247.15          68,513.33          332,760.48









            ONE POST OFFICE SQUARE B NON-POOLED COMPONENT

                                                               TOTAL
        DATE        INTEREST ($)      PRINCIPAL ($)         PAYMENT ($)
        ----        ------------      -------------         -----------
      11/1/2003      302,874.73                  -          302,874.73
      12/1/2003      293,104.58                  -          293,104.58
       1/1/2004      302,874.73                  -          302,874.73
       2/1/2004      302,874.73                  -          302,874.73
       3/1/2004      283,334.44                  -          283,334.44
       4/1/2004      302,874.73                  -          302,874.73
       5/1/2004      293,104.58                  -          293,104.58
       6/1/2004      302,874.73                  -          302,874.73
       7/1/2004      293,104.58                  -          293,104.58
       8/1/2004      302,874.73                  -          302,874.73
       9/1/2004      302,874.73                  -          302,874.73
      10/1/2004      293,104.58                  -          293,104.58
      11/1/2004      302,874.73                  -          302,874.73
      12/1/2004      293,104.58                  -          293,104.58
       1/1/2005      302,874.73                  -          302,874.73
       2/1/2005      302,874.73                  -          302,874.73
       3/1/2005      273,564.27                  -          273,564.27
       4/1/2005      302,874.73                  -          302,874.73
       5/1/2005      293,104.58                  -          293,104.58
       6/1/2005      302,874.73                  -          302,874.73
       7/1/2005      293,104.58                  -          293,104.58
       8/1/2005      302,874.73                  -          302,874.73
       9/1/2005      302,874.73                  -          302,874.73
      10/1/2005      293,104.58                  -          293,104.58
      11/1/2005      302,874.73          49,230.64          352,105.37
      12/1/2005      292,842.22          58,176.74          351,018.96
       1/1/2006      302,283.27          49,758.06          352,041.33
       2/1/2006      302,009.25          50,002.40          352,011.65
       3/1/2006      272,533.85          76,285.94          348,819.79
       4/1/2006      301,313.81          50,622.53          351,936.34
       5/1/2006      291,324.24          59,530.35          350,854.59
       6/1/2006      300,707.21          51,163.44          351,870.65
       7/1/2006      290,734.32          60,056.38          350,790.70
       8/1/2006      300,094.74          51,709.58          351,804.32
       9/1/2006      299,810.00          51,963.50          351,773.50
      10/1/2006      289,861.79          60,834.43          350,696.22
      11/1/2006      299,188.83          52,517.39          351,706.22
      12/1/2006      289,257.72          61,373.09          350,630.81
       1/1/2007      298,561.66          53,076.65          351,638.31
       2/1/2007      298,269.39          53,337.28          351,606.67
       3/1/2007      269,139.31          79,312.89          348,452.20
       4/1/2007      297,538.91          53,988.66          351,527.57
       5/1/2007      287,653.16          62,803.89          350,457.05

                                                                         ANNEX D

         ONE POST OFFICE SQUARE LOAN AMORTIZATION SCHEDULE


            ONE POST OFFICE SQUARE A-2 POOLED COMPONENT

                                                            TOTAL
      DATE        INTEREST ($)      PRINCIPAL ($)        PAYMENT ($)
      ----        ------------      -------------        -----------
     6/1/2007      272,737.68          59,522.37         332,260.05
     7/1/2007      263,672.58          69,121.77         332,794.35
     8/1/2007      272,141.14          60,154.07         332,295.21
     9/1/2007      271,862.19          60,449.46         332,311.65
    10/1/2007      262,821.17          70,023.36         332,844.53
    11/1/2007      271,257.17          61,090.14         332,347.31
    12/1/2007      262,232.79          70,646.42         332,879.21
     1/1/2008      270,646.28          61,737.03         332,383.31
     2/1/2008      270,360.00          62,040.19         332,400.19
     3/1/2008      252,648.29          80,795.84         333,444.13
     4/1/2008      269,697.64          62,741.59         332,439.23
     5/1/2008      260,716.16          72,252.44         332,968.60
     6/1/2008      269,071.65          63,404.47         332,476.12
     7/1/2008      260,107.39          72,897.09         333,004.48
     8/1/2008      268,439.60          64,073.78         332,513.38
     9/1/2008      268,142.48          64,388.41         332,530.89
    10/1/2008      259,203.77          73,853.97         333,057.74
    11/1/2008      267,501.42          65,067.25         332,568.67
    12/1/2008      258,580.35          74,514.13         333,094.48
     1/1/2009      266,854.16          65,752.66         332,606.82
     2/1/2009      266,549.26          66,075.54         332,624.80
     3/1/2009      240,477.42          93,684.07         334,161.49
     4/1/2009      265,808.42          66,860.04         332,668.46
     5/1/2009      256,933.92          76,257.61         333,191.53
     6/1/2009      265,144.76          67,562.81         332,707.57
     7/1/2009      256,288.51          76,941.06         333,229.57
     8/1/2009      264,474.67          68,272.40         332,747.07
     9/1/2009      264,158.08          68,607.65         332,765.73
    10/1/2009      255,328.97          77,957.15         333,286.12
    11/1/2009      263,478.44          69,327.35         332,805.79
    12/1/2009      254,668.02          78,657.06         333,325.08
     1/1/2010      262,792.21          70,054.03         332,846.24
     2/1/2010      262,467.36          70,398.03         332,865.39
     3/1/2010      236,772.43          97,607.42         334,379.85
     4/1/2010      261,688.29          71,223.02         332,911.31
     5/1/2010      252,927.11          80,500.58         333,427.69
     6/1/2010      260,984.72          71,968.05         332,952.77
     7/1/2010      252,242.89          81,225.12         333,468.01
     8/1/2010      260,274.34          72,720.31         332,994.65
     9/1/2010      259,937.12          73,077.40         333,014.52
    10/1/2010      251,224.11          82,303.96         333,528.07
    11/1/2010      259,216.59          73,840.40         333,056.99
    12/1/2010      250,523.40          83,045.97         333,569.37
     1/1/2011      258,489.08          74,610.78         333,099.86
     2/1/2011      258,143.10          74,977.16         333,120.26









           ONE POST OFFICE SQUARE A-1 NON-POOLED COMPONENT

                                                               TOTAL
       DATE         INTEREST ($)      PRINCIPAL ($)         PAYMENT ($)
       ----         ------------      -------------         -----------
       6/1/2007      272,737.68          59,522.37          332,260.05
       7/1/2007      263,672.58          69,121.77          332,794.35
       8/1/2007      272,141.14          60,154.07          332,295.21
       9/1/2007      271,862.19          60,449.46          332,311.65
      10/1/2007      262,821.17          70,023.36          332,844.53
      11/1/2007      271,257.17          61,090.14          332,347.31
      12/1/2007      262,232.79          70,646.42          332,879.21
       1/1/2008      270,646.28          61,737.03          332,383.31
       2/1/2008      270,360.00          62,040.19          332,400.19
       3/1/2008      252,648.29          80,795.84          333,444.13
       4/1/2008      269,697.64          62,741.59          332,439.23
       5/1/2008      260,716.16          72,252.44          332,968.60
       6/1/2008      269,071.65          63,404.47          332,476.12
       7/1/2008      260,107.39          72,897.09          333,004.48
       8/1/2008      268,439.60          64,073.78          332,513.38
       9/1/2008      268,142.48          64,388.41          332,530.89
      10/1/2008      259,203.77          73,853.97          333,057.74
      11/1/2008      267,501.42          65,067.25          332,568.67
      12/1/2008      258,580.35          74,514.13          333,094.48
       1/1/2009      266,854.16          65,752.66          332,606.82
       2/1/2009      266,549.26          66,075.54          332,624.80
       3/1/2009      240,477.42          93,684.07          334,161.49
       4/1/2009      265,808.42          66,860.04          332,668.46
       5/1/2009      256,933.92          76,257.61          333,191.53
       6/1/2009      265,144.76          67,562.81          332,707.57
       7/1/2009      256,288.51          76,941.06          333,229.57
       8/1/2009      264,474.67          68,272.40          332,747.07
       9/1/2009      264,158.08          68,607.65          332,765.73
      10/1/2009      255,328.97          77,957.15          333,286.12
      11/1/2009      263,478.44          69,327.35          332,805.79
      12/1/2009      254,668.02          78,657.06          333,325.08
       1/1/2010      262,792.21          70,054.03          332,846.24
       2/1/2010      262,467.36          70,398.03          332,865.39
       3/1/2010      236,772.43          97,607.42          334,379.85
       4/1/2010      261,688.29          71,223.02          332,911.31
       5/1/2010      252,927.11          80,500.58          333,427.69
       6/1/2010      260,984.72          71,968.05          332,952.77
       7/1/2010      252,242.89          81,225.12          333,468.01
       8/1/2010      260,274.34          72,720.31          332,994.65
       9/1/2010      259,937.12          73,077.40          333,014.52
      10/1/2010      251,224.11          82,303.96          333,528.07
      11/1/2010      259,216.59          73,840.40          333,056.99
      12/1/2010      250,523.40          83,045.97          333,569.37
       1/1/2011      258,489.08          74,610.78          333,099.86
       2/1/2011      258,143.10          74,977.16          333,120.26








            ONE POST OFFICE SQUARE B NON-POOLED COMPONENT

                                                               TOTAL
        DATE        INTEREST ($)      PRINCIPAL ($)         PAYMENT ($)
        ----        ------------      -------------         -----------
       6/1/2007      296,895.75          54,562.17          351,457.92
       7/1/2007      287,027.69          63,361.62          350,389.31
       8/1/2007      296,246.36          55,141.23          351,387.59
       9/1/2007      295,942.71          55,412.00          351,354.71
      10/1/2007      286,100.88          64,188.08          350,288.96
      11/1/2007      295,284.09          55,999.30          351,283.39
      12/1/2007      285,460.37          64,759.22          350,219.59
       1/1/2008      294,619.11          56,592.28          351,211.39
       2/1/2008      294,307.45          56,870.18          351,177.63
       3/1/2008      275,026.90          74,062.85          349,089.75
       4/1/2008      293,586.44          57,513.12          351,099.56
       5/1/2008      283,809.41          66,231.40          350,040.81
       6/1/2008      292,905.00          58,120.77          351,025.77
       7/1/2008      283,146.71          66,822.33          349,969.04
       8/1/2008      292,216.96          58,734.30          350,951.26
       9/1/2008      291,893.52          59,022.71          350,916.23
      10/1/2008      282,163.06          67,699.47          349,862.53
      11/1/2008      291,195.69          59,644.98          350,840.67
      12/1/2008      281,484.42          68,304.62          349,789.04
       1/1/2009      290,491.09          60,273.27          350,764.36
       2/1/2009      290,159.17          60,569.24          350,728.41
       3/1/2009      261,777.98          85,877.06          347,655.04
       4/1/2009      289,352.73          61,288.37          350,641.10
       5/1/2009      279,692.14          69,902.81          349,594.95
       6/1/2009      288,630.28          61,932.58          350,562.86
       7/1/2009      278,989.58          70,529.30          349,518.88
       8/1/2009      287,900.84          62,583.03          350,483.87
       9/1/2009      287,556.21          62,890.34          350,446.55
      10/1/2009      277,945.05          71,460.72          349,405.77
      11/1/2009      286,816.35          63,550.07          350,366.42
      12/1/2009      277,225.55          72,102.30          349,327.85
       1/1/2010      286,069.34          64,216.19          350,285.53
       2/1/2010      285,715.71          64,531.53          350,247.24
       3/1/2010      257,744.84          89,473.47          347,218.31
       4/1/2010      284,867.63          65,287.76          350,155.39
       5/1/2010      275,330.43          73,792.20          349,122.63
       6/1/2010      284,101.75          65,970.72          350,072.47
       7/1/2010      274,585.62          74,456.36          349,041.98
       8/1/2010      283,328.44          66,660.28          349,988.72
       9/1/2010      282,961.36          66,987.61          349,948.97
      10/1/2010      273,476.59          75,445.29          348,921.88
      11/1/2010      282,177.01          67,687.03          349,864.04
      12/1/2010      272,713.81          76,125.47          348,839.28
       1/1/2011      281,385.06          68,393.22          349,778.28
       2/1/2011      281,008.43          68,729.06          349,737.49

                                                                         ANNEX D

         ONE POST OFFICE SQUARE LOAN AMORTIZATION SCHEDULE


            ONE POST OFFICE SQUARE A-2 POOLED COMPONENT

                                                            TOTAL
      DATE        INTEREST ($)      PRINCIPAL ($)        PAYMENT ($)
      ----        ------------      -------------        -----------
     3/1/2011      232,847.47         101,763.72         334,611.19
     4/1/2011      257,323.52          75,845.04         333,168.56
     5/1/2011      248,682.40          84,995.47         333,677.87
     6/1/2011      256,577.68          76,634.85         333,212.53
     7/1/2011      247,957.07          85,763.55         333,720.62
     8/1/2011      255,824.61          77,432.30         333,256.91
     9/1/2011      255,465.54          77,812.53         333,278.07
    10/1/2011      246,875.53          86,908.85         333,784.38
    11/1/2011      254,701.70          78,621.40         333,323.10
    12/1/2011      246,132.70          87,695.46         333,828.16
     1/1/2012      253,930.46          79,438.09         333,368.55
     2/1/2012      253,562.09          79,828.17         333,390.26
     3/1/2012      236,856.95          97,517.92         334,374.87
     4/1/2012      252,739.71          80,699.03         333,438.74
     5/1/2012      244,224.67          89,715.94         333,940.61
     6/1/2012      251,949.47          81,535.85         333,485.32
     7/1/2012      243,456.16          90,529.75         333,985.91
     8/1/2012      251,151.57          82,380.77         333,532.34
     9/1/2012      250,769.55          82,785.30         333,554.85
    10/1/2012      242,308.71          91,744.84         334,053.55
    11/1/2012      249,960.23          83,642.33         333,602.56
    12/1/2012      241,521.64          92,578.29         334,099.93
     1/1/2013      249,143.06          84,507.66         333,650.72
     2/1/2013      248,751.19          84,922.63         333,673.82
     3/1/2013      224,322.80         110,790.84         335,113.64
     4/1/2013      247,843.63          85,883.68         333,727.31
     5/1/2013      239,463.26          94,757.99         334,221.25
     6/1/2013      247,005.96          86,770.72         333,776.68
     7/1/2013      238,648.64          95,620.63         334,269.27
     8/1/2013      246,160.19          87,666.35         333,826.54
     9/1/2013      245,753.66          88,096.83         333,850.49
    10/1/2013      237,430.78      52,908,383.99      53,145,814.77








           ONE POST OFFICE SQUARE A-1 NON-POOLED COMPONENT

                                                               TOTAL
       DATE         INTEREST ($)      PRINCIPAL ($)         PAYMENT ($)
       ----         ------------      -------------         -----------
       3/1/2011      232,847.47         101,763.72          334,611.19
       4/1/2011      257,323.52          75,845.04          333,168.56
       5/1/2011      248,682.40          84,995.47          333,677.87
       6/1/2011      256,577.68          76,634.85          333,212.53
       7/1/2011      247,957.07          85,763.55          333,720.62
       8/1/2011      255,824.61          77,432.30          333,256.91
       9/1/2011      255,465.54          77,812.53          333,278.07
      10/1/2011      246,875.53          86,908.85          333,784.38
      11/1/2011      254,701.70          78,621.40          333,323.10
      12/1/2011      246,132.70          87,695.46          333,828.16
       1/1/2012      253,930.46          79,438.09          333,368.55
       2/1/2012      253,562.09          79,828.17          333,390.26
       3/1/2012      236,856.95          97,517.92          334,374.87
       4/1/2012      252,739.71          80,699.03          333,438.74
       5/1/2012      244,224.67          89,715.94          333,940.61
       6/1/2012      251,949.47          81,535.85          333,485.32
       7/1/2012      243,456.16          90,529.75          333,985.91
       8/1/2012      251,151.57          82,380.77          333,532.34
       9/1/2012      250,769.55          82,785.30          333,554.85
      10/1/2012      242,308.71          91,744.84          334,053.55
      11/1/2012      249,960.23          83,642.33          333,602.56
      12/1/2012      241,521.64          92,578.29          334,099.93
       1/1/2013      249,143.06          84,507.66          333,650.72
       2/1/2013      248,751.19          84,922.63          333,673.82
       3/1/2013      224,322.80         110,790.84          335,113.64
       4/1/2013      247,843.63          85,883.68          333,727.31
       5/1/2013      239,463.26          94,757.99          334,221.25
       6/1/2013      247,005.96          86,770.72          333,776.68
       7/1/2013      238,648.64          95,620.63          334,269.27
       8/1/2013      246,160.19          87,666.35          333,826.54
       9/1/2013      245,753.66          88,096.83          333,850.49
      10/1/2013      237,430.78      52,908,383.99       53,145,814.77








            ONE POST OFFICE SQUARE B NON-POOLED COMPONENT

                                                               TOTAL
        DATE        INTEREST ($)      PRINCIPAL ($)         PAYMENT ($)
        ----        ------------      -------------         -----------
       3/1/2011      253,472.22          93,283.41          346,755.63
       4/1/2011      280,116.26          69,524.62          349,640.88
       5/1/2011      270,709.74          77,912.52          348,622.26
       6/1/2011      279,304.34          70,248.61          349,552.95
       7/1/2011      269,920.17          78,616.59          348,536.76
       8/1/2011      278,484.57          70,979.61          349,464.18
       9/1/2011      278,093.71          71,328.16          349,421.87
      10/1/2011      268,742.81          79,666.44          348,409.25
      11/1/2011      277,262.21          72,069.61          349,331.82
      12/1/2011      267,934.18          80,387.51          348,321.69
       1/1/2012      276,422.65          72,818.25          349,240.90
       2/1/2012      276,021.66          73,175.82          349,197.48
       3/1/2012      257,836.85          89,391.43          347,228.28
       4/1/2012      275,126.43          73,974.11          349,100.54
       5/1/2012      265,857.17          82,239.62          348,096.79
       6/1/2012      274,266.18          74,741.19          349,007.37
       7/1/2012      265,020.59          82,985.60          348,006.19
       8/1/2012      273,397.61          75,515.71          348,913.32
       9/1/2012      272,981.78          75,886.53          348,868.31
      10/1/2012      263,771.49          84,099.43          347,870.92
      11/1/2012      272,100.75          76,672.14          348,772.89
      12/1/2012      262,914.72          84,863.43          347,778.15
       1/1/2013      271,211.22          77,465.35          348,676.57
       2/1/2013      270,784.62          77,845.75          348,630.37
       3/1/2013      244,192.46         101,558.27          345,750.73
       4/1/2013      269,796.68          78,726.71          348,523.39
       5/1/2013      260,674.02          86,861.49          347,535.51
       6/1/2013      268,884.82          79,539.83          348,424.65
       7/1/2013      259,787.23          87,652.24          347,439.47
       8/1/2013      267,964.11          80,360.82          348,324.93
       9/1/2013      267,521.59          80,755.43          348,277.02
      10/1/2013      258,461.50      48,499,351.99       48,757,813.49

                                                                         ANNEX E

NOVEMBER 25, 2003                                               JPMCC 2003-CIBC7


                      STRUCTURAL AND COLLATERAL TERM SHEET

                           -------------------------

                                  $895,183,000

                                  (Approximate)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                    Depositor

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                SERIES 2003-CIBC7

                               JPMORGAN CHASE BANK

                                    CIBC INC.

                              Mortgage Loan Sellers




JPMORGAN                                                      CIBC WORLD MARKETS

RBS GREENWICH CAPITAL                                                   WACHOVIA

The analyses in this report are based upon information provided by JPMorgan Chase Bank and CIBC Inc. (the "Sellers"). J.P. Morgan Securities Inc., CIBC World Markets Corp., Greenwich Capital Markets, Inc., and Wachovia Capital Markets, LLC (the "Underwriters") make no representations as to the accuracy or completeness of the information contained herein. The information contained herein is qualified in its entirety by the information in the Prospectus and Final Prospectus Supplement for the securities referred to herein (the "Securities"). The information contained herein supersedes any previous information delivered to you by the Underwriters and will be superseded by the applicable Prospectus and Final Prospectus Supplement. These materials are subject to change, completion, or amendment from time to time without notice, and the Underwriters are under no obligation to keep you advised of such changes. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any Security. Any investment decision with respect to the Securities should be made by you based upon the information contained in the Prospectus and Final Prospectus Supplement relating to the Securities. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the Securities.

The attached information contains certain tables and other statistical analyses (the "Computational Materials") which have been prepared in reliance upon information furnished by the Sellers. They may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material. Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials' accuracy, appropriateness or completeness in any particular context; nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the Securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any Security described in the Computational Materials are subject to change prior to issuance. Neither the Underwriters nor any of their affiliates make any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the Securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2003-CIBC7

-------------------------------------------------------------------------------------------------------------------------------
                                                               KEY FEATURES
-------------------------------------------------------------------------------------------------------------------------------

              CO-LEAD MANAGERS:                        J.P. Morgan Securities Inc. (Sole Bookrunner)

                                                       CIBC World Markets Corp.

              CO-MANAGERS:                             Greenwich Capital Markets, Inc.

                                                       Wachovia Capital Markets, LLC

              MORTGAGE LOAN SELLERS:                   JPMorgan Chase Bank (68.3%)

                                                       CIBC Inc. (31.7%)

              MASTER SERVICER:                         Midland Loan Services Inc.

              SPECIAL SERVICER:                        Midland Loan Services Inc.

              TRUSTEE:                                 LaSalle Bank National Association

              PAYING AGENT:                            JPMorgan Chase Bank

              FISCAL AGENT:                            ABN AMRO Bank N.V.

              RATING AGENCIES:                         Moody's Investors Service, Inc.

                                                       Standard & Poor's Ratings Services

              PRICING DATE:                            November 25, 2003

              CLOSING DATE:                            December 8, 2003

              CUT-OFF DATE:                            With respect to each mortgage loan, the related due date of such mortgage loan in December 2003 or, such other date in
                                                       December 2003 specified in the prospectus supplement.

              DISTRIBUTION DATE:                       12th of each month, or if the 12th day is not a business day, on the next succeeding business day, beginning in January 2004

              PAYMENT DELAY:                           11 days

              TAX STATUS:                              REMIC

              ERISA CONSIDERATION:                     Classes A-1, A-2, A-3, A-4, B, C, D & E

              OPTIONAL TERMINATION:                    1.0% (Clean-up Call)

              MINIMUM DENOMINATIONS:                   $10,000

              SETTLEMENT TERMS:                        DTC, Euroclear and Clearstream Banking

------------------------------------------------------------------------------------------------------------------------------------
                                                         COLLATERAL CHARACTERISTICS
------------------------------------------------------------------------------------------------------------------------------------

              COLLATERAL CHARACTERISTICS                              All Mortgage Loans        Loan Group 1          Loan Group 2
              --------------------------                              ------------------        ------------          ------------
              INITIAL POOL BALANCE (IPB):                             $1,387,559,337            $997,516,139          $390,043,199

              NUMBER OF MORTGAGED LOANS:                              184                       135                   49

              NUMBER OF MORTGAGED PROPERTIES:                         211                       151                   60

              AVERAGE CUT-OFF BALANCE PER LOAN:                       $7,541,083                $7,389,008            $7,960,065

              AVERAGE CUT-OFF BALANCE PER PROPERTY:                   $6,576,111                $6,606,067            $6,500,720

              WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:            5.5762%                   5.6513%               5.3840%

              WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR:                1.65x                     1.70x                 1.51x

              WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV):      66.0%                     64.4%                 70.0%

              WEIGHTED AVERAGE MATURITY DATE LTV:                     49.3%                     48.3%                 51.8%

              WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS):   119                       118                   119

              WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS):   324                       331                   308

              WEIGHTED AVERAGE SEASONING (MONTHS):                    2                         2                     2

              10 LARGEST LOANS AS % OF IPB(1):                        39.1%                     43.0%                 67.8%

              SINGLE TENANT PROPERTIES AS % OF IPB:                   9.9%                      13.8%                 NAP

              (1) Treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other.

                                    2 of 67

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                    APPROXIMATE SECURITIES STRUCTURE
--------------------------------------------------------------------------------


PUBLICLY OFFERED CLASSES
------------------------

------------------------------------------------------------------------------------------------------------------------------------
                EXPECTED RATINGS          APPROXIMATE FACE CREDIT SUPPORT (%    EXPECTED WEIGHTED
    CLASS        (MOODY'S/ S&P)               AMOUNT         OF BALANCE)(2)    AVG. LIFE (YEARS)(3)     EXPECTED PAYMENT WINDOW(3)
A-1                 Aaa/AAA                $71,500,000           14.000%               2.51                    01/04-05/08
A-2                 Aaa/AAA               $150,000,000           14.000%               5.86                    05/08-10/10
A-3                 Aaa/AAA               $191,758,000           14.000%               6.99                    10/10-03/11
A-4                 Aaa/AAA               $390,000,000           14.000%               9.64                    03/11-10/13
B                    Aa2/AA                $34,689,000           11.500%               9.94                    11/13-12/13
C                   Aa3/AA-                $13,875,000           10.500%              10.01                    12/13-12/13
D                     A2/A                 $27,751,000            8.500%              10.13                    12/13-09/14
E                    A3/A-                 $15,610,000            7.375%              11.40                    09/14-12/15
----------------------------------------------------------------------------------------------------------------------------------

PRIVATELY OFFERED CLASSES
-------------------------

----------------------------------------------------------------------------------------------------------------------------------
                EXPECTED RATINGS           APPROXIMATE FACE   CREDIT SUPPORT (%  EXPECTED WEIGHTED
    CLASS        (MOODY'S/ S&P)               AMOUNT            OF BALANCE)(2)  AVG. LIFE (YEARS)(3)    EXPECTED PAYMENT WINDOW(3)
X-1                 Aaa/AAA                $1,387,559,337(1)           N/A                N/A                      N/A
X-2                 Aaa/AAA                $1,317,637,000(1)           N/A                N/A                      N/A
A-1A                Aaa/AAA                  $390,043,000          14.000%                N/A                      N/A
F                  Baa1/BBB+                  $17,345,000           6.125%                N/A                      N/A
G                   Baa2/BBB                  $10,407,000           5.375%                N/A                      N/A
H                  Baa3/BBB-                  $19,078,000           4.000%                N/A                      N/A
J                   Ba1/BB+                    $5,204,000           3.625%                N/A                      N/A
K                    Ba2/BB                    $5,203,000           3.250%                N/A                      N/A
L                   Ba3/BB-                    $8,672,000           2.625%                N/A                      N/A
M                    B1/B+                     $8,673,000           2.000%                N/A                      N/A
N                     B2/B                     $3,469,000           1.750%                N/A                      N/A
P                    B3/B-                     $3,468,000           1.500%                N/A                      N/A
NR                   NR/NR                    $20,814,337              N/A                N/A                      N/A
FS-1                 A1/A-                    $13,400,000              N/A                N/A                      N/A
FS-2                A2/BBB+                   $13,300,000              N/A                N/A                      N/A
FS-3                 A3/BBB                   $13,200,000              N/A                N/A                      N/A
FS-4               Baa2/BBB-                  $45,100,000              N/A                N/A                      N/A
------------------------------------------------------------------------------------------------------------------------------------

(1) Notional Amount
(2) The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates are represented in the aggregate.
(3) The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity Considerations-Weighted Average Life" in the Final Prospectus Supplement, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.



                                    3 of 67

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
o For the purposes of making distributions to the Class A-1, A-2, A-3, A-4 and A-1A Certificates, the pool of mortgage loans will be deemed to consist of two loan groups (either "Loan Group 1" or "Loan Group
     2"). Generally, principal distributions on the Class A-1, Class A-2,
     Class A-3, and Class A-4 certificates will be based on amounts available relating to Loan Group 1 and principal distributions on the Class A-1A Certificates will be based on amounts available relating to Loan Group 2.

o Interest payments will be made concurrently to Classes A-1, A-2, A-3, A-4, A-1A (pro-rata to Class A-1, A-2, A-3, and A-4, from Loan Group 1, and to Class A-1A from Loan Group 2, the foregoing classes, together, the "Class A Certificates"), X-1 and X-2 and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and X-2 Certificates), interest will be paid sequentially to the Class B, C, D, E, F, G, H, J, K, L, M, N, P and NR Certificates.

o The pass-through rates on the Class A-4, A-1A, B, C, D, E, F, G, H, J, K, L, M, N, P and NR will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above and (iv) the rate described in clause (ii) above less a specified percentage.

o    All classes will accrue interest on a 30/360 basis.

o Generally, the Class A-1, A-2, A-3 and A-4 Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balance of Class A-4 has been reduced to zero. However, on any distribution date on which the certificate principal balance of the Class B Certificates through Class NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect to the mortgage loans will be distributed (without regard to loan group) to Class A-1, A-2, A-3, A-4 and A-1A, pro-rata.

o Losses will be borne by the Classes (other than the Classes X-1 and X-2 Certificates) in reverse sequential order, from the Class NR Certificates up to the Class B Certificates and then pro-rata to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates (without regard to loan group).

o Yield maintenance charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the Publicly Offered Certificates and the Class A-1A, F, G and H Certificates in the following manner: the holders of each class of Offered Certificates and the Class A-1A, F, G and H Certificates (will receive, with respect to the related Loan Group, if applicable in the case of the Class A-1, A-2, A-3, A-4 and A-1A Certificates) on each Distribution Date an amount of Yield Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X-1 Certificates).

                   Group Principal Paid to Class      (Pass - Through Rate on Class - Discount Rate
      YM Charge x -------------------------------  x -----------------------------------------------
                    Group Total Principal Paid           (Mortgage Rate on Loan - Discount Rate)

o All prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X-1 certificates.

o The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such adjustment is determined, the interest portion of any P&I Advance will be reduced in proportion to such adjustment.

--------------------------------------------------------------------------------


                                    4 of 67

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2003-CIBC7












                      [THIS PAGE INTENTIONALLY LEFT BLANK]

















                                    5 of 67

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2003-CIBC7





--------------------------------------------------------------------------------
                 ALL MORTGAGE LOANS - COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------




       -----------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
       -----------------------------------------------------------------

---------------------------------------------------------------------------------------
RANGE OF PRINCIPAL              NUMBER       PRINCIPAL       %  OF       WA     WA UW
BALANCES                       OF LOANS       BALANCE         IPB        LTV    DSCR
---------------------------------------------------------------------------------------
$1,143,917 - $2,999,999              63     $135,071,909     9.7%       64.3%     1.57x
$3,000,000 - $3,999,999              29       98,400,418     7.1        68.6%     1.54x
$4,000,000 - $4,999,999              20       88,687,805     6.4        73.9%     1.40x
$5,000,000 - $6,999,999              29      174,788,933    12.6        67.9%     1.69x
$7,000,000 - $9,999,999              14      118,211,983     8.5        67.4%     1.51x
$10,000,000 - $14,999,999            16      195,316,192    14.1        70.1%     1.59x
$15,000,000 - $24,999,999             6      124,620,867     9.0        71.6%     1.38x
$25,000,000 - $49,999,999             3      122,182,118     8.8        71.8%     1.47x
$50,000,000 - $155,000,000            4      330,279,112    23.8        55.6%     2.01x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             184   $1,387,559,337    100.0%      66.0%     1.65X
---------------------------------------------------------------------------------------
AVERAGE PER LOAN:            $7,541,083
AVERAGE PER PROPERTY:        $6,576,111
---------------------------------------------------------------------------------------



       -----------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
       -----------------------------------------------------------------

---------------------------------------------------------------------------------------
RANGE OF MORTGAGE               NUMBER       PRINCIPAL      %  OF        WA     WA UW
INTEREST RATES                 OF LOANS       BALANCE       IPB         LTV      DSCR
---------------------------------------------------------------------------------------
4.2500% - 4.9999%                   12      $232,468,597     16.8%      53.8%      2.06x
5.0000% - 5.4999%                   40       399,658,869    28.8        61.2%      1.77x
5.5000% - 5.9999%                   72       446,411,119    32.2        72.2%      1.52x
6.0000% - 6.4999%                   47       231,076,203    16.7        74.2%      1.34x
6.5000% - 6.8000%                   13        77,944,550     5.6        67.6%      1.45x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            184    $1,387,559,337    100.0%      66.0%      1.65X
---------------------------------------------------------------------------------------
WA MORTGAGE
RATE:                           5.5762%
---------------------------------------------------------------------------------------


       -----------------------------------------------------------------
                     ORIGINAL TERM TO MATURITY/ARD IN MONTHS
       -----------------------------------------------------------------

---------------------------------------------------------------------------------------
                               NUMBER         PRINCIPAL     %  OF        WA     WA UW
ORIGINAL TERM TO MATURITY      OF LOANS       BALANCE       IPB         LTV      DSCR
---------------------------------------------------------------------------------------
60 - 84                              26     $439,990,442     31.7%      62.9%     1.78x
85 - 120                            117      719,015,908     51.8       69.5%     1.58x
121 - 240                            41      228,552,988     16.5       61.0%     1.62x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             184   $1,387,559,337    100.0%      66.0%     1.65X
---------------------------------------------------------------------------------------
WA ORIGINAL
TERM TO MATURITY:                   121
---------------------------------------------------------------------------------------

          -----------------------------------------------------------
                             GEOGRAPHIC DISTRIBUTION
          -----------------------------------------------------------

---------------------------------------------------------------------------------------
                             NUMBER OF      PRINCIPAL       %  OF                WA UW
STATE                       PROPERTIES       BALANCE         IPB      WA LTV      DSCR
---------------------------------------------------------------------------------------
NEVADA                                8     $172,367,221     12.4%      48.3%     2.15x
TEXAS                                32      165,790,799     11.9       72.7%     1.42x
FLORIDA                              23      156,601,833     11.3       68.9%     1.55x
CALIFORNIA                           29      118,116,583      8.5       67.5%     1.43x
NEW YORK                             17       80,890,549      5.8       57.2%     2.30x
MASSACHUSETTS                         2       69,750,000      5.0       47.0%     2.32x
OTHER                               100      624,042,353     45.0       71.4%     1.48x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE              211   $1,387,559,337    100.0%      66.0%     1.65X
---------------------------------------------------------------------------------------


        ----------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
        ----------------------------------------------------------------

----------------------------------------------------------------------------------------
                              NUMBER OF      PRINCIPAL      %  OF        WA     WA UW
UW DSCR                           LOANS       BALANCE       IPB         LTV      DSCR
----------------------------------------------------------------------------------------
1.18X                                 1       $6,975,413     0.5%       58.1%      1.18x
1.20X - 1.29X                        31      161,364,136    11.6        72.4%      1.25x
1.30X - 1.39X                        40      258,816,012    18.7        75.7%      1.34x
1.40X - 1.49X                        43      313,095,255    22.6        72.7%      1.44x
1.50X - 1.59X                        21      148,669,551    10.7        68.7%      1.56x
1.60X - 1.69X                        14      130,208,120     9.4        71.0%      1.65x
1.70X - 1.99X                        19      102,420,701     7.4        59.5%      1.77x
2.00X - 2.99X                        11      243,323,300    17.5        45.0%      2.27x
3.00X - 7.67X                         4       22,686,849     1.6        26.3%      4.50x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             184   $1,387,559,337    100.0%      66.0%      1.65x
----------------------------------------------------------------------------------------



        ----------------------------------------------------------------
                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
        ----------------------------------------------------------------

---------------------------------------------------------------------------------------
RANGE OF REMAINING TERMS         NUMBER       PRINCIPAL       %  OF       WA     WA UW
TO MATURITY                    OF LOANS        BALANCE        IPB         LTV    DSCR
---------------------------------------------------------------------------------------
53 - 84                              26     $439,990,442     31.7%       62.9%    1.78x
85 - 120                            118      735,175,824     53.0        69.5%    1.57x
121 - 240                            40      212,393,072     15.3        60.4%    1.65x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             184   $1,387,559,337    100.0%      66.0%     1.65X
---------------------------------------------------------------------------------------
WA REMAINING
TERM TO MATURITY/ARD:               119
---------------------------------------------------------------------------------------


  ----------------------------------------------------------------------------
                           PROPERTY TYPE DISTRIBUTION
  ----------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
PROPERTY                                                                   PRINCIPAL    %  OF                      WA UW
TYPE         SUB PROPERTY TYPE            NUMBER OF PROPERTIES               BALANCE     IPB               WA LTV   DSCR
----------------------------------------------------------------------------------------------------------------------------
RETAIL       ANCHORED                                       33          $375,113,197       27.0%            61.6%     1.71x
             UNANCHORED                                     34           114,027,679        8.2             70.5%     1.48x
             SUBTOTAL                                       67          $489,140,875       35.3%            63.7%     1.66x
----------------------------------------------------------------------------------------------------------------------------
OFFICE       SUBURBAN                                       35          $183,093,335       13.2%            70.6%     1.43x
             CBD                                             9           145,121,250       10.5             57.7%     2.06x
             SUBTOTAL                                       44          $328,214,585       23.7%            64.9%     1.71x
----------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY  GARDEN                                         47          $247,887,364       17.9%            70.1%     1.51x
             COOP                                            2            16,963,527        1.2             27.9%     4.67x
             MID/HIGH RISE                                   1             1,897,387        0.1             63.7%     1.20x
             SUBTOTAL                                       50          $266,748,277       19.2%            67.4%     1.71x
----------------------------------------------------------------------------------------------------------------------------
MANUFACTURED MANUFACTURED HOUSING                           17          $155,222,834       11.2%            68.9%     1.55x
HOUSING
----------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL   WAREHOUSE/DISTRIBUTION                         15           $62,476,684        4.5%            67.4%     1.51x
             FLEX                                            9            57,326,865        4.1             74.4%     1.51x
             SUBTOTAL                                       24          $119,803,549        8.6%            70.8%     1.51x
----------------------------------------------------------------------------------------------------------------------------
SELF         SELF STORAGE                                    6           $14,960,091        1.1%            65.1%     1.39x
STORAGE
----------------------------------------------------------------------------------------------------------------------------
MIXED USE    OFFICE/RETAIL                                   2           $10,173,998        0.7%            75.2%     1.36x
             INDUSTRIAL/OFFICE                               1             3,295,127        0.2             64.6%     1.45x
             SUBTOTAL                                        3           $13,469,125        1.0%            72.6%     1.38x
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED                                             211        $1,387,559,337      100.0%            66.0%     1.65x
AVERAGE
----------------------------------------------------------------------------------------------------------------------------



                                    6 of 67

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2003-CIBC7



--------------------------------------------------------------------------------
                 ALL MORTGAGE LOANS - COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                    ORIGINAL AMORTIZATION TERM IN MONTHS(1)
-------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
ORIGINAL AMORTIZATION           NUMBER        PRINCIPAL    %  OF       WA       WA UW
TERM                          OF LOANS         BALANCE      IPB        LTV      DSCR
---------------------------------------------------------------------------------------
120 - 180                            9     $42,357,990       3.1%     54.9%      1.38X
181 - 240                           34     209,685,188     15.2       62.3%      1.53X
241 - 300                           44     193,321,075     14.1       70.5%      1.40X
301 - 330                            2      69,559,416      5.1       74.7%      1.46X
331 - 360                           94     860,235,667     62.6       65.6%      1.76X
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            183  $1,375,159,337    100.0%      66.0%      1.65X
---------------------------------------------------------------------------------------
WA ORIGINAL
AMORTIZATION TERM:                 324
---------------------------------------------------------------------------------------



-------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
-------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                NUMBER       PRINCIPAL     %  OF       WA       WA UW
CUT-OFF LTV                   OF LOANS        BALANCE       IPB        LTV      DSCR
---------------------------------------------------------------------------------------
9.8% - 49.9%                        22    $289,739,968      20.9%     43.7%      2.38X
50.0% - 59.9%                       16      94,516,613      6.8       55.0%      1.58X
60.0% - 64.9%                       20     125,379,845      9.0       62.6%      1.53X
65.0% - 69.9%                       21     120,843,970      8.7       67.8%      1.43X
70.0% - 74.9%                       44     327,914,329     23.6       73.5%      1.48X
75.0% - 79.9%                       61     429,164,612     30.9       78.2%      1.39X
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            184  $1,387,559,337     100.0%     66.0%      1.65X
---------------------------------------------------------------------------------------



-------------------------------------------------------------------------------
                               AMORTIZATION TYPES
-------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                NUMBER      PRINCIPAL     %  OF        WA      WA UW
AMORTIZED TYPES               OF LOANS       BALANCE       IPB         LTV      DSCR
---------------------------------------------------------------------------------------
BALLOON LOANS(2)                   113    $562,698,043      40.6%     69.8%      1.60X
PARTIAL INTEREST-ONLY                8     340,051,120     24.5       56.1%      1.96X
ARD LOANS                           26     289,719,421     20.9       73.6%      1.47X
FULLY AMORTIZING                    36     182,690,753     13.2       60.2%      1.50X
INTEREST ONLY3                       1      12,400,000      0.9       70.7%      1.87X
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            184  $1,387,559,337     100.0%     66.0%      1.65X
---------------------------------------------------------------------------------------



-------------------------------------------------------------------------------
                             CURRENT OCCUPANCY RATES
-------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                             NUMBER OF     PRINCIPAL     %  OF        WA       WA UW
CURRENT OCCUPANCY RATES     PROPERTIES      BALANCE       IPB         LTV       DSCR
---------------------------------------------------------------------------------------
55.1 - 75.0                          1      $1,221,452      0.1%      49.9%      1.25X
75.1 - 85.0                         11      42,167,763      3.0       68.8%      1.57X
85.1 - 90.0                         23     131,257,372      9.5       71.3%      1.45X
90.1 - 95.0                         43     315,997,001     22.8       66.8%      1.74X
95.1 - 100.0                       133     896,915,750     64.6       64.8%      1.65X
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            211  $1,387,559,337     100.0%     66.0%      1.65X
---------------------------------------------------------------------------------------




-------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
-------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
REMAINING AMORTIZATION          NUMBER       PRINCIPAL     %  OF        WA     WA UW
TERM                          OF LOANS        BALANCE       IPB        LTV      DSCR
---------------------------------------------------------------------------------------
115 - 180                            9     $42,357,990      3.1%      54.9%      1.38x
181 - 240                           34     209,685,188     15.2       62.3%      1.53x
241 - 300                           44     193,321,075     14.1       70.5%      1.40x
301 - 330                            2      69,559,416      5.1       74.7%      1.46x
331 - 360                           94     860,235,667     62.6       65.6%      1.76x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            183  $1,375,159,337     100.0%     66.0%      1.65X
---------------------------------------------------------------------------------------
WA REMAINING
AMORTIZATION TERM:                 323
---------------------------------------------------------------------------------------



-------------------------------------------------------------------------------
                    LTV RATIOS AS OF THE MATURITY/ARD DATE(4)
-------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                NUMBER       PRINCIPAL     %  OF        WA     WA UW
MATURITY LTV                  OF LOANS        BALANCE       IPB         LTV     DSCR
---------------------------------------------------------------------------------------
7.1% - 29.9%                         4     $13,207,413       1.1%     17.5%      5.49X
30.0% - 49.9%                       27     367,053,766     30.5       51.1%      2.02X
50.0% - 59.9%                       34     175,846,277     14.6       68.5%      1.47X
60.0% - 64.9%                       36     208,808,566     17.3       74.7%      1.43X
65.0% - 69.9%                       37     327,901,769     27.2       76.9%      1.45X
70.0% - 75.1%                       10     112,050,794      9.3       77.8%      1.50X
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            148  $1,204,868,584     100.0%     66.9%      1.67X
---------------------------------------------------------------------------------------



-------------------------------------------------------------------------------
                              YEAR BUILT/RENOVATED
-------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                             NUMBER OF       PRINCIPAL    %  OF        WA       WA UW
    YEAR BUILT/RENOVATED    PROPERTIES        BALANCE      IPB         LTV      DSCR
---------------------------------------------------------------------------------------
1946 - 1959                          6     $83,277,813       6.0%     59.1%      1.98X
1960 - 1969                          8      21,373,165      1.5       66.6%      1.50X
1970 - 1979                         23     100,258,058      7.2       69.5%      1.56X
1980 - 1989                         39     277,777,533     20.0       63.5%      1.76X
1990 - 1999                         54     282,495,503     20.4       70.1%      1.46X
2000 - 2003                         81     622,377,266     44.9       65.6%      1.66X
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            211  $1,387,559,337     100.0%     66.0%      1.65X
---------------------------------------------------------------------------------------



-------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
-------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                NUMBER     PRINCIPAL     %  OF         WA       WA UW
PREPAYMENT PROTECTION         OF LOANS      BALANCE        IPB         LTV       DSCR
---------------------------------------------------------------------------------------
DEFEASANCE                         176  $1,358,472,220      97.9%     66.0%      1.65X
YIELD MAINTENANCE                    8      29,087,118      2.1       65.1%      1.56X
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            184  $1,387,559,337     100.0%     66.0%      1.65X
---------------------------------------------------------------------------------------


(1) Excludes loans that are interest-only for their entire term.
(2) Excludes the mortgage loans with Anticipated Repayment Dates, mortgage loans that pay interest-only for a portion of their term and the mortgage loans that pay interest-only for the entire term.
(3) The mortgage loans provides for monthly payments of interest-only for their entire term of the mortgage loans and the payment of the entire principal amount at the mortgage loans at maturity.
(4) Excludes fully amortizing mortgage loans.



                                    7 of 67

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2003-CIBC7




-------------------------------------------------------------------------------
                    COLLATERAL CHARACTERISTICS - LOAN GROUP 1
-------------------------------------------------------------------------------

        ----------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
       -----------------------------------------------------------------

---------------------------------------------------------------------------------------
RANGE OF PRINCIPAL               NUMBER       PRINCIPAL    %  OF        WA      WA UW
BALANCES                       OF LOANS        BALANCE      IPB        LTV      DSCR
---------------------------------------------------------------------------------------
$1,143,917 - $2,999,999              48     $104,077,772     10.4%      64.4%     1.59x
$3,000,000 - $3,999,999              22       74,156,456     7.4        68.0%     1.55x
$4,000,000 - $4,999,999              13       58,067,320     5.8        73.3%     1.42x
$5,000,000 - $6,999,999              22      131,399,645    13.2        67.7%     1.71x
$7,000,000 - $9,999,999              10       82,019,586     8.2        71.7%     1.47x
$10,000,000 - $14,999,999            11      134,057,114    13.4        68.6%     1.62x
$15,000,000 - $24,999,999             5       99,920,867    10.0        69.6%     1.40x
$25,000,000 - $49,999,999             1       46,914,387     4.7        79.5%     1.32x
$50,000,000 - $155,000,000            3      266,902,992    26.8        51.0%     2.15x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE              135     $997,516,139   100.0%       64.4%     1.70x
---------------------------------------------------------------------------------------
AVERAGE PER LOAN:            $7,389,008
AVERAGE PER PROPERTY:        $6,606,067
---------------------------------------------------------------------------------------


       -----------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
       -----------------------------------------------------------------

---------------------------------------------------------------------------------------
RANGE OF MORTGAGE INTEREST       NUMBER        PRINCIPAL    %  OF        WA     WA UW
RATES                          OF LOANS         BALANCE      IPB         LTV     DSCR
---------------------------------------------------------------------------------------
4.4200% - 4.9999%                     7     $178,848,881    17.9%       47.2%      2.21x
5.0000% - 5.4999%                    22      195,427,592    19.6        57.3%      1.94x
5.5000% - 5.9999%                    55      343,393,238    34.4        70.6%      1.58x
6.0000% - 6.4999%                    38      201,901,878    20.2        74.8%      1.34x
6.5000% - 6.8000%                    13       77,944,550     7.8        67.6%      1.45x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE              135     $997,516,139    100.0%      64.4%      1.70x
---------------------------------------------------------------------------------------
WA MORTGAGE
RATE:                            5.6513%
---------------------------------------------------------------------------------------



     -----------------------------------------------------------------
                ORIGINAL TERM TO MATURITY/ARD DATE IN MONTHS
     -----------------------------------------------------------------

---------------------------------------------------------------------------------------
                                 NUMBER       PRINCIPAL    %  OF         WA     WA UW
ORIGINAL TERM TO MATURITY      OF LOANS        BALANCE      IPB         LTV     DSCR
---------------------------------------------------------------------------------------
60 - 84                              16     $315,972,481     31.7%      59.8%     1.88x
85 - 120                             91      525,743,713     52.7       67.3%     1.64x
121 - 240                            28      155,799,944     15.6       64.1%     1.59x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             135     $997,516,139    100.0%      64.4%     1.70x
---------------------------------------------------------------------------------------
WA ORIGINAL
TERM TO MATURITY:                   120
---------------------------------------------------------------------------------------





        ----------------------------------------------------------------
                             GEOGRAPHIC DISTRIBUTION
        ----------------------------------------------------------------

---------------------------------------------------------------------------------------
                             NUMBER OF       PRINCIPAL      %  OF                WA UW
STATE                       PROPERTIES       BALANCE        IPB       WA LTV      DSCR
---------------------------------------------------------------------------------------
NEVADA                                8     $172,367,221     17.3%      48.3%     2.15x
CALIFORNIA                           24      107,821,626    10.8        69.3%     1.40x
FLORIDA                              18       85,764,524     8.6        71.2%     1.53x
TEXAS                                23       84,639,183     8.5        69.5%     1.43x
MASSACHUSETTS                         2       69,750,000     7.0        47.0%     2.32x
NEW YORK                             12       66,338,048     6.7        52.7%     2.50x
VIRGINIA                              4       55,662,833     5.6        78.3%     1.32x
CONNECTICUT                           1       51,902,992     5.2        74.0%     1.67x
OTHER                                59      303,269,713    30.4        70.9%     1.45x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE              151     $997,516,139    100.0%      64.4%     1.70x
---------------------------------------------------------------------------------------





        ----------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
        ----------------------------------------------------------------

---------------------------------------------------------------------------------------
                                 NUMBER        PRINCIPAL    %  OF        WA     WA UW
UW DSCR                        OF LOANS         BALANCE      IPB         LTV     DSCR
---------------------------------------------------------------------------------------
1.18X                                 1       $6,975,413      0.7%      58.1%      1.18x
1.20X - 1.29X                        26      123,354,337    12.4        71.2%      1.24x
1.30X - 1.39X                        28      208,611,302    20.9        75.8%      1.34x
1.40X - 1.49X                        29      188,105,698    18.9        71.2%      1.44x
1.50X - 1.59X                        14       44,750,761     4.5        68.6%      1.54x
1.60X - 1.69X                        12      114,724,652    11.5        70.8%      1.65x
1.70X - 1.99X                        13       54,960,999     5.5        64.0%      1.80x
2.00X - 2.99X                         8      233,346,128    23.4        45.3%      2.26x
3.00X - 7.67X                         4       22,686,849     2.3        26.3%      4.50x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             135     $997,516,139    100.0%      64.4%      1.70x
---------------------------------------------------------------------------------------




        ----------------------------------------------------------------
                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
        ----------------------------------------------------------------

---------------------------------------------------------------------------------------
RANGE OF REMAINING TERMS         NUMBER       PRINCIPAL    %  OF         WA     WA UW
TO MATURITY                    OF LOANS        BALANCE      IPB         LTV     DSCR
---------------------------------------------------------------------------------------
53 - 84                              16     $315,972,481     31.7%      59.8%     1.88x
85 - 120                             92      541,903,629     54.3       67.3%     1.62x
121 - 240                            27      139,640,028     14.0       63.5%     1.63x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             135     $997,516,139    100.0%      64.4%     1.70x
---------------------------------------------------------------------------------------
WA REMAINING
TERM TO MATURITY/ARD:               118
---------------------------------------------------------------------------------------


  ----------------------------------------------------------------------------
                           PROPERTY TYPE DISTRIBUTION
  ----------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
PROPERTY                                                                  PRINCIPAL      %  OF                      WA UW
TYPE         SUB PROPERTY TYPE            NUMBER OF PROPERTIES              BALANCE       IPB              WA LTV    DSCR
----------------------------------------------------------------------------------------------------------------------------
RETAIL       ANCHORED                                       33          $375,113,197       37.6%            61.6%     1.71x
             UNANCHORED                                     34           114,027,679       11.4             70.5%     1.48x
             SUBTOTAL                                       67          $489,140,875       49.0%            63.7%     1.66x
----------------------------------------------------------------------------------------------------------------------------
OFFICE       SUBURBAN                                       35          $183,093,335       18.4%            70.6%     1.43x
             CBD                                             9           145,121,250       14.5             57.7%     2.06x
             SUBTOTAL                                       44          $328,214,585       32.9%            64.9%     1.71x
----------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL   WAREHOUSE/DISTRIBUTION                         15           $62,476,684        6.3%            67.4%     1.51x
             FLEX                                            9            57,326,865        5.7             74.4%     1.51x
             SUBTOTAL                                       24          $119,803,549       12.0%            70.8%     1.51x
----------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY  COOP                                            2           $16,963,527        1.7%            27.9%     4.67x
             GARDEN                                          2             5,177,332        0.5             58.4%     1.50x
             SUBTOTAL                                        4           $22,140,860        2.2%            35.0%     3.93x
----------------------------------------------------------------------------------------------------------------------------
STORAGE      STORAGE                                         6           $14,960,091        1.5%            65.1%     1.39x
----------------------------------------------------------------------------------------------------------------------------
MIXED USE    OFFICE/RETAIL                                   2           $10,173,998        1.0%            75.2%     1.36x
             INDUSTRIAL/OFFICE                               1             3,295,127        0.3             64.6%     1.45x
             SUBTOTAL                                        3           $13,469,125        1.4%            72.6%     1.38x
----------------------------------------------------------------------------------------------------------------------------
MANUFACTURED MANUFACTURED HOUSING                            3            $9,787,054        1.0%            59.7%     2.07x
HOUSING
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED                                             151          $997,516,139      100.0%            64.4%     1.70x
AVERAGE
----------------------------------------------------------------------------------------------------------------------------



                                    8 of 67

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2003-CIBC7




--------------------------------------------------------------------------------
                    COLLATERAL CHARACTERISTICS - LOAN GROUP 1
--------------------------------------------------------------------------------

     ---------------------------------------------------------------
                   ORIGINAL AMORTIZATION TERM IN MONTHS(1)
     ---------------------------------------------------------------

---------------------------------------------------------------------------------------
ORIGINAL AMORTIZATION           NUMBER        PRINCIPAL     %  OF       WA       WA UW
TERM                          OF LOANS         BALANCE      IPB        LTV       DSCR
---------------------------------------------------------------------------------------
180 - 240                           29    $138,122,060      14.0%     65.3%      1.37x
241 - 300                           33     148,262,517      15.1      69.5%      1.40x
331 - 360                           72     698,731,562      70.9      63.1%      1.83x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            134    $985,116,139     100.0%     64.3%      1.70x
---------------------------------------------------------------------------------------
WA ORIGINAL
AMORTIZATION TERM:                 331
---------------------------------------------------------------------------------------


     ---------------------------------------------------------------
                     LTV RATIOS AS OF THE CUT-OFF DATE
     ---------------------------------------------------------------


---------------------------------------------------------------------------------------
                                NUMBER       PRINCIPAL     %  OF        WA      WA UW
CUT-OFF LTV                   OF LOANS        BALANCE      IPB         LTV      DSCR
---------------------------------------------------------------------------------------
9.8% - 49.9%                        17    $276,487,465      27.7%     44.0%      2.39x
50.0% - 59.9%                       11      53,044,294      5.3       56.6%      1.48x
60.0% - 64.9%                       12      52,309,009      5.2       63.2%      1.51x
65.0% - 69.9%                       18     100,808,282     10.1       67.6%      1.43x
70.0% - 74.9%                       38     245,180,583     24.6       73.1%      1.49x
75.0% - 79.9%                       39     269,686,506     27.0       78.1%      1.37x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            135    $997,516,139     100.0%     64.4%      1.70x
---------------------------------------------------------------------------------------


     ---------------------------------------------------------------
                            AMORTIZATION TYPES
     ---------------------------------------------------------------

---------------------------------------------------------------------------------------
                                NUMBER       PRINCIPAL     %  OF       WA       WA UW
AMORTIZED TYPES               OF LOANS        BALANCE      IPB         LTV      DSCR
---------------------------------------------------------------------------------------
BALLOON LOANS(2)                    86    $391,169,890     39.2%      69.0%      1.65x
PARTIAL INTEREST-ONLY                5     248,300,000     24.9       48.5%      2.16x
ARD LOANS                           20     226,994,101     22.8       73.2%      1.47x
FULLY AMORTIZING                    23     118,652,148     11.9       65.0%      1.37x
INTEREST ONLY(3)                     1      12,400,000      1.2       70.7%      1.87x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            135    $997,516,139     100.0%     64.4%      1.70x
---------------------------------------------------------------------------------------



     ---------------------------------------------------------------
                          CURRENT OCCUPANCY RATES
     ---------------------------------------------------------------

---------------------------------------------------------------------------------------
                             NUMBER OF      PRINCIPAL     %  OF        WA        WA UW
CURRENT OCCUPANCY RATES     PROPERTIES        BALANCE      IPB         LTV       DSCR
---------------------------------------------------------------------------------------
55.1 - 75.0                          1      $1,221,452       0.1%     49.9%      1.25x
75.1 - 85.0                          8      31,027,067      3.1       66.8%      1.62x
85.1 - 90.0                         18      95,870,887      9.6       71.9%      1.42x
90.1 - 95.0                         28     236,870,480     23.7       64.2%      1.83x
95.1 - 100.0                        96     632,526,253     63.4       63.3%      1.71x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            151    $997,516,139     100.0%     64.4%      1.70x
---------------------------------------------------------------------------------------




 ---------------------------------------------------------------
              REMAINING AMORTIZATION TERM IN MONTHS(1)
 ---------------------------------------------------------------

---------------------------------------------------------------------------------------
REMAINING AMORTIZATION          NUMBER      PRINCIPAL     %  OF        WA       WA UW
TERM                          OF LOANS       BALANCE       IPB         LTV       DSCR
---------------------------------------------------------------------------------------
175 - 240                           29    $138,122,060      14.0%     65.3%      1.37x
241 - 300                           33     148,262,517     15.1       69.5%      1.40x
301 - 360                           72     698,731,562     70.9       63.1%      1.83x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            134    $985,116,139     100.0%     64.3%      1.70x
---------------------------------------------------------------------------------------
WA REMAINING
AMORTIZATION TERM:                 329
---------------------------------------------------------------------------------------


 ---------------------------------------------------------------
                LTV RATIOS AS OF THE MATURITY DATE(4)
 ---------------------------------------------------------------

---------------------------------------------------------------------------------------
                                NUMBER       PRINCIPAL     %  OF       WA      WA UW
MATURITY LTV                  OF LOANS        BALANCE       IPB        LTV      DSCR
---------------------------------------------------------------------------------------
7.1% - 29.9%                         4     $13,207,413      1.5%      17.5%      5.49x
30.0% - 49.9%                       23     303,306,507     34.5       48.6%      2.12x
50.0% - 59.9%                       29     152,812,852     17.4       68.7%      1.45x
60.0% - 64.9%                       26     115,580,784     13.2       74.0%      1.43x
65.0% - 70.9%                       30     293,956,435     33.4       76.7%      1.48x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            112    $878,863,991     100.0%     64.4%      1.75x
---------------------------------------------------------------------------------------



 ---------------------------------------------------------------
                       YEAR BUILT/RENOVATED
 ---------------------------------------------------------------

---------------------------------------------------------------------------------------
                             NUMBER OF       PRINCIPAL      %                   WA UW
YEAR BUILT/RENOVATED        PROPERTIES        BALANCE     OF IPB     WA LTV      DSCR
---------------------------------------------------------------------------------------
1946 - 1959                          4     $22,966,259       2.3%     44.9%      3.08x
1960 - 1969                          4       4,699,000      0.5       70.7%      1.87x
1970 - 1979                         14      50,827,207      5.1       65.3%      1.66x
1980 - 1989                         19     142,027,538     14.2       58.1%      1.97x
1990 - 1999                         40     237,529,561     23.8       70.2%      1.45x
2000 - 2003                         70     539,466,574     54.1       64.3%      1.69x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            151    $997,516,139     100.0%     64.4%      1.70x
---------------------------------------------------------------------------------------



 ---------------------------------------------------------------
                       PREPAYMENT PROTECTION
 ---------------------------------------------------------------

---------------------------------------------------------------------------------------
                                NUMBER      PRINCIPAL     %  OF        WA       WA UW
PREPAYMENT PROTECTION         OF LOANS       BALANCE       IPB         LTV      DSCR
---------------------------------------------------------------------------------------
DEFEASANCE                         128    $970,326,407      97.3%     64.4%      1.71x
YIELD MAINTENANCE                    7      27,189,731       2.7      65.2%      1.58x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            135    $997,516,139     100.0%     64.4%      1.70x
---------------------------------------------------------------------------------------



(1) Excludes loans that are interest-only for their entire term.
(2) Excludes the mortgage loans with Anticipated Repayment Dates, mortgage loans that pay interest-only for a portion of their term and the mortgage loans that pay interest-only for the entire term.
(3) The mortgage loans provides for monthly payments of interest-only for their entire term of the mortgage loans and the payment of the entire principal amount at the mortgage loans at maturity.
(4) Excludes fully amortizing mortgage loans.



                                    9 of 67

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2003-CIBC7


--------------------------------------------------------------------------------
                    COLLATERAL CHARACTERISTICS - LOAN GROUP 2
--------------------------------------------------------------------------------

     -----------------------------------------------------------------
                       CUT-OFF DATE PRINCIPAL BALANCE
     -----------------------------------------------------------------


---------------------------------------------------------------------------------------
RANGE OF PRINCIPAL                 NUMBER      PRINCIPAL    % OF         WA     WA UW
BALANCES                         OF LOANS       BALANCE     IPB         LTV      DSCR
---------------------------------------------------------------------------------------
$1,179,351 - $2,999,999                15    $30,994,137      7.9%      64.1%     1.48x
$3,000,000 - $3,999,999                 7     24,243,962     6.2        70.3%     1.49x
$4,000,000 - $4,999,999                 7     30,620,485     7.9        75.0%     1.35x
$5,000,000 - $6,999,999                 7     43,389,288    11.1        68.8%     1.64x
$7,000,000 - $9,999,999                 4     36,192,397     9.3        57.7%     1.60x
$10,000,000 - $14,999,999               5     61,259,078    15.7        73.3%     1.54x
$15,000,000 - $24,999,999               1     24,700,000     6.3        79.9%     1.29x
$25,000,000 - $49,999,999               2     75,267,731    19.3        67.0%     1.56x
$50,000,000 - $63,376,120               1     63,376,120    16.2        74.8%     1.46x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                49   $390,043,199    100.0%      70.0%     1.51x
---------------------------------------------------------------------------------------
AVERAGE PER LOAN:              $7,960,065
AVERAGE PER PROPERTY:          $6,500,720
---------------------------------------------------------------------------------------


     -----------------------------------------------------------------
                      RANGE OF MORTGAGE INTEREST RATES
     -----------------------------------------------------------------

---------------------------------------------------------------------------------------
RANGE OF MORTGAGE INTEREST         NUMBER       PRINCIPAL    %  OF       WA     WA UW
RATES                            OF LOANS        BALANCE      IPB        LTV    DSCR
---------------------------------------------------------------------------------------
4.2500% - 4.9999%                       5    $53,619,716     13.7%      75.8%      1.55x
5.0000% - 5.4999%                      18    204,231,277    52.4        64.9%      1.60x
5.5000% - 5.9999%                      17    103,017,881    26.4        77.3%      1.35x
6.0000% - 6.4000%                       9     29,174,325     7.5        69.7%      1.35x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                49   $390,043,199   100.0%       70.0%      1.51x
---------------------------------------------------------------------------------------
WA MORTGAGE
RATE:                              5.3840%
---------------------------------------------------------------------------------------



     -----------------------------------------------------------------
                     ORIGINAL TERM TO MATURITY IN MONTHS
     -----------------------------------------------------------------

---------------------------------------------------------------------------------------
                                   NUMBER      PRINCIPAL    % OF        WA     WA UW
ORIGINAL TERM TO MATURITY        OF LOANS       BALANCE     IPB         LTV    DSCR
---------------------------------------------------------------------------------------
60 - 84                                10   $124,017,960     31.8%      70.8%     1.55x
85 - 120                               26    193,272,195    49.6        75.4%     1.42x
121 - 240                              13     72,753,043    18.7        54.2%     1.69x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                49   $390,043,199    100.0%      70.0%     1.51x
---------------------------------------------------------------------------------------
WA ORIGINAL
TERM TO MATURITY:                     121
---------------------------------------------------------------------------------------


        ----------------------------------------------------------------
                             GEOGRAPHIC DISTRIBUTION
        ----------------------------------------------------------------

---------------------------------------------------------------------------------------
                                NUMBER OF      PRINCIPAL     % OF                WA UW
STATE                          PROPERTIES       BALANCE      IPB       WA LTV      DSCR
---------------------------------------------------------------------------------------
TEXAS                                   9    $81,151,616    20.8%       76.0%     1.42x
FLORIDA                                 5     70,837,309    18.2        66.2%     1.58x
KENTUCKY                               10     51,520,634    13.2        56.7%     1.68x
MICHIGAN                                3     30,856,353     7.9        74.8%     1.45x
COLORADO                                1     29,600,000     7.6        74.8%     1.46x
OTHER                                  32    126,077,286    32.3        71.4%     1.48x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                60   $390,043,199    100.0%      70.0%     1.51x
---------------------------------------------------------------------------------------


        ----------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
        ----------------------------------------------------------------

----------------------------------------------------------------------------------------
                                NUMBER OF      PRINCIPAL    % OF        WA       WA UW
UW DSCR                             LOANS        BALANCE     IPB        LTV      DSCR
----------------------------------------------------------------------------------------
1.20X - 1.29X                           5    $38,009,798      9.7%      76.0%      1.28x
1.30X - 1.39X                          12     50,204,711    12.9        75.6%      1.34x
1.40X - 1.49X                          14    120,989,557    32.0        75.1%      1.44x
1.50X - 1.59X                           7    103,918,790    26.6        68.8%      1.56x
1.60X - 1.69X                           2     15,483,468     4.0        72.7%      1.62x
1.70X - 1.99X                           6     47,459,702    12.2        54.3%      1.72x
2.00X - 2.49X                           3      9,977,173     2.6        38.5%      2.38x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                49   $390,043,199    100.0%      70.0%      1.51x
----------------------------------------------------------------------------------------



        ----------------------------------------------------------------
                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
        ----------------------------------------------------------------


---------------------------------------------------------------------------------------
RANGE OF REMAINING TERMS        NUMBER OF      PRINCIPAL     % OF        WA      WA UW
TO MATURITY                         LOANS        BALANCE      IPB        LTV     DSCR
---------------------------------------------------------------------------------------
55 - 84                                10   $124,017,960     31.8%      70.8%     1.55x
85 - 120                               26    193,272,195    49.6        75.4%     1.42x
121 - 238                              13     72,753,043    18.7        54.2%     1.69x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                49   $390,043,199    100.0%      70.0%     1.51x
---------------------------------------------------------------------------------------
WA REMAINING
TERM TO MATURITY:                     119
---------------------------------------------------------------------------------------



  ----------------------------------------------------------------------------
                           PROPERTY TYPE DISTRIBUTION
  ----------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
PROPERTY                                                                     PRINCIPAL      % OF                       WA UW
TYPE           SUB PROPERTY TYPE            NUMBER OF PROPERTIES               BALANCE      IPB             WA LTV     DSCR
------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY    GARDEN                                         45          $242,710,031      62.2%            70.4%     1.51X
               MID/HIGH RISE                                   1            $1,897,387       0.5             63.7%     1.20X
               SUBTOTAL                                       46          $244,607,418      62.7%            70.3%     1.51X
------------------------------------------------------------------------------------------------------------------------------
MANUFACTURED   MANUFACTURED HOUSING                           14          $145,435,781      37.3             69.5%     1.51X
HOUSING
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED                                                60          $390,043,199     100.0%            70.0%     1.51X
AVERAGE
------------------------------------------------------------------------------------------------------------------------------




                                    10 of 67

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2003-CIBC7




--------------------------------------------------------------------------------
                    COLLATERAL CHARACTERISTICS - LOAN GROUP 2
--------------------------------------------------------------------------------

         ---------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
         ---------------------------------------------------------------

---------------------------------------------------------------------------------------
ORIGINAL AMORTIZATION           NUMBER       PRINCIPAL     % OF         WA      WA UW
TERM                          OF LOANS        BALANCE      IPB         LTV      DSCR
---------------------------------------------------------------------------------------
120 - 180                            2      $5,901,043      1.5%      57.6%      1.27x
181 - 240                           12     108,020,075     27.7       55.9%      1.70x
241 - 300                           11      45,058,558     11.6       73.7%      1.38x
301 - 330                            2      69,559,416     17.8       74.7%      1.46x
331 - 360                           22     161,504,105     41.4       76.9%      1.45x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             49    $390,043,199     100.0%     70.0%      1.51x
---------------------------------------------------------------------------------------
WA ORIGINAL
AMORTIZATION TERM:                 308
---------------------------------------------------------------------------------------



     ---------------------------------------------------------------
                     LTV RATIOS AS OF THE CUT-OFF DATE
     ---------------------------------------------------------------

---------------------------------------------------------------------------------------
                                NUMBER       PRINCIPAL     % OF       WA        WA UW
CUT-OFF LTV                   OF LOANS        BALANCE      IPB        LTV       DSCR
---------------------------------------------------------------------------------------
32.3% - 49.9%                        5     $13,252,503       3.4%     37.9%      2.18x
50.0% - 59.9%                        5      41,472,319     10.6       53.1%      1.71x
60.0% - 64.9%                        8      73,070,837     18.7       62.3%      1.55x
65.0% - 69.9%                        3      20,035,688      5.1       68.8%      1.41x
70.0% - 74.9%                        6      82,733,746     21.2       74.4%      1.45x
75.0% - 79.9%                       22     159,478,106     40.9       78.5%      1.43x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             49    $390,043,199     100.0%     70.0%      1.51x
---------------------------------------------------------------------------------------



     ---------------------------------------------------------------
                            AMORTIZATION TYPES
     ---------------------------------------------------------------

---------------------------------------------------------------------------------------
                                NUMBER      PRINCIPAL      % OF         WA     WA UW
      AMORTIZED TYPES         OF LOANS       BALANCE       IPB         LTV     DSCR
---------------------------------------------------------------------------------------
BALLOON LOANS(2)                    27    $171,528,153      44.0%     71.6%      1.49x
PARTIAL INTEREST-ONLY                3      91,751,120     23.5       76.4%      1.41x
FULLY AMORTIZING                    13      64,038,606     16.4       51.4%      1.74x
ARD LOANS                            6      62,725,320     16.1       75.2%      1.47x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             49    $390,043,199     100.0%     70.0%      1.51x
---------------------------------------------------------------------------------------


     ---------------------------------------------------------------
                          CURRENT OCCUPANCY RATES
     ---------------------------------------------------------------

---------------------------------------------------------------------------------------
                             NUMBER OF       PRINCIPAL      % OF        WA      WA UW
CURRENT OCCUPANCY RATES     PROPERTIES        BALANCE       IPB        LTV      DSCR
---------------------------------------------------------------------------------------
82.4 - 90.0                          8     $46,527,182      11.9%     70.8%      1.51x
90.1 - 95.0                         15      79,126,520     20.3       74.4%      1.48x
95.1 - 100.0                        37     264,389,497     67.8       68.6%      1.52x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             60    $390,043,199     100.0%     70.0%      1.51x
---------------------------------------------------------------------------------------



         ---------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
         ---------------------------------------------------------------

---------------------------------------------------------------------------------------
REMAINING AMORTIZATION          NUMBER       PRINCIPAL     % OF        WA       WA UW
TERM                          OF LOANS        BALANCE       IPB        LTV      DSCR
---------------------------------------------------------------------------------------
115 - 180                            2      $5,901,043       1.5%     57.6%      1.27x
181 - 240                           12     108,020,075     27.7       55.9%      1.70x
241 - 300                           11      45,058,558     11.6       73.7%      1.38x
301 - 330                            2      69,559,416     17.8       74.7%      1.46x
331 - 360                           22     161,504,105     41.4       76.9%      1.45x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             49    $390,043,199     100.0%     70.0%      1.51x
---------------------------------------------------------------------------------------
WA REMAINING
AMORTIZATION TERM:                 306
---------------------------------------------------------------------------------------



         ---------------------------------------------------------------
                      LTV RATIOS AS OF THE MATURITY DATE(3)
         ---------------------------------------------------------------

---------------------------------------------------------------------------------------
                                NUMBER        PRINCIPAL     % OF        WA      WA UW
MATURITY LTV                  OF LOANS         BALANCE      IPB         LTV     DSCR
---------------------------------------------------------------------------------------
42.1% - 49.9%                        4     $63,747,259      19.6%     63.2%      1.53x
50.0% - 59.9%                        5      23,033,425      7.1       66.7%      1.56x
60.0% - 64.9%                       10      93,227,782     28.6       75.6%      1.44x
65.0% - 69.9%                       11      72,110,526     22.1       77.6%      1.43x
70.0% - 75.1%                        6      73,885,602     22.7       78.6%      1.44x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             36    $326,004,593     100.0%     73.7%      1.46x
---------------------------------------------------------------------------------------

---------------------------------------------------------------
                      YEAR BUILT/RENOVATED
---------------------------------------------------------------

---------------------------------------------------------------------------------------
                             NUMBER OF     PRINCIPAL      % OF                  WA UW
    YEAR BUILT/RENOVATED    PROPERTIES      BALANCE       IPB       WA LTV       DSCR
---------------------------------------------------------------------------------------
1957 - 1959                          2     $60,311,554     15.5%      64.6%      1.56x
1960 - 1969                          4      16,674,165      4.3       65.4%      1.39x
1970 - 1979                          9      49,430,851     12.7       73.8%      1.45x
1980 - 1989                         20     135,749,995     34.8       69.2%      1.53x
1990 - 1999                         14      44,965,942     11.5       69.7%      1.49x
2000 - 2003                         11      82,910,692     21.3       74.1%      1.51x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             60    $390,043,199    100.0%     70.0%      1.51x
---------------------------------------------------------------------------------------



---------------------------------------------------------------
                      PREPAYMENT PROTECTION
---------------------------------------------------------------

---------------------------------------------------------------------------------------
                               NUMBER      PRINCIPAL       % OF        WA       WA UW
PREPAYMENT PROTECTION         OF LOANS       BALANCE       IPB        LTV       DSCR
---------------------------------------------------------------------------------------
DEFEASANCE                          48    $388,145,812      99.5%     70.0%      1.51x
YIELD MAINTENANCE                    1       1,897,387      0.5       63.7%      1.20x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             49    $390,043,199     100.0%     70.0%      1.51x
---------------------------------------------------------------------------------------





(1) Excludes loans that are interest-only for their entire term.
(2) Excludes the mortgage loans with Anticipated Repayment Dates, mortgage loans that pay interest-only for a portion their term and the mortgage loans that pay interest-only for their entire term.
(3) Excludes fully amortizing mortgage loans.




                                    11 of 67

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2003-CIBC7


--------------------------------------------------------------------------------
                              TOP 10 MORTGAGE LOANS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
LOAN                        LOAN NAME                 LOAN         CUT-OFF DATE      % OF               UNIT OF       LOAN PER
SELLER(1)                   (LOCATION)                GROUP           BALANCE         IPB      UNITS    MEASURE         UNIT
----------------------------------------------------------------------------------------------------------------------------------
 JPMCB       The Forum Shops                            1          $155,000,000      11.2%    655,079      SF            $710(2)
             (Las Vegas, NV)

 JPMCB       Hometown America Portfolio III             2           $63,376,120       4.6%      1,953     Pads        $32,451
             (Various, Various)

 JPMCB       One Post Office Square                     1           $60,000,000       4.3%    766,462      SF           $1572
             (Boston, MA)

 CIBC        State House Square                         1           $51,902,992       3.7%    855,270      SF             $61
             (Hartford, CT)

 JPMCB       Colony Cove                                2           $49,882,513       3.6%      2,210     Pads        $22,571
             (Ellenton, FL)

 JPMCB       Potomac Run                                1           $46,914,387       3.4%    361,375      SF            $130
             (Sterling, VA)

 JPMCB       Brown Noltemeyer Portfolio                 2           $41,472,319       3.0%      2,087    Units        $19,872
             (Louisville, KY)

 CIBC        Versailles and Dana Point Apts.            2           $25,385,217       1.8%        652    Units        $38,934
             (Dallas, TX)

 JPMCB       The Villagio and Palm Court Apts.          2           $24,700,000       1.8%        626    Units        $39,457
             (Houston, TX)

 CIBC        Rainier Office Portfolio                   1           $23,350,000       1.7%    479,717      SF             $49
             (Various, TX)
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
             TOTAL/WEIGHTED AVERAGE:                                $541,983,548     39.1%
----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------
LOAN                        LOAN NAME                UW        CUT-OFF    PROPERTY
SELLER(1)                   (LOCATION)              DSCR      LTV RATIO   TYPE
----------------------------------------------------------------------------------------------
 JPMCB       The Forum Shops                       2.18x(2)     46.5%(2)  Retail
             (Las Vegas, NV)

 JPMCB       Hometown America Portfolio III        1.46x        74.8%     Manufactured Housing
             (Various, Various)

 JPMCB       One Post Office Square               2.47x2       42.9%2     Office
             (Boston, MA)

 CIBC        State House Square                    1.67x        74.0%     Office
             (Hartford, CT)

 JPMCB       Colony Cove                           1.59x        61.8%     Manufactured Housing
             (Ellenton, FL)

 JPMCB       Potomac Run                           1.32x        79.5%     Retail
             (Sterling, VA)

 JPMCB       Brown Noltemeyer Portfolio            1.71x        53.1%     Multifamily
             (Louisville, KY)

 CIBC        Versailles and Dana Point Apts.       1.51x        77.2%     Multifamily
             (Dallas, TX)

 JPMCB       The Villagio and Palm Court Apts.     1.29x        79.9%     Multifamily
             (Houston, TX)

 CIBC        Rainier Office Portfolio              1.43x        65.2%     Office
             (Various, TX)
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
             TOTAL/WEIGHTED AVERAGE:               1.81X          60.6%
------------------------------------------------------------------------------------------------------

(1)    "JPMCB" = JPMORGAN CHASE BANK; "CIBC" = CIBC INC.
(2) WITH RESPECT TO THE FORUM SHOPS LOAN AND ONE POST OFFICE SQUARE LOAN CALCULATED BASED UPON THEIR AGGREGATE PARI PASSU COMPONENT NOTE BALANCES.





                                    12 of 67

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


STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2003-CIBC7























                      [THIS PAGE INTENTIONALLY LEFT BLANK]











                                    13 of 67

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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                                 THE FORUM SHOPS
--------------------------------------------------------------------------------




                    [FOUR PHOTOS OF THE FORUM SHOPS OMITTED]




--------------------------------------------------------------------------------

                                    14 of 67

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REPRESENTATIVE.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7


--------------------------------------------------------------------------------
                                 THE FORUM SHOPS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $155,000,000 (Pari Passu)(1)

CUT-OFF PRINCIPAL BALANCE:             $155,000,000 (Pari Passu)(1)

% OF POOL BY IPB:                      11.2%

SHADOW RATING (M/S):                   Aa3/AAA

LOAN SELLER:                           JPMorgan Chase Bank

BORROWER:                              Forum Shops, LLC

SPONSOR:                               Simon Property Group, L.P.

ORIGINATION DATE:                      11/14/2003

INTEREST RATE:                         4.7931%

INTEREST ONLY PERIOD:                  24 Months

MATURITY DATE:                         12/1/2010

AMORTIZATION TYPE:                     Balloon

ORIGINAL AMORTIZATION:                 360

REMAINING AMORTIZATION:                360

CALL PROTECTION:                       L(24),Def(53),O(7)2

CROSS-COLLATERALIZATION:               No

LOCK BOX:                              Cash Management Agreement

ADDITIONAL DEBT:                       Yes

ADDITIONAL DEBT TYPE:                  Represents the subordinate B
                                       component note

LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Leasehold

PROPERTY TYPE:                         Retail - Anchored

SQUARE FOOTAGE(3):                     655,079

LOCATION:                              Las Vegas, NV

YEAR BUILT/RENOVATED:                  1992 & 1997/2003

OCCUPANCY:                             97.0%

OCCUPANCY DATE:                        10/15/2003

SALES PER SF(4):

  1999:                                $1,248

  2000:                                $1,243

  2001:                                $1,165

  2002:                                $1,201

NUMBER OF TENANTS:                     98

HISTORICAL NOI:

  2001:                                $31,193,611

  2002:                                $33,960,871

  TTM AS OF 9/30/2003:                 $40,586,874

UW NOI:                                $64,362,759

UW NET CASH FLOW:                      $63,846,143

APPRAISED VALUE5:                      $1,000,000,000

APPRAISAL DATE:                        11/1/2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
An upfront reserve for tenant improvements on Phase III space is required in the amount of $8,000,000. Following a trigger event, monthly reserves are required for taxes, CapEx and ground rent. In lieu of cash deposits by the Forum Shops Borrower for the reserves, Simon Property Group, L.P. may provide a guaranty of such amounts. Such guaranty will be allowed so long as Simon Property Group, L.P. maintains a long term debt rating of at least BBB- (or its equivalent) by any of the rating agencies.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                        PARI PASSU
                                         NOTES(6)         WHOLE LOAN(7)
                                        ----------        -------------
CUT-OFF DATE LOAN/SF:                      $710               $840

CUT-OFF DATE LTV:                          46.5%              55.0%

MATURITY DATE LTV:                         42.7%              50.6%

UW DSCR:                                   2.18x              1.85x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                   SIGNIFICANT TENANTS

                                                     MOODY'S/   SQUARE     % OF      SALES   BASE RENT       LEASE
   TENANT NAME           PARENT COMPANY               S&P(8)     FEET       GLA      PSF(9)     PSF     EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------
FAO SCHWARZ         F.A.O. Inc. (NSDQ: FAOO)         NAP/NAP    31,642     6.5%       $443     $53.29          2013

VIRGIN MEGASTORE    Virgin Group Ltd.                NAP/NAP    28,695     5.9%       $475     $50.36          2013

NIKETOWN            Nike, Inc.  (NYSE: NKE)           A2/A      27,693     5.7%       $757     $55.98          2008

PLANET HOLLYWOOD    Planet Hollywood                 NAP/NAP    24,290     5.0%       $335     $43.56          2009
                    International Inc.

BANANA REPUBLIC     The Gap Inc. (NYSE: GPS)         Ba3/BB+    16,912     3.5%     $1,146     $53.22          2008

THE GAP/GAP KIDS    The Gap Inc. (NYSE: GPS)         Ba3/BB+    15,910     3.3%       $935     $80.77          2009

CHINOIS             Wolfgang Puck Worldwide, Inc.    NAP/NAP    15,317     3.1%       $680     $19.33          2013

EXPRESS WOMEN       Limited Brands (NYSE: LTD)      Baa1/BBB+   12,876     2.6%       $704     $40.00          2005
------------------------------------------------------------------------------------------------------------------------

(1) Represents the A1 component note in a 4 component note whole loan structure in the aggregate principal amount of $550,000,000. The A1 component note is pari passu with a $155,000,000 A2 component note, and a $155,000,000 A3 component note (both of which are not included in the trust). The $85,000,000 B component note is subordinate to the A1, the A2 and A3 component notes.

(2) Remaining lockout is the earlier of three years from Origination Date or two years from securitization of the last securitized component note. The lockout period and defeasance period will vary accordingly.

(3) Includes the 166,035 square foot Phase III expansion, which is currently under construction with an expected completion date of November 2004.

(4)  For all tenants under 10,000 square feet reporting sales.

(5)  Represents stabilized value upon the completion of Phase III construction.

(6) Calculated using a loan amount equal to $465,000,000 (the aggregate Pari Passu Notes balance).

(7) Calculated using a loan amount equal to $550,000,000 (the aggregate whole loan balance including the B component note).

(8) Ratings provided are the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease

(9) Represents space for which the respective tenant reports sales as of 12/31/2002.

                                    15 of 67

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REPRESENTATIVE.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                                 THE FORUM SHOPS
--------------------------------------------------------------------------------

THE LOAN. The Forum Shops loan is secured by a leasehold mortgage on a 655,079 square foot anchored retail center. Phase I was constructed in 1992, Phase II was constructed in 1997, and Phase III is currently being constructed with an expected opening date of November 2004. The Forum Shops loan is a senior loan in a split loan structure with the Forum Shops Companion Notes (pari passu with the Forum Shops loan) which are not included in the trust and the Forum Shops B component note, which is included in the trust. The Class FS Certificates will be entitled to distributions from the Forum Shops B component note only, which has a principal balance of $85,000,000 as of the cut-off date. The Class FS Certificates are not being offered by this prospectus supplement.

LOAN FEATURES.The Forum Shops is encumbered by a long term ground lease terminating in August 2050, with one 25 year extension option. Under the terms of the ground lease, the Forum Shops Loan Borrower is required to complete construction of Phase III, which is expected to include 166,035 square feet of rentable space. Simon Property Group, L.P. ("SPG") has provided a completion guaranty with respect to the Phase III construction, which is currently taking place. Such completion guaranty is additionally supported by a letter of credit in the amount of $48,020,000, which is equal to 125% of the estimated remaining hard construction costs. Upon closing of the Forum Shops Loan, SPG leased all of the Phase III space from the Forum Shops Loan Borrower under a 20-year master lease at an initial rate of $25,000,000 per year. Rent under the master lease reduces as, among other things, space tenants at Phase III take possession and commence paying rent under their respective space leases.

THE BORROWER. The Borrowing Entity is a single purpose entity controlled by SPG. SPG is the largest publicly traded retail real estate company in North America with a total market capitalization of approximately $25 billion as of October 30, 2003. Through its subsidiary partnerships, SPG currently has an interest in 236 properties containing an aggregate of 184 million square feet of gross leasable area in 36 states, as well as nine assets in Europe and Canada. SPG was founded in 1960.

THE PROPERTY. The Forum Shops in Las Vegas, NV originally opened in 1992 with approximately 255,426 square feet (Phase I) of retail connected to the Caesars Palace hotel and casino. Forum Shops nearly doubled its size in 1997 when it added approximately 233,618 square feet, which is known as Phase II. SPG is now adding Phase III which will include approximately 175,000 square feet and will include frontage and entrances directly on Las Vegas Boulevard. Phase III is expected to be fully constructed in the spring of 2004 with extensive tenant work during the summer and a grand opening scheduled for November 2004. The Forum Shops is 97% leased with sales of $1,201 per square foot for tenants under 10,000 square feet that reported sales in 2002.

Tenants at the Forum Shops include retailers such as Louis Vuitton, Versace, Gucci, Valentino, and Spago. Some of the larger tenants at the center include Niketown, Virgin Megastore, Banana Republic, and Express Women. Leasing for Phase III is in its preliminary stages with most leases currently being negotiated or out for signature. Some notable retailers and restaurants which are expected to take space in Phase III include Donna Karan, Harry Winston, Ralph Lauren/Polo, Joe's Stone Crab, and Il Mulino of New York.

THE MARKET(1). The Forum Shops is located at 3500 Las Vegas Boulevard South, in the heart of Las Vegas, NV. Las Vegas Boulevard is known as "The Strip" and is considered by some to be one of the most famous and recognizable streets in the United States. More than 35 million visitors come to Las Vegas annually and a large majority of them visit and/or stay on Las Vegas Boulevard. The Forum Shops will have direct frontage and entrances on Las Vegas Boulevard upon the completion of Phase III.

The trade area for the Forum Shops includes approximately 1,496,850 people in 555,607 households. The annual household income of these residents is approximately $60,142 and the median age is 33 years old. From 1990 to 2000, the market experienced nearly 70% population growth, making it one of the fastest growing metropolitan areas in the United States.

Additionally, there are over 120,000 hotel rooms in Las Vegas and nine of the ten largest hotels in the world are located there. It is the number one summer destination in the United States and the number one gambling destination in the world. The Las Vegas airport is reportedly the 8th busiest in the United States with 850 flights per day.

PROPERTY MANAGEMENT. The property manager of the Forum Shops property is Simon Management Associates, LLC. The property manager is affiliated with the borrower.
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE(2)

               NUMBER      SQUARE                               % OF BASE   CUMULATIVE     CUMULATIVE    CUMULATIVE   CUMULATIVE %
             OF LEASES      FEET      % OF GLA     BASE RENT       RENT     SQUARE FEET     % OF GLA      BASE RENT   OF BASE RENT
  YEAR        EXPIRING     EXPIRING   EXPIRING     EXPIRING      EXPIRING    EXPIRING       EXPIRING      EXPIRING      EXPIRING
----------------------------------------------------------------------------------------------------------------------------------
VACANT          NAP        14,869      3.0%             NAP      NAP          14,869         3.0%              NAP           NAP
2003 & MTM        3         7,147      1.5         $918,910      2.1%         22,016         4.5%         $918,910          2.1%
2004             10        29,298      6.0        3,052,457      7.0          51,314        10.5%       $3,971,367          9.1%
2005             11        48,842     10.0        3,587,010      8.2         100,156        20.5%       $7,558,377         17.4%
2006              5         4,622      0.9          865,145      2.0         104,778        21.4%       $8,423,522         19.4%
2007              7        24,839      5.1        1,507,158      3.5         129,617        26.5%       $9,930,680         22.8%
2008             29       115,796     23.7        9,636,218     22.2         245,413        50.2%      $19,566,899         45.0%
2009              8        50,852     10.4        3,896,250      9.0         296,265        60.6%      $23,463,149         54.0%
2010              4        17,607      3.6        1,328,585      3.1         313,872        64.2%      $24,791,734         57.0%
2011              1         1,620      0.3          202,500      0.5         315,492        64.5%      $24,994,234         57.5%
2012              9        31,895      6.5        5,335,515     12.3         347,387        71.0%      $30,329,749         69.8%
2013             17       108,318     22.1        9,003,019     20.7         455,705        93.2%      $39,332,768         90.5%
AFTER             6        33,339      6.8        4,150,060      9.5         489,044       100.0%      $43,482,828        100.0%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL           110       489,044    100.0%     $43,482,828     100.0%
----------------------------------------------------------------------------------------------------------------------------------

(1) Certain information from the Forum Shops loan appraisal dated November 14, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

(2)  The lease rollover schedule includes only Phase I and Phase II.

                                    16 of 67

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REPRESENTATIVE.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                                 THE FORUM SHOPS
--------------------------------------------------------------------------------



                     [SITE PLAN OF THE FORUM SHOPS OMITTED]



--------------------------------------------------------------------------------

                                    17 of 67

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REPRESENTATIVE.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                                 THE FORUM SHOPS
--------------------------------------------------------------------------------



                        [MAP OF THE FORUM SHOPS OMITTED]



--------------------------------------------------------------------------------

                                    18 of 67

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REPRESENTATIVE.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                                 THE FORUM SHOPS
--------------------------------------------------------------------------------



                       [PHOTO OF THE FORUM SHOPS OMITTED]



--------------------------------------------------------------------------------

                                    19 of 67

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REPRESENTATIVE.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                         HOMETOWN AMERICA PORTFOLIO III
--------------------------------------------------------------------------------



          [THREE PHOTOS OF THE HOMETOWN AMERICA PORTFOLIO III OMITTED]



--------------------------------------------------------------------------------

                                    20 of 67

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REPRESENTATIVE.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                         HOMETOWN AMERICA PORTFOLIO III
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $63,376,120

CUT-OFF PRINCIPAL BALANCE:             $63,376,120

% OF POOL BY IPB:                      4.6%

LOAN SELLER:                           JPMorgan Chase Bank

BORROWER:                              Denali Park SPE LLC, Lakeland Junction
                                       SPE LLC and Timberton Rance SPE LLC

SPONSOR:                               Hometown America, L.L.C.


ORIGINATION DATE:                      10/16/2003

INTEREST RATE:                         5.4880%

INTEREST ONLY PERIOD:                  24 Months

MATURITY DATE:                         11/1/2013

AMORTIZATION TYPE:                     Balloon

ORIGINAL AMORTIZATION:                 330

REMAINING AMORTIZATION:                330

CALL PROTECTION:                       L(24),Def(91),O(4)

CROSS-COLLATERALIZATION:               No

LOCK BOX:                              Soft

ADDITIONAL DEBT:                       NAP

ADDITIONAL DEBT TYPE:                  NAP

LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Portfolio

TITLE:                                 Fee

PROPERTY TYPE:                         Manufactured Housing Community

PADS:                                  Various (see chart titled "Portfolio
                                       Properties")

LOCATION:                              Various (see chart titled "Portfolio
                                       Properties")

YEAR BUILT/RENOVATED:                  Various (see chart titled "Portfolio
                                       Properties")

OCCUPANCY:                             95.5%

OCCUPANCY DATE:                        7/21/2003

HISTORICAL NOI:

  2001:                                $5,790,223

  2002:                                $6,177,959

  TTM AS OF 5/03 & 6/03                $6,438,578

UW NOI:                                $6,611,333

UW NET CASH FLOW:                      $6,513,683

APPRAISED VALUE:                       $84,710,000

APPRAISAL DATE:                        Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL        MONTHLY
                                    -------------- ---------------
                  Taxes:              $300,142        $49,161

                  CapEx:                    $0         $5,025

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $32,451

CUT-OFF DATE LTV:                      74.8%

MATURITY LTV:                          63.6%

UW DSCR:                               1.46x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                      PORTFOLIO PROPERTIES

                                                                                 AVERAGE   AVERAGE
                                              YEAR BUILT/    # OF     % OF      RENT PER    MARKET                  APPRAISED
  PROPERTY NAME              LOCATION         RENOVATED      PADS   TOTAL PADS     PAD      RENT(1)   OCCUPANCY       VALUE
-------------------------------------------------------------------------------------------------------------------------------
PINE LAKES RANCH        Thornton, CO              1972        762     39.0%        $410      $400       99.0%      $38,200,000

CHATEAU AVON            Rochester Hills, MI    1969/1987      617     31.6%        $476      $472       96.4%       30,600,000

TIMBER HEIGHTS MHC      Davison, MI               1992        221     11.3%        $338      $300       84.6%        7,660,000

DENALI PARK             Apache Junction, AZ       1979        162      8.3%        $214      $214       84.6%        4,000,000

LAKELAND JUNCTION       Lakeland, FL              1982        191      9.8%        $225      $225      100.0%        4,250,000
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                      1,953    100.0%        $388      $379       95.5%      $84,710,000
-------------------------------------------------------------------------------------------------------------------------------

(1) Certain information from the Hometown America Portfolio III loan appraisals dated July 10, 2003, July 14, 2003, and August 1, 2003. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                    21 of 67

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--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                         HOMETOWN AMERICA PORTFOLIO III
--------------------------------------------------------------------------------

THE LOAN. The Hometown America Portfolio III loan is secured by a first mortgage on five manufactured housing communities totaling 1,953 pads. The properties are located in Thornton, Colorado; Rochester Hills, Michigan; Davison, Michigan; Apache Junction, Arizona; and Lakeland, Florida.

THE BORROWER. Denali Park SPE LLC, Lakeland Junction SPE LLC and Timberton Rance SPE LLC are the borrowing entities. The sponsor of the loan is Hometown America L.L.C. ("Hometown"). On October 16, 2003, Hometown, one of the nation's largest privately-held owners and operators of manufactured home communities acquired Chateau Communities, Inc., the largest owner and operator of manufactured home communities in the U.S, for total consideration of approximately $2.2 billion in cash and assumed debt. The combined company has a portfolio of 261 communities with over 88,000 sites, located in 34 states. The Hometown America Portfolio III properties were acquired as part of the acquisition. Hometown is 99% owned and funded by the Washington State Investment Board ("WSIB"). WSIB manages about $52 billion in assets for 33 separate state retirement and public funds including approximately $3.6 billion in real estate.

THE PROPERTIES. The Hometown America Portfolio III consists of five manufactured housing communities: Pine Lakes Ranch, Chateau Avon, Timber Heights Mobile Home Community, Denali Park and Lakeland Junction. There are a total of 1,953 pads with a weighted average occupancy of 95.5%. The weighted average monthly pad rent is approximately $388 and the weighted average monthly market rent is approximately $379. See the chart labeled "Portfolio Properties" on the previous page for additional information.

THE MARKET(1).

PINE LAKES RANCH

The Pine Lakes Ranch property is located in Thorton, Adams County, Colorado. The property is located on both the north and south side of East 100th Avenue, approximately one mile east of Interestate 25. Ingress/egress to the subject property is available via Ranch Road from East 100th Avenue and Riverdale Road. Major north/south roadways in the subject's neighborhood include Interstate 25, Colorado Boulevard and Riverdale Road. Major east/west arteries in the subject neighborhood include East 120th, 112th, 104th and 88th Avenues. The subject property is located just outside of Denver, Colorado, which sits on the eastern slopes of the Rocky Mountains. Denver is located 70 miles north of Colorado Springs, 112 miles north of Pueblo, and 60 miles south of Fort Collins.

Adams County's population, as of the year-end 2000 was 350,642. Adams County experienced a 2.84% average annual growth since 1990. The Pine Lakes Property is located within the Denver MSA. The Denver MSA has a current unemployment rate of 6.2%, compared to the national level of approximately 6.5%. The 2002 average household income within a five mile radius was $63,237. The Denver MSA's dominant employment sectors are services (38.4%); Retail Trade (10.5%); and Transportation, Communications and Utilities (9.1%). The area's top employers include King Scooper's, Inc., Qwest Communications Inc., Centure Health, Safeway, Inc. and HealthOne.

CHATEAU AVON

The Chateau Avon property is located in Rochester Hills, Oakland County, Michigan. Michigan is economically dominated by the Detroit MSA, which consists of six counties. The six counties are Lapeer, Macomb, Monroe, Oakland, St. Clair and Wayne Counties, which are located along the shores of Lake Erie, Lake St. Clair and the Detroit River, which connects the two lakes. Major metropolitan areas in the region include Toledo, Ohio to the south (62 miles), Cleveland, Ohio to the southeast (178 miles), Chicago, Illinois to the southwest (279 miles) and Toronto, Ontario to the northeast (257 miles). The subject property is located on the north side of Auburn Road about one-half mile west of Crooks Road. The property is located 25 miles north of the Detroit CBD. Primary access to the subject neighborhood is provided by Interstate Highway 75. Interstate Highway 75 is located west of the subject and provides access to Detroit to the southeast and Flint to the northwest.

The Detroit MSA's population, as of year-end 2000 was 4,441,551. The MSA's population grew 4.1% between 1990 and 2000. The Detroit MSA has a current unemployment rate of 6.6%. Average household income within a five-mile radius of the subject is $111,135. Detroit's dominant employment sectors are Services, Retail Trade, and Durable Manufacturing. The area's top employers include Ford Motor Company, General Motors Corporation, Daimler Chrysler AG, Henry Ford Health System, Detroit Medical Center, St. John's Health System, Kmart Corporation and EDS Corporation.



(1) Certain information from the Hometown America Portfolio III loan appraisals dated July 10, 2003, July 14, 2003, and August 1, 2003. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

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                                    22 of 67

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--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                         HOMETOWN AMERICA PORTFOLIO III
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TIMBER HEIGHTS MOBILE HOME COMMUNITY

The Chestnut Creek property is located in Davison, Genesee County, Michigan, which is in the Flint MSA. The Flint MSA is located in east-central Michigan and its economic performance is heavily tied to that of the Detroit MSA, which is approximately 60 miles southeast. The subject property is located on the east side of North Oak Road, north of Lapeer Road, in Davison Township. The site is accessible via Chestnut Creek Boulevard, which is off the east side of East Oak Road. Davison Township is a small residential community located at the intersection of Interstate 69 and State Route 15 and is about five miles east of Burton and Flint. Davison Township is about 70 miles northwest of the Detroit CBD.

Genesee County's population, as of year-end 2002, was 436,593. Genesee County has a current unemployment rate of 7.7%. Household income within a five-mile radius of the subject property is $58,859. Genesee County's dominant employment sectors are Services (29.4%); Wholesale/Retail Trade (26.2%); and Manufacturing (16.7%). The area's top employers include General Motors, Delphi Automotive, McLaren Medical Centers, Genseys Health Care Systems and Flint Public Schools.

DENALI PARK

The Denali Park property is located in Apache Junction, Pinal County, Arizona which is part of the Phoenix MSA. The subject neighborhood is located in the southeastern portion of the Phoenix MSA. The property is on the east side of S. Tomahawk Road, about one-half mile south of U.S. 60, which runs east and west through the neighborhood and connects Apache Junction with metro-Phoenix. Ironwood Drive, Idaho Road and Tomahawk Road are the primary north-south arterials through the neighborhood, and the Apache Trail, Broadway Road, Southern Avenue, and Baseline Roads are the primary east-west roads. The Phoenix CBD is roughly a fifty minute drive from the subject and Phoenix International Airport is about a forty minute drive.

Pinal County's population, as of year-end 2002 was 192,807. Pinal County has experienced a 3.6% average annual growth since 2000. The Metro Phoenix unemployment rate as of December 2002 was 5.2% and compared to the State unemployment of 5.6%. The 2002 average household income within a five-mile radius of the subject was $37,052. The Phoenix-Mesa dominant employment sectors are Services (32.3%); Retail Trade (18.5%); and State and Local Government (12.4%). The top employers in metropolitan Phoenix include Wal Mart, Honeywell International, Motorola, Inc., Banner Health Systems, The Kroger Company and American Express.

LAKELAND JUNCTION

The Lakeland Junction Property is located in Lakeland, Polk County, Florida, which is part of the Lakeland/Winter Haven MSA. The subject is located in the northeast portion of the city of Lakeland. The City of Lakeland is about 40 miles east of the Tampa CBD and approximately 50 miles from the Orlando CBD. The subject's neighborhood is the State Road 33 corridor and is bounded on the north by Daughty Road, on the east by Old Combee Road, to the south by Memorial Blvd (U.S. Hwy 92) and west by Florida Avenue (U.S. HWY 98).

The Polk County 2002 estimated population was 504,984, a 1.8% average annual increase since 1990. Polk County has, as of June 2003, an unemployment rate of 6.8%. 2002 average household income within a five mile radius of the subject is $40,967. Polk's primary industry is phosphate mining, which has produced half of the phosphate mined in the United States. Agriculture is the second largest industry in the county, due to the extensive citrus and cattle production. However, most of the employment is in the Services (23.0%) and Retail Trade sectors (20.0%). The area's top employers include Publix Supermarkets, Lakeland Regional Medical Center, GEICO, and Watson Clinic.

PROPERTY MANAGEMENT. The property manager of the Hometown America Portfolio III is Hometown America Management, L.P. The property manager is affiliated with the borrower.

--------------------------------------------------------------------------------

                                    23 of 67

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--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                         HOMETOWN AMERICA PORTFOLIO III
--------------------------------------------------------------------------------




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
STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7



                      [THIS PAGE INTENTIONALLY LEFT BLANK]



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
STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                             ONE POST OFFICE SQUARE
--------------------------------------------------------------------------------



                    [PHOTO OF ONE POST OFFICE SQUARE OMITTED]



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                                    26 of 67

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--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                             ONE POST OFFICE SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $60,000,000 (Pari Passu)(1)

CUT-OFF PRINCIPAL BALANCE:             $60,000,000  (Pari Passu)(1)

% OF POOL BY IPB:                      4.3%

SHADOW RATING (M/S):                   Aa3/AAA

LOAN SELLER:                           JPMorgan Chase Bank

BORROWER:                              One Post Office Square, L.L.C.

SPONSOR:                               Equity Office Properties Trust and the
                                       Prime Property Fund

ORIGINATION DATE:                      9/12/2003

INTEREST RATE:                         5.3851%

INTEREST ONLY PERIOD:                  24 Months

MATURITY DATE:                         10/1/2013

AMORTIZATION TYPE:                     Balloon

ORIGINAL AMORTIZATION:                 360

REMAINING AMORTIZATION:                360

CALL PROTECTION:                       L(24),Def(89),O(5)

CROSS-COLLATERALIZATION:               No

LOCK BOX:                              Cash Management Agreement

ADDITIONAL DEBT:                       Yes

ADDITIONAL DEBT TYPE:                  Represents the subordinate B
                                       component note

LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee

PROPERTY TYPE:                         Office

SQUARE FOOTAGE:                        766,462

LOCATION:                              Boston, MA

YEAR BUILT/RENOVATED:                  1981

OCCUPANCY:                             90.9%

OCCUPANCY DATE:                        8/7/2003

NUMBER OF TENANTS:                     23

HISTORICAL NOI:

  2001:                                $20,340,518

  2002:                                $22,825,836

  TTM AS OF 7/31/2003                  $20,138,744

UW NOI:                                $21,122,367

UW NET CASH FLOW:                      $19,705,493

APPRAISED VALUE:                       $280,000,000

APPRAISAL DATE:                        8/20/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ESCROWS
--------------------------------------------------------------------------------
Twelve months prior to the lease expiration of the Putnam Investments or Pricewaterhouse Coopers space, the One Post Office Square borrower is required to deposit into a reserve account either through a excess cash flow sweep or in the form of a guaranty, an amount equal to $35 per square foot. The One Post Office Square borrower may provide a guaranty from EOP Operating Limited Partnership and/or the Equitable Life Assurance Society of the United States, on behalf of its Separate Account No. 8, also known as the Prime Property Fund, so long as such entities have a long term debt rating of at least BBB- by Standard and Poor's and Baa3 by Moody's.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                          PARI PASSU
                                            NOTES(2)             WHOLE LOAN(3)
                                            --------             -------------
CUT-OFF DATE LOAN/SF:                       $157                   $228

CUT-OFF DATE LTV:                           42.9%                  62.5%

MATURITY DATE LTV:                          37.8%                  55.1%

UW DSCR:                                    2.47x                  1.62x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                         SIGNIFICANT TENANTS

                                                              MOODY'S/     SQUARE                                      LEASE
        TENANT NAME                PARENT COMPANY              S&P(4)       FEET      % OF GLA     BASE RENT PSF  EXPIRATION YEAR
-----------------------------------------------------------------------------------------------------------------------------------
PUTNAM INVESTMENTS       Putnam Investments                    NR/NR       298,589       39.0%         $42.94           2009

PRICEWATERHOUSECOOPERS   PricewaterhouseCoopers LLP            NR/NR       179,105       23.4%         $23.01           2005

SULLIVAN & WORCESTER     Sullivan & Worcester                  NR/NR       105,840       13.8%         $52.25           2011
-----------------------------------------------------------------------------------------------------------------------------------

(1) Represents the A2 component note in a 3 component note Whole Loan structure in the aggregate amount of $175,000,000. The A2 component note is pari passu with a $60,000,000 A1 component note, which is not included in the trust. The $55,000,000 B-Note is subordinate to the A1 component note and the A2 component note and such B-Note is not included in the trust.

(2) Calculated using a loan amount equal to $120,000,000 (the aggregate Pari Passu Notes balance).

(3) Calculated using a loan amount equal to $175,000,000 (the aggregate Whole Loan balance), including the B component note.

(4) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                    27 of 67

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--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                             ONE POST OFFICE SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The One Post Office Square loan is secured by a first mortgage on a Class A Office building located in Boston, MA. The One Post Office Square Loan is a senior loan in a split loan structure with the One Post Office Square Companion Note (pari passu with the One Post Office Square Loan) and the One Post Office Square B component note, neither of which are included in the trust.

THE BORROWER. The borrower is One Post Office Square, L.L.C. The sponsor is a joint venture between the Prime Property Fund and Equity Office Properties Trust. The Prime Property Fund, an open-end commingled insurance company separate account of the Equitable Life Assurance Society, is a subsidiary of AXA Financial Group. Founded in 1973, the fund was created as a vehicle for pension funds to invest in real estate. The fund is managed by Lend Lease Real Estate Investments. Equity Office Properties Trust (NYSE: EOP) is the largest REIT and publicly held owner of office properties in the nation, with a total capitalization of approximately $25 billion. Equity Office Properties Trust owns and manages approximately 124 million square feet of primarily class A office space in 721 buildings in 30 major metropolitan areas across the country.

THE PROPERTY. One Post Office Square is a 42-story class A office building consisting of approximately 766,462 square feet and an attached 385-car parking garage. The property is located in the center of Boston's financial district at the corner of Milk and Pearl Streets. The building was originally constructed in 1981 and offers its tenants modern amenities including a three-story lobby finished in patterned marble walls and columns, 24-hour manned security desk, a restaurant, and an attached 330-room hotel (not part of the collateral).

The property is approximately 90.9% leased to over 20 tenants including Putnam Investments (approximately 298,589 square feet), Pricewaterhouse Coopers (approximately 179,105 square feet), and Sullivan & Worcester (approximately 105,840 square feet). The Property shares its location with the upscale Le Meridien Hotel giving its tenants additional amenities. The property has highway access and is situated four blocks from South Station, which houses the Red MBTA subway line, Amtrak trains, and commuter trains and buses. Express buses from the Western suburbs also stop directly in front of One Post Office Square.

THE MARKET(1). The total Boston inventory of office buildings is approximately
66.5 million square feet. Approximately 34.6 million, or 52% of this inventory, is located in the Central Business District. Approximately 14.0 million or 21% is located in the Back Bay section of Boston. The subject property is situated within the Central Business District in downtown Boston, located in the approximate middle of this district within what is known as Post Office Square. This area is improved primarily with high-rise commercial office buildings but also has some class B and C buildings as well as hotels. The CBD is supported by major residential development within the Back Bay to the west, the North End to the north and the South End to the south. In the downtown Boston market, new construction to be delivered between 2001and 2004, is expected to total approximately 4.3 million square feet. Of these buildings, only two would be directly competitive to One Post Office Square, containing 603,000 square feet (reportedly 0% committed) and 1,022,000 square feet (reportedly 100% committed).

In the second of quarter 2003, the overall Boston office market reflected a vacancy rate of 13.1% and an "available" rate of 17.1%. The difference between the two rates is that vacancy is defined as space which is immediately available for occupancy, while "available" is all currently marketed space. The Class A market within the CBD reported an availability of 19.7% and an actual vacancy of 12.2%. The appraiser's survey of competitive office properties in the subject's area indicated typical rental rates ranged from $38.00 to $60.00 per rentable square foot per year, gross. A substantial amount of sublease space has entered the market, totaling approximately 2.1 million square feet in downtown Boston. The amount of new sublease space has slowed significantly over the past several quarters. Further support is borne out by the fact that sublease space has shown a decline from its peak of over 3.0 million in the first quarter of 2001.

PROPERTY MANAGEMENT. The property manager of the One Post Office Square property is an affiliate of Equity Office Properties Trust. The property manager is affiliated with the borrower.

--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

               NUMBER OF   SQUARE                             % OF BASE   CUMULATIVE    CUMULATIVE   CUMULATIVE    CUMULATIVE %
                LEASES      FEET     % OF GLA    BASE RENT      RENT      SQUARE FEET    % OF GLA     BASE RENT    OF BASE RENT
     YEAR      EXPIRING   EXPIRING   EXPIRING    EXPIRING      EXPIRING    EXPIRING      EXPIRING     EXPIRING       EXPIRING
----------------------------------------------------------------------------------------------------------------------------------
VACANT            NAP       69,703     9.1%             NAP      NAP         69,703         9.1%             NAP           NAP
2003 & MTM          4       17,927     2.3         $439,416      1.6%        87,630        11.4%        $439,416          1.6%
2004                5       11,990     1.6          669,492      2.5         99,620        13.0%      $1,108,908          4.1%
2005                9      184,975    24.1        4,413,036     16.4        284,595        37.1%      $5,521,944         20.6%
2006                1        3,313     0.4          175,584      0.7        287,908        37.6%      $5,697,528         21.2%
2007                6       14,512     1.9          664,596      2.5        302,420        39.5%      $6,362,124         23.7%
2008                2        6,180     0.8          292,284      1.1        308,600        40.3%      $6,654,408         24.8%
2009               21      311,466    40.6       13,542,960     50.4        620,066        80.9%     $20,197,368         75.2%
2010                0            0     0.0                0      0.0        620,066        80.9%     $20,197,368         75.2%
2011                5      105,840    13.8        5,530,140     20.6        725,906        94.7%     $25,727,508         95.8%
2012                0            0     0.0                0      0.0        725,906        94.7%     $25,727,508         95.8%
2013                1       19,618     2.6          735,852      2.7        745,524        97.3%     $26,463,360         98.5%
AFTER               9       20,938     2.7          404,856      1.5        766,462       100.0%     $26,868,216        100.0%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL              63      766,462    100.0%    $26,868,216    100.0%
----------------------------------------------------------------------------------------------------------------------------------

(1) Certain information from the One Post Office Square loan appraisal dated August 20, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

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
STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7


--------------------------------------------------------------------------------
                             ONE POST OFFICE SQUARE
--------------------------------------------------------------------------------



                [STACKING PLAN OF ONE POST OFFICE SQUARE OMITTED]



         NOTE: THIS EXHIBIT IS PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY.
                 THE ACTUAL BUILDING AREA IS NOT DRAWN TO SCALE.

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
STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                             ONE POST OFFICE SQUARE
--------------------------------------------------------------------------------



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
STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7


--------------------------------------------------------------------------------
                               STATE HOUSE SQUARE
--------------------------------------------------------------------------------



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
STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                               STATE HOUSE SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $52,000,000

CUT-OFF PRINCIPAL BALANCE:             $51,902,992

% OF POOL BY IPB:                      3.7%

LOAN SELLER:                           CIBC Inc.

BORROWER:                              State House Financial Associates, LLC

SPONSOR:                               Harbor Group International

ORIGINATION DATE:                      9/10/2003

INTEREST RATE:                         5.9100%

INTEREST ONLY PERIOD:                  NAP

ANTICIPATED REPAYMENT DATE:            10/1/2010

AMORTIZATION TYPE:                     ARD

ORIGINAL AMORTIZATION:                 360

REMAINING AMORTIZATION:                358

CALL PROTECTION:                       L(24),Def(54),O(4)

CROSS-COLLATERALIZATION:               No

LOCK BOX:                              Springing

ADDITIONAL DEBT:                       NAP

ADDITIONAL DEBT TYPE:                  NAP

LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee/Leasehold

PROPERTY TYPE:                         Office

SQUARE FOOTAGE:                        855,270

LOCATION:                              Hartford, CT

YEAR BUILT/RENOVATED:                  1920/2002

OCCUPANCY:                             91.5%

OCCUPANCY DATE:                        7/1/2003

NUMBER OF TENANTS:                     38

HISTORICAL NOI:

  2001:                                $4,829,577

  2002:                                $6,853,801

  TTM AS OF 5/31/2003:                 $7,075,169

UW NOI:                                $7,188,091

UW NET CASH FLOW:                      $6,172,983

APPRAISED VALUE:                       $70,100,000

APPRAISAL DATE:                        7/1/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL        MONTHLY
                                    -------------- ---------------
                       Taxes:       $1,079,333       $269,833

                       Insurance:     $34,748         $17,374

                       CapEx:              $0         $14,255

                       TI/LC:       $2,000,000        $41,667

                       Other:       $1,175,000(1)          $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                   $61

CUT-OFF DATE LTV:                       74.0%

MATURITY DATE LTV:                      66.9%

UW DSCR:                                1.67x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                        SIGNIFICANT TENANTS

                                                                       MOODY'S/    SQUARE   % OF      BASE RENT        LEASE
           TENANT NAME                       PARENT COMPANY              S&P(2)     FEET      GLA        PSF      EXPIRATION YEAR
----------------------------------------------------------------------------------------------------------------------------------
TRAVELERS INDEMNITY COMPANY    Travelers Property Casualty Corp.         A2/A-     294,643    34.5%     $14.95(3) 2004 and 2013(6)
                               (NYSE:TPK)

AELTUS INVESTMENT MANAGEMENT   ING Groep N.V. (NYSE: ING)                Aa3/A+    121,370    14.2%     $20.90(4) 2012 and 2009(7)

ADVEST GROUP                   MONY Group Inc. (NYSE: MNY)              Baa2/BBB+  105,745    12.4%     $19.60    2010

HILB, ROGAL & HAMILTON CO.     Hilb, Rogal & Hamilton Co.                NAP/NAP   33,357      3.9%     $19.00    2005

CONNECTICUT NATURAL GAS CORP.  Energy East Corp. (NYSE: EAS)            Baa2/BBB+  26,564      3.1%     $22.96(5) 2006
----------------------------------------------------------------------------------------------------------------------------------

(1) Capital Improvements Reserve, Aeltus Tenant Reserve.

(2) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(3) Rental rate shown is the weighted average rate. Travelers leases 93,574 SF at $21.00/SF, 84,309 SF at $19.50/SF, 68,260 SF at $1.00/SF and 48,500 SF at
$15.00/SF.

(4) Rental rate shown is the weighted average rate. Aeltus Investment Management leases 120,274 SF at $20.95/SF and 1,096 SF at $15.00/SF (Storage space).

(5) Rental rate shown is the weighted average rate. Connecticut Natural Gas Corp. leases 25,548 SF at $23.40/SF and 1,016/SF at $12.00/SF (Storage space).

(6) Travelers Indemnity Company is under two separate leases with 152,569 SF expiring on 6/30/2004 and 142,074 SF expiring on 6/30/2013.

(7) Aeltus Investment Management is under two separate leases with 120,274 SF expiring on 2/28/2012 and 1,096 SF of storage space expiring on 2/28/2009.


                                    33 of 67

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REPRESENTATIVE.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                               STATE HOUSE SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The State House Square loan is secured by a fee/leasehold interest in an 855,270 square foot office building. Three small portions of the complex are under a 75-year ground lease, which commenced on July 1, 1971 and runs through May 31, 2046.

THE BORROWER. The subject was acquired by State House Financial Associates, LLC, a single purpose bankruptcy remote entity under the control of its managing member SHFA Managing Company, LLC (10%). The managing member is 100% owned by HGGP Capital, LLC, a single purpose entity controlled by the members of Harbor Group International ("HGI"). HGI has been acquiring real estate since 1990, and since then has owned and managed an extensive and diversified portfolio of commercial real estate. HGI's portfolio is currently valued in excess of $900 million and includes approximately 4.8 million square feet of office space in eleven markets, 1.3 million square feet of retail space, 1.0 million square feet of industrial space, and 4,200 apartment units. While a large portion of HGI's portfolio is concentrated around the southeastern portion of the United States, it owns properties as far west as El Paso, Texas, and as far north as Rochester, New York.

THE PROPERTY. The subject property is an 855,270 square foot class A office building situated on 2.64 acres of land within the Hartford, Connecticut CBD. The subject contains twin 14 story office towers (10 State House Square and 90 State House Square) and a historic seven story (plus mezzanine and basement space) office building (50-58 State Street) plus retail space. 50-58 State Street was originally constructed in 1920 and substantially renovated in 2000, with the two 14 story towers and the retail spaces built in 1987.

The subject's amenities include 24-hour security (complete with closed circuit television), a fully-equipped, state of the art health club facility, a food court with seating for approximately 500 people, a variety of retail shops, and an on-site underground parking garage with parking available for approximately 444 vehicles.

The property is 91.5% leased by 38 tenants with over 40.0% of the total space occupied by credit tenants. National tenants make up over 75% of the total tenant base, with the subject's largest tenant Travelers Indemnity Company ("Travelers"), a provider of property and casualty insurance, occupying 294,643 square feet (34.5% of NRA including 48,500 square feet used for a corporate gym owned and operated by Travelers). In addition to Travelers, three prominent financial services firms occupy 30.5% of NRA. Aeltus Investment Management, a global financial institution offering banking, insurance and asset management that is an independently managed subsidiary of ING Groep N.V., occupies 121,370 square feet; the Advest Group, Inc., a regional financial services and investment advisory firm owned by MONY Group Inc. (NYSE: MNY), occupies 105,745 square feet; and Hilb Rogal & Hamilton Company, the nation's seventh largest insurance brokerage firm, occupies 33,357 square feet. The remainder of the tenant base is comprised of a diverse mix of premier service providers, established regional companies, and retail tenants including Connecticut Natural Gas Corporation (26,564 square feet, 3.1% of NRA), a wholly-owned regulated subsidiary of Energy East Corp. (NYSE: EAS); Edwards & Angell (21,407 square feet, 2.4% of NRA), a full-service law firm with approximately 300 attorneys; Pullman & Comley, LLC (20,230 square feet, 2.3% of NRA), a full-service law firm; UBS Financial Services, Inc. (18,331 square feet, 2.1% of NRA), and Morton's of Chicago (8,000 square feet, 0.9% of NRA).

Three small portions of the complex (primarily under 10 State House Square) are under a 75-year ground lease, which commenced on July 1, 1971 and runs through May 31, 2046. The ground lease calls for a current annual payment $116,850, which remains flat until June 1, 2021, at which time the ground lease payment increases or decreases based upon the Cost of Living Index, offset by the original annual payment in 1971 ($25,000). Additionally, during the 74th and 75th lease years, the lessee has the right to purchase the premises from the lessor for $50,000.

THE MARKET(1). State House Square occupies an entire city block in the middle of the Hartford, Connecticut CBD. The location provides immediate highway access to Interstates 84 and 91 and provides access to all points outside the city. The subject's immediate location (at State House Square, Main Street, and Market Street) makes it accessible from all areas of the CBD and the region. Additionally, the subject is conveniently located approximately four blocks east of Union station, serving Amtrak and all major interstate bus operators, providing access to New Haven, New York and Washington, D.C.

Connecticut's economy is one of the most productive in the Northeast. Connecticut ranks first nationwide in: per capita personal income, median household income, average annual pay, average salary of teachers, and major corporate headquarters per million residents. The City of Hartford, which is the state capital, has been southern New England's economic, cultural, and social center for more than three centuries. Hartford is commonly referred to as "The Insurance Capital of the World", with companies the likes of Aetna, Cigna, Hartford Steam Boiler, ITT Hartford, Phoenix Mutual, and Travelers all calling Hartford home. In addition to being a powerful insurance and financial center, the region is home to numerous major high-tech manufacturing firms, including many Fortune 500 corporations. Small to mid size businesses are the backbone of the region's economy and are boosted by an aggressive program of business incubators, economic incentives, and financial assistance packages made available through federal, state, and local government and area educational facilities.

--------------------------------------------------------------------------------

(1)Certain information from the State House Square loan appraisal dated July 1, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    34 of 67

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DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                               STATE HOUSE SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Two significant projects, Adrian's Landing and Trumbull Centre, are currently under construction, with several others planned for the near future, ranging from reconstructing older office buildings to remaking the Hartford Civic Center shops and offices into a residential community. The plan sets out Six Pillars of State investment (which has since grown to 8 objectives). The Pillars of this strategy include a reunion with the Connecticut River; a convention, entertainment, and cultural district called Adrian's Landing; revitalization of the CBD; a downtown college campus; investments in homes and careers throughout the City; and a college football stadium in East Hartford.

According to both CB Richard Ellis and Cushman & Wakefield as of the second quarter 2003 there was approximately 23.88 million square feet of office space located within the Hartford MSA. According to Cushman & Wakefield as of the second quarter of 2003 the Hartford MSA reported an overall vacancy rate of 16.4%. Additionally, according to the Cushman & Wakefield second quarter 2003 report the Hartford MSA reported an average rental rate of $19.54/sf.

According to CB Richard Ellis and Cushman & Wakefield, as of the second quarter 2003 the Hartford CBD contained a total of 7.69 million square feet of multi-tenanted office space, the majority of which is Class "A" space (5.99 million square feet per Cushman & Wakefield). During the first quarter 2003 the overall CBD reported a total vacancy rate of 22.5%, and average rental rates of $21.67/sf. According to Cushman & Wakefield, the 5.99 million square feet of Class "A" space in the CBD consisted of 14 buildings (including 10 and 90 State House Square as two of the 14), with a direct vacancy rate of 13.5%. According to both CB Richard Ellis and Cushman & Wakefield, rental rates as the second quarter 2003 were approximately $22.30/sf for Class "A" space and $18.16/sf for Class "B" office space.

It is important to note, however, that all of the above figures, and virtually all other recognized market indicators, do not take into account owner-occupied office space in the Hartford CBD. According to CB Richard Ellis, seven large employers (Fleet Bank, The Hartford, Mass Mutual, Phoenix, the State of Connecticut, Travelers, and Aetna) occupy a total of 7,475,000 square feet in downtown Hartford in properties that they own; these properties are currently 95.2% occupied. Taking into account this additional space and occupancy rate that are not captured in any major market survey, CB Richard Ellis calculates an adjusted Hartford Class "A" vacancy rate of 10%.

PROPERTY MANAGEMENT. The property manager of the State House Square property is Harbor Group Management Company, an entity controlled by HGI. The property manager is affiliated with the borrower.
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE(1)

                NUMBER     SQUARE                              % OF BASE  CUMULATIVE    CUMULATIVE    CUMULATIVE     CUMULATIVE %
              OF LEASES     FEET     % OF GLA    BASE RENT        RENT    SQUARE FEET    % OF GLA      BASE RENT     OF BASE RENT
     YEAR      EXPIRING   EXPIRING   EXPIRING     EXPIRING      EXPIRING   EXPIRING      EXPIRING      EXPIRING        EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------
VACANT            NAP       72,888      8.5%            NAP        NAP       72,888        8.5%              NAP            NAP
2003 & MTM          5        3,350      0.4        $ 76,823       0.5%       76,238        8.9%          $76,823           0.5%
2004                5      153,616     18.0       1,738,461      12.3%      229,854       26.9%       $1,815,284          12.8%
2005                5       52,023      6.1       1,046,274       7.4%      281,877       33.0%       $2,861,557          20.2%
2006                7       44,115      5.2       1,041,672       7.3%      325,992       38.1%       $3,903,230          27.5%
2007               10       38,357      4.5         823,455       5.8%      364,349       42.6%       $4,726,684          33.3%
2008                1       21,407      2.5         394,871       2.8%      385,756       45.1%       $5,121,555          36.1%
2009                4       23,863      2.8         574,764       4.1%      409,619       47.9%       $5,696,319          40.2%
2010               10      120,790     14.1       2,348,618      16.6%      530,409       62.0%       $8,044,937          56.7%
2011                1       20,230      2.4         536,904       3.8%      550,639       64.4%       $8,581,841          60.5%
2012                7      120,274     14.1       2,519,740      17.8%      670,913       78.4%      $11,101,582          78.3%
2013                6      153,243     17.9       2,843,894      20.1%      824,156       96.4%      $13,945,476          98.4%
AFTER               1        8,000      0.9         233,800       1.6%      832,156       97.3%      $14,179,276         100.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL              62      832,156      97.3%   $14,179,276     100.0%
-----------------------------------------------------------------------------------------------------------------------------------

(1)Food Court Common Area space totaling 23,114 square feet was not included as part of the lease rollover schedule.


                                    35 of 67

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DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                               STATE HOUSE SQUARE
--------------------------------------------------------------------------------



                       [MAP OF STATE HOUSE SQUARE OMITTED]



--------------------------------------------------------------------------------

                                    36 of 67

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REPRESENTATIVE.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7



                      [THIS PAGE INTENTIONALLY LEFT BLANK]



                                    37 of 67

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REPRESENTATIVE.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                                   COLONY COVE
--------------------------------------------------------------------------------



                      [FOUR PHOTOS OF COLONY COVE OMITTED]



--------------------------------------------------------------------------------

                                    38 of 67

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7


--------------------------------------------------------------------------------
                                   COLONY COVE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $50,000,000

CUT-OFF PRINCIPAL BALANCE:             $49,882,513

% OF POOL BY IPB:                      3.6%

LOAN SELLER:                           JPMorgan Chase Bank

BORROWER:                              Colony Cove SPE LLC

SPONSOR:                               Hometown America, L.L.C.

ORIGINATION DATE:                      10/16/2003

INTEREST RATE:                         5.3000%

INTEREST ONLY PERIOD:                  NAP

MATURITY DATE:                         11/1/2010

AMORTIZATION TYPE:                     Balloon

ORIGINAL AMORTIZATION:                 240

REMAINING AMORTIZATION:                239

CALL PROTECTION:                       L(24),Def(56),O(3)

CROSS-COLLATERALIZATION:               No

LOCK BOX:                              Soft

ADDITIONAL DEBT:                       NAP

ADDITIONAL DEBT TYPE:                  NAP

LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee/Leasehold

PROPERTY TYPE:                         Manufactured Housing Community

PADS:                                  2,210

LOCATION:                              Ellenton, FL

YEAR BUILT/RENOVATED:                  1957

OCCUPANCY:                             98.7%

OCCUPANCY DATE:                        7/21/2003

AVERAGE MONTHLY PAD RENT:              $378

HISTORICAL NOI:

  2001:                                $5,989,254

  2002:                                $6,285,660

  TTM AS OF 6/30/2003:                 $7,715,126

UW NOI:                                $6,554,897

UW NET CASH FLOW:                      $6,444,397

APPRAISED VALUE:                       $80,700,000

APPRAISAL DATE:                        8/1/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL        MONTHLY
                                    -------------- ---------------
                  Taxes:              $927,222        $71,325

                  CapEx:                    $0         $8,097
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $22,571

CUT-OFF DATE LTV:                    61.8%

MATURITY LTV:                        47.6%

UW DSCR:                             1.59x
--------------------------------------------------------------------------------

                                    39 of 67

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
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REPRESENTATIVE.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                                   COLONY COVE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Colony Cove loan is secured by a fee and leasehold interest in a 2,210 pad manufactured housing community located in Ellenton, Florida. Approximately 202.8 acres of the Colony Cove property are subject to a ground lease and are not part of collateral; however, the 1,153 pads situated on the ground leased portion of the Colony Cove property are part of the collateral. The remaining 1,057 pads owned in fee serve as collateral for the Colony Cove loan.

THE BORROWER. Colony Cove SPE LLC is the borrowing entity. The sponsor of the loan is Hometown America L.L.C. ("Hometown"). On October 16, 2003, Hometown, one of the nation's largest privately-held owners and operators of manufactured home communities acquired Chateau Communities, Inc., the largest owner and operator of manufactured home communities in the U.S, for total consideration of approximately $2.2 Billion in cash and assumed debt. The combined company has a portfolio of 261 communities with over 88,000 sites, located in 34 states. The Colony Cove property was acquired by the borrower as part of the acquisition. Hometown is 99% owned and funded by the Washington State Investment Board ("WSIB"). WSIB manages about $52 billion in assets for 33 separate state retirement and public funds including approximately $3.6 billion in real estate.

THE PROPERTY. The Colony Cove property is a 2,210-pad manufactured housing community located in Ellenton, FL. The site contains approximately 538.3 acres comprised of three leasehold parcels and six fee simple parcels, and was developed in 1957, 1976, 1982 and 1986. The leases covering the three parcels on ground leases, all of which will expire on May 31, 2022. The site offers four unit/pad types with rental rates ranging from $336 to $403 per pad with a weighted average rental rate of $378.

The property amenities include 5 swimming pools, 4 clubhouses with auditorium and billiards, 3 laundry rooms, 2 tennis courts, 72 canopied and lighted shuffleboard courts, woodworking shop, marina, boat ramp, picnic pavilion and fishing pier. The clubhouse facilities include a full-size kitchen and tables and chairs. Utilities are individually metered.

THE MARKET(1). The subject property is located in Ellenton, Florida, Manatee County which is located in the Sarasota MSA. The subject property is located approximately six miles north of the Brandenton Central Business District (CBD). Manatee County is located along the western coast of the state, just south of the Tampa-St. Petersburg metropolitan area. The subject is located along the north side of US Highway 301 and between 72nd Avenue and Erie Road. Access to the subject is provided on US 301, 72nd Avenue and Erie Road.

The Sarasota MSA's population, as of year-end 2002 was 618,608. The MSA has experienced a 2.4% average annual growth since 2000. The area has a current unemployment rate of 3.6%, compared to Florida's unemployment rate of 5.1%. The 2002 average household income within five miles of the subject was $55,319.

Sarasota MSA's dominant employment sectors are Services (45.0%); Retail Trade (21.0%); and Manufacturing (10.0%), and Government. The area's top employers include Sarasota Memorial Hospital, Publix Grocery, Tropicana, Bon Secours Hospital, PGT Industries, Blake Medical Center, Manatee Memorial Hospital, Charter One, Wal-Mart, and Wellcraft Boats.

PROPERTY MANAGEMENT. The property manager of the Colony Cove property is Hometown America Management, L.P. The property manager is affiliated with the borrower
--------------------------------------------------------------------------------

(1) Certain information from the Colony Cove loan appraisal dated August 1, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    40 of 67

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REPRESENTATIVE.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                                   COLONY COVE
--------------------------------------------------------------------------------



                          [MAP OF COLONY COVE OMITTED]



                                    41 of 67

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REPRESENTATIVE.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                                   POTOMAC RUN
--------------------------------------------------------------------------------



                      [THREE PHOTOS OF POTOMAC RUN OMITTED]



--------------------------------------------------------------------------------

                                    42 of 67

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REPRESENTATIVE.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                                   POTOMAC RUN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $47,000,000
CUT-OFF PRINCIPAL BALANCE:             $46,914,387
% OF POOL BY IPB:                      3.4%
LOAN SELLER:                           JPMorgan Chase Bank
BORROWER:                              Potomac Run, LLC
SPONSOR:                               A joint venture between GE Capital
                                       Real Estate and Kimco Realty Corporation
ORIGINATION DATE:                      9/25/2003
INTEREST RATE:                         6.0170%
INTEREST ONLY PERIOD:                  NAP
MATURITY DATE:                         10/1/2013
AMORTIZATION TYPE:                     Balloon
ORIGINAL AMORTIZATION:                 360
REMAINING AMORTIZATION:                358
CALL PROTECTION:                       L(24),Def(90),O(4)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              NAP
ADDITIONAL DEBT:                       NAP
ADDITIONAL DEBT TYPE:                  NAP
LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset

TITLE:                                 Fee

PROPERTY TYPE:                         Retail - Anchored

SQUARE FOOTAGE:                        361,375

LOCATION:                              Sterling, VA

YEAR BUILT/RENOVATED:                  1996

OCCUPANCY:                             98.9%

OCCUPANCY DATE:                        9/16/2003

NUMBER OF TENANTS:                     27

HISTORICAL NOI:

  2001:                                $4,573,213

  2002:                                $4,608,357

UW NOI:                                $4,626,462

UW NET CASH FLOW:                      $4,481,916

APPRAISED VALUE:                       $59,000,000

APPRAISAL DATE:                        9/3/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
     Escrows/Reserves:                      Initial        Monthly
                                         -------------- ---------------
                       Taxes:              $300,130        $50,022

                       CapEx:                    $0         $1,250
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                 $130


CUT-OFF DATE LTV:                     79.5%

MATURITY LTV:                         67.6%

UW DSCR:                              1.32x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                            MAJOR TENANTS

                                                              MOODY'S/      SQUARE   % OF      SALES   BASE RENT       LEASE
   TENANT NAME                  PARENT COMPANY                 S&P(1)        FEET     GLA      PSF(2)    PSF     EXPIRATION YEAR
-----------------------------------------------------------------------------------------------------------------------------------
TOYS R US              Toys "R" Us, Inc. (NYSE: TOY)          Baa3/BBB-     45,210   12.5%      NAV      $5.11           2012
MICHAELS               Michaels Store, Inc. (NYSE: MIK)        Ba1/BB+      35,333    9.8%     $132     $11.00           2011
CIRCUIT CITY STORES    Circuit City Stores, Inc. (NYSE: CC)    NAP/NAP      33,000    9.1%      NAV     $14.17           2017
OFFICE DEPOT           Office Depot, Inc. (NYSE: ODP)         Baa3/BBB-     27,400    7.6%      NAV     $11.00           2011
PETSSMART              PetsMART, Inc. (NSDQ: PETM)             Ba3/B+       26,040    7.2%      NAV     $11.50           2011
KITCHEN & ETC          Kitchen & ETC                           NAP/NAP      25,654    7.1%     $176     $14.03           2009
ROSS DRESS FOR LESS    Ross Stores Inc (NSDQ: ROST)            NAP/BBB      24,255    6.7%      NAV     $12.50           2007
KIDS R US              Toys "R" Us, Inc. (NYSE: TOY)          Baa3/BBB-     16,500    4.6%      NAV     $11.00           2012
-----------------------------------------------------------------------------------------------------------------------------------

(1) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease

(2) Sales per square foot for the 12 month period ending August 31, 2003.


                                    43 of 67

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--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                                   POTOMAC RUN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Potomac Run loan is secured by a first mortgage interest in a 361,365 square foot anchored retail center.

THE BORROWER. The borrower is Potomac Run, LLC. The sponsor of the borrower is a joint venture between GE Capital Real Estate and Kimco Realty Corporation known as the Kimco Retail Opportunity Portfolio. GE Capital Real Estate, headquartered in Stamford, CT, is one of the industry's leading global resources for commercial real estate capital, with a portfolio of over $21 billion, through its structured finance, equity and capital markets products. Kimco Realty Corporation, a publicly-traded real estate investment trust (REIT), is the nation's largest owner and operator of neighborhood and community shopping centers. Kimco has interests in over 510 properties in 41 states, with approximately 68 million square feet of leasable space.

THE PROPERTY. Potomac Run is a 361,365 square foot anchored retail center located in Sterling, VA. The center was built in 1996. The center is situated on
38.1 acres and contains 15 single story buildings with 27 tenants. The property is 98.9% leased to over 20 tenants including Michael's (approximately 35,000 square feet), Circuit City (approximately 33,000 square feet), Office Depot (approximately 27,000 square feet) and PetSmart (approximately 26,000 square feet). Additionally, the center has a variety of in-line tenants and pad site tenants, as well as a 125,204 square foot Target that owns its own store and does not serve as collateral for the Potomac Run loan. The site is located at the southeast corner of Cascades Parkway and Route 7 (Harry Byrd Highway) and is approximately three miles north of Dulles International Airport (IAD) and fifteen miles west of Washington D.C.

THE MARKET(1). The Potomac Run property is located in Sterling, Virginia, Loudon County in the Washington, D.C. MSA. The subject property is at the southeastern corner of Cascades Parkway and Harry F. Byrd Highway (Route 7). Route 7 one of the primary transportation arteries for this area. The property can be accessed on Bartholomew Fair Drive, which connects with both Route 7 and Cascades Parkway. Average household income within a 1-, 3- and 5-mile radius is $100,191, $101,013 and $113,943 respectively.

REIS divides the Northern Virginia retail market into five submarkets. The subject property is located in the Loudon County submarket. Overall neighborhood and community center retail vacancy in Northern Virginia market is currently 3.4% while Loudon County stands at 2.5%, both of which are below national levels. Loudon County's effective rental rate is $18.79 per square foot, which is below regional averages but above national levels.

PROPERTY MANAGEMENT. The property manager of the Potomac Run property is KRC Property Management I, Inc. The property manager is affiliated with the borrower.
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

               NUMBER OF   SQUARE                             % OF BASE  CUMULATIVE     CUMULATIVE    CUMULATIVE     CUMULATIVE %
                LEASES      FEET     % OF GLA    BASE RENT      RENT     SQUARE FEET     % OF GLA      BASE RENT     OF BASE RENT
     YEAR      EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING    EXPIRING       EXPIRING      EXPIRING        EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------
VACANT            NAP        4,100      1.1%           NAP        NAP        4,100          1.1%              NAP           NAP
2003 & MTM          0            0      0.0             $0       0.0%        4,100          1.1%               $0          0.0%
2004                0            0      0.0              0       0.0%        4,100          1.1%               $0          0.0%
2005                0            0      0.0              0       0.0%        4,100          1.1%               $0          0.0%
2006                6       60,176     16.7        771,377      16.5%       64,276         17.8%         $771,377         16.5%
2007                3       32,903      9.1        484,285      10.3%       97,179         26.9%       $1,255,662         26.8%
2008                3       11,769      3.3        274,207       5.9%      108,948         30.1%       $1,529,869         32.7%
2009                2       26,479      7.3        385,179       8.2%      135,427         37.5%       $1,915,048         40.9%
2010                0            0      0.0              0       0.0%      135,427         37.5%       $1,915,048         40.9%
2011                3       88,773     24.6        989,523      21.1%      224,200         62.0%       $2,904,571         62.0%
2012                3       71,710     19.8        648,500      13.8%      295,910         81.9%       $3,553,071         75.9%
2013                0            0      0.0              0       0.0%      295,910         81.9%       $3,553,071         75.9%
AFTER               7       65,465     18.1      1,130,920      24.1%      361,375        100.0%       $4,683,991        100.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL              27      361,375    100.0%    $4,683,991     100.0%
-----------------------------------------------------------------------------------------------------------------------------------

(1) Certain information from the Potomac Run appraisal dated September 3, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    44 of 67

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REPRESENTATIVE.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                                   POTOMAC RUN
--------------------------------------------------------------------------------

             NOTE: THIS EXHIBIT IS FOR ILLUSTRATIVE PURPOSES ONLY. THE ACTUAL BUILDING AREA IS NOT NECESSARILY DRAWN TO SCALE.



                       [SITE PLAN OF POTOMAC RUN OMITTED]



--------------------------------------------------------------------------------

                                    45 of 67

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REPRESENTATIVE.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                                   POTOMAC RUN
--------------------------------------------------------------------------------



                         [PHOTO OF POTOMAC RUN OMITTED]



--------------------------------------------------------------------------------

                                    46 of 67

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REPRESENTATIVE.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                                   POTOMAC RUN
--------------------------------------------------------------------------------



                          [MAP OF POTOMAC RUN OMITTED]



--------------------------------------------------------------------------------

                                    47 of 67

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REPRESENTATIVE.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                      BROWN NOLTEMEYER APARTMENT PORTFOLIO
--------------------------------------------------------------------------------




         [THREE PHOTOS OF BROWN NOLTEMEYER APARTMENT PORTFOLIO OMITTED]




--------------------------------------------------------------------------------

                                    48 of 67

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REPRESENTATIVE.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                      BROWN NOLTEMEYER APARTMENT PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $41,600,000

CUT-OFF PRINCIPAL BALANCE:             $41,472,319

% OF POOL BY IPB:                      3.0%

SHADOW RATING (M/S):                   Aa2/AAA

LOAN SELLER:                           JPMorgan Chase Bank

BORROWER:                              Brown Noltemeyer Co.

SPONSOR:                               Brown Noltemeyer Company; Norman
                                       Noltemeyer and Charles A Brown, Jr.

ORIGINATION DATE:                      10/31/2003

INTEREST RATE:                         5.1700%

INTEREST ONLY PERIOD:                  NAP

MATURITY DATE:                         11/1/2020

AMORTIZATION TYPE:                     Fully Amortizing

ORIGINAL AMORTIZATION:                 204

REMAINING AMORTIZATION:                203

CALL PROTECTION:                       L(24),Def(166),O(13)

CROSS-COLLATERALIZATION:               Yes

LOCK BOX:                              NAP

ADDITIONAL DEBT:                       NAP

ADDITIONAL DEBT TYPE:                  NAP

LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Portfolio

TITLE:                                 Fee/Leasehold

PROPERTY TYPE:                         Multifamily - Garden

UNITS:                                 2,087

LOCATION:                              Louisville, KY

YEAR BUILT/RENOVATED:                  Various (see chart titled "Portfolio
                                       Properties")

OCCUPANCY:                             95.9%

OCCUPANCY DATE:                        Various (see chart titled "Portfolio
                                       Properties")

HISTORICAL NOI:

  2001:                                $7,371,737

  2002:                                $7,133,919

  TTM AS OF 8/31/2003:                 $ 7,387,779

UW NOI:                                $7,008,926

UW NET CASH FLOW:                      $ 6,315,689

APPRAISED VALUE:                       $78,125,000

APPRAISAL DATE:                        9/4/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL        MONTHLY
                                    -------------- ---------------
                     Taxes:           $445,585        $37,797
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $19,872

CUT-OFF DATE LTV:                    53.1%

MATURITY DATE LTV:                   0.7%

UW DSCR:                             1.71x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                       PORTFOLIO PROPERTIES

                                                       # OF
          PROPERTY NAME             CITY       STATE    UNITS    YEAR BUILT    OCCUPANCY    OCCUPANCY DATE    APPRAISED VALUE
---------------------------------------------------------------------------------------------------------------------------------
PARTRIDGE MEADOWS APARTMENTS     Louisville     KY       502      1981            89.8%        8/1/2003         $20,725,000

BOULDER CREEK APARTMENTS         Louisville     KY       402      1987            97.0%       8/22/2003         $16,650,000

DEVONSHIRE APARTMENTS            Louisville     KY       416      1980            96.6%       8/31/2003         $13,900,000

UNIVERSITY PARK APARTMENTS       Louisville     KY       224      1986            99.1%       8/28/2003          $9,050,000

CEDAR SPRING APARTMENTS          Louisville     KY       150      1990            97.3%       8/29/2003          $6,025,000

TYMBERWOOD TRACE APARTMENTS      Louisville     KY       160      1987           100.0%       8/29/2003          $4,825,000

CHATSWORTH PARK APARTMENTS       Louisville     KY       153      1966           100.0%       8/20/2003          $3,850,000

EAGLES EYRIE APARTMENTS          Louisville     KY        80      1973            96.3%       8/20/2003          $3,100,000
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                 2,087                      95.9%                         $78,125,000
---------------------------------------------------------------------------------------------------------------------------------

(1)Based on information from the Brown Noltemeyer Apartments Portfolio loan appraisals dated September 4, 2003. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.


                                    49 of 67

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REPRESENTATIVE.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                      BROWN NOLTEMEYER APARTMENT PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Brown Noltemeyer Apartment Portfolio loan is secured by a first mortgage interest in eight garden-style apartment complexes that have a combined 2,087 units.

THE BORROWER. The Borrowing Entity is Brown Noltemeyer Co., which consists of Charles A. Brown and Norman V. Noltemeyer as equal owners. The Company was formed in 1963 and currently owns 4,000 multifamily units, warehouse complexes, office buildings, shopping centers and five restaurants. All of the properties are located within the Louisville metropolitan statistical area. Brown, Noltemeyer Company manages all of their properties and currently has over 200 employees.

THE PROPERTIES. The Brown Noltemeyer Apartment Portfolio ("Brown Noltemeyer Portfolio") is comprised of eight class B multi-family garden style apartment complexes located in Louisville, KY. The Brown Noltemeyer Portfolio has a total of 2,087 apartment units with a weighted average occupancy of 95.9%. Apartment unit amenities include dishwashers, washer/dryer connections, and private balconies. Property amenities include swimming pools, tennis courts and clubhouses. See the chart labeled "Portfolio Properties" for additional information.

THE MARKET(1). All of the Brown Noltemeyer Portfolio is located in Louisville, Kentucky. According to REIS, the Louisville, Kentucky MSA has recently seen slight improvements in vacancy rates, which is in tandem with the region and the country. Since 1999, current vacancy rates in Louisville have increased 2.7% to 8.1%. The 8.1% vacancy rate is an improvement over the 9.6% vacancy reported as of first quarter 2003.

PROPERTY MANAGEMENT. The property manager of the The Brown Noltemeyer Apartment Portfolio is Brown Noltemeyer Company.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                     MULTIFAMILY INFORMATION

                                                            APPROXIMATE
                                            AVERAGE UNIT    NET RENTABLE   % OF TOTAL     AVERAGE MONTHLY     AVERAGE MONTHLY
    UNIT MIX                NO. OF UNITS    SQUARE FEET          SF           UNITS         ASKING RENT        MARKET RENT(1)
--------------------------------------------------------------------------------------------------------------------------------
STUDIO                            176             625         110,000           8.4%            $404                 $404
1 BEDROOM                         947             754         714,038          45.4%            $452                 $463
2 BEDROOM                         822           1,034         849,948          39.4%            $564                 $579
3 BEDROOM                         142           1,376         195,392           6.8%            $688                 $692
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                           2,087             896       1,869,378         100.0%            $508                 $519
--------------------------------------------------------------------------------------------------------------------------------

(1)Based on information from the Brown Noltemeyer Apartments Portfolio appraisals dated September 4, 2003. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                    50 of 67

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REPRESENTATIVE.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                      BROWN NOLTEMEYER APARTMENT PORTFOLIO
--------------------------------------------------------------------------------



              [MAP OF BROWN NOLTEMEYER APARTMENT PORTFOLIO OMITTED]



--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                 VERSAILLES AND DANA POINT APARTMENTS PORTFOLIO
--------------------------------------------------------------------------------




    [THREE PHOTOS OF VERSAILLES AND DANA POINT APARTMENTS PORTFOLIO OMITTED]




--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                 VERSAILLES AND DANA POINT APARTMENTS PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $25,550,000

CUT-OFF PRINCIPAL BALANCE:             $25,385,217

% OF POOL BY IPB:                      1.8%

LOAN SELLER:                           CIBC Inc.

BORROWER:                              Adodhya Limited Partnership and Kolatam
                                       Limited Partnership

SPONSOR:                               Chowdary Yalamanchili

ORIGINATION DATE:                      6/10/2003

INTEREST RATE:                         4.3500%

INTEREST ONLY PERIOD:                  NAP

ANTICIPATED REPAYMENT DATE:            7/1/2008

AMORTIZATION TYPE:                     ARD

ORIGINAL AMORTIZATION:                 360

REMAINING AMORTIZATION:                355

CALL PROTECTION:                       L(24),Def(27),O(4)

CROSS-COLLATERALIZATION:               No

LOCK BOX:                              Springing

ADDITIONAL DEBT:                       NAP

ADDITIONAL DEBT TYPE:                  NAP

LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Portfolio

TITLE:                                 Fee

PROPERTY TYPE:                         Multifamily - Garden

UNITS:                                 652

LOCATION:                              Dallas, TX

YEAR BUILT/RENOVATED:                  1986

OCCUPANCY:                             90.0%

OCCUPANCY DATE:                        Various (see chart titled "Portfolio
                                       Properties")

HISTORICAL NOI:

  2001:                                $2,587,597

  2002:                                $2,423,683

  TTM AS OF 4/30/2003:                 $2,303,701

UW NOI:                                $2,462,388

UW NET CASH FLOW:                      $2,299,388

APPRAISED VALUE:                       $32,900,000

APPRAISAL DATE:                        4/14/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL        MONTHLY
                                    -------------- ---------------
                    Taxes:            $509,864        $63,733

                    Insurance:         $51,914        $14,255

                    CapEx:             $14,155        $14,155
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                $38,934

CUT-OFF DATE LTV:                    77.2%

MATURITY DATE LTV:                   70.9%
UW DSCR:                             1.51x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                       PORTFOLIO PROPERTIES

                                                   # OF
         PROPERTY NAME          CITY     STATE     UNITS       YEAR BUILT      OCCUPANCY   OCCUPANCY DATE      APPRAISED VALUE
----------------------------------------------------------------------------------------------------------------------------------
VERSAILLES APARTMENTS         Dallas       TX       388           1986           89.7%       5/15/2003            $20,400,000
DANA POINT APARTMENTS         Dallas       TX       264           1986           90.5%       5/14/2003            $12,500,000
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                              652                          90.0%                            $32,900,000
----------------------------------------------------------------------------------------------------------------------------------


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--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                 VERSAILLES AND DANA POINT APARTMENTS PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. Versailles and Dana Point Apartments loan is secured by a fee interest in two garden style multifamily properties with a combined 652 units.

THE BORROWER. The borrower, who acquired the subject properties and maintains approximately 25% cash equity in the transaction is comprised of two bankruptcy remote special purpose entities, Adodhya Limited Partnership and Kolatam Limited Partnership, both of which are controlled by Chowdary Yalamanchili, the founder and President of CNC Investments, which is now associated with the acquisition and property management of as many as 93 apartment communities, representing more than 22,000 units. The majority of properties managed are located in Houston (43%), with another 32% of the portfolio located in various other cities in Texas. The Houston Business Journal has ranked CNC Investments as the 7th largest residential property manager in Houston for 2002.

THE PROPERTIES. Versailles Apartments is a 388-unit garden apartment complex located in the North Dallas section of Dallas, Texas. The property was built in 1986 with improvements positioned on a 15.4-acre tract of land. Amenities at Versailles Apartments include a swimming pool/spa, a fitness center, a clubhouse/community room, and one carport for every unit. Unit amenities include full size washers/dryers in every unit, patios/balconies, and walk-in closets. Select units offer fireplaces, dry bars, and sunrooms. The property offers ten floorplans with a combination of one bedroom/one bath units and two bedroom/two bath units. The floorplans range in size from 575 square feet to 1,050 square feet, with an average unit size of 776 square feet. These unit sizes are among the largest in the market. Asking rents vary according to floor plan and whether a fireplace is present, with the average contract rent $761/unit.

Dana Point Apartments is a 264-unit garden apartment complex located in the North Dallas section of Dallas, Texas. The property was built in 1986 with improvements positioned on a 9.4-acre tract of land. Amenities at Dana Point Apartments include a swimming pool/spa, a fitness center, a clubhouse/community room, and one carport for every unit. Unit amenities include washers/dryers in every unit, patios/balconies, and walk-in closets. Select units offer fireplaces, dry bars, and sunrooms. The property offers nine floorplans with a combination of one bedroom/one bath units, two bedroom/one bath units, and two bedroom/two bath units. The floorplans range in size from 575 square feet to 1,050 square feet, with an average unit size of 779 square feet. These unit sizes are among the largest in the market. Asking rents vary according to floor plan and whether a fireplace is present, with the average contract rent $746/unit.

The principal of the borrower has a recourse obligation to perform $1.2 million in capital improvements to the subject properties.

THE MARKET(1). The subject properties are located in the Dallas PMSA, which is home to approximately 3.8 million residents and makes up the majority of the larger Dallas/Fort Worth CMSA, the 9th largest metropolitan area in the United States. From 1997 to 2002, the population of the PMSA increased at a compounded annual rate of 2.71% compared to the Texas growth rate of 1.83% and the national growth rate of 1.20%. Over the next five years, the Dallas PMSA population is projected to increase at a compounded annual rate of 1.93%, while the State of the Texas is projected to grow at a rate of 1.65% and the nation is projected to grow at a rate of 1.02%.

The subject properties are in an area of suburban north Dallas that is experiencing significant population growth. From 2000 to 2003, the population within a one, three, and five-mile radius of the subject has grown at an average annual rate of 5.35%, 4.80% and 3.61%, respectively, to 21,542, 132,675, and
323,209, respectively. In the next five years the populations in these zones are expected to grow at an average annual rate of 4.46%, 4.07% and 3.19%, respectively.

The estimated 2003 median household income in the Dallas MSA is $55,076. The subject's immediate area is more affluent, exhibiting a median household income of $60,528, $66,574, and $69,346 within a one, three, and five-mile radius of the property, respectively.

The subjects' neighborhoods are influenced by their proximity to the large amount of employment located within the numerous office buildings along the Dallas North Tollway between the subject's neighborhood and I-635. There has been significant recent retail development in the area including the Legacy Business Park and the Shops at Willow Bend regional mall. The Shops at Willow Bend, opened in August of 2001, contains over 1.3 million square feet of retail space and is anchored by Neiman Marcus, Lord & Taylor, Foley's and Dillard's.
--------------------------------------------------------------------------------

(1) Certain information from the Versailles and Dana Point Apartments Portfolio appraisals dated April 14, 2003. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                    54 of 67

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REPRESENTATIVE.
--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                 VERSAILLES AND DANA POINT APARTMENTS PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Land uses in the both subjects' neighborhoods include a mix of residential (single- and multi- family), commercial, and retail developments, although residential land uses dominate the area. To the immediate north, south, and west of the subject are Class A and B apartment complexes.

According to REIS, Inc., the Dallas apartment market encompasses 1,734 apartment complexes and 362,853 units. As of March 2003, the overall vacancy was 9.4%. The market appears to be stabilizing, however, as the number of units given back is on the decline and is approximating the number of completions entering the market. Completions of new units declined to 1.0% of inventory in 2002, well below historical levels. Average rents in the market declined 1.5% to $677 per unit through March 2003 compared to a 2.7% decline to $687 per unit in 2002.

Versailles Apartments is located in the Far North Dallas sub market, according to REIS, Inc. The Far North sub market has 35,281 units within 141 properties and exhibited a March 2003 vacancy rate of 8.5%. There has been no new construction in the sub market since 1999 and net absorption in 2003 has been zero units. Effective rents (including concessions) were approximately $714 per unit through March 2003.

Dana Point is located in the Carrollton/Addison/Coppell sub market, according to REIS, Inc. The sub market has 30,933 units within 124 properties and exhibited a March 2003 vacancy rate of 8.8%. There have been 240 units added to the market since 2000. Effective rents (including concessions) were approximately $699 per unit through March 2003.

PROPERTY MANAGEMENT. The property manager of the Versailles and Dana Point Apartments Portfolio properties is CNC Investments, a management company that is 100% controlled by Chowdary Yalamanchili. The property manager is affiliated with the borrower.
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                          MULTIFAMILY INFORMATION (VERSAILLES APARTMENTS)

                                                              APPROXIMATE
                                              AVERAGE UNIT    NET RENTABLE   % OF TOTAL     AVERAGE MONTHLY     AVERAGE MONTHLY
            UNIT MIX          NO. OF UNITS    SQUARE FEET          SF           UNITS         ASKING RENT        MARKET RENT(1)
----------------------------------------------------------------------------------------------------------------------------------
1 BEDROOM/1 BATH                   72             575            41,400            18.6%             $640             $640
1 BEDROOM/1 BATH                   48             640            30,720            12.4%             $680             $680
1 BEDROOM/1 BATH                   48             733            35,184            12.4%             $715             $715
1 BEDROOM/1 BATH                   48             735            35,280            12.4%             $725             $725
1 BEDROOM/1 BATH                   48             813            39,024            12.4%             $770             $770
1 BEDROOM/1 BATH                   24             850            20,400             6.2%             $825             $825
1 BEDROOM/1 BATH                   24             965            23,160             6.2%             $895             $895
1 BEDROOM/1 BATH                   4              800            3,200              1.0%             $825             $825
2 BEDROOM/2 BATH                   36             965            34,740             9.3%             $895             $895
2 BEDROOM/2 BATH                   36            1,050           37,800             9.3%             $930             $930
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE            388             776           300,908           100.0%             $761             $761
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                          MULTIFAMILY INFORMATION (DANA POINT APARTMENTS)

                                                              APPROXIMATE
                                              AVERAGE UNIT    NET RENTABLE   % OF TOTAL     AVERAGE MONTHLY     AVERAGE MONTHLY
            UNIT MIX          NO. OF UNITS    SQUARE FEET          SF           UNITS         ASKING RENT        MARKET RENT(1)
----------------------------------------------------------------------------------------------------------------------------------
1 BEDROOM/1 BATH                   48             575            27,600            18.2%             $635             $635
1 BEDROOM/1 BATH                   32             640            20,480            12.1%             $665             $660
1 BEDROOM/1 BATH                   32             733            23,456            12.1%             $695             $695
1 BEDROOM/1 BATH                   32             735            23,520            12.1%             $725             $720
1 BEDROOM/1 BATH                   32             813            26,016            12.1%             $760             $760
1 BEDROOM/1 BATH/DEN               20             850            17,000             7.6%             $805             $805
1 BEDROOM/1 BATH/DEN               20             965            19,300             7.6%             $855             $855
2 BEDROOM/2 BATH                   24             965            23,160             9.1%             $865             $875
2 BEDROOM/2 BATH                   24            1,050           25,200             9.1%             $895             $920
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/ WEIGHTED AVERAGE           264             779           205,732           100.0%             $746             $748
----------------------------------------------------------------------------------------------------------------------------------

(1) Certain information from the Versailles and Dana Point Apartments Portfolio Loan appraisal dated April 14, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                    55 of 67

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--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                 VERSAILLES AND DANA POINT APARTMENTS PORTFOLIO
--------------------------------------------------------------------------------



        [MAP OF VERSAILLES AND DANA POINT APARTMENTS PORTFOLIO OMITTED]



--------------------------------------------------------------------------------

                                    56 of 67

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--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7



                      [THIS PAGE INTENTIONALLY LEFT BLANK]



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
STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                     THE VILLAGIO AND PALM COURT APARTMENTS
--------------------------------------------------------------------------------





        [THREE PHOTOS OF THE VILLAGIO AND PALM COURT APARTMENTS OMITTED]




--------------------------------------------------------------------------------

                                     58 of 67

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
STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                     THE VILLAGIO AND PALM COURT APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $24,700,000

CUT-OFF PRINCIPAL BALANCE:             $24,700,000

% OF POOL BY IPB:                      1.8%

LOAN SELLER:                           JP Morgan Chase Bank

BORROWER:                              IMT PCV Portfolio, LP

SPONSOR:                               Investors Management Trust Real
                                       Estate Group, Inc.

ORIGINATION DATE:                      9/30/2003

INTEREST RATE:                         5.8800%

INTEREST ONLY PERIOD:                  24 Months

MATURITY DATE:                         10/1/2013

AMORTIZATION TYPE:                     Balloon

ORIGINAL AMORTIZATION:                 360

REMAINING AMORTIZATION:                360

CALL PROTECTION:                       L(24),Def(90),O(4)

CROSS-COLLATERALIZATION:               No

LOCK BOX:                              NAP

ADDITIONAL DEBT:                       NAP

ADDITIONAL DEBT TYPE:                  NAP

LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Portfolio

TITLE:                                 Fee

PROPERTY TYPE:                         Multifamily - Garden

UNITS:                                 626

LOCATION:                              Houston, TX

YEAR BUILT/RENOVATED:                  Various (see chart titled "Portfolio
                                       Properties")

OCCUPANCY:                             95.2%

OCCUPANCY DATE:                        7/31/2003

HISTORICAL NOI:

  2001:                                NAV

  2002:                                $2,156,759

  TTM AS OF 6/30/2003:                 $2,278,509

UW NOI:                                $2,382,817

UW NET CASH FLOW:                      $2,257,617

APPRAISED VALUE:                       $30,900,000

APPRAISAL DATE:                        Various (see chart titled "Portfolio
                                       Properties)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL        MONTHLY
                                    -------------- ---------------
                    Taxes:            $464,857        $46,486

                    CapEx:                  $0         10,433

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:               $39,457

CUT-OFF DATE LTV:                   79.9%

MATURITY DATE LTV:                  70.6%

UW DSCR:                            1.29x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                      PORTFOLIO PROPERTIES

                                                 # OF     YEAR BUILT/                                               APPRAISAL
         PROPERTY NAME         CITY     STATE    UNITS   YEAR RENOVATED      OCC.    OCC. DATE   APPRAISED VALUE       DATE
-------------------------------------------------------------------------------------------------------------------------------
VILLAGIO APARTMENTS          Houston     TX       330      1964/2001        97.6%    7/31/2003     $16,600,000      7/23/2003
PALM COURT APARTMENTS        Houston     TX       296      1973/2001        92.6%    7/31/2003     $14,300,000      7/25/2003
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            626                       95.2%                  $30,900,000
-------------------------------------------------------------------------------------------------------------------------------


                                     59 of 67

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
STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                     THE VILLAGIO AND PALM COURT APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Villagio and Palm Court Apartments are secured by a first mortgage interest in two garden-style apartment complexes that have a combined 626 units.

THE BORROWER. The Borrowing entity is IMT PCV Portfolio, LP. The borrower sponsor is Investors Management Trust Real Estate Group, Inc. ("IMT"). IMT is a privately held company originally established in 1992 to focus on multifamily property management. In 1996, IMT began acquiring multifamily properties in major metropolitan markets while establishing a regional presence. Currently, the company owns and manages over 13,778 units in Texas California, Arizona, and Florida.

THE PROPERTIES. The Villagio and Palm Court Apartments are comprised of two multi-family properties located in Houston, TX. The Villagio and Palm Court Apartments have a total of 626 apartment units with a weighted average occupancy of 95.2%. Apartment unit amenities include private balconies, ceiling fans, extra storage space, walk-in closets and washer/dryer connections. Property amenities include swimming pools, tennis courts and clubhouses. See the chart labeled "Portfolio Properties" for additional information.

THE MARKET(1). The Villagio and Palm Court Apartments are located in Houston, Texas, Harris County, which is in the Houston MSA.

The Villagio Apartments are located on the south corner of Westheimer and Locke Lee Lane, Houston, Harris County, Texas. The neighborhood is situated approximately eight miles west of the Houston Central Business District (CBD) and approximately three miles west of the Galleria area. The neighborhood boundaries are IH-10 Katy Freeway to the north, Richmond Avenue to the south, Loop 610 to the east and the Sam Houston Tollway to the west. The Villlagio Apartments are a 20-minute drive from the Houston CBD, 35-minutes from George Bush Intercontinental Airport and 30-minutes from Hobby Airport.

The Villagio Apartments are located in the Woodlake/Westheimer submarket as defined by Apartment Data Services. The submarket contains 11,055 total units and exhibits a vacancy rate of 10.4%. Information provided by REIS as of the end of the second quarter of 2003, identifies the subject property as part of the Briar Grove/Westchase submarket containing a total of 30,146 units. The units are divided into Class A (8,377 units) and Class B and C (21,769 units) properties. The overall submarket vacancy rate is 8.3% with Class B and C properties reporting a vacancy rate of 8.5%. Vacancy rate at competitive properties reflect a 8.7% rate vs. 2.7% at the subject as of 7/31/03.

The Palm Court Apartments are located on the corner of Country Place Drive and Fern Road. The neighborhood is situated approximately 18 miles west of the Houston CBD and approximately 12 miles west of the Galleria area. The neighborhood boundaries are IH 10 Katy Freeway to the north, Westheimer Boulevard to the south, Kirkwood Boulevard to the east and Eldridge Road to the west. The Sam Houston Parkway, as well as I-10, provide freeway access through the area. The Southwest Freeway traverses the area in a northeast-southwest direction, connecting the area with Sugar Land and Victoria to the southwest and the Houston CBD to the northeast. The drive to the Houston CBD is 30 minutes, 35-minutes to George Bush Intercontinental Airport, and 30-minutes to Hobby Airport.

The Palm Court Apartments are located in the West Memorial/Briar Forest submarket as defined by Apartment Data Services. The submarket contains 20,936 total units and has a vacancy rate of 9.8% as of the end of the second quarter of 2003. Information provided by REIS as of the end of second quarter 2003, identifies the Palm Court Apartments as part of the Briar Forest/Ashford submarket, which contains a total of 39,197 units. The units are divided into Class A (19,560 units) and Class B and C (19,637 units) properties. The overall submarket vacancy rate is 8.3% with Class B and C properties reporting vacancy rates of 7.5%.

PROPERTY MANAGEMENT. The property manager of the The Villagio and Palm Court Apartments is Investors Management Trust Real Estate Group, Inc. The property manager is affiliated with the borrower.
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                   MULTIFAMILY INFORMATION

                                                        APPROXIMATE
                                        AVERAGE UNIT    NET RENTABLE   % OF TOTAL     AVERAGE MONTHLY     AVERAGE MONTHLY
    UNIT MIX             NO. OF UNITS    SQUARE FEET          SF           UNITS         ASKING RENT       MARKET RENT(1)
----------------------------------------------------------------------------------------------------------------------------
1 BEDROOM                     222           728           161,596          35.5%            $606                 $607
2 BEDROOM                     293         1,081           316,679          46.8%            $781                 $804
3 BEDROOM                     111         1,199           133,120          17.7%            $868                 $899
----------------------------------------------------------------------------------------------------------------------------
TOTAL                         626                         611,395         100.0%            $734
----------------------------------------------------------------------------------------------------------------------------

(1)Certain information from The Villagio and Palm Court Apartments Loan appraisals dated July 23, 2003 and July 25, 2003. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.


                                     60 of 67

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
STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                     THE VILLAGIO AND PALM COURT APARTMENTS
--------------------------------------------------------------------------------



             [MAP OF THE VILLAGIO AND PALM COURT APARTMENTS OMITTED]



--------------------------------------------------------------------------------

                                     61 of 67

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
STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                            RAINIER OFFICE PORTFOLIO
--------------------------------------------------------------------------------




                [TWO PHOTOS OF RAINIER OFFICE PORTFOLIO OMITTED]




--------------------------------------------------------------------------------

                                     62 of 67

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
STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                            RAINIER OFFICE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $23,350,000

CUT-OFF PRINCIPAL BALANCE:             $23,350,000

% OF POOL BY IPB:                      1.7%

LOAN SELLER:                           CIBC Inc.

BORROWER:                              Rainier Metroplex Partners, LP

SPONSOR:                               R. Maurice Crowe, Jr.

ORIGINATION DATE:                      7/23/2003

INTEREST RATE:                         5.3000%

INTEREST ONLY PERIOD:                  12 Months

MATURITY DATE:                         8/1/2010

AMORTIZATION TYPE:                     Balloon

ORIGINAL AMORTIZATION:                 300

REMAINING AMORTIZATION:                300

CALL PROTECTION:                       L(24),Def(52),O(4)

CROSS-COLLATERALIZATION:               No

LOCK BOX:                              NAP

ADDITIONAL DEBT:                       Yes

ADDITIONAL DEBT TYPE:                  B Note Secured by Mortgage;
                                       Intercreditor Agreement in Place
                                       between A Note Holder and B Note
                                       Holder

LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Portfolio

TITLE:                                 Fee

PROPERTY TYPE:                         Office

SQUARE FOOTAGE:                        479,917

LOCATION:                              Various, TX

YEAR BUILT/RENOVATED:                  Various

OCCUPANCY:                             88.7%

OCCUPANCY DATE:                        Various

NUMBER OF TENANTS:                     140

HISTORICAL NOI:

  2001:                                $2,642,491

  2002:                                $2,807,184

  TTM AS OF 2/28/2003:                 $2,696,369

UW NOI:                                $2,912,349

UW NET CASH FLOW:                      $2,410,961

APPRAISED VALUE:                       $35,800,000

APPRAISAL DATE:                        4/1/2003, 4/3/2003 & 5/1/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL        MONTHLY
                                    -------------- ---------------
                    Taxes:           $582,750         $64,750

                    Insurance:        $40,748          $8,150

                    CapEx:             $9,965          $9,965

                    TI/LC:           $535,872         $35,872

                    Other(1):        $925,748             $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                 $49

CUT-OFF DATE LTV:                     65.2%
MATURITY DATE LTV:                    56.7%
UW DSCR:                              1.43x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                         SIGNIFICANT TENANTS

                                                                                                                            LEASE
                                                                               MOODY'S/    SQUARE    % OF      BASE RENT  EXPIRATION
               TENANT NAME                          PARENT COMPANY              S&P(2)       FEET    GLA(3)       PSF        YEAR
-----------------------------------------------------------------------------------------------------------------------------------
JPMORGAN CHASE BANK                      JPMorgan Chase & Co. (NYSE: JPM)        A1/A+      25,883     5.4%    $13.87(4)   2009(5)
STATE OF TEXAS DEPT OF HUMAN RESOURCES   State of Texas Dept of Human Resources NAP/NAP     23,560     4.9%     $7.48     2004
ENDOCRINE ASSOCIATES OF DALLAS, P.A.     Endocrine Associates of Dallas, P.A.   NAP/NAP     14,867     3.1%    $11.77     2012
-----------------------------------------------------------------------------------------------------------------------------------

(1) Chase Bank Reserve (One Time), Interest Reserve A-Note (One Time), Interest Reserve B-Note (One Time)

(2) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(3) Calculations are based on the total square footage of the Rainier Office Portfolio.

(4) Rental rate shown is the blended rate. JPMorgan Chase Bank leases 14,655 SF at $15.00/SF, 4,558 SF at $17.00/SF and 6,670 SF at $9.23/SF.

(5) JPMorgan Chase Bank is subject to three leases with 14,655 SF expiring on 6/30/2009, 4,558 SF expiring on 4/30/2008 and 6,670 SF expiring on 6/30/2004.


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
STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                            RAINIER OFFICE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Rainier Office Portfolio loan is secured by a fee interest in four office properties with a combined 479,917 square feet. The properties are located in Hurst, Dallas and Bellaire, Texas.

THE BORROWER. The subject properties are under the ownership of Rainier Metroplex Investors, LP (the "borrower"), a single purpose entity under the control of its sole general partner Rainer Metroplex GP, LLC (1.0%) and its 99% limited partner Rainer Metroplex Investors, LP.

Rainer Metroplex GP, LLC is 100% owned by Kenneth Dunn, an experienced owner and operator of commercial real estate. Mr. Dunn currently serves as a partner for Ratner Rainer Realty Advisors.

Rainer Metroplex Investors, LP. is owned by R.M. Crowe Property Holdings, LP (40%), Robert P McNutt/Collin Street Bakery (40%), Rainier Capital Management, LP (19%), and Rainier Investment GP, LLC (1.0%).

R.M. Crowe Property Holdings, LP is owned and controlled by Maurice Crowe, the founder of RM Crowe Company (1987). Mr. Crowe is an experienced owner and operator of commercial real estate with interests in approximately 39 properties totaling more than 4.5 million square feet of space.

The borrower maintains approximately $6.35 million or 21% cash equity in the subject properties.

THE PROPERTIES. The first mortgage is secured by the fee simple estate in four office buildings called the Rainier Office Portfolio, which are not subject to release provisions.

CHASE BANK BUILDING -

The subject property is a seven story mid-rise Class "B" office building comprised of 118,275 net rentable square feet situated on 5.5 acres of land located in Hurst, Texas. The subject was constructed in 1984. The subject has 441 parking spaces, including 12 handicap accessible car spaces.

The subject property is 86.3% occupied by 18 tenants with 36.5% of the space occupied by investment grade tenants including JP Morgan Chase Bank (21.9% of NRA), American Express (3.5% of NRA), and Payless Shoesource (11.1% of NRA). The remaining space is occupied by a diverse mix of tenants including several residential mortgage companies, several law firms, an insurance company, and several other local and regional businesses.

BANK OF TEXAS -

The subject property is a four story suburban Class "B" office building comprised of 84,699 net rentable square feet situated on 4.8 acres of land located in Hurst, Texas. The subject was originally constructed in 1984. The subject has 349 parking spaces with 8 handicap accessible spaces including 4 van accessible spaces.

The subject property is 92.1% leased by 24 tenants, with three tenants (Bank of Texas 12.5%, Mega Life & Health Co. 16.8%, and Pro-Cuts Franchise Corp. 15.3%) comprising 44.6% of the NRA. The corporate headquarters for Mega Life & Health Co. is located down the street from the subject. The remaining leased space is occupied by a number of local, regional, and national tenants including several mortgage companies, the Bayer Corporation, and several law firms.

MEADOW PARK -

The subject consists of two atrium-style multi-tenant office buildings (Meadow Park IV and Meadow Park V) located in Dallas, Texas. Combined, the properties contain 176,394 net rentable square feet situated on 7.0 acres of land. Meadow Park IV consists of a two story office building comprised of 69,720 net rentable square feet, and Meadow Park V consists of a five story office building consisting of 107,045 net rentable square feet. Both buildings were originally constructed in 1975 and have 583 parking spaces including 12 handicap accessible spaces.

The subject is 92.2% occupied by 53 tenants, with only one tenant occupying more than 10% of the NRA (State of Texas 13.4%). The State of Texas operates its Department of Human Services out of the subject, which is a State Agency providing support services for Long Term Care to Aged and Disabled, Medicaid for Children, and the Community Care Division. Other large tenants at the subject include Endocrine Associates of Dallas, P.A. (8.4% of NRA), and the Texas Attorney General's Office (5.2% of NRA).

WEST LOOP -

The subject is a six-story, Class "B" office building containing 100,349 net rentable square feet with an attached 3-story parking garage (399 spaces) situated on a 1.35-acre tract of land located in Bellaire, Texas. The building and garage were originally constructed in 1973.

The subject property is currently 82.7% occupied by 45 tenants. The subject's tenant base is well diversified with only four tenants occupying more than 5.0% of the NRA (Chemstress 8.9%, South Texas Dental Associates 7.5%, ManTech Environmental 5.9%, and GBS Insurance 5.5%).

--------------------------------------------------------------------------------

                                     64 of 67

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
STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                            RAINIER OFFICE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE MARKET(1).

CHASE BANK BUILDING AND BANK OF TEXAS -

The Chase Bank Building is located at the northeast corner of State Highway 121 (Airport Freeway) and Campus Drive. The subject is provided frontage along the north side of the westbound service road of Airport Freeway (SH 121) and the east side of Campus Drive.

The Bank of Texas is located in the central portion of Tarrant County, at the northwest corner of Precinct Line Road and Airport Freeway. The subject is provided with frontage along Grapevine Highway and Hurstview Drive.

The subject properties are located in Tarrant County, which as of 2000 had a population of 1,446,219, up 24% from the 1990 figure of 1,170,103. Over the next ten years. As of 2000, Tarrant County had a median household income of $30,994.

The subjects are specifically located within the city of Hurst, Texas. The city of Hurst is located in Tarrant County in the Mid-Cities of the Dallas/Fort Worth MSA. As of 2000, the city of Hurst had a population of 35,375 persons, a 5% increase from 1990 (33,574 persons). As of 2002, Hurst had a total of 14,913 households with a median household income of $42,277.

According to D/FW Real Smart reports as of the 4th Quarter 2002, the entire Dallas/Fort Worth market contained a total of 1,591 office buildings with a total of 223,724,686 square feet of space. As of the 4th Quarter 2002, the average occupancy level within the Dallas/Fort Worth Area was reported at 77%, with rental rates averaging $19.55/sf. There is an additional 2.29 million square feet of office space currently under construction.

According to D/FW Real Smart, the subject is specifically located within the Northeast Tarrant County Submarket. As of 4th Quarter 2002, the submarket contained 105 office buildings with a total of 9,166,750 square feet of office space. There are 81 multi-tenant buildings totaling 5,335,052 square feet and 24 single tenant buildings totaling 3,831,698 square feet. The market is further broken-down to 24 Class "A" office buildings totaling 2,994,591 square feet, 31 Class "B" office buildings totaling 2,035,478 square feet of space, and 40 Class "C" office buildings totaling 1,667,853 square feet of space. As of the 4th quarter 2002, the total gross submarket occupancy was 87%, with Class "A" buildings reporting an 86% occupancy, Class "B" office buildings at a 91% occupancy and Class "C" office buildings at an 83% occupancy. The average rental rate was $20.18/sf (full service), with Class "A" rental rate of $25.40/sf, Class "B" rental rate of $18.52/sf, and Class "C" rental rate of $14.07/sf. The subject's submarket displayed an overall positive absorption of 186,836 square feet for the 4th quarter 2002.

MEADOW PARK -

The subject is located, with frontage, on the northbound service road of N. Central Expressway (IH-75), which is a major traffic artery. The subject's visibility is considered good primarily due to the frontage the subject is provided along the northbound IH-75 service road and Blair Road.

The Dallas PMSA is home to over 3.8 million residents and makes up the majority of the larger Dallas/Fort Worth CMSA, the 9th largest metropolitan area in the United States. From 1997 to 2002, the population of the PMSA increased at a compounded annual rate of 2.71% compared to the Texas growth rate of 1.83% and the national growth rate of 1.20%. The estimated 2003 median household income in the Dallas MSA is $55,076. The subject's immediate area is more affluent, exhibiting a median household income of $71,521, $90,561, and $91,778 within a one, three, and five-mile radius of the property, respectively.

According to D/FW Real Smart reports as of the 4th Quarter 2002, the entire Dallas/Fort Worth market contained a total of 1,591 office buildings with a total of 223,724,686 square feet of space. As of the 4th Quarter 2002 the average occupancy level within the Dallas/Fort Worth Area was reported at 77%, with rental rates averaging $19.55/sf.

According to D/FW Real Smart, the subject is located within the North Central submarket. The North Central submarket contains 38 office buildings with a total of 5,579,119 square feet of office space. There are 33 multi-tenant buildings totaling 5,287,398 square feet and five single tenant buildings totaling 291,721 square feet. The market is comprised of 14 Class "A" office buildings totaling 3,920,767 square feet, 11 Class "B" office buildings totaling 954,138 square feet of space and nine Class "C" office buildings totaling 506,787 square feet. As of the 4th quarter 2002, the total occupancy for the submarket was 81%, with Class "A" buildings at an 83% occupancy, Class "B" office buildings at a 69% occupancy rate and class "C" office buildings at an 88% occupancy rate. The average rental rate was $19.67/sf (full service), with a Class "A" rental rate of $20.86/sf, a Class "B" rental rate of $17.33/sf, and a Class "C" rental rate of $13.66/sf. The subject's submarket displayed an overall positive absorption of 3,107 square feet square feet for the 4th quarter 2002, with Class "C" office buildings reporting the only positive figure of 5,523 square feet over the 4th quarter.

WEST LOOP -

The subject has frontage along the West Loop South Frontage Road and Elm Street. Overall, access to the subject is considered good due to the egress/ingress provided to the subject from West Loop South and Elm Street.

Houston, the county seat of Harris County, is part of the Houston-Galveston-Brazoria Consolidated Metropolitan Area (CMSA). With 4.49 million people, the seven-county Houston CMSA ranks as the nation's 10th most populous metropolitan area according to the 2000 U.S. Census. The city of Houston, with a population of 1,953,631, is the fourth largest city in the United States, behind only New York, Los Angeles and Chicago, and is the largest in the Southern U.S.
--------------------------------------------------------------------------------

(1) Certain information from the Rainier Portfolio appraisals dated April 1,2003, April 3, 2003 and May 1, 2003. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                     65 of 67

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                            RAINIER OFFICE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
According to the REIS data, there are 1,098 office buildings in the Houston metro area with a total of over 148 MM square feet. As of the 4th quarter 2002, the overall average asking rental rate is reported to be $19.53/sf with an average vacancy rate of 14.2%.

According to the REIS report, the subject property is located within the Galleria/West Loop South office market, which encompasses approximately 2.3 million square feet of office space in 19 buildings. As of the 4th quarter 2002, the submarket had a vacancy of 19.6% and has shown no and/or negative absorption since year-end 2000. Average asking were $17.36/sf. From 2000 through 2002, no additional space reportedly entered this submarket. The CoStar Group indicates that, as of 1st Quarter 2003, average Class "A" rental rates in the subject's submarket were $20.96/sf and with an 86.5% occupancy level, Class "B" space averaging $17.93/sf with an 82.6% occupancy level.

PROPERTY MANAGEMENT. The property manager of the Rainer Office Portfolio is RM Crowe Management ("RM Crowe"). RM Crowe, headquartered in Dallas, currently oversees the management for over five million square feet of space, located in Texas (Dallas, Austin, Houston, San Antonio, and Fort Worth), and two office buildings in Denver, Colorado. RM Crowe has an team of approximately 110 people providing asset management, legal expertise, partnership administration, finance, office and retail marketing, project management, construction management, office, apartment and retail project operations, as well as project development. The property manager is affiliated with the borrower.
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE(1)

               NUMBER OF   SQUARE                              % OF BASE   CUMULATIVE    CUMULATIVE    CUMULATIVE     CUMULATIVE %
                LEASES      FEET       % OF GLA  BASE RENT       RENT     SQUARE FEET     % OF GLA      BASE RENT     OF BASE RENT
     YEAR      EXPIRING   EXPIRING   EXPIRING     EXPIRING     EXPIRING    EXPIRING       EXPIRING      EXPIRING        EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------
VACANT            NAP       54,061     11.3%            NAP       NAP        54,061        11.3%            NAP             NAP
2003 & MTM         22       53,760     11.2        $621,581     10.1%       107,821        22.5%       $621,581           10.1%
2004               43      121,464     25.3       1,785,893     29.1%       229,285        47.8%     $2,407,474           39.3%
2005               38       79,945     16.7       1,287,109     21.0%       309,230        64.5%     $3,694,583           60.3%
2006               19       40,378      8.4         613,915     10.0%       349,608        72.9%     $4,308,498           70.3%
2007               11       35,722      7.4         533,764      8.7%       385,330        80.3%     $4,842,262           79.0%
2008               11       46,361      9.7         700,556     11.4%       431,691        90.0%     $5,542,818           90.5%
2009                2       16,509      3.4         245,781      4.0%       448,200        93.4%     $5,788,599           94.5%
2010                1       11,899      2.5         163,611      2.7%       460,099        95.9%     $5,952,210           97.1%
2011                0            0      0.0               0      0.0%       460,099        95.9%     $5,952,210           97.1%
2012                1       14,867      3.1         175,000      2.9%       474,966        99.0%     $6,127,210          100.0%
2013                0            0      0.0               0      0.0%       474,966        99.0%     $6,127,210          100.0%
AFTER               0            0      0.0               0      0.0%       474,966        99.0%     $6,127,210          100.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL             148      474,966      99.0%    $6,127,210    100.0%
-----------------------------------------------------------------------------------------------------------------------------------

(1) Management Space totaling 4,751 square feet was not included as part of the lease rollover schedule.

                                     66 of 67

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC7

--------------------------------------------------------------------------------
                            RAINIER OFFICE PORTFOLIO
--------------------------------------------------------------------------------



                    [MAP OF RAINIER OFFICE PORTFOLIO OMITTED]



--------------------------------------------------------------------------------

                                     67 of 67

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.


DISTRIBUTION DATE: 12-Jan-2004        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
RECORD DATE:       31-Dec-2003             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CLOSING DATE:      8-Dec-2003                             SERIES 2003-CIBC7
NEXT PMT DATE:     12-Feb-2004                     STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE:     12-Dec-2040

------------------------------------------------------------------------------------------------------------------------------------

                 CONTACT INFORMATION                                                      TABLE OF CONTENTS
================================================================   ================================================================

    FUNCTION                  NAMES / ADDRESSES                           STATEMENT SECTIONS                            PAGE(S)
    --------                  -----------------                           ------------------                            -------
    MASTER SERVICER
                              Midland Loan Services, Inc
                              10851 Mastin, Suite 300                     Certificate Distribution Detail                2 - 8
                              Overland, KS 66211                          Certificate Ratings Detail                       9
                              (913) 253-9000                              Mortgage Loan Stratification Tables           10 - 12
    SPECIAL SERVICER                                                      Loan Status Detail                               13
                              Midland Loan Services, Inc                  Property History Detail                          14
                              10851 Mastin, Suite 300                     Delinquency Loan Detail                          15
                              Overland, KS 66211                          Specially Serviced Loan Detail                   16
                              (913) 253-9000                              Specially Serviced Historical Information        17
    TRUSTEE                                                               Principal Prepayment Detail                      18
                              LaSalle National Bank                       Historical Modified Loan Detail                  19
                              135 South LaSalle Street Suite 1625         Realized Loss Detail                             20
                              Chicago, IL 60603
                              (312) 904-9387
    UNDERWRITER
                              CIBC World Markets Corp.
                              622 Third Avenue, 10th Floor
                              New York, NY 10017
    UNDERWRITER
                              J.P. Morgan Securities Inc.
                              270 Park Avenue, 10th Floor
                              New York, NY 10017
                              (212) 834-9328

    ISSUER
                              JPMorgan Chase Commercial Mortgage
                               Securities Corp
                              270 Park Avenue, 6th Floor
                              New York, NY 10017
                              (212) 834-3813

    RELATIONSHIP MANAGER      Eboni Dawkins
                              (212) 623-4468
                              Email : eboni.dawkins@chase.com




        REPORTS AVAILABLE AT WWW.JPMORGAN.COM/ABSMBS


================================================================   ================================================================

The information contained herein has been obtained from sources believed to be reliable, but The JPMorgan Chase Bank does not warrant its completeness or accuracy. All cashflows, prices, and yields herein were compiled by JPMorgan Chase Bank from sources associated with the transactions responsible for providing such information for purposes of computing cashflows, prices and yields.
JP Morgan Chase Bank makes no representations as to the appropriateness for any person of any investment in the securities.


------------------------------------------------------------------------------------------------------------------------------------
[JP MORGAN CHASE LOGO]  Reports Available at www.jpmorgan.com/absmbs  COPYRIGHT(C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.


DISTRIBUTION DATE: 12-Jan-2004        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                    PAGE 2 OF 20 STDDEAL
RECORD DATE:       31-Dec-2003             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CLOSING DATE:      8-Dec-2003                             SERIES 2003-CIBC7
NEXT PMT DATE:     12-Feb-2004                     STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE:     12-Dec-2040

------------------------------------------------------------------------------------------------------------------------------------

                                                  CERTIFICATE DISTRIBUTION DETAIL

                                                       Distribution in Dollars


------------------------------------------------------------------------------------------------------------------------------------
Class     CUSIP   Current Pass  Original Face  Beginning    Principal  Interest    Prepayment      Total      Realized       Ending
                  Through Rate      Value      Principal                          Premiums/Yield            Losses/Trust   Principal
                                                Balance                            Maint Charges              Expenses      Balance
------------------------------------------------------------------------------------------------------------------------------------
A1        N/A     0.00000000%       0.00         0.00         0.00        0.00        0.00          0.00        0.00           0.00
A1A       N/A     0.00000000%       0.00         0.00         0.00        0.00        0.00          0.00        0.00           0.00
A2        N/A     0.00000000%       0.00         0.00         0.00        0.00        0.00          0.00        0.00           0.00
A3        N/A     0.00000000%       0.00         0.00         0.00        0.00        0.00          0.00        0.00           0.00
A4        N/A     0.00000000%       0.00         0.00         0.00        0.00        0.00          0.00        0.00           0.00
B         N/A     0.00000000%       0.00         0.00         0.00        0.00        0.00          0.00        0.00           0.00
C         N/A     0.00000000%       0.00         0.00         0.00        0.00        0.00          0.00        0.00           0.00
D         N/A     0.00000000%       0.00         0.00         0.00        0.00        0.00          0.00        0.00           0.00
E         N/A     0.00000000%       0.00         0.00         0.00        0.00        0.00          0.00        0.00           0.00
F         N/A     0.00000000%       0.00         0.00         0.00        0.00        0.00          0.00        0.00           0.00
G         N/A     0.00000000%       0.00         0.00         0.00        0.00        0.00          0.00        0.00           0.00
H         N/A     0.00000000%       0.00         0.00         0.00        0.00        0.00          0.00        0.00           0.00
J         N/A     0.00000000%       0.00         0.00         0.00        0.00        0.00          0.00        0.00           0.00
K         N/A     0.00000000%       0.00         0.00         0.00        0.00        0.00          0.00        0.00           0.00
L         N/A     0.00000000%       0.00         0.00         0.00        0.00        0.00          0.00        0.00           0.00
M         N/A     0.00000000%       0.00         0.00         0.00        0.00        0.00          0.00        0.00           0.00
N         N/A     0.00000000%       0.00         0.00         0.00        0.00        0.00          0.00        0.00           0.00
P         N/A     0.00000000%       0.00         0.00         0.00        0.00        0.00          0.00        0.00           0.00
R         N/A     0.00000000%       0.00         0.00         0.00        0.00        0.00          0.00        0.00           0.00
LR        N/A     0.00000000%       0.00         0.00         0.00        0.00        0.00          0.00        0.00           0.00
NR        N/A     0.00000000%       0.00         0.00         0.00        0.00        0.00          0.00        0.00           0.00
FS1       N/A     0.00000000%       0.00         0.00         0.00        0.00        0.00          0.00        0.00           0.00
FS2       N/A     0.00000000%       0.00         0.00         0.00        0.00        0.00          0.00        0.00           0.00
FS3       N/A     0.00000000%       0.00         0.00         0.00        0.00        0.00          0.00        0.00           0.00
FS4       N/A     0.00000000%       0.00         0.00         0.00        0.00        0.00          0.00        0.00           0.00
FS5       N/A     0.00000000%       0.00         0.00         0.00        0.00        0.00          0.00        0.00           0.00
FS6       N/A     0.00000000%       0.00         0.00         0.00        0.00        0.00          0.00        0.00           0.00
FS7       N/A     0.00000000%       0.00         0.00         0.00        0.00        0.00          0.00        0.00           0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                              0.00         0.00         0.00        0.00        0.00          0.00        0.00           0.00
====================================================================================================================================

====================================================================================================================================
Class     CUSIP   Current Pass  Original Face  Beginning    Principal  Interest    Prepayment      Total      Realized       Ending
                  Through Rate      Value      Principal                          Premiums/Yield            Losses/Trust   Principal
                                                Balance                            Maint Charges              Expenses      Balance
------------------------------------------------------------------------------------------------------------------------------------
X1        N/A     0.00000000%       0.00         0.00         0.00        0.00        0.00           0.00       0.00           0.00
X2        N/A     0.00000000%       0.00         0.00         0.00        0.00        0.00           0.00       0.00           0.00
====================================================================================================================================


------------------------------------------------------------------------------------------------------------------------------------
[JP MORGAN CHASE LOGO]  Reports Available at www.jpmorgan.com/absmbs  COPYRIGHT(C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.


DISTRIBUTION DATE: 12-Jan-2004        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                    PAGE 3 OF 20 STDDEAL
RECORD DATE:       31-Dec-2003             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CLOSING DATE:      8-Dec-2003                             SERIES 2003-CIBC7
NEXT PMT DATE:     12-Feb-2004                     STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE:     12-Dec-2040
------------------------------------------------------------------------------------------------------------------------------------

                                                   CERTIFICATE DISTRIBUTION DETAIL

                                           Factor Information per $1,000 of Original Face

====================================================================================================================================
Class      CUSIP   Beginning Principal      Principal       Interest    Prepayment          Total       Realized    Ending Principal
                        Factor                                        Premiums/Yield                  Losses/Trust       Balance
                                                                        Maint Charges                   Expenses
------------------------------------------------------------------------------------------------------------------------------------
A1         N/A          0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
A1A        N/A          0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
A2         N/A          0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
A3         N/A          0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
A4         N/A          0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
B          N/A          0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
C          N/A          0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
D          N/A          0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
E          N/A          0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
F          N/A          0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
G          N/A          0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
H          N/A          0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
J          N/A          0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
K          N/A          0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
L          N/A          0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
M          N/A          0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
N          N/A          0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
P          N/A          0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
R          N/A          0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
LR         N/A          0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
NR         N/A          0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
FS1        N/A          0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
FS2        N/A          0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
FS3        N/A          0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
FS4        N/A          0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
FS5        N/A          0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
FS6        N/A          0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
FS7        N/A          0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                  0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
====================================================================================================================================

====================================================================================================================================
Class      CUSIP   Beginning Principal      Principal       Interest    Prepayment          Total       Realized    Ending Principal
                        Factor                                        Premiums/Yield                  Losses/Trust       Balance
                                                                        Maint Charges                   Expenses
------------------------------------------------------------------------------------------------------------------------------------
X1         N/A          0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
X2         N/A          0.00000000         0.00000000      0.00000000    0.00000000       0.00000000    0.00000000     0.00000000
====================================================================================================================================


------------------------------------------------------------------------------------------------------------------------------------
[JP MORGAN CHASE LOGO]  Reports Available at www.jpmorgan.com/absmbs  COPYRIGHT(C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.


DISTRIBUTION DATE: 12-Jan-2004        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                    PAGE 4 OF 20 STDDEAL
RECORD DATE:       31-Dec-2003             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CLOSING DATE:      8-Dec-2003                             SERIES 2003-CIBC7
NEXT PMT DATE:     12-Feb-2004                     STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE:     12-Dec-2040
------------------------------------------------------------------------------------------------------------------------------------

                                                   CERTIFICATE DISTRIBUTION DETAIL

                 Available Funds                                                                                         0.00

                 Principal Distribution Amount                                                                           0.00

                 Prepayment Interest Shortfall                                                                           0.00

                 Default Interest                                                                                        0.00

                 Excess Interest                                                                                         0.00

                 Extraordinary Trust Fund Expenses                                                                       0.00



                 Interest Reserve Account

                   Deposits                                                                                              0.00

                   Withdrawals                                                                                           0.00


Balance Information
====================================================================================================================================
                               Scheduled                        Beginning    Beginning      Ending       Ending         Ending
Group       Loan Count at      Balance at        Beginning      Scheduled     Unpaid         Loan       Scheduled       Unpaid
           Securitization    Securitization      Loan Count      Balance      Balance        Count       Balance        Balance
------------------------------------------------------------------------------------------------------------------------------------
1                       1     10,000,000.00                   10,000,000.00       0.00           1    10,000,000.00       0.00
TOTALS                  1     10,000,000.00                   10,000,000.00       0.00           1    10,000,000.00       0.00
====================================================================================================================================

Number and Aggregate Principal Amounts of Mortgage Loans in Delinquency

       ====================================================================================================================
       Loan Status Code                            Description                   Number     Aggregated       Percentage
                                                                                          Principal Balance
       --------------------------------------------------------------------------------------------------------------------
                       A          Payment Not Received But Still In Grace Period    0             0.00           .000000%
                       B           Late Payment But Less Then 30 days Delinquent    0             0.00           .000000%
                       0                                                 Current    1        10,000,000.00    100.000000%
                       1                                   30-59 Days Delinquent    0             0.00           .000000%
                       2                                   60-89 Days Delinquent    0             0.00           .000000%
                       3                                     90+ Days Delinquent    0             0.00           .000000%
                       4  Assumed Scheduled Payment (Performing Matured Balloon)    0             0.00           .000000%
                       5                          Non Performing Matured Balloon    0             0.00           .000000%
                       7                                  Foreclosure in Process    0             0.00           .000000%
                       9                                                     REO    0             0.00           .000000%
                      98                                Not Provided By Servicer    0             0.00           .000000%
       --------------------------------------------------------------------------------------------------------------------
       TOTALS                                                                       1        10,000,000.00    100.000000%
       ====================================================================================================================


------------------------------------------------------------------------------------------------------------------------------------
[JP MORGAN CHASE LOGO]  Reports Available at www.jpmorgan.com/absmbs  COPYRIGHT(C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.


DISTRIBUTION DATE: 12-Jan-2004        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                    PAGE 5 OF 20 STDDEAL
RECORD DATE:       31-Dec-2003             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CLOSING DATE:      8-Dec-2003                             SERIES 2003-CIBC7
NEXT PMT DATE:     12-Feb-2004                     STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE:     12-Dec-2040
------------------------------------------------------------------------------------------------------------------------------------

                                   CERTIFICATE DISTRIBUTION DETAIL

      Prepayment Penalties

                                     ==========================================================
                                         Class                  Prepayment    Yield Maintenance
                                                                 Premium
                                     ----------------------------------------------------------
                                          A1                       0.00             0.00
                                         A1A                       0.00             0.00
                                          A2                       0.00             0.00
                                          A3                       0.00             0.00
                                          A4                       0.00             0.00
                                          B                        0.00             0.00
                                          C                        0.00             0.00
                                          D                        0.00             0.00
                                          E                        0.00             0.00
                                          F                        0.00             0.00
                                          G                        0.00             0.00
                                          H                        0.00             0.00
                                          J                        0.00             0.00
                                          K                        0.00             0.00
                                          L                        0.00             0.00
                                          M                        0.00             0.00
                                          N                        0.00             0.00
                                          P                        0.00             0.00
                                          R                        0.00             0.00
                                          LR                       0.00             0.00
                                          X1                       0.00             0.00
                                          X2                       0.00             0.00
                                          NR                       0.00             0.00
                                          FS1                      0.00             0.00
                                          FS2                      0.00             0.00
                                          FS3                      0.00             0.00
                                          FS4                      0.00             0.00
                                          FS5                      0.00             0.00
                                          FS6                      0.00             0.00
                                          FS7                      0.00             0.00
                                     ----------------------------------------------------------
                                        TOTALS                     0.00             0.00
                                     ==========================================================

------------------------------------------------------------------------------------------------------------------------------------
[JP MORGAN CHASE LOGO]  Reports Available at www.jpmorgan.com/absmbs  COPYRIGHT(C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.


DISTRIBUTION DATE: 12-Jan-2004       J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                    PAGE 6 OF 20 STDDEAL
RECORD DATE:       31-Dec-2003            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CLOSING DATE:      8-Dec-2003                            SERIES 2003-CIBC7
NEXT PMT DATE:     12-Feb-2004                    STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE:     12-Dec-2040
------------------------------------------------------------------------------------------------------------------------------------

                                                   CERTIFICATE DISTRIBUTION DETAIL

Advance Summary

   Principal & Interest Advances

      Current Principal & Interest Advances (net of ASER, if applicable)                                                       0.00

      Outstanding Principal & Interest Advances                                                                                0.00

      Reimbursement of Interest on any P&I Advances                                                                            0.00


   Servicing Advances

      Current Servicing Advances                                                                                               0.00

      Outstanding Servicing Advances                                                                                           0.00

      Reimbursement of Interest on any Servicing Advances                                                                      0.00


------------------------------------------------------------------------------------------------------------------------------------
[JP MORGAN CHASE LOGO]  Reports Available at www.jpmorgan.com/absmbs  COPYRIGHT(C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.


DISTRIBUTION DATE: 12-Jan-2004        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                    PAGE 7 OF 20 STDDEAL
RECORD DATE:       31-Dec-2003             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CLOSING DATE:      8-Dec-2003                             SERIES 2003-CIBC7
NEXT PMT DATE:     12-Feb-2004                     STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE:     12-Dec-2040
------------------------------------------------------------------------------------------------------------------------------------

                                                   CERTIFICATE DISTRIBUTION DETAIL

               Fee Summary

                     Master Servicing Fees                                                                             0.00

                     Sub-Servicing Fees                                                                                0.00

                     Trustee Fees                                                                                      0.00

                     Special Servicer Fee                                                                              0.00

                     Disposition Fee                                                                                   0.00

                     Workout Fee                                                                                       0.00


Appraisal Reduction Amounts


                       =======================================================================================
                         Loan Number  Most Recent ASER  Cumulative ASER     ARA (Appraisal        Appraisal
                                                            Amount         Reduction Amount    Reduction Amount
                                                                                 Date
                       ---------------------------------------------------------------------------------------
                         none
                       =======================================================================================


------------------------------------------------------------------------------------------------------------------------------------
[JP MORGAN CHASE LOGO]  Reports Available at www.jpmorgan.com/absmbs  COPYRIGHT(C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.


DISTRIBUTION DATE: 12-Jan-2004        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                    PAGE 8 OF 20 STDDEAL
RECORD DATE:       31-Dec-2003             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CLOSING DATE:      8-Dec-2003                             SERIES 2003-CIBC7
NEXT PMT DATE:     12-Feb-2004                     STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE:     12-Dec-2040
------------------------------------------------------------------------------------------------------------------------------------

                                                   CERTIFICATE DISTRIBUTION DETAIL

                                                           Interest Detail

     =========================================================================================================================
       Class          Accrued          Prepayment     Beginning   Interest Loss    Total          Certificate        Ending
                     Certificate        Interest       Unpaid                     Interest          Interest         Unpaid
                      Interest         Shortfall      Interest                    Payable        Distributable      Interest
     -------------------------------------------------------------------------------------------------------------------------
        A1              0.00              0.00           0.00          0.00          0.00             0.00             0.00
        A1A             0.00              0.00           0.00          0.00          0.00             0.00             0.00
        A2              0.00              0.00           0.00          0.00          0.00             0.00             0.00
        A3              0.00              0.00           0.00          0.00          0.00             0.00             0.00
        A4              0.00              0.00           0.00          0.00          0.00             0.00             0.00
        B               0.00              0.00           0.00          0.00          0.00             0.00             0.00
        C               0.00              0.00           0.00          0.00          0.00             0.00             0.00
        D               0.00              0.00           0.00          0.00          0.00             0.00             0.00
        E               0.00              0.00           0.00          0.00          0.00             0.00             0.00
        F               0.00              0.00           0.00          0.00          0.00             0.00             0.00
        G               0.00              0.00           0.00          0.00          0.00             0.00             0.00
        H               0.00              0.00           0.00          0.00          0.00             0.00             0.00
        J               0.00              0.00           0.00          0.00          0.00             0.00             0.00
        K               0.00              0.00           0.00          0.00          0.00             0.00             0.00
        L               0.00              0.00           0.00          0.00          0.00             0.00             0.00
        M               0.00              0.00           0.00          0.00          0.00             0.00             0.00
        N               0.00              0.00           0.00          0.00          0.00             0.00             0.00
        P               0.00              0.00           0.00          0.00          0.00             0.00             0.00
        R               0.00              0.00           0.00          0.00          0.00             0.00             0.00
        LR              0.00              0.00           0.00          0.00          0.00             0.00             0.00
        X1              0.00              0.00           0.00          0.00          0.00             0.00             0.00
        X2              0.00              0.00           0.00          0.00          0.00             0.00             0.00
        NR              0.00              0.00           0.00          0.00          0.00             0.00             0.00
        FS1             0.00              0.00           0.00          0.00          0.00             0.00             0.00
        FS2             0.00              0.00           0.00          0.00          0.00             0.00             0.00
        FS3             0.00              0.00           0.00          0.00          0.00             0.00             0.00
        FS4             0.00              0.00           0.00          0.00          0.00             0.00             0.00
        FS5             0.00              0.00           0.00          0.00          0.00             0.00             0.00
        FS6             0.00              0.00           0.00          0.00          0.00             0.00             0.00
        FS7             0.00              0.00           0.00          0.00          0.00             0.00             0.00
     -------------------------------------------------------------------------------------------------------------------------
       TOTALS           0.00              0.00           0.00          0.00          0.00             0.00             0.00
     =========================================================================================================================


------------------------------------------------------------------------------------------------------------------------------------
[JP MORGAN CHASE LOGO]  Reports Available at www.jpmorgan.com/absmbs  COPYRIGHT(C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.


DISTRIBUTION DATE: 12-Jan-2004        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                    PAGE 9 OF 20 STDDEAL
RECORD DATE:       31-Dec-2003             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CLOSING DATE:      8-Dec-2003                             SERIES 2003-CIBC7
NEXT PMT DATE:     12-Feb-2004                     STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE:     12-Dec-2040
------------------------------------------------------------------------------------------------------------------------------------

                                                     CERTIFICATE RATINGS DETAIL

 =================================================================================================================================
                                             Original Ratings                           Changed Ratings/Change Date(1)
  Class       CUSIP       --------------------------------------------------------------------------------------------------------
                               Fitch         Moody's          S & P            Fitch                 Moody's             S & P
 =================================================================================================================================
  A1           N/A               X             X                X
  A1A          N/A               X             X                X
  A2           N/A               X             X                X
  A3           N/A               X             X                X
  A4           N/A               X             X                X
  B            N/A               X             X                X
  C            N/A               X             X                X
  D            N/A               X             X                X
  E            N/A               X             X                X
  F            N/A               X             X                X
  G            N/A               X             X                X
  H            N/A               X             X                X
  J            N/A               X             X                X
  K            N/A               X             X                X
  L            N/A               X             X                X
  M            N/A               X             X                X
  N            N/A               X             X                X
  P            N/A               X             X                X
  X1           N/A               X             X                X
  X2           N/A               X             X                X
 =================================================================================================================================

               NR - Designates that the class was not rated by the above agency at the time of original issuance.
               N/A - Not applicable.
               X - Designates that the rating agency did not rate class at the time of issuance.

               (1) The information contained herein has been received directly from the applicable rating agency within 30 days of this report. It is possible that the current ratings may have changed before the release of this report, hence,
               JPMorgan Chase Bank recommends contacting the rating agency listed below directly for more recent information and further details supporting the rating issued for each class.

    Fitch                                               Moody's                                    Standard & Poors Rating Services
    One State Street Plaza                              99 Church Street                           Commercial Mortgage Surveillance
    New York, NY 10004                                  New York, NY 10007                         55 Water Street, Fl. 41
    Ph: (212)-908-0500                                  Ph: (212)-553-0300                         New York, NY 10041-0003
    Fax: (212)-635-0295                                                                            Ph: (212)-438-2000

------------------------------------------------------------------------------------------------------------------------------------
[JP MORGAN CHASE LOGO]  Reports Available at www.jpmorgan.com/absmbs  COPYRIGHT(C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

DISTRIBUTION DATE: 12-Jan-2004        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                   PAGE 10 OF 20 STDDEAL
RECORD DATE:       31-Dec-2003             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CLOSING DATE:      8-Dec-2003                             SERIES 2003-CIBC7
NEXT PMT DATE:     12-Feb-2004                     STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE:     12-Dec-2040

------------------------------------------------------------------------------------------------------------------------------------

                                                 MORTGAGE LOAN STRATIFICATION TABLES


                                          STRATIFICATION BY ENDING SCHEDULED BALANCE AMOUNT
                    ============================================================================================
                                                      # of    Principal      % of Agg.     Weighted Average
                                                     Loans    Balance ($)   Prin. Bal. -------------------------
                    Ending Scheduled Balance Amount                                     WAM Note Rate(%)  DSCR
                    ============================================================================================
                    $1,000,000 or Less                 0              0.00      0.00     0   0.000000   0.000000
                    $1,000,001 to $2,000,000           0              0.00      0.00     0   0.000000   0.000000
                    $2,000,001 to $4,000,000           0              0.00      0.00     0   0.000000   0.000000
                    $4,000,001 to $6,000,000           0              0.00      0.00     0   0.000000   0.000000
                    $6,000,001 to $8,000,000           0              0.00      0.00     0   0.000000   0.000000
                    $8,000,001 to $10,000,000          1     10,000,000.00    100.00     0   0.000000   0.000000
                    $10,000,001 to $15,000,000         0              0.00      0.00     0   0.000000   0.000000
                    $15,000,001 to $20,000,000         0              0.00      0.00     0   0.000000   0.000000
                    --------------------------------------------------------------------------------------------
                    Totals                             1     10,000,000.00    100.00     0   0.000000   0.000000
                    ============================================================================================
                       AVERAGE PRINCIPAL BALANCE :           10,000,000.00


                                                    STRATIFICATION BY STATE CODE
                         ================================================================================
                                               # of    Principal  % of Agg.     Weighted Average
                               State Code     Loans    Balance    Prin. Bal. ---------------------------
                                                         ($)                  WAM  Note Rate(%)   DSCR
                         ================================================================================
                           FLORIDA             0        0.00                    0   0.000000    0.000000
                         --------------------------------------------------------------------------------
                                Totals         0        0.00          0.00      0   0.000000    0.000000
                         ================================================================================


------------------------------------------------------------------------------------------------------------------------------------
[JP MORGAN CHASE LOGO]  Reports Available at www.jpmorgan.com/absmbs  COPYRIGHT(C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.


DISTRIBUTION DATE: 12-Jan-2004        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                   PAGE 11 OF 20 STDDEAL
RECORD DATE:       31-Dec-2003             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CLOSING DATE:      8-Dec-2003                             SERIES 2003-CIBC7
NEXT PMT DATE:     12-Feb-2004                     STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE:     12-Dec-2040

------------------------------------------------------------------------------------------------------------------------------------

                                                 MORTGAGE LOAN STRATIFICATION TABLES


                                                 STRATIFICATION BY CURRENT NOTE RATE
                    ==============================================================================================
                                                    # of    Principal       % of Agg.        Weighted Average
                                                   Loans    Balance ($)    Prin. Bal.   --------------------------
                    Current Note Rate                                                    WAM  Note Rate(%)  DSCR
                    ==============================================================================================
                    0.000000% to 7.500000%         0          0.00                        0    0.000000   0.000000
                    7.510000% to 7.750000%         0          0.00                        0    0.000000   0.000000
                    7.760000% to 8.000000%         0          0.00                        0    0.000000   0.000000
                    8.010000% to 8.250000%         0          0.00                        0    0.000000   0.000000
                    8.260000% to 8.500000%         0          0.00                        0    0.000000   0.000000
                    8.510000% to 8.750000%         0          0.00                        0    0.000000   0.000000
                    8.760000% to 9.000000%         0          0.00                        0    0.000000   0.000000
                    9.010000% to 9.250000%         0          0.00                        0    0.000000   0.000000
                    9.260000% to 9.500000%         0          0.00                        0    0.000000   0.000000
                    9.510000% to 9.750000%         0          0.00                        0    0.000000   0.000000
                    9.760000% to 10.000000%        0          0.00                        0    0.000000   0.000000
                    10.010000% to 11.010000%       0          0.00                        0    0.000000   0.000000
                    ----------------------------------------------------------------------------------------------
                        Totals                     0          0.00              0.00      0    0.000000   0.000000
                    ==============================================================================================

                                            STRATIFICATION BY DEBT SERVICE COVERAGE RATIO
                    ==============================================================================================
                                                    # of    Principal       % of Agg.        Weighted Average
                                                   Loans    Balance ($)    Prin. Bal.   --------------------------
                    Debt Service Coverage Ratio                                          WAM  Note Rate(%)  DSCR
                    ==============================================================================================
                    0.000000 to 1.000000             0         0.00                       0    0.000000   0.000000
                    1.010000 to 1.200000             0         0.00                       0    0.000000   0.000000
                    1.210000 to 1.240000             0         0.00                       0    0.000000   0.000000
                    1.250000 to 1.300000             0         0.00                       0    0.000000   0.000000
                    1.310000 to 1.400000             0         0.00                       0    0.000000   0.000000
                    1.410000 to 1.500000             0         0.00                       0    0.000000   0.000000
                    1.510000 to 1.600000             0         0.00                       0    0.000000   0.000000
                    1.610000 to 1.700000             0         0.00                       0    0.000000   0.000000
                    1.710000 to 1.800000             0         0.00                       0    0.000000   0.000000
                    1.810000 to 1.900000             0         0.00                       0    0.000000   0.000000
                    1.910000 to 2.000000             0         0.00                       0    0.000000   0.000000
                    2.010000 to 2.300000             0         0.00                       0    0.000000   0.000000
                    2.310000 to 2.400000             0         0.00                       0    0.000000   0.000000
                    ----------------------------------------------------------------------------------------------
                        Totals                      0        0.00              0.00       0    0.000000   0.000000
                    ==============================================================================================

                                     STRATIFICATION BY REMAINING STATED TERM (BALLOON LOANS ONLY)
                    ==============================================================================================
                                                    # of    Principal       % of Agg.        Weighted Average
                                                   Loans    Balance ($)    Prin. Bal.   --------------------------
                    Remaining Stated Term                                                WAM  Note Rate(%)  DSCR
                    ==============================================================================================
                    70 months or Less               0        0.00                         0    0.000000   0.000000
                    71 months to 90 months          0        0.00                         0    0.000000   0.000000
                    91 months to 110 months         0        0.00                         0    0.000000   0.000000
                    111 months to 115 months        0        0.00                         0    0.000000   0.000000
                    116 months to 120 months        0        0.00                         0    0.000000   0.000000
                    121 months to 200 months        0        0.00                         0    0.000000   0.000000
                    201 months to 274 months        0        0.00                         0    0.000000   0.000000
                    ----------------------------------------------------------------------------------------------
                        Totals                      0        0.00              0.00       0    0.000000   0.000000
                    ==============================================================================================

                                STRATIFICATION BY REMAINING STATED TERM (FULLY AMORTIZING LOANS ONLY)
                    ==============================================================================================
                                                    # of    Principal       % of Agg.        Weighted Average
                                                   Loans    Balance ($)    Prin. Bal.   --------------------------
                    Remaining Stated Term                                                WAM  Note Rate(%)  DSCR
                    ==============================================================================================
                    70 months or Less               0         0.00                        0    0.000000   0.000000
                    71 months to 90 months          0         0.00                        0    0.000000   0.000000
                    91 months to 110 months         0         0.00                        0    0.000000   0.000000
                    111 months to 115 months        0         0.00                        0    0.000000   0.000000
                    116 months to 120 months        0         0.00                        0    0.000000   0.000000
                    121 months to 200 months        0         0.00                        0    0.000000   0.000000
                    201 months to 0 months          0         0.00                        0    0.000000   0.000000
                    ----------------------------------------------------------------------------------------------
                        Totals                      0         0.00                        0    0.000000   0.000000
                    ==============================================================================================


------------------------------------------------------------------------------------------------------------------------------------
[JP MORGAN CHASE LOGO]  Reports Available at www.jpmorgan.com/absmbs  COPYRIGHT(C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.


DISTRIBUTION DATE: 12-Jan-2004        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                   PAGE 12 OF 20 STDDEAL
RECORD DATE:       31-Dec-2003             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CLOSING DATE:      8-Dec-2003                             SERIES 2003-CIBC7
NEXT PMT DATE:     12-Feb-2004                     STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE:     12-Dec-2040

------------------------------------------------------------------------------------------------------------------------------------

                                                 MORTGAGE LOAN STRATIFICATION TABLES


                                                   STRATIFICATION BY PROPERTY TYPE
                    ==============================================================================================
                                                   # of       Principal     % of Agg.     Weighted Average
                    Property Type                  Loans     Balance ($)    Prin.Bal. --------------------------
                                                                                        WAM  Note Rate(%)  DSCR
                    =============================================================================================
                    Office                           1       10,000,000.00    100.00     0    0.000000   0.000000
                    Retail/Office                    0                0.00      0.00     0    0.000000   0.000000
                    Hotel                            0                0.00      0.00     0    0.000000   0.000000
                    Industrial                       0                0.00      0.00     0    0.000000   0.000000
                    Flex                             0                0.00      0.00     0    0.000000   0.000000
                    Multi-Family (including 3 or     0                0.00      0.00     0    0.000000   0.000000
                    Retail, Anchored                 0                0.00      0.00     0    0.000000   0.000000
                    Retail,Unanchored                0                0.00      0.00     0    0.000000   0.000000
                    Condo, Co-Op or                  0                0.00      0.00     0    0.000000   0.000000
                    Warehouse                        0                0.00      0.00     0    0.000000   0.000000
                    Mixed Use                        0                0.00      0.00     0    0.000000   0.000000
                    Mobile Home                      0                0.00      0.00     0    0.000000   0.000000
                    Used Car                         0                0.00      0.00     0    0.000000   0.000000
                    Securities                       0                0.00      0.00     0    0.000000   0.000000
                    Self Storage                     0                0.00      0.00     0    0.000000   0.000000
                    High Rise Condo                  0                0.00      0.00     0    0.000000   0.000000
                    Church                           0                0.00      0.00     0    0.000000   0.000000
                    ---------------------------------------------------------------------------------------------
                                    Totals           1       10,000,000.00    100.00     0    0.000000   0.000000
                    =============================================================================================



                                                     STRATIFICATION BY SEASONING
                    =============================================================================================
                                                   # of       Principal      % of Agg.     Weighted Average
                    Seasoning                      Loans     Balance ($)    Prin.Bal. --------------------------
                                                                                        WAM  Note Rate(%)  DSCR
                    =============================================================================================
                    12 months or Less                 0               0.00      0.00     0    0.000000   0.000000
                    13 months to 24 months            0               0.00      0.00     0    0.000000   0.000000
                    25 months to 36 months            1      10,000,000.00    100.00     0    0.000000   0.000000
                    37 months to 48 months            0               0.00      0.00     0    0.000000   0.000000
                    49 months to 60 months            0               0.00      0.00     0    0.000000   0.000000
                    61 months to 72 months            0               0.00      0.00     0    0.000000   0.000000
                    73 months to 84 months            0               0.00      0.00     0    0.000000   0.000000
                    85 months to 96 months            0               0.00      0.00     0    0.000000   0.000000
                    97 months to 108 months           0               0.00      0.00     0    0.000000   0.000000
                    ---------------------------------------------------------------------------------------------
                        Totals                        1      10,000,000.00      100.00   0    0.000000   0.000000
                    =============================================================================================


   Debt Coverage Service Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. The Trustee makes no representation as to the accuracy of the data provided by the borrower for this calculation


------------------------------------------------------------------------------------------------------------------------------------
[JP MORGAN CHASE LOGO]  Reports Available at www.jpmorgan.com/absmbs  COPYRIGHT(C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.


DISTRIBUTION DATE: 12-Jan-2004        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                   PAGE 13 OF 20 STDDEAL
RECORD DATE:       31-Dec-2003             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CLOSING DATE:      8-Dec-2003                             SERIES 2003-CIBC7
NEXT PMT DATE:     12-Feb-2004                     STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE:     12-Dec-2040
                                               REPORT SORTED BY LOAN NUMBER ASCENDING
------------------------------------------------------------------------------------------------------------------------------------

                                                         LOAN STATUS DETAIL

                ========================================================================================================
                Loan         Offering  Property   City     State    Scheduled   Scheduled     Note     Maturity     Neg
                Number        Memo       Type                       Principal   Interest      Rate       Date       Amt
                              Cross      (I)                          Amount      Amount                            Flag
                            Reference
                --------------------------------------------------------------------------------------------------------
                123456        N/A       OF         N/A      N/A      $0.00       $0.00        .00000   08/20/2032   N/A












                Total                                                                       Weighted
                                                                                              Avg.
                --------------------------------------------------------------------------------------------------------
                  1                                                  $0.00       $0.00       .00000
                ========================================================================================================


                ========================================================================================================
                Loan       Beginning         Ending         Paid      Appraisal   Appraisal    Loan    Ever    Workout
                Number     Scheduled        Scheduled      Through    Reduction   Reduction   Status   Spec.   Strategy
                            Balance          Balance        Date        Date        Amount     Code    Serv.?    Code
                                                                                                (II)            (III)
                --------------------------------------------------------------------------------------------------------
                123456   $10,000,000.00   $10,000,000.00   01/01/2004    N/A        $0.00        0       N












                Total
                --------------------------------------------------------------------------------------------------------
                  1           $10,000,000.00    $10,000,000.00                       $0.00
                ========================================================================================================


(I) PROPERTY TYPE CODE
CH Church                      IN Industrial            RT Retail                     MU Mixed Use
CO Condo, Coop or TH           LO Lodging               SC School, HCF or WF          NE Non-Exempt
HC Health Care                 MF Multi Family          SE Securities                 OF Office
HO Hotel                       MH Mobile Home Park      SF Single Family              OT Other
IF Industrial/Flex             MP Multiple Properties   SS Self Storage               PD Plan Unit Development
                               MS Mini Storage          WH Warehouse                  RO Retail/Office

(II) LOAN STATUS CODE
 A. Payment Not Received But Still In Grace Period    3.  90+ Days Delinquent
 B. Late Payment But Less Than 30 days Delinquent     4.  Performing Matured Balloon
 0. Current                                           5.  Non Performing Matured Balloon
 1. 30-59 Days Delinquent                             7.  Foreclosure
 2. 60-89 Days Delinquent                             9.  REO
                                                      98. Not Provided By Servicer


(III) WORKOUT STRATEGY CODE
1. Modification    8.  Resolved
2. Foreclosure     9.  Pending Return to Master Servicer
3. Bankruptcy      10. Deed In Lieu Of Foreclosure
4. Extension       11. Full Payoff
5. Note sale       12. Reps and Warranties
6. DPO             13. Other or TBD
7. REO             98. Not Provided By Servicer


------------------------------------------------------------------------------------------------------------------------------------
[JP MORGAN CHASE LOGO]  Reports Available at www.jpmorgan.com/absmbs  COPYRIGHT(C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

DISTRIBUTION DATE: 12-Jan-2004        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                   PAGE 14 OF 20 STDDEAL
RECORD DATE:       31-Dec-2003             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CLOSING DATE:      8-Dec-2003                             SERIES 2003-CIBC7
NEXT PMT DATE:     12-Feb-2004                     STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE:     12-Dec-2040
                                               REPORT SORTED BY LOAN NUMBER ASCENDING
------------------------------------------------------------------------------------------------------------------------------------

                                                          PROPERTY HISTORY DETAIL

====================================================================================================================================
                                                                                          Annual Estimate
             Offering Memo                             Date of Last       Most Recent         based on
Loan Number Cross Reference   Property Name    --------------------------  Financial      Current Quarter        Prior Full Year
                                               Inspection      Financial  Indicator (I) --------------------------------------------
                                                               Statement                NOI  DSCR  Occupancy   NOI  DSCR  Occupancy
====================================================================================================================================








                                                NO PROPERTY HISTORY REPORTED THIS PERIOD









====================================================================================================================================


(I) MOST RECENT FINANCIAL INDICATOR
TA Trailing 12 months Actual                                  YN Year to Date Normalized
TN Trailing 12 months Normalized                              98  Not Provided by Servicer
YA Year to Date Actual


------------------------------------------------------------------------------------------------------------------------------------
[JP MORGAN CHASE LOGO]  Reports Available at www.jpmorgan.com/absmbs  COPYRIGHT(C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.


DISTRIBUTION DATE: 12-Jan-2004        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                   PAGE 15 OF 20 STDDEAL
RECORD DATE:       31-Dec-2003             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CLOSING DATE:      8-Dec-2003                             SERIES 2003-CIBC7
NEXT PMT DATE:     12-Feb-2004                     STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE:     12-Dec-2040

------------------------------------------------------------------------------------------------------------------------------------

                                                      DELINQUENCY LOAN DETAIL



====================================================================================================================================
  Loan        Offering        # of       Paid        Current       Current P&I     Total P&I      Cumulative       Non        Loan
 Number      Memo Cross      Months     Through      Ending         Advances        Advance        Accrued        Recover-   Status
              Reference       Delin-     Date       Scheduled     (net of ASER)   Outstanding      Unpaid         ability     Code
                              quent                  Balance                                       Advance         Deter-      (I)
                                                                                                   Interest        mined
====================================================================================================================================








                                              NO DELINQUENT LOANS REPORTED THIS PERIOD











====================================================================================================================================

====================================================================================================================================
           Loan         Workout     Most Recent    Foreclosure    Total T&I      Other Expense    Bankruptcy    REO
          Number       Strategy      Special          Date         Advances        Advance           Date       Date
                         Code        Servicer                     Outstanding    Outstanding
                         (II)       Transfer
                                      Date
====================================================================================================================================







                                              NO DELINQUENT LOANS REPORTED THIS PERIOD









====================================================================================================================================


(I) LOAN STATUS CODE:
A.  Payment Not Received But Still In Grace Period       3.  90+ Days Delinquent
B.  Late Payment But Less Than 30 days Delinquent        4.  Performing Matured Balloon
0.  Current                                              5.  Non Perfroming Matured Balloon
1.  30-59 Days Delinquent                                7.  Foreclosure
2.  60-89 Days Delinquent                                9.  REO
                                                         98. Not Provided By Servicer


(II) Workout Strategy Code
1.  Modification                                         8.  Resolved
2   Foreclosure                                          9.  Pending Return to Master Servicer
3.  Bankruptcy                                           10. Deed In Lieu Of Foreclosure
4.  Extension                                            11. Full Payoff
5.  Note sale                                            12. Reps and Warranties
6.  DPO                                                  13. Other or TBD
7.  REO                                                  98. NOT PROVIDED BY SERVICER


------------------------------------------------------------------------------------------------------------------------------------
[JP MORGAN CHASE LOGO]  Reports Available at www.jpmorgan.com/absmbs  COPYRIGHT(C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.


DISTRIBUTION DATE: 12-Jan-2004        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                   PAGE 16 OF 20 STDDEAL
RECORD DATE:       31-Dec-2003             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CLOSING DATE:      8-Dec-2003                             SERIES 2003-CIBC7
NEXT PMT DATE:     12-Feb-2004                     STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE:     12-Dec-2040
                                               REPORT SORTED BY LOAN NUMBER ASCENDING
------------------------------------------------------------------------------------------------------------------------------------

                                                   SPECIALLY SERVICED LOAN DETAIL

====================================================================================================================================
 Loan       Workout    Offering     Property     Most Recent        Date of   Most Recent   Most Recent            Comments
Number     Strategy      Memo         Type     Special Servicer      Last      Valuation     Appraisal,
             Code       Cross         Code       Transfer Date    Inspection     Date          BPO or
             (II)        Ref.         (I)                                                 Internal Value
====================================================================================================================================






                                          NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD









====================================================================================================================================



(I) PROPERTY TYPE CODE
CH Church                    IN Industrial                  MU Mixed Use                 RT Retail
CO Condo, Coop or TH         LO Lodging                     NE Non-Exempt                SC School, HCF or WF
HC Health Care               MF Multi Family                OF Office                    SE Securities
HO Hotel                     MH Mobile Home Park            OT Other                     SF Single Family
IF Industrial/Flex           MP Multiple Properties         PD Plan Unit Development     SS Self Storage
                             MS Mini Storage                RO Retail/Office             WH Warehouse


(II) WORKOUT STRATEGY CODE
1.  Modification             8.  Resolved
2   Foreclosure              9.  Pending Return to Master Servicer
3.  Bankruptcy               10. Deed In Lieu Of Foreclosure
4.  Extension                11. Full Payoff
5.  Note sale                12. Reps and Warranties
6.  DPO                      13. Other or TBD
7.  REO                      98. NOT PROVIDED BY SERVICER

------------------------------------------------------------------------------------------------------------------------------------
[JP MORGAN CHASE LOGO]  Reports Available at www.jpmorgan.com/absmbs  COPYRIGHT(C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.


DISTRIBUTION DATE: 12-Jan-2004        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                   PAGE 17 OF 20 STDDEAL
RECORD DATE:       31-Dec-2003             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CLOSING DATE:      8-Dec-2003                             SERIES 2003-CIBC7
NEXT PMT DATE:     12-Feb-2004                     STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE:     12-Dec-2040
                                REPORT SORTED BY LOAN NUMBER ASCENDING, DISTRIBUTION DATE ASCENDING
------------------------------------------------------------------------------------------------------------------------------------

                                              SPECIALLY SERVICED HISTORICAL INFORMATION


         ===================================================================================================================
         Distribution         Loan        Offering         Workout        Most Recent          Current           Balance
             Date            Number         Memo          Strategy          Master            Scheduled        Change since
                                           Cross            Code           Servicer            Balance           Transfer
                                            Ref.            (II)          Return Date                              Date
         ===================================================================================================================









                                          NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD















         ===================================================================================================================


====================================================================================================================================
Distribution         Loan        Property   State    Interest      Net         NOI      Debt       Note      Paid    Maturity   Rem
    Date            Number         Type                Rate     Operating      Date    Service     Date     Through    Date     Term
                                   Code                           Income              Coverage               Date
                                    (I)                                                Ratio
====================================================================================================================================









                                          NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD













====================================================================================================================================


(I) PROPERTY TYPE CODE
CH Church                    IN Industrial
CO Condo, Coop or TH         LO Lodging
HC Health Care               MF Multi Family
HO Hotel                     MH Mobile Home Park
IF Industrial/Flex           MP Multiple Properties
                             MS Mini Storage

MU Mixed Use                 RT Retail
NE Non-Exempt                SC School, HCF or WF
OF Office                    SE Securities
OT Other                     SF Single Family
PD Plan Unit Development     SS Self Storage
RO Retail/Office             WH Warehouse


(II) WORKOUT STRATEGY CODE
1.  Modification             8.  Resolved
2   Foreclosure              9.  Pending Return to Master Servicer
3.  Bankruptcy               10. Deed In Lieu Of Foreclosure
4.  Extension                11. Full Payoff
5.  Note sale                12. Reps and Warranties
6.  DPO                      13. Other or TBD
7.  REO                      98. Not Provided by Servicer


------------------------------------------------------------------------------------------------------------------------------------
[JP MORGAN CHASE LOGO]  Reports Available at www.jpmorgan.com/absmbs  COPYRIGHT(C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

DISTRIBUTION DATE: 12-Jan-2004        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                   PAGE 18 OF 20 STDDEAL
RECORD DATE:       31-Dec-2003             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CLOSING DATE:      8-Dec-2003                             SERIES 2003-CIBC7
NEXT PMT DATE:     12-Feb-2004                     STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE:     12-Dec-2040
                                               REPORT SORTED BY LOAN NUMBER ASCENDING
------------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL

====================================================================================================================================
Liquidation/   Loan      Offering   Property  Liquidation/ Unscheduled     Unscheduled    Other      Prepayment       Prepayment
 Prepayment   Number       Memo       Type     Prepayment   Principal       Principal    Interest     Interest         Penalty/
   Date                   Cross       (I)         Code     Collections     Adjustments  Adjustment     Excess      Yield Maintenance
                        Reference                 (II)                                              (Shortfall)        Received
====================================================================================================================================












                                            NO PRINCIPAL PREPAYMENT REPORTED THIS PERIOD










====================================================================================================================================
(I) PROPERTY TYPE CODE
CH Church                         IN Industrial                  MU Mixed Use                      RT Retail SC School, HCF or WF
CO Condo, Coop or TH              LO Lodging                     NE Non-Exempt                     SE Securities
HC Health Care                    MF Multi Family                OF Office                         SF Single Family
HO Hotel                          MH Mobile Home Park            OT Other                          SS Self Storage
IF Industrial/Flex                MP Multiple Properties         PD Plan Unit Development          WH Warehouse
                                  MS Mini Storage                RO Retail/Office

(II) LIQUIDATION/PREPAYMENT CODE:
1.  Partial Liq'n (Curtailment)   7.  Blank (formerly Liquidation)
2.  Payoff Prior To Maturity      8.  Payoff w/ penalty
3.  Liquidation/Disposition       9.  Payoff w/ yield Maintenance
4.  Repurchase/Substitution       10. Curtailment w/ Penalty
5.  Full Payoff atMaturity        11. Curtailment w/ Yield Maintenance
6.  DPO                           98. Not Provided by Servicer


------------------------------------------------------------------------------------------------------------------------------------
[JP MORGAN CHASE LOGO]  Reports Available at www.jpmorgan.com/absmbs  COPYRIGHT(C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.


DISTRIBUTION DATE: 12-Jan-2004        J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                   PAGE 19 OF 20 STDDEAL
RECORD DATE:       31-Dec-2003             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CLOSING DATE:      8-Dec-2003                             SERIES 2003-CIBC7
NEXT PMT DATE:     12-Feb-2004                     STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE:     12-Dec-2040
                                               REPORT SORTED BY LOAN NUMBER ASCENDING
------------------------------------------------------------------------------------------------------------------------------------

                                                  HISTORICAL MODIFIED LOAN DETAIL

====================================================================================================================================
 Loan      Distribution     Offering      Modification     Modification                        Modification Description
Number        Date         Memorandum          Date           Code
                             Cross                            (I)
                           Reference

====================================================================================================================================





                                               NO MODIFIED LOANS REPORTED THIS PERIOD











====================================================================================================================================
(I) MODIFICATION CODE :
1. Maturity Date Extension                 6. Capitalization of Interest
2. Amortization Change                     7. Capitalization of Taxes
3. Principal Write-Off                     8. Other
4. Blank (formerly Combination)            9. Combination
5. Temporary Rate Reduction


------------------------------------------------------------------------------------------------------------------------------------
[JP MORGAN CHASE LOGO]  Reports Available at www.jpmorgan.com/absmbs  COPYRIGHT(C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.


DISTRIBUTION DATE: 12-Jan-2004       J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.                   PAGE 20 OF 20 STDDEAL
RECORD DATE:       31-Dec-2003            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CLOSING DATE:      8-Dec-2003                            SERIES 2003-CIBC7
NEXT PMT DATE:     12-Feb-2004                    STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE:     12-Dec-2040
------------------------------------------------------------------------------------------------------------------------------------

                                                        REALIZED LOSS DETAIL

====================================================================================================================================
Loan     Offering    Most Recent  Most Recent    Beginning      Gross      Gross      Liquidation     Net          Net      Realized
Number     Memo     Valuation     Appraisal,     Scheduled     Proceeds   Proceeds      Expense     Proceeds    Proceeds %   Loss
          Cross        Date         BPO or        Balance                % Beginning               Received on  Scheduled
         Reference                 Internal                               Scheduled                Liquidation   Balance
                                     Value                                 Balance
====================================================================================================================================








                                              NO REALIZED LOSSES REPORTED THIS PERIOD










====================================================================================================================================


------------------------------------------------------------------------------------------------------------------------------------
[JP MORGAN CHASE LOGO]  Reports Available at www.jpmorgan.com/absmbs  COPYRIGHT(C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

PROSPECTUS




                       MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)




    [LOGO]    J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                   DEPOSITOR


                               ----------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.


     The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.


     The primary asset of the trust fund may include:


    o multifamily and commercial mortgage loans, including participations therein;


    o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;


    o direct obligations of the United States or other government agencies; or



    o a combination of the assets described above.


INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                               September 24, 2003

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.


     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.


     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 108 in this prospectus.


     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.


     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212) 834-9299.

                               TABLE OF CONTENTS




IMPORTANT NOTICE ABOUT
   INFORMATION PRESENTED IN THIS
   PROSPECTUS AND EACH
   ACCOMPANYING PROSPECTUS
   SUPPLEMENT ..................................    ii
SUMMARY OF PROSPECTUS ..........................    1
RISK FACTORS ...................................    9
   Your Ability to Resell Certificates may
      be Limited Because of Their
      Characteristics ..........................    9
   The Assets of the Trust Fund may not be
      Sufficient to Pay Your Certificates ......    9
   Prepayments of the Mortgage Assets
      will Affect the Timing of Your Cash
      Flow and May Affect Your Yield ...........   10
   Ratings Do Not Guarantee Payment and
      Do Not Address Prepayment Risks ..........   11
   Commercial and Multifamily Mortgage
      Loans Have Risks that May Affect
      Payments on Your Certificates ............   12
   Borrowers May Be Unable to Make
      Balloon Payments .........................   14
   Credit Support May Not Cover Losses .........   14
   Assignment of Leases and Rents May Be
      Limited By State Law .....................   15
   Failure to Comply with Environmental
      Law May Result in Additional Losses ......   15
   Hazard Insurance May Be Insufficient to
      Cover all Losses on Mortgaged
      Properties ...............................   16
   Poor Property Management May
      Adversely Affect the Performance of
      the Related Mortgaged Property ...........   16
   One Action Jurisdiction May Limit the
      Ability of the Servicer to Foreclose on
      a Mortgaged Property .....................   16
   Rights Against Tenants may be Limited
      if Leases are not Subordinate to
      Mortgage or do not Contain
      Attornment Provisions ....................   17
   If Mortgaged Properties are not in
      Compliance with Current Zoning Laws
      Restoration Following a Casualty Loss
      may be Limited ...........................   17
   Inspections of the Mortgaged
      Properties will be Limited ...............   17
   Compliance with Americans with
      Disabilities Act may result in
      Additional Losses ........................   17
   Litigation Concerns .........................   17
   Property Insurance ..........................   18
   Some Certificates May Not be
      Appropriate for Benefit Plans ............   18
   Certain Federal Tax Considerations
      Regarding Residual Certificates ..........   18
   Certain Federal Tax Considerations
      Regarding Original Issue Discount ........   19
   Bankruptcy Proceedings Could
      Adversely Affect Payments on Your
      Certificates .............................   19
   Book-Entry System for Certain Classes
      May Decrease Liquidity and Delay
      Payment ..................................   19
   Delinquent and Non-Performing
      Mortgage Loans Could Adversely
      Affect Payments on Your Certificates .....   20
DESCRIPTION OF THE TRUST FUNDS .................   21
   General .....................................   21
   Mortgage Loans ..............................   21
   MBS .........................................   25
   Certificate Accounts ........................   26
   Credit Support ..............................   26
   Cash Flow Agreements ........................   26
YIELD AND MATURITY CONSIDERATIONS ..............   27
   General .....................................   27
   Pass-Through Rate ...........................   27
   Payment Delays ..............................   27
   Certain Shortfalls in Collections of
      Interest .................................   27
   Yield and Prepayment Considerations .........   28
   Weighted Average Life and Maturity ..........   29
   Controlled Amortization Classes and
      Companion Classes ........................   30
   Other Factors Affecting Yield, Weighted
      Average Life and Maturity ................   31
THE DEPOSITOR ..................................   33
USE OF PROCEEDS ................................   33
DESCRIPTION OF THE CERTIFICATES ................   34
   General .....................................   34
   Distributions ...............................   34
   Distributions of Interest on the
      Certificates .............................   35
   Distributions of Principal on the
      Certificates .............................   36
   Distributions on the Certificates in
      Respect of Prepayment Premiums or
      in Respect of Equity Participations ......   37
   Allocation of Losses and Shortfalls .........   37
   Advances in Respect of Delinquencies ........   37
   Reports to Certificateholders ...............   38
   Voting Rights ...............................   39

   Termination ................................   40
   Book-Entry Registration and Definitive
      Certificates ............................   40
DESCRIPTION OF THE POOLING
   AGREEMENTS .................................   42
   General ....................................   42
   Assignment of Mortgage Loans;
      Repurchases .............................   42
   Representations and Warranties;
      Repurchases .............................   43
   Collection and Other Servicing
      Procedures ..............................   44
   Sub-Servicers ..............................   45
   Special Servicers ..........................   45
   Certificate Account ........................   45
   Modifications, Waivers and
      Amendments of Mortgage Loans ............   48
   Realization Upon Defaulted Mortgage
      Loans ...................................   49
   Hazard Insurance Policies ..................   49
   Due-on-Sale and Due-on-Encumbrance
      Provisions ..............................   50
   Servicing Compensation and Payment
      Of Expenses .............................   50
   Evidence as to Compliance ..................   51
   Certain Matters Regarding the Master
      Servicer and the Depositor ..............   51
   Events of Default ..........................   51
   Amendment ..................................   52
   List of Certificateholders .................   52
   The Trustee ................................   53
   Duties of the Trustee ......................   53
   Certain Matters Regarding the Trustee ......   53
   Resignation and Removal of the
      Trustee .................................   53
DESCRIPTION OF CREDIT SUPPORT .................   55
   General ....................................   55
   Subordinate Certificates ...................   55
   Cross-Support Provisions ...................   56
   Insurance or Guarantees with Respect
      to Mortgage Loans .......................   56
   Letter of Credit ...........................   56
   Certificate Insurance and Surety Bonds .....   56
   Reserve Funds ..............................   56
   Credit Support with Respect to MBS .........   57
CERTAIN LEGAL ASPECTS OF MORTGAGE
   LOANS ......................................   57
   General ....................................   57
   Types of Mortgage Instruments ..............   57
   Leases and Rents ...........................   58
   Personalty .................................   58
   Foreclosure ................................   58
   Bankruptcy Laws ............................   62
   Environmental Risks ........................   65
   Due-on-Sale and Due-on-Encumbrance .........   66
   Subordinate Financing ......................   67
   Default Interest and Limitations on
      Prepayments .............................   67
   Applicability of Usury Laws ................   67
   Soldiers' and Sailors' Civil Relief Act of
      1940 ....................................   68
   Type of Mortgaged Property .................   68
   Americans with Disabilities Act ............   68
   Forfeiture For Drug, RICO and Money
      Laundering Violations ...................   69
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ...............................   69
   Federal Income Tax Consequences for
      REMIC Certificates ......................   70
   General ....................................   70
   Characterization of Investments in
      REMIC Certificates ......................   70
   Qualification as a REMIC ...................   71
   Taxation of Regular Certificates ...........   73
      General .................................   73
      Original Issue Discount .................   73
      Acquisition Premium .....................   76
      Variable Rate Regular Certificates ......   76
      Deferred Interest .......................   77
      Market Discount .........................   77
      Premium .................................   78
      Election to Treat All Interest Under
         the Constant Yield Method ............   78
      Sale or Exchange of Regular
         Certificates .........................   79
      Treatment of Losses .....................   80
   Taxation of Residual Certificates ..........   80
      Taxation of REMIC Income ................   80
      Basis and Losses ........................   82
      Treatment of Certain Items of REMIC
         Income and Expense ...................   83
      Limitations on Offset or Exemption of
         REMIC Income .........................   83
      Tax-Related Restrictions on Transfer
         of Residual Certificates .............   84
      Sale or Exchange of a Residual
         Certificate ..........................   87
      Mark to Market Regulations ..............   88
   Taxes That May Be Imposed on the
      REMIC Pool ..............................   88

   Prohibited Transactions .....................    88
   Contributions to the REMIC Pool After
      the Startup Day ..........................    89
   Net Income from Foreclosure Property ........    89
   Liquidation of the REMIC Pool ...............    89
   Administrative Matters ......................    90
   Limitations on Deduction of Certain
      Expenses .................................    90
   Taxation of Certain Foreign Investors .......    90
      Regular Certificates .....................    90
      Residual Certificates ....................    91
      Backup Withholding .......................    91
      Reporting Requirements ...................    92
   Federal Income Tax Consequences for
      Certificates as to Which no REMIC
      Election is Made .........................    93
      Standard Certificates ....................    93
      General ..................................    93
      Tax Status ...............................    93
      Premium and Discount .....................    94
      Recharacterization of Servicing Fees .....    95
      Sale or Exchange of Standard
         Certificates ..........................    95
   Stripped Certificates .......................    96
      General ..................................    96
      Status of Stripped Certificates ..........    97
      Taxation of Stripped Certificates ........    97
   Reporting Requirements and Backup
      Withholding ..............................    99
   Taxation of Certain Foreign Investors .......    99
STATE AND OTHER TAX
   CONSIDERATIONS ..............................   100
CERTAIN ERISA CONSIDERATIONS ...................   100
   General .....................................   100
   Plan Asset Regulations ......................   101
   Administrative Exemptions ...................   101
   Insurance Company General Accounts ..........   101
   Unrelated Business Taxable Income;
      Residual Certificates ....................   102
LEGAL INVESTMENT ...............................   102
METHOD OF DISTRIBUTION .........................   105
INCORPORATION OF CERTAIN
   INFORMATION BY REFERENCE ....................   106
LEGAL MATTERS ..................................   106
FINANCIAL INFORMATION ..........................   106
RATING .........................................   106
INDEX OF PRINCIPAL DEFINITIONS .................   108

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates.........   Mortgage pass-through certificates, issuable
                                 in series.

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation.

Master Servicer...............   The master servicer, if any, for a series of
                                 certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor or a special servicer.

Special Servicer..............   One or more special servicers, if any, for a
                                 series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer.

Trustee.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

The Trust Assets..............   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. Mortgage Assets............   The mortgage assets with respect to each
                                 series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                                 o residential properties consisting of five or
                                   more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

                                 o office buildings, shopping centers, retail
                                   stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

                                 If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. No one will guarantee the mortgage loans, unless otherwise provided in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                                 As described in the related prospectus
                                 supplement, a mortgage loan:

                                 o may provide for no accrual of interest or for
                                   accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

                                 o may provide for level payments to maturity
                                   or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

                                 o may be fully amortizing or partially
                                   amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

                                 o may prohibit prepayments over its term or
                                   for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments; and

                                 o may provide for payments of principal,
                                   interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

                                 Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

                                 If specified in the related prospectus
                                 supplement, the mortgage assets with respect to a series of certificates may also include, or consist of:

                                 o private mortgage participations, mortgage
                                   pass-through certificates or other
                                   mortgage-backed securities; or

                                 o Certificates insured or guaranteed by any of
                                   the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the

                                   Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation.

                                 Each of the above mortgage assets will
                                 evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See "Description of the Trust Funds--MBS" in this prospectus.

B. Certificate Account .......   Each trust fund will include one or more
                                 certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See
                                 "Description of the Trust Funds--Certificate
                                 Accounts" and "Description of the Pooling
                                 Agreements--Certificate Account" in this prospectus.

C. Credit Support ............   If so provided in the related prospectus
                                 supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See "Risk
                                 Factors--Credit Support May Not Cover Losses,"
                                 "Description of the Trust Funds--Credit
                                 Support" and "Description of Credit Support" in this prospectus.

D. Cash Flow Agreements.......   If so provided in the related prospectus
                                 supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the 3 effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See
                                 "Description of the Trust Funds--Cash Flow
                                 Agreements" in this prospectus.

Description of Certificates...   We will offer certificates in one or more
                                 classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                                 As described in the related prospectus
                                 supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

                                 o are senior or subordinate to one or more
                                   other classes of certificates in entitlement to certain distributions on the certificates;

                                 o are principal-only certificates entitled to
                                   distributions of principal, with
                                   disproportionately small, nominal or no
                                   distributions of interest;

                                 o are interest-only certificates entitled to
                                   distributions of interest, with
                                   disproportionately small, nominal or no
                                   distributions of principal;

                                 o provide for distributions of interest on, or
                                   principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

                                 o provide for distributions of principal of the
                                   certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                 o provide for controlled distributions of
                                   principal to be made based on a specified schedule or other methodology, subject to available funds; or

                                 o provide for distributions based on
                                   collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

                                 Each class of certificates, other than
                                 interest-only certificates and residual
                                 certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                                 The certificates will not be guaranteed or insured by anyone, unless otherwise provided in the related prospectus supplement. See "Risk Factors--The Assets of the Trust Fund may not be Sufficient to Pay Your Certificates" and "Description of the Certificates" in this prospectus.


Distributions of Interest on the
 Certificates ................   Interest on each class of offered
                                 certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time.
                                 Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred.
                                 Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See "Risk
                                 Factors--Prepayment of the Mortgage Assets will Affect the Timing of Your Cash Flow and
                                 May Affect Your Yield"; "Risks Relating to
                                 Prepayments and Repurchases" "Yield and
                                 Maturity Considerations" and "Description of the Certificates--Distributions of Interest on the Certificates" in this prospectus.


Distributions of Principal of
 the Certificates ............   Each class of certificates of each series,
                                 other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance.
                                 The principal balance of a class of
                                 certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                                 Distributions of principal with respect to one or more classes of certificates may:

                               o be made at a rate that is faster, and, in some
                                 cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                               o or may be made at a rate that is slower, and,
                                 in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                               o not commence until the occurrence of certain
                                 events, such as the retirement of one or more other classes of certificates of the same series;

                               o be made, subject to certain limitations, based
                                 on a specified principal payment schedule resulting in a controlled amortization class of certificates; or

                               o be contingent on the specified principal
                                 payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

                                 Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class. See "Description of the Certificates--Distributions of Principal on the Certificates" in this prospectus.

Advances......................   If provided in the related prospectus
                                 supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See
                                 "Description of the Certificates--Advances in
                                 Respect of Delinquencies" in this prospectus.

Termination...................   If so specified in the related prospectus
                                 supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement.
                                 If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement.
                                 See "Description of the
                                 Certificates--Termination" in this prospectus.

Registration of Book-Entry
 Certificates ................   If so provided in the related prospectus
                                 supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The
                                 Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See
                                 "Risk Factors--Book-Entry System for Certain
                                 Classes May Decrease Liquidity and Delay
                                 Payment" and

                                 "Description of the Certificates--Book-Entry
                                 Registration and Definitive Certificates" in this prospectus.


Certain Federal Income Tax
 Consequences.................   The federal income tax consequences to
                                 certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code.
                                 The prospectus supplement for each series of certificates will specify whether one or more
                                 REMIC elections will be made. See "Certain
                                 Federal Income Tax Consequences" in this prospectus.

Certain ERISA Considerations...  If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code. See "Certain ERISA Considerations" in this prospectus and "ERISA Considerations" in the related prospectus supplement.

Legal Investment..............   The applicable prospectus supplement will
                                 specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability and consequences to you of the purchase, ownership and sale of the offered certificates. See "Legal Investment" in this prospectus and in the related prospectus supplement.

Rating........................   At their dates of issuance, each class of
                                 offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See
                                 "Rating" in this prospectus and "Ratings" in the related prospectus supplement.

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR CHARACTERISTICS

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

    o The perceived liquidity of the certificates;

    o The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

    o The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and


    o The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

     Unless otherwise specified in the related prospectus supplement,

    o The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

    o The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.


PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

    o A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

    o A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

    o principal prepayments on the related mortgage loans will be made;

    o the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

    o the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON YOUR CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one- to-four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

    o Changes in general or local economic conditions and/or specific industry segments;

    o Declines in real estate values;

    o Declines in rental or occupancy rates;

    o Increases in interest rates, real estate tax rates and other operating expenses;

    o Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

    o Acts of God; and

    o Other factors beyond the control of a master servicer or special servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

    o Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

    o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

    o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

    o Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

    o Construction of competing hotels or resorts;

    o Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

    o Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

    o Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.


BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

    o The value of the related mortgaged property;

    o The level of available mortgage interest rates at the time of sale or refinancing;

    o The borrower's equity in the related mortgaged property;

    o The financial condition and operating history of the borrower and the related mortgaged property;

    o Tax laws and rent control laws, with respect to certain residential properties;

    o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

    o Prevailing general economic conditions; and

    o The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.


CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risk," "Description of the Certificates" and "Description of Credit Support" in this prospectus.


ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.


FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED
PROPERTIES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

    o operating the properties;

    o providing building services;

    o establishing and implementing the rental structure;

    o managing operating expenses;

    o responding to changes in the local market; and

    o advising the mortgagor with respect to maintenance and capital improvements.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A MORTGAGED PROPERTY

     Several states (including California) have laws that prohibit more than one "one action" to enforce a mortgage obligation, and some courts have construed the term "one action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

     If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

PROPERTY INSURANCE

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

    o fire;

    o lightning;

    o explosion;

    o smoke;

    o windstorm and hail; and

    o riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling Agreements--Hazard Insurance Policies" in this prospectus.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

    o generally, will not be subject to offset by losses from other activities;

    o if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

    o if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in this prospectus.


BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

    o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

    o reduce monthly payments due under a mortgage loan;

    o change the rate of interest due on a mortgage loan; or

    o otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

    o the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;


    o your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

    o your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

    o you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the Trust Funds--Mortgage Loans--General" in this prospectus.

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of:

     1. various types of multifamily or commercial mortgage loans,

     2. mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

     3. a combination of mortgage loans and MBS.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

    o Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

    o Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

    o non-cash items such as depreciation and amortization,

    o capital expenditures, and

    o debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

    o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

    o the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

   (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

   (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

    o the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

    o the cost replacement method which calculates the cost of replacing the property at that date,

    o the income capitalization method which projects value based upon the property's projected net cash flow, or

    o upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have Risks that May Affect Payments on Your Certificates" and "--Borrowers May Be Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan:

    o will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

    o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

    o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

    o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

    o may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

    o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

    o the type or types of property that provide security for repayment of the mortgage loans,

    o the earliest and latest origination date and maturity date of the mortgage loans,

    o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

    o the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

    o the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

    o with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

    o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

    o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

    o the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

     MBS may include:

    o private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

    o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

    o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

    o the original and remaining term to stated maturity of the MBS, if applicable,

    o the pass-through or bond rate of the MBS or the formula for determining the rates,

    o the payment characteristics of the MBS,

    o the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

    o a description of the credit support, if any,

    o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

    o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

    o the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and

    o the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and "Description of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayment of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

     o  the availability of mortgage credit,

     o the relative economic vitality of the area in which the Mortgaged Properties are located,

     o  the quality of management of the Mortgaged Properties,

     o  the servicing of the mortgage loans,

     o  possible changes in tax laws and other opportunities for investment,

     o  the existence of Lock-out Periods,

     o requirements that principal prepayments be accompanied by Prepayment Premiums, and

     o  by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

    1. amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

    2.  Excess Funds, or

    3.  any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                 THE DEPOSITOR

     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 834-9299. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of Trust Assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

     o are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates may be Limited Because of Their Characteristics" and "--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in this prospectus.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual Certificates"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

    1. based on the principal balances of some or all of the mortgage assets in the related trust fund,

    2. equal to the principal balances of one or more other classes of certificates of the same series, or

    3. an amount or amounts specified in the applicable prospectus supplement.

     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
        (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

     o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

     o if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and "--Resignation and Removal of the Trustee" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

     o the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records.

The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

     o the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to those certificates.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, Attention: President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

     o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o  the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the

Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

    1. the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

    2.  applicable law, and

    3. the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

    1. all payments on account of principal, including principal prepayments, on the mortgage loans;

    2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

    3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

    4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

    5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus;

    6. any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

    7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

    8. any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

    9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

    10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

    11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

    12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

    1. to make distributions to the certificateholders on each distribution date;

    2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

    3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

    4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

    5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

    6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

    7. if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

    8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

    9. if described in the related prospectus supplement, to pay the fees of trustee;

    10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Trustee" in this prospectus;

    11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

    12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

    13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

    14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

    15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

    16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

    17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

    18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

    19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans" in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.

EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.

AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

    1.  to cure any ambiguity,

    2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

    3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

    4.  to comply with any requirements imposed by the Code, or

    5.  for any other purpose specified in the related prospectus supplement;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

    1. reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

    2. adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

    3. modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

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

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or


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

proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

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

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

    o the nature and amount of coverage under the credit support,

    o any conditions to payment under the credit support not otherwise described in this prospectus,

    o any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

    o the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

    o a brief description of its principal business activities;

    o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

    o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

    o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover Losses" in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.


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

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be


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

deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

GENERAL

     Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is


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

a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws" below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure


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

pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's


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

expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior

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

mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto,


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

allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. If this is done the full amount due under the original loan may never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the


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Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower,


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or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.


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ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (also known as "CERCLA") and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

    o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

    o may result in a release or threatened release of any hazardous material, or

    o may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.


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

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.


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

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this


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type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

   1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

   2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum


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

extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.


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            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

   1. the making of an election,

   2. compliance with the Pooling Agreement and any other governing documents and

   3. compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code,

each REMIC Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be "qualified mortgages" for another REMIC for purposes of


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Code Section 860G(a)(3) and "permitted assets" for a financial asset securitization investment trust for purposes of Section 860L(c). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

   1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

   2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

    o a mortgage in default or as to which default is reasonably foreseeable,

    o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,


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    o a mortgage that was fraudulently procured by the mortgagor, and

    o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with


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multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General.

     A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

     Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to


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

which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The

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Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

   1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

   2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

   1. the yield to maturity of the Regular Certificate at the issue date,

   2. events (including actual prepayments) that have occurred prior to the end of the accrual period, and

   3. the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount


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determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

     Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

     Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

   1. the issue price does not exceed the original principal balance by more than a specified amount, and

   2. the interest compounds or is payable at least annually at current values of

       (a)   one or more "qualified floating rates,"

       (b)   a single fixed rate and one or more qualified floating rates,


       (c)   a single "objective rate," or

       (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the


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

highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

     Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

     Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in


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

a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium.

     A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being


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

treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

     Sale or Exchange of Regular Certificates.

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

   1. if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

   2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

   3. to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Investors that recognize a loss on a sale or exchange of the Regular Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter


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

ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

   1. the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

   2. all bad loans will be deductible as business bad debts, and

   3. the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return.

     Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferee of noneconomic REMIC residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

     If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of the Residual Certificates. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

     Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.


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

     Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under "--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

     Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess


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

inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays


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

income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes:

   1. "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

   2. "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

   3. an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, as amended July 19, 2002, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

   (i) the present value of any consideration given to the transferee to acquire the interest;

   (ii) the present value of the expected future distributions on the interest; and

   (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

     The assets test is satisfied if (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Proposed Treasury regulations released on July 18, 2003 addressed the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption disclosed in the applicable prospectus supplement. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under


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"--Taxation of Residual Certificates--Basis and Losses" above, in the Residual
Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

     Mark to Market Regulations.

     The IRS has issued regulations, the "Mark to Market Regulations," under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

   1.  the disposition of a qualified mortgage other than for:

       (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

       (b) foreclosure, default or imminent default of a qualified mortgage,

       (c)   bankruptcy or insolvency of the REMIC Pool, or


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       (d)  a qualified (complete) liquidation,

   2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

   3.  the receipt of compensation for services or

   4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

   1. during the three months following the Startup Day,

   2. made to a qualified reserve fund by a Residual Certificateholder,

   3. in the nature of a guarantee,

   4. made to facilitate a qualified liquidation or clean-up call, and

   5. as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.


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ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code
Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

     Regular Certificates.

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be


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considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and
(2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The IRS has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

     Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under


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Code Section 3406 at a current rate of 28% (which rate will be increased to 31%
commencing after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

     The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Status of REMIC Certificates" above.


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              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                      TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act"). As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--Stripped Certificates" and "--Recharacterization of Servicing Fees," below.

Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

   1. Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans....secured by


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       an interest in real property which is . . . residential real property"
       within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

   2. Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
       Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

   3. Standard Certificate owned by a REMIC will be considered to represent an "obligation...which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

   4. Standard Certificate owned by a financial asset securitization investment trust will be considered to represent "permitted assets" within the meaning of Code Section 860L(c).

Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium" above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates-- Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual


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methods described there will not apply and it is unclear whether a Prepayment
Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is

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

held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Investors that recognize a loss on a sale or exchange of the Standard Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

   1. we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

   2. the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
       Certificates--Recharacterization of Servicing Fees" above), and

   3. certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the


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treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under
Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped Certificates--Possible Alternative Characterizations" below, the OID
Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue

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discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Investors that recognize a loss on a sale or exchange of the Stripped Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.


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

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

   1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

   2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

   3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28.0% (which rate will be increased to 31% commencing after 2010) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold


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

tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" above.

                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                         CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve


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as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

     Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such


                                      101
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as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c) Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest

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

rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens on real estate and originated by certain types of originators specified in SMMEA. The appropriate characterization of those certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                            METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

   1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

   2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

   3.  through direct offerings by the Depositor

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration Statement") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York or such other counsel as may be specified in the applicable prospectus supplement.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS




                                           PAGE
                                          -----
1998 Policy Statement .................    104
401(c) Regulations ....................    102
Accrual Certificates ..................     35
Accrued Certificate Interest ..........     35
ADA ...................................     68
Amendments ............................    101
ARM Loans .............................     24
Available Distribution Amount .........     34
Bankruptcy Code .......................     60
Book-Entry Certificates ...............     34
Cash Flow Agreement ...................     26
CERCLA ................................     65
Certificate Owner .....................     41
certificateholder .....................     69
Code ..................................     39
Cooperatives ..........................     21
CPR ...................................     30
Debt Service Coverage Ratio ...........     22
defective obligation ..................     71
Definitive Certificates ...............     34
Depositor .............................     21
Determination Date ....................     27
Direct Participants ...................     40
Disqualified Organization .............     85
Distribution Date Statement ...........     38
DOL ...................................    101
DTC ...................................     34
Due Dates .............................     23
Due Period ............................     27
EDGAR .................................    106
electing large partnership ............     85
Equity Participation ..................     24
Event of Default ......................     51
Excess Funds ..........................     33
excess servicing ......................     95
Exemptions ............................    101
FAMC ..................................     25
FHLMC .................................     25
FNMA ..................................     25
foreclosure ...........................     62
Garn Act ..............................     66
GNMA ..................................     25
holder ................................     69
Indirect Participants .................     40
Insurance and Condemnation
   Proceeds ...........................     46
L/C Bank ..............................     56
Liquidation Proceeds ..................     46


                                           PAGE
                                          -----
Loan-to-Value Ratio ...................     23
Lock-out Date .........................     24
Lock-out Period .......................     24
market discount .......................     77
MBS ...................................     21
MBS Agreement .........................     25
MBS Issuer ............................     25
MBS Servicer ..........................     25
MBS Trustee ...........................     25
Mortgage Asset Seller .................     21
Mortgage Notes ........................     21
Mortgaged Properties ..................     21
Mortgages .............................     21
NCUA ..................................    103
Net Leases ............................     22
Net Operating Income ..................     22
Nonrecoverable Advance ................     37
Non-SMMEA Certificates ................    102
Non-U.S. Person .......................     90
OCC ...................................    103
OID Regulations .......................     73
OTS ...................................    104
Participants ..........................     40
Parties in Interest ...................    100
Pass-Through Entity ...................     85
Permitted Investments .................     45
Plans .................................    100
Pooling Agreement .....................     42
prepayment ............................     30
Prepayment Assumption .................     74
prepayment collar .....................     30
Prepayment Interest Shortfall .........     27
Prepayment Premium ....................     24
PTCE ..................................    101
Random Lot Certificates ...............     73
Record Date ...........................     35
Reform Act ............................     73
Registration Statement ................    106
Regular Certificateholder .............     73
Regular Certificates ..................     70
Related Proceeds ......................     37
Relief Act ............................     68
REMIC .................................      8
REMIC Certificates ....................     70
REMIC Pool. ...........................     70
REMIC Regulations .....................     69
REO Property ..........................     44
Residual Certificateholders ...........     80

                                        PAGE
                                       -----
Residual Certificates ..............     35
secured-creditor exemption .........     65
Securities Act .....................    105
Senior Certificates ................     34
Servicing Standard .................     44
Similar Law ........................    100
SMMEA ..............................    102
SPA ................................     30
Standard Certificateholder .........     93
Standard Certificates ..............     93


                                        PAGE
                                       -----
Startup Day ........................     71
Stripped Certificateholder .........     97
Subordinate Certificates ...........     34
Sub-Servicing Agreement ............     45
Title V ............................     67
Treasury ...........................     69
U.S. Person ........................     87
Value ..............................     23
Warranting Party ...................     43

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





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










     The attached diskette contains a Microsoft Excel1, Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCC 2003-CIBC7.xls." It provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in the prospectus supplement and in Annex A-1, Annex A-2, Annex B, Annex C and Annex D to the prospectus supplement. Defined terms used in the Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in the prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption "Description of the Mortgage Pool" in the prospectus supplement and in Annex A-1, Annex A-2, Annex B, Annex C and Annex D to the prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.


---------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

      YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

      WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                       ------------------

                       TABLE OF CONTENTS

                    PROSPECTUS SUPPLEMENT

 Summary of Certificates ..........................   S-7
 Summary of Terms .................................   S-9
 Risk Factors .....................................  S-31
 Description of the Mortgage Pool .................  S-63
 Description of the Certificates ..................  S-91
 Servicing of the Mortgage Loans .................. S-125
 Yield and Maturity Considerations ................ S-149
 Certain Federal Income Tax Consequences .......... S-158
 Method of Distribution ........................... S-159
 Legal Matters .................................... S-160
 Ratings .......................................... S-160
 Legal Investment ................................. S-161
 Certain ERISA Considerations ..................... S-161
 Index of Principal Definitions ................... S-164

                       PROSPECTUS

  Summary of Prospectus ...........................     1
  Risk Factors ....................................     9
  Description of the Trust Funds ..................    21
  Yield and Maturity Considerations ...............    27
  The Depositor ...................................    33
  Use of Proceeds .................................    33
  Description of the Certificates .................    34
  Description of the Pooling Agreements ...........    42
  Description of Credit Support ...................    55
  Certain Legal Aspects of Mortgage Loans .........    57
  Certain Federal Income Tax Consequences .........    69
  State and Other Tax Considerations ..............   100
  Certain ERISA Considerations ....................   100
  Legal Investment ................................   102
  Method of Distribution ..........................   105
  Incorporation of Certain Information by
    Reference .....................................   106
  Legal Matters ...................................   106
  Financial Information ...........................   106
  Rating ..........................................   106
  Index of Principal Definitions ..................   108


      DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL MARCH 3, 2004.

================================================================================

================================================================================


                                  $895,183,000
                                 (APPROXIMATE)


     [J.P. MORGAN CHASE LOGO OMITTED]
                               J.P. MORGAN CHASE
                              COMMERCIAL MORTGAGE
                               SECURITIES CORP.


                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES
                               SERIES 2003-CIBC7


                   Class A-1 Certificates          $ 71,500,000
                   Class A-2 Certificates          $150,000,000
                   Class A-3 Certificates          $191,758,000
                   Class A-4 Certificates          $390,000,000
                   Class B Certificates            $ 34,689,000
                   Class C Certificates            $ 13,875,000
                   Class D Certificates            $ 27,751,000
                   Class E Certificates            $ 15,610,000

             -----------------------------------------------------

                    P R OS P E C T U S   S U P P L E ME N T

             -----------------------------------------------------


                                    JPMORGAN
                               CIBC WORLD MARKETS
                             RBS GREENWICH CAPITAL
                                    WACHOVIA


                               NOVEMBER 25, 2003

================================================================================